UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 2)

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Under Rule 14a-12

UNION STREET ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: All of the issued and outstanding shares of capital stock of Archway Marketing Services, Inc. and 100% of the membership interests of Razor Business Strategy Consultants LLC.

(2)	Aggregate number of securities to which transaction applies: Acquisition of all outstanding securities of Archway Market Services, Inc. and all outstanding membership interests of Razor Business Strategy Consultants LLC.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The proposed maximum value of the transaction was based upon the sum of (i) $100,300,000 in cash and (ii) 1,315,789 shares of Union Street common stock, $0.0001 par value per share, multiplied by $7.60 per share. The filing fee was determined by multiplying the proposed maximum value of the transaction by .00003930.

(4)	Proposed maximum aggregate value of transaction: $110,300,000

(5)	Total fee paid: $4,334.79

Fee paid previously with preliminary materials

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

UNION STREET ACQUISITION CORP.
102 South Union Street
Alexandria, VA 22314

To the Stockholders of Union Street Acquisition Corp. (‘‘Union Street’’):

You are cordially invited to attend a special meeting of the stockholders of Union Street Acquisition Corp., or Union Street, a Delaware corporation, which will be held at 10:00 a.m., Eastern Time, on                 , 2008, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., the Chrysler Center, 666 Third Avenue, New York, New York, 10017 (the ‘‘Special Meeting’’).

At this important meeting, you will be asked to consider and vote upon a proposal to approve the following proposals:

•	the acquisition proposal – to approve both of (i) the Stock Purchase Agreement (‘‘Archway Purchase Agreement’’), dated as of February 26, 2008, by and among Union Street, Argenbright, Inc., a Georgia corporation (‘‘Argenbright’’), and Archway Marketing Services, Inc., a Delaware corporation (‘‘Archway’’), pursuant to which Union Street will purchase from Argenbright all of the issued and outstanding shares of capital stock of Archway, upon terms and subject to the conditions set forth in the Archway Purchase Agreement (the ‘‘Archway Acquisition’’) and (ii) the Membership Interest Purchase Agreement (the ‘‘Razor Purchase Agreement’’), dated as of February 26, 2008, by and among Union Street, Razor Business Strategy Consultants LLC, a Texas limited liability company (‘‘Razor’’), and the members of Razor (the ‘‘Sellers’’) pursuant to which Union Street will purchase from the Sellers 100% of the membership interests in Razor, upon terms and subject to the conditions set forth in the Razor Purchase Agreement (the ‘‘Razor Acquisition’’) (the Archway Acquisition and the Razor Acquisition are collectively referred to as the ‘‘Acquisitions’’ and the proposal to approve the Acquisitions is referred to herein as the ‘‘Acquisition Proposal’’ or ‘‘Proposal 1’’);

•	the stock plan proposal – to approve the adoption of the Union Street 2008 Employee, Director and Consultant Stock Plan (the ‘‘Plan’’) pursuant to which Union Street will reserve up to 1,500,000 shares of common stock for issuance pursuant to the Plan (the ‘‘Plan Proposal’’ or ‘‘Proposal 2’’);

•	the amendment to the certificate of incorporation proposal – to approve an amendment to Union Street’s amended and restated certificate of incorporation, or certificate of incorporation, to (i) change Union Street’s name from ‘‘Union Street Acquisition Corp.’’ to ‘‘[ ]’’; and (ii) remove Article Five entirely from Union Street’s certificate of incorporation from and after the closing of the Acquisitions, as these provisions will no longer be applicable to Union Street (the ‘‘Amendment Proposal’’ or ‘‘Proposal 3’’); and

•	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The board of directors of Union Street has fixed the close of business on                  , 2008, as the record date (the ‘‘Record Date’’) for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. A list of stockholders as of the Record Date entitled to vote at the Special Meeting will be open to the examination of any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours for a period of ten calendar days before the Special Meeting at Union Street’s offices at 102 South Union Street, Alexandria, Virginia, 22314 and at the time and place of the Special Meeting during the duration of the Special Meeting. On the Record Date, there were [          ] outstanding shares of Union Street common stock.

Proposal 1 will be approved if: (a) a majority of the shares voted by public stockholders vote in favor of the Acquisition Proposal; and (b) no more than 19.99999% of the public shares (or 2,499,999 shares of common stock) vote against both the Acquisition Proposal and properly exercise their conversion rights. Note that the acquisitions of Archway and Razor are each conditioned upon the approval of the other and we will not consummate either acquisition unless the acquisition of both are able to be consummated.

Proposal 2 will be approved if a majority of the shares of Union Street’s common stock issued and outstanding as of the Record Date that are present or represented at the meeting vote in favor of Proposal 2.

Proposal 3 will be approved if a majority of the shares of Union Street’s common stock issued and outstanding as of the Record Date that are present or represented at the meeting vote in favor of Proposal 3.

Each public stockholder has the right to vote against the Acquisition Proposal and, at the same time, demand that Union Street convert such stockholder’s shares into cash in an amount equal to a pro rata portion of the amount held in the trust account, including deferred underwriting discounts and commissions deposited and interest earned on amounts held in the trust account (net of taxes payable on such interest), which amount as of June 30, 2008 was equal to $8.05 per share. If the Acquisitions are not completed, then your shares will not be converted at that time, even if you so demanded. Union Street’s founding stockholders, including all of its directors and officers and their affiliates and related parties, who purchased shares of common stock prior to or in Union Street’s initial public offering, presently own an aggregate of approximately 20% of the outstanding shares of common stock, and all of these stockholders have agreed to vote all of their shares of common stock in the same way as the majority of the shares of common stock voted by the public stockholders with respect to approval of the Acquisition Proposal.

Each of Proposals 2 and 3 are conditioned upon the approval of both Acquisitions and, in the event the Acquisition Proposal does not receive the necessary vote, then Union Street will not complete any of the transactions identified in any of the proposals. In the event none of the transactions are undertaken, it is unlikely that Union Street will have sufficient time and resources to look for another suitable acquisition target and will most likely have to liquidate the trust.

Union Street’s shares of common stock, warrants and units are listed on the American Stock Exchange under the symbols USQ, USQ-WS and USQ-U, respectively. On July 11, 2008, the closing price of the common stock was $7.77.

After careful consideration of the terms and conditions of the proposed Acquisitions, the adoption of a stock plan, and the amendment to the certificate of incorporation, the board of directors of Union Street has determined that such proposals and the transactions contemplated thereby are fair to and in the best interests of Union Street and its stockholders. In making this determination, the board of directors of Union Street has received an opinion from Ladenburg Thalmann & Co. Inc., or Ladenburg, to the effect that the Archway Consideration and the Razor Consideration, independently and as a whole, is fair, from a financial point of view, to our stockholders, and the combined fair market value of Archway and Razor is at least equal to 80% of our trust account. The board of directors of Union Street unanimously recommends that you vote or give instruction to vote: (i) ‘‘FOR’’ the Acquisition Proposal; (ii) ‘‘FOR’’ the Plan Proposal; and (iii) ‘‘FOR’’ the Amendment Proposal all as described in Proposals 1, 2, and 3, respectively.

Enclosed is a notice of Special Meeting and proxy statement containing detailed information concerning the Acquisitions, the adoption of the Plan and the amendment to the certificate of incorporation. Whether or not you plan to attend the Special Meeting, we urge you to read this material carefully. I look forward to seeing you at the meeting.

Sincerely,

A. Clayton Perfall
Chairman of the Board,
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, SINCE IT IS NOT AN AFFIRMATIVE VOTE IN FAVOR OF A RESPECTIVE PROPOSAL, IT (I) WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ACQUISITION PROPOSAL BUT WILL NOT ENTITLE YOU TO CONVERT YOUR SHARES INTO A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF UNION STREET’S INITIAL PUBLIC OFFERING ARE HELD, UNLESS AN AFFIRMATIVE ELECTION VOTING AGAINST THE ACQUISITION PROPOSAL IS MADE AND AN AFFIRMATIVE ELECTION TO CONVERT SUCH SHARES OF COMMON STOCK IS MADE ON THE PROXY CARD, (II) WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PLAN PROPOSAL, AND (III) WILL BE TREATED AS A VOTE AGAINST THE AMENDMENT PROPOSAL.

SEE THE SECTION TITLED ‘‘RISK FACTORS’’ BEGINNING ON PAGE 46 FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE ACQUISITIONS SINCE, UPON CONSUMMATION OF THE ACQUISITIONS, THE OPERATIONS AND ASSETS OF UNION STREET WILL LARGELY BE THOSE OF BOTH ARCHWAY AND RAZOR.

This proxy statement incorporates important business and financial information about Union Street, Archway and Razor that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request. The request should be sent to: Brian H. Burke, 102 South Union Street, Alexandria, Virginia, 22314. Additional information about Union Street can be found on Union Street’s website at http://www.unionstreetcorp.com. Additional information about Archway can be found on Archway’s website at http://www.archway.com and about Razor at Razor’s website at www.razordriven.com.

This proxy statement is available at http://www.sec.gov.

To obtain timely delivery of requested information, security holders must request the information no later than five days before the date they submit their proxies or attend the Special Meeting. The latest date to request the information to be received timely is [                 ], 2008.

We are soliciting the proxy represented by the enclosed proxy card on behalf of the board of directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing our proxy materials, our officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We have requested brokers, banks and nominees to forward proxy materials to the beneficial owners of our common stock.

This proxy statement is dated [            ]     , 2008 and is first being mailed to Union Street stockholders on or about [                 ], 2008.

UNION STREET ACQUISITION CORP.
102 South Union Street
Alexandria, VA 22314

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [                     ], 2008

TO THE STOCKHOLDERS OF UNION STREET ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Union Street Acquisition Corp., a Delaware corporation, will be held at 10:00 a.m. Eastern Time, on [                     ], 2008, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., the Chrysler Center, 666 Third Avenue, New York, New York, 10017, for the following purposes:

•	the acquisition proposal – to approve both of (i) the Stock Purchase Agreement (‘‘Archway Purchase Agreement’’), dated as of February 26, 2008, by and among Union Street, Argenbright, Inc., a Georgia corporation (‘‘Argenbright’’), and Archway Marketing Services, Inc., a Delaware corporation (‘‘Archway’’), pursuant to which Union Street will purchase from Argenbright all of the issued and outstanding shares of capital stock of Archway, upon terms and subject to the conditions set forth in the Archway Purchase Agreement (the ‘‘Archway Acquisition’’) and (ii) the Membership Interest Purchase Agreement (the ‘‘Razor Purchase Agreement’’), dated as of February 26, 2008, by and among Union Street, Razor Business Strategy Consultants LLC, a Texas limited liability company (‘‘Razor’’), and the members of Razor (the ‘‘Sellers’’) pursuant to which Union Street will purchase from the Sellers 100% of the membership interests in Razor, upon terms and subject to the conditions set forth in the Razor Purchase Agreement (the ‘‘Razor Acquisition’’) (the Archway Acquisition and the Razor Acquisition are collectively referred to as the ‘‘Acquisitions’’ and the proposal to approve the Acquisitions is referred to herein as the ‘‘Acquisition Proposal’’ or ‘‘Proposal 1’’);

•	the stock plan proposal – to approve the adoption of the Union Street 2008 Employee, Director and Consultant Stock Plan (the ‘‘Plan’’) pursuant to which Union Street will reserve up to 1,500,000 shares of common stock for issuance pursuant to the Plan (the ‘‘Plan Proposal’’ or ‘‘Proposal 2’’);

•	the amendment to the certificate of incorporation proposal – to approve an amendment to Union Street’s amended and restated certificate of incorporation, or certificate of incorporation, to (i) change Union Street’s name from ‘‘Union Street Acquisition Corp.’’ to ‘‘[ ]’’ (‘‘Proposal 3’’); and (ii) remove Article Five entirely from Union Street’s certificate of incorporation from and after the closing of the Acquisitions, as these provisions will no longer be applicable to Union Street (the ‘‘Amendment Proposal’’ or ‘‘Proposal 3’’); and

•	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The board of directors of Union Street has fixed the close of business on [                 ], 2008, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only the holders of record of Union Street common stock on that date are entitled to have their votes counted at the Special Meeting and any adjournments or postponements thereof. On the record date, there were [          ] outstanding shares of Union Street common stock.

Union Street will not transact any other business at the Special Meeting, except for business properly brought before the Special Meeting, or any adjournments or postponements thereof, by Union Street’s board of directors.

Your vote is important regardless of the number of shares you own. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special

Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

The board of directors of Union Street unanimously recommends that you vote or give instruction to vote: (i) ‘‘FOR’’ Proposal 1, the Acquisition Proposal; (ii) ‘‘FOR’’ Proposal 2, the Plan Proposal; and (iii) ‘‘FOR’’ Proposal 3, the Amendment Proposal, all as described in Proposals 1, 2, and 3, respectively.

By Order of the Board of Directors,

A. Clayton Perfall
Chairman of the Board,
President and Chief Executive Officer
[                     ], 2008

DEFINITIONS USED FOR EASE OF REFERENCE

Unless otherwise stated, references to the following terms shall have the following meaning:

‘‘Acquisitions’’ means, together, the Archway Acquisition under the Stock Purchase Agreement (‘‘Archway Purchase Agreement’’), dated as of February 26, 2008, by and among Union Street, Argenbright and Archway, pursuant to which Union Street will acquire all of the outstanding common shares of Archway from Argenbright upon the terms and subject to the conditions set forth in the Archway Purchase Agreement and the Razor Acquisition under the Membership Interest Purchase Agreement (the ‘‘Razor Purchase Agreement’’), dated as of February 26, 2008, by and among Union Street, Razor Business Strategy Consultants LLC, a Texas limited liability company (‘‘Razor’’), and the members of Razor (the ‘‘Sellers’’) pursuant to which Union Street will purchase from the Sellers 100% of the membership interests in Razor on the terms and conditions set forth in the Razor Purchase Agreement.

‘‘AHL Services’’means AHL Services, Inc.

‘‘Archway’’ means Archway Marketing Services, Inc.

‘‘Archway Acquisition’’ means the proposed acquisition of Archway under the Stock Purchase Agreement (‘‘Archway Purchase Agreement’’), dated as of February 26, 2008, by and among Union Street, Argenbright and Archway, pursuant to which Union Street will acquire all of the outstanding common shares of Archway from Argenbright upon the terms and subject to the conditions set forth in the Archway Purchase Agreement.

‘‘Archway Consideration’’ means the $80.3 million in cash that Union Street will pay to Argenbright in exchange for all the outstanding shares of Archway.

‘‘Argenbright’’ means Argenbright, Inc.

‘‘Common stock’’ means common stock, par value $.0001 per share, of Union Street and ‘‘shares’’ mean shares of common stock.

‘‘Conversion right’’ means the right, available under our amended and restated certificate of incorporation to a public stockholder who affirmatively votes against the Acquisition Proposal, to convert each of his shares into cash in an amount equal to the conversion price per share, and ‘‘conversion price per share’’ means an amount equal to a portion (pro rated based on the number of public shares outstanding) of the amount held in the trust account, including deferred underwriting discounts and commissions deposited and interest earned on amounts held in the trust account (net of taxes payable on such interest), calculated as of the close of business on the second business day prior to the consummation of the Acquisitions, which conversion will be effected only if the Acquisitions are approved as described in this proxy statement and consummated.

‘‘Debt Financing’’ means the debt financing which we intend to obtain to partially fund the Acquisitions. We have received a loan commitment letter from Bank of America, N.A. (‘‘Bank of America’’) who has committed to provide financing of up to $30.0 million (which may be reduced by an amount by which the amount of our trust account exceeds certain minimums), consisting of a $30.0 million senior secured revolving credit facility (the ‘‘Facility’’) and related fees and expenses subject to borrowing base limitations.

‘‘Dollars’’ mean U.S. dollars.

‘‘Founding stockholders’’ mean persons who held shares immediately prior to our initial public offering (and their family members and companies, partnerships, trusts and other entities established by them for estate and tax planning purposes), and ‘‘founding shares’’ mean shares acquired by founding stockholders prior to our initial public offering (and excluding shares included in the units acquired by them in such offering).

‘‘Liquidation price per share’’ means an amount equal to a portion (pro rated based on the number of public shares outstanding, including for this purpose public shares (but not founding shares) held by the founding stockholders) of the sum of the amount held in the trust account, including deferred underwriting discounts and commissions deposited and interest earned on amounts held in the trust account (net of taxes payable on such interest and the rights of creditors to funds held in the trust account, if any) and our other assets not then held in the trust account.

‘‘Plan’’ means the Union Street 2008 Employee, Director and Consultant Stock Plan.

‘‘Private placement warrants’’ mean warrants sold to our founding stockholders prior to the date of this proxy statement ( ‘‘pre-IPO warrants’’), ‘‘public warrants’’ mean the warrants included in the units sold in our initial public offering and ‘‘warrants’’ mean the private placement warrants and the public warrants.

‘‘Public stockholders’’ mean persons (other than founding stockholders with respect to voting on the Acquisition Proposal) who acquired shares included in the units sold in our initial public offering, whether in such offering or in the open market after such offering, and ‘‘public shares’’ mean shares included in the units sold in such offering, whether the holder thereof acquired such shares in such offering or in the open market after such offering.

‘‘Razor’’ means Razor Business Strategy Consultants LLC.

‘‘Razor Acquisition’’ means the proposed acquisition of Razor, under the Membership Interest Purchase Agreement (the ‘‘Razor Purchase Agreement’’), dated as of February 26, 2008, by and among Union Street, Razor Business Strategy Consultants LLC, a Texas limited liability company (‘‘Razor’’), and the members of Razor (the ‘‘Sellers’’) pursuant to which Union Street will purchase from the Sellers 100% of the membership interests in Razor on the terms and conditions set forth in the Razor Purchase Agreement.

‘‘Razor Consideration’’ means the $20.0 million in cash and 1,315,789 newly issued shares of Union Street common stock, valued at $10.0 million, based on a $7.60 per share value, or an aggregate value of $30.0 million, that Union Street will pay to the Sellers in exchange for 100% of the membership interests of Razor.

‘‘Trust account’’ means the trust account maintained at BlackRock, Inc. by Continental Stock Transfer & Trust Company, as trustee, in which $98.5 million of the proceeds of our initial public offering (or approximately $7.88 per unit sold, including the deferred underwriters’ discount and commissions of $3.7 million) were deposited and will be held (except for that portion of the interest income earned thereon that is disbursed to us to enable us to pay income taxes on such interest income) until the earlier of the consummation of our initial business combination within the time period and on the terms described in our amended and restated certificate of incorporation or, if we fail to consummate such a combination, our dissolution and liquidation as required by our amended and restated certificate of incorporation.

‘‘We,’’ ‘‘us,’’ ‘‘our’’ or ‘‘Union Street’’ mean Union Street Acquisition Corp.

INTRODUCTION

After careful consideration, the board of directors of Union Street has unanimously approved the Acquisitions. If the Acquisition Proposal is not approved by our public stockholders, Union Street will continue to search for a business to acquire. However, if Union Street does not have sufficient time, resources or capital to look for another suitable acquisition target, it may be required to dissolve and liquidate. If the Acquisitions are completed and you vote your shares for the proposals, you will continue to hold the Union Street securities that you currently own. If the Acquisitions are completed but you have voted your shares against the Acquisition Proposal and have properly exercised your conversion rights, your Union Street shares will be cancelled and you will receive cash equal to the conversion price per share, which amount as of June 30, 2008 was equal to $8.05 per share.

Union Street’s common stock, warrants and units are currently listed on the American Stock Exchange under the symbols USQ, USQ-WS and USQ-U, respectively. Union Street’s common stock, warrants and units will continue to be traded on the American Stock Exchange after consummation of the Acquisitions.

We believe that, generally, for U.S. federal income tax purposes, the Acquisitions will have no direct tax effect on stockholders of Union Street. However, if you vote against the Acquisition Proposal and properly convert your shares of Union Street common stock into cash at the conversion price per share, there may be certain tax consequences, such as realizing a gain or loss on your investment in Union Street’s securities. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

This proxy statement provides you with detailed information about the proposed Acquisitions, the proposed Plan, the proposed amendment to the certificate of incorporation and the Special Meeting of stockholders. We encourage you to carefully read this entire document and the documents incorporated by reference, including the Archway Purchase Agreement, the Razor Purchase Agreement, the Commitment Letter from Bank of America, N.A, the Letter Agreement, by and between Union Street Acquisition Corp. and Mr. A. Clayton Perfall, the Archway Escrow Agreement, the Razor Escrow Agreement, the Form of Employment Agreement, the Lock-Up Agreement, the Ladenburg Fairness Opinion, and the Plan attached hereto as Annex A, Annex B, Annex C, Annex D, Annex E, Annex F, Annex G, Annex H, Annex I and Annex J respectively. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 46.

The Acquisitions cannot be completed unless at least a majority of the shares of Union Street’s common stock issued in Union Street’s initial public offering, present in person or by proxy and entitled to vote at the Special Meeting as of [                        ], 2008, approve the Acquisitions, and, no more than 19.99999% of the shares of Union Street’s common stock issued in Union Street’s initial public offering vote against the Acquisition Proposal and elect a cash conversion of their shares. You should also note that the Acquisitions of Archway and Razor are each conditioned upon the approval of the other and we will not consummate either unless both acquisitions are consummated. In addition, the Plan Proposal and the Amendment Proposal will not be implemented unless the Acquisitions are approved.

Your board of directors unanimously approved and declared advisable the Acquisitions, the adoption of the Plan and the amendment to the certificate of incorporation and unanimously recommends that you vote or instruct your vote to be cast ‘‘FOR’’ Proposal 1, the Acquisition Proposal, ‘‘FOR’’ Proposal 2, the Plan Proposal and ‘‘FOR’’ Proposal 3, the Amendment Proposal.

This proxy statement may incorporate important business and financial information about Union Street, Archway and Razor that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request. The request should be sent to:

Brian H. Burke
UNION STREET ACQUISITION CORP.
102 South Union Street
Alexandria, VA 22314

Additional information about Union Street can be found at Union Street’s website at http://www.unionstreetcorp.com. Additional information about Archway can be found on Archway’s website at http://www.archway.com and additional information about Razor can be found on Razor’s website at www.razordriven.com.

To obtain timely delivery of requested information, security holders must request the information no later than five days before the date they submit their proxies or attend the Special Meeting. The latest date to request the information to be received timely is [                         ], 2008.

We are soliciting the enclosed proxy card on behalf of the board of directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, our officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock. [We are paying [            ] approximately $[                ] for solicitation services, which amount includes a $[            ] fixed solicitation fee and a per call fee estimated in the aggregate to be equal to $[        ].]

THIS PROXY STATEMENT IS DATED [             ], 2008, AND IS FIRST BEING MAILED TO UNION STREET STOCKHOLDERS ON OR ABOUT [              ], 2008.

SUMMARY OF THE MATERIAL TERMS OF THE ACQUISITIONS

This summary is being provided to discuss the material terms of the Acquisitions. The terms of the Acquisitions are described in detail elsewhere in this proxy statement. You should carefully read the entire proxy statement and the other documents to which this proxy statement refers you.

Archway

•	Pursuant to the Archway Purchase Agreement, dated as of February 26, 2008, by and among Union Street, Argenbright, and Archway, Union Street will acquire all of the outstanding common shares of Archway through a sale of the shares by Argenbright, the record and beneficial owner of all of the issued and outstanding shares of capital stock of Archway. Under the terms of the Archway Purchase Agreement, Union Street will pay to Argenbright an aggregate purchase price equal to $80,300,000 in cash (the ‘‘Archway Consideration’’). The Archway Purchase Agreement also provides for the delivery of Archway on a debt and cash free basis, with Archway having a minimum working capital position of $12,152,000 adjusted for, among other things, the number of months elapsed in 2008 prior to closing, capital expenditures incurred in 2008 prior to closing, and certain non-operating indebtedness. Of the $80,300,000 in purchase price being paid, $3,000,000 will be reinvested in Union Street’s common stock (See ‘‘Perfall Investment’’ below). At the closing, Argenbright will place $3,950,000 of the cash received by Union Street in escrow for the purpose of satisfying any indemnification obligations of Argenbright. See the section entitled ‘‘The Acquisition Proposal.’’

•	Archway, an indirect subsidiary of AHL Services, Inc. (‘‘AHL Services’’), is a leading provider of marketing operations management solutions. Founded in 1953 and based in Minneapolis, Minnesota, Archway has grown to approximately 620 employees across eight North American facilities and six on-site locations. Archway is primarily focused on the operational components of outsourced marketing services, including program budgeting, logistics management, vendor management, sales portals, inventory management, fulfillment and distribution, customer care and analytics. Archway offers a comprehensive suite of marketing operations solutions to meet the needs of clients across a broad range of industries, including food & beverage, retail, automotive, life sciences, financial services, consumer products, and technology. See the section entitled ‘‘Information about Archway.’’

•	Mr. A. Clayton Perfall, Chairman of the Board of Directors, President and Chief Executive Officer of Union Street, is President, Chief Executive Officer, a director and 4.6% shareholder of AHL Services and also a director and officer of its subsidiaries and accordingly, will be entitled to 4.6% of the distributable proceeds of the Archway Consideration. Mr. Perfall receives no direct or indirect compensation for his role with AHL Services or any of its subsidiaries. Pursuant to a Letter Agreement, dated February 26, 2008, Mr. Perfall has agreed to invest $3.0 million of his proceeds in Union Street common stock, valued at $8.00 per share. The shares will be restricted from disposition or transfer for a period of one year from closing. If mutually agreed upon between a special committee of the board of directors of Union Street and Mr. Perfall, he may fulfill some or all of this obligation by purchasing common stock of Union Street in the open market or in privately negotiated transactions prior to closing of the Acquisitions. In approving the terms of Union Street’s acquisition of Archway, the special committee of the Union Street board of directors required that Mr. Perfall re-invest all of his after-tax proceeds from the sale of Archway in Union Street common stock in order to more closely align his interests with those of Union Street stockholders. Brian H. Burke, our Chief Financial Officer and Treasurer and a member of our board of directors, and Matthew C. Fletchall, our Vice-President of Corporate Development and Secretary, are non-executive officers of AHL Services and certain of its subsidiaries and are not employed nor do they receive any compensation from AHL Services or any of its subsidiaries. Brian H. Burke and Matthew C. Fletchall are 1.4% and 0.5% shareholders of AHL Services, respectively, and are entitled to like percentages of the distributable proceeds of the Archway Consideration. Brian H. Burke is Vice President, Secretary and Treasurer of

Argenbright and Matthew C. Fletchall is Vice President, Secretary and Treasurer of Archway and Vice President of Argenbright. Assuming Archway’s parent distributes $70.0 million of the consideration received at closing (purchase price of $80.3 million less the escrow funds of $4.0 million and less transaction costs and non-distributable amounts of $6.3 million), Messrs. Perfall, Burke and Fletchall would be entitled to receive approximately $3.2 million, $0.9 million and $0.3 million, respectively.

•	Pursuant to the Archway Purchase Agreement, the closing of the Archway Acquisition will take place at a time and date to be specified by the parties, after all other conditions to closing have been satisfied, as described below under ‘‘The Archway Purchase Agreement — Conditions to Closing of the Archway Acquisition’’, unless Union Street, Argenbright and Archway agree to another time.

•	If the Archway Purchase Agreement is terminated because the holders of 19.99999% or more of the number of shares of Union Street’s common stock issued in Union Street’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of Union Street common stock held by them into cash in accordance with Union Street’s certificate of incorporation, Union Street will pay to Argenbright a termination fee equal to the lesser of: (a) $200,000 in cash; and (b) 50% of the funds held by Union Street outside of the trust fund after paying or reserving for all of its costs and expenses through liquidation. See the section entitled ‘‘The Archway Purchase Agreement — Termination Fees.’’

Razor

•	Pursuant to the Razor Purchase Agreement, dated as of February 26, 2008, by and among Union Street, Razor and the Sellers, Union Street will purchase 100% of the membership interests of Razor from the Sellers. Under the terms of the Razor Purchase Agreement, in consideration for the membership interests, subject to adjustment as set forth in the Razor Purchase Agreement, Union Street will pay to the Sellers an aggregate purchase price equal to $30,000,000, consisting of $20,000,000 in cash and 1,315,789 shares of Union Street common stock (the ‘‘Razor Consideration’’). The 1,315,789 shares of Union Street common stock received by the Sellers in the transaction will be restricted from sale, hedge or pledge for two years. The Razor Purchase Agreement also provides for the delivery of Razor on a debt and cash free basis with a minimum working capital position of $1,350,000, adjusted for certain capital expenditures incurred in 2008 prior to closing. Of those shares, 394,736 shares of common stock will be placed in escrow for use in satisfying indemnification obligations of the Sellers. See the section entitled ‘‘The Acquisition Proposal.’’

•	Razor is a privately held, rapidly growing direct and interactive retail marketing agency that uncovers smarter ways for clients to build their businesses. Founded in 2003 and headquartered in Dallas, Texas, Razor has approximately 165 employees and serves leading national marketers that include Domino’s Pizza, Rent-A-Center, GameStop, Baskin-Robbins and Wireless Toyz. Razor is focused on heavy data analytics and program design capabilities, including customer and transaction analytics, such as media mix modeling, segmentation, and ROI analysis, and transaction-level communications, such as database marketing/CRM, direct mail, promotion, web development and digital communications. See the section entitled ‘‘Information about Razor.’’

•	Pursuant to the Razor Purchase Agreement, the closing of the Razor Acquisition will take place at a time and date to be specified by the parties, after all other conditions to closing have been satisfied, as described below under ‘‘The Razor Purchase Agreement — Conditions to Closing of the Razor Acquisition’’, unless Union Street, Razor and the Sellers agree to another time.

•	If the Razor Purchase Agreement is terminated because the holders of 19.99999% or more of the number of shares of Union Street’s common stock issued in Union Street’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of

Union Street common stock held by them into cash in accordance with Union Street’s certificate of incorporation, Union Street will pay to the Sellers a termination fee equal to the lesser of: (a) $200,000 in cash; and (b) 50% of the funds held by Union Street outside of the trust fund after paying or reserving for all of its costs and expenses through liquidation. See the section entitled ‘‘The Razor Purchase Agreement — Termination Fees.’’

Union Street

•	Union Street is a development stage company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses. Its principal executive offices are located in Alexandria, Virginia. See the section entitled ‘‘Information About Union Street.’’

•	To fund the Acquisitions and related fees and expenses, Union Street will use up to $97.3 million of funds from the trust account and up to $30.0 million of the Debt Financing from Bank of America. The Bank of America Facility provides for an interest rate of LIBOR plus an applicable margin based on the consolidated leverage ratio (total funded debt/consolidated EBITDA). If the consolidated leverage ratio is: greater than 2.5:1.0, the applicable margin is 2.5%; greater than 2.0:1.0 and less than 2.5:1.0, the applicable margin is 2.0%; greater than 1.0:1.0 and less than 2.0:1.0, the applicable margin is 1.5%; less than 1.0:1.0, the applicable margin is 1.25%. Union Street also has the option to borrow utilizing a base rate of the Bank of America prime rate plus an applicable margin based on the consolidated leverage ratio. If borrowing under the Bank of America prime rate plus arrangement, the applicable margin is reduced by 1.0% for each of the respective ranges of consolidated leverage ratios. See the section entitled ‘‘The Acquisition Proposal — Acquisition Financing.’’

•	Upon completion of the Acquisitions, Union Street will continue to be managed by A. Clayton Perfall, Chairman of the Board, Chief Executive Officer and President, Brian H. Burke, Chief Financial Officer and Treasurer, and Matthew C. Fletchall, Vice-President of Corporate Development and Secretary. See the section entitled ‘‘Directors And Management Following the Acquisitions.’’

•	The Acquisitions will be approved if (a) a majority of the public shares voted by public stockholders vote in favor of the Acquisition Proposal and (b) no more than 19.99999% of the public shares (or 2,499,999 shares of common stock) vote against the Acquisition Proposal and properly exercise their conversion rights. Note that the acquisitions of Archway and Razor are each conditioned upon the other and we will not consummate either unless both acquisitions are consummated. See the section entitled ‘‘The Acquisition Proposal — Required Vote.’’

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

What is being voted on?

There are three proposals on which you are being asked to vote.

The first proposal is to approve the acquisitions of both Archway, pursuant to the Archway Purchase Agreement, and Razor, pursuant to the Razor Purchase Agreement. Under the terms and conditions of the Archway Purchase Agreement, Union Street will acquire 100% of the issued and outstanding shares of capital stock of Archway from Argenbright, the record and beneficial owner of 100% of the issued and outstanding shares of capital stock of Archway. In consideration, Union Street will pay to Argenbright an aggregate purchase price equal to $80,300,000 in cash. At the closing of the Archway Acquisition, Argenbright will place $3,950,000 of the cash received from Union Street in an escrow account for the purpose of satisfying any indemnification obligations. Under the terms and conditions of the Razor Purchase Agreement, Union Street will purchase 100% of the membership interests of Razor from the Sellers. In consideration, Union Street will pay to the Sellers an aggregate purchase price equal to $30,000,000 consisting of $20,000,000 in cash and 1,315,789 shares of our common stock. Of those shares, 394,736 shares of common stock will be placed in escrow for use in satisfying indemnification obligations. We refer to this proposal as the Acquisition Proposal.

The second proposal is to approve the adoption of the Union Street 2008 Employee, Director and Consultant Stock Plan, or the Plan, pursuant to which 1,500,000 of shares of common stock will be reserved for issuance in accordance with the terms of the Plan. We refer to this proposal as the Plan Proposal.

The third proposal is to approve an amendment to Union Street’s certificate of incorporation to change Union Street’s name to ‘‘[                    ],’’ and to remove Article Five entirely from Union Street’s certificate of incorporation from and after the closing of the Acquisitions, as it will no longer be applicable to Union Street since it relates to the operation of Union Street as a blank check company prior to the consummation of a business combination and will not be applicable upon consummation of the Acquisitions. Article Five contains restrictions on certain activities of Union Street from the consummation of its IPO until the closing of a business combination, including, restrictions on use of the funds in the trust account, the vote required to consummate a business combination, and the election of stockholders to convert their shares of Union Street into a pro rata portion of the trust account. We refer to this proposal as the Amendment Proposal.

It is important for you to note that each of Proposals 2 and 3 are conditioned upon the approval of Proposal 1 and, in the event the Proposal 1 does not receive the necessary vote, then Union Street will not complete any of the transactions identified in any of the proposals. In the event that none of the transactions are undertaken, it is unlikely that Union Street will have sufficient time and resources to look for another suitable acquisition target and will most likely have to liquidate the trust.

Why is Union Street proposing the Acquisitions, the adoption of a stock plan and the amendment to Union Street’s certificate of incorporation?

Union Street is a development stage company formed specifically to acquire one or more operating businesses in the business services industry in North America whose fair market value is equal to at least 80% of the trust balance of Union Street (excluding income taxes payable and $3.7 million of deferred underwriting discounts and commissions) at the time of the execution of the definitive agreements for Archway Acquisition and the Razor Acquisition.

The Union Street board of directors has proposed the Acquisitions of both Archway and Razor because, among other things, they independently represent high quality businesses and, by bringing them under common ownership, we intend to establish a uniquely positioned provider of end-to-end Marketing Operations Management services. In addition, as the management of Union Street intends to continue to be actively involved in managing the combined businesses, these are businesses in an industry in which Union Street management has substantial experience.

The Union Street board of directors considered a wide variety of factors in connection with its evaluation and recommendation to approve the Acquisitions, including, but not limited to, the capital structure and ownership, industries served, enterprise value, historic growth rates, opportunity for margin expansion, extent of recurring revenue, quality and diversity of clients, level of capital expenditures, cash flow generation and opportunity for acceleration at both businesses.

Accordingly, the board of directors believes that the acquisitions of both Archway and Razor will provide Union Street’s stockholders with an opportunity to acquire the respective businesses at attractive values, while participating in the growth potential from combining the two businesses.

The adoption of the stock plan is being undertaken as a condition to the closing of the Acquisitions and is necessary to complete each such acquisition.

The name change and the other amendments to our certificate of incorporation are being undertaken as a result of and in conjunction with the Acquisitions. In the event that the Acquisitions are completed, we will change our name to ‘‘[                ]’’ and because, we will have completed a business combination, the provisions of Article Five in our certificate of incorporation will no longer be applicable to us.

Did Union Street’s board obtain a fairness opinion and an opinion that the fair market value of the targets are at least equal to 80% of Union Street’s trust account in connection with its approval of the Acquisitions?

Yes. Union Street’s board of directors obtained a fairness opinion from Ladenburg that, as of the date of its opinion, and based on conditions that existed as of that date, upon and subject to the considerations described in its opinion and based upon such other matters as Ladenburg considered relevant, (i) the Archway Consideration and the Razor Consideration, independently and as a whole, is fair, from a financial point of view, to our stockholders, and (ii) the combined fair market value of Archway and Razor is at least equal to 80% of our trust account. See ‘‘Ladenburg Fairness Opinion.’’

It is a requirement that the target of Union Street’s initial business combination or combinations have a fair market value equal to at least 80% of Union Street’s trust account at the time of the business combination. Based on the financial analysis of Ladenburg presented to the Union Street board of directors in connection with its approval of the Acquisitions, the Union Street board of directors determined that this requirement will be met. Union Street’s board of directors has determined that the combined fair market value of Archway and Razor is between approximately $108.6 million and approximately $136.8 million. This determination is based on an analysis of Archway’s and Razor’s earnings, as compared to other publicly-traded businesses of a similar nature and the acquisition multiples for other similar transactions that have recently been publicly announced or completed. Union Street estimates that the proceeds in its trust account at the time of the Acquisitions (assuming that no Union Street stockholders vote against the Acquisitions and seek conversion of their Union Street shares into cash) will be approximately $97.3 million, of which 80% is $77.8 million. Accordingly, the Union Street board of directors determined that the requirement that the fair market value of the targets be greater than 80% of the value of Union Street’s trust account will be met.

Does the Union Street’s board of directors recommend voting for the Acquisition Proposal?

Yes. After careful consideration, Union Street’s board has determined that the Acquisitions are in the best interests of Union Street and its stockholders, that the Acquisitions are fair, from a financial point of view, to its stockholders and that each of Archway and Razor combined has a fair market value of at least 80% of the balance of Union Street’s trust account (less the deferred underwriting discounts and commissions and taxes payable). The board unanimously recommends that Union Street stockholders vote ‘‘FOR’’ the Acquisition Proposal. Certain members of the board have interests in the Acquisitions that are different from, or in addition to, your interests as a stockholder. For a description of such interests, please see the section entitled ‘‘The Acquisition Proposal — Interests of Union Street’s Directors and Officers in the Acquisitions’’ and ‘‘Risk Factors — Messrs. Perfall and Burke may have certain conflicts of interest in determining to recommend the Acquisitions because they will not begin to receive compensation as officers and directors of Union Street unless the Acquisitions are consummated.’’

What vote is required in order to approve the Acquisition Proposal?

The Acquisitions will be approved if: (a) a majority of the public shares voted by public stockholders vote in favor of the Acquisition Proposal; and (b) no more than 19.9999% of the public shares (or 2,499,999 shares of common stock) vote against the Acquisition Proposal and properly exercise their conversion rights. Each stockholder has the right to vote against the Acquisitions and, at the same time, demand that Union Street convert such stockholder’s shares into cash at the conversion price per share, which amount as of June 30, 2008 was equal to $8.05 per share.

Note that the acquisitions of Archway and Razor are each conditioned upon the approval of the other and we will not consummate either unless the acquisitions of both is approved.

Union Street’s founding stockholders, including all of its directors and officers and their affiliates and related parties, who purchased shares of common stock prior to or in Union Street’s initial public offering, presently own an aggregate of approximately 20% of the outstanding shares of common stock, and all of these stockholders have agreed to vote all of their shares of common stock in the same way as the majority of the shares of common stock voted by the public stockholders with respect to approval of the Acquisition Proposal.

What vote is required in order to approve the Plan Proposal?

The approval of the adoption of the Plan will require the affirmative vote of a majority of the shares of Union Street’s common stock issued and outstanding as of the Record Date that are present in person or by proxy and entitled to vote at the Special Meeting.

What vote is required in order to approve the Amendment Proposal?

The approval of the amendment to the certificate of incorporation will require the affirmative vote of a majority of the shares of Union Street’s common stock issued and outstanding as of the Record Date.

If I am not going to attend the Union Street Special Meeting in person, should I return my proxy card instead?

Yes. After carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the enclosed proxy card in the return envelope provided herewith as soon as possible, so that your shares may be represented at the Union Street Special Meeting.

If your shares are held in ‘‘street name,’’ which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope or by obtaining a proxy from the record holder authorizing you to vote your shares, attending the Special Meeting in person and voting your shares by submitting a ballot at the meeting.

To ensure your representation at the Special Meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible.

What will happen if I abstain from voting or fail to vote?

An abstention (i) will have the same effect as a vote against the Acquisition Proposal but will not be deemed an election to convert and will not entitle you to convert your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Union Street’s initial public offering are held, unless an affirmative election voting against the proposal is made and an affirmative election to convert such shares of common stock is made on the proxy card, (ii) will have the same effect as a vote against the Plan Proposal, and (iii) will be treated as a vote against the Amendment Proposal.

A failure to vote by not returning your proxy card will have no impact upon the approval of the Acquisition Proposal and the Plan Proposal, but, as the amendment to the certificate of incorporation requires a majority of all oustanding shares of common stock, will have the effect of a vote against the Amendment Proposal. Failure to vote will not entitle you to convert your shares into a pro rata portion of the trust account.

What do I do if I want to change my vote or revoke my proxy?

You may change your vote by ensuring the bank, broker, or other nominee who is the record owner of your shares sends a later-dated, signed proxy card to Brian H. Burke at Union Street, but such later-dated proxy must be received by Union Street no later than 5:00 P.M., New York City time, on [                    ], 2008 (the business day prior to the date of the Special Meeting of Union Street stockholders).

You also may revoke your proxy by ensuring your bank, broker or nominee sends a notice of revocation to Brian H. Burke, at Union Street, but such revocation must be received by Union Street no later than 5:00 P.M., New York City time, on [                    ], 2008 (the business day prior to the date of the Special Meeting of Union Street stockholders).

You may also change your vote or revoke your proxy by obtaining a proxy from the record holder of your shares authorizing you to vote your shares or revoke your proxy, attending the Special Meeting in person, requesting a ballot and voting at the Special Meeting or requesting return of your proxy, as applicable.

If my shares are held in ‘‘street name’’ by my broker, will my broker vote my shares for me?

No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions provided to your broker.

Will I receive anything in the Acquisitions?

If the Acquisitions are completed and you vote your shares for the Acquisition Proposal, you will continue to hold the Union Street securities that you currently own, and you will not receive any of the cash paid in connection with the Acquisitions. If the Acquisitions are completed but you have voted your shares against the Acquisition Proposal and have elected a cash conversion instead, your Union Street shares will be cancelled and you will receive cash equal to a pro rata portion of the trust account, which, as of June 30, 2008, was equal to approximately $8.05 per share.

How is Union Street paying for the Acquisitions?

The estimated sources and uses of funds necessary to consummate the Acquisitions are set forth in the following table.

Sources of Funds	(Dollars in Millions)	Uses of Funds	(Dollars in Millions)
Funds from Trust Account (a)	$97.3	Cash purchase price of Archway Acquisition (c)	$80.3
Senior Credit Facility (b)	4.7	Purchase price of Razor Acquisition (d)	30.0
Cash outside Trust Account	1.3	Estimated fees and expenses (e)	3.0
Stock consideration for Razor acquisition	10.0
Total sources	$113.3	Total uses	$113.3

(a)	Represents the estimate of the cash to be released from the trust account to us, assuming that no public stockholders properly exercise their conversion rights. To the extent that less cash is released from the trust account to us, for example because public stockholders holding 2,499,999 public shares (19.99999% of the public shares included in the units sold in our initial public offering) vote against the Acquisition Proposal and properly exercise their conversion rights, the amount utilized under the Senior Credit Facility would be $24.2 million.

(b)	Represents the $30.0 million Facility from Bank of America, N.A., see ‘‘Debt Financing,’’ and reflects the purchase by Mr. Perfall occurring in the open market or subsequent to the closing of the Archway Acquisition. If the purchase by Mr. Perfall is completed with Union Street with the issuance of new shares, this will occur after the closing of the Archway Acquisition, but within five days, and would result in incremental cash available to Union Street.
(c)	Represents the Archway Consideration.
(d)	Represents the Razor Acquisition.
(e)	Represents estimated fees and expenses related to the Acquisitions, the Facility and this proxy statement.

Did any of Union Street’s officers or directors purchase securities in or after its initial public offering?

No, however, in light of the current market environment, we believe that our officers and directors and/or their affiliates may purchase Union Street common stock or warrants in the open market purchases or privately negotiated purchases. Any such purchases will be made during a period when they are not aware of any material nonpublic information regarding Union Street, and in compliance with the insider trading provisions of Union Street’s Code of Ethics. Any such purchases will comply with Rule 10b-18 and other applicable securities laws.

The reference to current market environment above includes the decline of virtually all major U.S. stock indices, the deterioration of the credit markets and the increased level of redemptions being requested and anticipated from hedge funds in these types of transactions. All of these factors have negatively impacted Union Street’s current and prospective investor base. The purchase of these securities would be made with the intent of voting such shares in favor of the proposed Acquisitions.

Will Union Street issue additional shares in connection with the Acquisitions?

Yes. As part of the Razor Acquisition, Union Street will issue the Sellers 1,315,789 shares of Union Street common stock. Of those shares, 394,736 shares of common stock will be placed in escrow for the purpose of satisfying any indemnification obligations of the Sellers. At the closing of the Razor Acquisition, each of the Sellers will agree to not dispose of or transfer any of the Union Street common stock they own for a period of two years following the closing of the Razor Acquisition.

In addition, Union Street’s Chairman of the Board, President and Chief Executive Officer, Mr. Perfall has irrevocably agreed to purchase in a private placement within five days of the closing of the Acquisitions 375,000 shares of Union Street common stock for $3.0 million, or $8.00 per share. The $8.00 per share price exceeded the market price on the date the Archway Purchase Agreement and the Razor Purchase Agreement were entered into and also exceeded the $7.60 per share valuation placed on the common stock in the Razor Acquisition. The shares will be restricted from disposition or transfer for a period of one year from closing. If mutually agreed upon between a special committee of the board of directors of Union Street and Mr. Perfall, he may fulfill some or all of this common stock purchase obligation by purchasing common stock of Union Street in the open market or in privately negotiated transactions with other stockholders prior to closing of the Acquisitions. In approving the terms of Union Street’s acquisition of Archway, the special committee of the Union Street board of directors required that Mr. Perfall re-invest all of his after-tax proceeds from the sale of Archway in Union Street common stock in order to more closely align his interests with those of Union Street stockholders.

Following the completion of the Acquisitions and the related investment by Mr. Perfall, assuming Mr. Perfall satisfies his obligation through the purchase of common stock directly from Union Street, Mr. Perfall will beneficially own 3,406,250 shares of common stock, of which 3,031,250 shares are held by Union Street Capital Management LLC (see ‘‘Interests of Union Street Directors and Officers in the Acquisitions’’), or 19.7% of the then outstanding shares of common stock.

What are my conversion rights in connection with the Acquisitions?

You have the right to vote against the Acquisition Proposal and demand that Union Street convert all (and not less than all) of your public shares into cash at the conversion price per share. See ‘‘The Union Street Special Meeting — Conversion Rights.’’

How do I exercise my conversion rights?

If you wish to exercise your conversion rights, you must vote against the Acquisition Proposal and, prior to or contemporaneously with your vote against the Acquisition Proposal, affirmatively demand that Union Street convert all (and not less than all) of your shares. Any action that does not include a vote against the Acquisition Proposal will prevent you from exercising your conversion rights. If, notwithstanding your vote, the Acquisitions are completed, then you will be entitled to receive cash at the conversion price per share. As of June 30, 2008, the conversion price per share was approximately $8.05. If you exercise your conversion rights, then you will be irrevocably exchanging your shares of common stock for cash and will no longer own those shares of common stock. You may only demand that Union Street convert your shares by checking the box on the proxy card and, at the same time, ensuring your bank or broker complies with the requirements identified below. You will only be entitled to receive cash for those shares if you continue to own those shares through the closing date of the Acquisitions. If the Acquisitions are not completed, then your shares will not be converted at that time, even if you so demand. See the section entitled ‘‘The Union Street Special Meeting — Conversion Procedures.’’

What additional conversion procedures are required if my shares are held in ‘‘street name’’?

If your shares are held in ‘‘street name’’ your bank or broker must, by 5:00 P.M., New York City time, on [                    ], 2008, the business day prior to the Special Meeting, electronically transfer your shares to the DTC account of Continental Stock Transfer & Trust Company, our stock transfer agent, and provide Continental Stock Transfer & Trust Company with the necessary stock powers, written instructions that you want to convert your shares and a written certificate addressed to Continental Stock Transfer & Trust Company stating that you were the owner of such shares as of the record date, you have owned such shares since the record date and you will continue to own such shares through the closing of the Acquisitions. If your bank or broker does not provide each of these documents to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, attn: Mark Zimkind, tel. (212) 845-3287, fax (212) 616-7616 by 5:00 p.m., New York City time, on [                ], 2008, the business day prior to the Special Meeting, your shares will not be converted.

If you demand conversion of your shares, and later decide that you do not want to convert such shares, your bank or broker must make arrangements with Continental Stock Transfer & Trust Company, at the telephone number stated above, to withdraw the conversion. To be effective, withdrawals of shares previously submitted for conversion must be completed prior to the commencement of the Special Meeting.

Continental Stock Transfer & Trust Company can assist with this process. We urge stockholders who may wish to exercise their conversion rights to promptly contact the account executive at the organization holding their account to accomplish these additional procedures. If such stockholders fail to act promptly, they may be unable to timely satisfy the conversion requirements.

If I exercise my conversion rights, may I still exercise my warrants?

If you convert your shares of common stock, you will still have the right to exercise any warrants you own in accordance with their terms.

What are the U.S. federal income tax consequences of exercising my conversion rights?

If you properly exercise your conversion rights and the Acquisitions are completed, you will generally be required to recognize capital gain or loss upon the conversion of your shares of common stock into cash if such shares were held as a capital asset on the date of the Acquisitions. Such gain or loss will be measured by the difference between the amount of cash you receive and your tax basis in your converted shares of common stock.

There will be no U.S. federal income tax consequences to non-converting Union Street stockholders as a result of the Acquisitions.

What happens to the funds deposited in the trust account on consummation of the Acquisitions?

On consummation of the Acquisitions, any funds remaining in the trust account after payment of amounts, if any, to stockholders properly exercising their conversion rights, will be used to partially fund the Acquisitions. We anticipate that a maximum amount of $97.3 million (excluding income taxes payable and $3.7 million of deferred underwriting discounts and commissions) may be available on consummation of the Acquisitions assuming that none of the public stockholders vote against the Acquisition Proposal and convert their shares into cash. A minimum amount of $77.9 million (excluding deferred underwriting discounts and commissions of $3.0 million) would be available on consummation of the Acquisitions assuming that public stockholders owning 2,499,999 shares, the maximum number of shares that can be converted, vote against the Acquisition Proposal and convert their shares into cash at the conversion price per share.

Who will manage Union Street upon completion of the Acquisitions?

Upon completion of the Acquisitions, Union Street will continue to be managed by A. Clayton Perfall, Chairman of the Board, Chief Executive Officer and President, Brian H. Burke, Chief Financial Officer and Treasurer, and Matthew C. Fletchall, Vice-President of Corporate Development and Secretary.

What happens if the Acquisitions are not consummated?

In the event the Archway Purchase Agreement is terminated because the holders of 19.99999% or more of the number of shares of Union Street’s common stock issued in Union Street’s initial public offering and outstanding as of the record date vote against the Acquisitions and exercise their rights to convert the shares of Union Street common stock held by them into cash in accordance with Union Street’s certificate of incorporation, Union Street will pay to Argenbright a termination fee equal to the lesser of: (a) $200,000 in cash; and (b) 50% of the funds held by Union Street outside of the trust fund after paying or reserving for all of its costs and expenses through liquidation.

In the event the Razor Purchase Agreement is terminated because the holders of 19.99999% or more of the number of shares of Union Street’s common stock issued in Union Street’s initial public offering and outstanding as of the Record Date vote against the Acquisitions and exercise their rights to convert the shares of Union Street common stock held by them into cash in accordance with Union Street’s certificate of incorporation, Union Street will pay to the Sellers a termination fee equal to the lesser of: (a) $200,000 in cash; and (b) 50% of the funds held by Union Street outside of the trust fund after paying or reserving for all of its costs and expenses through liquidation.

In the event that the Acquisitions are not consummated Union Street will be forced to dissolve and liquidate since Union Street will not have been able to execute a letter of intent, agreement in principle or a definitive agreement for an alternative transaction by August 9, 2008. In such event:

•	pursuant to our amended and restated certificate of incorporation, our corporate purposes and powers will immediately be limited to actions and activities relating to dissolution and liquidation and our board of directors will be required to adopt a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable, to call a special meeting of stockholders to vote on such dissolution and to solicit votes of stockholders in favor of such dissolution, and

•	our board of directors will be required, as promptly thereafter as possible, to cause notice of adoption of such resolution, notice of such special meeting and a proxy statement in respect of such meeting and solicitation to be filed with the Securities and Exchange Commission, or SEC, and sent to stockholders as required by and in accordance with the Delaware law, including Section 275(a), and federal securities laws.

The date on which such notices and proxy statement are sent and the date of such special meeting shall be fixed and may be thereafter changed as necessary to permit the review thereof by the SEC as required by federal securities laws and resolution of any comments it may have and so that such notices and proxy statement are sent not less than 10 and not more than 60 days prior to the date of such special meeting. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution. Pursuant to the Delaware General Corporation Law, our dissolution also requires the affirmative vote of stockholders holding a majority of the then outstanding shares of common stock. Our existing stockholders have agreed to vote their shares of common stock in favor of our dissolution if we are unable to consummate our initial business combination within the time period and on the terms described herein. In the event that we do not or do not expect to initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution. If we are not able to obtain approval from holders of a majority of our outstanding shares of common stock, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose.

If we are required to dissolve and liquidate, we anticipate that our liquidation will occur pursuant to Section 281(b) of the Delaware General Corporation Law and, in that event, our board of directors will be required under Section 281(b) to adopt a plan of distribution pursuant to which we shall pay or make reasonable provision to pay all of our existing claims and obligations, all of our contingent, conditional or unmatured contractual claims, all claims against us that are the subject of a pending suit, and all claims against us that are likely to arise or become known within 10 years after our dissolution. Our board of directors intends to adopt such a plan of distribution and to distribute the remaining funds held in trust and any of our other remaining assets to holders of our common stock sold in our initial public offering as promptly as practicable following our dissolution. Until adoption of our plan of distribution and distribution of the funds held in trust, the funds will remain in trust and held by the trustee in permitted investments.

Upon liquidation, Union Street would distribute the liquidation price per share in respect of each public share. Union Street estimates that the total costs and expenses for implementing and completing its dissolution and plan of distribution would be in the range of $50,000 to $75,000 We intend to manage our expenses to provide that there will be sufficient funds available out of our remaining assets not held in trust to fund these expenses and our other liabilities and obligations. If such funds are insufficient to cover the costs of our dissolution and liquidation, Messrs. Perfall and Burke have agreed to indemnify us for our direct, out-of-pocket costs associated with such dissolution and liquidation, including litigation that would result from claimants disputing the validity of waivers that they have delivered, pertaining to such dissolution and liquidation. Each of Messrs. Perfall and Burke has agreed to reimburse us for our debts to any vendor for services rendered or products sold to us, potential target businesses or to providers of financing, if any, in all cases only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. We believe that Messrs. Perfall and Burke are capable of funding a shortfall in our trust account to satisfy any reasonably foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. For a further discussion, see ‘‘Information About Union Street — Liquidity and Capital Resources’’ and ‘‘Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by our public stockholders would be less than approximately $7.88 per share.’’

As discussed in this proxy statement, there is uncertainty as to the consummation of the proposed Acquisitions. Accordingly, Union Street’s Board of Directors has determined that it is in the best interests of Union Street and its stockholders to explore alternatives in the event the Acquisitions are not completed, with the intention of potentially increasing the funds available to Union Street’s creditors and stockholders in the event of a liquidation. The exploration of such alternatives does not alter our intentions to move forward to a special meeting for the purpose of allowing the stockholders of Union Street to vote on the Acquisitions in accordance with the charter documents of Union Street.

On June 23, 2008, Union Street entered into an agreement (the ‘‘Argenbright Agreement’’) with Archway and Argenbright, whereby Union Street agreed to waive Argenbright’s compliance with the ‘‘non-solicitation’’ provisions of the Archway Purchase Agreement and release all claims that Union Street may have against Argenbright in connection with the presentation of an alternative transaction by certain principals of Union Street to Argenbright, provided that the pursuit of such an alternative transaction does not hinder or delay the consummation of the Acquisitions by Union Street. In consideration for such waiver, Argenbright agreed to waive its right to receive a termination fee as set forth in the Archway Purchase Agreement, subject to the consummation of an alternative transaction on or before the earlier of twenty (20) days after termination of the Archway Purchase Agreement, or October 31, 2008. The Argenbright Agreement is attached as Exhibit 2.1 to our Current Report on Form 8-K filed on June 23, 2008.

On June 23, 2008, A. Clayton Perfall, Chief Executive Officer, President and Chairman of the Board of Directors of Union Street and President, Chief Executive Officer, a director and 4.6% shareholder of AHL and also a director and officer of its subsidiaries, including Archway, and Brian H. Burke, Chief Financial Officer, Treasurer and a member of Union Street’s Board of Directors and a non-executive officer of AHL and certain of its subsidiaries, entered into a letter agreement (the ‘‘Letter Agreement’’) with Argenbright. Pursuant to the Letter Agreement, Messrs. Perfall and Burke and Argenbright agreed that if Messrs. Perfall and Burke, or their designee, are willing to enter into an alternative transaction to acquire Archway, then Messrs. Perfall and Burke, on behalf of themselves or their designee, and Argenbright will negotiate in good faith to enter into a stock purchase agreement on substantially the same terms as are in the Archway Purchase Agreement, including the same price, the same representations and warranties, the same covenants and indemnities and otherwise substantially similar except to the extent related to differences in the nature of any such buyer and the fact that it may not be a SPAC, and which shall have a condition to the closing of any alternative transaction be the failure of Union Street stockholders to approve the Acquisitions. In the event that the Archway Purchase Agreement is terminated, Messrs. Perfall and Burke and Argenbright agreed to use their reasonable best efforts to consummate such an alternative transaction, provided that the closing of any such alternative transaction occur prior to the earlier of twenty (20) days after termination of the Archway Purchase Agreement, or October 31, 2008, after which date the parties’ obligations under the Letter Agreement will expire and be of no further force or effect. The Letter Agreement is attached as Exhibit 2.2 to our Current Report on Form 8-K filed on June 23, 2008.

The business purpose of these agreements is to allow Union Street or its founders to attempt to negotiate an alternative transaction that would potentially eliminate any termination payment requirements if the Acquisitions are not approved by Union Street stockholders. The elimination of the termination fee would benefit Union Street by increasing the funds available to it to pay creditors and vendors as well as the amount distributable to stockholders in the event of liquidation.

The consummation of the proposed Acquisitions is uncertain based on Union Street’s perspective that the current trading range of its shares and warrants are at a level that would suggest that the Acquisitions will not be approved. Contributing to this uncertainty is the unfavorable capital market conditions including the decline of virtually all major U.S. stock indices, the deterioration of the credit markets and the increased level of redemptions being requested and anticipated from hedge funds all of which have negatively impacted Union Street’s current and prospective investor base. Union Street is not currently negotiating with any alternative targets regarding completion of an alternative business combination with Union Street.

When do you expect the Acquisitions to be completed?

It is currently anticipated that the transactions and actions contemplated in the proposals will be completed simultaneously as promptly as practicable following the Union Street Special Meeting to be held on [                            ].

Who can help answer my questions?

If you have questions about the proposals or the Special Meeting, you may write or call Union Street Acquisition Corp. at 102 South Union Street, Alexandria, Virginia 22314, (703) 682-0730, Attention: Brian H. Burke.

SUMMARY OF THE PROXY STATEMENT

This summary is being provided to discuss the material items with respect to each of the proposals, although the Acquisition Proposal is the primary reason for the calling of the Special Meeting and the Plan Proposal and the Amendment Proposal are dependent upon the approval of the Acquisition Proposal. All of the proposals are described in detail elsewhere in this proxy statement and this summary discusses the material terms of each of the proposals. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you. See the section entitled ‘‘Where You Can Find More Information.’’

The Acquisitions

The Parties

Union Street

Union Street is a development stage company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses in the business services industry.

The principal executive office of Union Street is located at 102 South Union Street, Alexandria, Virginia 22314, (703) 682-0730, which will continue to be the company’s headquarters after the Acquisitions.

Archway

Archway, an indirect subsidiary of AHL Services, is a leading provider of marketing operations management solutions. Founded in 1953, Archway has grown to approximately 620 employees across eight North American facilities and six on-site locations. Archway is primarily focused on the operational components of outsourced marketing services, including program budgeting, logistics management, vendor management, sales portals, inventory management, fulfillment and distribution, customer care and analytics. Archway offers a comprehensive suite of marketing solutions to meet the needs of clients across a broad range of industries, including food & beverage, retail, automotive, life sciences, financial services, consumer products, and technology. Over the past 50 years, Archway has built a strong portfolio of clients and serves leading national marketers that include Target, General Motors, General Mills, JP Morgan Chase and Microsoft.

Mr. A. Clayton Perfall, Chairman of the Board of Directors, President and Chief Executive Officer of Union Street, is Chief Executive Officer, President, a director and 4.6% shareholder of AHL Services and also a director and officer of its subsidiaries, and accordingly, will be entitled to 4.6% of the distributable proceeds of the Archway Consideration. Mr. Perfall receives no direct or indirect compensation for his role with AHL Services or any of its subsidiaries. Pursuant to a Letter Agreement, dated February 26, 2008, Mr. Perfall has agreed to invest $3.0 million of his proceeds in Union Street common stock, valued at $8.00 per share. The shares will be restricted from disposition or transfer for a period of one year from closing. If mutually agreed upon between a special committee of the board of directors of Union Street and Mr. Perfall, he may fulfill some or all of this obligation by purchasing common stock of Union Street in the open market or in privately negotiated transactions prior to closing of the Acquisitions. In approving the terms of Union Street’s acquisition of Archway, the special committee of the Union Street board of directors required that Mr. Perfall re-invest all of his after-tax proceeds from the sale of Archway in Union Street common stock in order to more closely align his interests with those of Union Street stockholders. Brian H. Burke our Chief Financial Officer and Treasurer and a member of our board of directors, and Matthew C. Fletchall, our Vice-President of Corporate Development and Secretary, are non-executive officers of AHL Services and certain of its subsidiaries and are not employed nor do they receive any compensation from AHL Services or any of its subsidiaries. Brian H. Burke and Matthew C. Fletchall are 1.4% and 0.5% shareholders of AHL Services, respectively, and are entitled to like percentages of the distributable proceeds of the Archway Consideration. Brian H. Burke is Vice President, Secretary and Treasurer of Argenbright and Matthew C. Fletchall is Vice President, Secretary and Treasurer of Archway and Vice President of Argenbright. Assuming Archway’s parent distributes $70.0 million of the consideration received at closing (purchase price of $80.3 million less the escrow funds of $4.0 million and less transaction costs and non-distributable amounts of $6.3 million), Messrs. Perfall, Burke and Fletchall would be entitled to receive approximately $3.2 million, $0.9 million and $0.3 million, respectively.

The principal executive office of Archway is located at 19850 South Diamond Lake Road, Rogers, Minnesota 55374.

Razor

Razor is a privately held, rapidly growing direct and interactive retail marketing agency that uncovers smarter ways for clients to build their businesses. Founded in 2003 and headquartered in Dallas, Texas, Razor has approximately 165 employees and serves leading national marketers that include Domino’s Pizza, Rent-A-Center, GameStop, Baskin-Robbins and Wireless Toyz. Razor is focused on heavy data analytics and program design capabilities, including customer and transaction analytics, such as media mix modeling, segmentation, and ROI analysis, and transaction-level communications, such as database marketing/CRM, direct mail, promotion, web development and digital communications.

The principal executive office of Razor is located at 15851 Dallas Parkway, Suite 725, Addison, Texas 75001.

The Terms of the Acquisitions

Archway Acquisition

Following the completion of the Acquisitions, Archway and Razor will be our wholly-owned subsidiaries, and the businesses and assets of both Archway and Razor will be our only operations. The Archway Purchase Agreement provides for the acquisition by Union Street of all of the outstanding securities of Archway through the purchase of 100% of the outstanding shares of Archway from Argenbright. The Archway Purchase Agreement was executed on February 26, 2008. Under the terms of the Archway Purchase Agreement, Union Street will pay to Argenbright an aggregate purchase price equal to $80,300,000 in cash. At the closing, Argenbright will place $3,950,000 of the cash received by Union Street in escrow for the purpose of satisfying any indemnification obligations of Argenbright. The Archway Purchase Agreement also provides for the delivery of Archway on a debt and cash free basis, with Archway having a minimum working capital position of $12,152,000, adjusted for, among other things, the number of months elapsed in 2008 prior to closing, capital expenditures incurred in 2008 prior to closing, and certain non-operating indebtedness. Of the $80,300,000 in purchase price being paid, $3,000,000 will be reinvested in Union Street’s common stock (See ‘‘Perfall Investment’’ below).

Union Street, Argenbright and Archway plan to complete the Archway Acquisition as promptly as practicable after the Union Street Special Meeting, provided that:

•	Union Street’s stockholders have approved the Acquisitions, the Plan and the amendment to our certificate of incorporation;

•	holders of no more than 19.99999% of the shares of common stock issued in Union Street’s initial public offering voted against the Acquisition Proposal and demand conversion of their shares into cash; and

•	the other conditions specified in the Archway Purchase Agreement have been satisfied or waived.

If Union Street stockholder approval has not been obtained at that time, or any other conditions have not been satisfied or waived, the Acquisitions will be completed, if at all, promptly after the stockholder approval is obtained or the remaining conditions are satisfied or waived.

The Archway Purchase Agreement is included as ‘‘Annex A’’ to this proxy statement. We encourage you to read the Archway Purchase Agreement in its entirety. See, ‘‘Archway Purchase Agreement.’’

Razor Acquisition

The Razor Purchase Agreement provides for the acquisition by Union Street of all of the outstanding membership interests of Razor through the purchase of 100% of the outstanding membership interests of Razor from the Sellers. The Razor Purchase Agreement was executed on February 26, 2008. Following the completion of the Acquisitions, Archway and Razor will be our wholly-owned subsidiaries, and the businesses and assets of both Archway and Razor will be our only operations. Under the terms of the Razor Purchase Agreement, in consideration for the membership interests, subject to adjustment as set forth in the Razor Purchase Agreement, Union Street will pay the Sellers an aggregate purchase price equal to $30,000,000, consisting of $20,000,000 in cash and 1,315,789 shares of Union Street common stock. The shares to be issued to Razor have a valuation of $7.60 per share, which represents the closing share price of Union Street common stock on February 26, 2008. Of those shares, 394,736 shares of common stock will be placed in escrow for use in satisfying indemnification obligations of the Sellers. The 1,315,789 shares of Union Street common stock received by the Sellers in the transaction will be restricted from sale, hedge or pledge for two years.

Union Street, Razor and the Sellers plan to complete the Razor Acquisition as promptly as practicable after the Union Street Special Meeting, provided that:

•	Union Street’s stockholders have approved the Acquisitions, the Plan and the amendment to our certificate of incorporation;

•	holders of no more than 19.9999% of the shares of common stock issued in Union Street’s initial public offering vote against the Acquisition Proposal and demand conversion of their shares into cash; and

•	the other conditions specified in the Razor Purchase Agreement have been satisfied or waived.

If Union Street stockholder approval has not been obtained at that time, or any other conditions have not been satisfied or waived, the Acquisitions will be completed, if at all, promptly after the stockholder approval is obtained or the remaining conditions are satisfied or waived.

The Razor Purchase Agreement is included as ‘‘Annex B’’ to this proxy statement. We encourage you to read the Razor Purchase Agreement in its entirety. See, ‘‘Razor Purchase Agreement.’’

Acquisition Financing

Union Street will use a portion of a $30.0 million Debt Financing pursuant to the Facility, combined with up to approximately $97.3 million of cash held in trust by Union Street, to pay the consideration for the Acquisitions and the related fees and expenses.

Debt Financing

We received a loan commitment letter from Bank of America who has committed to provide financing of up to $30.0 million (which may be reduced by an amount by which the amount of our trust account exceeds certain minimums), consisting of a $30.0 million Facility to partially fund the acquisition consideration and related fees and expenses subject to borrowing base limitations. Even if no public stockholders elect to exercise their conversion rights in connection with the Acquisitions, we will need to use at least $4.7 million (or $24.2 million if approximately 19.99% of the public stockholders elect to exercise their conversion rights) of the $30.0 million commitment at the time of the closing to finance the Acquisitions, subject to borrowing base availability.

Bank of America’s commitment is not conditioned upon completion of due diligence nor is it conditioned upon the absence of a material adverse change in debt markets from the time that the commitment was entered into. However, the commitment will expire on January 31, 2009, provided, however, that if the Acquisitions have not been completed by October 31, 2008, we will be obligated to pay Bank of America a fee equal to 0.10% on the aggregate principal amount of the Facility. The initial effectiveness of the Debt Financing will be subject to (a) negotiation, prior to the closing, of loan documentation in mutually satisfactory form incorporating the terms described in the commitment, (b) the closing of the Acquisitions, (c) absence of a material adverse change (as defined in the commitment letter), (d) perfection of security interests, (e) Bank of America’s satisfaction that we have used at least $98.4 million in cash from the trust account to fund the Acquisitions, (f) endorsements naming Bank of America as an additional insured or loss payee under all insurance policies to be maintained with respect to our properties forming part of its collateral, (g) the availability of no less than $3.0 million under the Facility as of the closing date, and (h) receipt of certain financial information and projections and receipt of customary closing documentation. If we are unable to complete the Acquisitions by January 31, 2009, or to satisfy the conditions described in the commitment, we would not be able to complete the Acquisitions since, without the proposed Debt Financing, we would be unable to fund all of our anticipated closing payments in connection with the Acquisitions.

The commitment letter from Bank of America provides that the agreements under which the Debt Financing will be established will restrict our future operations, including limitations on: indebtedness; liens; investments; loans; advances; guarantees; acquisitions; asset dispositions; sale-leaseback transactions; hedging agreements; dividends and distributions on, and redemptions and repurchases of, equity interests and other similar payments; prepayments, redemptions and repurchases of other debt; and transactions with affiliates; and other limitations for senior secured credit facilities of this type. The Facility will also contain various financial covenants expected to be as follows (each calculated on a consolidated basis for each consecutive four fiscal quarter period):

•	Minimum consolidated EBITDA (which shall include the earnings of Archer Corporate Services and any other minority interest owned by or any of our subsidiaries, to the extent such earnings are distributed in cash to us or any of our subsidiaries plus, to the extent deducted in calculating net income, interest expense, income taxes, depreciation and amortization and other adjustments to be agreed) of $13.5 million for each period of four consecutive fiscal quarters;

•	Maximum consolidated leverage ratio of 2.50:1.0 (calculated based on the total funded debt/consolidated EBITDA); and

•	Minimum consolidated fixed charge coverage ratio of 1.25:1.0 (calculated as set forth in the commitment letter).

These restrictions may affect our ability to operate our business and limit our ability to take advantage of potential business opportunities as they arise. If we were to default, the lender could proceed against the collateral pledged, which will include substantially all of our, Archway’s and Razor’s assets.

Perfall Investment

In addition, our Chairman of the Board, President and Chief Executive Officer, Mr. A. Clayton Perfall has agreed to purchase in a private placement 375,000 shares of Union Street common stock for $3.0 million, or $8.00 per share. Mr. Perfall will purchase the shares either (i) within five days of the closing of the Archway Acquisition or (ii) if mutually agreed upon between a special committee of the board of directors of Union Street and Mr. Perfall, Mr. Perfall may fulfill some or all of his common stock purchase obligations by purchasing common stock of Union Street in the open market or in privately negotiated transactions with other stockholders prior to closing. The shares will be restricted from disposition or transfer for a period of one year from closing. In approving the terms of Union Street’s acquisition of Archway, the special committee of the Union Street board of directors required that Mr. Perfall re-invest all of his after-tax proceeds from the sale of Archway in Union Street common stock in order to more closely align his interests with those of Union Street stockholders.

Conversion Rights

Pursuant to Union Street’s amended and restated certificate of incorporation, a public stockholder who votes against the Acquisitions may demand that Union Street convert his public shares into cash at the conversion price per share. If you properly exercise your conversion rights, then you will be irrevocably exchanging your shares of common stock for cash and will no longer own those shares of common stock. Based on the amount of cash held in the trust account as of June 30, 2008, without taking into account any interest accrued after such date, you will be entitled to convert each public share that you own into approximately $8.05. You may only demand that Union Street convert your shares by checking the box on the proxy card and, at the same time, ensuring your bank or broker complies with the requirements identified elsewhere herein. You will only be entitled to receive cash for those shares if you continue to own those shares through the closing date of the Acquisitions.

In connection with tendering your shares for conversion, you must elect either to physically tender your stock certificates to our transfer agent prior to the Special Meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for it to deliver its certificate to verify ownership. As a result, the stockholder then had an ‘‘option window’’ after the consummation of the business combination during which it could monitor the price of the stock in the market. If the price rose above the conversion price, it could sell its shares in the open market before actually delivering its shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a ‘‘put’’ right surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. In furtherance of such irrevocable election, stockholders electing to convert will not be able to tender their shares at the Special Meeting.

Through the DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in ‘‘street name,’’ in a matter of hours by simply contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. We believe that        % of our shares are currently held in ‘‘street name.’’ However, delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and our transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. We do not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that do not elect to exercise their conversion rights. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for tendering their shares before exercising their conversion rights and thus will be unable to convert their shares. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the American Stock Exchange’s proxy notification recommendations, the stockholders receive the proxy solicitation materials at least twenty days prior to the Special Meeting.

Certificates that have not been tendered in accordance with these procedures by the day prior to the Special Meeting will not be converted to cash. In the event that a stockholder tenders its shares and decides prior to the Special Meeting that it does not want to convert its shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and the Acquisitions are not completed, these shares will not be converted to cash and the physical certificates representing these shares will be returned to the stockholder promptly following our determination that the Acquisitions will not be consummated. We anticipate that a public stockholder who tenders shares for conversion in connection with the vote to approve the Acquisitions would receive payment of the conversion price for such shares concurrently with the payment by us of the consideration to be paid to the Sellers in connection with the Acquisitions. We will hold the certificates of stockholders that elect to convert their shares into a pro rata portion of the trust account until such shares are converted to cash or returned to such stockholders.

If you convert your shares of common stock, you will still have the right to exercise any warrants you own in accordance with their terms.

The Acquisitions will not be completed if public stockholders owning more than 19.99999% of the public shares (or 2,499,999 shares of common stock) vote against the Acquisition Proposal and properly exercise their conversion rights.

Appraisal or Dissenters Rights

No appraisal or dissenters rights are available under the Delaware General Corporation Law for the stockholders of Union Street in connection with the Acquisition Proposal, the Plan Proposal and the Amendment Proposal.

Stock Ownership

There are 15,625,000 outstanding shares of Union Street common stock. Union Street’s initial stockholders, including all of its officers and directors and their affiliates, who purchased shares of common stock prior to Union Street’s initial public offering and who own an aggregate of approximately 20% of the outstanding shares of Union Street common stock have agreed to vote such shares acquired prior to the public offering in accordance with the vote of the majority of interest of all other Union Street stockholders on the Acquisition Proposal.

The following table sets forth information regarding the beneficial ownership of shares of common stock as of the Record Date, by each person known by us to own beneficially 5% or more of our outstanding common stock, each of our directors and officers, and all of our directors and executive officers as a group. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Union Street Capital Management, LLC(3)	3,031,250	19.4%
A. Clayton Perfall(4)(5)	3,031,250	19.4%
Brian H. Burke(4)(5)	3,031,250	19.4%
Matthew C. Fletchall(4)	3,031,250	19.4%
John T. Schwieters(5)	31,250	*
Eran Broshy(5)	31,250	*
David B. Kay(5)	31,250	*
Fir Tree, Inc.(6) 505 Fifth Avenue 23rd Floor New York, NY 10017	1,546,875	9.9%
Jonathan M. Glaser, et al.(7) 11601 Wilshire Boulevard Suite 2180 Los Angeles, CA 90025	1,381,698	8.8%
QVT Financial LP(8) 1177 Avenue of the Americas, 9th Floor New York, NY 10036	1,191,700	7.63%
Deutsche Bank AG(9) Theodor-Heuss-Allee 70 60468 Frankfurt am Main Federal Republic of Germany	1,182,889	7.57%
Polar Securities Inc.(10) 372 Bay Street, 21st Floor Toronto, Ontario M5H 2W9, Canada	1,668,570	10.7%
Andrew M. Weiss, PH.D(11) 29 Commonwealth Avenue, 10th Floor Boston, Massachusetts 02116	810,968	5.2%
All directors and executive officers as a group (six individuals)	3,125,000	20.0%

*	Less than 1%

(1)	Unless otherwise noted, the business address of each of the following is 102 South Union Street, Alexandria, Virginia 22314.

(2)	Except as specifically indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable, convertible or issuable within 60 days of the Record Date, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Excludes 3,000,000 shares of common stock that may be issued upon the exercise of warrants purchased by Union Street Capital Management, LLC exercisable upon the consummation of our initial business combination. A. Clayton Perfall, as trustee of three family trusts, Anne Perfall, Brian H. Burke and Matthew C. Fletchall individually as the members of Union Street Capital Management, LLC may be deemed to be the beneficial owners of the shares of common stock held by Union Street Capital Management, LLC.

(4)	Represents shares issued to Union Street Capital Management, LLC. See footnote (3) above.

(5)	Each of these individuals is a director.

(6)	Based on information contained in a Schedule 13G filed on February 16, 2007. Includes 1,358,075 shares owned by Sapling, LLC and 188,800 shares owned by Fir Tree Recovery Master Fund, L.P. Fir Tree Value Master Fund, LP is the sole member of Sapling, LLC and Fir Tree, Inc. Fir Tree, Inc. is the investment manager to both Sapling, LLC and Fir Tree Recovery Master Fund, L.P. Sapling, LLC and Fir Tree Recovery Master Fund, L.P. are deemed beneficial owners of 1,546,875 shares of common stock.

(7)	Based on information contained in a Schedule 13G filed on February 14, 2008. Pacific Assets Management, LLC (‘‘PAM’’) is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. PAM is the investment adviser to JMG Triton Offshore Fund, Ltd. and Pacific Capital Management, Inc. (‘‘PCM’’) is a member of PAM. Jonathan M. Glaser, Daniel Albert David and Roger Richter are control persons of PCM and PAM.

(8)	Based on information contained in a Schedule 13G filed by QVT Financial LP on February 12, 2008. QVT Financial LP is the investment manager for QVT Fund LP, which beneficially owns 966,355 shares of our common stock, and for Quintessence Fund L.P., which beneficially owns 108,411 shares of our common stock. QVT Financial LP is also the investment manager for a separate discretionary account managed for Deutsche Bank AG, which holds 116,954 shares of common stock. QVT Financial LP has the power to direct the vote and disposition of the shares of our common stock held by QVT Fund LP, Quintessence Fund L.P. and the separate account managed for Deutsche Bank AG. Accordingly, QVT Financial LP may be deemed to be the beneficial owner of an aggregate amount of 1,191,700 shares of our common stock, consisting of the shares owned by QVT Fund LP, Quintessence Fund L.P. and the separate account managed for Deutsche Bank AG.

(9)	Based on information contained in a Schedule 13G filed by Deutsche Bank AG on February 6, 2008. These securities are beneficially owned by the Corporate and Investment Banking business group and the Corporate Investment business group (collectively, ‘‘CIB’’) of Deutsche Bank AG and its subsidiaries and affiliates (collectively, ‘‘DBAG’’). These securities do not reflect securities, if any, beneficially owned by any other business group of DBAG. CIB disclaims beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which CIB or its employees have voting power or investment discretion, or both, and (ii) certain investment entities, of which CIB is the general partner, managing general partner, or other manager, to the extent interests in such entities are held by persons other than CIB.

(10)	Based on information contained in a Schedule 13G filed on March 3, 2008. Polar Securities Inc. (‘‘Polar Securities’’) serves as the investment manager to North Pole Capital Master Fund (‘‘North Pole’’) and a number of discretionary accounts to which it has voting and dispositive power over common stock. Of the aggregate 1,668,570 shares owned by Polar Securities, 806,100 are beneficially owned by North Pole. Polar Securities and North Pole disclaim beneficial ownership of the securities. Mr. Paul Sabourin, as the chief investment advisor, may be deemed to be the beneficial owner of the securities.

(11)	Based on information contained in a Schedule 13G filed on March 6, 2008. Shares reported by Andrew Weiss include shares beneficially owned by a private investment partnership of which Weiss Asset Management is the sole general partner and which may be deemed to be controlled by Dr. Weiss, who is the managing member of Weiss Asset Management. Also includes shares held by a private investment corporation which may be deemed to be controlled by Dr. Weiss, who is the managing member of Weiss Capital, the investment manager of such private investment corporation. Dr. Weiss disclaims beneficial ownership of the shares reported herein as beneficially owned by him except to the extent of his pecuniary interest therein.

In light of the current market environment, we believe that our officers and directors and/or their affiliates may purchase Union Street common stock or warrants in open market purchases or privately negotiated purchases or may compensate others to do so prior to the Special Meeting. Any such purchases will be made during a period when the purchasers are not aware of any material nonpublic information regarding Union Street, and in compliance with the insider trading provisions of Union Street’s Code of Ethics. Any such purchases will be made pursuant to Rule 10b-18 and other applicable securities laws.

Union Street’s Board of Directors’ Recommendation

After careful consideration, Union Street’s board of directors has determined unanimously that the Acquisitions are in the best interests of Union Street and its stockholders, are fair, from a financial point of view, to its stockholders and that each of Archway and Razor combined has a fair market value of at least 80% of trust balance of Union Street (excluding income taxes payable and deferred underwriting discounts and commissions). In reaching its decision with respect to the Acquisition Proposal, Union Street’s board included in its consideration the opinion of Ladenburg, that, as of the date of its opinion, and based on conditions that existed as of that date, upon and subject to the considerations described in its opinion and based upon such other matters as Ladenburg considered relevant, (i) the Archway Consideration and the Razor Consideration, independently and as a whole, is fair, from a financial point of view, to our stockholders, and (ii) the combined fair market value of Archway and Razor is at least equal to 80% of our trust account. See ‘‘Ladenburg Fairness Opinion.’’ Accordingly, Union Street’s board of directors has unanimously approved and declared advisable the Acquisitions and unanimously recommends that you vote or instruct your vote to be cast ‘‘FOR’’ the Acquisition Proposal.

Interests of Union Street Directors and Officers in the Acquisitions

When you consider the recommendation of Union Street’s board of directors that you vote in favor of the Acquisition Proposal, you should keep in mind that certain of Union Street’s directors and officers have interests in the acquisitions that are different from, or in addition to, your interests as a stockholder. See ‘‘Certain Transactions and Related Party Transactions — Conflicts of Interest.’’

In particular, Mr. A. Clayton Perfall, Chairman of the Board of Directors, President and Chief Executive Officer of Union Street, is President, Chief Executive Officer, a director and 4.6% shareholder of AHL Services and also a director and officer of its subsidiaries and accordingly, will be entitled to 4.6% of the distributable proceeds of the Archway Consideration. Mr. Perfall receives no direct or indirect compensation for his role with AHL Services or any of its subsidiaries. Pursuant to a Letter Agreement, dated February 26, 2008, Mr. Perfall has agreed to invest approximately $3.0 million of his after-tax proceeds in Union Street common stock, valued at $8.00 per share. The shares will be restricted from disposition or transfer for a period of one year from closing. If mutually agreed upon between a special committee of the board of directors of Union Street and Mr. Perfall, he may fulfill some or all of this obligation by purchasing common stock of Union Street in the open market or in privately negotiated transactions prior to closing of the Acquisitions. In approving the terms of Union Street’s acquisition of Archway, the special committee of the Union Street board of directors required that Mr. Perfall re-invest all of his after-tax proceeds from the sale of Archway in Union Street common stock in order to more closely align his interests with those of Union Street stockholders. Brian H. Burke, our Chief Financial Officer and Treasurer and a member of our board of directors, and Matthew C. Fletchall, our Vice-President of Corporate Development and Secretary, are non-executive officers of AHL Services and certain of its subsidiaries but are not employed nor do they receive any compensation from AHL Services or any of its subsidiaries. Brian H. Burke and Matthew C. Fletchall are 1.4% and 0.5% shareholders of AHL Services, respectively, and are entitled to like percentages of the distributable proceeds of the Archway Consideration. Assuming Archway’s parent distributes $70.0 million of the consideration received at closing (purchase price of $80.3 million less the escrow funds of $4.0 million and less transaction costs and non-distributable amounts of $6.3 million), Messrs. Perfall, Burke and Fletchall would be entitled to receive approximately $3.2 million, $0.9 million and $0.3 million, respectively.

After the completion of the Acquisitions, Union Street will continue to be managed by A. Clayton Perfall, Chairman of the Board, Chief Executive Officer and President, Brian H. Burke,

Chief Financial Officer and Treasurer, and Matthew C. Fletchall, Vice-President of Corporate Development and Secretary. It is expected that the current directors will continue to serve on Union Street’s board of directors. Such individuals will, following the Acquisitions, be compensated in such manner, and in such amounts, as determined by the independent members of Union Street’s board of directors. At present, there have been no agreements entered into, or discussions regarding, the terms of employment with Union Street’s officers. It is contemplated that if the Acquisitions are approved, the compensation and other terms of employment of Union Street’s officers will be determined by a compensation committee which has not yet been established and will be commensurate with the compensation packages of comparable level executives at similarly situated companies in the industry. Messrs, Perfall, Burke and Fletchall will not receive any compensation until a recommendation has been made by such committee and approved by Union Street’s board of directors. Because Union Street has made a determination to postpone such discussions until after the closing of the Acquisitions and the formation of the compensation committee, you will not have information you may deem material to your decision on whether or not to vote in favor of the Acquisitions. See ‘‘Risk Factors — Messrs. Perfall, and Burke may have certain conflicts in determining to recommend the Acquisitions since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.’’

If the Acquisitions are not approved and Union Street fails to consummate an initial business combination within the time allotted pursuant to its amended and restated certificate of incorporation, Union Street is required to dissolve and liquidate. Upon liquidation, the warrants and founding shares owned by Union Street’s directors and officers will be worthless. Holders of warrants and founding shares are not entitled to receive any distributions upon liquidation. Accordingly, Union Street’s officers and directors who acquired founding shares and warrants will benefit if the Acquisitions are approved.

The table below shows the unrealized profit on the shares and warrants owned by our directors and officers based on closing prices of the Union Street common stock and warrants of $7.74 and $0.14, respectively, as of May 30, 2008.

	Common Stock(a)					Warrants(b)
	Owned		Amount Paid	Current Value	Unrealized Profit	Owned		Amount Paid	Current Value	Unrealized Loss
A. Clayton Perfall	3,031,250	(c)	$24,250	$23,461,875	$23,437,625	3,000,000	(d)	$3,000,000	$420,000	$(2,580,000)
Brian H. Burke	3,031,250	(c)	$24,250	$23,461,875	$23,437,625	3,000,000	(d)	$3,000,000	$420,000	$(2,580,000)
Matthew C. Fletchall	3,031,250	(c)	$24,250	$23,461,875	$23,437,625
John T. Schwieters	31,250		$250	$241,875	$241,625
Eran Broshy	31,250		$250	$241,875	$241,625
David B. Kay	31,250		$250	$241,875	$241,625
Total	3,125,000		$25,000	$24,187,500	$24,162,500	3,000,000		$3,000,000	$420,000	$(2,580,000)

(a)	The effective purchase price per share for these common shares was approximately $0.008 per share. Pursuant to escrow agreements signed by these shareholders, these shares may not be sold or pledged until one year following a business combination. Additionally, these shares are currently not registered, although after the release from escrow, these shareholders may demand that Union Street use its best efforts to register the resale of such shares

(b)	These warrants were purchased pursuant in Union Street’s initial public offering. The price paid for the warrants was $1.00 per warrant.

(c)	Represents 3,125,000 shares purchased by Union Street Capital Management, LLC for $25,000 in cash at a purchase price of $0.008 per share. Union Street Capital Management, LLC’s members are family trusts associated with Mr. Perfall and Mr. Burke and Mr. Fletchall individually. Subsequently, Union Street Capital Management, LLC sold 93,750 shares to Messrs. Schweiters, Broshy and Kay.

(d)	These warrants were purchased by Union Street Capital Management, LLC in a private placement immediately prior to our initial public offering.

Since our directors and officers are contractually prohibited from selling their shares of common stock, pursuant to the terms of an escrow agreement, prior to one year following a business combination, during which time the value of the common stock and warrants may increase or decrease, it is difficult to determine the actual gain or loss that may be realized by them following the Acquisitions.

Certain Other Relationships

In connection with our initial public offering, Banc of America Securities LLC and Morgan Joseph & Co. Inc. have agreed to defer payment of the remaining three and seven tenths percent (3.7%) of the gross proceeds ($3,700,000) until completion of an initial business combination. Until an initial business combination is complete, these funds will remain in the trust account. If we do not complete an initial business combination then the 3.7% deferred fee will become part of the funds returned to our stockholders from the trust account upon its liquidation as part of any plan of dissolution and distribution approved by our stockholders.

Banc of America Securities LLC also was engaged as Union Street’s financial advisor in connection with the Acquisitions after all principal terms of the Acquisitions had been negotiated between the principals of Union Street, Archway and Razor, for which services Union Street will pay Banc of America Securities LLC an aggregate fee of approximately $750,000 contingent upon consummation of the Acquisitions.

As described herein, Bank of America will also participate in the Debt Financing undertaken by Union Street in connection with the Acquisitions.

Approvals and Regulatory Matters

Except as set forth below, the Acquisitions and the transactions contemplated by the Archway Purchase Agreement and the Razor Purchase Agreement are not subject to any federal or state regulatory requirement or approval, except (i) that the Archway Acquisition is subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the ‘‘HSR Act’’) and (ii) for filings necessary to effectuate the transactions contemplated by the Amendment Proposal with the Secretary of State of the State of Delaware.

Union Street and Archway each filed notification and report forms under the HSR Act with the Federal Trade Commission and the Department of Justice on March 19, 2008. On April 8, 2008, the Federal Trade Commission granted early termination of the 30-day waiting period. The Archway Acquisition is also subject to review under state antitrust laws and could be the subject of challenges by states or private parties under the antitrust laws.

Conditions to Closing

In addition to the approvals and regulatory requirements discussed above, each of the Archway Purchase Agreement and the Razor Purchase Agreement set forth a number of other conditions to the obligations of each of the parties to complete the Acquisitions, including the accuracy of each of the parties’ representations and warranties, the compliance by each party with its covenants and obligations, the delivery of certain ancillary agreements and, for the benefit of Union Street, and the absence of a material adverse effect with respect to each of Archway and Razor

Termination and Waiver

Archway Acquisition

The Archway Purchase Agreement may be terminated at any time prior to the completion of the Acquisitions, by mutual written consent of Archway and Union Street. In addition, either Archway or Union Street may terminate the Archway Purchase Agreement if the other party has breached any of its covenants or representations and warranties in any material respect.

If permitted under applicable law, either Union Street or Archway may waive conditions for their own respective benefit and consummate the Acquisitions, even though one or more of these conditions have not been met. We cannot assure you that all of the conditions will be satisfied or waived or that the Acquisitions will occur.

Razor Acquisition

The Razor Purchase Agreement may be terminated at any time prior to the completion of the Acquisitions, by mutual written consent of Union Street and Razor. In addition, either Union Street or Razor may terminate the Razor Purchase Agreement if the other party has breached any of its covenants or representations and warranties in any material respect.

If permitted under applicable law, either Union Street or Razor may waive conditions for their own respective benefit and consummate the Acquisitions, even though one or more of these conditions have not been met. We cannot assure you that all of the conditions will be satisfied or waived or that the Acquisitions will occur.

Anticipated Accounting Treatment

The Acquisitions will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 (‘‘SFAS 141’’), Business Combinations. Under the terms and conditions of the Archway Purchase Agreement and the Razor Purchase Agreement, Union Street will acquire Archway and Razor. We determined based on our interpretation of the requirements of SFAS 141, that we are the acquiring entity since our stockholders will ultimately remain in control of the combined company following the Acquisitions. Under the purchase method of accounting, the financial statements of the acquiring entity remain unchanged and the Acquisitions will be recorded as of the closing date, reflecting the assets and liabilities of Archway and Razor at their acquisition date fair values. Intangible assets that are identifiable are recognized separately from goodwill, which is measured and recognized as the excess of the fair value of Archway and Razor, as a whole, over the net amount of the recognized identifiable assets acquired and liabilities assumed. The results of operations of Archway and Razor will be included in the results of the surviving entity from date of acquisition forward.

Risk Factors

In evaluating the Acquisition Proposal and the Acquisitions, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled ‘‘Risk Factors’’ beginning on page 46.

The Plan Proposal

Union Street is seeking stockholder approval for the adoption of the Union Street 2008 Employee, Director and Consultant Stock Plan which will provide for the granting of stock options and other stock-based awards. The Plan will not become effective unless and until the Acquisitions are completed. The material terms of such plan are:

•	1,500,000 shares of common stock reserved for issuance;

•	the Plan will be administered by the Union Street board of directors, or a committee thereof, and any particular term of a grant or aware shall be at the board’s discretion; and

•	the Plan will become effective upon the closing of the Acquisitions.

The Amendment Proposal

Union Street is seeking stockholder approval to amend Union Street’s certificate of incorporation. Any amendment will not become effective unless and until the Acquisitions are completed. The material terms of such amendment are:

•	to change the corporate name to [ ]; and

•	to remove Article Five entirely.

SELECTED HISTORICAL FINANCIAL INFORMATION — COMBINED
ARCHWAY AND RAZOR

Union Street is providing the following combined Archway and Razor selected historical financial information to assist you in your analysis of the financial aspects of the Archway Acquisition and the Razor Acquisition. We derived the Archway and Razor historical information from their respective audited consolidated financial statements as of and for each of the years ended December 31, 2005, 2006 and 2007 and for the three month periods ended March 31, 2007 and March 31, 2008. The information is only a summary and should be read in conjunction with the historical consolidated financial statements of each of Archway and Razor and related notes contained elsewhere in this proxy statement. The historical results included below and elsewhere in this proxy statement are not indicative of future performance.

	Years Ended December 31,			Three Months Ended March 31,
(dollars in thousands)	2005	2006	2007	2007	2008
Statement of Operations Data:
Revenue	$75,419	$90,807	$106,948	$22,981	$28,066
Reimbursable freight	16,063	15,396	20,595	4,138	5,455
Payroll and related costs	37,167	42,006	45,788	10,622	12,895
Other operating costs	21,380	25,933	25,630	6,176	6,635
Depreciation and amortization	3,332	3,581	3,195	775	883
Restructuring activities	—	—	221	—	—
Total Operating expenses	77,942	86,916	95,429	21,711	25,868
Operating income	(2,523)	3,891	11,519	1,270	2,198
Interest income (expense)	(83)	29	(41)	(14)	(20)
Other income (expense)	(12)	53	(51)	12	(43)
Income before income taxes	(2,618)	3,973	11,427	1,268	2,135
Income taxes	—	—	2,388	277	550
Net income (loss) from continuing operations	$(2,618)	$3,973	$9,039	$991	$1,585
Cash Flow Data:
Cash from continuing operations provided by (used in):
Operating activities	$4,213	$2,879	$11,840	$3,251	$4,924
Investing activities	$(5,141)	$(1,569)	$(3,845)	$(276)	$(1,779)
Financing activities	$2,345	$(2,888)	$(7,386)	$(1,240)	$(1,617)
Balance Sheet Data:
Cash and cash equivalents	$48	$105	$1,600	—	$2,803
Total Assets	$61,158	$61,783	$75,579	—	$70,082
Total stockholders’ equity (deficit)	$37,774	$40,043	$44,209	—	$45,116
Other Financial Data:
Adjusted EBITDA(1)	$835	$7,512	$14,824	$2,084	$3,068

The net income (loss) from continuing operations and the Adjusted EBITDA amounts do not reflect the earnings related to a minority interest that will be contributed to Archway from its parent company prior to closing. The earnings from the minority interest for 2005, 2006 and 2007 were $(13), $360 and $314 respectively. For the three months ended March 31, 2007 and March 31, 2008 the earnings from the minority interest were $80 and $69, respectively.

(1)	‘‘Adjusted EBITDA’’ is a non-GAAP (Generally Accepted Accounting Principles) financial measure calculated by adding to net income the amounts for income taxes, interest expense, depreciation and amortization, stock compensation expense and other non-cash, non-operating items. Adjusted EBITDA is a measure commonly used by financial analysts, investors, rating agencies, lenders and other interested parties in evaluating companies, including business services companies. We believe that adjusted EBITDA, viewed in addition to and not in lieu of reported GAAP results, may be useful in assessing the operating performance and the overall effectiveness of senior management of Archway and Razor. In addition, adjusted EBITDA is used by management to measure and analyze operating performance and along with other data, as the internal measure for setting operating budgets, assessing financial performance and as a primary performance metric by which senior management is evaluated. Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies or under credit agreements or indentures. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation from, or as an alternative to, operating income, cash flow or other income or cash flow data prepared in accordance with GAAP. Some of these limitations are:
•	adjusted EBITDA does not reflect our cash expenditures for capital equipment or other contractual commitments;
•	although depreciation and amortization are non-cash charges, the assets being depreciated or amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements;
•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•	adjusted EBlTDA does not reflect income tax expense or the cash necessary to pay income taxes;
•	other companies, including companies in our industry, may calculate these measures differently and as the number of differences in the way two different companies calculate these measures increases, the degree of their usefulness as a comparative measure correspondingly decreases.
Because of these limitations, adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business or reduce indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures only supplementally.

The following is a reconciliation of net income from continuing operations to Adjusted EBITDA:

	Years Ended December 31,			Three Months Ended March 31,
(dollars in thousands)	2005	2006	2007	2007	2008
Net income (loss) from continuing operations	$(2,618)	$3,973	$9,039	$991	$1,585
Depreciation/Amortization	3,332	3,581	3,195	775	883
Interest income (expense)	83	(29)	41	14	20
Income taxes	—	—	2,388	277	550
Other income (expense)(1)	38	(52)	52	—	—
Stock compensation expense		39	109	27	30
Adjusted EBITDA	$835	$7,512	$14,824	$2,084	$3,068

(1)	Other income (expense) includes the add back/(deduction) of $52, $(52) and $38 related to the loss/(gain) on sale of fixed assets for the years ended 2007, 2006 and 2005 respectively.

SELECTED HISTORICAL FINANCIAL INFORMATION — ARCHWAY

Union Street is providing the following Archway financial information to assist you in your analysis of the financial aspects of the Archway Acquisition. We derived the Archway historical information from its audited consolidated financial statements as of and for each of the years ended December 31, 2005, 2006 and 2007 and for the three month periods ended March 31, 2007 and March 31, 2008. The information is only a summary and should be read in conjunction with the historical consolidated financial statements of Archway and related notes contained elsewhere in this document. The historical results included below and elsewhere in this document are not indicative of future performance.

	Years Ended December 31,			Three Months Ended March 31,
(dollars in thousands)	2005	2006	2007	2007	2008
Statement of Operations Data:
Revenue	$66,290	$78,671	$90,294	$19,570	$22,986
Reimbursable freight	16,063	15,396	20,595	4,138	5,455
Payroll and related costs	31,693	34,083	35,426	8,286	9,730
Other operating costs	20,077	24,109	23,740	5,730	5,881
Depreciation and amortization	3,157	3,305	2,776	689	736
Restructuring activities	—	—	221	—	—
Total Operating expenses	70,990	76,893	82,758	18,843	21,802
Operating income	(4,700)	1,778	7,536	727	1,184
Interest income (expense)	(14)	51	(1)	(1)	—
Other income (expense)	(36)	75	(40)	2	—
Income before income taxes	(4,750)	1,904	7,495	728	1,184
Income taxes	—	—	2,017	196	462
Net income (loss) from continuing operations	$(4,750)	$1,904	$5,478	$532	$722
Cash Flow Data:
Cash from continuing operations provided by (used in):
Operating activities	$3,975	$1,806	$6,851	$(1,602)	$338
Investing activities	(4,655)	(1,015)	(1,631)	(120)	(1,033)
Financing activities	1,470	(2,429)	(4,609)	3,521	1,020
Balance Sheet Data:
Cash and cash equivalents	$7	$3	$1,500	$—	$1,500
Total Assets	53,780	51,766	58,279	—	58,445
Total stockholders’ equity (deficit)	35,435	36,985	41,180	—	41,736
Other Financial Data:
Adjusted EBITDA(1)	$(1,543)	$5,122	$10,421	$1,443	$1,950

The net income (loss) from continuing operations and the Adjusted EBITDA amounts do not reflect the earnings related to a minority interest that will be contributed to Archway from its parent company prior to closing. The earnings from the minority interest for 2005, 2006 and 2007 were $(13), $360 and $314 respectively. For the three months ended March 31, 2007 and March 31, 2008 the earnings from the minority interest were $80 and $69, respectively.

(1)	‘‘Adjusted EBITDA’’ is a non-GAAP (Generally Accepted Accounting Principles) financial measure calculated by adding to net income the amounts for income taxes, interest expense, depreciation and amortization, stock compensation expense and other non-cash, non-operating items. Adjusted EBITDA is a measure commonly used by financial analysts, investors, rating agencies, lenders and other interested parties in evaluating companies, including business services companies. We believe that adjusted EBITDA, viewed in addition to and not in lieu of reported

GAAP results, may be useful in assessing the operating performance and the overall effectiveness of senior management of Archway. In addition, adjusted EBITDA is used by management to measure and analyze operating performance and along with other data, as the internal measure for setting operating budgets, assessing financial performance and as a primary performance metric by which senior management is evaluated. Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP and may not be comparable to other similarly titled measures of other companies or under credit agreements or indentures. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation from, or as an alternative to, operating income, cash flow or other income or cash flow data prepared in accordance with GAAP. Some of these limitations are:
•	adjusted EBITDA does not reflect our cash expenditures for capital equipment or other contractual commitments;
•	although depreciation and amortization are non-cash charges, the assets being depreciated or amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements;
•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•	adjusted EBlTDA does not reflect income tax expense or the cash necessary to pay income taxes;
•	other companies, including companies in our industry, may calculate these measures differently and as the number of differences in the way two different companies calculate these measures increases, the degree of their usefulness as a comparative measure correspondingly decreases.
Because of these limitations, adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business or reduce indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures only supplementally.

The following is a reconciliation of net income from continuing operations to Adjusted EBITDA:

	Years Ended December 31,			Three Months Ended March 31,
(dollars in thousands)	2005	2006	2007	2007	2008
Net income (loss) from continuing operations	$(4,750)	$1,904	$5,478	$532	$722
Depreciation/Amortization	3,157	3,305	2,776	689	736
Interest income (expense)	14	(51)	1	1	—
Income taxes	—	—	2,017	196	462
Other income (expense)(1)	36	(75)	40	(2)	—
Stock compensation expense		39	109	27	30
Adjusted EBITDA	$(1,543)	$5,122	$10,421	$1,443	$1,950

(1)	Other income (expense) includes the add back/(deduction) of $0, $(2), $40, $(75) and $36 related to the sale of fixed assets for the three month periods ended March 31, 2008 and March 31, 2007 and for the years ended 2007, 2006 and 2005 respectively.

SELECTED HISTORICAL FINANCIAL INFORMATION — RAZOR

Union Street is providing the following Razor financial information to assist you in your analysis of the financial aspects of the Razor Acquisition. We derived the Razor historical information from its audited consolidated financial statements as of and for each of the years ended December 31, 2005, 2006 and 2007 and for the three month periods ended March 31, 2007 and March 31, 2008. The information is only a summary and should be read in conjunction with the historical consolidated financial statements of Razor and related notes contained elsewhere in this document. The historical results included below and elsewhere in this document are not indicative of future performance.

	Years Ended December 31,			Three Months Ended March 31,
(dollars in thousands)	2005	2006	2007	2007	2008
Statement of Operations Data:
Revenue	$9,129	$12,136	$16,654	$3,411	$5,080
Payroll and related costs	5,474	7,923	10,362	2,336	3,165
Other operating costs	1,303	1,824	1,890	446	754
Depreciation and amortization	175	276	419	86	147
Total operating expenses	6,952	10,023	12,671	2,868	4,066
Operating income	2,177	2,113	3,983	543	1,014
Interest income (expense)	(69)	(22)	(40)	(13)	(20)
Other income (expense)	24	(22)	(11)	10	(43)
Income before income taxes	2,132	2,069	3,932	540	951
Income taxes	—	—	371	81	88
Net income (loss) from continuing operations	$2,132	$2,069	$3,561	$459	$863
Cash Flow Data:
Cash provided by (used in):
Operating activities	$238	$1,073	$4,989	$4,853	$4,586
Investing activities	(486)	(554)	(2,214)	(156)	(746)
Financing activities	875	(459)	(2,777)	(4,761)	(2,637)
Balance Sheet Data:
Cash and cash equivalents	$41	$102	$100	$—	$1,303
Total Assets	7,378	10,017	17,300	—	11,637
Total stockholders’ equity (deficit)	2,339	3,058	3,029	—	3,380
Other Financial Data:
Adjusted EBITDA(1)	$2,378	$2,390	$4,403	$641	$1,118

(1)	‘‘Adjusted EBITDA’’ is a non-GAAP (Generally Accepted Accounting Principles) financial measure calculated by adding to net income the amounts for income taxes, interest expense, depreciation and amortization, stock compensation expense and other non-cash, non-operating items. Adjusted EBITDA is a measure commonly used by financial analysts, investors, rating agencies, lenders and other interested parties in evaluating companies, including business services companies. We believe that adjusted EBITDA, viewed in addition to and not in lieu of reported GAAP results, may be useful in assessing the operating performance and the overall effectiveness of senior management of Razor. In addition, adjusted EBITDA is used by management to measure and analyze operating performance and along with other data, as the internal measure for setting operating budgets, assessing financial performance and as a primary performance metric by which senior management is evaluated. Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP and may not be comparable to other similarly titled measures of other companies or under credit agreements or indentures. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation from, or as an alternative to, operating income, cash flow or other income or cash flow data prepared in accordance with GAAP. Some of these limitations are:
•	adjusted EBITDA does not reflect our cash expenditures for capital equipment or other contractual commitments;
•	although depreciation and amortization are non-cash charges, the assets being depreciated or amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements;
•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•	adjusted EBlTDA does not reflect income tax expense or the cash necessary to pay income taxes;
•	other companies, including companies in our industry, may calculate these measures differently and as the number of differences in the way two different companies calculate these measures increases, the degree of their usefulness as a comparative measure correspondingly decreases.
Because of these limitations, adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business or reduce indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures only supplementally.

The following is a reconciliation of net income from continuing operations to Adjusted EBITDA:

	Years Ended December 31,			Three Months Ended March 31,
(dollars in thousands)	2005	2006	2007	2007	2008
Net income (loss) from continuing operations	$2,132	$2,069	$3,561	$459	$863
Depreciation/Amortization	175	276	419	86	147
Interest income (expense)	69	22	40	13	20
Income taxes	—	—	371	81	88
Other income (expense)(1)	2	23	12	2	—
Adjusted EBITDA	$2,378	$2,390	$4,403	$641	$1,118

(1)	Other income (expense) includes the add back of $0, $2, $12, $23 and $2 related to the loss on sale of fixed assets for the three month periods ended March 31, 2008 and March 31, 2007 and for the years 2007, 2006 and 2005 respectively.

SUMMARY UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information combines (i) the historical balance sheets of Archway as of March 31, 2008, Razor as of March 31, 2008, and Union Street as of March 31, 2008, giving effect to the Acquisitions as if they had occurred on March 31, 2008 and (ii) the historical statements of operations of Archway for the periods from January 1, 2007 to December 31, 2007 and January 1, 2008 to March 31, 2008, Razor for the periods from January 1, 2007 to December 31, 2007 and January 1, 2008 to March 31, 2008 and Union Street for the periods from January 1, 2007 to December 31, 2007 and January 1, 2008 to March 31, 2008, giving effect to the Acquisitions as if they had occurred on January 1, 2007 and using two different levels of approval of the Acquisitions by the Union Street stockholders, as follows:

•	No Conversion: Assumes that none of the public stockholders vote against the Acquisition Proposal and convert their shares into cash at the conversion price per share.

•	Maximum Conversion: Assumes that public stockholders owning 2,499,999 shares (or 19.99999% of the public shares) both vote against the Acquisition Proposal and convert their shares into cash at the conversion price per share.

	Year ended December 31, 2007		Three Months ended March 31, 2008
	No Conversion	Maximum Conversion	No Conversion	Maximum Conversion
	(In thousands, except for share and per share data)
Combined Statements of Operations Data:
Revenue	$106,948	$106,948	$28,066	$28,066
Operating Expenses	95,924	95,924	26,039	26,039
Operating income	11,024	11,024	2,027	2,027
Interest income (expense)	(343)	(1,101)	(64)	(251)
Other income (expense)	263	263	26	26
Income before income taxes	10,944	10,186	1,989	1,802
Income taxes(2)	(4,269)	(3,974)	(775)	(702)
Net income (loss) from continuing operations	$6,675	$6,212	$1,214	$1,100
Weighted average shares outstanding:
Basic	15,605,173	13,105,174	16,940,789	14,440,790
Diluted	18,732,371	16,232,372	20,067,987	17,567,988
Income (loss) per share:
Basic	$0.43	$0.47	$0.07	$0.08
Diluted	$0.36	$0.38	$0.06	$0.06
Combined Balance Sheet Data:
Cash and cash equivalents			—	—
Total Assets			$128,688	$128,688
Total stockholders’ equity			108,414	89,070
Other Financial Data:
Adjusted EBITDA(1)	$14,534	$14,534	$2,936	$2,936

(1)	‘‘Adjusted EBITDA’’ is a non-GAAP (Generally Accepted Accounting Principles) financial measure calculated by adding to net income the amounts for income taxes, interest expense, depreciation and amortization, stock compensation expense and other non-cash, non-operating items. Adjusted EBITDA is a measure commonly used by financial analysts, investors, rating agencies, lenders and other interested parties in evaluating companies, including business services companies. We believe that adjusted EBITDA, viewed in addition to and not in lieu of reported GAAP results, may be useful in assessing the operating performance and the overall effectiveness of senior management of Archway and Razor. In addition, adjusted EBITDA is used by management to measure and analyze operating performance and along with other data, as the internal measure for setting operating budgets, assessing financial performance and as a primary performance metric by which senior management is evaluated. Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP and may not be comparable to other similarly titled measures of other companies or under credit agreements or indentures. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation from, or as an alternative to, operating income, cash flow or other income or cash flow data prepared in accordance with GAAP. Some of these limitations are:
•	adjusted EBITDA does not reflect our cash expenditures for capital equipment or other contractual commitments;
•	although depreciation and amortization are non-cash charges, the assets being depreciated or amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements;
•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•	adjusted EBlTDA does not reflect income tax expense or the cash necessary to pay income taxes;
•	other companies, including companies in our industry, may calculate these measures differently and as the number of differences in the way two different companies calculate these measures increases, the degree of their usefulness as a comparative measure correspondingly decreases.
Because of these limitations, adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business or reduce indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures only supplementally.
(2)	Income tax expense is reflected at an assumed rate of 39%. As a result of the transactions and the assumed allocation of a portion of the purchase price to goodwill, an annual cash tax savings is expected related to goodwill amortization deductions for income tax purposes. For the year ended December 31, 2007 and the three month period ended March 31, 2008, the pro forma cash tax savings are estimated at $2.3 million and $0.6 million, respectively.

The following is a reconciliation of net income from continuing operations to Pro forma Adjusted EBITDA:

	Year ended December 31, 2007		Three Months Ended March 31, 2008
	No Conversion	Maximum Conversion	No Conversion	Maximum Conversion
	(In thousands, except for share and per share data)
Net income (loss) from continuing operations	$6,675	$6,212	$1,214	$1,100
Depreciation and amortization	3,195	3,195	883	883
Interest (income) expense	343	1,101	64	251
Income taxes	4,269	3,974	775	702
Other (income) expense	52	52	—	—
Adjusted EBITDA	$14,534	$14,534	$2,936	$2,936

PER SHARE MARKET PRICE INFORMATION

Union Street common stock, warrants and units are currently quoted on the American Stock Exchange under the symbols ‘‘USQ,’’ ‘‘USQ-WS’’ and ‘‘USQ-U,’’ respectively. The closing prices of the common stock, warrants, and units, on February 26, 2008, the last trading day before the announcement of the execution of the Archway Purchase Agreement and the Razor Purchase Agreement, were $7.60, $0.32 and $8.02 (the closing price on February 25, 2008), respectively. Each unit of Union Street consists of one share of common stock and one warrant. The warrants became separable from the common stock on February 14, 2007. Each warrant entitles the holder to purchase from Union Street one share of common stock at an exercise price of $6.00 commencing on the later of the completion of our initial business combination or February 5, 2008. The warrants became exercisable on February 5, 2008. The warrants will expire at 5:00 p.m., New York City time, on February 5, 2011, or earlier upon redemption. Union Street’s units commenced public trading on February 6, 2007 and its common stock and warrants commenced public trading on February 14, 2007.

On July 11, 2008, the last reported sale price of our common stock, warrants and units was $7.77, $0.13, and $7.90, respectively. As of [                ], 2008, there were [            ] shares of common stock outstanding and [          ] holders of record of our common stock.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low sales prices of Union Street’s common stock, warrants and units as reported on the American Stock Exchange.

	American Stock Exchange
	Union Street Common Stock		Union Street Warrants		Union Street Units
	High	Low	High	Low	High	Low
2007 First Quarter	$7.38	$7.25	$0.70	$0.58	$8.00	$7.86
2007 Second Quarter	$7.52	$7.36	$0.86	$0.60	$8.31	$7.92
2007 Third Quarter	$7.69	$7.52	$0.94	$0.58	$8.50	$8.10
2007 Fourth Quarter	$7.70	$7.54	$0.72	$0.50	$8.25	$8.05
2008 First Quarter	$7.80	$7.57	$0.55	$0.15	$8.25	$7.78
2008 Second Quarter	$7.80	$7.62	$0.20	$0.11	$8.00	$7.78
2008 Third Quarter (through July 11, 2008)	$7.77	$7.77	$0.13	$0.11	$7.90	$7.90

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to approve the Acquisition Proposal, the Plan Proposal and the Amendment Proposal. As Union Street’s operations will be those of Archway and Razor upon completion of the Acquisitions, a number of the following risk factors relate to the business and operations of Archway and Razor, and to Union Street, as the successor to such businesses.

Risks Related to the Acquisitions

The pro forma condensed combined financial statements are not an indication of the combined company’s financial condition or results of operations following the acquisition.

The pro forma condensed combined financial statements contained in this proxy statement are not an indication of the combined company’s financial condition or results of operations following the acquisition. The pro forma condensed combined financial statements have been derived from the historical financial statements of Union Street, Archway and Razor and many adjustments and assumptions have been made regarding the combined company after giving effect to the acquisition. The information upon which these adjustments and assumptions have been made is preliminary, including, but not limited to, the final determination of the purchase price allocation, including the allocation of purchase price in excess of tangible net assets, and these kinds of adjustments and assumptions are difficult to make and may not be accurate. As a result, the actual financial condition and results of operations of the combined company following the acquisition may not be consistent with, or evident from, these pro forma financial statements and the actual earnings per share, which is referred to as EPS, of the combined company following the acquisition may decrease below that reflected in the pro forma condensed combined financial information. In addition, other factors may affect the combined company’s actual EPS following the acquisition. See the section entitled ‘‘Unaudited Pro Forma Condensed Financial Information.’’

Our ability to close the Acquisitions is contingent upon the establishment at the time of the closing of our proposed $30.0  million Debt Financing in accordance with the commitment we have obtained for those facilities.

We will incur indebtedness to finance the proposed Acquisitions, transaction costs, deferred underwriting fees and our operations after the Acquisitions. Upon the closing of the Acquisitions, we anticipate that we will enter into credit agreements with Bank of America which will provide us with a $30.0 million Facility. The commitment letter which we have obtained for such Debt Financing provides that we may borrow up to $30.0 million to partially fund the acquisition consideration and related fees and expenses subject to borrowing base limitations. Even if no public stockholders elect to exercise their conversion rights in connection with the Acquisitions, we will need to use at least $4.7 million of the $30.0 million commitment at the time of the closing to finance the Acquisitions, subject to borrowing base availability. We anticipate borrowing funds (in addition to the up to $30.0 million to fund the Acquisitions) in the future for capital expenditures and working capital purposes.

We plan to establish the proposed Facility in accordance with the written commitment which we have obtained from Bank of America. Bank of America’s commitment is not conditioned upon completion of due diligence nor is it conditioned upon the absence of a material adverse change in debt markets from the time that the commitment was entered into. However, the commitment will expire on January 31, 2009, provided that if the Acquisitions have not been completed by October 31, 2008, we will be obligated to pay to Bank of America a fee equal to 0.10% on the aggregate principal amount of the senior credit facility. Furthermore, the commitment provides that the parties’ obligations thereunder are subject to certain conditions which include the negotiation, prior to the closing, of loan documentation in mutually satisfactory form incorporating the terms described in the commitment, the closing of the Acquisitions, absence of a material adverse change (as defined in the commitment letter), perfection of security interests, Bank of America’s satisfaction that we have used at least $98.4 million in cash from the trust account to fund the Acquisitions, endorsements naming Bank of America as an additional insured or loss payee under all insurance policies to be maintained with respect to our properties forming part of its collateral, the availability of no less than $3.0 million under Facility as of the closing date, receipt of certain financial information and projections and receipt of customary closing documentation. If we are unable to complete the Acquisitions by January 31, 2009 or to satisfy the conditions described in the commitment, we would not be able to complete the Acquisitions since, without the proposed Debt Financing, we would be unable to fund all of our anticipated closing payments in connection with the Acquisitions.

The proposed agreements for our Debt Financing will impose restrictions on our future operations.

The commitment letter from Bank of America provides that the agreements under which the Debt Financing will be established will restrict our future operations, including limitations on: indebtedness; liens; investments; loans; advances; guarantees; acquisitions; asset dispositions; sale-leaseback transactions; hedging agreements; dividends and distributions on, and redemptions and repurchases of, equity interests and other similar payments; prepayments, redemptions and repurchases of other debt; and transactions with affiliates; and other limitations for senior secured credit facilities of this type. The Facility will contain various financial covenants expected to be as follows (each calculated on a consolidated basis for each consecutive four fiscal quarter period):

•	Minimum consolidated EBITDA (which shall include the earnings of Archer Corporate Services and any other minority interest owned by or any of our subsidiaries, to the extent such earnings are distributed in cash to us or any of our subsidiaries) plus, to the extent deducted in calculating net income, interest expense, income taxes, depreciation and amortization and other adjustments to be agreed) of $13.5 million for each period of four consecutive fiscal quarters;

•	Maximum consolidated leverage ratio of 2.50:1.0 (calculated based on the total funded debt/consolidated EBITDA); and

•	Minimum consolidated fixed charge coverage ratio of 1.25:1.0 (calculated as set forth in the commitment letter).

These restrictions may affect our ability to operate our business and limit our ability to take advantage of potential business opportunities as they arise. If we were to default, the lender could proceed against the collateral pledged, which will include substantially all of our, Archway’s and Razor’s assets.

We will incur debt to consummate the Acquisitions, which may adversely affect our leverage and financial condition.

We are financing the Acquisitions, in part, through the Debt Financing and we have received a commitment of approximately $30.0 million, of which up to $24.2 million could be used to fund the Acquisitions and related fees and expenses, if the 19.99999% of stockholders elect to convert their shares. This level of indebtedness is in excess of what has historically been used in Archway’s and Razor’s operations. The level of our indebtedness could have important consequences to our stockholders, including: (i) a portion of our cash flow from operations must be dedicated to debt service and will not be available for other purposes, including the declaration and payment of cash dividends; (ii) our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; (iii) our level of indebtedness could limit our flexibility in planning for and reacting to changes in the industry and economic conditions generally; and (iv) place us at a competitive disadvantage compared to our competitors that have less debt. The incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating earnings after the Acquisitions are insufficient to pay our debt obligations;

•	may result in an acceleration of our obligations to repay the indebtedness (even if we make all principal and interest payments when due) if we breach the covenants contained in any of the debt agreements, such as covenants that require the maintenance of certain financial ratios or reserves; and

•	may hinder our ability to obtain additional financing, if necessary, to the extent any of the debt agreements contain covenants restricting our ability to obtain additional financing while such debt is outstanding or to the extent our existing leverage discourages other potential investors.

Our Debt Financing will bear interest at variable rates, which may affect our cash flow and financial condition.

The Facility will bear interest at variable rates. The interest rates per annum applicable to the Facility will be LIBOR plus the applicable margin (as described in the commitment letter), or, at our option, the base rate (which shall be the higher of the Bank of America prime rate, and the federal funds rate plus 0.50%, plus, the applicable margin). We may select interest periods of one, two, three or six months for LIBOR loans. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly. During the continuance of any default under the loan documentation, the applicable margin on obligations owing under the loan documentation shall increase by 2.0% per annum. Any increase in interest rates will have a negative impact on the cash flow as our debt service requirements will increase.

Archway’s and/or Razor’s operations may not be able to generate sufficient cash flows to meet our debt service obligations.

Our ability to make payments on our indebtedness will depend on our ability to generate cash from the operations of Archway and Razor. The businesses of Archway and/or Razor may not generate sufficient cash flow from operations to enable us to repay our indebtedness and to fund other liquidity needs, including capital expenditure requirements. The indebtedness to be incurred by us under the proposed Debt Financing will bear interest at variable rates and, therefore if interest rates increase, our debt service requirements will increase. In such case, we may need to refinance or restructure all or a portion of the indebtedness on or before maturity. We may not be able to refinance any of our indebtedness, on commercially reasonable terms, or at all. Following the Acquisitions, assuming no more than 19.99999% of stockholders elect to convert their shares, our expected debt service obligation is initially estimated to be approximately $1.1 million in interest payments per annum, which amount may be reduced each year in accordance with debt reductions, if made. If we are unable to generate sufficient cash flow to service our indebtedness and fund our capital expenditures, we will be forced to adopt an alternative strategy that may include reducing or delaying capital expenditures, restructuring or refinancing our indebtedness or seeking additional equity capital, any of which could have a material adverse effect on our operations and financial conditions. These strategies may not be affected on satisfactory terms, if at all. Our ability to meet our debt service obligations will be dependent upon Archway’s and Razor’s future performance which, in turn, is subject to future economic conditions and to financial, business and other factors, many of which are beyond our control. Upon maturity the Facility will need to be repaid, extended or refinanced. We may not be able to repay the Facility, our lender may not agree to any extension or we may not be able to refinance on terms favorable to us or at all.

A default under our indebtedness may have a material adverse effect on our business and financial condition.

If we default under our proposed Debt Financing, the lender generally would be able to declare all of such indebtedness, together with accrued interest, to be due and payable. In addition, borrowings under the facility will be secured by perfected first priority security interests in substantially all the cash, deposit accounts, accounts receivable and inventory of Archway and Razor and each subsidiary guarantor. If we were unable to repay the Debt Financing when required, our lender could commence legal action against us to recover the amounts due, including by seeking to foreclose on the assets that we pledged to secure the loans. Any such action would be materially harmful to us and could require us to curtail or cease operations. Moreover, upon the occurrence of an event of default under the proposed facility, the commitment of the lender to make any further loans would be terminated. Accordingly, a default under any debt instrument, unless cured or waived, would likely have a material adverse effect on our business and results of operations and financial condition.

Servicing debt could limit funds available for other purposes.

Following the Acquisitions, we will use each of Archway’s and Razor’s cash from operations to pay the principal and interest on the proposed Debt Financing. These payments will limit funds available for other purposes, including expansion of Archway’s and Razor’s operations through acquisitions and funding future capital expenditures.

After the Acquisitions, Union Street will be dependent on the performance of its subsidiaries to meet its obligations.

After the consummation of the Acquisitions, Union Street will have no direct business operations other than its ownership of the share capital of its subsidiaries. As a holding company, Union Street will be dependent on dividends, interest payments, management fees or other inter-company transfers of funds from its subsidiaries to enable it to meet its direct obligations. Union Street’s ability to meet its direct obligations will depend on its ability to generate cash from Archway’s and Razor’s operations. These businesses may not generate sufficient cash flow from operations to fund Union Street’s liquidity needs.

The completion of the Acquisitions could result in disruptions in business, loss of customers or contracts or other adverse effects.

The completion of the Acquisitions may cause disruptions in the businesses of Archway and/or Razor, which could have material adverse effects on the combined company’s business and operations. Although we believe that Archway’s and Razor’s business relationships are and will remain stable following the Acquisitions, their customers, and other business partners, in response to the completion of the Acquisitions, may adversely change or terminate their relationships with the combined company, which could have a material adverse effect on the businesses of Archway and/or Razor or the combined company following the Acquisitions.

Because each of our executive officers and directors will directly or indirectly own shares of our common stock that will not participate in liquidating distributions and because each of our executive officers owns stock in the indirect parent company of Archway, they may have a conflict of interest in determining whether the Acquisitions are appropriate.

A. Clayton Perfall, our Chairman of the Board, President and Chief Executive Officer, Brian H. Burke, our Chief Financial Officer and Treasurer, and Matthew C. Fletchall, our Vice President of Corporate Development and Secretary, each indirectly own shares of our common stock through ownership in Union Street Capital Management, LLC. In addition, our directors own shares of our common stock. Upon our dissolution and liquidation, none of Union Street Capital Management, LLC or our executive officers or directors will have the right to receive distributions from the trust account with respect to shares of our common stock they acquired prior to our initial public offering, and they would lose its and their entire investment in us were this to occur. Additionally, our directors and officers purchased an aggregate of three million warrants in private placements for an aggregate of $3.0 million. These securities will be worthless if we do not consummate our initial business combination.

In addition, Messrs. Perfall, Burke and Fletchall are 4.6%, 1.4% and 0.5% shareholders of AHL Services, Inc. (the sole shareholder of Argenbright), respectively, and are entitled to like percentages of the distributable proceeds of the Archway Consideration. Assuming Archway’s parent distributes $70.0 million of the consideration received at closing (purchase price of $80.3 million less the escrow funds of $4.0 million and less transaction costs and non-distributable amounts of $6.3 million), Messrs. Perfall, Burke and Fletchall would be entitled to receive approximately $3.2 million, $0.9 million and $0.3 million, respectively.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and consummating our initial business combination and may result in a conflict of interest in determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. See ‘‘Certain Relationships and Related Party Transactions — Conflicts Of Interest.’’

Messrs. Perfall and Burke may have certain conflicts of interest in determining to recommend the Acquisitions because they will not begin to receive compensation as officers and directors of Union Street unless the Acquisitions are consummated.

We do not currently compensate any of our officers or directors. If the Acquisitions are approved, Union Street will continue to be managed by Messrs. Perfall, Burke and Fletchall. We plan on providing compensation to these individuals following the completion of the proposed Acquisitions, which compensation could be significant. The personal and financial interests of Messrs. Perfall, Burke and Fletchall may be different than those of our stockholders. You should take these potential conflicts into account when considering the recommendation of Union Street’s board of directors to vote in favor of the Acquisitions. In addition, since the potential compensation of such persons has not been determined, you may be missing important information in helping you determine whether or not to vote in favor of the Acquisitions.

Risks Associated with Archway’s and Razor’s Businesses

Archway and Razor face significant competition for individual projects, entire client relationships and advertising dollars in general.

Archway and Razor face significant competition in all of their offerings and within each of their vertical markets. Marketing operations management is a dynamic evolving business, subject to technological advancements, high turnover of client personnel who make buying decisions, client consolidations, changing client needs and preferences, continual development of competing products and services and an evolving competitive landscape. This competition comes from outsourced business processing companies, traditional advertising agencies, marketing companies as well as technology companies against whom we compete for individual projects, entire client relationships and marketing expenditures by clients and prospective clients. Either company’s failure to improve its current processes or to develop new products and services could result in the loss of its clients to current or future competitors. In addition, failure to gain market acceptance of new products and services could adversely affect their growth.

Current and future competitors may have significantly greater financial and other resources than both Archway and Razor and they may sell competing products and services at lower prices or at lower profit margins, resulting in pressures on and margins.

The size of Archway’s and Razor’s competitors varies across market segments. Therefore, some of their competitors may have significantly greater financial, technical, marketing or other resources than either Archway or Razor does in one or more of its market segments, or overall. As a result, Archway’s and Razor’s competitors may be in a position to respond more quickly than Archway or Razor can to new or emerging technologies and changes in customer requirements, or may devote greater resources than Archway or Razor can to the development, promotion, sale and support of products and services. Moreover, new competitors or alliances among the competitors may emerge and potentially reduce Archway’s or Razor’s market share, revenue or margins. Some of their competitors also may choose to sell products or services competitive to either Archway or Razor at lower prices by accepting lower margins and profitability, or may be able to sell products or services competitive to either Archway or Razor at lower prices given proprietary ownership of data, technical superiority or economies of scale. Price reductions or pricing pressure by their competitors could negatively impact Archway’s or Razor’s margins and results of operations, and could also harm the companies’ ability to obtain new customers on favorable terms.

Archway and Razor must maintain technological competitiveness, continually improve processes and develop and introduce new products and services in a timely and cost-effective manner.

One element of the success of Archway and Razor depends on, among other things, maintaining technological competitiveness, processing functionality and software systems and services. Technology changes rapidly and there are continuous improvements in computer hardware, network operating systems, programming tools, programming languages, operating systems, database technology and the use of the Internet. Advances in information technology may result in changing client preferences for products and product delivery formats in our industry. Archway and Razor must continually improve each of its current processes and develop and introduce new products and services in order to match its competitors’ technological developments and other improvements in competing product and service offerings and the increasingly sophisticated requirements of its clients. Archway and Razor may be unable to successfully identify, develop and bring new and enhanced services and products to market in a timely and cost-effective manner, such services and products may not be commercially successful and services, products and technologies developed by others may render their services and products noncompetitive or obsolete.

The success of Archway and Razor depend on their abilities to consistently and effectively deliver their products and services to their clients.

The success of both Archway and Razor depends on their ability to effectively and consistently staff and execute client engagements within the agreed upon timeframe and budget. Depending on the needs of their clients, their direct marketing engagements may require customization, integration and coordination of a number of complex product and service offerings and execution across many of their facilities worldwide. Moreover, in some of their engagements, Archway and Razor rely on subcontractors and other third parties to provide a portion of their overall services, and Archway and Razor cannot guarantee that these third parties will effectively deliver their services or that Archway and Razor will have adequate recourse against these third parties in the event they fail to effectively deliver their services. Other contingencies and events outside of Archway’s or Razor’s control may also impact their ability to provide products and services. Archway’s or Razor’s failure to effectively and timely staff, coordinate and execute client engagements may adversely impact existing client relationships, the amount or timing of payments from their clients, their reputations in the marketplace and abilities to secure additional business and their resulting financial performances. In addition, Archway’s and Razor’s contractual arrangements with their direct marketing clients and other customers may not provide Archway or Razor with sufficient protections against claims for lost profits or other claims for damages.

If Archway or Razor lose key management or are unable to attract and retain the talent required for their businesses, their operating results could suffer.

Archway’s and Razor’s prospects depend in large part upon each of their abilities to attract, train and retain experienced technical, client services, sales, consulting, research and development, marketing, administrative and management personnel. While the demand for personnel is dependent on employment levels, competitive factors and general economic conditions, qualified personnel historically have been in great demand and from time to time and in the foreseeable future may remain a limited resource. The loss or prolonged absence of the services of these individuals could have a material adverse effect on business, financial position or operating results.

Archway and Razor have previously experienced, and may experience in the future, reduced demand for their products and services because of general economic conditions, the financial conditions and marketing budgets of their clients and other factors that may impact the industry verticals that they serve.

Economic downturns often severely affect the industries in which the companies operate. In the past, some customers have responded, and may respond in the future, to weak economic conditions by reducing their budgets, which are generally discretionary in nature and easier to reduce in the short-term than other expenses. A lasting economic recession or downturn in the United States economy could have a negative impact on either Archway’s and Razor’s businesses, financial positions or operating results. Similarly, there may be industry or company-specific factors that negatively impact clients and prospective clients or their industries and result in reduced demand for products and services. Archway and Razor may also experience reduced demand as a result of consolidation of clients and prospective clients in the industry verticals that they serve.

Archway’s and Razor’s business plans require them to effectively manage their costs. If Archway and Razor do not achieve their cost management objectives, their financial results could be adversely affected.

Archway’s and Razor’s business plans and expectations for the future require that they effectively manage their cost structure, including their operating expenses and capital expenditures across their operations. To the extent that Archway and Razor do not effectively manage costs, their financial results may be adversely affected.

Privacy, security and other direct marketing regulatory requirements may prevent or impair Archway’s or Razor’s ability to offer their products and services.

Archway and Razor are subject to, or affected by, numerous laws, regulations and industry standards that regulate marketing activities, including those that address privacy, data security and unsolicited marketing communications. Please refer to the section above entitled, ‘‘U.S. and Foreign Government Regulations,’’ for additional information regarding these regulations.

Federal, state and foreign governmental and industry organizations continue to consider new legislative and regulatory proposals that would impose additional restrictions on direct marketing services and products. Archway and Razor anticipate that such proposals will continue to be introduced in the future, some of which may be adopted. In addition, Archway’s and Razor’s businesses may be affected by the impact of these restrictions on their clients and their marketing activities. These additional regulations could increase compliance requirements and restrict or prevent the collection, management, aggregation, transfer, use or dissemination of information or data that is currently legally available. Additional regulations may also restrict or prevent current practices regarding unsolicited marketing communications. For example, many states are considering implementing do-not-mail legislation that could impact Archway’s and Razor’s businesses and the businesses of their clients and customers. In addition, public interest in individual privacy rights and data security may result in the adoption of further voluntary industry guidelines that could impact their direct marketing activities and business practices.

Archway and Razor cannot predict the scope of any new legislation, regulations or industry guidelines or how courts may interpret existing and new laws. Additionally, enforcement priorities by governmental authorities may change and also impact their businesses. Compliance with regulations is costly and time-consuming, and Archway and Razor may encounter difficulties, delays or significant expenses in connection with our compliance. There could be a material adverse impact on either Archway’s or Razor’s businesses due to the enactment or enforcement of legislation or industry regulations, the issuance of judicial or governmental interpretations, enforcement priorities of governmental agencies or a change in customs arising from public concern over consumer privacy and data security issues.

Consumer perceptions regarding the privacy and security of their data may prevent or impair Archway’s or Razor’s abilities to offer their products and services.

Pursuant to various federal, state, foreign and industry regulations, consumers have control as to how certain data regarding them is collected, used and shared for marketing purposes. If due to privacy or security concerns, consumers may exercise their ability to prevent such data collection, use or sharing, which may impair Archway’s or Razor’s abilities to provide direct marketing to those consumers and limit their clients’ requirements for their services. Additionally, privacy and security concerns may limit consumers’ voluntarily providing data to Archway’s or Razor’s customers or marketing companies. Some of Archway’s and Razor’s services depend on voluntarily provided data and may be impaired without such data.

Union Street’s reputation and business results may be adversely impacted if Archway or Razor, or subcontractors upon whom Archway or Razor rely, do not effectively protect sensitive personal information of their clients and their clients’ customers.

Current privacy and data security laws and industry standards impact the manner in which both Archway and Razor capture, handle, analyze and disseminate customer and prospect data as part of our client engagements. In many instances, client contracts also mandate privacy and security practices. If Archway or Razor fail to effectively protect and control sensitive personal information (such as personal health information, social security numbers or credit card numbers) of their clients and their customers or prospects in accordance with these requirements, Archway or Razor may incur significant expenses, suffer reputational harm and loss of business, and, in certain cases, be subjected to regulatory or governmental sanctions or litigation. These risks may be increased due to their reliance on subcontractors and other third parties in providing a portion of their overall services in certain engagements. Archway and Razor cannot guarantee that these third parties will effectively protect and handle sensitive personal information or other confidential information, or that they will have adequate recourse against these third parties in that event.

Archway and Razor may not be able to adequately protect their information systems.

Archway’s and Razor’s abilities to protect their information systems against damage from data losses, security breaches, computer viruses, fires, power losses, telecommunications failures or other disasters is critical to their future successes. Some of these systems may be outsourced to third-party providers from time to time. Any damage to their information systems that causes interruptions in their operations or a loss of data could affect their abilities to meet their clients’ requirements, which could have a material adverse effect on their businesses, financial positions or operating results. While Archway and Razor take precautions to protect their information systems, such measures may not be effective and existing measures may become inadequate because of changes in future conditions.

Breaches of security, or the perception that e-commerce is not secure, could harm Archway’s and Razor’s businesses and reputations.

Business-to-business and business-to-consumer electronic commerce, including that which is Internet-based, requires the secure transmission of confidential information over public networks. Some of Archway’s and Razor’s products and services are accessed through the Internet. Security breaches in connection with the delivery of their products and services, or well-publicized security breaches that may affect Archway or Razor or the business services industry, such as database intrusion, could be detrimental to Archway’s and Razor’s businesses, operating results and financial conditions. Archway and Razor cannot be certain that advances in criminal capabilities, new discoveries in the field of cryptography or other developments will not compromise or breach the technology protecting the information systems that access their products, services and proprietary database information.

Data suppliers could withdraw data that Archway and Razor rely on for their products and services.

Archway and Razor purchase or license much of the data that they use. There could be a material adverse impact on their businesses if owners of the data that they use were to withdraw or cease to allow access to the data, or materially restrict the authorized uses of their data. Data providers could withdraw their data if there is a competitive reason to do so, if there is pressure from the consumer community or if additional legislation is passed restricting the use of the data. Archway and Razor also rely upon data from other external sources to maintain proprietary and non-proprietary databases, including data received from customers and various government and public record sources. If a substantial number of data providers or other key data sources were to withdraw or restrict their data, if Archway or Razor were to lose access to data due to government regulation, or if the collection of data becomes uneconomical, Archway’s or Razor’s ability to provide products and services to their clients could be materially adversely affected, which could result in decreased revenues, net income and earnings per share.

Union Street must successfully evaluate acquisition targets and integrate acquisitions.

Union Street, Archway and Razor intend to be acquisitive subsequent to completion of the initial business combinations in order to expand their product and service offerings and geographic locations. Acquisition activities, even if not consummated, require substantial amounts of management time and can distract from normal operations. In addition, Archway and Razor may be unable to achieve the profitability goals, synergies and other objectives initially sought in acquisitions, and any acquired assets, data or businesses may not be successfully integrated into our operations. Acquisitions may result in the impairment of relationships with employees and customers. Moreover, although Union Street, Archway and Razor will review and analyze assets or companies that they acquire, such reviews are subject to uncertainties and may not reveal all potential risks and they may incur unanticipated liabilities and expenses as a result of their acquisition activities. The failure to identify appropriate candidates, to negotiate favorable terms, or to successfully integrate future acquisitions into existing operations could result in not achieving planned revenue growth and could negatively impact Union Street’s, Archway’s and Razor’s net income and earnings per share.

Archway and Razor are vulnerable to increases in freight and shipping rates and disruptions in freight services.

Archway’s and Razor’s services depend on various shipping and freight services to deliver their clients’ products and materials. While the clients bear the cost of these services significant increases in the cost of these services could impact the clients’ volume of activity and in turn negatively impact the results of Archway and Razor. Likewise, disruptions in service would also impact Archway’s and Razor’s ability to perform services for their respective clients.

War or terrorism could affect Archway’s and Razor’s businesses.

War and/or terrorism or the threat of war and/or terrorism involving the United States could have a significant impact on Archway’s or Razor’s businesses, financial positions or operating results. War or the threat of war could substantially affect the levels of expenditures by clients in each of Archway’s and Razor’s businesses. In addition, each of Archway’s and Razor’s businesses could be affected by operation disruptions and a shortage of supplies and labor related to such a war or threat of war.

Archway and Razor depend on their operating management team and the loss of a number of its members could prevent them from implementing its business strategy.

The success of each of Archway’s and Razor’s businesses is dependent upon the management and leadership of its operating management team. The loss of a number of these individuals or Archway’s or Razor’s inability to attract, retain and maintain additional personnel could adversely affect its ability to conduct, manage and grow its business. Archway or Razor may not be able to retain its existing operating management team or to attract additional qualified personnel.

Risks Relating to the Union Street Business

If more than 19.99999% of the public shares vote against the proposed Acquisitions and exercise their conversion rights, Union Street may be forced to liquidate, stockholders may receive less than $8.00 per share and the warrants may expire worthless.

Under the terms of Union Street’s amended and restated certificate of incorporation, if the public stockholders owning more than 19.99999% of the public shares (or 2,499,999 shares of common stock) both vote against the Acquisition Proposal and properly exercise their conversion rights, the acquisition will not be consummated. In such event, Union Street will continue to search for a business to acquire. However, if Union Street does not have sufficient time, resources or capital to look for another suitable acquisition target, it will be required to dissolve and liquidate if (i) it does not consummate an initial business combination in accordance with the terms of its amended and restated certificate of incorporation by August 9, 2008, or (ii) a letter of intent, agreement in principle or definitive agreement is executed by August 9, 2008 and the initial business combination related thereto is not consummated by February 9, 2009.

If we dissolve and liquidate, we anticipate that our liquidation will occur pursuant to Section 281(b) of the Delaware General Corporation Law and, in that event, our board of directors will be required under Section 281(b) to adopt a plan of distribution pursuant to which we shall pay or make reasonable provision to pay all of our existing claims and obligations, all of our contingent, conditional or unmatured contractual claims, all claims against us that are the subject of a pending suit, and all claims against us that are likely to arise or become known within 10 years after our dissolution. Upon liquidation, after payment or making provision for payment under our plan of distribution, the amount held in the trust account and all of our remaining assets will be paid on a pro rata basis to public stockholders.

If you vote in favor of the Acquisitions, a portion of the trust account may be disbursed to stockholders who vote against the Acquisitions and properly exercise their conversion rights and will not be available to us for any purpose.

If the Acquisition Proposal is approved and the Acquisitions are consummated, public stockholders who vote against the Acquisition Proposal and properly exercise their conversion rights are entitled to receive cash at the conversion price per share. If public stockholders holding the maximum number of shares which may be converted without forcing Union Street to abandon the Acquisitions (or 2,499,999 shares) properly exercise their conversion rights, an aggregate of approximately $20.1 million, at a conversion price per share of $8.05 as of May 30, 2008 will be paid from the trust account and will therefore not be available to fund either the acquisitions or our future operations.

If the Acquisitions’ benefits do not meet the expectations of financial or industry analysts, the market price of Union Street’s common stock may decline.

The market price of Union Street’s common stock may decline as a result of the Acquisitions if:

•	Union Street does not achieve the perceived benefits of the Acquisitions as rapidly as, or to the extent, anticipated by financial or industry analysts; or

•	the effect of the Acquisitions on Union Street’s financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decreasing stock price and Union Street may not be able to raise future capital, if necessary, in the equity markets.

Failure to complete the Acquisitions could negatively impact the market price of Union Street’s common stock and may make it more difficult for Union Street to attract another acquisition candidate, resulting, ultimately, in the disbursement of the trust funds, which may cause investors to experience a loss on their investment.

If the Acquisitions are not completed for any reason, Union Street may be subject to a number of material risks, including:

•	the market price of Union Street’s common stock may decline, to the extent that the current market price of its common stock reflects a market assumption that the Acquisitions will be consummated;

•	costs related to the Acquisitions, such as legal and accounting fees, must be paid even if the Acquisitions are not completed; and

•	charges will be made against earnings for transaction-related expenses, which could be higher than expected.

Such decreased market price and added costs and charges, together with the history of failure in consummating an acquisition, may make it more difficult for Union Street to attract another acquisition candidate, resulting, ultimately, in the disbursement of the trust funds, which may cause investors to experience a loss on their investment.

Our stockholders may have securities law claims against us for rescission or damages.

In our IPO prospectus we disclosed that our directors and officers may purchase shares of Union Street common stock as part of the IPO or thereafter in the open market, although, at the time, they had no intention to do so. Such disclosure did not indicate the intent, purpose or effect of any such purchases, nor did it explicitly state that private purchases may be made. In this proxy statement under ‘‘Transactions by Union Street Officers and Directors and their Affiliates,’’ we disclose that certain of our officers and directors and/or their affiliates may purchase Union Street common stock or warrants in open market purchases or privately negotiated purchases or may compensate others to do so. In each case at any time prior to the Special Meeting during a period when they are not aware of any material nonpublic information regarding Union Street and in compliance with the insider trading provisions of Union Street’s Code of Ethics. Such purchases may take into consideration whether the prospective seller has indicated an intention to vote against the Acquisition Proposal. Our officers and directors, or their affiliates, intend to vote all of such shares acquired by them in favor of the Acquisition Proposal.

The purchases of common stock by our officers and directors or their affiliates will impact the stockholder vote in favor of the Acquisition Proposal. In open market purchases, our officers and directors or their affiliates may be purchasing common stock from stockholders who (unknown to such purchasers) may have otherwise voted against the Acquisition Proposal. In private transactions with large block holders, our affiliates will be purchasing common stock from stockholders who may have intended to vote against the Acquisition Proposal. Further, these block holders may, together, own more than 20% of the outstanding shares of Union Street common stock issued in the IPO or open market shares. Accordingly, such purchases make it more likely – but not assured – that: (i) a majority of shares will be voted in favor of the Acquisition Proposal, and (ii) that the 20% threshold of stockholders that must exercise their conversion rights in order to defeat the Acquisition Proposal and cause the liquidation of the Company would not be reached.

To the extent a court was to find that the failure of our IPO prospectus to disclose the intent, purpose or effect of any such purchases constitutes a material omission for securities laws purposes, our stockholders may have securities law claims against us for rescission (under which a successful claimant would have the right to receive the total amount paid for his or her shares, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Such claims might entitle plaintiff stockholders to up to $8.00 per share of common stock, based on the initial offering price of the public units comprised of stock and warrants, less any amount received from the sale of the original warrants purchased with the stock and plus interest from the date of our IPO. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares.

Under Delaware law, our dissolution and liquidation requires the approval of the holders of a majority of the shares of our outstanding common stock, without which we will not be able to dissolve and liquidate and distribute our assets to our public stockholders.

If we do not effect an initial business combination by August 9, 2008 (or by February 9, 2009, if a letter of intent, agreement in principle or definitive agreement has been executed by August 9, 2008 and the business combination related thereto has not yet been consummated) then, upon the expiration of such period, pursuant to our amended and restated certificate of incorporation, our corporate purposes and powers will immediately be limited to actions and activities relating to our dissolution and liquidation.

However, pursuant to Delaware General Corporation Law, our dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. Soliciting the vote of our stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the SEC and could be subject to their review. This review process could take up to several months.

As a result, distribution of our assets to our public stockholders could be subject to a considerable delay. Furthermore, we may need to postpone the Special Meeting, resolicit our stockholders, or amend our plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of our assets and result in increased costs. If we are not able to obtain approval from a majority of our stockholders, we will not be able to dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for such a plan. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific time frame for the liquidation and distribution of the amount in the trust account to our public stockholders. If our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminate amount of time, we may be considered to be an investment company.

If Union Street is deemed to be an investment company, Union Street may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult for it to complete a business combination.

In order not to be regulated as an investment company under the Investment Company Act of 1940 (the ‘‘Investment Company Act’’), Union Street must ensure (unless it can qualify for an exclusion) that it is engaged primarily in a business other than investing, reinvesting or trading of securities and that its activities do not include investing, reinvesting, owning, holding or trading ‘‘investment securities.’’ Union Street’s business is to identify and consummate a business combination and thereafter to operate the acquired business or businesses. Union Street invests the funds in the trust account only in treasury bills issued by the United States having a maturity of 180 days or less or money market funds meeting the criteria under Rule 2a-7 under the Investment Company Act until it uses them to complete a business combination. By limiting the investment of the funds to these instruments, Union Street believes that it will not be considered an investment company under the Investment Company Act. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination; or (ii) absent a business combination, distribution of our assets, including the proceeds held in the trust account, as part of our dissolution and liquidation. If we fail to invest the proceeds as described above or if we cease to be primarily engaged in our business as set forth above (for instance, if our stockholders do not approve our dissolution and the funds remain in the trust account for an indeterminable amount of time), we may be considered to be an investment company and thus be required to comply with the Investment Company Act.

If Union Street is deemed to be an investment company under the Investment Company Act, its activities may be restricted, including:

•	restrictions on the nature of its investments; and

•	restrictions on the issuance of securities.

each of which may make it difficult for it to consummate a business combination. Union Street would also become subject to burdensome regulatory requirements, including reporting, record keeping, voting, proxy and disclosure requirements, and the costs of meeting these requirements would reduce the funds it has available outside the trust account to consummate a business combination.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by our public stockholders would be less than approximately $7.88 per share.

Our placing of funds in a trust account may not protect those funds from third-party claims against us. Pursuant to Delaware General Corporation Law Sections 280 and 281, upon our dissolution we will be required to pay or make reasonable provision to pay all claims and obligations of the corporation, including all contingent, conditional and unmatured claims. While we intend to pay those amounts from our funds not held in trust, we do not believe those funds will be sufficient to cover such claims and obligations. Although we will seek to have all vendors, providers of financing, if any, prospective target businesses and other entities with whom we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, we are not obligated to obtain a waiver from any potential creditor or potential target business and there is no guarantee that they will agree to provide such a waiver, which is not a condition to our doing business with anyone. To date, we have received such an agreement from both Archway and Razor and each of our vendors.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts, or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that would take priority over the claims of our public stockholders and the per share liquidation price could be less than approximately $7.88, plus interest, due to claims of such creditors or other entities. If we are unable to consummate an initial business combination and are required to dissolve and liquidate, each of Messrs. Perfall and Burke has agreed to reimburse us for our debts to any vendor for services rendered or products sold to us, potential target businesses or to providers of financing, if any, in all cases only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. We believe that Messrs. Perfall and Burke are capable of funding a shortfall in our trust account to satisfy any reasonably foreseeable indemnification obligations. We cannot assure you that Messrs. Perfall and Burke will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. In the event that the proceeds in the trust account are reduced and Messrs. Perfall and Burke assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against Messrs. Perfall and Burke to enforce their indemnification obligations. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share liquidation distribution would be less than the initial $7.88 per share held in the trust account.

Our independent directors may decide not to enforce Messrs. Perfall and Burke’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

Each of Messrs. Perfall and Burke has agreed to reimburse us for our debts to any vendor for services rendered or products sold to us, potential target businesses or to providers of financing, if any, in each case only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. In the event that the proceeds in the trust account are reduced and Messrs. Perfall and Burke assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against Messrs. Perfall and Burke to enforce their indemnification obligations. While we currently expect that our independent directors would take action on our behalf against Messrs. Perfall and Burke to enforce their indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce Messrs. Perfall and Burke’s indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced and the per share liquidation distribution could be less than the initial $7.88 per share held in the trust account.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our dissolution.

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not consummate an initial business combination within 18 months after the completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the completion of this offering and the business combination relating thereto is not consummated within such 24-month period). Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions (but not more) received by them in a dissolution and any liability of our stockholders may extend well beyond the third anniversary of such dissolution.

If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after our dissolution, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Delaware General Corporation Law with respect to our dissolution and liquidation. We cannot assure that claims will not be brought against us for these reasons.

Union Street will issue shares of its capital stock to complete the Acquisitions, which will dilute the equity interest of its stockholders.

Without taking into account the approval of the amendment to our certificate of incorporation as discussed in Proposal 3, the certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. After the initial public offering and the exercise of the underwriters’ over-allotment option, there are 68,875,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. In connection with the Acquisitions, we will issue up to 1,315,789 additional shares of our common stock. In addition, Union Street’s Chairman, President and Chief Executive Officer, Mr. Perfall has irrevocably agreed to purchase in a private placement within five days of the closing of the Acquisitions 375,000 shares of Union Street common stock for $3.0 million, or $8.00 per share. The issuance of such additional shares of our common stock:

•	will significantly reduce the percentage of ownership of our current stockholders; and

•	may adversely affect prevailing market prices for our common stock.

The sale and issuance of additional shares of common stock pursuant to the Acquisitions may have an adverse effect on the market price of our common stock.

To the extent we issue shares of common stock in the merger, and the potential for the issuance of substantial numbers of additional shares upon exercise of currently outstanding warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these shares are issued and the warrants are exercised, you may experience dilution to your holdings.

We are a holding company with no operations.

We are a holding company and following the Acquisitions will conduct all of our operations through subsidiaries. We do not have, apart from our ownership of our subsidiaries, any independent operations. As a result and although we have no current plan to do so, we will rely on dividends and other payments or distributions from subsidiaries to pay dividends on the common stock. The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on the subsidiaries’ operating results.

In addition, because we are a holding company, claims of our stockholders will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of our subsidiaries. Therefore, following the Acquisitions, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our subsidiaries will be able to satisfy the claims of our stockholders only after all of our and our subsidiaries’ liabilities and obligations have been paid in full.

Our executive officers and directors allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs and may in the future become affiliated with entities in the business services industry and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of an initial business combination. Each of our executive officers is engaged in several other business endeavors and they are not obligated to contribute any specific number of hours per week to our affairs. Mr. Perfall currently serves as Chief Executive Officer, President and as a director of AHL Services which after completion of the business combination will represent a private equity sponsored provider of consumer promotional fulfillment and inbound customer care services. Mr. Burke and Mr. Fletchall currently serve as non-executive officers of AHL Services. Each of Mr. Perfall, Mr. Burke and Mr. Fletchall ceased to be an employee of AHL Services as of December 31, 2006. Our outside directors also serve as officers and board members for other entities, including, without limitation, Mr. Schwieter’s service as Vice Chairman of Perseus, LLC, Mr. Broshy’s service as Chairman and Chief Executive Officer of inVentiv Health and Mr. Kay’s role as Chief Financial Officer of MMA Financial. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate an initial business combination.

As Mr. Perfall, Mr. Burke and Mr. Fletchall intend to continue to manage Union Street after the Acquisitions and devote substantially all of their efforts to Union Street, their first obligation and priority will be to Union Street as long as they serve in that capacity. Our independent directors’ existing executive positions and directorships may give rise to fiduciary obligations that take priority over any fiduciary obligation owed to us.

If any of our directors become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which he or she is or may be affiliated, due to existing and potential future affiliations with these and other entities, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us.

The American Stock Exchange may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We cannot assure you that our securities will be, or will continue to be, listed on the American Stock Exchange in the future, prior to a business combination. Additionally, in connection with our initial business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. If the American Stock Exchange delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the OTC Bulletin Board or the ‘‘pink sheets.’’ As a result, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a ‘‘penny stock’’ which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as ‘‘covered securities.’’ Since our units, and eventually our common stock and warrants will be listed on the American Stock Exchange, our units, common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the American Stock Exchange, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time our securities are no longer listed on the American Stock Exchange or another exchange or we have net tangible assets of $5,000,000 or less or our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the ‘‘penny stock’’ rules promulgated under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in ‘‘penny stocks’’ and that describe the market for these ‘‘penny stocks,’’ as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in ‘‘penny stock’’ can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our Securities may be depressed, and you may find it more difficult to sell our securities.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements. You can identify these statements by forward-looking words such as ‘‘may,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘intend,’’ and ‘‘continue’’ or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other ‘‘forward-looking’’ information.

Union Street believes it is important to communicate its expectations to its stockholders. However, there may be events in the future that Union Street or Archway or Razor is not able to accurately predict or over which Union Street or Archway or Razor has no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Union Street, Archway or Razor in their forward-looking statements, including among other things:

•	the number and percentage of Union Street stockholders voting against the Acquisition Proposal;

•	changing interpretations of generally accepted accounting principles;

•	outcomes of litigation, claims, inquiries or investigations;

•	continued compliance with government regulations;

•	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Archway or Razor are engaged;

•	statements about industry trends;

•	general economic conditions; and

•	geopolitical events and regulatory changes.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to Union Street, Archway, Razor or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Union Street, Archway and Razor undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the approval of the Acquisitions you should be aware that the occurrence of the events described in the ‘‘Risk Factors’’ section and elsewhere in this proxy statement could have a material adverse effect on Union Street, Archway or Razor and upon completion of the Acquisitions.

THE UNION STREET SPECIAL MEETING

The Union Street Special Meeting

Union Street is furnishing this proxy statement to you as part of the solicitation of proxies by the Union Street board of directors for use at the Special Meeting in connection with the proposed Acquisitions, the adoption of the Plan and the amendment to the certificate of incorporation. This proxy statement provides you with the information you need to be able to vote or instruct your vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held at 10:00 a.m., Eastern Time, on [                ], at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, 25th Floor, New York, New York 10017, to vote on the Acquisition Proposal, the Plan Proposal and the Amendment Proposal.

Purpose of the Special Meeting

At the special meeting, we are asking the holders of Union Street common stock to:

•	approve both of (i) the Archway Acquisition pursuant to the Archway Purchase Agreement by and among Union Street, Argenbright and Archway, after which Union Street will own 100% of the shares of Archway and (ii) the Razor Acquisition pursuant to the Razor Purchase Agreement by and among Union Street, Razor and the Sellers, after which Union Street will own 100% of the membership interests in Razor;

•	approve the adoption of the Union Street 2008 Employee, Director and Consultant Stock Plan; and

•	approve the amendment of Union Street’s certificate of incorporation to (i) change the name of ‘‘Union Street Acquisition Corp.’’ to ‘‘[ ]’’ and (ii) remove Article Five entirely from Union Street’s certificate of incorporation from and after the closing of the Acquisitions, as these provisions will no longer be applicable to Union Street.

The Union Street board of directors:

•	has unanimously determined that the Acquisitions, the Plan, and the amendment to our certificate of incorporation are fair to, and in the best interests of, Union Street and its stockholders;

•	has determined that the consideration to be paid by Union Street in connection with the Acquisitions is fair to our current stockholders from a financial point of view and the combined fair market value of Archway and Razor is equal to or greater than 80% of the value of the trust balance of Union Street;

•	has unanimously approved and declared advisable the Acquisition Proposal, the Plan Proposal and the Amendment Proposal; and

•	unanimously recommends that the holders of Union Street common stock vote: ‘‘FOR’’ the Acquisition Proposal, ‘‘FOR’’ the Plan Proposal and ‘‘FOR’’ the Amendment Proposal.

Record Date; Who is Entitled to Vote

The record date for the Special Meeting is [                 ], 2008. Record holders of Union Street common stock at the close of business on the record date are entitled to vote or have their votes cast at the Special Meeting. On the record date, there were [                ] outstanding shares of Union Street common stock.

Each share of Union Street common stock is entitled to one vote at the Special Meeting.

Any shares of Union Street common stock purchased prior to the initial public offering will be voted in accordance with the majority of the votes cast at the Special Meeting. The holders of common stock acquired in Union Street’s public offering or afterwards are free to vote such shares, as they see fit.

The quorum for the Special Meeting is the presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock. A quorum is the minimum number of issued and outstanding shares of common stock, the holders of which must be present at a meeting in order to duly convene the meeting. Shares held by stockholders who are present in person at the meeting but who do not vote or who mark their proxy cards to show abstentions, and shares represented by broker non-votes, are included for purposes of determining the presence of a quorum.

Union Street’s issued and outstanding warrants do not have voting rights and holders of Union Street warrants will not be entitled to vote at the Special Meeting.

Voting Your Shares

Your proxy card shows the number of shares of Union Street common stock that you own.

There are two ways to vote your shares of Union Street common stock at the Special Meeting:

•	You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your ‘‘proxy,’’ whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Union Street board, ‘‘FOR’’ the approval of the Acquisition Proposal, ‘‘FOR’’ the Plan Proposal and ‘‘FOR’’ the Amendment Proposal.

•	You can attend the Special Meeting and vote in person. Union Street will give you a ballot when you arrive, however, you must get a proxy from the broker, bank or other nominee that is the record holder of your shares. That is the only way Union Street can be sure that your broker, bank or other nominee has not already voted your shares.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your Union Street common stock, you may call Brian H. Burke, our Chief Financial Officer and Treasurer, at (703) 682-0730.

No Additional Matters May Be Presented at the Special Meeting

This Special Meeting has been called only to consider the approval of the Acquisition Proposal, the Plan Proposal and the Amendment Proposal. Under Union Street’s bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the Special Meeting if they are not included in the notice of the meeting.

Changing Your Vote or Revoking Your Proxy

You may change your vote by ensuring your bank, broker or other nominee sends a later-dated, signed proxy card to Brian H. Burke at Union Street, but such later-dated proxy must be received by Union Street no later than [12:00 P.M., New York City time, on [                ], 2008] (the business day prior to the date of the Special Meeting of Union Street stockholders).

You also may revoke your proxy by ensuring your bank, broker or other nominee sends a notice of revocation to Brian H. Burke at Union Street, but such revocation must be received by Union Street no later than [12:00 P.M., New York City time, on [                ], 2008] (the business day prior to the date of the Special Meeting of Union Street stockholders).

You may also change your vote or revoke your proxy by obtaining a proxy from the record holder of your shares authorizing you to vote your shares or revoke your proxy, attending the Special Meeting and requesting a ballot and voting at the Special Meeting or requesting return of your proxy, as applicable.

Vote Required

The approval of the Acquisitions and the transactions contemplated by the Archway Purchase Agreement and the Razor Purchase Agreement will require the affirmative vote of a majority of the shares of Union Street’s common stock issued in its initial public offering that are cast in person or by proxy and entitled to vote at the Special Meeting.

An abstention (i) will have the same effect as a vote against the Acquisition Proposal but will not be deemed an election to convert and will not entitle you to convert your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Union Street’s initial public offering are held, unless an affirmative election voting against the proposal is made and an affirmative election to convert such shares of common stock is made on the proxy card, (ii) will have the same effect as a vote against the Plan Proposal, and (iii) will be treated as a vote against the Amendment Proposal.

A failure to vote by not returning your proxy card will have no impact upon the approval of the Acquisition Proposal and the Plan Proposal, but, as the amendment to the certificate of incorporation requires a majority of all oustanding shares of common stock, will have the effect of a vote against the Amendment Proposal. Failure to vote will not entitle you to convert your shares into a pro rata portion of the trust account.

Abstentions and Broker Non-Votes

If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of NASD, your broker may not vote your shares on the proposals to approve the Acquisitions, to approve the adoption of the Plan and to approve the amendment to the certificate of incorporation. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a ‘‘broker non-vote.’’ Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

Conversion Rights

Pursuant to Union Street’s amended and restated certificate of incorporation, Union Street’s public stockholders have the right to vote against the Acquisition Proposal and demand that Union Street convert all (and not less than all) of their public shares into cash at the conversion price per share. If you properly exercise your conversion rights, then you will be irrevocably exchanging your shares of common stock for cash and will no longer own those shares of common stock. Based on the amount of cash held in the trust account as of June 30, 2008, without taking into account any interest accrued after such date, you will be entitled to convert each public share that you own into approximately $8.05 per share. You may only demand that Union Street covert your shares by checking the box on the proxy card and, at the same time, ensuring your bank or broker complies with the requirements described elsewhere herein. You will only be entitled to receive cash for those shares if you continue to hold those shares through the closing date of the Acquisitions.

In connection with tendering your shares for conversion, you must elect either to physically tender your stock certificates to our transfer agent prior to the Special Meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for it to deliver its certificate to verify ownership. As a result, the stockholder then had an ‘‘option window’’ after the consummation of the business combination during which it could monitor the price of the stock in the market. If the price rose above the conversion price, it could sell its shares in the open market before actually delivering its shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a ‘‘put’’ right surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. In furtherance of such irrevocable election, stockholders electing to convert will not be able to tender their shares at the Special Meeting.

If you convert your shares of common stock, you will still have the right to exercise any warrants you own in accordance with their terms.

Prior to exercising conversion rights, Union Street stockholders should verify the market price of Union Street’s common stock, as they may receive higher proceeds from the sale of their shares in the public market than from exercising their conversion rights. The closing price of Union Street’s common stock on [                 ], 2008, the last trading day before the date of this proxy statement, was $                    .

Conversion Procedures

If you wish to exercise your conversion rights, you must:

•	affirmatively vote against approval of the Acquisition Proposal;

•	demand that your shares of Union Street common stock be converted into cash in accordance with the procedures described in this proxy statement; and

•	ensure that your bank or broker complies with the procedures described in the following paragraphs:

Through the DWAC system, the electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in ‘‘street name,’’ in a matter of hours by simply contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. We believe that         % of our shares are currently held in ‘‘street name.’’ However, delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and our transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. We do not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that do not elect to exercise their conversion rights. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for tendering their shares before exercising their conversion rights and thus will be unable to convert their shares. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the American Stock Exchange’s proxy notification recommendations, the stockholders receive the proxy solicitation materials at least twenty days prior to the Special Meeting.

Your bank or broker must, by 5:00 P.M., New York City time, on [                ], 2008, the business day prior to the Special Meeting, electronically transfer your shares using the DWAC system to the DTC account of Continental Stock Transfer & Trust Company, our stock transfer agent, and provide Continental Stock Transfer & Trust Company with the necessary stock powers, written instructions that you want to convert your shares and a written certificate addressed to Continental Stock Transfer & Trust Company stating that you were the owner of such shares as of the record date, you have owned such shares since the record date and you will continue to own such shares through the closing of the acquisition. If your bank or broker does not provide each of these documents to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, attn: Mark Zimkind, tel. (212) 845-3287, fax (212) 616-7616 by 5:00 p.m., New York City time, on [                ], 2008, the business day prior to the Special Meeting, your shares will not be converted.

Certificates that have not been tendered in accordance with these procedures by the day prior to the Special Meeting will not be converted to cash. In the event that a stockholder tenders its shares and decides prior to the Special Meeting that it does not want to convert its shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and the Acquisitions are not completed, these shares will not be converted to cash and the physical certificates representing these shares will be returned to the stockholder promptly following our determination that the acquisitions will not be consummated. We anticipate that a public stockholder who tenders shares for conversion in connection with the vote to approve the Acquisitions would receive payment of its conversion price for such shares concurrently with the payment by us of the consideration to be paid to the Sellers in connection with the Acquisitions. We will hold the certificates of stockholders that elect to convert their shares into a pro rata portion of the trust account until such shares are converted to cash or returned to such stockholders.

If you demand conversion of your shares, and later decide that you do not want to convert such shares, your bank or broker must make arrangements with Continental Stock Transfer & Trust Company, at the telephone number stated above, to withdraw the conversion. To be effective, withdrawals of shares previously submitted for conversion must be completed prior to the commencement of the Special Meeting.

Continental Stock Transfer & Trust Company can assist with this process. We urge stockholders who may wish to exercise their conversion rights to promptly contact the account executive at the organization holding their account to accomplish these additional procedures. If such stockholders fail to act promptly, they may be unable to timely satisfy the conversion requirements.

Any action that does not include a vote against the Acquisition Proposal will prevent you from exercising your conversion rights.

Solicitation Costs

Union Street is soliciting proxies on behalf of the Union Street board of directors, and Union Street will pay all costs of preparing, assembling and mailing the proxy materials. This solicitation is being made by mail. Union Street and its directors and officers may also solicit proxies in person, by telephone, by fax or by other electronic means and, in the event of such solicitations, the information provided will be consistent with this proxy statement and enclosed proxy card. These persons will not receive any additional compensation for these services. Union Street will ask banks, brokers and nominees to forward its proxy materials to their beneficial owners and to obtain their authority to execute proxies and voting instructions. Union Street will reimburse them for their reasonable expenses. [Union Street has engaged [                ], or [                ], to solicit proxies for the Special Meeting. Union Street is paying [                ] approximately $[    ] for solicitation services, which amount includes a $[    ] fixed solicitation fee and a per call fee estimated in the aggregate to be equal to $[    ].]

Stock Ownership

There are 15,625,000 outstanding shares of Union Street common stock. Union Street’s initial stockholders, including all of its officers and directors and their affiliates, who purchased shares of common stock prior to Union Street’s initial public offering and who own an aggregate of approximately 20% of the outstanding shares of Union Street common stock have agreed to vote such shares acquired prior to the public offering in accordance with the vote of the majority of interest of all other Union Street stockholders on the Acquisition Proposal.

The following table sets forth information regarding the beneficial ownership of shares of common stock as of the Record Date, by each person known by us to own beneficially 5% or more of our outstanding common stock, each of our directors and officers, and all of our directors and executive officers as a group. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Union Street Capital Management, LLC(3)	3,031,250	19.4%
A. Clayton Perfall(4)(5)	3,031,250	19.4%
Brian H. Burke(4)(5)	3,031,250	19.4%
Matthew C. Fletchall(4)	3,031,250	19.4%
John T. Schwieters(5)	31,250	*
Eran Broshy(5)	31,250	*
David B. Kay(5)	31,250	*
Fir Tree, Inc.(6) 505 Fifth Avenue 23rd Floor New York, NY 10017	1,546,875	9.9%
Jonathan M. Glaser, et al.(7) 11601 Wilshire Boulevard Suite 2180 Los Angeles, CA 90025	1,381,698	8.8%
QVT Financial LP(8) 1177 Avenue of the Americas, 9th Floor New York, NY 10036	1,191,700	7.63%
Deutsche Bank AG(9) Theodor-Heuss-Allee 70 60468 Frankfurt am Main Federal Republic of Germany	1,182,889	7.57%
Polar Securities Inc.(10) 372 Bay Street, 21st Floor Toronto, Ontario M5H 2W9, Canada	1,668,570	10.7%
Andrew M. Weiss, PH.D(11) 29 Commonwealth Avenue, 10th Floor Boston, Massachusetts 02116	810,968	5.2%
All directors and executive officers as a group (six individuals)	3,125,000	20.0%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following is 102 South Union Street, Alexandria, Virginia 22314.
(2)	Except as specifically indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable, convertible or issuable within 60 days of the Record Date, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Excludes 3,000,000 shares of common stock that may be issued upon the exercise of warrants purchased by Union Street Capital Management, LLC exercisable upon the consummation of our initial business combination. A. Clayton Perfall, as trustee of three family trusts, Anne Perfall, Brian H. Burke and Matthew C. Fletchall individually as the members of Union Street Capital Management, LLC may be deemed to be the beneficial owners of the shares of common stock held by Union Street Capital Management, LLC.
(4)	Represents shares issued to Union Street Capital Management, LLC. See footnote (3) above.
(5)	Each of these individuals is a director.
(6)	Based on information contained in a Schedule 13G filed on February 16, 2007. Includes 1,358,075 shares owned by Sapling, LLC and 188,800 shares owned by Fir Tree Recovery Master Fund, L.P. Fir Tree Value Master Fund, LP is the sole member of Sapling, LLC and Fir Tree, Inc. Fir Tree, Inc. is the investment manager to both Sapling, LLC and Fir Tree Recovery Master Fund, L.P. Sapling, LLC and Fir Tree Recovery Master Fund, L.P. are deemed beneficial owners of 1,546,875 shares of common stock.
(7)	Based on information contained in a Schedule 13G filed on February 14, 2008. Pacific Assets Management, LLC (‘‘PAM’’) is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. PAM is the investment adviser to JMG Triton Offshore Fund, Ltd. and Pacific Capital Management, Inc. (‘‘PCM’’) is a member of PAM. Jonathan M. Glaser, Daniel Albert David and Roger Richter are control persons of PCM and PAM.
(8)	Based on information contained in a Schedule 13G filed by QVT Financial LP on February 12, 2008. QVT Financial LP is the investment manager for QVT Fund LP, which beneficially owns 966,355 shares of our common stock, and for Quintessence Fund L.P., which beneficially owns 108,411 shares of our common stock. QVT Financial LP is also the investment manager for a separate discretionary account managed for Deutsche Bank AG, which holds 116,954 shares of common stock. QVT Financial LP has the power to direct the vote and disposition of the shares of our common stock held by QVT Fund LP, Quintessence Fund L.P. and the separate account managed for Deutsche Bank AG. Accordingly, QVT Financial LP may be deemed to be the beneficial owner of an aggregate amount of 1,191,700 shares of our common stock, consisting of the shares owned by QVT Fund LP, Quintessence Fund L.P. and the separate account managed for Deutsche Bank AG.
(9)	Based on information contained in a Schedule 13G filed by Deutsche Bank AG on February 6, 2008. These securities are beneficially owned by the Corporate and Investment Banking business group and the Corporate Investment business group (collectively, ‘‘CIB’’) of Deutsche Bank AG and its subsidiaries and affiliates (collectively, ‘‘DBAG’’). These securities do not reflect securities, if any, beneficially owned by any other business group of DBAG. CIB disclaims beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which CIB or its employees have voting power or investment discretion, or both, and (ii) certain investment entities, of which CIB is the general partner, managing general partner, or other manager, to the extent interests in such entities are held by persons other than CIB.
(10)	Based on information contained in a Schedule 13G filed on March 3, 2008. Polar Securities Inc. (‘‘Polar Securities’’) serves as the investment manager to North Pole Capital Master Fund (‘‘North Pole’’) and a number of discretionary accounts to which it has voting and dispositive power over common stock. Of the aggregate 1,668,570 shares owned by Polar Securities, 806,100 are beneficially owned by North Pole. Polar Securities and North Pole disclaim beneficial ownership of the securities.
(11)	Based on information contained in a Schedule 13G filed on March 6, 2008. Shares reported by Andrew Weiss include shares beneficially owned by a private investment partnership of which Weiss Asset Management is the sole general partner and which may be deemed to be controlled by Dr. Weiss, who is the managing member of Weiss Asset Management. Also includes shares held by a private investment corporation which may be deemed to be controlled by Dr. Weiss, who is the managing member of Weiss Capital, the investment manager of such private investment corporation. Dr. Weiss disclaims beneficial ownership of the shares reported herein as beneficially owned by him except to the extent of his pecuniary interest therein.

Transactions by Union Street Officers and Directors or Their Affiliates

Our initial stockholders, including our officers and directors, acquired a total of 3,125,000 shares of Union Street common stock prior to our initial public offering, or 20.0% of the outstanding shares of Union Street common stock. These stockholders have agreed to vote such shares on the Acquisition Proposal in accordance with the majority of the votes cast by the holders of shares issued in our initial public offering. In our initial public offering prospectus, we disclosed that our directors and officers may purchase shares of Union Street common stock as part of the initial public offering or thereafter in the open market. Our initial public offering prospectus also disclosed that, if officers or directors did purchase shares, they would be free to vote them on a business combination, such as the Acquisition Proposal, as they so chose. Our certificate of incorporation states that each stockholder who votes against a business combination, such as the Acquisition Proposal, has the right to convert his or her shares into the cash value of the trust account upon consummation of such combination, and that, to the extent stockholders holding 20% or more of the shares issued in our initial public offering exercise such right, Union Street will not consummate the business combination and will liquidate.

In light of the current market environment, we believe that our officers and directors and/or their affiliates may purchase Union Street common stock or warrants in open market purchases or privately negotiated purchases. Any such purchases will be made during a period when they are not aware of any material nonpublic information regarding Union Street, and in compliance with the insider trading provisions of Union Street’s Code of Ethics. Any such purchases will comply with Rule 10b-18 and other applicable securities laws. The officers and directors of Union Street may also agree to sell or transfer some component of the securities they beneficially own or may provide an option to acquire these securities in the event they become aware of third party investors who are interested in making an investment in Union Street through the purchase of a significant number of shares of outstanding Union Street common stock. To date, we are not aware of any such third party investors.

The reference to current market environment above includes the decline of virtually all major U.S. stock indices, the deterioration of the credit markets and the increased level of redemptions being requested and anticipated from hedge funds in these types of transactions. All of these factors have negatively impacted Union Street’s current and prospective investor base. The purchase of these securities would be made with the intent of voting such shares in favor of the proposed Acquisitions.

The intentions of the officers and directors, or their affiliates in making or inducing the proposed purchases would be to cause or support the approval of the proposed Acquisitions. As disclosed elsewhere in this proxy statement, management believes that the proposed Acquisitions are in the best interests of Union Street. However, as more fully described under the heading ‘‘Interests of Union Street’s Directors and Officers in the Acquisitions’’ below, such purchasers have financial incentives to seek the approval of the Acquisitions that are not shared by the public stockholders, including that, without the consummation of the Acquisitions, the shares of Union Street common stock acquired by officers and directors prior to the initial public offering will not be entitled to receive any liquidating distribution and will become worthless, as will their warrants. As described under the caption, ‘‘Certain Relationships and Related Party Transactions — Conflicts of Interest’’, Messrs. Perfall, Burke and Fletchall have additional interests in AHL Services. Further, Messrs. Perfall and Burke have an additional interest in supporting and causing the consummation of the proposed Acquisitions in that they have agreed to indemnify Union Street against losses, liabilities, claims, damages and expenses incurred as a result of any claim by any vendor who is owed money by Union Street for services or products to the extent necessary to ensure that such losses, liabilities, claims, damages or expenses do not reduce the amount in the trust fund in the event of liquidation. As of March 31, 2008, Union Street’s accounts payable and accrued expenses were approximately $250,000.

Although, as of the date hereof, neither Union Street, nor any of its officers or directors or their affiliates, are aware of the intention of any stockholder to vote against the Acquisition Proposal, it is likely that some or all of the large stockholders of Union Street may have intentions to vote against the Acquisition Proposal. This likelihood is based, at least in part, on the fact that, as of [            ], 2008, Union Street common stock is still trading at more than $[    ] below the conversion price. As of the Record Date, the [six] largest stockholders of Union Street (other than officers or directors of Union Street) hold in the aggregate approximately [    ]% of the outstanding shares of common stock of Union Street. See ‘‘Principal Stockholders.’’

Our officers and directors and/or their affiliates have not yet approached any specific stockholders with the intention of purchasing or arranging for the purchase of their shares. However, they have advised us that if they do so, they intend to approach stockholders who they have identified as having sizable positions, either through their public filings, direct inquiry or otherwise, beginning with those with the largest positions and, time permitting, those with smaller positions, and who have voted against or indicated an intention to vote against the Acquisition Proposal, concentrating on those large block stockholders who have voted against, or threatened to vote against, business combinations in unrelated but similar SPAC transactions, with the intention to purchase their shares and vote them in favor of the Acquisition Proposal. The motivation behind approaching specific stockholders is to cause or support the approval of the proposed Acquisitions by purchasing shares that may vote against the Acquisitions and demand conversion and voting the purchased shares in favor of the Acquisitions. Our officers and directors and/or their affiliates may also be approached by stockholders who have voted against or indicated an intention to vote against the Acquisitions who may be seeking to have their shares purchased by our officers and directors and/or their affiliates. In either case, our officers and directors and/or their affiliates have advised us that they intend to privately negotiate the purchase of such shares. Union Street will not compensate or provide financing for such officers or directors, or their affiliates, or any other person in connection with such purchases. Any shares of common stock so purchased privately will likely be made at a premium to the market price and, if after the Record Date, would likely be conditioned upon obtaining from the selling stockholder: (a) a proxy to vote the shares at the Special Meeting, or (b) if the seller has already voted the shares against the Acquisition Proposal, a new proxy card changing seller’s vote to one in favor of the Acquisition Proposal. To the extent that a selling stockholder holds its shares in ‘‘street name’’ and has already voted its shares against the Acquisition Proposal, the purchase would likely be conditioned upon the seller providing directions to its bank, broker or nominee to change its voting instructions with respect to such shares. Each of the officers and directors have advised that they would vote all shares so purchased in favor of the Acquisitions and the other proposals to be presented at the Special Meeting. Further, Union Street has been advised that the actual purchases made by affiliates will be promptly disclosed through the Form 4 filing mechanism. Finally, we will issue a press release each time those purchases aggregate more than 3% of the outstanding shares of common stock of Union Street.

Other Matters

Change in Accountants

On January 3, 2008, Union Street was notified that the partners of Goldstein Golub Kessler LLP (‘‘GGK’’), Union Street’s independent registered public accounting firm, became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement and that, as a result thereof, GGK  resigned as independent registered public accounting firm for Union Street as of January 3, 2008. McGladrey & Pullen, LLP was engaged on the same date as Union Street’s new independent registered public accounting firm.

The audit reports of GGK on the financial statements of Union Street from the period July 18, 2006 (inception) to December 31, 2006, or during any subsequent interim period through January 3, 2008, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements for the period ended December 31, 2006 included a going concern explanatory paragraph.

Alternative Transactions

As discussed in this proxy statement, there is uncertainty as to the consummation of the proposed Acquisitions. Accordingly, Union Street’s Board of Directors has determined that it is in the best interests of Union Street and its stockholders to explore alternatives in the event the Acquisitions are not completed, with the intention of potentially increasing the funds available to Union Street’s creditors and stockholders in the event of a liquidation. The exploration of such alternatives does not alter our intentions to move forward to a special meeting for the purpose of allowing the stockholders of Union Street to vote on the Acquisitions in accordance with the charter documents of Union Street.

On June 23, 2008, Union Street entered into the Argenbright Agreement whereby Union Street agreed to waive Argenbright’s compliance with the ‘‘non-solicitation’’ provisions of the Archway Purchase Agreement and release all claims that Union Street may have against Argenbright in connection with the presentation of an alternative transaction by certain principals of Union Street to Argenbright, provided that the pursuit of such an alternative transaction does not hinder or delay the consummation of the Acquisitions by Union Street. In consideration for such waiver, Argenbright agreed to waive its right to receive a termination fee as set forth in the Archway Purchase Agreement, subject to the consummation of an alternative transaction on or before the earlier of twenty (20) days after termination of the Archway Purchase Agreement, or October 31, 2008. The Argenbright Agreement is attached as Exhibit 2.1 to our Current Report on Form 8-K filed on June 23, 2008.

On June 23, 2008, A. Clayton Perfall, Chief Executive Officer, President and Chairman of the Board of Directors of Union Street and President, Chief Executive Officer, a director and 4.6% shareholder of AHL and also a director and officer of its subsidiaries, including Archway, and Brian H. Burke, Chief Financial Officer, Treasurer and a member of Union Street’s Board of Directors and a non-executive officer of AHL and certain of its subsidiaries, entered into the Letter Agreement with Argenbright. Pursuant to the Letter Agreement, Messrs. Perfall and Burke and Argenbright agreed that if Messrs. Perfall and Burke, or their designee, are willing to enter into an alternative transaction to acquire Archway, then Messrs. Perfall and Burke, on behalf of themselves or their designee, and Argenbright will negotiate in good faith to enter into a stock purchase agreement on substantially the same terms as are in the Archway Purchase Agreement, including the same price, the same representations and warranties, the same covenants and indemnities and otherwise substantially similar except to the extent related to differences in the nature of any such buyer and the fact that it may not be a SPAC, and which shall have a condition to the closing of any alternative transaction be the failure of Union Street stockholders to approve the Acquisitions. In the event that the Archway Purchase Agreement is terminated, Messrs. Perfall and Burke and Argenbright agreed to use their reasonable best efforts to consummate such an alternative transaction, provided that the closing of any such alternative transaction occur prior to the earlier of twenty (20) days after termination of the Archway Purchase Agreement, or October 31, 2008, after which date the parties’ obligations under the Letter Agreement will expire and be of no further force or effect. The Letter Agreement is attached as Exhibit 2.2 to our Current Report on Form 8-K filed on June 23, 2008.

The business purpose of these agreements is to allow Union Street or its founders to attempt to negotiate an alternative transaction that would potentially eliminate any termination payment requirements if the Acquisitions are not approved by Union Street stockholders. The elimination of the termination fee would benefit Union Street by increasing the funds available to it to pay creditors and vendors as well as the amount distributable to stockholders in the event of liquidation.

The consummation of the proposed Acquisitions is uncertain based on Union Street’s perspective that the current trading range of its shares and warrants are at a level that would suggest that the Acquisitions will not be approved. Contributing to this uncertainty is the unfavorable capital market conditions including the decline of virtually all major U.S. stock indices, the deterioration of the credit markets and the increased level of redemptions being requested and anticipated from hedge funds all of which have negatively impacted Union Street’s current and prospective investor base. Union Street is not currently negotiating with any alternative targets regarding completion of an alternative business combination with Union Street.

The decision to engage McGladrey & Pullen, LLP was approved by the audit committee of Union Street’s board of directors.

During Union Street’s fiscal year period from July 18, 2006 (inception) to December 31, 2006 and through January 3, 2008, Union Street did not consult with McGladrey & Pullen, LLP on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on Union Street financial statements, and McGladrey & Pullen, LLP did not provide either a written report or oral advice to Union Street that McGladrey & Pullen, LLP concluded was an important factor considered by Union Street in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(l)(iv) of Regulation S-K and the related instructions, or a reportable event within meaning set forth in Item 304(a)(l)(v) of Regulation S-K.

During the period from July 18, 2006 (inception) to December 31, 2006 and through January 3, 2008, there were; (i) no disagreements between Union Street and GGK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreement in their reports on Union Street’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(l)(v) of Regulation S-K.

Presence of Accountants

Representatives of our principal accountants for the current year and the year ended December 31, 2007, McGladrey & Pullen, LLP, are not expected to be present at the Special Meeting and therefore will not be available to respond to any questions or make any statements.

PROPOSAL 1
THE ACQUISITION PROPOSAL

Although we have summarized all of the material terms of the Acquisitions below, the discussion in this proxy statement of the Acquisitions and the principal terms of the Archway Purchase Agreement dated February 26, 2008, by and among Union Street, Argenbright and Archway and the Razor Purchase Agreement dated February 26, 2008, by and among Union Street, Razor and the Sellers is subject to, and is qualified in its entirety by reference to, each of the Archway Purchase Agreement and the Razor Purchase Agreement. A copy of the Archway Purchase Agreement is attached as ‘‘Annex A’’ to this proxy statement and is incorporated in this proxy statement by reference and a copy of the Razor Purchase Agreement is attached as ‘‘Annex B’’ to this proxy statement is incorporated to this proxy statement by reference.

General Description of the Acquisitions

Pursuant to the Archway Purchase Agreement, Union Street will acquire 100% of the issued and outstanding common shares of Archway and pursuant to the Razor Purchase Agreement, Union Street will acquire 100% of the membership interests of Razor.

Background of the Acquisitions

The terms of each of the Archway Purchase Agreement and the Razor Purchase Agreement are the result of arm’s-length negotiations between representatives of Argenbright and Razor, the Sellers, and Union Street. Argenbright was represented by members of the board of directors of their parent company AHL Services, exclusive of Clay Perfall. Razor was represented by its principal officers with the assistance of its financial advisor, AdMedia Partners. Union Street was represented by their officers and directors, with approval of the final negotiations resting with the special committee. The following is a brief discussion of the background of these negotiations, the Acquisitions and related transactions.

Union Street was incorporated in Delaware on July 18, 2006, as a development stage company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses. Union Street had not identified any target businesses prior to its initial public offering (‘‘IPO’’).

A registration statement for Union Street’s IPO was declared effective on February 1, 2007. On February 9, 2007, our initial public offering of 12,500,000 units was consummated, generating aggregate gross proceeds of $95.5 million. Each unit consisted of one share of common stock and one warrant. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $6.00 commencing on the later of (a) February 5, 2008 or (b) the consummation of an initial business combination with a target business. After the warrants become exercisable, the warrants will be redeemable at a price of $0.01 per warrant upon 30 days notice and only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. The warrants expire on February 5, 2011.

In addition, on February 5, 2007, we entered into an agreement with Union Street Capital Management, LLC pursuant to which it purchased an aggregate of 3,000,000 warrants at a purchase price of $1.00 per warrant. These warrants were purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act. The private placement occurred immediately prior to completion of our initial public offering.

The net proceeds from the sale of the Union Street units and warrants were approximately $95.3 million, after deducting offering expenses of approximately $0.7 million and underwriting discounts of $7.0 million. All such net proceeds, reduced by $0.5 million held outside of the trust account, and $3.7 million of deferred underwriters’ discounts and commissions, are held in trust. As of December 31, 2007, the balance of the trust was approximately $100.2 million, including interest income earned from February, 2007 through December 2007, of approximately $4.3 million.

As disclosed in the prospectus for Union Street’s IPO, at no time prior to the consummation of its IPO did Union Street, or any of its officers, directors, advisors, consultants or affiliates, contact, or engage in any discussions regarding a business combination with, any potential target on behalf of Union Street.

Immediately subsequent to the effectiveness of its IPO on February 9, 2007, Union Street began its efforts to identify, evaluate, negotiate and consummate a business combination. Union Street implemented a three-pronged approach to this process that entailed:

•	establishing objective criteria for evaluation of target companies;

•	establishing awareness of Union Street in the marketplace to increase the flow of opportunities; and

•	identifying target companies and making direct contact.

Establishing Objective Criteria for Evaluation

Immediately after completing its IPO on February 9, 2007, Union Street established a set of objective criteria that could be used to evaluate the opportunity presented by each target company that was considered. Union Street recognized that the weighting of these criteria would vary based upon the facts and circumstances surrounding each target company. Union Street further recognized that target companies that were considered deficient with respect to a specific criterion might still be considered an outstanding candidate for acquisition. The criteria established by Union Street for evaluation were:

1.	Capital Structure and Ownership: Union Street felt that the capital structure of a target company would have significant impact upon the likelihood of completing a successful business combination. Union Street believed that financial sponsors that were selling businesses would base their transaction decisions almost entirely upon current enterprise valuation, immediate liquidity and likelihood of closing. Union Street felt that it would generally be at a disadvantage relative to these criteria because (a) Union Street would generally deploy lower levels of debt than many private buyers; and (b) transactions proposed by Union Street would be subject to the risks and uncertainties surrounding the required approval of Union Street stockholders. Union Street felt that the likelihood of completing a successful business combination would be higher where the founders or management of a target company had significant influence or control over a proposed transaction. In these circumstances, Union Street felt that strategic alignment, cultural fit and the ability to generate greater enterprise value over time would become more important decision making criteria to the sellers. These are criteria where Union Street felt it would have an advantage over many other potential acquirors.

2.	Industry Served: Union Street determined that it would only consider target companies that operated within the areas of focus that were identified by Union Street at its formation: Business Information Services; Marketing Services; Human Capital Management; Facilities and Logistics; and Professional Services. In considering a target company that operated within these areas, Union Street determined that further weighting would be given to target companies that operated within industries with strong growth characteristics and in which Union Street management felt they would have a high ability to accelerate the growth of the target company.

3.	Enterprise Value: Union Street sought target companies with enterprise values that were significantly in excess of the net proceeds raised through the IPO of Union Street.

4.	Historic Growth Rates: Union Street gave significant consideration to target companies with histories of strong organic growth of revenues and EBITDA.

5.	Opportunity for Margin Expansion: Union Street sought companies that offered opportunity for margin expansion through increased scale and operating leverage.

6.	Recurring Revenue: Union Street sought target companies that had high levels of visible, recurring revenue where new business wins would represent growth rather than replenishment of existing revenue streams. Businesses that operated under long-term contracts and which provided services that entailed high switching costs were considered most attractive.

7.	Quality and Diversity of Clients: Union Street pursued target companies that served large, national, credit-worthy clients. Union Street sought to avoid acquiring target companies that derived high concentrations of their revenue from a limited number of clients or industries.

8.	Capital Expenditures: Union Street sought businesses that did not require high levels of capital expenditures to maintain or grow their businesses.

9.	Cash Flow Generation: Union Street pursued target companies that demonstrated ability to generate high levels of free cash flow relative to EBITDA. Target companies that required substantial capital expenditures or working capital were viewed less favorably.

10.	Opportunity For Acceleration: Union Street sought target companies whose growth could be accelerated through access to public capital. Target companies whose organic growth could be complemented through strategic acquisitions were viewed favorably.

Establishing Awareness of Union Street:

Union Street implemented a strategy to increase the awareness of Union Street in the marketplace and to increase the flow of transaction opportunities for Union Street. Specific strategies were established to inform relevant third parties of Union Street and its investment objectives.

Immediately after consummating its IPO, Union Street sent over 2,000 direct mail postcards announcing the completion of its IPO to individual contacts within private equity investment managers, investment banks, commercial banks, business brokerages, law firms, and accounting firms. Shortly after completing this mailing, Union Street management prioritized these contacts and began contacting them directly. The highest level of priority was given to private equity investment managers, investment banks and business brokerages. Within these groups, priority was then given to firms that had histories of investing in or advising businesses that matched up well against the investment criteria Union Street had established.

Throughout the period of February 9, 2007 through February 25, 2008, Union Street continuously met with private equity investment managers, investment bankers and business brokerages to identify opportunities for a business combination. Union Street also entered into separate finder fee or merger and acquisition advisory fee arrangements with third party advisors over the course of this period. Pursuant to these agreements the third party advisors were entitled to a fee that was fully contingent upon Union Street's completion of a qualified business combination with target companies identified in those agreements. No fees have been paid or are payable under any of those agreements.

Identification and Direct Contact:

Union Street utilized a number of avenues to identify specific businesses that could represent attractive target companies. Specifically, Union Street:

•	Compiled and reviewed industry rankings and tables;

•	Read third party research reports;

•	Attended trade shows and conventions;

•	Reviewed Forms S-1 and other public filings;

•	Performed web searches; and

•	Networked with industry participants.

When businesses were identified as possible candidates for a business combination, efforts were made to determine the best route for contacting the target company. In some instances contact was made directly through Union Street management and in other cases, contact was made through investment banks or other third parties that already had relationships with the target company.

Target Companies Considered:

As a result of Union Street’s three-pronged approach, over 120 businesses were identified as qualified candidates for a business combination. Of these, Union Street was able to utilize its evaluation criteria to narrow the field of consideration to approximately 40 target companies that were considered worthy of the expenditure of time and resources. The substantial majority of these target companies were not actively being marketed or auctioned. Non-disclosure agreements were executed with approximately 20 of these target companies, followed by the evaluation of confidential financial and operating information. With the exception of Archway and Razor, none of these discussions or evaluations resulted in a definitive agreement for a business combination. Of the 120 targeted companies, none represented companies in which Union Street management held any equity interest. Not until September of 2007 did Union Street consider a company in which Union Street management held an ownership interest, Archway. There have been no other companies targeted in which Union Street management held any equity interest.

On February 26, 2007, Union Street contacted the principals of Razor to inform them of Union Street’s successful IPO and its investment objectives. Based on this conversation a meeting was arranged for April 4, 2007 in Dallas, Texas to discuss their current business. While Union Street believed that Razor was a uniquely positioned, rapidly growing and highly profitable business, Union Street chose not to consider Razor a potential candidate for a business combination at that time due to its size and enterprise value. On July 25, 2007, Union Street was contacted by an advisor to Razor to inform Union Street that such advisor was representing Razor in its consideration of strategic opportunities. Union Street declined to participate in further discussions at that time.

Over the period of March 2007 through May, 2007, Union Street held extensive discussions with a leading provider of prepaid card solutions. These discussions entailed numerous meetings between the principal shareholders of the target company and their advisors. Union Street reviewed financial information received from the target company and its advisors and submitted a non-binding offer to complete a business combination with the target company. Based on the capital requirements of the target company it was jointly determined that the intended transaction would require Union Street to raise additional public equity coincident with the proposed transaction. Ultimately, the target company became unconvinced that Union Street’s capital structure would adequately address their needs and chose not to pursue a proposed transaction.

In April 2007, Union Street became aware of another target company that was a leading provider of direct marketing services. At that time, however, the target company was a party to an exclusivity agreement with another suitor and discussions could not be held with Union Street. In June of 2007, Union Street contacted that target company again to determine whether they were free to meet. This led to several meetings between Union Street, the target company and the principal shareholders of that target company. Both Union Street and that target company engaged financial advisors and Union Street submitted a non-binding indication of interest. After performing several weeks of financial and operational due diligence, Union Street concluded that there was substantial risk that the target company would not achieve its forecasted EBITDA for 2007 and that the proposed valuation would not be supportable. Based upon this conclusion, Union Street advised that target company that it would not be willing to proceed at the proposed valuation until that target company had demonstrated the financial improvement that had been forecasted for the third quarter of 2007. In November and December of 2007, Union Street received updated financial information from that target Company. At that time, Union Street, that target company, the shareholders of that target company and their financial advisors again considered a possible transaction between Union Street and that target company. It was decided at that time, however, that the existing capital markets would not support a transaction valuation that would be acceptable to the shareholders of that target company.

In April of 2007, Union Street engaged a financial advisory firm to assist them in discussions with a provider of print and transactional services that had been considering an IPO. These activities led to the execution of a non-disclosure agreement, the evaluation of confidential information and meetings with management of that target company. Ultimately Union Street submitted a non-binding indication of interest proposing a business combination. Despite the ongoing efforts of Union Street and its advisors, the principal shareholders of that target company concluded that the capital structure of Union Street would not address their ongoing need for growth capital and they declined to proceed.

On August 22, 2007, the Union Street management team met with Archway’s leadership to review Archway’s year-to-date financial and operating performance. Union Street management, in their capacity as officers of AHL Services, met with Archway leadership on a monthly basis to review the operating performance of the Archway business for the preceding month. Archway leadership was represented by Mike Moroz, President, Bob Adkinson, Chief Operating Officer, and Jerry Johnson, Vice President of Finance. At this meeting it became clear to Union Street that the growth and profitability initiatives that Archway had implemented in 2006 and early in 2007 were succeeding. Further, it was apparent at that time that the substantial growth in earnings that Archway had budgeted for 2007 would be achieved and that Archway had strong visibility with respect to expected growth in 2008. Based upon this information, Union Street began to consider whether Archway would be an attractive candidate for business combination. Union Street evaluated Archway against the investment criteria it had established and concluded:

1.	Capital Structure: The fact that a private equity investment manager owned Archway was generally viewed unfavorably. Conversely, however, Union Street’s relationship with the private equity investment manager and the management of Archway was seen to mitigate this factor.

2.	Industry Served: The marketing operations management industry was viewed as highly favorable, as was the familiarity of Union Street management with that industry.

3.	Enterprise Value: Archway’s enterprise value was considered to be on the low end of acceptability. Union Street felt that Archway should only be considered if it could be acquired simultaneously with a complementary business that would create greater scale and growth opportunity.

4.	Historic Growth Rates: Archway’s two-year revenue and EBITDA growth rates of 16.7% and over 100% respectively, were considered highly favorable.

5.	Operating Margin Expansion: Archway had demonstrated strong margin expansion over the previous two years. It was felt that this expansion could be continued as Archway increased its scale and operating leverage.

6.	Recurring Revenue: Archway’s revenue was considered highly visible and recurring.

7.	Quality and Diversity of Clients: Archway was viewed as having a roster of extremely high quality clients. Archway demonstrated no significant client or industry concentrations.

8.	Capital Expenditures: Archway had historically incurred capital expenditures of less than 3% of revenue. This was considered very favorable.

9.	Cash Flow Generation: As a result of low capital expenditure requirements and limited working capital needs, Archway had demonstrated strong ability to generate cash flow.

10.	Opportunity for Acceleration: Union Street management concluded that Archway operated in a highly fragmented marketplace that offered substantial opportunity for growth through acquisition.

Based on this evaluation, Union Street management concluded that Archway met all of Union Street’s investment criteria (with the exception of enterprise value) and that Archway would be an attractive target company if, but only if, it could be acquired simultaneously with a complementary business that would provide increased scale and opportunity to accelerate growth.

Given the ownership interests that Union Street management held in Archway, Union Street sought the advice of its independent directors to determine whether Archway should be considered a candidate for business combination. Meetings were held with two of Union Street’s independent directors on September 13, 2007 and September 17, 2007. Both directors agreed that the opportunity should be pursued at valuation levels outlined during those meetings. It was further agreed that in the event that Archway became a viable target company, any transaction with Archway would need to be led by a special committee of independent members of the Union Street board of directors in order to avoid any conflict of interest.

During the course of Union Street’s consideration of Archway as a candidate for a business combination, Union Street compiled a listing of businesses that would complement Archway if acquired simultaneously. Union Street established the following additional evaluation criteria to be considered for these purposes:

1.	Broadened Service Offering: Businesses that would expand the scope of Archway’s service offerings would be viewed favorably.

2.	Cost Synergies: Overlapping businesses that offered opportunity for cost rationalization would be viewed favorably.

3.	Geographic Reach: Businesses that would provide broader geographic reach would be viewed favorably.

4.	Industry Penetration: Businesses that would provide Archway with entry into new industry verticals would be viewed favorably.

Based on the results of this evaluation, Union Street identified and contacted a number of businesses that were considered highly complementary of Archway. Two of the businesses identified and considered were direct competitors of Archway and Razor.

On September 18, 2007, Union Street met with a direct competitor of Archway to propose the simultaneous acquisitions of Archway and such target company. This business was considered an attractive candidate for a business combination because its acquisition, together with an acquisition of Archway, would create significant scale within the marketing operations management industry and would offer substantial opportunity for cost rationalization. There was expected to be substantial overlap of the competencies of Archway and such target company.

On September 21, 2007, Union Street management met with the partner at Cravey, Green & Wahlen (‘‘CGW’’) responsible for CGW’s investment in AHL Services and Archway. Union Street management advised CGW that they were interested in considering a business combination between Union Street, Archway and another complementary business to be determined. Union Street and CGW agreed to continue discussions and scheduled a meeting on September 25, 2007 that would include legal counsel to CGW and Archway.

On September 25, 2007, Union Street, CGW and legal counsel to CGW met telephonically to discuss Union Street’s proposal to consider a transaction between Union Street and Archway. These same parties met in Atlanta, Georgia on October 3, 2007 to further discuss this opportunity. At that meeting, it was agreed that Mr. Perfall would recuse himself from any discussions held by the board of directors of AHL Services with respect to a transaction with Union Street and Union Street would submit a non-binding indication of interest to AHL Services with respect to the acquisition of Archway.

On September 26, 2007, Union Street management met with leadership of Archway as part of their monthly financial review and shared with them the proposal discussed with CGW.

On October 4, 2007, Union Street management circulated an email to the independent directors of Union Street detailing the terms of the Archway proposal, consistent with those reviewed on September 13th and September 17th for Archway, as well as the proposed terms for acquiring another target company. The initial purchase price proposed was determined based on the range of valuations of comparable private transactions of similar companies. The proposed valuation considered factors including, but not limited to, historical and forecasted growth, client and industry concentration, and quality of management. These factors and ranges were reviewed with the special committee of the board of directors of Union Street to determine the appropriate valuation to propose. Both proposals were attached to the email for the independent directors’ review and comments. The independent directors provided their approval for Union Street to submit a non-binding indication of interest to AHL Services for the acquisition of Archway and the other target company.

On October 9, 2007, Union Street submitted a non-binding indication of interest to the board of directors of that target company detailing the proposed terms under which Union Street would complete a business combination with that target company, including the condition of a simultaneous completion of a business combination with Archway.

On October 11, 2007, the independent directors were notified that proposed target company had agreed to an exclusivity period and that Archway was still considering proposed terms, but that Union Street management anticipated receiving a similar exclusivity period from Archway in the coming days. In addition, the independent directors were requested to approve the engagement of advisors to begin diligence on the target company and schedule a meeting to review details of initial proposals against initial findings as well as formalize the special committee process.

On October 11, 2007, the independent directors provided their approval for Union Street to engage financial advisors to assist in financial and operational due diligence with respect to Archway.

On October 12, 2007, Union Street and CGW executed a non-binding indication of interest to AHL Services and exclusivity period detailing the proposed terms under which Union Street would complete a business combination with Archway, including the condition of a simultaneous completion of a business combination with a complementary target company.

On October 15, 2007, the independent audit committee members were notified that John Schweiters would be joining the committee in place of Mr. Perfall, which would also establish the audit committee independent members as the special committee formed to consider any transaction between Union Street and AHL Services. As such, the special committee would consist of the independent members of Union Street’s Audit Committee: John T. Schwieters, David B. Kay and Eran Broshy.

On October 18, 2007, Union Street held a meeting of its board of directors to further discuss the proposed transactions with Archway and that target company. At this meeting, the independent directors of Union Street gave their formal approval for Union Street to proceed with financial, operational, legal and information technology due diligence of Archway and that target company. During this meeting John Schweiters was also appointed to the audit committee. For the next four weeks Union Street and its advisors evaluated the financial and operating performance of that target company and evaluated the benefits that could be achieved by combining that target company and Archway.

On October 23, 2007, the special committee of the independent directors of Union Street held a conference call with Union Street’s outside counsel to review the requirements of the special committee. None of the members of the special committee held any financial interest in AHL Services.

After completing substantial diligence with respect to that target company, Union Street determined that despite the highly complementary fit between that target company and Archway, there were characteristics of that target company that made the completion of a business combination with that target company inadvisable. In particular, Union Street concluded that a disproportionate portion of that target company’s projected profitability was expected to be generated by a limited number of clients within a single industry. That industry was viewed as particularly sensitive to any downturn in consumer spending. Based on Union Street’s view of the economic outlook for consumer spending in North America in 2008, Union Street concluded that there was significant risk surrounding that target company’s budgeted profitability in 2008. As a result of these conclusions, on November 13, 2007 Union Street notified the board of directors of that target company that Union Street would not be proceeding with the proposed transaction.

On December 6, 2007, Union Street contacted the principal owners of Razor to determine whether Razor had achieved its budgeted earnings growth for 2007 and whether they would consider a business combination with Union Street and Archway. The principals of Razor informed Union Street that they had achieved their budgeted growth and that they would be interested in learning more about a possible combination with Union Street and Archway.

On December 6, 2007, Union Street and Razor executed non-disclosure agreements and Razor provided confidential financial and operational information to Union Street for its consideration.

On December 7, 2007, Union Street management met with the principals of Razor via teleconference to review the information provided and get an update on Razor’s operations.

On December 13, 2007, Union Street management met with the principals of Razor in Dallas, Texas to describe Union Street’s strategy. At this meeting Union Street management provided Razor with a detailed description of the Archway business and described how Union Street viewed the Archway and Razor businesses as complementing each other.

On December 18, 2007, Union Street management met with Razor’s financial advisor to discuss how a transaction between Union Street and Razor might be structured.

Based on the preliminary financial and operational information received from Razor, Union Street concluded that a business combination with Razor, if completed simultaneously with a business combination with Archway, could be very attractive for the following reasons:

1.	Capital Structure: Razor’s capital structure was viewed as highly favorable because of the concentration of ownership held by the founding principals. It was also viewed favorably that the owners of Razor desired to have a substantial portion of any consideration paid in shares of Union Street.

2.	Industry Served: The direct and digital marketing industry was viewed as highly favorable, as was the familiarity of Union Street management with that industry. Razor’s strategic planning and data analytics services were viewed very favorably.

3.	Enterprise Value: As a stand-alone business Razor would not have sufficient enterprise value to achieve Union Street’s objectives. Together with Archway, however, aggregate enterprise value was viewed as sufficient.

4.	Historic Growth Rates: Razor’s two-year revenue and EBITDA growth rates of 35.1% and 36.0%, respectively, were considered highly favorable.

5.	Operating Margin Expansion: Razor had demonstrated ability to generate EBITDA margins in excess of 26%. It was not assumed that these margins could be expanded materially.

6.	Recurring Revenue: Razor’s revenue was considered highly visible and recurring.

7.	Quality and Diversity of Clients: Razor was viewed as having a roster of extremely high quality clients. Razor did earn a substantial of its revenue and earnings from a very limited group of clients. These clients, however, were viewed as very secure and not significantly exposed to variability as a result of a decline in consumer spending. Further, the combination of Razor and Archway was viewed as creating an exceptional roster of clients without client or industry concentration.

8.	Capital Expenditures: Razor had historically incurred capital expenditures of less than 3% of revenue. This was considered very favorable.

9.	Cash Flow Generation: As a result of low capital expenditure requirements and limited working capital needs, Razor had demonstrated a strong ability to generate cash flow.

10.	Opportunity for Acceleration: Union Street management concluded that Razor operated in a highly fragmented marketplace that offered substantial opportunity for growth through acquisition.

Union Street further concluded that Razor’s service offering represented a highly complementary broadening of the services offered by Archway and that the combination of Razor and Archway could be expected to generate substantial opportunities to accelerate organic growth through the cross- selling of Archway services to Razor clients and Razor services to Archway clients.

On January 3, 2008, Union Street submitted a non-binding indication of interest to Razor detailing the proposed terms of an acquisition of Razor, including a condition of a simultaneous completion of a business combination with Archway.

On January 3, 2008, the special committee gave its approval for Union Street to proceed with financial, operational, legal and information technology due diligence with respect to Archway and Razor.

Over the period of January 3, 2008, through January 10, 2008, the special committee of the independent directors of Union Street interviewed three financial advisory firms that it considered qualified to act as financial advisors to the special committee. As a result of these interviews, the special committee unanimously agree to engage Ladenburg to act as their financial advisor.

On February 6, 2008, Union Street held a telephonic meeting of its board of directors to review the progress that had been made in performing due diligence with respect to Razor and Archway and in negotiating the respective purchase agreements.

On February 14, 2008, Union Street provided the special committee of independent directors of Union Street with draft due diligence reports that had been prepared by its financial advisors, with an analysis of how comparable companies were being valued in the public markets, and with draft purchase agreements and related documents with respect to each of Razor and Archway. Representatives of Ladenburg attended this meeting and presented its preliminary evaluation of the fairness of the proposed transactions, considered separately and in aggregate, including a draft of its report. Following the presentation from Ladenburg, Messrs. Perfall and Burke excused themselves from the meeting of the board of directors in order to allow the special committee of independent directors to meet privately. Following their meeting, the special committee of independent directors gave their unanimous approval for Union Street to continue to proceed with the acquisitions of Razor and Archway.

On February 25, 2008, Union Street held a telephonic meeting of its board of directors to review the final results of financial, operational, legal and information technology due diligence as well as the final, fully negotiated drafts of the purchase agreements for each of Razor and Archway. Representatives of Ladenburg participated in this call to provide the board of directors with its final conclusions regarding the fairness of the proposed transactions. The full board of directors of Union Street unanimously approved the acquisition of Razor. The special committee of independent directors of Union Street unanimously approved the acquisition of Archway.

On February 26, 2008, Union Street executed definitive purchase agreements with respect to the acquisitions of each of Razor and Archway.

Interests of Union Street’s Directors and Officers in the Acquisitions

In considering the recommendation of the board of directors of Union Street to vote for the Acquisition Proposal, you should be aware that certain of Union Street’s directors and officers have interests in the Acquisitions that differ from, or are in addition to, those of Union Street stockholders generally. See ‘‘Certain Relationships and Related Party Transactions — Conflicts of Interest.’’ In particular:

•	If the Acquisitions are not approved and Union Street fails to consummate an initial business combination within the time allotted pursuant to its amended and restated certificate of incorporation, Union Street is required to liquidate. Upon liquidation, the warrants and founding shares owned by Union Street’s directors and officers will be worthless. Holders of warrants and founding shares are not entitled to receive any distributions upon liquidation of

Union Street. See the sections entitled ‘‘Archway Purchase Agreement — Termination Fee’’ and ‘‘Razor Purchase Agreement — Termination Fees.’’ Accordingly, Union Street’s officers and directors who acquired shares of Union Street common stock prior to Union Street’s initial public offering at a price per share of $0.0001 will benefit if the Acquisitions are approved.

•	Mr. A. Clayton Perfall, Chairman of the board of directors, President and Chief Executive Officer of Union Street, is President and Chief Executive Officer and 4.6% shareholder of AHL Services and also a director and officer of its subsidiaries and accordingly, will be entitled to 4.6% of the distributable proceeds of the Archway Consideration. Mr. Perfall receives no direct or indirect compensation for his role with AHL Services or any of its subsidiaries. Pursuant to a Letter Agreement, dated February 26, 2008, Mr. Perfall has agreed to invest approximately $3.0 million of his after-tax proceeds in Union Street common stock, valued at $8.00 per share. The shares will be restricted from disposition or transfer for a period of one year from closing. If mutually agreed upon between a special committee of the board of directors of Union Street and Mr. Perfall, he may fulfill some or all of this obligation by purchasing common stock of Union Street in the open market or in privately negotiated transactions with other stockholders prior to closing of the Acquisitions. In approving the terms of Union Street’s acquisition of Archway, the special committee of the Union Street board of directors required that Mr. Perfall re-invest all of his after-tax proceeds from the sale of Archway in Union Street common stock in order to more closely align his interests with those of Union Street stockholders. Brian H. Burke, our Chief Financial Officer, Treasurer and member of our board of directors, and Matthew C. Fletchall, our Vice-President of Corporate Development and Secretary, are non-executive officers of AHL Services and certain of its subsidiaries and are not employed nor do they receive any compensation from AHL Services or any of its subsidiaries. Brian H. Burke and Matthew C. Fletchall are entitled to 1.4% and 0.5%, respectively, of the distributable proceeds of the Archway Consideration. Brian H. Burke is Vice President, Secretary and Treasurer of Argenbright and Matthew C. Fletchall is Vice President, Secretary and Treasurer of Archway and Vice President of Argenbright. Assuming Archway’s parent distributes $70.0 million of the consideration received at closing (purchase price of $80.3 million less the escrow funds of $4.0 million and less transaction costs and non-distributable amounts of $6.3 million), Messrs. Perfall, Burke and Fletchall would be entitled to receive approximately $3.2 million, $0.9 million and $0.3 million, respectively.

•	Union Street’s officers and directors, and their affiliates and related parties, own shares of common stock that have a market value of approximately $24.2 million based on the closing price of $7.74 as of May 30, 2008, representing an unrealized profit of $24.1 million. They also own warrants that have a market value of approximately $0.42 million based on the closing price of $0.14 as of May 30, 2008, representing an unrealized loss of approximately $2.58 million. See also ‘‘Summary of The Proxy Statement — Interests of Union Street Directors and Officers in the Acquisitions.’’ However, as Union Street’s officers and directors are contractually prohibited from selling their shares of common stock pursuant to the terms of an escrow agreement, prior to one year following a business combination, during which time the value of the common stock may increase or decrease, it is difficult to determine the actual gain or loss that may be realized by them following the Acquisitions.

•	Upon completion of the Acquisitions, Union Street will continue to be managed by A. Clayton Perfall, Chairman of the Board, Chief Executive Officer and President, Brian H. Burke, Chief Financial Officer and Treasurer, and Matthew C. Fletchall, Vice-President of Corporate Development and Secretary.

Union Street’s Reasons for the Acquisitions and Recommendation of the Union Street Board

The Union Street board of directors has concluded that the Acquisitions are in the best interests of Union Street and its stockholders and that the Acquisitions are fair, from a financial point of view, to Union Street’s stockholders. The Union Street board of directors also concluded that the combined fair market value of Archway and Razor is equal to at least 80% of the balance of the trust account (excluding income taxes payable and $3.7 million of deferred underwriting discounts and commissions held in the trust account) at the time of the execution of the definitive agreements for the Acquisitions. The Archway Consideration is $80.3 million and the Razor Consideration is $30.0 million, consisting of $20.0 million in cash and 1,315,789 shares of Union Street common stock. Eighty percent of Union Street’s trust account balance at February 29, 2008 (excluding income taxes payable and $3.7 million of deferred underwriting discounts and commissions held in the trust account) is approximately $96.6 million.

Union Street’s board of directors obtained a fairness opinion from Ladenburg that, as of the date of its opinion, and based on conditions that existed as of that date, upon and subject to the considerations described in its opinion and based upon such other matters as Ladenburg considered relevant, (i) the Archway Consideration and the Razor Consideration, independently and as a whole, is fair, from a financial point of view, to our stockholders, and (ii) the combined fair market value of Archway and Razor is at least equal to 80% of our trust account.

Members of our management team have extensive experience in acquisition, financing, restructuring, refinancing and capital market transactions. In addition, our executive officers and directors have knowledge, contacts and experience within the business services industry. A. Clayton Perfall has over 25 years of experience advising, operating, acquiring and selling business services companies. As Chief Executive Officer of AHL Services, Mr. Perfall has orchestrated the turnaround of five business services companies in North America, the United Kingdom and continental Europe, led AHL Services private equity sponsored going private transaction, engineered the divesture of three operating companies, and has been responsible for over 15,000 employees generating $350 million in annual revenue. As the Chief Financial Officer and Director of Snyder Communications, Inc. from the time of its initial public offering through its sale to Havas Advertising, Mr. Perfall was a key member of the senior management team that acquired more than 40 business services companies over a four-year period, increased revenues from $83 million in 1996 to $719 million in 2000 and created three shareholder liquidity events valued at more than $2.7 billion. Mr. Perfall has been a Director of inVentiv Health from the time of its spin-off from Snyder Communications, Inc. in 1999 and contributed to the growth in its market capitalization from $220 million to approximately $960 million as of April 7, 2008. Brian H. Burke has been a business partner of Mr. Perfall for over 20 years and has substantial experience advising, operating, acquiring and selling business services companies. Mr. Burke is also the Vice-President, Secretary and Treasurer of AHL and Argenbright and was previously the Chief Financial Officer and Senior Vice President of Corporate Development of AHL Services. As the Chief Financial Officer and Senior Vice President of Corporate Development, Mr. Burke was instrumental in the turnaround of five business services companies, the privatization of the holding company, the divestiture of three operating businesses and the development of key performance indicators and management tools to evaluate operating performance. As the Vice President of Corporate Development of Snyder Communications, Inc., Mr. Burke led the acquisition due diligence and negotiation processes for 36 completed transactions and numerous other transactions that were declined. Matthew C. Fletchall has been a business colleague of Messrs. Perfall and Burke for more than 10 years. Mr. Fletchall is also Vice President for Corporate Development of AHL Services, where he has been integrally involved in the privatization of the holding company and has had primary responsibility for managing the company’s capital structure, credit relationships and related internal and external reporting requirements. John T. Schwieters has over 40 years of experience in advising, operating and selling business services and is currently the Vice Chairman of Perseus, LLC, a merchant bank and private equity fund with over $1.3 billion of capital commitments. Eran Broshy has over 20 years of experience building and operating public and privately-owned healthcare services businesses and is currently the Chairman and Chief Executive Officer of inVentiv Health, Inc., a $900 million organization that provides a broad range of outsourced clinical, communications and commercial services to the pharmaceutical and life services industry. David B. Kay has over 25 years of experience in advising and operating business services companies. Mr. Kay is currently the Chief Financial Officer of MMA Financial.

The board of directors also relied on due diligence reviews and analyses of Archway and Razor performed by various independent professionals, including financial, legal, accounting and other consultants, retained for such purpose. Union Street engaged a financial consulting firm solely for the purpose of performing financial due diligence and identifying issues on behalf of management with respect to the acquisition, an information technology assessment and consulting firm to evaluate the capabilities and risks of the respective companies’ infrastructure and process, an insurance broker and risk advisor to review the quality and coverage of the respective companies’ business insurance programs and a law firm, who performed legal due diligence and advised Union Street in the negotiations of the terms of the arrangement agreement and for related agreements. The consultants are paid primarily based on the amount of time spent on the engagement and are reimbursed reasonable out-of-pocket expenses. As part of the financing of the transaction, Union Street and certain financial institutions and their legal advisors performed additional due diligence as required to obtain financing commitments. The financial institutions financing the transaction and their legal advisors are paid at, or shortly after, closing of the transaction upon funding.

Union Street conducted a due diligence review of Archway and Razor that included a review of each of Archway’s and Razor’s existing business models and industries, a valuation analysis, financial projections and a review of reports prepared by our independent consultants in order to enable our board of directors to ascertain the reasonableness of the acquisition consideration to be paid to Archway’s stockholders and the Sellers. In our analysis of market conditions for Archway’s and Razor’s products and services, we considered the outlook for growth and decline within the various markets served by the Archway and Razor products and services.

The Union Street board of directors considered a wide variety of factors in connection with its evaluation and recommendation to approve the Archway Purchase Agreement, the Razor Purchase Agreement and the related agreements, including the purchase price. The board of directors relied on an analysis or review of factors, including, but not limited to:

•	Archway’s and Razor’s historic profitability and cash generation and the impact that the larger amount of debt financing would have on Archway’s and Razor’s cash flows;

•	Archway’s and Razor’s assets, including the quality, condition and utilization thereof and their capability to support continued growth without substantial new investment;

•	Archway’s and Razor’s industry dynamics, including existing client quality and diversification;

•	Archway’s and Razor’s historical recurring and visible revenue experience;

•	Archway’s and Razor’s ability to realize margin expansion through increased scale;

•	Archway’s and Razor’s experienced and capable operations level management team;

•	the experience of Union Street’s management in growing similar business as Archway and Razor, both organically and through acquisitions;

•	Archway’s and Razor’s ability to accelerate their growth through access to pubic capital and the fragmentation of their market;

•	the valuation of comparable companies;

•	the valuation of comparable arrangement/acquisition transactions; and

•	Archway’s and Razor’s historical, audited consolidated financial statements.

Some of the challenges that Archway and Razor will face, and that were potential negative factors for Union Street’s board of directors to consider, include retaining employees and incurring additional costs in order to expand. The Union Street board of directors also considered the matters addressed in ‘‘Risk Factors.’’

Based on the foregoing, including the experience of our board of directors in business and financial matters, our board of directors concluded that the Acquisitions are in the best interests of the Union Street stockholders. As discussed, we also obtained a fairness opinion that came to the same conclusion prior to the approval of the Acquisitions by our board of directors. In light of the complexity of these factors, the Union Street board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Union Street board of directors may have given different weight to different factors, based on their experience and sophisticated judgement. Biographical information about our directors is included in ‘‘Directors and Management Following the Acquisitions.’’

Fairness Opinion

Ladenburg rendered its opinion to the Union Street board of directors that, as of the date of its opinion, and based on conditions that existed as of that date, upon and subject to the considerations described in its opinion and based upon such other matters as Ladenburg considered relevant, (i) the Archway Consideration and the Razor Consideration, independently and as a whole, is fair, from a financial point of view, to our stockholders, and (ii) the combined fair market value of Archway and Razor is at least equal to 80% of our trust account. Union Street paid Ladenburg $175,000 for their preparation of the fairness opinion and agreed to reimburse Ladenburg for its out-of-pocket expenses up to $5,000.

A more complete discussion of the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with Ladenburg’s opinion can be found on page 146 hereof. The full text of the Ladenburg fairness opinion, dated as of February 25, 2008, which sets forth assumptions made, procedures followed matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as ‘‘Annex I.’’

Acquisition Financing

Debt Financing

We received a loan commitment letter from Bank of America who has committed to provide financing of up to $30.0 million (which may be reduced by an amount by which the amount of our trust account exceeds certain minimums), consisting of a $30.0 million Facility to partially fund the acquisition consideration and related fees and expenses subject to borrowing base limitations. Even if no public stockholders elect to exercise their conversion rights in connection with the Acquisitions, we will need to use at least $4.7 million (or $24.2 million if approximately 19.99% of the public stockholders elect to exercise their conversion rights) of the $30.0 million commitment at the time of the closing to finance the Acquisitions, subject to borrowing base availability.

Bank of America’s commitment is not conditioned upon completion of due diligence nor is it conditioned upon the absence of a material adverse change in debt markets from the time that the commitment was entered into. However, the commitment will expire on January 31, 2009, provided that if the Acquisitions have not been completed by October 31, 2008, we will be obligated to pay Bank of America a fee equal to 0.10% on the aggregate principal amount of the Facility. The initial effectiveness of the Debt Financing will be subject to (a) negotiation, prior to the closing, of loan documentation in mutually satisfactory form incorporating the terms described in the commitment, (b) the closing of the Acquisitions, (c) absence of a material adverse change (as defined in the commitment letter), (d) perfection of security interests, (e) Bank of America’s satisfaction that we have used at least $98.4 million in cash from the trust account to fund the Acquisitions, (f) endorsements naming Bank of America as an additional insured or loss payee under all insurance policies to be maintained with respect to our properties forming part of its collateral, (g) the availability of no less than $3.0 million under the Facility as of the closing date, and (h) receipt of certain financial information and projections and receipt of customary closing documentation. If we are unable to complete the Acquisitions by January 31, 2009, or to satisfy the conditions described in the commitment, we would not be able to complete the Acquisitions since, without the proposed Debt Financing, we would be unable to fund all of our anticipated closing payments in connection with the Acquisitions.

The commitment letter from Bank of America provides that the agreements under which the Debt Financing will be established will restrict our future operations, including limitations on: indebtedness; liens; investments; loans; advances; guarantees; acquisitions; asset dispositions; sale-leaseback transactions; hedging agreements; dividends and distributions on, and redemptions and repurchases of, equity interests and other similar payments; prepayments, redemptions and repurchases of other debt; and transactions with affiliates; and other limitations for senior secured credit facilities of this type. The Facility will also contain various financial covenants expected to be as follows (each calculated on a consolidated basis for each consecutive four fiscal quarter period):

•	Minimum consolidated EBITDA (which shall include the earnings of Archer Corporate Services and any other minority interest owned by or any of our subsidiaries, to the extent such earnings are distributed in cash to us or any of our subsidiaries) plus, to the extent deducted in calculating net income, interest expense, income taxes, depreciation and amortization and other adjustments to be agreed) of $13.5 million for each period of four consecutive fiscal quarters;

•	Maximum consolidated leverage ratio of 2.50:1.0 (calculated based on the total funded debt/consolidated EBITDA); and

•	Minimum consolidated fixed charge coverage ratio of 1.25:1.0 (calculated as set forth in the commitment letter).

These restrictions may affect our ability to operate our business and limit our ability to take advantage of potential business opportunities as they arise. If we were to default, the lender could proceed against the collateral pledged, which will include substantially all of our, Archway’s and Razor’s assets.

The Facility will bear interest at variable rates. The interest rates per annum applicable to the Facility will be LIBOR plus the applicable margin (as described in the commitment letter), or, at our option, the base rate (which shall be the higher of the Bank of America prime rate, and the federal funds rate plus 0.50%, plus, the applicable margin). We may select interest periods of one, two, three or six months for LIBOR loans. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly. During the continuance of any default under the loan documentation, the applicable margin on obligations owing under the loan documentation shall increase by 2.0% per annum. Any increase in interest rates will have a negative impact on the cash flow as our debt service requirements will increase.

Perfall Investment

Our Chairman of the Board, President and Chief Executive Officer, Mr. A. Clayton Perfall has agreed, pursuant to a Letter Agreement, to purchase in a private placement 375,000 shares of Union Street common stock for $3.0 million, or $8.00 per share. Mr. Perfall will purchase the shares either (i) within five days of the closing of the Archway Acquisition or (ii) if mutually agreed upon between a special committee of the board of directors of Union Street and Mr. Perfall, Mr. Perfall may fulfill some or all of his common stock purchase obligations by purchasing common stock of Union Street in the open market or in privately negotiated transactions with other stockholders prior to closing. The shares will be restricted from disposition or transfer for a period of one year from closing. In approving the terms of Union Street’s acquisition of Archway, the special committee of the Union Street board of directors required that Mr. Perfall re-invest all of his after-tax proceeds from the sale of Archway in Union Street common stock in order to more closely align his interests with those of Union Street stockholders.

Appraisal or Dissenters Rights

No appraisal or dissenters rights are available under the Delaware General Corporation Law for the stockholders of Union Street in connection with the Acquisition Proposal, the Plan Proposal and the Amendment Proposal.

United States Federal Income Tax Consequences of the Acquisition

As the stockholders of Union Street are not receiving any consideration or exchanging any of their outstanding securities in connection with the Acquisitions, and are simply being asked to vote on the Acquisition Proposal, it is not expected that the stockholders will have any tax related issues. However, if you vote against the Acquisition Proposal and properly convert your shares of Union Streets into cash, there may be certain tax consequences, such as realizing a gain or loss on your investment in Union Street’s shares. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

Approvals and Regulatory Matters

Except as set forth below, the Acquisitions and the transactions contemplated by the Archway Purchase Agreement and the Razor Purchase Agreement are not subject to any federal or state regulatory requirement or approval, except (i) that the Archway Acquisition is subject to the HSR  Act, and (ii) for filings necessary to effectuate the transactions contemplated by the Amendment Proposal with the Secretary of State of the State of Delaware.

Union Street and Archway each filed notification and report forms under the HSR Act with the Federal Trade Commission and the Department of Justice on March 19, 2008. On April 8, 2008, the Federal Trade Commission granted early termination of the 30-day waiting period. The Archway Acquisition is also subject to review under state antitrust laws and could be the subject of challenges by states or private parties under the antitrust laws.

Consequences if Acquisition Proposal is Not Approved

In the event the Archway Purchase Agreement is terminated because the holders of 20% or more of the number of shares of Union Street’s common stock issued in Union Street’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of Union Street common stock held by them into cash in accordance with Union Street’s certificate of incorporation, Union Street will pay to Argenbright a termination fee equal to the lesser of: (a) $200,000 in cash; and (b) 50% of the funds held by Union Street outside of the trust fund after paying or reserving for all of its costs and expenses through liquidation.

In the event the Razor Purchase Agreement is terminated because the holders of 20% or more of the number of shares of Union Street’s common stock issued in Union Street’s initial public offering and outstanding as of the Record Date exercise their rights to convert the shares of Union Street common stock held by them into cash in accordance with Union Street’s certificate of incorporation, Union Street will pay to the Sellers a termination fee equal to the lesser of: (a) $200,000 in cash; and (b) 50% of the funds held by Union Street outside of the trust fund after paying or reserving for all of its costs and expenses through liquidation.

In the event that the Acquisitions are not consummated, Union Street will be forced to dissolve and liquidate in accordance with Union Street’s amended and restated certificate of incorporation and Delaware law. Our dissolution requires the approval of the holders of a majority of our outstanding common stock, without which we will not be able to liquidate and distribute our assets to our public stockholders.

If we do not effect an initial business combination by August 9, 2008 (or by February 9, 2009, if a letter of intent, agreement in principle or definitive agreement has been executed by August 9, 2008 and the business combination related thereto has not yet been consummated), then, upon the expiration of such period:

•	pursuant to our amended and restated certificate of incorporation, our corporate purposes and powers will immediately be limited to actions and activities relating to dissolution and liquidation and our board of directors will be required to adopt a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable, to call a special meeting of stockholders to vote on such dissolution and to solicit votes of stockholders in favor of such dissolution, and

•	our board of directors will be required, as promptly thereafter as possible, to cause notice of adoption of such resolution, notice of such special meeting and a proxy statement in respect of such meeting and solicitation to be filed with the SEC and sent to stockholders as required by and in accordance with the Delaware law, including Section 275(a), and federal securities laws.

The date on which such notices and proxy statement are sent and the date of such special meeting shall be fixed and may be thereafter changed as necessary: to permit the review thereof by the SEC as required by federal securities laws and resolution of any comments it may have, which could take a substantial amount of time, ranging from 40 days to several months; and so that such notices and proxy statement are sent not less than 10 and not more than 60 days prior to the date of such special meeting. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution. Pursuant to the Delaware General Corporation Law, our dissolution also requires the affirmative vote of stockholders holding a majority of the then outstanding shares of common stock. Our existing stockholders have agreed to vote their shares of common stock in favor of our dissolution if we are unable to consummate our initial business combination within the time period and on the terms described herein. In the event that we do not or do not expect to initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution. If we are not able to obtain approval from holders of a majority of our outstanding shares of common stock, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose.

If we are required to dissolve and liquidate, we anticipate that our liquidation will occur pursuant to Section 281(b) of the Delaware General Corporation Law and, in that event, our board of directors will be required under Section 281(b) to adopt a plan of distribution pursuant to which we shall pay or make reasonable provision to pay all of our existing claims and obligations, all of our contingent, conditional or unmatured contractual claims, all claims against us that are the subject of a pending suit, and all claims against us that are likely to arise or become known within 10 years after our dissolution. Our board of directors intends to adopt such a plan of distribution and to distribute the remaining funds held in trust and any of our other remaining assets to holders of our common stock sold in our initial public offering as promptly as practicable following our dissolution. Until adoption of our plan of distribution and distribution of the funds held in trust, the funds will remain in trust and held by the trustee in permitted investments.

Upon liquidation, Union Street would distribute the liquidation price per share in respect of each public share. Union Street estimates that the total costs and expenses for implementing and completing its dissolution and plan of distribution would be in the range of $50,000 to $75,000. We intend to manage our expenses to provide that there will be sufficient funds available out of our remaining assets not held in trust to fund these expenses and our other liabilities and obligations. Our officers have agreed that, upon our dissolution and liquidation, they shall indemnify us for any claim by a vendor, service provider or other person or any target business, except with respect to claims made by a vendor, service provider or other person or a target business that shall have signed a release, waiver or similar agreement waiving any claim to any amounts held in the trust account, and that the amount of such indemnification shall be limited to the amount by which such claim actually reduces the amount of funds held in the trust account. However, our officers will not indemnify us for any claim for which we obtain a release, waiver or similar agreement, even if such waiver, release or similar agreement is held to be unenforceable. In the event that the officers are unable to satisfy their indemnification obligation, the amount ultimately distributed to public stockholders may be reduced even further.

Alternative Transactions

As discussed in this proxy statement, there is uncertainty as to the consummation of the proposed Acquisitions. Accordingly, Union Street’s Board of Directors has determined that it is in the best interests of Union Street and its stockholders to explore alternatives in the event the Acquisitions are not completed, with the intention of potentially increasing the funds available to Union Street’s creditors and stockholders in the event of a liquidation. The exploration of such alternatives does not alter our intentions to move forward to a special meeting for the purpose of allowing the stockholders of Union Street to vote on the Acquisitions in accordance with the charter documents of Union Street.

On June 23, 2008, Union Street entered into the Argenbright Agreement whereby Union Street agreed to waive Argenbright’s compliance with the ‘‘non-solicitation’’ provisions of the Archway Purchase Agreement and release all claims that Union Street may have against Argenbright in connection with the presentation of an alternative transaction by certain principals of Union Street to Argenbright, provided that the pursuit of such an alternative transaction does not hinder or delay the consummation of the Acquisitions by Union Street. In consideration for such waiver, Argenbright agreed to waive its right to receive a termination fee as set forth in the Archway Purchase Agreement, subject to the consummation of an alternative transaction on or before the earlier of twenty (20) days after termination of the Archway Purchase Agreement, or October 31, 2008. The Argenbright Agreement is attached as Exhibit 2.1 to our Current Report on Form 8-K filed on June 23, 2008.

On June 23, 2008, A. Clayton Perfall, Chief Executive Officer, President and Chairman of the Board of Directors of Union Street and President, Chief Executive Officer, a director and 4.6% shareholder of AHL and also a director and officer of its subsidiaries, including Archway, and Brian H. Burke, Chief Financial Officer, Treasurer and a member of Union Street’s Board of Directors and a non-executive officer of AHL and certain of its subsidiaries, entered into the Letter Agreement with Argenbright. Pursuant to the Letter Agreement, Messrs. Perfall and Burke and Argenbright agreed that if Messrs. Perfall and Burke, or their designee, are willing to enter into an alternative transaction to acquire Archway, then Messrs. Perfall and Burke, on behalf of themselves or their designee, and Argenbright will negotiate in good faith to enter into a stock purchase agreement on substantially the same terms as are in the Archway Purchase Agreement, including the same price, the same representations and warranties, the same covenants and indemnities and otherwise substantially similar except to the extent related to differences in the nature of any such buyer and the fact that it may not be a SPAC, and which shall have a condition to the closing of any alternative transaction be the failure of Union Street stockholders to approve the Acquisitions. In the event that the Archway Purchase Agreement is terminated, Messrs. Perfall and Burke and Argenbright agreed to use their reasonable best efforts to consummate such an alternative transaction, provided that the closing of any such alternative transaction occur prior to the earlier of twenty (20) days after termination of the Archway Purchase Agreement, or October 31, 2008, after which date the parties’ obligations under the Letter Agreement will expire and be of no further force or effect. The Letter Agreement is attached as Exhibit 2.2 to our Current Report on Form 8-K filed on June 23, 2008.

The business purpose of these agreements is to allow Union Street or its founders to attempt to negotiate an alternative transaction that would potentially eliminate any termination payment requirements if the Acquisitions are not approved by Union Street stockholders. The elimination of the termination fee would benefit Union Street by increasing the funds available to it to pay creditors and vendors as well as the amount distributable to stockholders in the event of liquidation.

The consummation of the proposed Acquisitions is uncertain based on Union Street’s perspective that the current trading range of its shares and warrants are at a level that would suggest that the Acquisitions will not be approved. Contributing to this uncertainty is the unfavorable capital market conditions including the decline of virtually all major U.S. stock indices, the deterioration of the credit markets and the increased level of redemptions being requested and anticipated from hedge funds all of which have negatively impacted Union Street’s current and prospective investor base. Union Street is not currently negotiating with any alternative targets regarding completion of an alternative business combination with Union Street.

Required Vote

The Acquisitions will be approved if: (a) a majority of the public shares voted by the public stockholders vote in favor of the Acquisition Proposal; and (b) no more than 19.99999% of the public stockholders (or 2,49,999 shares of common stock) vote against the Acquisition Proposal and properly exercise their conversion rights.

Recommendation

After careful consideration of the terms and conditions of the proposed Acquisitions, the board of directors of Union Street has determined that the Acquisitions and the transactions contemplated thereby are in the best interests of Union Street and its stockholders and that the acquisition is fair, from a financial point of view, to its stockholders. Union Street’s board of directors unanimously recommends that you vote or give instructions to vote ‘‘FOR’’ the Acquisition Proposal.

The foregoing discussion of the information and factors considered by the Union Street’s board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Union Street board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE ‘‘FOR’’ THE ACQUISITION PROPOSAL.

THE ARCHWAY PURCHASE AGREEMENT

The discussion in this proxy statement of the Archway Purchase Agreement, dated as of February 26, 2008 by and among Union Street, Argenbright and Archway is qualified in its entirety by reference to the full text of the Archway Purchase Agreement attached hereto as ‘‘Annex A,’’ which are incorporated by reference herein. The Archway Purchase Agreement contains representations and warranties of Union Street, Argenbright and Archway made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among Union Street, Argenbright and Archway and may be subject to important qualifications and limitations agreed to by Union Street, Argenbright and Archway in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable pursuant to securities laws or may have been used for the purpose of allocating risk among Union Street, Argenbright and Archway rather than establishing matters as facts.

General

On February 26, 2008, Union Street, Archway and Argenbright, the record and beneficial owner of all of the issued and outstanding shares of capital stock of Archway, entered into the Archway Purchase Agreement, whereby Union Street will purchase from Argenbright all of the outstanding Archway capital stock.

Acquisition Consideration; Funding

Under the terms of the Archway Purchase Agreement, Union Street will pay to Argenbright an aggregate purchase price equal to $80,300,000 in cash. At the closing, Argenbright will place $3,950,000 of the cash received by Union Street in escrow for the purpose of satisfying any indemnification obligations of Argenbright (as described below). A portion of the purchase price will be funded with cash currently being held in the trust fund established in connection with Union Street’s initial public offering and the proceeds from a $30 million credit facility signed under a commitment letter from Bank of America, described elsewhere herein. See the section entitled ‘‘The Acquisition Proposal — Acquisition Funding.’’

Closing of the Archway Acquisition

The Archway Acquisition is expected to close simultaneously with the Razor Acquisition in the third quarter of 2008. The closing of the Acquisitions are subject to customary closing conditions, including the simultaneous closing of the Razor Acquisition and approval of the Archway Purchase Agreement and the Razor Purchase Agreement by the stockholders of Union Street. In addition, the closing is conditioned on holders of no more than 19.99999% of the shares of Union Street common stock voting against the acquisitions and electing to convert their Union Street common stock into cash, as permitted by our certificate of incorporation.

Representations and Warranties

The Archway Purchase Agreement contains representations and warranties of Argenbright relating to, among other things: (a) proper company organization and similar matters; (b) the capital structure of Archway; (c) the authorization, performance and enforceability of the Archway Purchase Agreement; (d) the absence of conflicts and required filings and consents; (e) compliance with laws; (f) financial statements; (g) absence of undisclosed liabilities; (h) absence of certain changes; (i) litigation; (j) employee benefits and compensation; (k) labor matters; (l) restrictions on business activities; (m) holding of leases and ownership of real property; (n) accounts receivable; (o) condition of tangible assets; (p) suppliers and customers; (q) taxes; (r) environmental matters; (s) brokers; (t) intellectual property; (u) agreements, contracts and commitments; (v) insurance; (w) government actions/filings; (x) interested party transactions; and (y) bank accounts.

The Archway Purchase Agreement also contains representations and warranties of Union Street relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) the authorization, performance and enforceability of the Archway Purchase Agreement; (c) the absence of conflicts and required filings and consents; (d) litigation; (e) brokers; (f) board approval; (g) amount in the Union Street trust fund; and (h) purchase for investment.

The representations and warranties of the parties are, in certain cases, subject to specified exceptions and qualifications as set out in the Archway Purchase Agreement. Some of the representations and warranties are qualified by the absence of a Material Adverse Effect (as defined in the agreement). In addition, some of the representations and warranties are qualified by the knowledge of the party providing the representation and warranty.

Covenants

Union Street, Argenbright and Archway have each agreed to take such actions as are necessary, proper or advisable to consummate the Archway Acquisition. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not take certain specified actions without the prior written consent of the other party.

The Archway Purchase Agreement also contains additional covenants of the parties, including covenants providing for:

•	The parties to use commercially reasonable efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the acquisition, including any necessary filings under the HSR Act.

•	Union Street to prepare and file a proxy statement to solicit proxies from the Union Street stockholders to vote in favor of proposals regarding the adoption of the Archway Purchase Agreement and the approval of the Archway Acquisition, any change of Union Street’s name, an amendment to Union Street’s certificate of incorporation deleting or modifying certain portions of Article Five thereof (relating to certain actions that will no longer be required after the acquisition) and the adoption of a stock plan providing for the granting of options and other stock-based awards to employees of Union Street, Razor and Archway of at least 500,000 shares of common stock.

•	Argenbright’s waiver of its rights to collect from our trust fund to make claims against Union Street for any moneys that may be owed to them by Union Street for any reason whatsoever, including breach by Union Street of the Archway Purchase Agreement.

•	The protection of confidential information of the parties and, subject to confidentiality requirements, the provision of reasonable access to information.

•	Union Street and Archway to use reasonable efforts to cause certain guarantees of Archway’s obligations by AHL Services and Argenbright to be released.

Non-Solicitation

Except as contemplated by the Argenbright Agreement, until closing or the effective termination of the Archway Purchase Agreement, Argenbright has agreed that it will not, and will cause its affiliates, employees, agents and representatives not, directly or indirectly, solicit or enter into discussions or transactions with or encourage or provide any information to any corporation, partnership or other entity or group (other than Union Street and its designees) concerning any merger, sale of ownership interests and/or assets, recapitalization or similar transaction with respect to Archway. In addition, Argenbright has agreed, for a two-year period, that it will not, and will cause its affiliates, employees, agents and representatives not, directly or indirectly, (i) solicit or entice any clients or customers of Archway for purposes of providing competing services with Archway; and (ii) solicit any current or former employee, consultant or independent contractor of Archway during such two-year period.

Except with respect to the Razor Acquisition, Union Street has agreed that it will not, and will cause its employees, agents and representatives not, directly or indirectly, to solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Argenbright and its designees) concerning any merger, purchase of ownership interests and/or assets, recapitalization or similar transaction with respect to Union Street.

Union Street’s Stockholders’ Meeting

Union Street agreed to hold a meeting of its stockholders, as soon as reasonably practicable after the SEC completes its review of this proxy statement, for the purpose of seeking the adoption of the Acquisition Proposal by its stockholders. Union Street has also agreed that it will use the commercially reasonable efforts to obtain the requisite approval of its stockholders to the Acquisition Proposal.

Access to Information

During the period prior to the closing of the Acquisitions, Archway has agreed to give Union Street, its counsel, accountants and other representatives, reasonable access during normal business hours to the properties, books, contracts and records as well as to its management personnel and its accountants, and access to all owned, leased or controlled property or assets (including access for the purposes of conducting environmental site assessments.

Escrow and Indemnification

The representations, warranties, covenants and agreements in the Archway Purchase Agreement will survive the closing until one year after the closing date, with certain exceptions. The Archway Purchase Agreement provides for indemnification of Union Street with an escrow arrangement. As the sole remedy for Argenbright’s indemnity obligations, Argenbright shall deposit $3,950,000 in cash, to be held during the period from closing to April 30, 2009, all in accordance with the terms and conditions of an escrow agreement to be entered into at the closing between Union Street, Argenbright and SunTrust Bank, as escrow agent.

With certain exceptions, claims for indemnification may be asserted by Union Street once the damages exceed $100,000 and are indemnifiable back to the first dollar; provided, however, that, with certain exceptions, the aggregate liability for losses shall not in any event exceed $3,950,000.

Any cash remaining in the escrow account on April 30, 2009, shall be released to Argenbright, except those amounts reserved against any claims arising prior to that date, if such claims have not been adjudicated, settled, dismissed or otherwise resolved in their entirety with respect to Argenbright prior to such date, in such amounts and manner as prescribed in the escrow agreement.

Conditions to Closing of the Archway Acquisition

The obligations of Union Street, Argenbright and Archway to consummate the Archway Acquisition are subject to closing conditions, including the following: (a) the Union Street stockholders shall have approved the transactions contemplated by the Archway Purchase Agreement and holders of not more than 20% of Union Street’s shares of common stock issued in Union Street’s initial public offering and outstanding immediately before the closing shall have voted against the Archway Acquisition and exercised their rights to convert their shares into a pro rata share of the trust fund; (b) all specified waiting periods under the HSR Act shall have expired and no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the acquisition illegal or otherwise prohibiting consummation of the acquisition substantially on the terms contemplated by the Archway Purchase Agreement; (c) the execution by and delivery to each party of each of the various transaction documents; (d) the simultaneous completion of the closing of the Razor Acquisition; (e) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the Archway Purchase Agreement have been materially complied with by each party; (f) the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings; (g) the absence of any action, suit or proceeding challenging or preventing the acquisition; (h) no material adverse effect shall have occurred with respect to Union Street or Archway; and (i) delivery of legal opinions and other closing documents.

The obligations of Argenbright to consummate the transactions contemplated by the Archway Purchase Agreement also are conditioned upon each of the following, among other things: (a) Union Street shall have made appropriate arrangements for disbursement of the trust fund upon closing of the Archway Acquisition; and (b) certain employees shall have executed and delivered option cancellation agreements to Argenbright.

The obligations of Union Street to consummate the transactions contemplated by the Archway Purchase Agreement also are conditioned upon each of the following, among other things: (a) Argenbright shall have contributed its 44% membership interest in Archer Corporate Services, LLC to Archway; (b) certain persons shall have resigned from their positions and offices with Archway; (c) title to certain specified assets shall have been assigned to Archway; (d) Union Street, Argenbright and the escrow agent shall have entered into an escrow agreement; (e) each outstanding option to acquire shares of capital stock of AHL Services by certain employees of Archway shall have been terminated; (f) all bonuses or similar compensation that may be due to management of Archway shall have been paid by Archway; and (g) certain existing liens shall have been fully released.

Termination

The Archway Purchase Agreement may be terminated at any time prior to the closing, as follows: (a) by mutual written consent of Union Street and Argenbright; (b) by either Union Street or Argenbright if the proxy statement shall not have been mailed to record holders of Union Street common stock by November 15, 2008; (c) by either Union Street or Argenbright if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Archway Acquisition, which order, decree, ruling or other action is final and nonappealable; (d) subject to a 30-day cure period, by either Union Street or Argenbright if the other party has breached any of its covenants or representations and warranties in any material respect; or (e) by either Union Street or Argenbright, if, at the Union Street Special Meeting, (including any adjournments thereof), the Archway Purchase Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Union Street common stock, or the holders of 20% or more of the number of shares of Union Street common stock issued in Union Street’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of Union Street common stock held by them into cash in accordance with Union Street’s certificate of incorporation.

Termination Fees

Except as contemplated by the Argenbright Agreement, in the event the Archway Purchase Agreement is terminated because the holders of 20% or more of the number of shares of Union Street’s common stock issued in Union Street’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of Union Street common stock held by them into cash in accordance with Union Street’s certificate of incorporation, Union Street will pay to Argenbright a termination fee equal to the lesser of: (a) $200,000 in cash; and (b) 50% of the funds held by Union Street outside of the trust fund after paying or reserving for all of its costs and expenses through liquidation.

Amendments

The Archway Purchase Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties.

Assignment

The Archway Purchase Agreement may not be assigned without the prior written consent of the other parties, except that Union Street may upon notice to Argenbright assign, in whole but not in part, all of its rights and cause the assumption of all of the obligations under the Archway Purchase Agreement to an Affiliate (as defined in the agreement) of Union Street able to consummate the transaction contemplated under the Archway Purchase Agreement, provided that such assignment and assumption does not relieve Union Street of any of its obligations thereunder.

Governing Law

The Archway Purchase Agreement is governed by the laws of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law.

THE RAZOR PURCHASE AGREEMENT

The discussion in this proxy statement of the Razor Purchase Agreement, dated as of February 26, 2008 by and among Union Street, Razor and the Sellers is qualified in its entirety by reference to the full text of the Razor Purchase Agreement attached hereto as ‘‘Annex B,’’ which is incorporated by reference herein. The Razor Purchase Agreement contains representations and warranties of Union Street, Razor and the Sellers made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among Union Street, Razor and the Sellers and may be subject to important qualifications and limitations agreed to by Union Street, Razor and the Sellers in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable pursuant to securities laws or may have been used for the purpose of allocating risk among Union Street, Razor and the Sellers rather than establishing matters as facts.

General

On February 26, 2008, Union Street, Razor and the Sellers entered into an agreement whereby Union Street will indirectly purchase 100% of the membership interests of Razor from the Sellers.

Acquisition Consideration; Funding

Under the terms of the Razor Purchase Agreement, in consideration for the membership interests, subject to adjustment as set forth in the Razor Purchase Agreement, Union Street will pay the Sellers an aggregate purchase price equal to $30,000,000, consisting of $20,000,000 in cash and 1,315,789 shares of Union Street common stock. Of those shares, 394,736 shares of common stock will be placed in escrow for use in satisfying indemnification obligations of the Sellers (as described below). A portion of the purchase price will be funded with cash currently being held in the trust fund established in connection with Union Street’s initial public offering and the proceeds from a $30 million Facility signed under a commitment letter from Bank of America described elsewhere herein. See the section entitled ‘‘The Acquisition Proposal — Acquisition Funding.’’

Closing of the Razor Acquisition

The Razor Acquisition is expected to close simultaneously with the Archway Acquisition in the third quarter of 2008. The closing of the Acquisitions are subject to customary closing conditions, including the simultaneous closing of the Archway Acquisition and approval of the Archway Purchase Agreement and the Razor Purchase Agreement by the stockholders of Union Street. In addition, the closing is conditioned on holders of less than 20% of the shares of Union Street common stock voting against the acquisitions and electing to convert their Union Street common stock into cash, as permitted by our certificate of incorporation.

Representations and Warranties

The Razor Purchase Agreement contains representations and warranties of Razor and the Sellers relating to, among other things: (a) proper company organization and similar matters; (b) the capital structure of Razor and its subsidiary; (c) the authorization, performance and enforceability of the Razor Purchase Agreement; (d) the absence of conflicts and required filings and consents; (e) compliance with laws; (f) financial statements; (g) absence of undisclosed liabilities; (h) absence of certain changes; (i) litigation; (j) employee benefits and compensation; (k) labor matters; (l) restrictions on business activities; (m) holding of leases and ownership of real property; (n) accounts receivable; (o) condition of tangible assets; (p) suppliers and customers; (q) taxes; (r) environmental matters; (s) brokers; (t) intellectual property; (u) agreements, contracts and commitments; (v) insurance; (w) government actions/filings; (x) interested party transactions; (y) information provided for the proxy statement; and (z) bank accounts. The Sellers have additionally represented and warranted, among other things, as to their accredited investor status, their ownership of the membership interests and the absence of encumbrances on their Razor securities.

The Razor Purchase Agreement also contains representations and warranties of Union Street relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) the authorization, performance and enforceability of the Razor Purchase Agreement; (c) the absence of conflicts and required filings and consents; (d) SEC filings and financial statements; (e) litigation; (f) brokers; (g) board approval; (h) amount in the Union Street trust fund; and (i) purchase for investment.

The representations and warranties of the parties are, in certain cases, subject to specified exceptions and qualifications as set out in the Razor Purchase Agreement. Some of the representations and warranties are qualified by the absence of a Material Adverse Effect (as defined in the agreement). In addition, some of the representations and warranties are qualified by the knowledge of the party providing the representation and warranty.

Covenants

Union Street and Razor have each agreed to take such actions as are necessary, proper or advisable to consummate the Razor Acquisition. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not take certain specified actions without the prior written consent of the other party.

The Razor Purchase Agreement also contains additional covenants of the parties, including covenants providing for:

•	The parties to use commercially reasonable efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the acquisition.

•	Union Street to prepare and file a proxy statement to solicit proxies from the Union Street stockholders to vote in favor of proposals regarding the adoption of the Razor Purchase Agreement and the approval of the Razor Acquisition, any change of Union Street’s name, an amendment to Union Street’s certificate of incorporation deleting or modifying certain portions of Article Five thereof (relating to certain actions that will no longer be required after the acquisition) and the adoption of a stock plan providing for the granting of options and other stock-based awards to employees of Union Street, Razor and Archway of at least 500,000 shares of common stock.

•	Each of the Sellers waives its rights to collect from our trust fund to make claims against Union Street for any moneys that may be owed to them by Union Street for any reason whatsoever, including breach by Union Street of the Razor Purchase Agreement.

•	The protection of confidential information of the parties and, subject to confidentiality requirements, the provision of reasonable access to information.

•	Within 30 days of closing, certain employees of Razor shall have received from Union Street an aggregate of 65,786 restricted shares of Union Street common stock.

Non-Solicitation and Non-Competition

Until closing or the effective termination of the Razor Purchase Agreement, the Sellers have agreed that they will not, and will cause their affiliates, employees, agents and representatives not, directly or indirectly, solicit or enter into discussions or transactions with or encourage or provide any information to any corporation, partnership or other entity or group (other than Union Street and its designees) concerning any merger, sale of ownership interests and/or assets, recapitalization or similar transaction with respect to Razor. In addition, the Sellers have agreed, for a five-year period, that it will not, and will cause its affiliates, employees, agents and representatives not, directly or indirectly, (i) compete with the business or Razor or its subsidiaries; and (ii) solicit any client or customers, or potential clients or customers, current or former employee, consultant or independent contractor of Razor or its subsidiary.

Union Street has agreed that it will not, and will cause its employees, agents and representatives not, directly or indirectly, to solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than the Sellers and their designees) concerning any merger, purchase of ownership interests and/or assets, recapitalization or similar transaction with respect to Union Street.

Union Street’s Stockholders’ Meeting

Union Street agreed to hold a meeting of its stockholders, as soon as reasonably practicable after SEC completes its review of this proxy statement, for the purpose of seeking the adoption of the Acquisition Proposal by its stockholders. Union Street has also agreed that it will use the commercially reasonable efforts to obtain the requisite approval of its stockholders to the Acquisition Proposal.

Access to Information

During the period prior to the closing of the Razor Acquisition, Razor has agreed to give Union Street, its counsel, accountants and other representatives, reasonable access during normal business hours to the properties, books, contracts and records as well as to its management personnel and its accountants, and access to all owned, leased or controlled property or assets (including access for the purposes of conducting environmental site assessments.

Escrow and Indemnification

The representations, warranties, covenants and agreements in the Razor Purchase Agreement will survive the closing until one year after the closing date, with certain exceptions. The Razor Purchase Agreement provides for indemnification of Union Street with an escrow arrangement. At the closing, Union Street shall deposit 394,736 shares of common stock, otherwise payable to the Sellers, to be held during the period ending on the 45th day following the filing of Union Street’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008 (the ‘‘Expiration Date’’), all in accordance with the terms and conditions of an escrow agreement to be entered into at the closing between Union Street, the representatives of the Sellers and SunTrust Bank, as escrow agent. For purposes of satisfying an indemnification claim, shares of Union Street common stock will be valued at fair market value.

Any shares of Union Street common stock remaining in the escrow account on the Expiration Date shall be released to each of the Sellers in their proportionate share, except those shares reserved against any claims arising prior to that date, if the same have not been adjudicated, settled, dismissed or otherwise resolved in its entirety with respect to Razor and its subsidiary and affiliates prior to such date, in such amounts and the manner as prescribed in the escrow agreement.

Union Street is obligated to indemnify the Sellers against losses arising from the inaccuracy or breach of Union Street’s representations or warranties and the non-fulfillment or breach of any covenant or agreement of Union Street. Union Street shall additionally indemnify Mr. David Kirwan and Mr. Thomas Cole against losses in connection with their personal guarantees relating to loans made to Razor.

With certain exceptions, claims for indemnification may be asserted by Union Street or the Sellers once the damages exceed $300,000 and are indemnifiable back to the first dollar. The aggregate liability for losses shall not in any event exceed $10,000,000, with certain exceptions. Notwithstanding the foregoing, the limitations set forth above shall not apply in the case of claims arising from fraud, willful misrepresentation or willful misconduct.

Conditions to Closing of the Razor Acquisition

The obligations of Union Street, Razor and the Sellers to consummate the Razor Acquisition are subject to certain closing conditions, including the following: (a) the Union Street stockholders shall have approved the transactions contemplated by the Razor Purchase Agreement and holders of not more than 20% of Union Street’s shares of common stock issued in Union Street’s initial public offering and outstanding immediately before the closing shall have voted against the Razor Acquisition and exercised their rights to convert their shares into a pro rata share of the trust fund; (b) the execution by and delivery to each party of each of the various transaction documents; (c) the simultaneous completion of the closing of the acquisition of Archway; (d) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the Razor Purchase Agreement have been materially complied with by each party; (e) the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings; (f) the absence of any action, suit or proceeding challenging or preventing the acquisition; (g) no material adverse effect shall have occurred with respect to Union Street or Razor; and (h) delivery of legal opinions and other closing documents.

The obligations of the Sellers to consummate the transactions contemplated by the Razor Purchase Agreement are also conditioned upon, among other things, Union Street having made appropriate arrangements for disbursement of the trust fund upon the closing of the Razor Acquisition.

The obligations of Union Street to consummate the transactions contemplated by the Razor Purchase Agreement also are conditioned upon each of the following, among other things: (a) Razor and each of Mr. David Kirwan and Mr. Thomas Cole shall have executed and delivered employment agreements; (b) delivery of lock-up agreements executed by each of the Sellers; (c) receipt of a comfort letter from the independent accountants; (d) the Sellers shall have agreed to a bonus of 65,790 shares of Union Street common stock and $265,000 to identified Razor employees; (e) Union Street, the representatives of the Sellers and the escrow agent shall have entered into an escrow agreement; and (f) Razor’s loan from Comerica Bank shall have been paid in full.

Termination

The Razor Purchase Agreement may be terminated at any time prior to the closing, as follows: (a) by mutual written consent of Union Street and Razor; (b) by either Union Street or the Sellers if the proxy statement shall not have been mailed to record holders of Union Street common stock by November 15, 2008; (c) by either Union Street or the Sellers if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Razor Acquisition, which order, decree, ruling or other action is final and nonappealable; (d) subject to a 30-day cure period, by either Union Street or the Sellers if the other party has breached any of its covenants or representations and warranties in any material respect; or (e) by either Union Street or the Sellers, if, at the Union Street stockholders meeting, (including any adjournments thereof), the Razor Purchase Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Union Street common stock, or the holders of 20% or more of the number of shares of Union Street common stock issued in Union Street’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of Union Street’s common stock held by them into cash in accordance with Union Street’s certificate of incorporation.

Termination Fees

In the event the Razor Purchase Agreement is terminated because the holders of 20% or more of the number of shares of Union Street’s common stock issued in Union Street’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of Union Street common stock held by them into cash in accordance with Union Street’s certificate of incorporation, Union Street will pay to the Sellers a termination fee equal to the lesser of: (a) $200,000 in cash; and (b) 50% of the funds held by Union Street outside of the trust fund after paying or reserving for all of its costs and expenses through liquidation.

Amendments

The Razor Purchase Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties.

Assignment

The Razor Purchase Agreement may not be assigned without the prior written consent of the other parties, except that Union Street may, upon notice to Razor and the Sellers, assign, in whole but not in part, all of its rights and cause the assumption of all of the obligations under the Razor Purchase Agreement to an Affiliate (as defined in the agreement) of Union Street who is able to consummate the transaction contemplated under the Razor Purchase Agreement; provided that such assignment and assumption will not relieve Union Street of any of its obligations thereunder.

Governing Law

The Razor Purchase Agreement is governed by the laws of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law.

Other Relevant Agreements

Lock-up Agreements

At closing of the Razor Acquisition, each of the Sellers will agree not to sell any of the Union Street common stock that they own for a period of two years following the closing. Notwithstanding the foregoing, the restrictions on transfer do not apply to (i) transactions relating to shares of Union Street common stock or other securities acquired in open market transactions following the closing or (ii) the following transfers: (A) gifts to family members (or trusts for the direct or indirect benefit of family members); (B) charitable contributions; (C) transfer to ‘‘affiliates’’, limited partners, members or stockholders, provided that each transferee agrees in writing as a condition precedent to such transfer to by bound by the terms of the lock-up agreement.

 Employment Agreements

In connection with the consummation of the Razor Acquisition, each of Mr. David Kirwan and Mr. Thomas Cole will enter into full-time employment agreements with Razor.

Scope and Term of Employment

The employment agreements provide that Messrs. Kirwan and Cole will serve as Co-Presidents of Razor. The employment agreements are substantially identical. Both employment agreements contain certain restrictive covenants that prohibit Messrs. Kirwan and Cole from disclosing information and property that is confidential to Razor, an agreement not to compete with Razor, and an agreement that ownership of inventions, ideas, copyrights and patents which may be used in the business of Razor are the sole property of Razor. The employment agreements are at-will agreements and can be terminated at any time by either Messrs. Kirwan or Cole and Razor, provided that each of Mr. Kirwan or Mr. Cole and Razor gives the other party two weeks notice.

Compensation

Each executive will be entitled to an annual base salary of $217,500.

Fringe Benefits, Reimbursement of Expenses

Each executive will be entitled to, among other things:

•	Participate in all benefit plans which Razor provides or may establish, in the same manner as other employees of Razor

•	Reimbursement of all ordinary and reasonable out-of-pocket business expenses incurred by the executive in furtherance of Razor’s business in accordance with Razor’s policies.

Termination

At any time during the executive’s employment, Razor may terminate the executive’s employment for any reason or for no reason upon two weeks notice. Upon termination, the executive will only be entitled to receive (i) the portion of the executive’s base salary as has accrued prior to such termination that has not yet been paid, (ii) an amount equal to the value of the executive’s accrued and unused paid days off, and (iii) reimbursement for expenses properly incurred by the executive (collectively, the ‘‘Accrued Obligations’’).

Upon termination by Razor without cause (as defined in the employment agreements), or by the executive for a good reason, the executive will be entitled to: (i) prompt payment of the Accrued Obligations; (ii) payment of an amount equal to the base salary at the rate in effect for six months; and (iii) subject to the executive making an effective election to continue coverage in accordance with Section 4980B of the Internal Revenue Code, continue the executive’s coverage under and its contributions towards the executive’s health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination.

INFORMATION ABOUT ARCHWAY AND RAZOR

Overview

By bringing Razor and Archway under common ownership, we intend to establish a uniquely positioned provider of end-to-end Marketing Operations Management services. We believe that the combination of these complementary organizations will allow us to accelerate the strong organic progression that Razor and Archway have each experienced independently of one another.

Headquartered in Dallas, TX, Razor is a rapidly growing direct and interactive marketing agency that seeks to identify smarter ways for clients to build their businesses and maximize the return on investment from sales and marketing expenditures. Founded in 2003, Razor has approximately 165 employees and serves leading brands that include Domino’s Pizza, Rent-A-Center, GameStop, Baskin-Robbins and Wireless Toyz. Razor’s business is focused on providing in-depth data analytics and program design services, including customer and transaction analytics, media mix modeling, segmentation, ROI analysis, and transaction-level communications.

Razor achieved the highest growth rate of any agency in the 2006 Ad Age Top 50 Marketing Services agency rankings. Razor’s revenue has matured at a two-year compounded annual growth rate of 35.1% to $16.7 million in 2007. Between 2005 and 2007, Razor’s Adjusted EBITDA increased from $2.4 million to $4.4 million.

Based in Minneapolis, MN, Archway is a leading provider of Marketing Operations Management solutions. Founded in 1953, Archway has grown to approximately 620 employees across eight North American facilities and six on-site locations serving leading national marketers that include Target, General Motors, General Mills, JP Morgan Chase and Microsoft. Archway’s services are focused on the operational components of Marketing Operations Management, including program budgeting, logistics management, vendor management, sales portals, inventory management, fulfillment and distribution, customer care and analytics. Archway offers a comprehensive suite of best-in-class marketing solutions to meet the needs of clients across a broad range of industries, including food & beverage, retail, automotive, life sciences, financial services, consumer products, and technology.

Archway’s clients benefit financially as a result of a significant change over their prior cost structure, the significance of which is often measured by the amount they were doing in-house or the number of disparate providers previously utilized. From procurement and print to order management and transportation, Archway seeks to lower costs by leveraging services and systems which incorporate supply chain best-practices. Transportation and shipping costs are lowered as the result of leveraging the highest volume discount structures, across all of the major carriers. Scrap and waste associated with the over-production of marketing materials are significantly reduced. When companies ‘‘smart source’’ their internal services to Archway, they shed their fixed cost-structures while at the same time focusing their enterprise on their core competencies.

Archway has experienced rapid development since coming under new management three years ago, expanding revenue at a two-year compounded annual growth rate of 16.7% to $90.3 million in 2007 and increasing Adjusted EBITDA from $(1.5) million to $10.4 million between 2005 and 2007.

We believe that the combination of Razor and Archway under the common ownership of Union Street will create an organization with broader capabilities than either Razor or Archway possess today. We believe that the strategic, creative and analytics capabilities of Razor are highly complementary to the operational capabilities of Archway and that the combination of these complementary businesses will allow us to provide, a unique end-to-end service offering to clients.

Razor’s principal executive offices are located at 15851 Dallas Parkway, Suite 725, Addison, Texas 75001. Its website address is www.razordriven.com. The information and content contained on its website are not part of this proxy statement.

Archway’s principal executive offices are located at 19850 South Diamond Lake Rd, Rogers, Minnesota 55374. Its website address is www.archway.com. The information and content contained on its website are not part of this proxy statement.

Marketing Services Industry

The North American marketing services industry is large and growing rapidly. Total marketing spend in North America for in-store, trade and direct marketing is estimated at $300 billion (2007 Industry Trends Report). According to the same industry report, 42% of brand marketers are increasing marketing budgets for 2008. The Direct Marketing Association has estimated that direct marketing alone represented a $175 billion industry in 2007 in North America and that annual direct marketing expenditures within North America will increase at an annual rate of 5.2% between 2007 and 2011.

There are two significant trends within the marketing services industry that are fueling the growth of Razor and Archway:

Increased Demand for Measurable Marketing Effectiveness:

In a January 2006 report, Tracking Trends: A Comparison of Above-the-Line & Below-the-Line Expenditure Trends, the Winterberry Group concludes that rapid changes in technology and consumer behaviors are driving marketers away from traditional, brand-oriented advertising and towards targeted, customer-centric communications that provide measurable results and concrete return-on-investment. Winterberry identifies seven trends that are contributing to this shift in sales and marketing priorities and strategies:

•	Changing consumer demographics decrease the influence of traditional mass-media marketing messages;

•	Growing consumer sophistication heightens the demand for channel-agnostic communications;

•	Widespread marketing ‘‘clutter’’ diminishes the impact of commercial messages that don’t address specific and individually relevant consumer needs;

•	Enhanced information availability empowers both marketers and consumers with insight that allows for precise customer targeting and intelligent purchase decisions;

•	Heightened client pressure to deliver quantifiable value forces marketing services providers – especially agencies – to re-evaluate service platforms;

•	Growing effectiveness of ‘‘multichannel’’ campaigns reinforces demand for tactics that establish one-to-one relationships between marketers and consumers; and

•	Rapid technological advances allow for consumer/marketer interactions that are more frequent, easier and more relevant than previously possible.

In its 2007 study, Redefining B2B Marketing Measurement, Forrester Research outlines a broad range of factors that have increased the demand for tools that can measure marketing effectiveness. Among them, Forrester concludes that marketers ‘‘need measurement systems that can spot and correct marketing execution problems rapidly while they continue to chart the firm’s ongoing brand value and market position.’’

Union Street believes that the shift of marketing priorities towards communications channels that generate measurable return on investment will lead to increased demand for the strategy and analytics services provided by Razor and its competitors. We further believe that the increased focus on measuring marketing effectiveness and return on marketing investment will lead to increased demand for the services of organizations, such as Archway, that have the ability to measurably reduce the costs of executing marketing programs and the cost of customer acquisition.

Increased Reliance Upon Outsourced Services:

Stanford University released a report in 2007 on outsourcing that concluded that companies deploying outsourced solutions experience a return that is 245% greater than their annual investment and that they experience a 62% improvement in customer satisfaction. That same report stated that outsourced marketing services represent a small but rapidly growing percentage of the overall industry for outsourced services.

PricewaterhouseCoopers reports that the leading reasons firms outsource are to:

•	Lower costs (important or very important for 76% of respondents);

•	Gain access to talent (70%);

•	Farm out activities that others can do better (63%); and

•	Increase business model flexibility (56%).

Outsourcing marketing operations management is typically a long-term strategic commitment for clients. The processes that are involved in marketing operations management are complex and frequently require integration with the core operations of the client. These processes often require a high degree of customization and almost always bring the outsourced provider in direct contact with many of the client’s most valued assets; its customers, sales force, franchisees or dealer network. As a result, once an outsourced provider of marketing operations management gains the confidence of a client, the resulting business relationship is generally characterized by multi-year contracts. Given the long-term, strategic nature of these relationships, we believe clients typically seek the following key attributes when selecting a provider:

•	Established reputation and industry leadership;

•	Demonstrated ability to execute a wide range of complex, related business processes;

•	Capability to scale personnel and infrastructure without a diminution in quality of service; and

•	Ability to innovate, add new operational expertise and drive down costs.

Razor and Archway

Razor and Archway provide highly complementary services to many of the nation’s leading marketers. We believe that the combination of Razor and Archway under the common ownership of Union Street will create an organization that can provide clients with a broader and more complete scope of services, from the development of marketing strategy, through targeting, sourcing, order management and execution and ending with analytics, evaluation and modification of strategy. We believe that these capabilities will provide Razor and Archway with a unique advantage over competitors and will allow us to accelerate our already strong organic progression.

Razor:    Razor is a direct and interactive marketing agency that develops, implements, measures and evaluates marketing strategies that activate consumers and drive transactions. Razor is focused on helping clients drive consumers to enter transactions at the lowest possible cost of acquisition. To accomplish this, Razor relies upon its expertise in the following areas:

•	Customer and Transaction Analytics: Razor analyzes existing consumers and prospects to identify demographic segments that should be marketed to independently. Razor also develops complex analytical models to predict how clients should allocate their marketing investments across various forms of media in order to maximize return on investment. Finally, Razor analyzes actual sales results at discrete levels to determine and measure the actual return on investment realized by the client.

•	Business Building Strategy: Based on the results of the customer segmentation, media mix modeling and transaction analytics services it has performed, Razor develops specific sales and marketing strategies for its clients. From these strategies, Razor develops Strategic Resource blueprints and Consumer Activation blueprints that are used to implement the strategy and allow for the measurement of program effectiveness.

•	Transaction-Level Communications: Razor has extensive experience and capabilities in creating and designing the look and feel of marketing communications that are focused upon driving a consumer or prospect to take action. Razor develops and manages the entire calendar for creating communications, sourcing the production of the communications and managing the execution of the campaign. Razor outsources many of the operational requirements of implementing these programs, including printing, order management and fulfillment.

•	Digital Marketing: Razor has extensive digital marketing capabilities that allow Razor to provide digital media planning and placement, website development, search engine optimization, paid search and E-mail marketing services to its clients.

Archway:    While Razor’s services are focused on the development and measurement of marketing strategies, Archway provides Marketing Operations Management services that are focused on achieving operational excellence in the execution of marketing strategies. Archway is focused upon improving the operational efficiency of the client’s marketing programs, improving the quality of their relationship with their consumers, franchisees, sales forces or dealer networks, providing the client with greater visibility into their programs, or taking advantage of Archway’s economies of scale, proprietary technology applications and business processes to reduce program cost. Specific services provided by Archway include:

•	Sales Portals: Archway can develop and manage sophisticated, secure web portals that allow a client’s marketing constituencies (consumers, management, franchisees, sales forces, and dealer networks) to access and participate in company sponsored sales and marketing initiatives. Franchisees may use these portals to better understand and participate in upcoming promotional activities or to reorder standard marketing materials. Pharmaceutical sales representatives may use these portals to view and order marketing collateral or promotional items that will allow them to more effectively drive sales. These portals are tied directly to Archway’s proprietary order management system to allow for rapid, error-free execution of their order. Archway’s order management system currently allows clients to access and order over 44,000 unique items.

•	Procurement and Vendor Management: Archway can manage the procurement of sales and marketing materials on behalf of clients. This can include the sourcing of promotional items, the acquisition of packaging materials or the management of print production. Leveraging its significant buying power, Archway can acquire these items more cost effectively than many clients and can eliminate the need for internal client resources to manage these processes.

•	Fulfillment and Production: In 2007, Archway was responsible for managing the fulfillment and production of over 5.5 million individual orders, consisting of over 16 million SKUs and 500 million pieces, for sales and marketing materials. This included the distribution of in-store marketing materials to retail, the distribution of unique packages of promotional materials to quick-serve restaurants, the distribution of sales support materials to pharmaceutical sales representatives or the production and distribution of food and candy samples to sales forces and buying agents. Client sales and marketing strategies and programs cannot be effective if the relevant sales and marketing materials are not in the right hands and the appropriate time. Archway’s goal is to make certain they are.

•	Logistics Management: By virtue of managing acquisition and distribution of sales and marketing materials for a wide range of national marketers, Archway is responsible for acquiring and managing high volumes of transportation and freight services. Archway attempts to manage this process on behalf of its clients and leverages its significant buying power to obtain the most attractive pricing for its clients.

•	Reporting and Analytics: Archway has developed a suite of proprietary desktop tools that provide clients with real time visibility into the status of their marketing programs, sales and marketing materials inventory and transportation costs. These tools are essential to an effective outsourcing relationship. One such tool, ArchAnalytics™, offers a customizable business intelligence solution that provides clients with immediate insight into their individual, departmental or enterprise performance. Key metrics are delivered in a rich, intuitive web interface that enables organizations to harness company-wide data for use in both operational decision-making and strategic performance measurement. Using ArchAnalytics’ automated technology helps elevate marketing programs to a more exact science. Meaningful metrics are established at the beginning of a marketing initiative, at key points throughout its execution, and at the program’s conclusion. By looking at campaign performance in real-time, marketers can evaluate the success or failure of a particular initiative and make changes accordingly. In addition, by using ArchAnalytics to streamline their marketing operations management, clients can eliminate unnecessary costs, speed time-to-market, and improve brand experience.

Strengths

Following the proposed Acquisitions, we believe that the following strengths will differentiate Razor and Archway from their competition:

•	Broad Scope of Capabilities: We believe that the combination of Razor and Archway can create an organization with a broader scope of capabilities than that which Razor, Archway or their competitors have historically possessed. This will provide Razor and Archway clients with a unique ability to consolidate services with a single provider.

•	Deep Domain Expertise: The senior leadership of Razor and Archway average over 20 years of relevant industry experience. This deep, domain-specific expertise allows Razor and Archway to address the most complex client needs and opportunities.

•	Proprietary Technology Applications and Business Processes: On a combined basis, Razor and Archway employ over 60 professionals that are dedicated to developing, maintaining and applying proprietary technology applications. Examples of these technology applications include the media mix and consumer segmentation models developed by Razor as well as the order management systems, inventory and warehouse management systems, and desktop analytical tools developed by Archway.

•	Diversified Industry Verticals: Razor and Archway serve clients across a wide range of industries, including Food & Beverage, Retail, Automotive, Life Sciences, Financial Services, Consumer Products and Technology. On a combined basis, Food & Beverage clients represented the largest industry vertical served by Razor and Archway, representing 31% of combined 2007 revenue. Competitors, particularly those that have historically competed with Archway, generally reflect heavy concentration within a single industry vertical. The broader industry diversification of Razor and Archway allows them to compete effectively for a greater number of new client engagements and makes Razor and Archway less exposed to cyclicality within any single industry vertical.

•	Scale: On a combined basis, Razor and Archway are significantly larger than the vast majority of their competitors. This will allow Razor and Archway to recover the investments they make in infrastructure, proprietary technology applications and business processes against a substantially larger revenue base. Additionally, this increased scale provides Razor and Archway with greater buying power as it relates to packaging materials, print, transportation and freight. This buying power will provide Razor and Archway with a pricing advantage when competing for business.

•	Geographic Reach: On a combined basis, Razor and Archway have operating facilities in Texas, Minnesota, Michigan, Maryland, and Ontario, Canada. Despite the fact that virtually all of the clients of Razor and Archway conduct marketing programs with a national scope, we believe that clients frequently prefer to engage service providers within their own geographic region. The broad geographic reach of Razor and Archway is a significant differentiator from competitors, most of whom are limited to a single metropolitan area.

Clients and Industries

•	Diverse Roster of Leading National Marketers: Razor and Archway have each built their businesses and driven strong organic growth by serving the needs of leading national marketers with large, complex sales and marketing initiatives. Ideal clients for Razor and Archway have widely dispersed store locations, sales forces, dealer networks or consumers. These organizations benefit most from the investments that Razor and Archway have made in infrastructure, proprietary technology applications and business processes. Razor’s leading clients include Domino’s Pizza, Rent-A-Center, GameStop, Baskin-Robbins and Wireless Toyz. Archway’s leading clients include Target, General Motors, General Mills, JP Morgan Chase and Microsoft. On a combined basis, Razor and Archway had over 50 active clients at December 31, 2007. The largest client of Razor and Archway represented 9.7% of combined 2007 revenue, the five largest represented 42.0% and the ten largest represented 68.8%.

•	Broad Industry Diversification: Razor and Archway have demonstrated the relevance and value of their services across a wide range of industries. Industries served by Razor and Archway include Food & Beverage, Retail, Automotive, Life Sciences, Financial Services, Consumer Products and Technology. During 2007, on a combined basis, Food & Beverage represented the largest industry served by Razor and Archway, representing 31% of combined revenue.

Razor and Archway believe that there is substantial opportunity to increase their penetration of the Life Sciences, Financial Services and Technology industries and have instituted sales strategies focused on increasing revenues from those areas.

•	Recurring Revenue Model: Razor and Archway typically serve clients pursuant to long-term contracts with initial durations of two to four years, many of which include automatic renewal provisions. Although clients frequently retain the right to terminate these contracts on 90 to 120 days notice, neither Razor nor Archway have had any clients that represented 1% or more of combined annual revenue terminate or allow a service contract to expire during the last three years. On a combined basis, the ten largest clients of Razor and Archway, based on 2007 gross revenue, had average tenures as clients of seven years.

Service contracts generally define the scope of services that will be provided and call for Razor and Archway to be paid a fixed monthly retainer for account management and administration as well as a transactional fee tied to the client’s level of activity. Some client engagements also provide for Razor or Archway to retain a mark-up with respect to materials, print or transportation activities that they manage.

Strategy

We intend to leverage the competitive strengths of Razor and Archway to accelerate the development of both businesses and to strengthen our existing market position by pursuing the following strategies:

•	Expand Services Provided to Existing Clients: Razor’s and Archway’s 20 largest clients are estimated to have aggregate annual sales and marketing budgets far in excess of both Razor’s and Archway’s sales from those clients. We believe there is tremendous opportunity for Razor and Archway to expand the scope of services they provide to these clients. Consistent with past experience, we believe that some of that expansion will be driven by those clients engaging Razor and Archway to provide their existing scope of services to a greater number of their brands or operating groups. In other cases we expect to broaden the scope of services provided to existing clients. As an example, we expect to aggressively introduce the strategic planning and marketing analytics services of Razor to clients of Archway. Similarly, we expect to introduce Archway’s Marketing Operations Management solutions to clients that have historically relied upon Razor for strategy and marketing analytics services. The combined revenue of Razor and Archway grew 17.8% from 2006 to 2007. We estimate that approximately 80% of that growth was driven by the expansion of existing clients. By introducing additional service capabilities to existing clients, we expect to accelerate the rate of progress Razor and Archway have experienced with them.

•	Increase Penetration of Key Industry Verticals: Razor has historically experienced its greatest increase by serving clients with large numbers of retail locations. An industry of particular focus for Razor has been the Food & Beverage industry. Razor’s highly successful relationship with Rent-A-Center and GameStop has demonstrated that Razor’s services and expertise are applicable to a much broader group of industries. Archway has historically been a market leader in the Food & Beverage, Retail and Automotive industries. Over recent years, however, much of Archway’s growth has been driven by new client engagements in the Life Sciences, Financial Services and Technology industries. We intend to aggressively market the services of Razor and Archway within these industries.

•	Accelerate Geographic Expansion: Virtually all of the clients of Razor and Archway conduct sales and marketing programs that are national in scope. Our experience has shown that many clients, particularly as it relates to services of Archway, prefer to engage a provider within its own geographic region. As examples, Archway serves Target out of its Minnesota facility and General Motors from Michigan. We intend to accelerate the growth of Razor and Archway by expanding the footprint of Razor and Archway by starting or acquiring businesses in targeted geographies where we have no current presence. Areas of particular interest to us include the Northeastern, Southeastern and Southwestern areas of the United States. Razor and Archway currently have geographic presences in Texas, Minnesota, Michigan, Maryland and Ontario, Canada.

•	Expand Scope of Services: The clients of Razor and Archway are committing fewer and fewer internal resources to the management of their sales and marketing initiatives. This is causing clients to (i) seek outsourced partners that can provide a broader scope of services; and (ii) consolidate services with a smaller number of providers. The combination of Razor and Archway creates a broader service offering that can be presented to the respective clients of each organization. We intend to continue to expand the scope of services that are offered by Razor and Archway in order to allow us to meet additional needs of existing and prospective clients.

•	Consider Acquisition Opportunities: Razor and Archway operate within highly fragmented markets. We believe that Razor and Archway have significant opportunity to leverage their strong market positions to expand through selective acquisitions. We intend to consider strategic acquisitions that will magnify our service offering, establish us in new geographies, provide us with greater penetration of targeted industry verticals or establish us with strategically important clients.

•	Expand Profit Margins: Razor and Archway have established infrastructure, proprietary technology applications and business processes that can be leveraged across substantially larger businesses than currently exist at either Razor or Archway. From 2005 to 2007 the combined revenue of Razor and Archway grew by 41.8% but combined Adjusted EBITDA grew by over 1,000%, reflecting Adjusted EBITDA margins increasing from 1.1% to 13.9%. We intend to continue to increase profit margins by aggressively growing both businesses to take advantage of this operating leverage, either organically or through acquisition.

Sales and Marketing

Razor and Archway have each driven their strong organic growth by executing a consultative sales approach. Rather than simply responding to requests for proposals issued by prospective clients, Razor and Archway proactively approach clients that they believe could realize measurable benefit from their services and offer to analyze their relevant business processes and vendor arrangements on a low-cost or cost-free basis. These analyses are performed by the senior management and content specialists of Razor and Archway. In the case of Razor, the result of this process is a detailed ‘‘blueprint’’ that compares the target’s existing strategy and business processes to those that Razor would initially recommend. Similarly, the result of Archway’s review is a detailed description of how Archway would propose to improve the target’s business process, the benefits that could be realized and the integration plan that Archway would deploy to ‘‘on-board’’ the client. Archway employs individuals whose sole responsibilities are performing these analyses and developing customized client integration plans.

Razor and Archway also pursue traditional strategies to create market awareness of their capabilities, generate and qualify leads and convert leads into new business.

•	Market Awareness: Razor and Archway each maintain centralized marketing functions that are committed to developing sales and marketing collateral, managing public relations, responding to requests for information, and generating web inquiries. Razor and Archway each attend and speak at industry events, trade shows and seminars. Both organizations have aggressively utilized search engine optimization techniques to drive prospects to their websites.

•	Lead Generation: Archway engages independent consultants to generate and qualify potential clients within targeted organizations or industries. Razor expects to implement the same process following the completion of the proposed transactions.

•	Business Development: Razor and Archway each employ seasoned professionals that are dedicated to new business development. These business development professionals average over 10 years of relevant industry experience.
Partnerships

Archway holds a 44% membership interest in Archer Corporate Services, LLC (‘‘ACS’’). ACS is a minority-owned marketing and fulfillment services company headquartered in Romulus, Michigan. ACS has received certification as a Minority-owned Business Enterprise by the Michigan Minority Business Development Council. ACS’s website address is www.ArcherCorporateServices.com. The information and content contained on the ACS website are not part of this proxy statement.

Competition

Given the complementary, but not overlapping nature of the services they provide, Razor and Archway have historically competed with different groups of competitors. Both Razor and Archway, however, operate in highly fragmented markets with large numbers of competitors.

Razor has historically competed with direct marketing agencies, promotions agencies and advertising agencies. Many of these competitors are small, privately owned businesses. Others are subsidiaries of the large advertising holding companies, Omnicom, WPP Group, Publicis and Interpublic Group.

Archway has historically competed with organizations whose principal activity is the provision of order management, fulfillment and productions services. Many of Archway’s competitors are privately owned companies with heavy concentration within a single industry vertical. Archway also competes with subsidiaries of publicly owned parent companies such as Harte-Hanks, Iron Mountain and RR Donnelly.

Employees

Razor and Archway share a common culture of seeking to attract and retain the best and brightest, empowering them to bring value to the organization and its clients, holding them accountable for the results they generate and allowing them to participate in the success of the organization. The leadership and middle management of Razor and Archway have previously worked with leading national marketers that include Pizza Hut, Target and Best Buy.

As or December 31, 2007, Razor employed 165 employees. Razor’s senior executives average over twenty years of relevant industry experience. Razor’s employees are organized into bands including Co-Presidents, Partners, Vice Presidents, Sr. Directors, Directors, Managers, Supervisors, Analysts, Account Executives, Writers and Editors, Artists, Planners, Buyers and Coordinators. There are no collective bargaining agreements covering any Razor employees.

As of December 31, 2007, Archway employed 596 employees. Archway’s senior executives average over twenty years of relevant industry experience. Archway’s salaried employees are organized into bands that include President, Chief Operating Officer, Vice President and General Manager, Vice President, Senior Account Executive, Account Manager, and Account Coordinator. Archway is a party to a collective bargaining agreement in Michigan covering approximately 109 employees, as of December 31, 2007.

All salaried employees of Razor and Archway are required to execute confidentiality and conflict of interest agreements.

Intellectual Property

Archway currently has one trademark in North America. In addition, Archway has 38 registered domain names. Finally, Archway has various proprietary software tools that it utilizes to manage its clients marketing materials.

Razor currently has one trademark and three applications for trademarks pending in North America. In addition, Razor has nine registered domain names. Finally, Razor has various proprietary databases containing demographic and purchasing behavior.

Litigation

Neither of Razor or Archway is currently involved in any material litigation or similar matters.

Property and Facilities

Neither Razor nor Archway owns any offices or facilities. Razor maintains leased office space in Texas. Archway maintains leased office and distribution space in Minnesota, Michigan, Maryland, and Ontario, Canada. Archway also provides on-site client account management teams at six client locations throughout the United States.

Compensation of Archway and Razor Executives

Archway Marketing Services Compensation Discussion and Analysis

Biographical information concerning the principal executive officers of Archway Marketing Services, Inc. are detailed below:

Mike Moroz, 44, has served as President of Archway since July of 2004. He has an extensive background in operations management and marketing communications. Prior to joining Archway

Mr. Moroz served as general manager at Target Direct, the direct marketing division of Target Corporation, from March 2001 to July 2004. Prior to that Mr. Moroz was the Chief Operating Officer for ClickShip Direct from March 2000 to March 2001 with responsibilities for all sales, marketing and operations functions and 13 years at Damark International, the last four as Senior Vice President.

Bob Adkinson, 54, has served as Chief Operating Officer of Archway since October of 2005. Prior to joining Archway, Mr. Adkinson served as Vice President of Information Technology at Best Buy, from October 2001 to October 2005 where he had responsibility for the systems that supported the retail business, including store retail, BestBuy.com, and demand creation and fulfillment. Prior to Best Buy, Mr. Adkinson was the Chief Information Officer for Damark/ClickShip Direct from March 2000 to March 2001, and also CIO at Jostens, Inc. In addition, Mr. Adkinson was a significant contributor to the success of Target Corporation, where he held various executive and leadership positions for over 21 years, from 1977 to 1998, including IT responsibility for the Target, Marshall Field’s and Mervyns operating divisions.

Jerry Johnson, 38, joined Archway in June 2004 and has served as Vice President of Finance since November of 2005. He has over fifteen years of extensive financial management experience and business leadership in multiple industries including long-term care pharmaceuticals, digital advertising, home health care and information publication and data storage. Prior to joining Archway, Mr. Johnson served in various financial capacities including Divisional Controller of Omincare, Inc, from March 2001 to June 2004, Manager of International Financial Reporting for Beyond Interactive from October 2000 to March 2001, Vice President of Finance and Controller of Heath Care Solutions from December 1996 to October 2000 and Manager of Financial Reporting at ProQuest from June 1993 to December 1996.

Hugh McBride, 55, has served as Vice President/General Manager, Detroit Operations of Archway since November 2006. Mr. McBride has over 25 years of experience in digital print, publishing services, fulfillment, document management, data management and mining and web-enabled direct marketing services. One of his priorities at Archway is the continued focus on leveraging technology to improve client services and operational efficiencies. Prior to joining Archway Mr. McBride served as CEO of Ancor Information Management from September 2001 to September 2006.

Jeremy Sacker, 36, has served as Vice President/General Manager, Midwest Operations of Archway since March 2006. Mr. Sacker has a background of providing sound strategy, successful implementations and strong operational leadership in both manufacturing and retail operations. Prior to joining Archway, Mr. Sacker was the General Manager of Eqos, Ltd from April 2005 to February 2006 and led the operations and process development teams for Best Buy’s global sourcing start up from December 2000 to January 2005. Prior to Best Buy, Mr. Sacker was the supply chain practice lead for Whitmann-Hart Consulting’s Minnesota office, from June 1999 to December 2000. Mr. Sacker holds a Masters of Science, Management degree from Troy University in Troy, Alabama and a Bachelors Degree in Physics, Secondary Education from Northwest Missouri State University in Maryville, Missouri.

Archway’s President, Mr. Mike Moroz (Archway’s ‘‘principal executive officer’’ for reporting purposes under the federal securities laws), represents its board of directors and parent company’s compensation committee with respect to compensation matters for Archway’s executive officers other than himself. Mr. Moroz’s compensation arrangements are determined by the compensation committee of AHL Services, Inc., the parent company of Archway. Archway’s Chief Operating Officer, Mr. Bob Adkinson negotiates compensation with each executive officer following guidelines provided by Mr. Moroz. In addition to driving corporate policy and strategy, Mr. Moroz’s primary areas of responsibility as President are focused externally on sales, marketing and client relations. Mr. Moroz serves as the liaison between Archway’s management and its board of directors, providing guidance with respect to the company’s business objectives and growth initiatives.

Archway has employment arrangements with Mike Moroz, President, Bob Adkinson, Chief Operating Officer, Jerry Johnson, Vice President of Finance, Hugh McBride, Vice President and General Manager and Jeremy Sacker, Vice President and General Manager, of Archway Marketing

Services, Inc. The key elements of these employment arrangements are base salary and cash bonuses. Their respective base salaries are subject to increases consistent with the overall annual compensation plan approved by the AHL board of directors.

Archway’s executive compensation plan is designed to provide compensation incentives that are largely tied to performance. The plan has three primary elements: salary, annual cash bonus, and participation in Archway’s parent, AHL Services’, stock option plan. The plan allows the executives to significantly increase their total compensation based on Archway’s financial performance but also requires the respective individuals to receive favorable performance evaluations based on individual contribution and goals.

The compensation plan’s overall objective is to enable Archway to attract and retain the services of highly-skilled executives while competing for talent with larger more established businesses in their employment markets. Another key concept of the compensation plan is to drive an entrepreneurial culture at the executive level and promote entrepreneurial spirit as compared to an employee mind set. Beyond base compensation, the cash bonus plan and the participation in the stock option plan seek to enhance the profitability of Archway by closely aligning the financial interests of Archway’s executives with those of its stockholders. This alignment is created by requiring Archway to achieve growth targets that drive EBITDA growth as well as enrich the overall valuation of the company. Coupling annual EBITDA thresholds with long term valuation requires the executives to consider all elements of the company’s performance including risk management, cash flow and positioning the company for further growth. Archway’s plan also encourages team work by establishing first enterprise financial performance goals, then individual performance goals.

The executive individual performance goals are both financial and strategic. Each fall the executive team, in connection with the Board of Directors of Archway, establishes various strategic objectives for Archway which are then cascaded down amongst the team with individual members given specific roles and responsibilities in achieving these goals. The individual’s contribution to achieving these objectives are evaluated at year end and considered in connection with the executive’s performance in the following five areas in determining the executive’s cash bonus:

•	Financial performance

•	Operational goals

•	Marketplace goals

•	Client facing goals

•	Team goals

Base Salary

Initial base salaries for executive officers are determined after review of various factors by Messrs. Moroz and Adkinson, including individual experience, industry expertise and employment market conditions. Since 2004, the base salary for Mr. Moroz was increased in 2006 by 12% and no increases were awarded in the other periods. Messrs. Adkinson and Johnson were hired in 2005 and 2004, respectively have received annual base salary increases in the range 0% to 17.1% over the last three years.

Mr. McBride and Mr. Sacker were hired in 2006 and their initial base salaries were negotiated based on the factors listed above. For 2007, Mr. Moroz and Mr. Adkinson reviewed Messrs. Johnson, Sacker and McBride’s 2006 salaries against Archway’s compensation guidelines, individual performance and contributions as well as general economic factors.

Cash Bonuses

Messrs. Moroz, Adkinson, Johnson, McBride, and Sacker are participants in Archway’s annual incentive bonus plan. For the incentive to be paid, earnings before interest, taxes, depreciation and amortization (EBITDA) is one of the primary factors taken into consideration. For 2007, 2006 and

2005, the threshold was $10.5 million, $8.0 million and $5.7 million, respectively. Additionally for 2007, the threshold was net of discontinued operations. The threshold is reset annually by the board of directors and is based on EBITDA expectations for the business. These thresholds were met in the year ending December 31, 2007 and discretionary awards were paid based on contribution and individual performance for the years ending December 31, 2005 and 2006. The amount of the incentive bonus is a factor of the individual’s base compensation and for these individuals range from 30% to 40%. If Archway significantly exceeds earnings threshold an opportunity to earn a greater bonus is possible based on individual performance. Likewise if certain individuals eligible to receive a bonus based on Archway achieving their earnings threshold are not awarded their full bonus potential due to individual performance any unearned bonus may be reallocated to others in the bonus eligible pool based on individual contributions to the performance of Archway. For 2007, the amount of bonus received by Messrs. Moroz, Adkinson, Johnson, McBride, and Sacker was equal to 40%, 40%, 30%, 30%, and 30% of their respective base salaries. Messrs. Moroz, Adkinson and Johnson received incremental bonuses of $28,000, $24,750, and $11,625, respectively, based on the achievement of certain personal objectives related to exceeding the EBITDA target for the year.

For 2008, the EBITDA threshold for bonus eligibility was set at $13.0 million in the fall of 2007. This would represent a 23.8% increase over the prior year and was determined to be a reasonable threshold for payment of annual bonuses. In the first quarter of 2008, Archway achieved a 35.1% increase in Adjusted EBITDA over the first quarter of 2007.

Individual performance is based on the goals and objectives that are established prior to the beginning of the year. These goals encompass the following areas:

•	Financial performance

•	Operational goals

•	Marketplace goals

•	Client facing goals

•	Team goals

Each employee’s performance is tracked and evaluated in a performance management system against these goals and objectives and a score is provided. Each of the employees received high scores across these disciplines with respect to calendar year 2007 which resulted in them receiving bonuses on the high end of their ranges.

Perquisites and Other Personal Benefits

To remain competitive with other employers in the industry and to attract and retain talented executives, Archway provides its executive officers with health and welfare benefits and personal benefits that Archway’s parent company’s compensation committee believes are reasonable and consistent with Archway’s overall compensation objectives.

Archway does not maintain a defined benefit pension plan or retiree medical program that covers members of senior management. Retirement benefits to employees are currently provided principally through a 401(k) plan (the ‘‘Savings Plan’’), in which eligible salaried employees may participate, including senior management. Archway matches 50% of each employee’s contributions to the Savings Plan, up to a maximum of 6% of the employee’s annual compensation. Archway’s Savings Plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions by Archway or its employees to the Savings Plan and income earned on contributions are not taxable to employees until withdrawn from the Savings Plan and so that contributions will be deductible by Archway when made. Executives participate in the Savings Plan on the same basis as other employees.

Archway Summary Compensation Table for 2007

The following table sets forth certain information regarding the compensation for 2007 of Archway’s principal executive officer, Archway’s vice president of finance (highest ranking financial employee and the next three highest paid executive officers of Archway (collectively, the ‘‘Named Executive Officers’’):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Mike Moroz President	2007	$272,171	$140,000	$12,667	$17,340	$429,511
Jerry Johnson VP Finance	2007	$144,346	$58,125	—	$4,279	$206,749
Bob Adkinson COO	2007	$239,934	$123,750	$19,000	$9,250	$372,934
Hugh McBride VP & General Manager	2007	$170,035	$52,250	—	$—	222,285
Jeremy Sacker VP & General Manager	2007	$163,747	$51,000	—	$5,789	220,536

(1)	The value reflected in this column is the dollar amount that could be recognized as compensation expense for financial statement reporting purposes for each named executive officer for options granted during fiscal 2007, as required by SFAS No. 123(R), disregarding any estimates of forfeitures relating to service-based vesting conditions. The assumptions made in the valuation of this column are discussed at Footnote C on page F-49 in this proxy statement.
(2)	Represents matching contributions by Archway for it’s Savings Plan in 2007. Mr. Moroz’s amount includes an amount related to car allowance and company paid health care premiums.

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Mike Moroz	07/12/04	125,000	125,000	125,000		$0.80	$29,959
President	4/1/2007	18,750	18,750	18,750		$0.80	$12,667
Jerry Johnson	11/28/05	25,000	25,000	25,000		$0.80	$6,473
VP Finance
Bob Adkinson	10/31/05	87,500	87,500	87,500		$0.80	$22,657
COO	4/1/2007	28,125	28,125	28,125		$0.80	$19,000
Hugh McBride	11/01/06	43,750	43,750	43,750		$0.80	$30,123
VP & General Manager
Jeremy Sacker	03/20/06	43,750	43,750	43,750		$0.80	$30,123
VP & General Manager

(1)	The Grant Date Fair Value was determined using the Black-Scholes model and in accordance with SFAS No. 123(R). The expected volatility assumption was based upon the historical volatility of significant clients of Archway over the same period. The risk-free interest rate assumption was based upon the implied yields from the U.S. Treasury zero-coupon yield curve with a remaining term equal to the expected term in the options. The expected term of the options was based on the estimated life of the options at the grant date.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Mike Moroz	375,000		125,000	$0.80	7/12/2014
President	25,000		75,000	$0.80	4/1/2017
Jerry Johnson	50,000		50,000	$0.80	11/28/2015
VP Finance
Bob Adkinson	175,000		175,000	$0.80	10/31/2015
COO	37,500		112,500	$0.80	4/1/2017
Hugh McBride	43,750		131,250	$0.80	11/1/2016
VP & General Manager
Jeremy Sacker	87,500		87,500	$0.80	3/20/2016
VP & General Manager

(1)	Pursuant to AHL Services Inc. 2003 Stock Incentive Plan, during 2007 Archway awarded a total of 250,000 options with an exercise price of $0.80. Upon the occurrence of a change in control, all time-based vesting options then outstanding automatically vest.
(2)	An explanation of the calculation of aggregate intrinsic fair value as well as the vesting schedule for all options granted in plan years 2005, 2006 and 2007 can be found at Footnote C on page F-49 in this proxy statement.

Option Exercises and Stock Vested

None of Achway’s named executive officers exercised options or had stock vest during the year ended December 31, 2007.

Executive Employment Arrangements

Archway provides each executive employee an offer letter of employment outlining the terms of their employment, including base salary, bonus potential, initial option grants, and benefit eligibility. Messrs Moroz and Adkinson’s employment letter also provides for a six month severance calculated using their base salary if terminated without cause. As a condition of employment Archway executives are required to sign non-compete and non-solicit agreements.

The employment terms of Archway executive employees are not intended to be altered upon completion of the business combination with Union Street.

Razor Compensation Discussion and Analysis

Biographical information concerning the principal executive officers of Razor are detailed below:

Dave Kirwan, 51, founded Razor in June 2003. Mr. Kirwan leads the Razor organization, along with co-president Tom Cole. Prior to founding Razor, Mr. Kirwan co-founded The Forbes Group, a retail marketing agency, which developed ideas, promotions and technology to support restaurant marketers. The Forbes Group was sold to Snyder Communications in 1999, where he continued to work until 2001. Prior to starting the Forbes Group, Mr. Kirwan worked at the Southland Corporation and Bozell/Houston. He is a graduate of the University of Texas at Austin with a BS in Advertising.

Thomas Cole, 47, has served as Razor’s Co-President since May 2005. Prior to joining Razor, Mr. Cole served as Executive Vice President, Global Business Director for J. Walter Thompson where he was responsible for the Domino’s Pizza account from 2003 to 2005. Mr. Cole has compiled accomplished careers on both the agency and client side businesses. He served as President of Brann Forbes, the successor agency to two highly respected retail marketing agencies, Brann Worldwide and The Forbes Group. Earlier, he worked at Pizza Hut on two separate occasions, holding senior posts in regional and field marketing; strategic planning; national planning and new product marketing. Mr. Cole also was a Marketing Director at Hardee’s Food Systems. Mr. Cole received an MBA from the University of Pittsburg Joseph M. Katz Graduate School of Business and a BA from the University Pittsburg.

Joanne Houser, 48, has served as Razor’s Vice President, Controller since December 2004. Prior to joining Razor, Ms. Houser served as Vice President Finance/Corporate Controller for a successful high tech turnaround, Siemens AG subsidiary, Efficient Networks from 2002 to 2003. Ms. Houser also served as Vice President/Corporate Controller for Goldman Sachs’ subsidiary Archon Group, where she helped take the company from 120 to 1,400 employees. Ms. Houser is a Certified Management Accountant and holds an MBA from Crummer Graduate School of Business at Rollins College, as well as a Bachelor of Science degree in Accounting from Fairfield University.

Frank Gorman, 45, joined Razor in May 2003 as Senior Vice President of Insight and was promoted to Principal in January 2004. Mr. Gorman has 20 years of experience in retail marketing in roles ranging from market research to media planning to account service. Prior to joining Razor, Mr. Gorman served as Senior Vice President − Insight and Data for retail agency Brann Forbes from 2000 to 2003, where he directed work for many large retail and quick service restaurant clients. Prior to Brann Forbes, Mr. Gorman was Vice President − Research Director for Moroch in Dallas, where he focused primarily on the McDonald’s account. Gorman received a B.S. in Communications from Florida State University, specializing in advertising and market research.

Ray Rosenbaum, 49, has served as a senior managing Principal for Razor since April 2005. Mr. Rosenbaum has over 20 years experience in a wide variety of roles in marketing and advertising, including: client service, strategic planning, marketing research, database and direct marketing, systems development, digital and CRM. Prior to joining Razor, Mr. Rosenbaum most recently supervised all strategic, analytical, digital, financial, production, HR, IT and media services at the Havas agency, EuroRSCG Dallas, and their predecessors as Chief Operating Officer from 1994 to 2005. Rosenbaum holds a BSB degree from the University of Minnesota and an MBA in Marketing Research from the Carlson School of Business at the University of Minnesota.

Co-Presidents, Mr. David Kirwan and Mr. Thomas Cole negotiate initial compensation with each executive officer of Razor based on various factors, including individual expertise, industry expertise and general industry comparables. Base salaries are subject to increases only after agreement of 65% Majority in Interest of Razor’s members, currently Messrs. Kirwan and Cole must both be in agreement in order to reach a 65% majority in interest of Razor’s members.

Razor has employment agreements with Frank Gorman, Principal, and Ray Rosenbaum, Principal. The key elements of these employment agreements are base salary and cash bonuses under the Razor Company Bonus Plan.

It is anticipated that Mr. David Kirwan and Mr. Thomas Cole will sign employment agreements with Union Street at the closing of the Acquisitions.

Overview

Razor’s executive compensation plan is designed to provide compensation incentives that are largely tied to individual and company performance. The plan has two primary elements: base salary and cash bonuses under the Razor Company Bonus Plan. The compensation plan’s overall objective is to enable Razor to attract and retain the services of highly-skilled executives while competing for talent with larger more established agencies in their employment market. Another key concept of the compensation plan is to drive an entrepreneurial culture at the executive level and promote entrepreneurial spirit as compared to an employee mind set. Beyond base compensation, the cash bonuses under the Razor Company Bonus Plan seek to enhance the profitability of Razor by closely aligning the financial interests of Razor’s executives with those of its owners. This alignment is created by setting the annual bonus pool as a percentage of budgeted net revenue and adjusting the pool up or down for actual net revenue achieved, thus requiring Razor to achieve a net revenue target. Razor’s plan also encourages team work by establishing first the company’s financial performance goals, then individual quantitative performance goals that facilitate achieving the company’s financial performance goals.

The executive individual performance goals are quantitative and are both financial and strategic. Each fall the executive team in connection with the owners establish various strategic objectives for Razor which are then cascaded down to departments with individual members given specific roles and responsibilities for achieving these goals. The individual’s contribution to achieving these objectives are scored at year end and are considered in connection with the executive’s performance in the following four areas in determining the executive’s cash bonus:

•	Financial performance

•	Team goals

•	Growth Initiatives

•	Value Added Initiatives

Base Salary

Initial base salary for executive officers of Razor is determined after a review by Messrs. Kirwan and Cole of various factors, including individual expertise, industry expertise and employment market conditions. Base salaries are subject to increases only after agreement of 65% majority in interest of Razor’s members.

Cash Bonuses

Cash bonuses under the Razor Company Bonus Plan are paid out as a percentage of base salary based on company net revenue performance and individual contribution to company performance. Razor’s Company Bonus Plan is for all employees at the manager level and above. Payments are based on a percentage of participant’s salary. There are two payment percentages, 7% for managers and directors, and 22.5% for vice presidents and principals.

The maximum bonus plan pool is set at 3% of budgeted net revenue and is adjusted for actual revenue above or below budget. The adjustment is compared to the budgeted bonus plan pool and individual payouts are adjusted accordingly. In 2007 the bonus payments to all employees in the Razor’s Company Bonus Plan were reduced by 6.6% due to revenue shortfalls.

Participants in the Razor Company Bonus Plan set annual individual quantitative bonus goals to facilitate attaining or exceeding the company budget. The bonus goals are scored at the end of the year and the individual bonus payments are adjusted accordingly. In 2007, the participants in the Razor Company Bonus Plan in total achieved 81.0% of their individual bonus goals.

Individual performance is based on the goals and objectives that are established prior to the beginning of the year. These goals encompass the following areas:

•	Financial performance

•	Team goals

•	Growth Initiatives

•	Value Added Initiatives

Other Benefits

To remain competitive with other employers in the industry and to attract and retain talented executives, Razor provides its executive officers with health and welfare benefits that Razor’s 65% majority in interest of members believes are reasonable and consistent with Razor’s overall compensation objectives.

Razor does not maintain a defined benefit pension plan or retiree medical program that covers members of senior management. Retirement benefits to employees are currently provided principally through a 401(k) plan (the ‘‘Razor Savings Plan’’), in which eligible salaried employees may participate, including senior management. Pursuant to the Razor Savings Plan, employees may elect to reduce their current annual compensation up to the statutorily prescribed limit of $15,500 in calendar year 2007, and have the amount of any reduction contributed to the Razor Savings Plan. Razor matches 50% of each employee’s contributions to the Razor Savings Plan, up to a maximum of 3% of the employee’s annual compensation. Razor’s Savings Plan is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code, so that contributions by Razor or its employees to the Razor Savings Plan and income earned on contributions are not taxable to employees until withdrawn from the Razor Savings Plan and so that contributions will be deductible by Razor when made. Executives participate in the Razor Savings Plan on the same basis as other Razor employees.

Razor Summary Compensation Table for 2007

The following table sets forth certain information regarding the compensation for 2007 of Razor’s executive officers, Razor’s two principal executive officers, Razor’s chief financial officer, and the next two highest paid executive officers of Razor (collectively, the ‘‘Named Executive Officers’’):

Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total
David Kirwan	2007	$200,000	—	$15,234	$215,234
Co-President (principal executive officer)
Thomas Cole	2007	$200,000	—	$16,221	$216,221
Co-President (principal executive officer)
Joanne Houser	2007	$105,966	$22,270	$8,162	$136,398
VP/Controller (principal financial officer)
Frank Gorman	2007	$150,000	$25,220	$15,395	$190,615
Principal
Ray Rosenbaum	2007	$150,000	$25,220	$15,408	$190,628
Principal
Jonathan Mills	2007	$27,500	$6,000	$3,645	$37,145
Principal
Marion Price	2007	$91,700	N/A	$1,748	$93,448
Principal

Individual Executive Officer Compensation

Dave Kirwan, Co-President, is the founding and initial member of Razor. Mr. Kirwan’s base salary increased 16.7% in 2005 and 14.3% in 2007. As principal executive officer, Mr. Kirwan does not participate in the Razor Company Bonus Plan.

Tom Cole, Co-President, joined Razor in May 2005, his initial base salary was $175,000. Mr. Cole’s base salary increased 14.3% in 2007. As principal executive officer, Mr. Cole does not participate in the Razor Company Bonus Plan.

Joanne Houser, is Razor’s chief financial officer. Ms. Houser’s base salary increased 4.2% in 2006 and 6.0% in 2007. Ms. Houser participates in the Razor Company Bonus Plan at the VP and Principal level.

Frank Gorman entered into an employment agreement with Razor dated January 1, 2004. The employment agreement does not expire. In the event that Mr. Gorman terminates the employment agreement without cause, Mr. Gorman will be entitled to receive salary and benefits for a period of six months, and such payments shall be reduced by any compensation received by Mr. Gorman during such six month period. Gorman’s initial base salary under his employment agreement was $130,000. Mr. Gorman’s base salary increased 7.7% in 2005 and 7.1% in 2006. Gorman participates in the Razor Company Bonus Plan at the VP and Principal level.

Ray Rosenbaum entered into an employment agreement with Razor dated April 18, 2005. The employment agreement does not expire. In the event that Mr. Rosenbaum terminates the employment agreement without cause, Mr. Rosenbaum will be entitled to receive salary and benefits for a period of three months, and such payments shall be reduced by any compensation received by Mr. Rosenbaum during such three month period. Mr. Rosenbaum’s initial base salary under his employment agreement was $150,000. Mr. Rosenbaum’s base salary did not increase during 2005, 2006, or 2007. Mr. Rosenbaum participates in the Razor Company Bonus Plan at the VP and Principal level.

Jonathan Mills served as a Principal until he terminated his employment with Razor on March 31, 2007.

Marion Price joined Razor on May 31, 2007 and served as Principal/Chief Operating Officer until he terminated his employment with Razor on November 21, 2007.

In connection with the closing of the Acquisitions, Messrs. Kirwan and Cole will enter into employment agreements with Union Street Acquisition Corp. Messrs. Kirwan and Cole will continue to be employed as Razor’s Co-Presidents.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF ARCHWAY

You should read the following discussion and analysis of Archway’s consolidated financial condition and results of operations together with Archway’s ‘‘Selected Historical Consolidated Financial Information’’ and consolidated financial statements and notes thereto that appear elsewhere in this proxy statement. This discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements.

Overview

Based in Minneapolis, Minnesota, Archway is a leading provider of Marketing Operations Management solutions. Founded in 1953, Archway has grown to approximately 620 employees across eight North American facilities and six on-site locations serving leading national marketers that include Target, General Motors, General Mills, JP Morgan Chase and Microsoft. Archway’s services are focused on the operational components of Marketing Operations Management, including program budgeting, logistics management, vendor management, sales portals, inventory management, fulfillment and distribution, customer care and analytics. Archway offers a comprehensive suite of marketing solutions to meet the needs of clients across a broad range of industries, including food & beverage, retail, automotive, life sciences, financial services, consumer products, and technology.

Archway provides Marketing Operations Management services that are focused on achieving operational excellence in the execution of marketing strategies. Every action taken by Archway is focused upon improving the operational efficiency of the client’s marketing programs, improving the quality of their relationship with their consumers, franchisees, sales forces or dealer networks, providing the client with greater visibility into their programs, or taking advantage of Archway’s economies of scale, proprietary technology applications and business processes to reduce program cost. Specific services provided by Archway include:

•	Sales Portals: Archway develops and manages sophisticated, secure web portals that allow a client’s marketing constituencies (consumers, management, franchisees, sales forces, and dealer networks) to access and participate in company sponsored sales and marketing initiatives. Franchisees may use these portals to better understand and participate in upcoming promotional activities or to reorder standard marketing materials. Pharmaceutical sales representatives may use these portals to view and order marketing collateral or promotional items that will allow them to more effectively drive sales. These portals are tied directly to Archway’s proprietary order management system to allow for rapid, error-free execution of their order. Archway’s order management system currently allows clients to access and order over 44,000 unique items.

•	Procurement and Vendor Management: Archway manages the procurement of sales and marketing materials on behalf of clients. This can include the sourcing of promotional items, the acquisition of packaging materials or the management of print production. Leveraging its significant buying power, Archway can acquire these items more cost effectively than many clients and can eliminate the need for internal client resources to manage these processes.

•	Fulfillment and Production: In 2007, Archway was responsible for managing the fulfillment and production of over 5.5 million individual orders, consisting of over 16 million SKUs and 500 million pieces sales and marketing materials. This included the distribution of in-store marketing materials to retail, the distribution of unique packages of promotional materials to quick-serve restaurants, the distribution of sales support materials to pharmaceutical sales representatives or the production and distribution of food and candy samples to sales forces and buying agents.

•	Logistics Management: By virtue of managing acquisition and distribution of sales and marketing materials for a wide range of national marketers, Archway is responsible for acquiring and managing high volumes of transportation and freight services. Archway manages this process on behalf of its clients and leverages its significant buying power to obtain the most attractive pricing for its clients.

•	Reporting and Analytics: Archway has developed a suite of proprietary desktop tools that provide clients with real time visibility into the status of their marketing programs, sales and marketing materials inventory and transportation costs. These tools are essential to an effective outsourcing relationship. One such tool, ArchAnalytics™, offers a customizable business intelligence solution that provides clients with immediate insight into their individual, departmental or enterprise performance. Key metrics are delivered in a rich, intuitive web interface that enables organizations to harness company-wide data for use in both operational decision-making and strategic performance measurement. Using ArchAnalytics’ automated technology helps elevate marketing programs to a more exact science. Meaningful metrics are established at the beginning of a marketing initiative, at key points throughout its execution, and at the program’s conclusion. By looking at campaign performance in real-time, marketers can evaluate the success or failure of a particular initiative and make changes accordingly. In addition, by using ArchAnalytics to streamline their marketing operations management, clients can eliminate unnecessary costs, speed time-to-market, and improve brand experience.

Archway derives its revenue primarily from marketing operations, management services and generally recognizes revenues as programs or projects are completed or as services are rendered. Additional information about revenue recognition appears under ‘‘Revenue Recognition’’ and ‘‘Note A of the audited financial statements.’’

Archway measures operating expenses in four distinct cost categories; reimbursable freight, payroll related costs, other operating expenses and depreciation and amortization. Reimbursable freight represents freight and postage costs that are rebilled to clients as part of the overall service offering of Archway. Payroll related costs consist of employee compensation and benefit costs and other operating costs are primarily comprised of rent and occupancy costs.

Because Archway is a service business, it monitors; reimbursable freight, payroll related costs, other operating expenses and depreciation and amortization as a percentage of revenue. Changes in reimbursable freight costs generally results in a similar adjustment in revenue. Payroll related costs tend to fluctuate in conjunction with changes in revenue. Other operating costs, which are not directly related to servicing clients, are less directly linked to changes in its revenues than salary and service costs. These costs tend to increase as revenue increases, however, the rate of increase in these expenses could be more, or less than the rate of increase in its revenues.

Recent Trends and Operational Outlook

Current trends and the outlook for Archway’s business are positive. The North American marketing services industry is large and growing. More importantantly, the total marketing spend in North America for in-store, trade and direct marketing is estimated at $300 billion and growing (See Marketing Services Industry). Likewise, as companies continue to focus on their core competencies and processes in their effort to become more competitive, they tend to outsource non-core functions to third party providers. Often the barrier to outsourcing non-core services to a specialist is the lack of recognition that it can result in substantial cost savings while improving service. However according to a Stanford University report released in 2007, companies deploying outsourced solutions experience a return that is 245% greater than their annual investment and that they experience a 62% improvement in customer satisfaction. That same report stated that outsourced marketing services represent a small but rapidly growing percentage of the overall industry.

Archway provides their clients with the ability to outsource the management of their marketing operations, including program budgeting, logistics management, vendor management, sales portals, inventory management, fulfillment and distribution, customer care and analytics. Many of the clients Archway serves have significant in-store and trade direct marketing needs which has contributed to Archway’s recent growth.

PricewaterhouseCoopers reports that two of the top five functions that are outsourced based on their survey group are logistics and distribution functions and sales and marketing functions, inclusive of third party distribution channels. While this represents two of the top five, there is significant opportunity for the growth with only 27% of those surveyed outsourced sales and marketing function to a significant extent.

The marketing operations management sector is highly fragmented, with few groups offering a comprehensive list of services with multiple geographic locations. Many providers of these services have single locations with either a specific client or industry focus.

Archway’s strategy is to grow through the expansion of their services within clients, increase existing market for those services currently outsourced and benefit from the growth in the market as other companies realize the advantages of outsourcing these functions to remain competitive. Archway’s ability to execute on this strategy will be influenced by their ability to continue to demonstrate the following attributes:

•	Established reputation and industry leadership;

•	Demonstrated ability to execute a wide range of complex, related business processes;

•	Capability to scale personnel and infrastructure without a diminution in quality of service; and

•	Ability to innovate, add new operational expertise and drive down costs.

Factors That Affect Operating Results

Archway’s results of operations and financial performance are influenced by a variety of factors, including the following:

•	General economic conditions;

•	Industry cycles;

•	Legislative or regulatory environments, requirements or changes affecting the business in which Archway is engaged;

•	Labor and personnel relations;

•	Actions of suppliers, customers and competitors;

•	Archway’s ability to implement its strategies; and

•	The other factors described in ‘‘Risk Factors’’.

Results of Operations

The following table sets forth for the periods indicated, certain income and expense items and the percentages that such items bear to revenue:

	Years Ended December 31,			Three Months Ended March 31
(dollars in thousands)	2005	2006	2007	2007	2008
Statement of Operations Data:
Revenue	$66,290	$78,671	$90,294	$19,570	$22,986
Reimbursable freight	16,063	15,396	20,595	4,138	5,455
Payroll and related costs	31,693	34,083	35,426	8,286	9,730
Other operating costs	20,077	24,109	23,740	5,730	5,881
Depreciation and amortization	3,157	3,305	2,776	689	736
Restructuring activities	—	—	221	—	—
Total Operating expenses	70,990	76,893	82,758	18,843	21,802
Operating income	$(4,700)	$1,778	$7,536	$727	$1,184

	Years Ended December 31,			Three Months Ended March 31
(percentage of sales)	2005	2006	2007	2007	2008
Statement of Operations Data:
Revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Reimbursable freight	24.2%	19.6%	22.8%	21.1%	23.7%
Payroll and related costs	47.8%	43.3%	39.2%	42.3%	42.3%
Other operating costs	30.3%	30.6%	26.3%	29.3%	25.6%
Depreciation and amortization	4.8%	4.2%	3.1%	3.5%	3.2%
Restructuring activities	0.0%	0.0%	0.2%	0.0%	0.0%
Total Operating expenses	107.1%	97.7%	91.7%	96.3%	94.8%
Operating income	−7.1%	2.3%	8.3%	3.7%	5.2%

Three Months Ended March 31, 2008 Compared to Three Months Ended March 31, 2007

Revenue

Total revenue increased $3.4 million, or 17.5%, to $23.0 million for the three months ended March 31, 2008 from $19.6 million for the comparable period in 2007. The increase was driven by $1.8 million of incremental revenue from six new client engagements that started after March 31, 2007 and $1.6 million of net revenue from an increase in net volume from other clients and programs, including an increase in the volume of logistics managed on behalf of existing clients.

Operating Expenses

Payroll costs

Payroll costs include all costs related to the employment of Archway’s personnel including, but not limited to, salary, bonus, benefits and related payroll taxes. Total payroll costs increased $1.4 million, or 17.4%, to $9.7 million for the three months ended March 31, 2008 from $8.3 million for the comparable period in 2007. The increase was due primarily to the increased labor requirements related to servicing the six new client engagements that started after March 31, 2007 and to the net increase in activity and programs from existing clients. Payroll costs as a percentage of revenue remained constant for the three months ended March 31, 2008 as compared to the same period of 2007. Payroll costs as a percentage of revenue remained constant attributable to the growth in one client over the respective periods that has a payroll costs as a percentage of revenue for the three month period ending March 31, 2008 of 77%, which is much higher than the Archway’s average of 42.3% for the same period, partially offset by the ability to leverage non variable payroll costs and continue to more effectively manage labor costs.

Reimbursable freight

Reimbursable freight costs increased $1.3 million, or 31.8%, to $5.4 million for the three months ended March 31, 2008 from $4.1 million for the comparable period in 2007. The increase was due to the increase in the amount of freight and logistics managed on behalf of Archway’s six new clients and the net increase of the existing client base. Reimbursable freight as a percentage of revenue increased 2.6% to 23.7% for the three months ended March 31, 2008 from 21.1% for the same period of 2007. The increase in reimbursable freight costs as a percentage of revenue represents Archway’s client’s increasing their volume of freight activity primarily related to new client engagements that were not being serviced for the same period of 2007.

Other operating costs

Other operating costs increased $150,695, or 2.6%, to $5.9 million for the three months ended March 31, 2008 from $5.7 million for the comparable period in 2007. The increase is primarily due to facility related buildings maintenance and other miscellaneous expenses to support the new business. Facility costs represents $3.1 million and $3.08 million of the total other operating costs of $5.9 million and $5.7 million for the three month periods ended March 31, 2008 and March 31, 2007 respectively.

Other operating costs as a percentage of revenue decreased 3.7% to 25.6% for the three months ended March 31, 2008 from 29.3% for the same period of 2007. The decrease is other operating costs as a percentage of revenue is the ability to utilize existing facilities to service the increased revenue partially offset by increases in building maintenance and other miscellaneous expenses to support the new business.

Fiscal 2007 Compared to Fiscal 2006

Revenue

Total revenue increased $11.6 million, or 14.8%, to $90.3 million for the year ended December 31, 2007 from $78.7 million for the comparable period in 2006. The increase was driven by $4.0 million of incremental revenue related to two client engagements for which Archway began servicing during 2006 and $7.7 million of net revenue from an increase in net volume from other clients and programs, including an increase in the volume of logistics managed on behalf of existing clients.

Operating Expenses

Payroll costs

Payroll costs include all costs related to the employment of Archway’s personnel including, but not limited to, salary, bonus, benefits and related payroll taxes. Total payroll costs increased $1.3 million, or 3.9%, to $35.4 million for the year ended December 31, 2007 from $34.1 million for the comparable period in 2006. The increase was due primarily to the increased labor requirements required to service the net growth in revenue partially offset by reduction in nonvariable labor costs.

Payroll costs as a percentage of revenue decreased 4.1% to 39.2% in 2007 from 43.3% in 2006. The decrease is payroll costs as a percentage of revenue represents Archway’s ability to leverage their non- variable payroll costs across a higher revenue base as well as effectively managing variable labor.

Reimbursable freight

Reimbursable freight costs increased $5.2 million, or 33.8%, to $20.6 million for the year ended December 31, 2007 from $15.4 million for the comparable period in 2006. The increase was due to the increase in the amount of freight and logistics managed on behalf of Archway’s clients.

Reimbursable freight as a percentage of revenue increased 3.2% to 22.8% in 2007 from 19.6% in 2006. The increase in reimbursable freight payroll costs as a percentage of revenue represents Archway’s client’s increasing their volume of freight activity, increasing the freight activities that Archway manages on their behalf, and the increase volume attributable to clients that were only serviced for part of the year in 2006.

Other operating costs

Other operating costs decreased $369,402, or 1.5%, to $23.7 million for the year ended December 31, 2007 from $24.1 million for the comparable period in 2006. The decrease is due to reduction in equipment lease expense and facility costs associated with a relocation of the Company’s Maryland facility in late 2006 at a lower rent offset partially by higher real estate tax expense. Facility costs represents $11.6 million and $11.5 million of the total other operating costs of $23.7 million and $24.1 million for 2007 and 2006 respectively.

Other operating costs as a percentage of revenue decreased 4.3% to 26.3% in 2007 from 30.6 % in 2006. The decrease is other operating costs as a percentage of revenue is primarily a result of Archway’s ability to service additional revenue within their existing facilities.

Fiscal 2006 Compared to Fiscal 2005

Revenue

Total revenue increased $12.3 million, or 18.7%, to $78.6 million for the year ended December 31, 2006 from $66.3 million for the comparable period in 2005. The increase was due primarily to a full year servicing of two significant new clients that the company began servicing in the fourth quarter of 2005 partially offset by net reductions at existing clients.

Operating Expenses

Payroll costs

Total payroll costs increased $2.4 million, or 7.5%, to $34.1 million the year ended December 31, 2006 from $31.7 million for the comparable period in 2006. The increase is primarily related to a full year of payroll costs associated with clients the company began servicing in the fourth quarter of 2005.

Payroll costs as a percentage of revenue decreased 4.5% to 43.3% in 2006 from 47.8% in 2005. The decrease is payroll costs as a percentage of revenue represents Archway’s ability to leverage their non-variable payroll costs across a higher revenue base as well as effectively managing variable labor.

Reimbursable freight

Reimbursable freight costs decreased $666,810, or 4.2%, to $15.4 million for the year ended December 31, 2006 from $16.1 million for the comparable period in 2005. The decrease was driven by the loss of a client during 2005 for which Archway managed approximately $900,000 of freight activity during 2005.

Reimbursable freight as a percentage of revenue decreased 4.6% to 19.6% in 2006 from 24.2% in 2005. The decrease in reimbursable freight payroll costs as a percentage of revenue represents Archway’s client’s decrease in their volume of freight primarily related to the loss of a client in 2005 for which Archway managed their freight activities in connection with the other services.

Other operating costs

Other operating costs increased $4.0 million, or 20.1%, to $24.1million for the year ended December 31, 2006 from $20.1 million for the comparable period in 2005. The increase in other operating costs is primarily due to the lease costs with respect to two new facility leases entered during 2005 as part of servicing the two new significant clients. The increase in costs also includes operating lease costs associated with equipment in the new facilities. Facility costs represents $11.5 million and $9.0 million of the total other operating costs of $24.1 million and $20.1 million for 2006 and 2005 respectively.

Other operating costs as a percentage of revenue increased 0.3% to 30.6% in 2007 from 30.3% in 2006. The increase is other operating costs as a percentage of revenue is due to the increase in facility costs from the additional facility leased for a part year in 2005.

Liquidity and Capital Resources

Archway’s principal capital requirement is to fund its growth including the purchase and upgrading of facility equipment, the leasing of additional facilities for further client growth and additional working capital. Historically, Archway has used cash generated from operations and AHL’s revolving credit borrowings to finance its working capital requirements. Subsequent to the closing of the Archway Acquisition, Archway will use cash generated from operations to finance its working capital requirements and to satisfy any debt financing obligations. Assuming no redemptions the amount of debt necessary to close the anticipated transactions will be approximately $4.7 million, with no scheduled principal payments. Archway has historically and, after the acquisition, will continue to fund its growth and finance any acquisitions or capital requirements from cash generated from operations and revolving credit borrowings (which, after the acquisition, will be made under the Facility).

In addition to working capital requirements, Archway leases office space and equipment under multiple operating leases which will create short term liquidity requirements of approximately $9.1 million and long term liquidity requirements of approximately $57.2 million.

Archway generated net cash in the amount of $0.3 million from operating activities of continuing operations for the quarter ended March 31, 2008. During the corresponding period of 2007 Archway used net cash from operating activities of continuing operations in the amount of $1.6 million. This increase corresponds to a favorable change in working capital of $1.7 million and an increase in net income of $0.2 million over the same period.

Net cash used in investing activities for the three month periods ended March 31, 2008 and 2007 was $1.0 million and $0.1 million, respectively. The increase in cash usage was driven by additional capital expenditures in the three month period ended March 31, 2008.

Archway’s net cash provided by financing activities for the three month periods ended March 31, 2008 and 2007 was $1.0 million and $3.5 million, respectively. These amounts generally represent the net cash flow from the business which would have been funded by Archway’s parent company as part of their cash management activities.

Archway generated net cash in the amount of $6.85 million from its operating activities from continuing operations for the year ended December 31, 2007. During the corresponding period of 2006 Archway generated net cash from its operating activities in the amount of $1.8 million. This increase is driven by an increase in operating income over the same period of $3.3 million and a favorable change in working capital of $1.7 million.

Net cash used in investing activities for the years ended December 31, 2005, 2006 and 2007 was $4.7 million, $1.0 million and $1.6 million, respectively, driven by capital expenditures of $4.7 million, $1.0 million and $1.6 million, respectively.

Archway’s net cash generated by (used) for financing activities for 2005, 2006 and 2007 was $1.5 milion, $(2.4) million and $(4.6) million, respectively. This generally represents the net cash flow from the business which would have been funded by or transferred to Archway’s parent company as part of their cash management activities.

Tabular Disclosure of Contractual Obligations

	Payments Due by Period
Contractual Obligations (in $’000s)	Total	Less Than 1 Year	1-3 Years	3-5 Years	Over 5 Years
Debt obligations, principal and interest	—	—	—	—	—
Rent	$63,640	$7,840	$14,776	$16,020	$25,004
Operating lease obligations	2,627	1,221	1,296	110	—
Total	$66,267	$9,061	$16,072	$16,130	$25,004

Off-Balance Sheet Arrangements

Archway does not have any off-balance sheet financing arrangements or liabilities, guarantee contracts, retained or contingent interests in transferred assets or any obligation arising out of a material variable interest in an unconsolidated entity.

Seasonality and Quarterly Results

The management of marketing operations, and as a result Archway’s revenue and earnings, are subject to seasonal fluctuations. As a result of timing of Archway’s clients spending and budget patterns and their underlying marketing strategy, Archway’s revenues have historically been weighted toward the second half of each year. Archway’s earnings track this revenue seasonality and are also impacted by the leverage achievable on the fixed cost bases as revenue, as a result, have historically been significantly higher in the second half of each year. Due to the seasonality of Archway’s business, results for any quarter are not necessarily indicative of the results that may be achieved for a full fiscal year.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires the appropriate application of certain accounting policies, many of which require management to make estimates and assumptions about future events and their impact on amounts reported in Archway’s financial statements and related notes. Since future events and their impact cannot be determined with certainty, the actual results may differ from estimates. Such differences may be material to the consolidated financial statements.

Archway believes the application of accounting policies, and the estimates inherently required therein, are reasonable. These accounting policies and estimates are periodically reevaluated, and adjustments are made when facts and circumstances dictate a change. Historically, Archway has found the application of accounting policies to be appropriate, and actual results have not differed materially from those determined using necessary estimates.

Archway’s accounting policies are more fully described in Note A ‘‘Summary of Significant Accounting Policies’’ in the ‘‘Notes to the Financial Statements,’’ included elsewhere in this proxy statement. Archway has identified the following critical accounting policies:

Revenue Recognition

Archway derives its revenue primarily from marketing operations management services. In general, the Archway recognizes revenues as programs or projects are completed or as services are rendered. In accordance with EITF Issue 99-19 Reporting Revenue Gross as a Principal versus Net as an Agent. Archway generally accounts for shipping and related transportation costs by recording the charges that are invoiced to customers as revenue, with the corresponding cost recorded as an operating expense. Factors considered in recognizing revenue on a gross basis include, among other things, acting as a principal in the transaction, latitude in establishing prices, discretion in supplier selection and credit risk. On most client arrangements Archway believes these factors are prevalent and as such, recognizes revenue on a gross basis. Some service contracts provide for freight, postage and materials to be purchased by Archway as an agent on behalf of its client, who generally dictates all aspects of the transaction, including the common carriers and level of postage class to be used. For these contracts, Archway records revenue on a net basis. The high volume of freight that is purchased by Archway allows it to often receive more favorable pricing than standard published rates by the same carriers. This favorable pricing is sometimes shared with the client and others retained by Archway. However, Archway only realizes revenue related to freight costs incurred related to materials being managed on behalf of its clients. In 2007, 2006 and 2005 Archway recorded revenue on a net basis for $387,263, $565,778 and $1,022,821 of freight costs respectively.

Allowance for Doubtful Accounts

Archway performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by management’s review of current credit information. Archway continuously monitors collections and payments from its customers and maintains a provision for estimated credit losses based upon historical experience and any specific customer collection issues that have been identified.

Unbilled Services

Unbilled services represent revenues recorded for services rendered or programs completed for which the customer has yet to be billed.

Work In Process

Work in process consists of labor and material costs for marketing operations management services provided to customers with respect to programs or projects that have not been completed. Work in process is recognized as a cost in future periods as the related revenue is recognized.

Reimbursable Customer Expenses

Reimbursable customer expenses consist of amounts billed to customers for freight, postage and materials.

Goodwill and Intangibles, Net

Goodwill, equal to the fair value of consideration paid in excess of the fair value of net assets purchased, has been recorded in conjunction with several business acquisitions. Goodwill and other indefinite lived intangible assets are not amortized but reviewed annually for impairment. For fiscal 2007, 2006 and 2005, Archway completed its annual analysis of goodwill impairment. The analysis was completed in the fourth quarter of each year, and indicated that no impairment of goodwill existed.

Intercompany Receivable

The intercompany receivable represents amounts due from [AHL Services] based on the sweep of operating cash flow and any allocation of expenses.

Fair Value of Financial Instruments

Archway’s financial instruments, including cash and cash equivalents, accounts receivable, unbilled services and accounts payable approximate fair value because of the relatively short maturity of these instruments.

Stock-Based Compensation

On January 1, 2006, AHL Services adopted the provisions of Statement of Financial Accounting Standard (SFAS) No. 123R, Share-Based Payment, (SFAS 123R) which requires AHL to recognize compensation cost in the Statement of Operations for share-based awards granted to employees, based on their fair values at the time of grant over the requisite service period (see Note B).

Prior to adopting SFAS 123R, AHL Services accounted for employee stock-based compensation utilizing the minimum value method of accounting. Accordingly, AHL Services did not recognize compensation expense for options that were granted to employees that had an exercise price equal to or greater than the market value of the underlying stock on the date of grant.

Foreign Currency Translation Adjustment

The foreign currency translation adjustment represents the impact of translation of the asset and liability accounts of the Archway’s Canadian location where the functional currency is the local currency. Translation adjustments from the functional currency to U.S. dollars at the balance sheet dates in included in other comprehensive income.

Income Taxes

Archway accounts for income taxes in accordance with Statement of Financial Accounting Standards (‘‘SFAS’’) No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based upon differences between the financial statement and tax basis of assets and liabilities using enacted income tax rates in effect for the year in which the differences are expected to reverse. Archway records a valuation allowance to reduce deferred tax assets if it is more likely than not that some or all of the deferred tax assets will not be realized.

In addition, Archway adopted FIN 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. This interpretation requires Archway to recognize, present and disclose in its financial statements a reserve for all uncertain tax positions Archway has taken or is expected to take on its tax returns. Under FIN 48, Archway’s financial statements will reflect expected future tax consequences of such positions assuming the taxing authorities’ full knowledge of the position and all relevant facts.

Recent Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48 (‘‘FIN 48’’), Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that we have taken or expects to take on a tax return. Under FIN 48, the financial statements will reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. FIN 48 is likely to cause greater volatility in income statements as more items are recognized discretely within income tax expense. Application of FIN 48 is required in financial statements effective for periods beginning after December 15, 2006. FIN 48 revises disclosure requirements and will require an annual tabular roll-forward of unrecognized tax benefits. Archway adopted FIN 48 as of January 1, 2007, as disclosed in Note 2 to its consolidated financial statements included herein.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (‘‘SFAS No. 157’’). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. This statement clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing the asset or liability. SFAS No. 157 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data. SFAS No. 157 applies whenever other standards require assets or liabilities to be measured at fair value. Effective January 1, 2008, we implemented SFAS No. 157, which did not have an impact on our financial results. In accordance with the provisions of FSP No. FAS 157-2, Effective Date of FASB Statement No. 157, we have elected to defer implementation of SFAS No. 157 as it relates to our non-financial assets and non-financial liabilities until January 1, 2009.

We adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities including an Amendment of FASB Statement No. 115 (‘‘SFAS 159’’) on January 1, 2008. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. We have not made any fair value elections as permitted under the provisions of SFAS 159; therefore, the adoption of this standard did not have an impact on our consolidated financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF RAZOR

You should read the following discussion and analysis of Razor’s consolidated financial condition and results of operations together with Razor’s ‘‘Selected Historical Consolidated Financial Information’’ and consolidated financial statements and notes thereto that appear elsewhere in this proxy statement. This discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements.

Overview

Headquartered in Dallas, Texas, Razor is a rapidly growing direct and interactive marketing agency that identifies smarter ways for clients to build their businesses and maximize their return on investment from sales and marketing expenditures. Founded in 2003, Razor has approximately 165 employees and serves leading brands that include Domino’s Pizza, Rent-A-Center, GameStop, Baskin-Robbins and Wireless Toyz. Razor’s business is focused on providing heavy data analytics and program design services, including customer and transaction analytics, media mix modeling, segmentation, ROI analysis, and transaction-level communications.

Razor achieved the highest growth rate of any agency in the 2006 Ad Age Top 50 Marketing Services agency rankings. Razor’s revenue has matured at a two-year compounded annual growth rate of 35.1% to $16.6 million in 2007. Between 2005 and 2007, Razor’s Adjusted EBITDA increased from $2.4 million to $4.4 million.

Razor’s service offerings are focused upon developing, implementing, measuring and evaluating accountable marketing strategies that activate consumers and drive transactions. Razor attempts to help clients drive consumers to enter transactions with them at the lowest possible cost of acquisition. To accomplish this, Razor relies upon its expertise in the following areas:

•	Customer and Transaction Analytics: Razor analyzes existing consumers and prospects to identify demographic segments that should be appealed to and marketed to independently. Razor also develops complex analytical models to predict how clients should spread their marketing investments across various forms of media in order to maximize return on investment. Finally, Razor will analyze actual sales results at discrete levels to determine and measure the actual return on investment realized by the client.

•	Business Building Strategy: Based on the results of the customer segmentation, media mix modeling and transaction analytics it has performed, Razor works with its clients to develop specific sales and marketing strategies. From these strategies, Razor develops Strategic Resource blueprints and Consumer Activation blueprints that are used to implement the strategy and allow for the measurement of program effectiveness.

•	Transaction-Level Communications: Razor has extensive experience and capabilities in creating and designing the look and feel of marketing communications that are focused upon driving a consumer or prospect to take action. Razor will develop and manage the entire calendar for creating the communications, sourcing the production of the communications and managing the execution of the campaign. Razor outsources many of the operational requirements of implementing these programs, including printing, order management and fulfillment.

•	Digital Marketing: Razor has extensive digital marketing capabilities that allow Razor to provide digital media planning and placement, website development, search optimization, paid search and E-mail marketing services to its clients.

Razor’s revenue is tied to the marketing and communication needs of their clients. Razor’s strategy for growth is to further penetrate existing clients and secure new client relationships by providing analysis and data that supports the effectiveness of their marketing strategies on client sales. This strategy includes the continued evolution of new marketing strategies and tools that increase or measure this effectiveness. One of the higher growth areas in the marketing services industry as well as Razor’s business is digital marketing, due to it’s measurability as well as clients continuing appetite for non-traditional media. Razor accelerated their growth in this area with the combination with Razor Digital in June of 2007

The marketing industry continues to benefit from the large marketer’s reallocation of their advertising and marketing budgets to customer focused communications that provide measurable results. While the overall industry has been negatively effected during periods of economic downturn in terms of slowing growth and margin contraction, the impact of these conditions are less significant on marketing spends for which return on investment is more clearly measurable. During these periods of economic downturn client’s are looking to gain greater efficiency and effectiveness of their marketing dollars. Likewise, client’s increasingly look to consolidate certain aspects of their marketing spends with fewer providers.

Razor earns revenue from agency arrangements in the form of retainer fees or commissions; from short-term project arrangements in the form of fixed fees or per diem fees for services; and from incentives or bonuses. Additional information about revenue recognition appears under the heading ‘‘Critical Accounting Policies and Estimates.’’

Razor measures operating expenses in three distinct cost categories; payroll related costs, other operating expenses and depreciation and amortization. Payroll related costs are primarily comprised of employee compensation related costs and other operating costs are primarily comprised of rent and occupancy costs.

Because Razor is a service business, it monitors; payroll related costs, other operating expenses and depreciation and amortization as a percentage of revenue. Payroll related costs tend to fluctuate in conjunction with changes in revenue. Other operating costs, which are not directly related to servicing clients, are less directly linked to changes in Razor’s revenues than salary and service costs. These costs tend to increase as revenue increases, however, the rate of increase in these expenses could be more, or less than the rate of increase in Razor’s revenues.

Factors That Affect Operating Results

Razor’s results of operations and financial performance are influenced by a variety of factors, including the following:

•	General economic conditions;

•	Industry cycles;

•	Legislative or regulatory environments, requirements or changes affecting the business in which Razor is engaged;

•	Labor and personnel relations;

•	Actions of suppliers, customers and competitors;

•	Razor’s ability to implement its strategies; and

•	The other factors described in ‘‘Risk Factors’’.

Results of Operations

The following table sets forth for the periods indicated, certain income and expense items and the percentages that such items bear to revenue:

	Years Ended December 31,			Three Months Ended March 31
(dollars in thousands)	2005	2006	2007	2007	2008
Statement of Operations Data:
Revenue	$9,129	$12,136	$16,654	$3,411	$5,080
Payroll and related costs	5,474	7,923	10,362	2,336	3,165
Other operating costs	1,303	1,824	1,890	446	754
Depreciation and amortization	175	276	419	86	147
Total Operating expenses	6,952	10,023	12,671	2,868	4,066
Operating income	$2,177	$2,113	$3,983	$543	$1,014

	Years Ended December 31,			Three Months Ended March 31
(percentage of sales)	2005	2006	2007	2007	2008
Statement of Operations Data:
Revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Payroll and related costs	60.0%	65.3%	62.2%	68.5%	62.3%
Other operating costs	14.3%	15.0%	11.3%	13.1%	14.8%
Depreciation and amortization	1.9%	2.3%	2.5%	2.5%	2.9%
Total Operating expenses	76.2%	82.6%	76.1%	84.1%	80.0%
Operating income	23.8%	17.4%	23.9%	15.9%	20.0%

Three Months Ended March 31, 2008 Compared to Three Months Ended March 31, 2007

Revenue

Total revenue increased $1.7 million, or 48.9%, to $5.1 million for the quarter ended March 31, 2008 from $3.4 million for the comparable period in 2007. This increase was the result of approximately $1.0 million related to the increased scope of services provided to existing clients, both in terms of new offerings to these clients as well as expansion within these clients to serve a larger number of locations. Approximately, $594,000 of the increase was specifically related to growth in digital marketing services provided to these clients, aided by the merger of Razor Digital in June of 2007.

Operating Expenses

Payroll costs

Payroll costs include all costs related to the employment of Razor’s personnel including, but not limited to, salary, bonus, benefits and related payroll taxes. Total payroll costs increased $829,000, or 35.5%, to $3.2 million for the quarter ended March 31, 2008 from $2.3 million for the comparable period in 2007. The increase in payroll costs is the result of the increase in the number of employees required to service the growth in revenue over the same period. Payroll costs as a percentage of revenue decreased in the three month period ending March 31, 2008 to 62.3% as compared to 68.5% for the three month period ended March 31, 2007. This decrease represents the ability to leverage the nonbillable personnel over a larger revenue base thereby decreasing the percentage of revenue used for payroll costs.

Other operating costs

Other operating costs consist of rent expense and other costs, including IT consulting and maintenance services, credit card processing fees, and other office costs. Other operating costs increased $308,000, or 69.1%, to $754,000 for the three months ended March 31, 2008 from $446,000 for the comparable period in 2007. The increase is the result of additional rent costs due to incremental space requirements associated with the growth in headcount. The rent costs for the three month periods ended March 31, 2008 and March 31, 2007 were approximately $169,000 and $125,000, respectively.

Depreciation and Amortization

Depreciation and amortization increased $61,000 or 71.9%, to $147,000 for the quarter ended March 31, 2008 from $86,000 for the comparable period in 2007. The increase in depreciation and amortization is attributable to an investment in Razor’s IT infrastructure to service their forecasted future needs associated with continued growth of existing clients and new business.

Fiscal 2007 Compared to Fiscal 2006

Revenue

Total revenue increased $4.5 million, or 37.2%, to $16.6 million for the year ended December 31, 2007 from $12.1 million for the comparable period in 2006. This increase was the result of approximately $3.0 million related to the increased scope of services provided to existing clients, both in terms of new offerings to these clients as well as expansion within these clients to serve a larger number of locations, and a full year of revenue for two clients for which revenue was only recognized for a part year in 2006. Approximately $1.5 million of the increase was specifically related to growth in digital marketing services provided to these clients, aided by the merger of Razor Digital in June of 2007.

Operating Expenses

Payroll costs

Payroll costs include all costs related to the employment of Razor’s personnel including, but not limited to, salary, bonus, benefits and related payroll taxes. Total payroll costs increased $2.4 million, or 30.8%, to $10.4 million for the year ended December 31, 2007 from $7.9 million for the comparable period in 2006. The increase in payroll costs is the result of the increase in the number of employees required to service the growth in revenue over the same period. Payroll costs as a percentage of revenue decreased in 2007 to 62.2% as compared to 65.3% in 2006. This decrease represents the ability to leverage the nonbillable personnel over a larger revenue base thereby decreasing the percentage of revenue used for payroll costs.

Other operating costs

Other operating costs consist of rent expense and other costs, including IT consulting and maintenance services, credit card processing fees, utilities and other office costs. Other operating costs increased $66,000, or 3.6%, to $1.890 million for the year ended December 31, 2007 from $1.824 million for the comparable period in 2006. The increase is the result of additional rent costs due to the incremental space requirements associated with the growth in headcount offset by decreases in travel and other costs. The rent costs for the years ended December 31, 2007 and 2006 were approximately $577,000 and $449,000, respectively.

Depreciation and Amortization

Depreciation and amortization increased $143,000 or 51.8%, to $419,000 million for the year ended December 31, 2007 from $276,000 for the comparable period in 2006. The increase in depreciation and amortization is attributable to an investment in Razor’s IT infrastructure to service their forecasted future needs associated with continued growth of existing clients and new business.

Fiscal 2006 Compared to Fiscal 2005

Revenue

Total revenue increased $3.0 million, or 32.9%, to $12.1 million for the year ended December 31, 2006 from $9.1 million for the comparable period in 2005. The increase was due primarily to an increase in revenue from existing clients as Razor further penetrated the client adding new services and expanding the number of franchisees serviced. Also, contributing to the growth was incremental new business.

Operating Expenses

Payroll costs

Total payroll costs increased $2.4 million, or 44.7%, to $7.9 million the year ended December 31, 2006 from $5.5 million for the comparable period in 2005. The increase was due to the incremental headcount required to service the increased business driving the increase in revenue. Payroll costs as a percentage of revenue increase in 2006 to 65.3% as compared to 60.0% in 2005. This increase represents the increase in personnel necessary to accommodate the rapid growth that Razor experienced during this period.

Other operating costs

Other operating costs increased $521,000, or 40.0%, to $1.824 million for the year ended December 31, 2006 from $1.300 million for the comparable period in 2005. The increase in other operating costs is primarily due to increase occupancy costs related to providing space for the increased headcount and higher IT related costs. The rent costs for the years ended December 31, 2006 and 2005 were approximately $449,000 and $302,000, respectively.

Liquidity and Capital Resources

Razor’s principal capital requirement is additional working capital related to increasing accounts receivable and headcount costs driven by increased sales and to a lesser extent incremental occupancy costs. Historically, Razor has used cash generated from operations and revolving credit borrowings to finance its working capital requirements. Subsequent to the closing Razor Acquisition, Razor will use cash generated from operations to finance its working capital requirements and to satisfy any debt financing obligations. Assuming no redemptions the amount of debt necessary to close the anticipated transactions will be approximately $4.7 million, with no scheduled principal payments. Razor has historically and, after the acquisition, will continue to fund its growth and or capital requirements from cash generated from operations and revolving credit borrowings (which, after the acquisition, will be made under the Facility).

In addition to working capital requirements, Razor leases office space and equipment under multiple operating leases which will create short term liquidity requirements of approximately $580,000 and long term liquidity requirements of approximately $1.9 million.

Razor generated net cash in the amount of $4.6 million from its operating activities for the three months ended March 31, 2008. During the corresponding period of 2007 Razor generated net cash from its operating activities in the amount of $4.9 million. This decrease corresponds to an unfavorable change in working capital of $0.7 million offset by an increase in net income of $0.4 million over the same period.

Net cash used in investing activities for the three month periods ended March 31, 2008 and 2007 was $746,000 and $156,000, respectively. The increase in cash usage was driven by additional capital expenditures in the three month period ended March 31, 2008.

Razor’s net cash used in financing activities for the three month periods ended March 31, 2008 and 2007 was $2.6 million and $4.8 million, respectively. The decrease in cash used relates to higher debt repayments and higher distributions to members during the three month period ended March 31, 2007.

Razor generated net cash in the amount of $5.0 million from its operating activities for the year ended December 31, 2007. During the corresponding period of 2006, Razor generated net cash from its operating activities in the amount of $1.1 million. This increase is driven by the increase in operating income over the same period of 1.7 million and a favorable change in working capital of $2.2 million.

Net cash used in investing activities for the years ended December 31, 2005, 2006 and 2007 was $486,000, $554,000 and $2.2 million, respectively. Net cash used in investing activities primarily represents investments in fixed assets. In 2007, approximately $1.3 million of the $2.2 million is attributable to the repurchase of a member’s interest in Razor. Fixed asset purchases for the years ended December 31, 2005, 2006 and 2007 were approximately $400,000, $620,000 and $940,000, respectively.

Razor’s net cash generated from/(used in) financing activities for the years ended December 31, 2005, 2006 and 2007 was $1.0 million, ($459,000) and ($2.8 million), respectively. Net cash generated from/(used in) financing activities relate primarily to proceeds/(repayments) of debt and distributions to members. In 2005 debt proceeds were approximately $1.0 million. In 2006 net debt proceeds were approximately $900,000 offset by $1.35 million of distributions. In 2007 net debt proceeds were approximately $800,000 offset by $3.6 million of distributions.

Tabular Disclosure of Contractual Obligations

		Payments Due by Period
Contractual Obligations	Total	Less Than 1 Year	1-3 Years	3-5 Years
Debt obligations, principal and interest	$1,821,000	$1,272,000	$549,000	—
Rent	2,107,000	453,000	1,360,000	$294,000
Operating lease obligations	400,000	125,000	259,000	16,000
Total	$4,328,000	$1,850,000	$2,168,000	$310,000

Off-Balance Sheet Arrangements

Razor does not have any off-balance sheet financing arrangements or liabilities, guarantee contracts, retained or contingent interests in transferred assets or any obligation arising out of a material variable interest in an unconsolidated entity.

Seasonality and Quarterly Results

The management of marketing operations, and as a result Razor’s revenue and earnings, are subject to seasonal fluctuations. As a result of timing of Razor’s clients spending and budget patterns and their underlying marketing strategy, Razor’s revenues have historically been weighted toward the second half of each year. Razor’s earnings track this revenue seasonality and are also impacted by the leverage achievable on the fixed cost bases as revenue, as a result, have historically been significantly higher in the second half of each year. Due to the seasonality of Razor’s business, results for any quarter are not necessarily indicative of the results that may be achieved for a full fiscal year.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires the appropriate application of certain accounting policies, many of which require management to make estimates and assumptions about future events and their impact on amounts reported in Razor’s financial statements and related notes. Since future events and their impact cannot be determined with certainty, the actual results may differ from estimates. Such differences may be material to the consolidated financial statements.

Razor believes the application of accounting policies, and the estimates inherently required therein, are reasonable. These accounting policies and estimates are periodically reevaluated, and adjustments are made when facts and circumstances dictate a change. Historically, Razor has found the application of accounting policies to be appropriate, and actual results have not differed materially from those determined using necessary estimates.

Razor’s accounting policies are more fully described in Note 1 ‘‘Organization and accounting principles’’ in the ‘‘Notes to the Financial Statements,’’ included elsewhere in this proxy statement. Razor has identified the following critical accounting policies:

Revenue Recognition

Razor’s revenues are primarily derived from the planning and execution of planning and execution of other marketing and communications programs. Razor’s client contracts are individually negotiated and accordingly, the terms of client engagements and the bases on which we earn commissions and fees vary significantly. Razor’s client contracts are complex arrangements that may include provisions for incentive compensation and govern vendor rebates and credits. Critical judgments and estimates are involved in determining both the amount and timing of revenue recognition under these arrangements.

Substantially all revenue is derived from fees and commissions for services, for production work and for media placement. In addition, certain of the contractual arrangements with clients include performance-based incentive provisions which allow Razor to earn additional revenues as a result of its performance relative to both qualitative and quantitative goals.

Revenue is recognized when the service is performed, in accordance with the terms of the contractual arrangement and upon completion of the earnings process, when services are rendered, when print production is completed, and when collection is reasonably assured. Salaries and employee benefits are expensed as incurred. Razor recognizes the incentive portion of revenue under the performance based contractual arrangements when specific quantitative goals are achieved or when performance against quantitative goals is determined by the Razor’s clients.

Revenue for Razor’s services is recognized when all of the following criteria are satisfied: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) services have been performed. Depending on the terms of a client contract, fees for services performed can be recognized in on a straight-line (or monthly basis) or completed contract.

Depending on the terms of the client contract, revenue is derived from arrangements involving fees for services performed, commissions, performance incentive provisions and combinations of the three. Commissions are generally earned on the date the media is shipped. Contractual arrangements with clients may also include performance incentive provisions designed to link a portion of the revenue to our performance relative to both qualitative and quantitative goals. Performance incentives are recognized as revenue for quantitative targets when the target has been achieved and for qualitative targets when confirmation of the incentive is received from the client. The classification of client arrangements to determine the appropriate revenue recognition involves judgments. If the judgments change there can be a material impact on our financial statements, and particularly on the allocation of revenues between periods. There are certain exceptions made for significant contracts or for certain agencies where the majority of the contracts are project-based and systems are in place to properly capture appropriate direct costs.

Substantially all of Razor’s revenue is recorded as the net amount of Razor’s gross billings less pass-through expenses charged to a client. In most cases, the amount that is billed to clients significantly exceeds the amount of revenue that is earned and reflected in Razor’s financial statements, because of various pass-through expenses such as production and media costs. In compliance with Emerging Issues Task Force (‘‘EITF’’) Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, Razor assesses whether Razor’s agency or the third-party supplier is the primary obligor. Razor evaluates the terms of Razor’s client agreements as part of this assessment. In addition, Razor gives appropriate consideration to other key indicators such as latitude in establishing price, discretion in supplier selection and credit risk to the vendor. Because Razor operates broadly as an advertising agency, based on Razor’s primary lines of business and given the industry practice to generally record revenue on a net versus gross basis, Razor believes that there must be strong evidence in place to overcome the presumption of net revenue accounting. Accordingly, Razor generally records revenue net of pass-through charges as Razor believes the key indicators of the business suggest Razor generally acts as an agent on behalf of Razor’s clients in Razor’s primary lines of business. Revenue is reported net of taxes assessed by governmental authorities that are directly imposed on Razor’s revenue-producing transactions.

The determination as to whether revenue in a particular line of business should be recognized net or gross involves complex judgments. If Razor makes these judgments differently, it could significantly affect Razor’s financial performance. If it were determined that we must recognize a significant portion of revenues on a gross basis rather than a net basis, it would positively impact revenues, have no impact on Razor’s operating income and have an adverse impact on operating margin.

Income taxes

Under existing provisions of the Internal Revenue Code, the federal income or loss of a limited liability company is recognized by the individual members for federal income tax purposes. Accordingly, no provision for federal income tax has been provided for in the accompanying financial statements of Razor. Razor remains liable for state income taxes. Razor is subject to a state margin tax equal to 1% of Razor’s taxable margin.

Fair value of financial instruments

Razor’s financial instruments, none of which are held for trading purposes, include cash, accounts receivable, notes receivable, accounts payable and short and long-term debt. Razor estimates that the fair value of all financial instruments at December 31, 2007, 2006 and 2005 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying financial statements.

Goodwill and Intangible Assets

Razor accounts for recorded goodwill and other intangible assets in accordance with SFAS No. 142, ‘‘Goodwill and Other Intangible Assets’’ (‘‘SFAS 142’’). In accordance with SFAS 142, Razor does not amortize goodwill or indefinite-lived intangible assets. Management evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. Goodwill is assessed annually for impairment.

Recent Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48 (‘‘FIN 48’’), Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that Razor has taken or expects to take on a tax return. Under FIN 48, the financial statements will reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. FIN 48 is likely to cause greater volatility in income statements as more items are recognized discretely within income tax expense. Application of FIN 48 is required in financial statements effective for periods beginning after December 15, 2006. FIN 48 revises disclosure requirements and will require an annual tabular roll-forward of unrecognized tax benefits. Razor adopted FIN 48 as of January 1, 2007, as disclosed in Note 2 to its consolidated financial statements included herein.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (‘‘SFAS No. 157’’). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. This statement clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing the asset or liability. SFAS No. 157 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data. SFAS No. 157 applies whenever other standards require assets or liabilities to be measured at fair value. Effective January 1, 2008, we implemented SFAS No. 157, which did not have an impact on our financial results. In accordance with the provisions of FSP No. FAS 157-2, Effective Date of FASB Statement No. 157, we have elected to defer implementation of SFAS No. 157 as it relates to our non-financial assets and non-financial liabilities until January 1, 2009.

We adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities including an Amendment of FASB Statement No. 115 (‘‘SFAS 159’’) on January 1, 2008. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. We have not made any fair value elections as permitted under the provisions of SFAS 159; therefore, the adoption of this standard did not have an impact on our consolidated financial statements.

INFORMATION ABOUT UNION STREET

Business of Union Street

General

We were incorporated under the laws of the State of Delaware on July 18, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international assets or an operating business in the business services industry. We have neither engaged in any operations nor generated any revenue to date. We are considered to be in the development stage and are subject to the risks associated with activities of development stage companies.

The registration statement for our initial public offering was declared effective February 1, 2007. We consummated our initial public offering on February 9, 2007 and received net proceeds of approximately $92.4 million. Our executive officers and directors have broad discretion with respect to the specific application of the net proceeds of our initial public offering of units and the private placement of 3,000,000 warrants that occurred immediately prior to the initial public offering although substantially all of the net proceeds are intended to be generally applied toward consummating an initial Business Combination with (or acquisition of) one or more operating businesses in the business services industry.

The net proceeds from the sale of our units are being held in a trust account. The trust funds are invested in ‘‘government securities’’ within the meaning of, or money market funds meeting the conditions of Rule 2a-7 promulgated under, the Investment Company Act, and will not be released until the earlier of (i) the consummation of our initial business combination within the time period and on the terms described in the our amended and restated certificate of incorporation or (ii) our dissolution and liquidation. As discussed in greater detail in the section ‘‘The Acquisition Proposal — Background of the Acquisition,’’ prior to entering into the definitive agreements with Archway and Razor, Union Street was engaged in sourcing a suitable business combination candidate. Union Street had met with target companies, service professionals, financial intermediaries, business owners and others to discuss with them Union Street, the background of Union Street’s management and Union Street’s target business criteria. In the course of these discussions, Union Street had also spent time explaining Union Street’s capital structure, its stockholder approval process, and the timeline under which Union Street is operating before the proceeds of the offering are returned to investors. We evaluated a number of target businesses before selecting Archway and Razor. If the Acquisitions are not consummated, we would, if we have sufficient time, resources and capital, continue to conduct a search for a possible target business in accordance with the criteria previously disclosed in our publicly available filings with the SEC.

Employees

We currently have five directors and three executive officers, two of whom are also members of our board of directors. Union Street has no paid employees and we do not intend to have any paid employees prior to the consummation of an initial business combination.

Properties

We currently maintain our executive offices at 102 South Union Street, Alexandria, Virginia 22314. Pursuant to a letter agreement, Union Street Capital Management, LLC, has agreed that it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay Union Street Capital Management, LLC, $7,500 per month for these services. The agreement provides for a term of up to two years, which commenced on February 1, 2007 until the earlier of our consummation of an initial business combination or our dissolution and liquidation. We believe that based on rents and fees for similar services in the Alexandria, Virginia area, that the fee which Union Street Capital Management, LLC charges us is at least as favorable as we could obtain from an unaffiliated party. We consider our existing office space adequate for our current operations.

Periodic Reporting and Audited Financial Statements

Union Street has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, Union Street’s annual reports will contain financial statements audited and reported on by Union Street’s independent registered public accounting firm. Union Street has filed a form 10-K with the Securities and Exchange Commission covering the fiscal year ended December 31, 2007.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Union Street

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with Union Street’s financial statements and the related Notes thereto included elsewhere in this proxy statement.

Overview

We were formed on July 18, 2006, as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses in the business services industry. We intend to use cash derived from the proceeds of the Offering, our capital stock, debt, or a combination of cash, capital stock, and debt, to consummate an initial business combination. Our initial business combination must be with an operating business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions, taxes payable) at the time of such business combination.

On February 9, 2007, the Company sold 12,500,000 units (‘‘Units’’) at an offering price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (each, a ‘‘Warrant’’). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) February 5, 2008 and expiring February 5, 2011 or (b) the consummation of an initial Business Combination with a target business.

As of December 31, 2007, $100,205,298 was held in trust and we had $1,324,566 of unrestricted cash available to us for our activities in connection with identifying and conducting due diligence of a suitable business combination, and for general corporate matters.

Through December 31, 2007, our efforts have been limited to organizational activities, activities relating to our initial public offering, activities relating to identifying and evaluating prospective acquisition candidates, and activities relating to general corporate matters; we have neither engaged in any operations nor generated any revenues, other than interest income earned on the proceeds of our private placement and initial public offering. For the twelve months ended December 31, 2007, we earned $4,360,298 in interest income on the trust account of which $325,558 was deferred and $4,034,740 is included in interest income in the statements of operations. In addition, for the twelve months ended December 31, 2007 we earned $33,364 of interest income on our operating account.

On July 17, 2007 the Company had released to it $1,250,000 of investment income earned on the trust account for working capital purposes in accordance with the Investment Management Trust Agreement.

On February 19, 2008 the Company had released to it $250,000 of investment income earned on the trust account for working capital purposes in accordance with the Investment Management Trust Agreement.

The following table shows the total funds held in the trust account as of December 31, 2007:

Net proceeds from our initial public offering and private placement of warrants to Union Street Capital Management, LLC placed in trust	$94,800,000
Deferred underwriters’ discounts and commissions	3,700,000
Total interest received through December 31, 2007	4,360,298
Working capital disbursements through December 31, 2007	(1,250,000)
Less total taxes paid through December 31, 2007	(1,405,000)
Total funds held in trust account as of December 31, 2007	$100,205,298

Acquisition Strategy

Upon completion of the proposed Acquisitions, Union Street intends to enhance their organic growth with strategic acquisitions that provide complementary services to our existing service offerings or similar businesses that expand Union Street’s business into new geographic markets, new industry verticals or secure strategic client relationships.

We would intend to finance these acquisitions by some combination of the following: leveraging Union Street’s existing business, issuing additional shares of Union Street stock, leveraging the earnings of the acquired business or utilizing earn-outs that could be financed out of future operations.

Acquisition Financing

Debt Financing

We received a loan commitment letter from Bank of America who has committed to provide financing of up to $30.0 million (which may be reduced by an amount by which the amount of our trust account exceeds certain minimums), consisting of a $30.0 million Facility to partially fund the acquisition consideration and related fees and expenses subject to borrowing base limitations. Even if no public stockholders elect to exercise their conversion rights in connection with the Acquisitions, we will need to use at least $4.7 million (or $24.2 million if approximately 19.99% of the public stockholders elect to exercise their conversion rights) of the $30.0 million commitment at the time of the closing to finance the Acquisitions, subject to borrowing base availability.

Bank of America’s commitment is not conditioned upon completion of due diligence nor is it conditioned upon the absence of a material adverse change in debt markets from the time that the commitment was entered into. However, the commitment will expire on January 31, 2009, provided that if the Acquisitions have not been completed by October 31, 2008, we will be obligated to pay Bank of America a fee equal to 0.10% on the aggregate principal amount of the senior credit facility. The initial effectiveness of the Debt Financing will be subject to (a) negotiation, prior to the closing, of loan documentation in mutually satisfactory form incorporating the terms described in the commitment, (b) the closing of the Acquisitions, (c) absence of a material adverse change (as defined in the commitment letter), (d) perfection of security interests, (e) Bank of America’s satisfaction that we have used at least $98.4 million in cash from the trust account to fund the Acquisitions, (f) endorsements naming Bank of America as an additional insured or loss payee under all insurance policies to be maintained with respect to our properties forming part of its collateral, (g) the availability of no less than $3.0 million under the Facility as of the closing date, and (h) receipt of certain financial information and projections and receipt of customary closing documentation. If we are unable to complete the Acquisitions by January 31, 2009, or to satisfy the conditions described in the commitment, we would not be able to complete the Acquisitions since, without the proposed Debt Financing, we would be unable to fund all of our anticipated closing payments in connection with the Acquisitions.

The commitment letter from Bank of America provides that the agreements under which the Debt Financing will be established will restrict our future operations, including limitations on: indebtedness; liens; investments; loans; advances; guarantees; acquisitions; asset dispositions;

sale-leaseback transactions; hedging agreements; dividends and distributions on, and redemptions and repurchases of, equity interests and other similar payments; prepayments, redemptions and repurchases of other debt; and transactions with affiliates; and other limitations for senior secured credit facilities of this type. The facility will also contain various financial covenants expected to be as follows (each calculated on a consolidated basis for each consecutive four fiscal quarter period):

•	Minimum consolidated EBITDA (which shall include the earnings of Archer Corporate Services and any other minority interest owned by or any of our subsidiaries, to the extent such earnings are distributed in cash to us or any of our subsidiaries) plus, to the extent deducted in calculating net income, interest expense, income taxes, depreciation and amortization and other adjustments to be agreed) of $13.5 million for each period of four consecutive fiscal quarters;

•	Maximum consolidated leverage ratio of 2.50:1.0 (calculated based on the total funded debt/consolidated EBITDA); and

•	Minimum consolidated fixed charge coverage ratio of 1.25:1.0 (calculated as set forth in the commitment letter).

These restrictions may affect our ability to operate our business and limit our ability to take advantage of potential business opportunities as they arise. If we were to default, the lender could proceed against the collateral pledged, which will include substantially all of our, Archway’s and Razor’s assets.

The Bank of America Facility provides for an interest rate of LIBOR plus an applicable margin based on the consolidated leverage ratio (total funded debt/consolidated EBITDA). If the consolidated leverage ratio is: greater than 2.50:1.0, the applicable margin is 2.5%; greater than 2.0:1.0 and less than 2.5:1.0, the applicable margin is 2.0%; greater than 1.0:1.0 and less than 2.0:1.0, the applicable margin is 1.5%; less than 1.0:1.0, the applicable margin is 1.25%. Union Street also has the option to borrow utilizing a base rate of the Bank of America prime rate plus an applicable margin based on the consolidated leverage ratio. If borrowing under the Bank of America prime rate plus arrangement, the applicable margin is reduced by 1.0% for each of the respective ranges of consolidated leverage ratios.

Perfall Investment

In addition, our Chairman of the Board, President and Chief Executive Officer, Mr. A. Clayton Perfall has agreed to purchase in a private placement 375,000 shares of Union Street common stock for $3.0 million, or $8.00 per share. Mr. Perfall will purchase the shares either (i) within five days of the closing of the Archway Acquisition or (ii) if mutually agreed upon between a special committee of the board of directors of Union Street and Mr. Perfall, Mr. Perfall may fulfill some or all of his common stock purchase obligations by purchasing common stock of Union Street in the open market or in privately negotiated transactions with other stockholders prior to closing. The shares will be restricted from disposition or transfer for a period of one year from closing.

CHANGES IN FINANCIAL CONDITION

Liquidity and Capital Resources

Assuming the release of the full amount of the interest we are entitled to receive from the trust account, we believe we will have sufficient available funds outside of the trust account to operate through February 7, 2009, assuming that a business combination is not consummated during that time. We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business.

Union Street estimates that total transaction costs to consummate the Acquisitions will approximate $2.6 million. Of this amount, approximately $1.8 million is contingent upon completion of the Acquisitions. In order to maximize the amount of funds outside of trust available to search for potential candidates for business combinations Union Street has arranged for certain fixed fee, reduced hourly rates and fully contingent fee arrangements from various service providers. These arrangements provide that upon completion of a business combination the providers will receive an incentive arrangement that will provide for a fee equal to that what they would have realized at full per diem rates plus a premium.

Through June 30, 2008, Union Street has paid $1.42 million in total expenses and costs of the $2.0 million in funds outside the trust. Union Street believes that the remaining $580,000 of funds outside of trust will be adequate to fund the noncontingent costs of completing a business combination, including approximately $250,000 of incurred but unpaid expenses related to noncontingent diligence costs. Upon completion of the business combination the estimated $1.8 million that will become due upon completion will need to be funded with proceeds of the acquisition financing or proceeds released from trust.

Off-Balance Sheet Arrangements

Warrants issued in conjunction with our initial public offering are equity linked derivatives and accordingly represent off-balance sheet arrangements. The warrants meet the scope exception in paragraph 11(a) of Financial Accounting Standards (FAS) 133 and are accordingly not accounted for as derivatives for purposes of FAS 133, but instead are accounted for as equity. See Note D to the financial statements for more information.

Contractual Obligations

In connection with our initial public offering Banc of America Securities LLC and Morgan Joseph & Co. Inc. has agreed to defer payment of the remaining three and seven tenths percent (3.7%) of the gross proceeds ($3,700,000) until completion of an initial business combination. Until an initial business combination is complete, these funds will remain in the trust account. If we do not complete an initial business combination then the 3.7% deferred fee will become part of the funds returned to our stockholders from the trust account upon its liquidation as part of any plan of dissolution and distribution approved by the our stockholders.

Union Street also engaged Banc of America Securities LLC as its financial advisor in connection with the Acquisitions after all principal terms of the Acquisitions had been negotiated between the principals of Union Street, Archway and Razor. For its services as financial advisor, which included discussing with Union Street selected publicly traded companies and the potential impact of the announcement of the Acquisitions in the capital markets, Union Street will pay Banc of America Securities LLC an aggregate fee of $750,000 contingent upon consummation of the Acquisitions.

Critical Accounting Policies

Cash and cash equivalents

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

Earnings per common share

Earnings per share are computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Recent Accounting Pronouncements

We do not believe that any recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying Financial Statements.

In June 2006, the FASB issued Interpretation No. 48 (‘‘FIN 48’’), ‘‘Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.’’ FIN 48 clarifies the recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under the guidelines of FIN 48, an entity should recognize a financial statement benefit for a tax position if it determines that it is more likely than not that the position will be sustained upon examination. We have adopted FIN 48 as of January 1, 2007.

We have evaluated and concluded that there are no significant uncertain tax positions requiring recognition in our financial statements as of January 1, 2007 and December 31, 2007.

We have elected to report interest and penalties related to uncertain income tax positions as income tax expense.

Ladenburg FAIRNESS OPINION

Ladenburg made a preliminary presentation to our board of directors on February 14, 2008 and a final presentation on February 25, 2008 and subsequently delivered its written opinion to the board of directors. The opinion stated that, as of February 25, 2008, based upon and subject to the assumptions made, matters considered, and limitations on Ladenburg’s review as set forth in the opinion, (i) the Archway Consideration and the Razor Consideration, independently and as a whole, is fair, from a financial point of view, to our stockholders, and (ii) the combined fair market value of Archway and Razor is at least equal to 80% of our trust account. Both the Archway Consideration and the Razor Consideration were determined pursuant to negotiations between Union Street, Argenbright, the Sellers and their respective financial advisors and not pursuant to recommendations of Ladenburg.

The full text of Ladenburg’s written opinion dated as of February 25, 2008, which sets forth the assumptions made, matters considered, procedures followed, and limitations on the review undertaken by Ladenburg in rendering its opinion, is attached as Annex I to this proxy statement and is incorporated herein by reference. We urge you to read the opinion carefully and in its entirety. The summary of the Ladenburg opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

The Ladenburg opinion is for the use and benefit of our board of directors in connection with its consideration of the Acquisitions and is not intended to be, and does not constitute, a recommendation to you as to how you should vote or proceed with respect to the Acquisitions or any other matter. Ladenburg was not requested to opine as to, and its opinion does not in any manner address, the relative merits of the Acquisitions as compared to any alternative business strategy that might exist for us, our underlying business decision to proceed with or effect the transaction, and other alternatives to the transaction that might exist for us. Ladenburg does not express any opinion as to the underlying valuation or future performance of Union Street, Archway or Razor or the price at which either Union Street’s, Archway’s or Razor’s securities might trade at any time in the future.

Ladenburg’s analysis and opinion are necessarily based upon market, economic and other conditions, as they existed on, and could be evaluated as of, February 25, 2008. Accordingly, although subsequent developments may affect its opinion, Ladenburg has not assumed any obligation to update, review or reaffirm its opinion.

Ladenburg did not consider the manner in which the Acquisitions will be financed, nor did it utilize the companies’ post-transaction capital structure in providing its fairness opinion. Ladenburg’s analysis focused on comparing the consideration for both Archway and Razor to the indicated value ranges of the respective companies.

In arriving at its opinion, Ladenburg took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Ladenburg:

•	Reviewed the Archway Purchase Agreement and the Razor Purchase Agreement;

•	Reviewed publicly available financial information and other data with respect to Union Street that it deemed relevant, including the Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 and the Registration Statement on Form S-1 and amendments thereto;

•	Reviewed non-public information and other data with respect to Archway, including audited financial statements for the two years ended December 31, 2006, estimated financial statements for the year ended December 31, 2007 and financial projections for the three years ending December 31, 2010, and other internal financial information and management reports;

•	Reviewed non-public information and other data with respect to Razor and its subsidiary, Razor Digital, LLC, including audited financial statements for the two years ended December 31, 2006, estimated financial statements for the year ended December 31, 2007 and financial projections for the three years ending December 31, 2010, and other internal financial information and management reports;

•	Reviewed and analyzed the transaction’s pro forma impact on Union Street’s securities outstanding and stockholder ownership;

•	Considered the historical financial results and present financial condition of Archway and Razor;

•	Reviewed certain publicly available information concerning the trading of, and the trading market for Union Street’s common stock and units;

•	Reviewed and analyzed the indicated value range of the Razor Consideration;

•	Reviewed and analyzed Archway’s and Razor’s projected unlevered free cash flows and prepared a discounted cash flow analysis;

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to Archway and Razor;

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target companies were deemed to have characteristics comparable to that of Archway and Razor;

•	Reviewed and compared Union Street’s trust account to the indicated combined enterprise value range of Archway and Razor;

•	Reviewed and discussed with representatives of Union Street and Archway management certain financial and operating information furnished by them, including financial projections and analyses with respect to Archway’s and Razor’s businesses and operations; and

•	Performed such other analyses and examinations as were deemed appropriate.

In arriving at its opinion, Ladenburg relied upon and assumed the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to Ladenburg without assuming any responsibility for any independent verification of any such information. Further, Ladenburg relied upon the assurances of Union Street and Archway management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, Ladenburg assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which it could make an analysis and form an opinion. The projections were solely used in connection with the rendering of Ladenburg’s fairness opinion. Investors should not place reliance upon such projections, as they are not necessarily an indication of what our revenues and profit margins will be in the future. The projections were prepared by Archway and Razor management, respectively, and are not to be interpreted as projections of future performance (or ‘‘guidance’’) by either Archway or Razor. Ladenburg did not evaluate the solvency or fair value of Union Street, Archway or Razor under any foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. Ladenburg did not make a physical inspection of the properties and facilities of Archway or Razor and did not make or obtain any evaluations or appraisals of either company’s assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities). In addition, Ladenburg did not attempt to confirm whether Archway or Razor had good title to their respective assets.

Ladenburg assumed that the transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act and all other applicable foreign, federal and state statutes, rules and regulations. Ladenburg assumes that the transaction will be consummated substantially in accordance with the terms set forth in both the Archway Purchase Agreement and the Razor Purchase Agreement, without any further amendments thereto, and that any amendments, revisions or waivers thereto will not be detrimental to the stockholders of Union Street.

In connection with rendering its opinion, Ladenburg performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Ladenburg was carried out to provide a different perspective on the transaction, and to enhance the total mix of information available. Ladenburg did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the Archway Consideration or the Razor Consideration, independently and as a whole, to Union Street’s stockholders. Further, the summary of Ladenburg’s analyses described below is not a complete description of the analyses underlying Ladenburg’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Ladenburg made qualitative judgments as to the relevance of each analysis and factors that it considered. In addition, Ladenburg may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Ladenburg’s view of the value of Archway’s or Razor’s respective assets. The estimates contained in Ladenburg’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Ladenburg’s analyses and estimates are inherently subject to substantial uncertainty. Ladenburg believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Ladenburg in connection with the preparation of its opinion.

The summaries of the financial reviews and analyses include information presented in tabular format. In order to fully understand Ladenburg’s financial reviews and analyses, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Ladenburg.

The analyses performed were prepared solely as part of Ladenburg’s analysis of the fairness, from a financial point of view, of the Archway Consideration and the Razor Consideration to our stockholders, and were provided to our board of directors in connection with the delivery of Ladenburg’s opinion. The opinion of Ladenburg was just one of the many factors taken into account by our board of directors in making its determination to approve the transaction, including those described elsewhere in this proxy statement.

Archway Consideration and Razor Consideration

The Archway Consideration consists of $80.3 million in cash and the Razor Consideration consists of $20.0 million in cash and 1,315,789 newly issued shares of Union Street common stock, valued at $10.0 million, based on a $7.60 per share value, or an aggregate value of $30.0 million. Both Archway and Razor will be acquired on a debt-free, cash-free basis, therefore for the purposes of Ladenburg’s analysis, enterprise value is identical to equity value.

Archway Valuation Overview

Ladenburg generated an indicated valuation range for Archway based on a discounted cash flow analysis, a comparable company analysis and a comparable transaction analysis each as more fully discussed below. Ladenburg weighted the three approaches equally and arrived at an indicated enterprise value range of approximately $80.6 million to approximately $96.2 million. Ladenburg noted that Archway’s indicated enterprise value range is higher than the indicated value range of the Archway Consideration.

Archway Discounted Cash Flow Analysis

A discounted cash flow analysis estimates value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

While the discounted cash flow analysis is the most scientific of the methodologies used, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

Ladenburg utilized the forecasts provided by Archway management, which project gradual future growth in revenues from fiscal year or FY2007 to FY2010 from approximately $88.9 million to $119.3 million, respectively. This represents a compound average growth rate or CAGR of approximately 10.3% over the period, which is lower than the historical CAGR of 15.6% from FY2005 to FY2007. Revenue growth is expected to be driven by both new and existing customers and assumes no acquisition to be made in the projection period.

The projections also forecast an improvement in EBITDA from FY2007 to FY2010, from approximately $9.9 million to $17.2 million, respectively. This represents an improvement in Archway’s EBITDA margin from 11.1% to 14.4% and a CAGR of 20.2%. Growth in EBITDA is expected to be driven by growth in revenue, changes in business mix, gains in efficiencies, and continued improvement of the order and warehouse management system. For purposes of Ladenburg’s analyses, ‘‘EBITDA’’ means earnings before interest, taxes, depreciation and amortization, as adjusted for deductions for estimated public company costs, add-backs for non-cash stock compensation expenses and one-time charges.

In order to arrive at a present value, Ladenburg utilized discount rates ranging from 16.0% to 18.0%. This was based on an estimated weighted average cost of capital of 16.8% (based on Archway’s estimated weighted average cost of debt of 7.3% and 19.0% estimated cost of equity). The cost of equity calculation was derived utilizing the Ibbotson build up method utilizing appropriate equity risk, industry risk and size premiums and a company specific risk factor, reflecting the risk associated with achieving the projections.

Ladenburg presented a range of terminal values at the end of the forecast period by applying a range of terminal exit multiples based on revenue and EBITDA as well as long term perpetual growth rates.

Utilizing terminal revenue multiples of between 0.80x and 1.00x, terminal EBITDA multiples of between 9.0x and 10.0x and long term perpetual growth rates of between 6.0% and 7.0%, Ladenburg calculated a range of indicated enterprise values of approximately $79.8 million to approximately $98.1 million.

Archway Comparable Company Analysis

A selected comparable company analysis reviews the trading multiples of publicly traded companies that are similar to Archway with respect to business and revenue model, operating sector, size and target customer base.

Ladenburg identified the following seven companies that it deemed comparable to Archway with respect to their industry sector and operating model. Four of the comparable companies provide logistics and transportation management services and three of the comparable companies provide business process outsourcing and fulfillment services.

Logistics and Transportation Management (‘‘Transport Group’’)

•	Expeditors International of Washington Inc.

•	CH Robinson Worldwide Inc.

•	Landstar System Inc.

•	Hub Group Inc.

Business Process Outsourcing and Fulfillment Services (‘‘BPO Group’’)

•	InnerWorkings Inc.

•	CMGI Inc.

•	Resolve Business Outsourcing Income Fund

All of the comparable companies are substantially larger than Archway, with latest twelve months, or LTM revenue ranging from approximately $1.7 billion to approximately $7.3 billion for the Transport Group and from approximately $288.4 million to approximately $1.1 billion for the BPO Group, compared with approximately $88.9 million for Archway.

Ladenburg noted that all of the comparable companies are less profitable than Archway, with EBITDA margins ranging from approximately 4.6% to approximately 9.7%, compared with approximately 11.1% for Archway. Archway’s projected EBITDA growth is on the high end of the comparable companies, with FY2008 and FY2009 EBITDA growth of approximately 25.7% and approximately 19.5%, respectively, compared with a mean for the comparable companies of 16.8% and 17.7%, respectively.

Multiples utilizing enterprise value were used in the analyses. For purposes of Ladenburg’s analyses, ‘‘enterprise value’’ means equity value plus all interest-bearing debt less cash. For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extraordinary expenses and income.

Ladenburg generated a number of multiples worth noting with respect to the comparable companies:

Enterprise Value Multiple of	Mean	Mean Transport Group	Mean BPO Group	Median	High	Low
2007 revenue	1.01x	1.12x	0.80x	1.10x	1.54x	0.28x
2008 revenue	0.99x	1.02x	0.95x	1.03x	1.38x	0.27x
2009 revenue	0.82x	0.91x	0.64x	0.91x	1.19x	0.26x
2007 EBITDA	11.9x	13.8x	8.1x	12.2x	15.9x	6.7x
2008 EBITDA	11.6x	13.1x	9.5x	12.3x	14.8x	5.8x
2009 EBITDA	10.4x	11.6x	8.0x	11.3x	12.5x	4.6x

Ladenburg also reviewed the historical multiples generated for the comparable companies, and noted that the mean enterprise value to LTM revenue and EBITDA multiple over the last ten years was 0.93x and 12.9x respectively.

Ladenburg selected an appropriate multiple range for Archway by examining the range indicated by the comparable companies and taking into account certain company-specific factors. Ladenburg expects Archway’s revenue valuation multiples to be around the mean of the comparable companies due to its smaller size offset by its greater profitability and EBITDA valuation multiples to be below the mean of the comparable companies due to its smaller size somewhat offset by its greater EBITDA growth.

Based on the above factors, Ladenburg applied the following multiples to Archway’s respective statistics:

•	2007 revenue multiples of 0.90x to 1.10x

•	2008 revenue multiples of 0.80x to 1.00x

•	2009 revenue multiples of 0.70x to 0.90x

•	2007 EBITDA multiples of 8.0x to 9.0x

•	2008 EBITDA multiples of 7.0x to 8.0x

•	2009 EBITDA multiples of 6.0x to 6.5x

and by weighting the above indications equally calculated a range of indicated enterprise values for Archway of approximately $81.8 million to approximately $96.6 million.

None of the comparable companies have characteristics identical to Archway. An analysis of publicly traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies.

Archway Comparable Transaction Analysis

A comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to Archway. The comparable transaction analysis generally provides the widest range of values due to the varying importance of an acquisition to a buyer (i.e., a strategic buyer willing to pay more than a financial buyer) in addition to the potential differences in the transaction process (i.e., competitiveness among potential buyers).

Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be ‘‘material’’ for the acquirer. As a result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

Ladenburg located nine transactions announced since the beginning of 2005 involving target companies providing logistics, transportation management, business process outsourcing and fulfillment services and for which detailed transaction and financial information was available.

Target	Acquiror	Revenue ($ in mln)	EBITDA ($ in mln)
Priority Solutions International	Thermo Fisher Scientific (NYSE:TMO)	$96.0	na
Accretive Commerce, Inc.	GSI Commerce Inc. (NasdaqNM:GSIC)	83.6	6.5
Direct Alliance Corp.	TeleTech Holdings Inc. (NasdaqNM:TTEC)	75.3	11.3
EGL Inc. (NasdaqNM: EAGL)	Ceva Logistics	3,264.0	140.8
Ditan Corporation	Cinram International (TSX:CRW.UN)	43.4	na
Greatwide Logistics Services	Investcorp & Hicks	1,200.0	na
Global Transportation Services	Comvest Partners	110.0	3.5
PBB Global Logistics	Livingston International (TSX:LIV.UN)	345.5	18.3
Geologistics Corp.	The Public Warehousing Co. (KWSE:AGLTY)	1,576.9	31.5

Based on the information disclosed with respect to the targets in each of the comparable transactions, Ladenburg calculated and compared the enterprise values as a multiple of LTM revenue and LTM EBITDA.

Ladenburg noted the following with respect to the multiples generated:

Multiple of enterprise value to	Mean	Median	High	Low
LTM revenue	1.77x	1.43x	3.55x	0.70x
LTM EBITDA	15.7x	12.9x	29.7x	6.3x

Ladenburg expects Archway’s revenue valuation multiples to be greater than the mean of the comparable transactions multiples due to its greater profitability somewhat offset by its smaller size and its EBITDA multiple to be below the mean of comparable transactions multiples due to its smaller size.

Based on the above factors, Ladenburg applied the following multiples to Archway’s respective statistics:

•	2007 revenue multiples of 0.80x to 1.00x

•	2007 EBITDA multiples of 9.0x to 10.0x

and by weighting the above indications equally calculated a range of indicated enterprise values for Archway of approximately $80.2 million to approximately $94.0 million.

None of the target companies in the comparable transactions have characteristics identical to Archway. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the comparable transactions and other factors that could affect the respective acquisition values.

Razor Valuation Overview

Ladenburg generated an indicated valuation range for Razor based on a discounted cash flow analysis, a comparable company analysis and a comparable transaction analysis each as more fully discussed below. Ladenburg weighted the three approaches equally and arrived at an indicated enterprise value range of approximately $30.3 million to approximately $36.8 million. Ladenburg noted that Razor’s indicated enterprise value range is higher than the indicated value range of the Razor Consideration.

Razor Discounted Cash Flow Analysis

Ladenburg utilized the forecasts provided by Razor management, which project gradual future growth in revenues from FY2007 to FY2010 from approximately $17.1 million to $28.9 million, respectively. This represents a CAGR of approximately 19.1% over the period, lower than the historical CAGR of 37.0% from FY2005 to FY2007. Revenue growth is expected to be driven by both new and existing customers and assumes no acquisition to be made in the projection period.

The projections also forecast an improvement in EBITDA from FY2007 to FY2010, from approximately $4.0 million to $7.1 million, respectively. This represents an improvement in Razor’s EBITDA margin from 23.5% to 24.5% and a CAGR of 20.9%.

In order to arrive at a present value, Ladenburg utilized discount rates ranging from 19.5% to 21.5%. This was based on an estimated weighted average cost of capital of 20.5% (based on Razor’s estimated weighted average cost of debt of 6.0% and 23.4% estimated cost of equity). The cost of equity calculation was derived utilizing the Ibbotson build up method utilizing appropriate equity risk, industry risk and size premiums and a company specific risk factor, reflecting the risk associated with achieving the projections.

Ladenburg presented a range of terminal values at the end of the forecast period by applying a range of terminal exit multiples based on revenue and EBITDA as well as long term perpetual growth rates.

Utilizing terminal revenue multiples of between 1.50x and 2.00x, terminal EBITDA multiples of between 9.0x and 10.0x and long term perpetual growth rates of between 8.0% and 9.0%, Ladenburg calculated a range of indicated enterprise values of approximately $31.2 million to approximately $38.7 million.

Razor Comparable Company Analysis

Ladenburg identified the following seven companies that it deemed comparable to Razor with respect to their industry sector and operating model. The comparable companies provide marketing services and have an EBITDA margin of greater than 10%. All of the comparable companies are substantially larger and more diversified than Razor, with LTM revenue ranging from approximately $153.6 million to approximately $12.7 billion, compared with approximately $17.1 million for Razor.

•	Omnicom Group, Inc

•	WPP Group plc

•	Publicis Groupe SA

•	STW Communications Group Ltd.

•	Photon Group Ltd.

•	Cossette Communication Group Inc.

•	Creston plc

Ladenburg noted that all of the comparable companies are less profitable than Razor, with EBITDA margins ranging from approximately 11.7% to approximately 21.0%, compared with approximately 23.5% for Razor.

Multiples utilizing enterprise value were used in the analyses. Ladenburg generated a number of multiples worth noting with respect to the comparable companies:

Enterprise Value Multiple of	Mean	Median	High	Low
2007 revenue	1.28x	1.32x	1.94x	0.84x
2008 revenue	1.16x	1.25x	1.53x	0.79x
2009 revenue	1.15x	1.19x	1.34x	0.76x
2007 EBITDA	7.7x	8.2x	10.8x	5.6x
2008 EBITDA	6.7x	6.9x	8.1x	5.2x
2009 EBITDA	6.3x	6.5x	7.6x	4.8x

Ladenburg also reviewed the historical multiples generated for the comparable companies, and noted that the mean enterprise value to LTM revenue and EBITDA multiple over the last ten years was 2.23x and 11.9x respectively.

Ladenburg selected an appropriate multiple range for Razor by examining the range indicated by the comparable companies and taking into account certain company-specific factors. Ladenburg expects Razor’s revenue valuation multiples to be greater than the mean of the comparable companies due to its higher historical and projected EBITDA margin somewhat offset by its smaller size and its EBITDA valuation multiples to be around the mean of the comparable companies due to its higher growth offset by its smaller size.

Based on the above factors, Ladenburg applied the following multiples to Razor’s respective statistics:

•	2007 revenue multiples of 1.60x to 1.90x

•	2008 revenue multiples of 1.30x to 1.60x

•	2009 revenue multiples of 1.20x to 1.50x

•	2007 EBITDA multiples of 7.0x to 8.0x

•	2008 EBITDA multiples of 6.0x to 7.0x

•	2009 EBITDA multiples of 5.0x to 6.0x

and by weighting the above indications equally calculated a range of indicated enterprise values for Razor of approximately $28.8 million to approximately $34.4 million.

None of the comparable companies have characteristics identical to Razor. An analysis of publicly traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies.

Razor Comparable Transaction Analysis

Ladenburg located nine transactions announced since the beginning of 2005 involving target companies providing marketing services and for which detailed transaction and financial information was available.

Target	Acquiror	Revenue ($ in min)	EBITDA ($ in min)
Kirshenbaum Bond & Partners	MDC Partners Inc. (NasdaqNM:MDCA)	$50.2	na
24/7 Real Media Inc.	WPP Group plc (LSE:WPP)	215.0	20.5
Catalina Marketing Corp. (NYSE:POS)	Hellman & Friedman	464.7	157.2
Digitas Inc.	Publicis Groupe SA (ENXTPA:PUB)	712.7	63.7
Concentrix Corporation	BSA Sales, Inc.	15.0	na
ADVO Inc. (NYSE:AD)	Valassis Communications (NYSE:VCI)	1,443.5	92.1
Inductis, Inc.	Exlservice Holdings, Inc. (NasdaqNM:EXLS)	21.0	4.8
Aspen Marketing Services, Inc.	D. E. Shaw & Co., L.P.	220.0	na
Digital Impact Inc.	Acxiom Corporation (NasdaqNM:ACXM)	42.1	1.2

Based on the information disclosed with respect to the targets in each of the comparable transactions, Ladenburg calculated and compared the enterprise values as a multiple of LTM revenue and LTM EBITDA.

Ladenburg noted the following with respect to the multiples generated:

Multiple of enterprise value to	Mean	Median	High	Low
LTM revenue	1.77x	1.43x	3.55x	0.70x
LTM EBITDA	15.7x	12.9x	29.7x	6.3x

Ladenburg expects Razor’s revenue multiples to be around the mean of the comparable transactions multiples and its EBITDA multiples to be below the comparable transactions multiples due to its smaller size.

Based on the above factors, Ladenburg applied the following multiples to Razor’s respective statistics:

•	2007 revenue multiples of 1.50x to 2.00x

•	2007 EBITDA multiples of 9.0x to 10.0x

and by weighting the above indications equally calculated a range of indicated enterprise values for Razor of approximately $31.0 million to approximately $37.3 million.

None of the target companies in the comparable transactions have characteristics identical to Razor. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the comparable transactions and other factors that could affect the respective acquisition values.

80% Test

Union Street’s initial business combination must be with a target business whose fair market value is at least equal to 80% of Union Street’s trust account at the time of such acquisition. Ladenburg assumed, pursuant to discussions with Union Street management, that the 80% test should be performed based on the combined fair market value of Archway and Razor.

For the purposes of this analysis, Ladenburg utilized Union Street’s estimated trust account (less deferred underwriting fees) at the close of the transaction and compared that to the combined indicated enterprise value range of Archway and Razor. Ladenburg noted that the combined fair market value range of Archway and Razor of $111.5 million to $133.9 million exceeds 80% of Union Street’s estimated $97.6 million trust account at close.

Based on the information and analyses set forth above, Ladenburg delivered its written opinion to our board of directors, which stated that, as of February 25, 2008, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the Archway Consideration and the Razor Consideration, independently and as a whole, is fair, from a financial point of view, to our stockholders, and (ii) the combined fair market value of Archway and Razor is at least equal to 80% of our trust account. Ladenburg is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, negotiated underwritings, private placements and for other purposes. We determined to use the services of Ladenburg because it is a recognized investment banking firm that has substantial experience in similar matters. Ladenburg has received a fee of $175,000 in connection with the preparation and issuance of its opinion and will be reimbursed for its reasonable expenses, including attorneys’ fees. In addition, we have agreed to indemnify Ladenburg and related persons and entities for certain liabilities that may relate to, or arise out of, its engagement. Further, Ladenburg has not previously provided, nor are there any pending agreements to provide, any other services to either Union Street, Archway or Razor.

Pursuant to Ladenburg’s policies and procedures, its opinion was not required to be, and was not, approved or issued by a fairness committee. Further, Ladenburg’s opinion does not express an opinion about the fairness of the amount or nature of the compensation, if any, to any of the Union Street’s officers, directors or employees, or class of such persons, relative to the compensation to the Union Street’s stockholders.

In the ordinary course of business, Ladenburg, certain of Ladenburg’s affiliates, as well as investment funds in which Ladenburg or its affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, Union Street, any other party that may be involved in the transaction and their respective affiliates for its own account and for the accounts of its customers.

PROPOSAL 2

THE PLAN PROPOSAL

Background

We are seeking your approval on the adoption of the 2008 Employee, Director and Consultant Stock Plan providing for the issuance of a maximum of 1,500,000 shares of common stock in connection with the grant of options and/or other stock-based or stock-denominated awards.

On February 25, 2008, our board of directors unanimously approved the Plan, and recommended that the Plan be submitted to the stockholders for approval at the special meeting. If approved by the stockholders at the Special Meeting, the Plan will become effective as of the closing of the Acquisitions. A copy of the Plan is attached as ‘‘Annex J.’’

Our Plan is being submitted to you for approval at the meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the ‘‘Code’’), and (ii) continued eligibility to receive a federal income tax deduction for certain compensation paid under our Plan by complying with Rule 162(m) of the Code. Our board of directors believes that the approval of our Plan is necessary to provide us with a sufficient number of shares to attract, retain and motivate employees, directors and consultants and to give us the flexibility we need to make various types of awards in light of the recent changes in tax and accounting rules relating to equity-based compensation.

In addition, generally shares of common stock reserved for awards under the Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant. The Plan provides that no participant may receive awards for more than 300,000 shares of common stock in any fiscal year.

Our board of directors, the Compensation Committee and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Plan will maintain and enhance the key policies and practices adopted by our management and board of directors to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our board of directors believes adoption of the Plan is in our best interests and those of its stockholders and recommends a vote ‘‘FOR’’ the approval of the Plan.

The following is a brief summary of the Plan. This summary is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Annex J to this proxy statement. If the Plan Proposal is approved, we intend to promptly file a registration statement on Form S-8 under the Securities Act, registering the shares available for issuance under the Plan. If Proposal 1 is not approved, then Union Street will not adopt the Plan.

Material Features of our Plan

The Plan will allow us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to certain employees, consultants and directors (as of December 31, 2007 consisted of approximately 765 employees) who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with our performance. The Plan will provide an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders.

Stock Options.    Stock options granted under the Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant unless it is a non-qualified stock option the terms of which comply with the requirements of Section 409A of the Code, or it is granted to a consultant to whom Section 409A does not apply. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.

Restricted Stock.    Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a ‘‘restricted period’’ during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards.    The Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards.

In accordance with the terms of the Plan, our board of directors has authorized our Compensation Committee to administer the Plan. The Compensation Committee may delegate part of its authority and powers under our Plan to one or more of our directors and/or officers, but only the Compensation Committee can make awards to participants who are directors or executive officers of Union Street. In accordance with the provisions of the Plan, our Compensation Committee will determine the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant. The Plan does not provide for the repricing of stock options or other awards.

If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Upon a merger or other reorganization event, our board of directors, may, in their sole discretion, take any one or more of the following actions pursuant to our Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•	in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event.

Our Plan may be amended by our stockholders. The Plan may also be amended by our board of directors, including, without limitation, to the extent necessary to qualify any or all outstanding shares granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding shares granted or to be granted under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers.

Federal Income Tax Consequences

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the ‘‘ISO holding period’’). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in ‘‘alternative minimum taxable income’’ of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:	With respect to stock grants under our Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:	The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

The following table shows the total number of awards expected to be made under our Plan to the identified individuals and groups, which awards are subject to the approval of our Plan by our stockholders:

NEW PLAN BENEFITS
Union Street 2008 Employee, Director and Consultant Stock Plan

Name and Position	Dollar Value ($)(1)	Number of Units
NEO	500,004	65,790
Non-Executive Officer Employees	500,004	65,790

(1)	Value is based on a nominal value of approximately $500,004, calculated based on a nominal price of $7.60 per share.

Except as set forth in the table above, the amounts of future grants under the Plan are not determinable as awards under the Plan and will be granted at the sole discretion of the Compensation Committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the Plan or the amount or types of any such awards.

On July 11, 2008, the closing market price per share of our common stock was $7.77, as reported by the American Stock Exchange.

Required Vote

The proposal to approve the adoption of Union Street’s 2008 Employee, Director and Consultant Stock Plan must receive the affirmative vote of a majority of the votes cast, in person or by proxy, at the Special Meeting in order to be approved. Abstentions are treated as shares present or represented and entitled to vote at the Special Meeting and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be present and represented and are not entitled to vote, and, therefore, will have no effect on the outcome of this proposal.

Recommendation

The board of directors believes that it is in the best interests of, and fair to, Union Street and its stockholders for the stockholders to approve Union Street’s 2008 Employee, Director and Consultant Stock Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE ‘‘FOR’’ THE ADOPTION OF UNION STREET’S 2008 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN.

PROPOSAL 3

THE AMENDMENT PROPOSAL

Background

We are seeking your approval to authorize the board of directors, in its discretion, to amend our certificate of incorporation to (i) change our name from ‘‘Union Street Acquisition Corp.’’ to ‘‘[                ]’’ and (ii) remove Article Five entirely from Union Street’s certificate of incorporation from and after the closing of the Acquisitions.

The name change and the other amendments to our certificate of incorporation are being undertaken as a result of and in conjunction with the Acquisitions. In the event that the Acquisitions are completed, we will change our name to ‘‘[                ]’’ and because, we will have completed a business combination, the provisions of Article Five in our certificate of incorporation will no longer be applicable to us.

Our current name will not adequately reflect our business operations in the event the Acquisitions are consummated. Accordingly, we believe that changing our name to ‘‘[            ]’’ will better reflect our operating business upon completion of the Acquisitions.

Proposal

Under the proposed amendment, Article One of our certificate of incorporation would be amended and restated as follows:

The name of the Corporation is ‘‘[                                ].’’

Under the proposed amendment, the entirety of Article Five from Union Street’s certificate of incorporation will be removed. Article Five contains restrictions on certain activities of Union Street from the consummation of its IPO until the closing of a business combination, including, restrictions on the use of funds in the trust account, the vote required to consummate a business combination and the election of stockholders to convert their shares of Union Street into a pro rata portion of the trust account. In the judgment of Union Street’s board of directors, the removal of Article Five is desirable as it relates to the operation of Union Street as a blank check company prior to the consummation of a business combination and by virtue of the preamble to Article Five, will terminate once a business combination is effected.

Required Vote

The approval of the amendment to the certificate of incorporation requires the affirmative vote of holders of at least a majority of the outstanding shares of our common stock. Abstentions and broker non-votes, because they are not affirmative votes, will have the same effect as a vote against this proposal.

Recommendation

The board of directors believes that it is in the best interests of Union Street that the stockholders approve the proposal to authorize the board of directors, in its discretion, to amend our certificate of incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF UNION STREET VOTE ‘‘FOR’’ THIS PROPOSAL 3 TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND UNION STREET’S CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO ‘‘[                ]’’ AND TO REMOVE ARTICLE FIVE ENTIRELY.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 26, 2008, Union Street, Argenbright and Archway entered into the Archway Purchase Agreement, pursuant to which Union Street will acquire all of the outstanding common shares of Archway from Argenbright and also on February 28, 2008, Union Street, Razor and the Sellers entered into the Razor Purchase Agreement, pursuant to which Union Street will acquire all of the outstanding membership interests of Razor.

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2008 combines the historical consolidated balance sheet of Archway as of March 31, 2008, Razor as of March 31, 2008 and the balance sheet of Union Street as of March 31, 2008, under the purchase method of accounting, giving effect to the Acquisitions as if they had occurred on March 31, 2008.

The following unaudited pro forma condensed consolidated statements of operations for the period ended December 31, 2007 and the three month period ended March 31, 2008 combine the historical consolidated statements of operations of Archway for the period January 1, 2007 to December 31, 2007 and the three month period ended March 31, 2008, the historical consolidated statements of operations of Razor for the period January 1, 2007 to December 31, 2007 and the three month period ended March 31, 2008 and the statements of income for Union Street for the periods from January 1, 2007 to December 31, 2007 and the three month period ended March 31, 2008 giving effect to the Archway Acquisition and the Razor Acquisition as if they had occurred on January 1, 2007.

The unaudited pro forma condensed consolidated financial statements have been prepared using two different levels of approval of the Acquisitions by the Union Street stockholders, as follows:

•	No Conversion: Assumes that none of the public stockholders vote against the Acquisition Proposal and convert their shares into cash at the conversion price per share.

•	Maximum Conversion: Assumes that public stockholders owning 2,499,999 shares (or 19.99999% of the public shares) both vote against the Acquisition Proposal and convert their shares into cash at the conversion price per share.

The unaudited pro forma condensed consolidated statements of operations for the period ended December 31, 2007 and the three month period ended March 31, 2008 do not include any adjustment relating to the employment agreements to be entered into by Messrs. Kirwan and Cole upon consummation of the Razor Acquisition since the terms of these agreements are substantially the same as their current employment terms.

The shares of Union Street common stock to be acquired by Mr. Perfall pursuant to the terms of the Perfall Investment are not reflected in the unaudited pro forma condensed consolidated balance sheet as of March 31, 2008 since this obligation may be satisfied in the open market prior to closing.

The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements of Archway and Union Street and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Acquisitions taken place on the dates noted or the future financial position or operating results of the combined company.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2008
(In thousands, except for share and per share data)

	Union Street 3/31/2008	Archway 3/31/2008	Razor 3/31/2008		Adjustments No Conversion	Combined No Conversion
Revenue	—	22,986	5,080		—	28,066
Operating Expenses
Reimbursable freight	—	5,455	—		—	5,455
Payroll and related costs	—	9,730	3,165	H	(30)	12,865
Other operating costs	201	5,881	754		—	6,836
Depreciation and amortization	—	736	147		—	883
Restructuring activities	—	—	—		—	—
Operating income (loss)	(201)	1,184	1,014		30	2,027
Interest income (expense), net	772	—	(20	)A	(765)	(64)
				B	(7)
				C	(64)
				D	20
Other income (expense), net	—	—	(43	)G	69	26
Net income (loss) before income taxes	571	1,184	951		(717)	1,989
Provision for income taxes	(194)	(462)	(87	)E	263	(775)
				F	(295)
Net income (loss)	377	722	864		(749)	1,214
Proforma net income (loss) per share − basic	$0.02					$0.07
Proforma net income (loss) per share − diluted	$0.02					$0.06
Weighted average number of shares outstanding − basic	15,625,000				1,315,789	16,940,789
Weighted average number of shares outstanding − diluted	18,752,198				1,315,789	20,067,987

	Pro Forma Combined No Conversion		Pro Forma Adjustments Maximum Conversion	Pro Forma Combined Maximum Conversion
Revenue	28,066		—	28,066
Operating Expenses
Reimbursable freight	5,455		—	5,455
Payroll and related costs	12,865		—	12,865
Other operating costs	6,836		—	6,836
Depreciation and amortization	883		—	883
Restructuring activities	—		—	—
Operating income (loss)	2,027		—	2,027
Interest income (expense), net	(64	)I	(187)	(251)
Other income (expense), net	26		—	26
Net income (loss) from continuing operations before income taxes	1,989		(187)	1,802
Provision for income taxes	(775	)I	73	(702)
Net income (loss) from continuing operations	1,214		(114)	1,100
Proforma net income (loss) per share − basic	$0.07			$0.08
Proforma net income (loss) per share − diluted	$0.06			$0.06
Weighted average number of shares outstanding − basic	16,940,789		(2,499,999)	14,440,790
Weighted average number of shares outstanding − diluted	20,067,987		(2,499,999)	17,567,988

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2008

Assuming No Conversion:

Note A	To eliminate interest income earned on trust account through March 31, 2008, which would have been applied to the acquisitions as of January 1, 2007
	Expense Interest income (expense), net	$765,105
Note B	To eliminate interest income earned on cash through March 31, 2008, which would have been applied to the acquisitions as of January 1, 2007
	Expense Interest income (expense), net	$7,151
Note C	To reflect interest expense on the debt financing which would have been applied to the financing of the acquisitions as of January 1, 2007 and the fees on the undrawn portion of the Credit Facility as if obtained at January 1, 2007
	Expense Interest Expense – Credit Facility	$29,589
	Credit Facility Fee	$33,926
Note D	To reverse Archway’s and Razor’s interest expense
	Income Archway Interest Expense	—
	Income Razor Interest Expense	$(19,784)
Note E	To eliminate the provision for income taxes on interest income in Notes A & B
	Income Income tax expense	$(262,567)
Note F	To adjust the provision for income taxes for the effect of pro forma income to an effective rate of 39%.
	Expense Income tax expense	$295,050
Note G	To include income from an LLC interest which will be contributed to Archway prior to closing as if the Acquisitions occurred as of January 1, 2007
	Income Other income	$(68,764)
Note H	To eliminate Archway stock compensation expense associated with stock options that are required to be cancelled, prior to closing, under the terms of the Archway Purchase Agreement as if the acquisitions occurred as of January 1, 2007
	Income Stock compensation expense	$(30,112)
Assuming Maximum Conversion:
Note I	To reflect additional interest expense and related income tax effect incurred on additional debt in an amount equal to the cash payable assuming maximum conversion, as if converted on January 1, 2008. The additional interest expense was calculated using an interest rate of LIBOR plus 1.5%. Each 0.125% variance in the interest rate would result in approximately $30,000 of annual interest expense variance.
	Expense Interest Expense – Credit Facility	$214,107
	Income Credit Facility Fee	$(26,618)
	Income Income tax expense	$(73,121)

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007
(In thousands, except for share and per share data)

	Union Street	Archway	Razor		Adjustments	Combined
	12/31/2007	12/31/2007	12/31/2007		No Conversion	No Conversion
Revenue	$—	$90,294	$16,654		$—	$106,948
Operating Expenses
Reimbursable freight	—	20,595	—		—	20,595
Payroll and related costs	—	35,426	10,362	H	(109)	45,679
Other operating costs	604	23,740	1,890		—	26,234
Depreciation and amortization	—	2,776	419		—	3,195
Restructuring activities	—	221	—		—	221
Operating income (loss)	(604)	7,536	3,983		109	11,024
Interest income (expense), net	4,068	(1)	(40)	A	(4,035)	(343)
				B	(33)
				C	(343)
				D	41
Other income (expense), net	—	(40)	(11)	G	314	263
Net income (loss) before income taxes	3,464	7,495	3,932		(3,947)	10,944
Provision for income taxes	(1,178)	(2,017)	(370)	E	1,383	(4,269)
				F	(2,087)
Net income (loss)	$2,286	$5,478	$3,562		$(4,651)	$6,675
Proforma net income (loss) per share – basic	$0.16					$0.43
Proforma net income (loss) per share – diluted	$0.13					$0.36
Weighted average number of shares outstanding – basic	14,289,384				1,315,789	15,605,173
Weighted average number of shares outstanding – diluted	17,416,582				1,315,789	18,732,371

	Pro Forma Combined No Conversion		Pro Forma Adjustments Maximum Conversion	Pro Forma Combined Maximum Conversion
Revenue	$106,948		$—	$106,948
Operating Expenses
Reimbursable freight	20,595		—	20,595
Payroll and related costs	45,679		—	45,679
Other operating costs	26,234		—	26,234
Depreciation and amortization	3,195		—	3,195
Restructuring activities	221		—	221
Operating income (loss)	11,024		—	11,024
Interest income (expense), net	(343)	I	(758)	(1,101)
Other income (expense), net	263		—	263
Net income (loss) from continuing operations before income taxes	10,944		(758)	10,186
Provision for income taxes	(4,269)	I	295	(3,974)
Net income (loss) from continuing operations	$6,675		$(463)	$6,212
Proforma net income (loss) per share – basic	$0.43			$0.47
Proforma net income (loss) per share – diluted	$0.36			$0.38
Weighted average number of shares outstanding – basic	15,605,173		(2,499,999)	13,105,174
Weighted average number of shares outstanding – diluted	18,732,371		(2,499,999)	16,232,372

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2007

Assuming No Conversion:

Note A	To eliminate interest income earned on trust account through December 31, 2007, which would have been applied to the Acquisitions as of January 1, 2007
	Expense Interest income (expense), net	$4,034,740
Note B	To eliminate interest income earned on cash through December 31, 2007, which would have been applied to the Acquisitions as of January 1, 2007
	Expense Interest income (expense), net	$33,364
Note C	To reflect interest expense on the debt financing which would have been applied to the financing of the Acquisitions as of January 1, 2007 and the fees on the undrawn portion of the Credit Facility as if obtained at January 1, 2007
	Expense Interest Expense – Credit Facility	$218,787
	Credit Facility Fee	$123,576
Note D	To reverse Archway’s and Razor’s interest expense
	Income Archway Interest Expense	$(647)
	Income Razor Interest Expense	$(39,876)
Note E	To eliminate the provision for income taxes on interest income in Notes A & B
	Income Income tax expense	$(1,383,155)
Note F	To adjust the provision for income taxes for the effect of pro forma income to an effective rate of 39%.
	Expense Income tax expense	$2,086,520
Note G	To incude income from an LLC interest which will be contributed to Archway prior to closing as if the Acquisitions occurred as of January 1, 2007
	Income Other income	$(313,900)
Note H	To eliminate Archway stock compensation expense associated with stock options that are required to be cancelled, prior to closing, under the terms of the Archway Purchase Agreement as if the Acquisitions occurred as of January 1, 2007
	Income Stock compensation expense	$(108,906)
Assuming Maximum Conversion:
Note I	To reflect additional interest expense and related income tax effect incurred on additional debt in an amount equal to the cash payable assuming maximum conversion, as if converted on January 1, 2007. The additional interest expense was calculated using an interest rate of LIBOR + 1.5%. Each 0.125% variance in the interest rate would result in approximately $30,000 of annual interest expense variance.
	Expense Interest Expense – Credit Facility	$860,528
	Income Credit Facility Fee	$(103,273)
	Income Income tax expense	$(295,329)

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2008
(In thousands)

	Union Street 3/31/2008	Archway 3/31/2008	Razor 3/31/2008		Pro Forma Adjustments No Conversion	Pro Forma Combined No Conversion
CURRENT ASSETS
Cash and cash equivalents	$1,176	$1,500	$1,303	1	$100,429	$—
				2	2,859
				3	(3,700)
				4	(78,485)
				4	(19,625)
				5	(2,654)
				2	(2,803)
Trust Account	100,429	—	—	1	(100,429)	—
Accounts receivable, net	—	7,125	6,609		—	13,734
Unbilled services	—	5,195	—		—	5,195
Work in process	—	241	—		—	241
Reimbursable customer expenses	—	5,914	—		—	5,914
Prepaid expenses and other	68	2,034	324		—	2,426
Current assets of discontinued operations		45			—	45
Total Current Assets	101,673	22,054	8,236		(104,408)	27,555

PROPERTY AND EQUIPMENT – AT COST
Furniture and equipment	—	17,078	1,717		—	18,795
Computer software	—	10,352	1,035		—	11,387
Leasehold improvements	—	1,377	347		—	1,724
	—	28,807	3,099		—	31,906
Less accumulated depreciation	—	19,002	1,056		—	20,058
	—	9,805	2,043		—	11,848
OTHER ASSETS
Intangibles, net	—	1,870	18		—	1,888
Intercompany receivable	—	6,018	—	10	(6,018)	—
Goodwill	—	18,698	1,306	6	(18,698)	87,063
				6	(1,306)
				8	87,063
Deferred tax asset	334	—	34	10	(34)	334
Deferred transaction costs	622			5	(622)	—
Other	—		—		—	—
Total Other Assets	956	26,586	1,358		60,385	89,285

TOTAL ASSETS	$102,629	$58,445	$11,637		$(44,023)	$128,688
CURRENT LIABILITIES
Accounts payable	$—	$3,247	$3,990		$—	$7,237
Short term debt			1,272	2	(1,272)	—
Accrued payroll and related benefits	—	1,879	138		—	2,017
Accrued expenses	48	2,941	289		—	3,278
Accrued transaction costs	200			5	(200)	—
Accrued production costs			1,541		—	1,541
Customer deposits	—	1,210	—		—	1,210
Deferred interest	384	—	—	11	(384)	—
Taxes payable	267	—	410	10	(410)	267
Deferred underwriting fee	3,700	—	—	3	(3,700)	—
Current liabilities of discontinued operations		428				428
Current portion of insurance reserves	—	441	—		—	441
	4,599	10,146	7,640		(5,966)	16,419
OTHER LIABILITIES
Credit Facility	—	—	549	2	2,859	2,859
				2	(549)
Noncurrent liabilities of discontinued operations		512				512
Insurance reserves, less current portion	—	485	—		—	485
Deferred tax liability		546	68	10	(614)	—
Deferred rent	—	5,020	—	10	(5,020)	—
TOTAL LIABILITIES	4,599	16,709	8,257		(9,290)	20,275

	Union Street 3/31/2008	Archway 3/31/2008	Razor 3/31/2008		Pro Forma Adjustments No Conversion	Pro Forma Combined No Conversion
Common Stock subject to possible conversion	18,960			12	(18,960)	—
SHAREHOLDERS’ EQUITY
Members equity			3,380	7	(3,380)	—
Common stock	2	—	—	7	—	2
				9	—
Additional paid-in-capital	76,426			9	10,000	105,386
				12	18,960
Capital invested by Parent	—	35,553	—	7	(35,553)	—
Retained earnings	2,642	6,020	—	7	(6,020)	3,026
				11	384
Accumulated other comprehensive income	—	163	—	7	(163)	—
TOTAL SHAREHOLDERS EQUITY	79,070	41,736	3,380		(15,772)	108,414
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	$102,629	$58,445	$11,637		$(44,023)	$128,688

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
March 31, 2008

Assuming No Conversion:

Note 1	Represents the transfer of 100% of cash and interest income from the trust account to operating cash upon consummation of the Acquisitions, as if transfer accured as of March 31, 2008
	Increase	Cash	$100,429,151
	Decrease	Trust account	$(100,429,151)
Note 2	Represents the debt financing, as if obtained as of March 31, 2008 and eliminates the Razor Credit Facility and the Archway and Razor cash balances in accordance with the respective purchase agreements
	Increase	Cash	$2,858,849
	Increase	Credit Facility	$2,858,849
	Decrease	Short term debt – Razor	$(1,271,506)
	Decrease	Credit Facility – Razor	$(549,291)
	Decrease	Cash – Archway	$(1,500,000)
	Decrease	Cash – Razor	$(1,302,979)
Note 3	To reflect the payment of the deferred underwriting fees from Union Street’s initial public offering that are payable at the time of the Acquisitions
	Decrease	Deferred underwriting fees	$(3,700,000)
	Decrease	Cash	$(3,700,000)
Note 4	To record the cash consideration paid to Archway and Razor and the purchace price adjustments
	Decrease	Cash – Archway purchase price	$(80,300,000)
	Increase	Cash – Archway purchase price adjustment	$1,815,000
	Decrease	Cash – Razor purchase price	$(20,000,000)
	Increase	Cash – Razor purchase price adjustment	$375,000
Note 5	To record the direct transaction costs associated with the acquisition
	Decrease	Deferred transaction costs	$(622,277)
	Decrease	Accrued transaction costs	$(200,000)
	Decrease	Cash	$(2,654,000)
Note 6	To reflect elimination of Archway’s and Razor’s historical goodwill upon the acquisition
	Decrease	Goodwill – Archway	$(18,698,134)
	Decrease	Goodwill – Razor	$(1,305,524)
Note 7	To reflect elimination of Archway’s and Razor’s historical equity upon the acquisition
	Decrease	Common stock – Archway	$(10)
	Decrease	Capital invested by Parent – Archway	$(35,553,038)
	Decrease	Retained earnings – Archway	$(6,019,621)
	Decrease	Accumulated other comprehensive income – Archway	$(163,165)
	Decrease	Members equity – Razor	$(3,379,686)

Note 8	To reflect the application of the adjusted cash purchase price to the excess of fair value over the cost of the assets acquired. Management has not yet obtained the necessary appraisals of Archway’s and Razor’s property, plant and equipment or assessed the value of any potential intangible assets as required to complete the purchase accounting accounting in accordance with SFAS No. 141. Management intends to obtain the necessary appraisals and complete the purchase accounting in accordance with SFAS No. 141.

Calculation of Allocable Purchase Price	Archway	Razor
Cash	$80,300,000	$20,000,000
Equity issuance		$10,000,000
Purchase price adjustment (a)	$(1,815,000)	$(375,000)
Transaction costs	$2,238,645	$836,355
	$80,723,645	$30,461,355
Estimated Allocation of Purchase Price
Cash (b)	$—	$—
Accounts receivable, net (c)	$7,125,000	$6,609,000
Unbilled Services (c)	$5,195,000	$—
Work in process (c)	$241,000	$—
Reimbursable customer expenses (c)	$5,914,000	$—
Prepaid expenses and other (c)	$2,034,000	$324,000
Current assets of discontinued operations (c)	$45,000	$—
Property, Plant and Equipment, net (c)	$9,805,000	$2,043,000
Intangibles and other assets (d)	$1,870,000	$18,000
Goodwill	$59,637,645	$27,425,355
Accounts payable (c)	$(3,247,000)	$(3,990,000)
Accrued payroll and related benefits (c)	$(1,879,000)	$(138,000)
Accrued expenses (c)	$(2,941,000)	$(289,000)
Accrued production costs (c)	$—	$(1,541,000)
Customer deposits (c)	$(1,210,000)	$—
Current liabilities of discontinued operations (c)	$(428,000)	$—
Current portion of insurance reserves (c)	$(441,000)	$—
Noncurrent liabilities of discontinued operations (c)	$(512,000)	$—
Insurance reserves, less current portion (c)	$(485,000)	$—
	$80,723,645	$30,461,355

(a) The purchase price for Archway is reduced for the following non-operating indebtedness items:
Current assets of discontinued operations	$45,000
Current liabilities of discontinued operations	$(428,000)
Noncurrent liabilities of discontinued operations	$(512,000)
	$(895,000)
and for the difference between the working capital at closing and	$12,152,000
Working capital at closing	$11,232,000
Working capital threshold	$12,152,000
	$(920,000)
Total Archway purchase price reduction	$(1,815,000)
The purchase price for Razor is decreased for the difference between the working capital at closing and $1,350,000 and assumes the line of credit outstanding at 3/31/08 is paid off by Razor in connection with the transaction.
Working capital at closing	$975,000
Working capital threshold	$1,350,000
	$(375,000)
Total Razor purchase price decrease	$(375,000)

	(b) Assumes that at closing there will be zero cash balances at Archway and Razor.
	(c) The assets and liabilities of Archway and Razor are recorded at book value, which is estimated to approximate fair value.
	(d) For purposes of this pro forma, there has been no adjustment to the Archway intangible assets relating principally to customer lists and trademarks. For purposes of this pro forma, there has been no adjustment to the Razor intangible assets relating principally to customer lists and trademarks. As described above, management has not yet performed an appraisal to complete purchase accounting in accordance with SFAS No. 141. Amounts allocated to intangible assets, amortization periods and amortization methods may change once the appraisal is performed and the purchase price allocation is completed.
	Increase Goodwill	$87,063,000
Note 9	To record the stock consideration paid to Razor in the amount of 1,315,789 shares, valued at $7.60 per share.
	Increase Common stock – Razor	$132
	Increase Additional paid-in-capital – Razor	$9,999,868
Note 10	To reflect the elimination of the deferred rent relating to Archway’s facilities, the Archway and Razor deferred tax asset and liabilities, the Razor taxes payable and the Archway intercompany receivable, all of which will not be assumed.
	Decrease Deferred rent	$(5,020,320)
	Decrease Deferred tax liability – Archway	$(546,241)
	Decrease Deferred tax asset – Razor	$(34,370)
	Decrease Taxes payable – Razor	$(410,144)
	Decrease Deferred tax liability – Razor	$(68,153)
	Decrease Intercompany receivable	$(6,018,427)
Note 11	To eliminate deferred interest income as a result of no conversions
	Decrease Deferred interest	$(384,306)
	Increase Retained earnings	$384,306
Note 12	To eliminate common stock subject to possible conversion as a result of no conversions
	Decrease Common Stock subject to possible conversion	$(18,959,992)
	Increase Additional Paid in Capital	$18,959,992
Assuming Maximum Conversion:
Note 13	To re-establish deferred interest income as a result of maximum conversions
	Increase Deferred interest	$384,306
	Decrease Retained earnings	$(384,306)
Note 14	To re-establish common stock subject to possible conversion as a result of maximum conversions
	Increase Common Stock subject to possible conversion	$18,959,992
	Decrease Additional Paid in Capital	$(18,959,992)
Note 15	To reflect payment of amounts due to stockholders who convert their shares and the incurrence of additional debt financing to finance such payment
	Decrease Common Stock subject to possible conversion	$(18,959,992)
	Decrease Deferred interest	$(384,306)
	Increase Credit facility	$19,344,298

DIRECTORS AND MANAGEMENT FOLLOWING THE ACQUISITIONS

Our current officers and directors will remain the same following the Acquisitions and is as follows:

Name	Age	Position
A. Clayton Perfall	49	Chairman, President and Chief Executive Officer
Brian H. Burke	44	Chief Financial Officer, Treasurer and Director
Matthew C. Fletchall	34	Vice President and Secretary
John T. Schwieters	68	Director
Eran Broshy	49	Director
David B. Kay	51	Director

A. Clayton Perfall has been our Chairman, Chief Executive Officer and President since our formation. Mr. Perfall has served as Chief Executive Officer and President of AHL Services since September 2001. During that period, AHL Services has owned and operated marketing services and industrial staffing businesses throughout North America and Europe. Mr. Perfall is also the Managing Member of our sponsor, Union Street Capital Management, LLC. From January 2001 through June 2001, Mr. Perfall was the Chief Executive Officer of Convergence Holdings Limited, a company backed by GTCR Golder Rauner. From 1996 through 2000, Mr. Perfall was the Chief Financial Officer and member of the board of directors of Snyder Communications, Inc., an international provider of direct marketing, advertising, communications and professional services. Prior to joining Snyder Communications, Inc., Mr. Perfall was a partner at Arthur Andersen LLP. Mr. Perfall has remained a Director of inVentiv Health, a leading provider of value-added services to the pharmaceutical and life sciences industries, since its spin-off from Snyder Communications, Inc. in 1999. Since 2003, Mr. Perfall has also served as a Director of Affinity Direct, LLC, an on and off-line marketer of student loans. He has served as a Director of Comstock Homebuilding Company, a residential real estate developer, since 2004. Prior to May 2005, Mr. Perfall was a Director of Imagitas, a marketing services portfolio company backed by The Carlyle Group and Bain Capital. Mr. Perfall is a Trustee of the Mason School of Business at the College of William & Mary and is a Governor of St. Stephen’s & St. Agnes School in Alexandria, Virginia. He is a member of the Young Presidents Organization. Mr. Perfall holds a B.B.A in Accounting from the College of William & Mary.

Brian H. Burke has been our Chief Financial Officer, Treasurer and Director since our formation. Mr. Burke has served as both Chief Financial Officer and Senior Vice President of Corporate Development of AHL Services. From September 2001 to December 2006 and continues to serve as a non-executive officer of AHL Services and certain of its subsidiaries. Mr. Burke is a member of our sponsor, Union Street Capital Management, LLC. From January 2001 through June 2001, Mr. Burke was Vice President of Corporate Development of Convergence Holdings Limited. From July 1997 through October 2000, Mr. Burke was Vice President of Corporate Development for Snyder Communications, Inc. Mr. Burke began his career at Arthur Andersen LLP in 1985. Mr Burke holds a B.S. in Accounting from Virginia Tech.

Matthew C. Fletchall has been our Vice President of Corporate Development and Secretary since our formation. Mr. Fletchall has served as Vice President of Corporate Development of AHL Services from September 2001 to December 2006 and continues to serve as a non-executive officer of AHL Services and certain of its subsidiaries. Mr. Fletchall is a member of our sponsor, Union Street Capital Management, LLC. From January 2001 until June 2001, Mr. Fletchall was Director of Corporate Development of Convergence Holdings Limited. Prior to January 2001, Mr. Fletchall was a manager with Arthur Andersen LLP. Mr. Fletchall holds a B.S. in Accounting from Virginia Tech.

John T. Schwieters has served as a member of our board of directors since August 2006. Mr. Schwieters has been a Vice Chairman of Perseus, LLC (Perseus) since 2000. Perseus is a merchant bank and private equity fund management company that has invested in numerous buyout and growth equity transactions in the United States, Canada, and Western Europe and manages six investment funds with capital commitments totaling $1.3 billion. Prior to joining Perseus, Mr. Schwieters was the Managing Partner of Arthur Andersen’s Mid-Atlantic region and was a member of Arthur Andersen’s

U.S. leadership team. Mr. Schwieters became a partner at Arthur Andersen in 1974 and was head of its Washington, D.C. tax practice from 1974 to 1989, becoming Office Managing Partner in 1989. Mr. Schwieters is a member of the Board of Directors of Smithfield Foods, Inc., Danaher Corporation, Choice Hotels International, and the United Way of the National Capital Area. He is non-executive Chairman of Raleigh Cycle Limited and is a member of the board of Perseus Books Group LLC. He has also served as Chairman, Greater Washington Board of Trade and President, Greater Washington Society of CPAs. Mr. Schwieters holds a B.S. in Business Administration from Georgetown University and an L.L.B. from The George Washington University.

Eran Broshy has served as a member of our board of directors since October 2006. Mr. Broshy has been Chief Executive Officer of inVentiv Health, Inc. since 1999, also becoming its Chairman in 2006. From 1998 to 1999, Mr. Broshy served as President and Chief Executive Officer of Coelacanth Corporation, a privately-held biotechnology company. From 1984 until 1998, Mr. Broshy was a consultant with The Boston Consulting Group, for the last five years as the partner responsible for its North American healthcare practice. Mr. Broshy is a member of the Board of Directors of Neurogen Corporation, a biotechnology company. Mr. Broshy is a graduate of Harvard University (M.B.A), Stanford University (M.S.), and Massachusetts Institute of Technology (B.S.).

David B. Kay has served as a member of our board of directors since August 2006. Mr. Kay has been the CFO of MMA Financial since 2007, prior to MMA Financial Mr. Kay was Managing Director of Navigant Consulting since 2005. Navigant is a consulting firm providing litigation, financial, healthcare, energy and operational consulting services to large, complex multinational companies. From 2002 through 2004, he served as Managing Director and Chief Financial Officer of J.E. Roberts Companies, a fully integrated private equity, real estate investment management company that has purchased and managed over 11,000 assets totaling more than $8.0 billion in value. From 1990 through 2002, Mr. Kay was a partner with Arthur Andersen LLP. Mr. Kay sits on the board of directors and serves on the audit committee of Chevy Chase Bank and Saul Centers Inc. Mr. Kay received his B.A. in Business Administration from Southern Methodist University.

Board of Directors

Our board of directors has five directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Burke will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Broshy and Mr. Kay will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Perfall and Mr. Schwieters, will expire at the third annual meeting.

Our directors will play a key role in identifying and evaluating prospective target businesses, selecting the target business, and structuring, negotiating and consummating its combination with us. None of our directors has been a principal of or affiliated with a public blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity.

Director Independence

Our securities are listed on the American Stock Exchange. We have evaluated whether our directors are ‘‘independent directors’’ within the meaning of the rules of the American Stock Exchange. Such rules provide generally that a director will not qualify as an ‘‘independent director’’ unless the board of directors of the listed company affirmatively determines that the director has no material relationship with the listed company that would interfere with the exercise of independent judgment. In addition, such rules generally provide that a director will not qualify as an ‘‘independent director’’ if: (i) the director is, or in the past three years has been, employed by the listed company; (ii) the director has an immediate family member who is, or in the past three years has been, an executive officer of the listed company; (iii) the director or a member of the director’s immediate family has received payments from the listed company of more than $60,000 during the current or any of the past three years, other than for (among other things) service as a director and payments arising solely from investments in securities of the listed company; (iv) the director or a member of the director’s immediate family is a current partner of the independent auditors of the listed company or is, or in the past three years, has been, employed by such auditors in a professional capacity and worked on the audit of the listed company; (v) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of the executive officers of the listed company serves on the Compensation Committee; or (vi) the director or a member of the director’s immediate family is a partner in, or a controlling stockholder or an executive officer of, an entity that makes payments to or receive payments from the listed company in an amount which, in any fiscal year during the past three years, exceeds the greater of $200,000 or 5% of the other entity’s consolidated gross revenues.

Our board of directors has determined that John T. Schwieters, Eran Broshy and David B. Kay are ‘‘independent directors’’ as defined in the American Stock Exchange listing standards and applicable SEC rules. Our independent directors will meet in executive sessions as often as necessary to fulfill their duties, but no less frequently than annually.

Audit Committee

Our board of directors has an Audit Committee that reports to the board of directors. Mr. Kay, Mr. Schwieters and Mr. Broshy serve as members of our Audit Committee. Under the American Stock Exchange listing standards and applicable SEC rules, we are required to have three members of the Audit Committee, all of whom must be independent. Messrs. Kay, Schwieters and Broshy are independent.

Mr. Kay serves as the Chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our board of directors has determined that Mr. Kay qualifies as an ‘‘audit committee financial expert’’ as defined in applicable SEC rules. The Audit Committee is responsible for meeting with our independent accountants regarding, among other issues, audits, and adequacy of our accounting and control systems.

In addition, the Audit Committee will monitor compliance on a quarterly basis. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to immediately take all necessary action to rectify such noncompliance or otherwise cause compliance with applicable American Stock Exchange and SEC rules. The Audit Committee’s approval will be required for any affiliated party transaction.

Governance and Nominating Committee

We do not currently have a Governance and Nominating Committee. The independent members of our board of directors perform the functions of a Governance and Nominating Committee.

Code of Ethics

We have adopted a Code of Ethics that applies to our officers, directors and employees. We have filed a copy of our Code of Ethics as Exhibit 14.1 of Amendment No. 2 to our registration statement on Form S-1 (File No. 333-136530), filed with the SEC on October 31, 2006. You can review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Compensation Committee

Our board of directors has a Compensation Committee that reports to the board of directors. Mr. Schwieters and Mr. Kay, each of whom is ‘‘independent’’ as defined in the rules of the American

Stock Exchange and the SEC, serve as members of our Compensation Committee. Mr. Schwieters serves as the Chairman of the Compensation Committee. The functions of our Compensation Committee include:

•	Establishing overall employee compensation policies and recommending to our board of directors major compensation programs;

•	Subsequent to our consummation of a business combination, reviewing and approving the compensation of our officers and directors, including salary and bonus awards;

•	Administering our various employee benefit, pension and equity incentive programs;

•	Reviewing officer and director indemnification and insurance matters; and

•	Preparing an annual report on executive compensation for inclusion in our proxy statement.

Officer and Director Compensation

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing stockholders, or any of their respective affiliates (except as otherwise set forth in this prospectus), for services rendered prior to or in connection with an initial business combination. However, our executive officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as attending board of directors meetings, participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Following the Acquisitions, it is currently anticipated that A. Clayton Perfall will continue to serve as the Chief Executive Officer of Union Street and Brian H. Burke will continue to serve as the Chief Financial Officer of Union Street. Neither individual was paid any compensation in 2007 for their services as executive officers of Union Street. Although it has not yet been finalized, it is expected that from an executive officer compensation standpoint, the three next most highly compensated executive officers of the combined companies, following the Acquisitions, are anticipated to be some combination of Messrs. Moroz, Adkinson, Kirwan and Cole, based on their respective compensation received in 2007 from either Archway or Razor as appropriate.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Prior Share Issuances

On July 24, 2006, we issued 3,125,000 shares of our common stock to Union Street Capital Management, LLC for $25,000 in cash at a purchase price of $0.008 per share. Subsequently, on August 7, 2006, Union Street Capital Management, LLC transferred 31,250 shares of our common stock to each of John T. Schwieters and David B. Kay (two of our independent directors) for $250 in cash, a purchase price of $0.008 per share and an aggregate purchase price of $500. On October 6, 2006, Union Street Capital Management, LLC transferred an additional 31,250 shares of our common stock to our newly elected independent director, Eran Broshy, for $250 in cash, a purchase price of $0.008 per share.

Registration Rights

On February 5, 2007, we entered into an agreement with Union Street Capital Management, LLC pursuant to which it has agreed to purchase an aggregate of 3,000,000 warrants at a purchase price of $1.00 per unit. These warrants were purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act. The private placement occurred immediately prior to completion of our initial public offering

Union Street Capital Management, LLC will be entitled to make up to three demands that we register these securities. Union Street Capital Management, LLC can elect to exercise these registration rights at any time beginning three months prior to the date on which the escrow period applicable to such shares expires. In addition, Union Street Capital Management, LLC has certain ‘‘piggy-back’’ registration rights with respect to these shares on registration statements filed subsequent to such date. Our other existing stockholders have piggy-back registration rights with respect to their shares on registration statements filed following the date three months prior to the end of the escrow period. We will bear the expenses incurred in connection with the filing of any such registration statements.

These private placement warrants are identical to the public warrants contained in the units sold in our initial public offering, except as otherwise necessary to reflect the fact that they were sold in a private placement, permit delivery of unregistered shares upon exercise and permit net cashless exercise so as to, among other reasons, permit tacking of holding periods under Rule 144. The proceeds of the private placement have been included in the amount in trust, exclusive of the $500,000 initially held outside of trust, and are subject to the same limitations as the proceeds from the IPO that were placed in trust.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	Our officers and directors intend to remain with the company that survives our initial business combination and may negotiate at that time employment arrangements with respect thereto. They may have conflicts of interest in connection with negotiating the terms of such business combination.

•	None of our independent directors is required to commit his full time to our affairs and, accordingly, each of them may have conflicts of interest in allocating management time among various business activities.

•	Our directors and officers may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. In the course of their other business activities, our independent directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or become affiliated. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Since our directors and officers and their affiliates and related parties own shares of our common stock, including shares of common stock included in any units they may have purchased in our initial public offering, which will be released from escrow only after our initial business combination is successfully consummated, and own warrants which will expire worthless if our initial business combination is not consummated, our directors and officers may have a conflict of interest in determining whether Archway and Razor are appropriate candidates with whom to consummate our initial business combination.

The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, and negotiating and consummating our initial business combination, in the time period and on the terms described in our amended and restated certificate of incorporation.

In general, officers and directors of a corporation incorporated under the Delaware General Corporation Law are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

As discussed in this proxy statement, there is uncertainty as to the consummation of the proposed Acquisitions. Accordingly, Union Street’s Board of Directors has determined that it is in the best interests of Union Street and its stockholders to explore alternatives in the event the Acquisitions are not completed, with the intention of potentially increasing the funds available to Union Street’s creditors and stockholders in the event of a liquidation. The exploration of such alternatives does not alter our intentions to move forward to a special meeting for the purpose of allowing the stockholders of Union Street to vote on the Acquisitions in accordance with the charter documents of Union Street.

On June 23, 2008, Union Street entered into the Argenbright Agreement whereby Union Street agreed to waive Argenbright’s compliance with the ‘‘non-solicitation’’ provisions of the Archway Purchase Agreement and release all claims that Union Street may have against Argenbright in connection with the presentation of an alternative transaction by certain principals of Union Street to Argenbright, provided that the pursuit of such an alternative transaction does not hinder or delay the consummation of the Acquisitions by Union Street. In consideration for such waiver, Argenbright agreed to waive its right to receive a termination fee as set forth in the Archway Purchase Agreement, subject to the consummation of an alternative transaction on or before the earlier of twenty (20) days after termination of the Archway Purchase Agreement, or October 31, 2008. The Argenbright Agreement is attached as Exhibit 2.1 to our Current Report on Form 8-K filed on June 23, 2008.

On June 23, 2008, A. Clayton Perfall, Chief Executive Officer, President and Chairman of the Board of Directors of Union Street and President, Chief Executive Officer, a director and 4.6% shareholder of AHL and also a director and officer of its subsidiaries, including Archway, and Brian H. Burke, Chief Financial Officer, Treasurer and a member of Union Street’s Board of Directors and a non-executive officer of AHL and certain of its subsidiaries, entered into the Letter Agreement with Argenbright. Pursuant to the Letter Agreement, Messrs. Perfall and Burke and Argenbright agreed that if Messrs. Perfall and Burke, or their designee, are willing to enter into an alternative transaction to acquire Archway, then Messrs. Perfall and Burke, on behalf of themselves or their designee, and Argenbright will negotiate in good faith to enter into a stock purchase agreement on substantially the same terms as are in the Archway Purchase Agreement, including the same price, the same representations and warranties, the same covenants and indemnities and otherwise substantially similar except to the extent related to differences in the nature of any such buyer and the fact that it may not be a SPAC, and which shall have a condition to the closing of any alternative transaction be the failure of Union Street stockholders to approve the Acquisitions. In the event that the Archway Purchase Agreement is terminated, Messrs. Perfall and Burke and Argenbright agreed to use their reasonable best efforts to consummate such an alternative transaction, provided that the closing of any such alternative transaction occur prior to the earlier of twenty (20) days after termination of the Archway Purchase Agreement, or October 31, 2008, after which date the parties’ obligations under the Letter Agreement will expire and be of no further force or effect. The Letter Agreement is attached as Exhibit 2.2 to our Current Report on Form 8-K filed on June 23, 2008.

The business purpose of these agreements is to allow Union Street or its founders to attempt to negotiate an alternative transaction that would potentially eliminate any termination payment requirements if the Acquisitions are not approved by Union Street stockholders. The elimination of the termination fee would benefit Union Street by increasing the funds available to it to pay creditors and vendors as well as the amount distributable to stockholders in the event of liquidation.

The consummation of the proposed Acquisitions is uncertain based on Union Street’s perspective that the current trading range of its shares and warrants are at a level that would suggest that the Acquisitions will not be approved. Contributing to this uncertainty is the unfavorable capital market conditions including the decline of virtually all major U.S. stock indices, the deterioration of the credit markets and the increased level of redemptions being requested and anticipated from hedge funds all of which have negatively impacted Union Street’s current and prospective investor base. Union Street is not currently negotiating with any alternative targets regarding completion of an alternative business combination with Union Street.

Union Street Capital Management, LLC, has agreed that it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay Union Street Capital Management, LLC, $7,500 per month for these services. As a result of these affiliations, our executive officers will benefit from the transaction to the extent of their interest in Union Street Capital Management, LLC. However, these arrangements are solely for our benefit and are not intended to provide any of our executive officers or directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Alexandria, Virginia area, that the fees charged by Union Street Capital Management, LLC, are at least as favorable as we could have obtained from unaffiliated third-parties.

Each of A. Clayton Perfall, Brian H. Burke and Matthew C. Fletchall are also affiliated with AHL Services, an equity sponsored provider of marketing support services and the parent company of Argenbright and Archway. Mr. Perfall continues to serve as President, Chief Executive Officer, director and 4.6% shareholder of AHL Services, and is also a director and officer of its subsidiaries. Mr. Perfall receives no direct or indirect compensation for his role with AHL Services or any of its subsidiaries. Messrs. Burke and Fletchall serve as non-executive officers of AHL Services and certain of its subsidiaries and are not employed nor do they receive any compensation from AHL Services or any of its subsidiaries.

We will reimburse our executive officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

In connection with our initial public offering, Banc of America Securities LLC and Morgan Joseph & Co. Inc. agreed to defer payment of the remaining three and seven tenths percent (3.7%) of the gross proceeds ($3,700,000) until completion of a business combination. Until a business combination is complete, these funds will remain in the trust account. If we do not complete a business combination then the 3.7% deferred fee will become part of the funds returned to Union Street’s public stockholders from the trust account upon its liquidation as part of any plan of dissolution and distribution approved by Union Street’s stockholders. Union Street also engaged Banc of America Securities LLC as its financial advisor in connection with the Acquisitions after all principal terms of the Acquisitions had been negotiated between the principals of Union Street,

Archway and Razor. In the event that we consummate the Acquisitions, we will be obligated to pay Banc of America Securities LLC an aggregate fee of $750,000 in connection with such engagement. Union Street has also agreed to reimburse Banc of America Securities LLC’s reasonable expenses incurred in connection with its engagement and to indemnify Banc of America Securities LLC, any controlling person of Banc of America Securities LLC and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

PRINCIPAL STOCKHOLDERS

There are 15,625,000 outstanding shares of Union Street common stock. Union Street’s initial stockholders, including all of its officers and directors and their affiliates, who purchased shares of common stock prior to Union Street’s initial public offering and who own an aggregate of approximately 20% of the outstanding shares of Union Street common stock have agreed to vote such shares acquired prior to the public offering in accordance with the vote of the majority of interest of all other Union Street stockholders on the Acquisition Proposal.

The following table sets forth information regarding the beneficial ownership of shares of common stock as of the Record Date, by each person known by us to own beneficially 5% or more of our outstanding common stock, each of our directors and officers, and all of our directors and executive officers as a group. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Union Street Capital Management, LLC(3)	3,031,250	19.4%
A. Clayton Perfall(4)(5)	3,031,250	19.4%
Brian H. Burke(4)(5)	3,031,250	19.4%
Matthew C. Fletchall(4)	3,031,250	19.4%
John T. Schwieters(5)	31,250	*
Eran Broshy(5)	31,250	*
David B. Kay(5)	31,250	*
Fir Tree, Inc.(6) 505 Fifth Avenue 23rd Floor New York, NY 10017	1,546,875	9.9%
Jonathan M. Glaser, et al.(7) 11601 Wilshire Boulevard Suite 2180 Los Angeles, CA 90025	1,381,698	8.8%
QVT Financial LP(8) 1177 Avenue of the Americas, 9th Floor New York, NY 10036	1,191,700	7.63%
Deutsche Bank AG(9) Theodor-Heuss-Allee 70 60468 Frankfurt am Main Federal Republic of Germany	1,182,889	7.57%
Polar Securities Inc.(10) 372 Bay Street, 21st Floor Toronto, Ontario M5H 2W9, Canada	1,668,570	10.7%

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Andrew M. Weiss, PH.D(11) 29 Commonwealth Avenue, 10th Floor Boston, Massachusetts 02116	810,968	5.2%
All directors and executive officers as a group (six individuals)	3,125,000	20.0%

*	Less than 1%

(1)	Unless otherwise noted, the business address of each of the following is 102 South Union Street, Alexandria, Virginia 22314.

(2)	Except as specifically indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable, convertible or issuable within 60 days of the Record Date, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Excludes 3,000,000 shares of common stock that may be issued upon the exercise of warrants purchased by Union Street Capital Management, LLC exercisable upon the consummation of our initial business combination. A. Clayton Perfall, as trustee of three family trusts, Anne Perfall, Brian H. Burke and Matthew C. Fletchall individually as the members of Union Street Capital Management, LLC may be deemed to be the beneficial owners of the shares of common stock held by Union Street Capital Management, LLC.

(4)	Represents shares issued to Union Street Capital Management, LLC. See footnote (3) above.

(5)	Each of these individuals is a director.

(6)	Based on information contained in a Schedule 13G filed on February 16, 2007. Includes 1,358,075 shares owned by Sapling, LLC and 188,800 shares owned by Fir Tree Recovery Master Fund, L.P. Fir Tree Value Master Fund, LP is the sole member of Sapling, LLC and Fir Tree, Inc. Fir Tree, Inc. is the investment manager to both Sapling, LLC and Fir Tree Recovery Master Fund, L.P. Sapling, LLC and Fir Tree Recovery Master Fund, L.P. are deemed beneficial owners of 1,546,875 shares of common stock.

(7)	Based on information contained in a Schedule 13G filed on February 14, 2008. Pacific Assets Management, LLC (‘‘PAM’’) is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. PAM is the investment adviser to JMG Triton Offshore Fund, Ltd. and Pacific Capital Management, Inc. (‘‘PCM’’) is a member of PAM. Jonathan M. Glaser, Daniel Albert David and Roger Richter are control persons of PCM and PAM.

(8)	Based on information contained in a Schedule 13G filed by QVT Financial LP on February 12, 2008. QVT Financial LP is the investment manager for QVT Fund LP, which beneficially owns 966,355 shares of our common stock, and for Quintessence Fund L.P., which beneficially owns 108,411 shares of our common stock. QVT Financial LP is also the investment manager for a separate discretionary account managed for Deutsche Bank AG, which holds 116,954 shares of common stock. QVT Financial LP has the power to direct the vote and disposition of the shares of our common stock held by QVT Fund LP, Quintessence Fund L.P. and the separate account managed for Deutsche Bank AG. Accordingly, QVT Financial LP may be deemed to be the beneficial owner of an aggregate amount of 1,191,700 shares of our common stock, consisting of the shares owned by QVT Fund LP, Quintessence Fund L.P. and the separate account managed for Deutsche Bank AG.

(9)	Based on information contained in a Schedule 13G filed by Deutsche Bank AG on February 6, 2008. These securities are beneficially owned by the Corporate and Investment Banking business group and the Corporate Investment business group (collectively, ‘‘CIB’’) of Deutsche Bank AG and its subsidiaries and affiliates (collectively, ‘‘DBAG’’). These securities do not reflect securities, if any, beneficially owned by any other business group of DBAG. CIB disclaims beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which CIB or its employees have voting power or investment discretion, or both, and (ii) certain investment entities, of which CIB is the general partner, managing general partner, or other manager, to the extent interests in such entities are held by persons other than CIB.

(10)	Based on information contained in a Schedule 13G filed on March 3, 2008. Polar Securities Inc. (‘‘Polar Securities’’) serves as the investment manager to North Pole Capital Master Fund (‘‘North Pole’’) and a number of discretionary accounts to which it has voting and dispositive power over common stock. Of the aggregate 1,668,570 shares owned by Polar Securities, 806,100 are beneficially owned by North Pole. Polar Securities and North Pole disclaim beneficial ownership of the securities. Mr. Paul Sabourin, as the chief investment advisor, may be deemed to be the beneficial owner of the securities.

(11)	Based on information contained in a Schedule 13G filed on March 6, 2008. Shares reported by Andrew Weiss include shares beneficially owned by a private investment partnership of which Weiss Asset Management is the sole general partner and which may be deemed to be controlled by Dr. Weiss, who is the managing member of Weiss Asset Management. Also includes shares held by a private investment corporation which may be deemed to be controlled by Dr. Weiss, who is the managing member of Weiss Capital, the investment manager of such private investment corporation. Dr. Weiss disclaims beneficial ownership of the shares reported herein as beneficially owned by him except to the extent of his pecuniary interest therein.

Our Chairman of the Board, President and Chief Executive Officer, Mr. A. Clayton Perfall has agreed, pursuant to a Letter Agreement, to purchase in a private placement 375,000 shares of Union Street common stock for $3.0 million or $8.00 per share. Mr. Perfall will purchase the shares either (i) within five days of the closing of the Archway Acquisition or (ii) if mutually agreed upon between a special committee of the board of directors of Union Street and Mr. Perfall, he may fulfill some or all of his obligations by purchasing common stock of Union Street in the open market or in privately negotiated transactions with other stockholders prior to closing. The shares will be restricted from disposition or transfer for a period of one year from closing. If such shares had been issued as of the Record Date, all directors and officers as a group would have beneficially owned 3,500,000 shares, or 21.9% of the outstanding common stock.

Escrow of Shares Held by Founding Stockholders

Our founding stockholders have deposited their shares of common stock into an escrow account maintained at BlackRock, Inc. by Continental Stock Transfer & Trust Company, as escrow agent. However, none of their warrants or the shares of common stock underlying their warrants will be placed in escrow. During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their relatives and trusts and controlled entities for estate and tax planning purposes and upon death, in each case while remaining subject to the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. Such shares will not be released from escrow until one year following our initial business combination and the warrants will not be released until the consummation of the initial business combination unless we were to consummate a transaction after the consummation of our initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

In the event of any dividend, distribution, reclassification, recapitalization, exchange or other transaction affecting our securities, in connection with our initial consummation of a business combination or otherwise, the securities, cash or other property received in respect of the shares held in escrow shall be deposited in the escrow account on the same terms and conditions, except to the extent necessary to fund payment of taxes payable upon receipt thereof. To the extent that such shares are required to be delivered in order to receive such securities, cash or other property, such shares will be released from the escrow account for such purposes.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Union Street

Union Street common stock, warrants and units are currently quoted on the American Stock Exchange under the symbols ‘‘USQ,’’ ‘‘USQ-WS’’ and ‘‘USQ-U,’’ respectively. The closing prices of the common stock, warrants, and units, on February 26, 2008, the last trading day before the announcement of the execution of the Archway Purchase Agreement and the Razor Purchase Agreement, were $7.60, $0.32 and $8.02 (the closing price on February 25, 2008), respectively. Each unit of Union Street consists of one share of common stock and one warrant. The warrants became separable from the common stock on February 14, 2007. Each warrant entitles the holder to purchase from Union Street one share of common stock at an exercise price of $6.00 commencing on the later of the completion of our initial business combination or February 5. 2008. The warrants became exercisable on February 5, 2008. The warrants will expire at 5:00 p.m., New York City time, on February 5, 2011, or earlier upon redemption. Union Street’s units commenced public trading on February 6, 2007 and its common stock and warrants commenced public trading on February 14, 2007.

The table below sets forth, for the calendar quarters indicated, the high and low bid prices of the Union Street common stock, warrants and units as reported on the American Stock Exchange. The quotations merely reflect the prices at which transactions were proposed, and do not necessarily represent actual transactions.

	American Stock Exchange
	Union Street Common Stock		Union Street Warrants		Union Street Units
	High	Low	High	Low	High	Low
2007 First Quarter	$7.38	$7.25	$0.70	$0.58	$8.00	$7.86
2007 Second Quarter	$7.52	$7.36	$0.86	$0.60	$8.31	$7.92
2007 Third Quarter	$7.69	$7.52	$0.94	$0.58	$8.50	$8.10
2007 Fourth Quarter	$7.70	$7.54	$0.72	$0.50	$8.25	$8.05
2008 First Quarter	$7.80	$7.57	$0.55	$0.15	$8.25	$7.78
2008 Second Quarter	$7.80	$7.62	$0.20	$0.11	$8.00	$7.78
2008 Third Quarter (through July 11, 2008)	$7.77	$7.77	$0.13	$0.11	$7.90	$7.90

Holders

As of [                ], 2008, there were          holders of record of our units,          holders of record of our common stock and          holders of record of our warrants.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenue and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. Furthermore, the proposed Debt Financing will restrict our ability to pay dividends.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of [                ], 2008, 15,625,000 shares of common stock are outstanding, held by [                    ] record holders. The underwriting agreement that we entered into in connection with our initial public offering, prohibits us, prior to an initial business combination, from issuing additional units, additional common stock, preferred stock, additional warrants, or any options or other securities convertible or exchangeable into common stock or preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination.

Units

Each unit consists of one share of common stock and one warrant, which started trading separately as of the opening of trading on February 9, 2007. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $8.00 per share.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with any vote required for our initial business combination, our executive officers, directors and existing stockholders have agreed to vote all of the shares of common stock owned by them prior to the completion of our initial public offering either for or against an initial business combination in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our executive officers, directors and existing stockholders also have agreed that if they acquire shares of common stock in or following completion of our initial public offering, they will vote all such acquired shares in favor of our initial business combination. However, our executive officers, directors and existing stockholders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the Acquisitions only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the Acquisitions and public stockholders owning not more than 20% of the shares sold in our initial public offering vote against the Acquisition Proposal and exercise their conversion rights as discussed above.

If we are required to dissolve and liquidate prior to an initial business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable thereon and after release of up to $1,500,000 in interest income, after tax, to fund working capital requirements), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders including our chief executive officer and directors, have waived their right to participate in any liquidating distributions occurring upon our failure to consummate an initial business combination with respect to shares of common stock acquired by them prior to our initial public offering and have agreed to vote all of their shares in favor of any such plan of liquidation and    dissolution. However, our existing stockholders will participate in any liquidating distributions with respect to any other shares of common stock acquired by any of them in connection with or following our initial public offering.

Our stockholders have no conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing stockholders, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the initial business combination and the initial business combination is approved and consummated. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Union Street Capital Management, LLC will be entitled to make up to three demands that we register the 3,125,000 shares of common stock and 3,000,000 private placement warrants and the shares for which they are exercisable, pursuant to an agreement to be signed prior to our initial public offering. Union Street Capital Management, LLC may elect to exercise its registration rights at any time beginning on the date three months prior to the date on which the applicable escrow period expires. The escrow period for the shares expires on the date that is one year after the consummation of the initial business combination. Our directors will have ‘‘piggy-back’’ registration rights with respect to the shares of such common stock that they owned prior to the completion of our initial public offering subject to the same limitations with respect to the escrow period. The escrow period for the private placement warrants and the shares for which they are exercisable expires at the consummation of an initial business combination. In addition, Union Street Capital Management, LLC and our directors each have certain ‘‘piggy-back’’ registration rights with respect to the shares held by them on registration statements filed by us on or subsequent to the expiration of the applicable escrow period and unlimited registration rights with respect to a registration statement on Form S-3. We will bear the expenses incurred in connection with the filing of any registration statement. Pursuant to the registration rights agreement, Union Street Capital Management, LLC and our executive officers and directors will waive any claims to monetary damages for any failure by us to comply with the requirements of the registration rights agreement.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Union Street currently has warrants outstanding to purchase 15,500,000 shares of Union Street common stock. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consummation of the initial business combination; or

•	February 5, 2008.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice to each warrant holder; and

•	only if the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to warrant holders.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants are registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger, or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

We also issued 3,000,000 warrants in a private placement to Union Street Capital Management, LLC. The warrants issued in the private placement are identical to the warrants included in the units sold and issued in our initial public offering, except that upon a redemption of warrants, Union Street Capital Management, LLC or its permitted transferees has the right to exercise those warrants on a cashless basis. Exercising the warrants on a ‘‘cashless basis’’ means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units issued in our initial public offering are not exercisable on a cashless basis.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenue and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. Furthermore, the proposed Debt Financing will restrict our ability to pay dividends.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 156,250 shares immediately after this offering (or 175,000 if the underwriters exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an ‘‘underwriter’’ under the Securities Act when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

STOCKHOLDER PROPOSALS

Regardless of whether the Acquisitions are consummated, the Union Street 2008 annual meeting of stockholders will be held on or about                  , 2008, unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the 2008 annual meeting, you need to provide it to us by no later than                  , 2008.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one copy of this proxy statement is delivered to two or more stockholders who share an address unless Union Street or its agent has received contrary instructions from one or more of the stockholders. A separate proxy card is included in the voting materials for each stockholder. We will promptly deliver, upon written or oral request, a separate copy of these proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. To request that separate copies of these documents be delivered, stockholders can contact Union Street’s transfer agent by mail at: Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, or call Brian H. Burke, our Chief Financial Officer and Treasurer, at (703) 682-0730. You may also contact Union Street’s transfer agent if you received multiple copes of the proxy statement and would prefer to receive a single copy in the future.

WHERE YOU CAN FIND MORE INFORMATION

Union Street files reports, proxy statements and other information with the SEC as required by the Exchange Act.

You may read and copy reports, proxy statements and other information filed by Union Street with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

Union Street files its reports, proxy statements and other information electronically with the SEC. You may access information on Union Street at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement, or any annex to this proxy statement, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this proxy statement relating to Union Street has been supplied by Union Street, and all such information relating to Archway and Razor has been supplied by either Archway or Razor. Information provided by each of Union Street, Archway or Razor does not constitute any representation, estimate or projection of the other.

Additional information on Union Street can also be found on Union Street’s website at http://www.unionstreetcorp.com. Additional information on Archway can be found on Archway’s website at http://www.archway.com and information on Razor can be found on Razor’s website at www.razordriven.com.

If you would like additional copies of this proxy statement, or if you have questions about the Acquisitions, the Plan or the amendment to our certificate of incorporation, you should contact:

Union Street Acquisition Corp.
Attn: Brian H. Burke, Chief Financial Officer
102 South Union Street
Alexandria, Virginia 2231
(703) 682-0730

INDEX TO FINANCIAL STATEMENTS

UNION STREET ACQUISITION CORP.
(a corporation in the development stage)

ARCHWAY MARKETING SERVICES, INC,

Razor Business Strategy Consultants LLC

UNION STREET ACQUISITION CORP.
(a corporation in the development stage)

Financial Statements

For the period from January 1, 2007 to December 31, 2007
and for the period from January 1, 2008 to March 31, 2008

Union Street Acquisition Corp.
(A Development Stage Company)
Balance Sheet

	March 31, 2008	December 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,176,127	$1,324,566
Trust Account	100,429,151	100,205,298
Prepaid expenses	68,101	81,561
Total current assets	101,673,379	101,611,425
Deferred tax asset	334,054	260,884
Deferred transaction costs	622,277	100,000
Total assets	$102,629,710	$101,972,309
Liablilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$48,193	$160,000
Deferred interest	384,306	325,558
Taxes payable	267,317	33,732
Accrued transaction costs	200,000	100,000
Deferred underwriting fee	3,700,000	3,700,000
Total current liabilities	4,599,816	4,319,290
Common Stock subject to possible conversion, 2,499,999 shares at conversion value	18,959,992	18,959,992
Commitments	—	—
Stockholders’ equity
Preferred Stock, $0.0001 par value: 1,000,000 share authorized; no shares issued and outstanding	—	—
Common Stock, $0.0001 par value; 100,000,000 shares authorized; 15,625,000 issued and outstanding (including 2,499,999 shares subject to possible conversion)	1,563	1,563
Additional paid-in capital	76,425,959	76,425,959
Earnings accumulated during the development stage	2,642,380	2,265,505
Total stockholders’ equity	79,069,902	78,693,027
Total liabilities and stockholders’ equity	$102,629,710	$101,972,309

The accompanying notes are an integral part of these unaudited statements.

Union Street Acquisition Corp.
(A Development Stage Company)
Statement of Operations
(Unaudited)

	January 1 Through March 31, 2008	January 1 Through March 31, 2007	July 18, 2006 (Date of Inception) Through March 31, 2008
Formation and operating costs	$201,233	$187,113	$825,984
Net loss from operations	(201,233)	(187,113)	(825,984)
Other income – Interest	772,256	702,458	4,840,360
Income before provision for taxes	571,023	515,345	4,014,376
Provision for income taxes	(194,148)	(175,217)	(1,371,996)
Net income	376,875	340,128	2,642,380
Basic and diluted net earnings per share	$0.02	$0.03	$0.23
Weighted average shares outstanding	15,625,000	10,208,333	11,491,774

The accompanying notes are an integral part of these unaudited statements.

Union Street Acquisition Corp.
(A Development Stage Company)
Statement of Stockholders’ Equity

Cumulative Amounts from Inception (July 18, 2006) to March 31, 2008

	Common Stock		Additional Paid-In Capital	Earnings Accumulated During the Development Stage	Total
	Shares	Amount
Initial capitalization from founding stockholder and directors on July 24, 2006 at $.008 per share	3,125,000	$313	$24,687	$—	$25,000
Net loss (July 18 – December 31, 2006)				(20,906)	(20,906)
Balance – December 31, 2006	3,125,000	$313	$24,687	$(20,906)	$4,094
Proceeds from issuance of warrants			3,000,000		3,000,000
Sale of 12,500,000 units through public offering net of underwriter’s discount and offering expenses, including 2,499,999 shares subject to possible conversion)	12,500,000	1,250	92,361,264		92,362,514
Proceeds subject to possible conversion			(18,959,992)		(18,959,992)
Net income (January 1, 2007 – December 31, 2007)				2,286,411	2,286,411
Balance – December 31, 2007	15,625,000	$1,563	$76,425,959	$2,265,505	$78,693,027
Unaudited:
Net income (January 1, 2008 – March 31, 2008)				376,875	376,875
Balance – March 31, 2008	15,625,000	$1,563	$76,425,959	$2,642,380	$79,069,902

The accompanying notes are an integral part of these unaudited statements.

Union Street Acquisition Corp.
(A Development Stage Company)
Statement of Cash Flows
(Unaudited)

	January 1, 2008 Through March 31, 2008	January 1, 2007 Through March 31, 2007	July 18, 2006 (Date of Inception) Through March 31, 2008
Cash flows from operating activities:
Net income	$376,875	$340,128	$2,642,380
Adjustments to reconcile net loss to net cash provided by operating activities:
Interest earned on trust	(823,853)	(698,388)	(5,184,151)
Deferred tax asset	(73,170)	(49,306)	(334,054)
Changes in:
Accounts payable	8,193	—	8,193
Accrued expenses	(120,000)	40,725	40,000
Prepaid expenses	13,460	(195,210)	(68,101)
Deferred interest	58,748		384,306
Income taxes payable	233,585	224,523	267,317
Net cash used by operating activities	(326,162)	(337,527)	(2,244,110)
Cash flows from investing activities:
Cash placed in trust	—	(98,500,000)	(98,500,000)
Payment of transaction costs	(422,277)	—	(422,277)
Disbursements from trust	600,000	—	3,255,000
Net cash used by investing activities	177,723	(98,500,000)	(95,667,277)
Cash flows from financing activities:
Proceeds from note payable to a related party	—	—	200,000
Payment of note payable to a related party	—	(200,000)	(200,000)
Proceeds from issuance of common stock to founding stockholders	—	—	25,000
Proceeds from sale of Units to public	—	100,000,000	100,000,000
Proceeds from Private Placement warrants	—	3,000,000	3,000,000
Payment of offering costs	—	(3,614,567)	(3,937,486)
Net cash provided by financing activities	—	99,185,433	99,087,514
Increase in cash	(148,439)	347,906	1,176,127
Cash, beginning of period	1,324,566	42,207	—
Cash, end of period	1,176,127	390,113	1,176,127
Supplemental schedule of non-cash investing and financing activities:
Accrual of deferred transaction costs	200,000	—	200,000
Accrual of deferred offering costs	—	134,500	—
Accrual of deferred underwriting fee	$—	$3,700,000	$3,700,000
Supplemental schedule of cash flow information:
Income taxes paid	$33,733	$—	$1,438,733
The accompanying notes are an integral part of these unaudited statements.

UNION STREET ACQUISITION CORP.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note A — Basis of Presentation

The financial statements of Union Street Acquisition Corp. (the ‘‘Company’’) at March 31, 2008, for the three months ended March 31, 2008, for the three months ended March 31, 2007 and for the period from July 18, 2006 (inception) to March 31, 2008 (cumulative) are unaudited. In the opinion of management, all adjustments (consisting of normal accruals) have been made that are necessary to present fairly the financial position of the Company as of March 31, 2008 and the results of its operations and its cash flows for the three months ended March 31, 2008 and March 31, 2007 and for the period from July 18, 2006 (inception) to March 31, 2008 (cumulative). Operating results for the interim periods are not necessarily indicative of the results to be expected for a full fiscal year. The December 31, 2007 balance sheet has been derived from the audited financial statements.

The statements and related notes have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles may be omitted pursuant to such rules and regulations. See the Company’s Financial Statements and Notes to Financial Statements for the year ended December 31, 2007 included in this filing, for additional disclosures relating to the Company’s financial statements and accounting principles.

Note B — Organization and Business Operations

Union Street Acquisition Corp. was incorporated in Delaware on July 18, 2006. The Company was formed to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination (the ‘‘Business Combination’’). The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

The registration statement for the Company’s initial public offering (the ‘‘Offering’’) was declared effective February 1, 2007. The Company consummated the Offering on February 9, 2007 and received net proceeds of approximately $92.4 million. The Company’s executive officers and directors have broad discretion with respect to the specific application of the net proceeds of the offering of Units (as defined in Note C below) and the private placement of 3,000,000 warrants that occurred immediately prior to the Offering (the ‘‘Private Placement’’), although substantially all of the net proceeds of the Offering and Private Placement are intended to be generally applied toward consummating an initial Business Combination with (or acquisition of) one or more operating businesses in the business services industry. Furthermore, there is no assurance that the Company will be able to successfully consummate an initial Business Combination. An amount of $98,500,000, which includes $3,000,000 relating to the sale of warrants in the Private Placement and $3,700,000 deferred payment to the underwriters in the Offering, of the net proceeds is being held in a trust account (the ‘‘Trust Account’’), and invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its initial Business Combination or (ii) the distribution of the Trust Account as described below. As of March 31, 2008, 100% of the funds in the Trust Account were invested in the Treasury Trust Fund of BlackRock, Inc. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Certain of the Company’s executive officers have agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that the executive officers will be able to satisfy those obligations. Interest income earned on the funds in the Trust Account can be distributed to pay income taxes related to the taxable income of the Trust Account and up to $1,500,000, after tax, may be released to us upon demand, as follows: (x) an aggregate amount of up to $1,250,000, within 12 months after the Offering, and (y) an aggregate amount of up to $250,000 plus any remaining portion of the $1,250,000 not previously released to us during the initial 12-month period, during the period that is between 12 months and 24 months after the Offering. Under the terms of the Investment Management Trust Agreement the first release of funds from the Trust Account to the Company shall include income through the first full calendar quarter following the effective date of the IPO, which for the Company will be the quarter ended June 30, 2007. As of March 31, 2008, there had been $1,500,000 released to the Company from the Trust Account for working capital purposes and $1,755,000 for income taxes.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. The Company will proceed with the initial Business Combination only if:

•	A majority of the shares of common stock voted by the public stockholders are voted in favor of the initial Business Combination; and

•	Public stockholders owning fewer than 20% of the shares sold in the Offering both vote against the initial Business Combination and exercise their conversion rights.

With respect to an initial Business Combination which is approved and consummated, any Public Stockholder who voted against the initial Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, including all accrued interest income (net of taxes payable on such interest income and after release of up to $1,500,000 of interest income, after tax, to fund working capital requirements), calculated as of two business days prior to the consummation of the proposed initial Business Combination, divided by the number of shares of common stock held by Public Stockholders at the date of the Offering. Accordingly, Public Stockholders holding less than 20% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of an initial Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (19.9999% of the amount held in the Trust Account) has been classified as common stock subject to possible conversion and a portion of the interest earned on the Trust Account (19.9999% of the interest earned on the Trust Account net of related taxes payable and net of the $1,500,000 released for working capital) has been classified as deferred interest in the accompanying March 31, 2008 balance sheet.

In the event that the Company does not consummate a Business Combination within 18 months from the consummation of the Offering (August 9, 2008), or 24 months from the Offering if certain extension criteria have been satisfied, the Company will dissolve and distribute the proceeds held in the Trust Account to public stockholders, excluding the existing stockholders to the extent of its initial stockholdings and the warrants purchased by it in the Private Placement. There is no assurance that the Company will be able to successfully effect a Business Combination during this period. This factor raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements are prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. In the event of such distribution, the per share value of the residual assets remaining available for distribution (including Trust Account assets) may be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units offered in the Offering discussed in Note C).

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note C — Initial Public Offering

On February 9, 2007, the Company sold 12,500,000 units (‘‘Units’’) at an offering price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (each, a ‘‘Warrant’’). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) February 5, 2008 or (b) the consummation of an initial Business Combination with a target business, and expiring January 30, 2011. After the Warrants become exercisable, the Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice and only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. Holders of the Warrants are not entitled to net cash settlement and the Warrants may only be settled by delivery of shares of our common stock and not cash. No Warrant shall be exercisable unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the Warrants is effective and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Consequently, the Warrants may expire unexercised and unredeemed.

The Company agreed to pay the underwriters an underwriting discount of 7% of the gross proceeds of the Offering. However, the underwriters have agreed that 3.7% of the underwriting discount will not be payable unless and until the Company completes a Business Combination and has waived it rights to receive such payment upon the Company’s liquidation if the Company is unable to complete a Business Combination. Accordingly, the deferred underwriting discount of $3,700,000 has been classified as a liability in the accompanying balance sheets.

Note D — Related Party Transaction

The Company presently occupies office space provided by Union Street Capital Management, LLC, the affiliate described above. Such affiliate has agreed that it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering and continuing until the earlier of the consummation of an initial Business Combination by the Company or the Company’s liquidation. The statement of operations for the three months ended March 31, 2008 includes $22,500 of expense relating to this agreement.

Note E — Founding Stockholders

Union Street Capital Management, LLC, a related party to the Company, purchased an aggregate of 3,000,000 warrants from the Company at a price of $1.00 per warrant, for an aggregate purchase price of $3,000,000. The purchase price of the warrants was in excess of their fair value. All of the proceeds from these purchases were placed in the Trust Account. These warrants were purchased in a private placement that occurred immediately prior to the completion of the Offering.

Note F — Common Stock

At March 31, 2008, 15,500,000 shares were reserved for issuance upon the exercise of the Warrants and the Private Placement Warrants.

Note G — Recent Developments

On February 26, 2008, as previously disclosed in our Current Report on Form 8-K, dated February 26, 2008, and filed with the SEC on February 27, 2008, the Company entered into definitive agreements to acquire Archway Marketing Services, Inc. (‘‘Archway’’), a provider of marketing operations management services, which is a subsidiary of AHL Services, Inc. (‘‘AHL’’) and RAZOR Business Strategy Consultants, LLC (‘‘RAZOR’’), a direct and interactive retail marketing agency.

Under the terms of the acquisition agreements, Union Street will acquire both RAZOR and Archway for an aggregate purchase price of $110.3 million, of which $10.0 million will be paid in shares of our common stock. The completion of each transaction is contingent upon the closing of the other.

•	Archway Marketing Services, Inc. — Union Street will acquire Archway from AHL for a purchase price of $80.3 million. Mr. A. Clayton Perfall, Chairman of the Board of Directors, President and Chief Executive Officer of Union Street, is President, Chief Executive Officer, a director and 4.6% shareholder of AHL Services and pursuant to a Letter Agreement, dated February 26, 2008, Mr. Perfall has agreed to invest $3.0 million of his proceeds in Union Street common stock, valued at $8.00 per share. The shares will be restricted from disposition or transfer for a period of one year from closing. If mutually agreed upon between a special committee of the board of directors of Union Street and Mr. Perfall, he may fulfill some or all of this obligation by purchasing common stock of Union Street in the open market or in privately negotiated transactions prior to closing of the Acquisitions. Founded in 1953, Archway has grown to approximately 600 employees across eight North American facilities and six on-site locations. Archway is primarily focused on the operational components of outsourced marketing services, including program budgeting, logistics management, vendor management, sales portals, inventory management, fulfillment and distribution, customer care and analytics. Archway offers a comprehensive suite of marketing solutions to meet the needs of clients across a broad range industries, including food & beverage, retail, automotive, life sciences, financial services, consumer products, and technology.

•	RAZOR Business Strategy Consultants, LLC — Union Street will acquire RAZOR for a purchase price of $30.0 million, of which $10.0 million will be paid in shares of our common stock. The shares of common stock issued to RAZOR in connection with the transaction will be restricted from disposition or transfer for a period of two years from closing. Founded in 2003, RAZOR has approximately 165 employees and serves leading national marketers. RAZOR is focused on heavy data analytics and program design capabilities, including customer and transaction analytics, such as media mix modeling, segmentation, and ROI analysis, and transaction-level communications, such as database marketing/CRM, direct mail, promotion, web development and digital communications.

If the Archway Purchase Agreement is terminated because the holders of 19.99999% or more of the number of shares of Union Street’s common stock issued in Union Street’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of Union Street common stock held by them into cash in accordance with Union Street’s certificate of incorporation, Union Street will pay to AHL a termination fee equal to the lesser of: (a) $200,000 in cash; and (b) 50% of the funds held by Union Street outside of the trust fund after paying or reserving for all of its costs and expenses through liquidation.

If the Razor Purchase Agreement is terminated because the holders of 19.99999% or more of the number of shares of Union Street’s common stock issued in Union Street’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of Union Street common stock held by them into cash in accordance with Union Street’s certificate of incorporation, Union Street will pay to the Sellers a termination fee equal to the lesser of: (a) $200,000 in cash; and (b) 50% of the funds held by Union Street outside of the trust fund after paying or reserving for all of its costs and expenses through liquidation.

The Company received a loan commitment letter from Bank of America who has committed to provide financing of up to $30.0 million to partially fund the acquisition consideration and related fees and expenses, subject to borrowing base limitations. The commitment will expire on January 31, 2009, provided, however, that if the acquisitions have not been completed by October 31, 2008, the Company will be obligated to pay Bank of America a fee equal to 0.10% on the aggregate principal amount of the commitment.

The Company has entered into certain arrangements with service providers that will result in incremental transaction costs upon completion of a business combination. As of March 31, 2008 these amounts would have been approximately $1,550,000 of additional costs.

For a more complete discussion of our proposed business combination, see our Current Report on Form 8-K, dated February 26, 2009, as filed with the SEC on February 27, 2008, and our Preliminary Proxy Statement on Schedule 14 A filed with the SEC on April 23, 2008.

The transactions are currently expected to close in the third quarter of 2008, after the required approval of our stockholders.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Union Street Acquisition Corp.

We have audited the accompanying balance sheet of Union Street Acquisition Corp. (a development stage company) (the ‘‘Company’’) as of December 31, 2007 and the related statements of operations, stockholders’ equity and cash flows for the year then ended and for the cumulative period from July 18, 2006 (inception) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements for the period from July 18, 2006 (inception) to December 31, 2006 were audited by other auditors and our opinion, insofar as it relates to cumulative amounts included for such prior period, is based solely on the report of such other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Union Street Acquisition Corp. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended and for the cumulative period from July 18, 2006 (inception) to December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
New York, New York

March 11, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Union Street Acquisition Corp.

We have audited the accompanying balance sheet of Union Street Acquisition Corp. (a development stage company) as of December 31, 2006, and the related statements of operations, stockholders’ equity, and cash flows for the period from July 18, 2006 (date of inception) to December 31, 2006 and the period included in the cumulative columns from July 18, 2006 (date of inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Union Street Acquisition Corp. as of December 31, 2006, and the results of its operations and its cash flows for the period from July 18, 2006 (date of inception) to December 31, 2006 and the period included in the cumulative columns from July 18, 2006 (date of inception) to December 31, 2006, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has a net loss, working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern. The Company is in the process of raising capital through a Proposed Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
January 4, 2007

Item 1.	Financial Statements

UNION STREET ACQUISITION CORP.

(A Development Stage Company)

Balance Sheet

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,324,566	$42,207
Trust Account	100,205,298	—
Prepaid expenses	81,561	5,000
Total current assets	$101,611,425	47,207
Deferred tax asset	260,884	—
Deferred transaction costs	100,000	—
Deferred offering costs	—	541,387
Total assets	$101,972,309	$588,594
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$—	$—
Accrued expenses	160,000	—
Deferred interest	325,558	—
Taxes payable	33,732	—
Accrued transaction costs	100,000	—
Accrued offering costs	—	384,500
Deferred underwriting fee	3,700,000	—
Note payable to a related party	—	200,000
Total current liabilities	4,319,290	584,500
Common Stock, subject to possible conversion	18,959,992	—
Stockholders’ equity
Preferred Stock, $0.0001 par value: 1,000,000 share authorized; no shares issued and outstanding	—	—
Common Stock, $0.0001 par value; 100,000,000 shares authorized; 15,625,000 issued and outstanding at December 31, 2007 and 3,125,000 issued and outstanding at December 31, 2006	1,563	313
Additional paid-in capital	76,425,959	24,687
Earnings/(Deficit) accumulated during the development stage	2,265,505	(20,906)
Total stockholders’ equity	78,693,027	4,094
Total liabilities and stockholders’ equity	$101,972,309	$588,594

SEE NOTES TO FINANCIAL STATEMENTS.

UNION STREET ACQUISITION CORP.

(A Development Stage Company)

Statement of Operations

	Twelve Months Ended December 31, 2007	July 18, 2006 (Date of Inception) Through December 31, 2007	July 18, 2006 (Date of Inception) Through December 31, 2006
Formation and operating costs	$603,845	$624,751	$20,906
Net loss from operations	(603,845)	(624,751)	(20,906)
Other income – Interest	4,068,104	4,068,104	—
Income before provision for taxes	3,464,259	3,443,353	(20,906)
Provision for income taxes	(1,177,848)	(1,177,848)	—
Net income	2,286,411	2,265,505	(20,906)
Basic and diluted net earnings per share	$0.16	$0.21	$(0.01)
Weighted average shares outstanding	14,289,384	10,784,774	3,125,000

SEE NOTES TO FINANCIAL STATEMENTS.

UNION STREET ACQUISITION CORP.

(A Development Stage Company)

Statement of Stockholders’ Equity

Cumulative Amounts from Inception (July 18, 2006) to December 31, 2007

	Common Stock		Additional Paid-In Capital	Earnings Accumulated During the Development Stage	Total
	Shares	Amount
Initial capitalization from founding stockholder and directors on July 24, 2006 at $.008 per share	3,125,000	$313	$24,687	$—	$25,000
Net loss (July 18 – Dec 31, 2006)				$(20,906)	$(20,906)
Balance – December 31, 2006	3,125,000	$313	$24,687	$(20,906)	$4,094
Proceeds from issuance of warrants			$3,000,000		$3,000,000
Sale of 12,500,000 units through public offering net of underwriter’s discount and offering expenses, including 2,499,999 shares subject to possible conversion)	12,500,000	$1,250	$92,361,264		$92,362,514
Proceeds subject to possible conversion			$(18,959,992)		$(18,959,992)
Net income (Jan 1, 2007 – Dec 31, 2007)				$2,286,411	$2,286,411
Balance – Dec 31, 2007	15,625,000	$1,563	$76,425,959	$2,265,505	$78,693,027

SEE NOTES TO FINANCIAL STATEMENTS.

UNION STREET ACQUISITION CORP.

(A Development Stage Company)

Statement of Cash Flows

	Twelve Months Ended December 31, 2007	July 18, 2006 (Date of Inception) Through December 31, 2007	July 18, 2006 (Date of Inception) Through December 31, 2006
Cash flows from operating activities:
Net income	$2,286,411	$2,265,505	$(20,906)
Adjustments to reconcile net loss to net cash provided by operating activities:
Interest earned on trust	(4,360,298)	(4,360,298)	—
Deferred taxes	(260,884)	(260,884)	—
Changes in:
Accrued expenses	160,000	160,000	—
Prepaid expenses	(76,561)	(81,561)	(5,000)
Deferred interest	325,558	325,558	—
Income taxes payable	33,732	33,732	—
Net cash used by operating activities	(1,892,042)	(1,917,948)	(25,906)
Cash flows from investing activities:
Cash placed in trust	(98,500,000)	(98,500,000)	—
Disbursements from trust	2,655,000	2,655,000
Net cash used by investing activities	(95,845,000)	(95,845,000)	—
Cash flows from financing activities:
Proceeds from note payable to a related party	—	200,000	200,000
Payment of note payable to a related party	(200,000)	(200,000)	—
Proceeds from issuance of common stock to founding stockholders	—	25,000	25,000
Proceeds from sale of Units to public	100,000,000	100,000,000	—
Proceeds from Private Placement warrants	3,000,000	3,000,000	—
Payment of offering costs	(3,780,599)	(3,937,486)	(156,887)
Net cash provided by financing activities	$99,019,401	$99,087,514	$68,113
Increase in cash	$1,282,359	$1,324,566	$42,207
Cash, beginning of period	$42,207	$—	$—
Cash, end of period	$1,324,566	$1,324,566	$42,207
Supplemental schedule of non-cash financing activities:
Accrual of deferred transaction costs	$100,000	$100,000	$—
Accrual of deferred offering costs	$—	$—	$384,500
Accrual of deferred underwriting fee	$3,700,000	$3,700,000	$—

SEE NOTES TO FINANCIAL STATEMENTS.

UNION STREET ACQUISITION CORP.
(A Development Stage Company)

Notes to Financial Statements

December 31, 2007

Note A — Organization and Business Operations

Union Street Acquisition Corp. was incorporated in Delaware on July 18, 2006. The Company was formed to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination (the ‘‘Business Combination’’). The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The registration statement for the Company’s initial public offering (the ‘‘Offering’’) was declared effective February 1, 2007. The Company consummated the Offering on February 9, 2007 and received net proceeds of approximately $92.4 million. The Company’s executive officers and directors have broad discretion with respect to the specific application of the net proceeds of the offering of Units (as defined in Note D below) and the private placement of 3,000,000 warrants that occurred immediately prior to the Offering (the ‘‘Private Placement’’), although substantially all of the net proceeds of the Offering and Private Placement are intended to be generally applied toward consummating an initial Business Combination with (or acquisition of) one or more operating businesses in the business services industry. Furthermore, there is no assurance that the Company will be able to successfully consummate an initial Business Combination. An amount of $98,500,000, which includes $3,000,000 relating to the sale of warrants in the Private Placement and $3,700,000 deferred payment to the underwriters in the Offering, of the net proceeds is being held in a trust account (the ‘‘Trust Account’’), and invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its initial Business Combination or (ii) the distribution of the Trust Account as described below. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Certain of the Company’s executive officers have agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that the executive officers will be able to satisfy those obligations. The remaining proceeds and interest income earned on the funds in the Trust Account of up to $1,500,000, after tax, may be released to us upon demand, as follows: (x) an aggregate amount of up to $1,250,000, within 12 months after the Offering, and (y) an aggregate amount of up to $250,000 plus any remaining portion of the $1,250,000 not previously released to us during the initial 12-month period, during the period that is between 12 months and 24 months after the Offering. Under the terms of the Investment Management Trust Agreement the first release of funds from the Trust Account to the Company shall include income through the first full calendar quarter following the effective date of the IPO, which for the Company will be the quarter ended June 30, 2007. As of December 31, 2007, there had been $1,250,000 released to the Company from the Trust Account for working capital purposes and $1,405,000 for income taxes.

UNION STREET ACQUISITION CORP.
(A Development Stage Company)

Notes to Financial Statements — CONTINUED

December 31, 2007

Note A — Organization and Business Operations   —   Continued

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. The Company will proceed with the initial Business Combination only if:

•	A majority of the shares of common stock voted by the public stockholders are voted in favor of the initial Business Combination; and

•	Public stockholders owning fewer than 20% of the shares sold in the Offering both vote against the initial Business Combination and exercise their conversion rights.

With respect to an initial Business Combination which is approved and consummated, any Public Stockholder who voted against the initial Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, including all accrued interest income (net of taxes payable on such interest income and after release of up to $1,500,000 of interest income, after tax, to fund working capital requirements), calculated as of two business days prior to the consummation of the proposed initial Business Combination, divided by the number of shares of common stock held by Public Stockholders at the date of the Offering. Accordingly, Public Stockholders holding less than 20% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of an initial Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (19.9999% of the amount held in the Trust Account) has been classified as common stock subject to possible conversion and a portion of the interest earned on the Trust Account (19.9999% of the interest earned on the Trust Account net of related taxes payable and net of the $1,250,000 released for working capital) has been classified as deferred interest in the accompanying December 31, 2007 balance sheet.

In the event that the Company does not consummate a Business Combination within 18 months from the consummation of the Offering (August 9, 2008), or 24 months from the Offering if certain extension criteria have been satisfied, the Company will dissolve and distribute the proceeds held in the Trust Account to public stockholders, excluding the existing stockholders to the extent of its initial stockholdings and the warrants purchased by it in the Private Placement. There is no assurance that the Company will be able to successfully effect a Business Combination during this period. This factor raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements are prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. In the event of such distribution, the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units offered in the Offering discussed in Note C).

Note B — Summary of Significant Accounting Policies

[1]    Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

UNION STREET ACQUISITION CORP.
(A Development Stage Company)

Notes to Financial Statements — CONTINUED

December 31, 2007

Note B — Summary of Significant Accounting Policies   —   Continued

[2]    Income per common share:

Income per share is computed by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding for the period. The effect of the 12,500,000 outstanding warrants issued in connection with the initial public offering and the 3,000,000 outstanding warrants issued in connection with the private placement has not been considered in diluted income per share calculations since the warrants cannot be exercised until the later of the Company’s initial Business Combination and January 31, 2007.

[3]    Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires executive officers and directors to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the report period. Actual results could differ from those estimates.

[4]    Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

[5]    Accounting Pronouncements:

Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48 (‘‘FIN 48’’), ‘‘Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109.’’ FIN 48 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements in accordance with SFAS No. 109. Tax positions must meet a ‘‘more-likely-than-not’’ recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. Upon the adoption of FIN 48, the Company had no unrecognized tax benefits. During the second quarter of 2007, the Company recognized no adjustments for uncertain tax benefits.

The Company recognizes interest and penalties, if any, related to uncertain tax positions in selling, general and administrative expenses. No interest and penalties related to uncertain tax positions were accrued at December 31, 2007.

The tax year 2006 remains open to examination by the major taxing jurisdictions in which the Company operates. The Company expects no material changes to unrecognized tax positions within the next twelve months.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note C — Initial Public Offering

On February 9, 2007, the Company sold 12,500,000 units (‘‘Units’’) at an offering price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (each, a ‘‘Warrant’’). Each Warrant will entitle

UNION STREET ACQUISITION CORP.
(A Development Stage Company)

Notes to Financial Statements — CONTINUED

December 31, 2007

Note C — Initial Public Offering   —   Continued

the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) February 5, 2008 and expiring January 30, 2011 or (b) the consummation of an initial Business Combination with a target business. After the Warrants become exercisable, the Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice and only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. Holders of the Warrants are not entitled to net cash settlement and the Warrants may only be settled by delivery of shares of our common stock and not cash. No Warrant shall be exercisable unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the Warrants is effective and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Consequently, the Warrants may expire unexercised and unredeemed.

The Company agreed to pay the underwriters an underwriting discount of 7% of the gross proceeds of the Offering. However, the underwriters have agreed that 3.7% of the underwriting discount will not be payable unless and until the Company completes a Business Combination and has waived it rights to receive such payment upon the Company’s liquidation if the Company is unable to complete a Business Combination. Accordingly, the deferred underwriting discount of $3,700,000 has been classified as a liability in the accompanying December 31, 2007 balance sheet.

Note D — Related Party Transactions

[1] The Company issued a $200,000 unsecured promissory note to Union Street Capital Management, LLC, a stockholder of the Company and an affiliate of the executive officers of the Company, on July 24, 2006. The note was non-interest bearing and was payable upon the earlier of a completion of the Offering or July 24, 2008. The note was repaid upon the consummation of the Offering from the net proceeds of the Offering. At December 31, 2006, the fair value of the promissory note approximated its carrying amount.

[2] The Company presently occupies office space provided by Union Street Capital Management, LLC, the affiliate described above. Such affiliate has agreed that it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering and continuing until the earlier of the consummation of an initial Business Combination by the Company or the Company’s liquidation. The statement of operations for the fiscal year ended December 31, 2007 includes $82,500 of expense relating to this agreement.

Note E — Founding Stockholders

Union Street Capital Management, LLC, a related party to the Company, purchased an aggregate of 3,000,000 warrants from the Company at a price of $1.00 per warrant, for an aggregate purchase price of $3,000,000. The purchase price of the warrants was in excess of their fair value. All of the proceeds from these purchases were placed in the Trust Account. These warrants were purchased in a private placement that occurred immediately prior to the completion of the Offering.

UNION STREET ACQUISITION CORP.
(A Development Stage Company)

Notes to Financial Statements — CONTINUED

December 31, 2007

Note F — Common Stock

At December 31, 2007, 15,500,000 shares were reserved for issuance upon the exercise of the Warrants and the Private Placement Warrants.

Note G — Income Taxes

The provision for income taxes for the period ended December 31, 2007 consists of the following:

January 1 through December 31, 2007
Current:
Federal	1,438,732
State	—
Total Current	1,438,732
Deferred:
Federal	(260,884)
State	—
Total Deferred	(260,884)
Total	1,177,848

The Company does not have any current or deferred state income tax expense as a result of the majority of the interest income earned being exempt from state income tax.

The tax effect of temporary differences that give rise to the net deferred tax asset is as follows:

	December 31, 2007	December 31, 2006
Expenses deferred for income tax purposes	167,687	8,153
Income deferred for financial reporting purposes	110,690	—
	278,377	8,153
Valuation allowance	(17,493)	(8,153)
Net deferred tax asset	$260,884	$—

During 2007, the Company began to generate taxable income and therefore is no longer recording a valuation allowance on the federal deferred tax asset. A full valuation allowance is recorded against the state deferred tax assets given the uncertainty of the Company to generate state taxable income.

The Company’s effective tax rate of 34.0% equals the federal statutory rate of 34%.

U.S. statutory income tax rate	34.0%
State income tax	1.0%
Increase to valuation allowance	(1.0)%
Effective tax rate	34.0%

UNION STREET ACQUISITION CORP.
(A Development Stage Company)

Notes to Financial Statements — CONTINUED

December 31, 2007

Note H — Selected Quarterly Financial Data (Unaudited)

The following is a summary of the quarterly results of operations of the Company for the year ended December 31, 2007.

	2007 First Quarter	2007 Second Quarter	2007 Third Quarter	2007 Fourth Quarter	Total 2007
Revenue	—	—	—	—	—
Interest income	$702,458	$1,257,559	$1,097,396	$1,010,691	$4,068,104
Operating expenses	$(187,113)	$(144,576)	$(136,813)	$(135,343)	$(603,845)
Income (loss) before income taxes	515,345	1,112,983	960,583	875,348	3,464,259
Net income (loss)	340,128	734,569	633,985	577,729	2,286,411
Net income (loss) per share
– basic and diluted	$0.03	$0.03	$0.04	$0.04	$0.16

Note I — Subsequent Events

As previously disclosed in our Current Report on Form 8-K, dated February 26, 2008 and filed with the SEC on February 27, 2008, on February 26, 2008 the Company entered into definitive agreements to acquire Archway Marketing Services Inc. (‘‘Archway’’), a provider of marketing operations management services, which is a subsidiary of AHL Services, Inc. (‘‘AHL’’) and RAZOR Business Strategy Consultants, LLC (‘‘RAZOR’’), a rapidly growing direct and interactive retail marketing agency,

Under the terms of the acquisition agreements, Union Street will acquire both RAZOR and Archway for an aggregate purchase price of $110.3 million, of which $10.0 million will be paid in shares of our common stock. Each transaction is contingent on the other one completing.

•	Archway Marketing Services, Inc. – Union Street will acquire Archway from AHL Services for a purchase price of $80.3 million. Mr. A. Clayton Perfall, our CEO, who is also the CEO and 5% shareholder of AHL, will invest 100% of his after-tax proceeds in our common stock, which will be restricted from disposition or transfer for a period of one year from closing. The after-tax proceeds are currently estimated to be approximately $3.0 million. Founded in 1953, Archway has grown to approximately 580 employees across 8 North American facilities and 6 on-site locations. The company is primarily focused on the operational components of outsourced marketing services, including program budgeting, logistics management, vendor management, sales portals, inventory management, fulfillment and distribution, customer care and analytics. The company offers a comprehensive suite of marketing solutions to meet the needs of clients across a broad range industries, including food & beverage, retail, automotive, life sciences, financial services, consumer products, and technology

•	RAZOR Business Strategy Consultants, LLC – Union Street will acquire RAZOR for a purchase price of $30.0 million, of which $10.0 million will be paid in shares of our common stock. The shares of common stock issued to RAZOR in connection with the transaction will be restricted from disposition or transfer for a period of two years from closing. Founded in 2003, RAZOR has approximately 165 employees and serves leading national marketers. RAZOR is focused on heavy data analytics and program design capabilities, including customer and transaction analytics, such as media mix modeling, segmentation, and ROI analysis, and transaction-level communications, such as database marketing/CRM, direct mail, promotion, web development and digital communications.

UNION STREET ACQUISITION CORP.
(A Development Stage Company)

Notes to Financial Statements — CONTINUED

December 31, 2007

For a more complete discussion of our proposed business combination, see our Current Report on Form 8-K filed with the SEC on February 27, 2008.

The transaction is currently expected to close in the third quarter of 2008, after the required approval of our stockholders.

On February 19, 2008 the Company had released to it $250,000 of investment income earned on the trust account for working capital purposes in accordance with the Investment Management Trust Agreement.

Archway Marketing Services, Inc.
(a wholly-owned subsidiary of Argenbright, Inc.)

Financial Statements
For the fiscal years ended December 31, 2007, 2006 and 2005 and for the quarter ended March 31, 2008

Archway Marketing Services, Inc.
Balance Sheet

	March 31, 2008	December 31, 2007
	Unaudited
ASSETS
CURRENT ASSETS
Cash	$1,500,000	$1,500,000
Accounts receivable, net	7,124,933	6,645,688
Unbilled services	5,194,109	4,755,453
Work in process	240,618	302,355
Reimbursable customer expenses	5,914,110	5,339,618
Prepaid expenses and other	2,034,121	2,154,862
Current assets of discontinued operations	45,167	170,357
Total current assets	22,053,059	20,868,333
PROPERTY AND EQUIPMENT – AT COST
Furniture and equipment	17,077,716	16,424,895
Computer software	10,352,213	10,307,609
Leasehold improvements	1,377,357	1,353,828
	28,807,287	28,086,332
Less accumulated depreciation	19,002,182	18,327,754
	9,805,105	9,758,578
OTHER ASSETS
Intangibles, net	1,870,342	1,915,911
Goodwill	18,698,135	18,698,135
Intercompany receivable	6,018,427	7,038,265
Total other assets	26,586,903	27,652,311
	$58,445,068	$58,279,222
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$3,246,728	$2,833,026
Accrued payroll and related benefits	1,878,642	1,948,831
Accrued expenses	2,940,814	2,996,396
Customer deposits	1,210,135	1,631,414
Current portion of insurance reserves	441,260	441,260
Net current liabilities of discontinued operations	428,505	603,193
Total current liabilities	10,146,084	10,454,120
OTHER LIABILITIES
Insurance reserves, less current portion	484,956	484,956
Deferred rent	5,020,320	5,023,803
Deferred income taxes payable	546,241	546,241
Net long-term liabilities of discontinued operations	511,631	589,984
Total liabilities	16,709,233	17,099,104
SHAREHOLDERS’ EQUITY
Common stock	10	10
Capital invested by Parent	35,553,038	35,522,927
Retained earnings	6,019,621	5,297,223
Accumulated other comprehensive income	163,165	359,958
Total shareholders’ equity	41,735,835	41,180,118
	$58,445,068	$58,279,222

The accompanying notes are an integral part of these financial statements.

Archway Marketing Services, Inc.
Statement of Operations

	Three Month Period Ended,
	March 31, 2008	March 31, 2007
Revenue	$22,986,282	$19,569,714
Operating Expenses
Reimbursable freight	5,455,182	4,137,606
Payroll and related costs	9,729,927	8,286,365
Other operating costs	5,880,537	5,729,842
Depreciation and amortization	736,273	689,336
Operating income	1,184,363	726,565
Interest income (expense), net	—	(647)
Other income (expense), net	(114)	2,469
Income from continuing operations before income taxes	1,184,249	728,387
Income tax expense	461,850	196,005
Income from continuing operations	722,399	532,382
Discontinued operations:
Loss from discontinued operations, net of taxes	—	(172,328)
NET INCOME	$722,399	$360,054

The accompanying notes are an integral part of these financial statements.

Archway Marketing Services, Inc.
Statement of Stockholders’ Equity

	Common stock		Capital invested by Parent	Retained earnings	Accumulated other comprehensive income	Total shareholders’ equity
	Shares	Amount
Balance at December 31, 2007	1,000	$10	$35,522,927	$5,297,223	$359,958	$41,180,118
Net income	—	—	—	722,399	—	722,399
Foreign currency translation adjustment	—	—	—	—	(196,793)	(196,793)
Comprehensive income						525,606
Stock compensation	—	—	30,112	—	—	30,112
Balance at March 31, 2008	1,000	$10	$35,553,039	$6,019,622	$163,165	$41,735,836

The accompanying notes are an integral part of these financial statements.

Archway Marketing Services, Inc.
Statement of Cash Flows

	Three Month Period Ended
	March 31, 2008	March 31, 2007
Cash flows from operating activities:
Net income	722,399	360,054
Less: Income (loss) from discontinued operations, net of taxes	—	(172,328)
Income from continuing operations	722,399	532,382
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	736,273	689,336
Stock compensation	30,111	27,227
Changes in operating assets and liabilities:
Accounts receivable and unbilled services, net	(917,902)	230,875
Work in process, prepaid expenses and other	(392,014)	(650,495)
Accounts payable	413,702	(1,426,382)
Accrued expenses and other liabilities	(254,992)	(1,004,506)
Net cash provided by (used in) operating activities of continue operations	337,577	(1,601,563)
Net cash used in operating activities of discontinued continue operations	(127,850)	(324,499)
Net cash provided by (used in) operating activities	209,726	(1,926,062)
Cash flows from investing activities:
Property and equipment purchases	(1,032,772)	(120,031)
Proceeds on sale of assets	—	—
Net cash used in investing activities of continuing operations	(1,032,772)	(120,031)
Net cash used in investing activities	(1,032,772)	(120,031)
Cash flows from financing activities:
Intercompany receivable	1,019,838	3,520,946
Net cash provided by financing activities	1,019,838	3,520,946
Effect of exchange rates on cash	(196,793)	22,940
Net increase in cash	0	1,497,793
Cash at beginning of period	1,500,000	2,909
Cash at end of period	$1,500,000	$1,500,702
Supplemental disclosures of cash flow information:
Cash paid for interest	—	647

The accompanying notes are an integral part of these financial statements.

Archway Marketing Services, Inc.

NOTES TO FINANCIAL STATEMENTS

Unaudited

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Archway Marketing Services, Inc. (‘‘Archway’’ or the ‘‘Company’’), a Delaware corporation, provides marketing operations management services in North America. The Company serves clients with large, complex sales and marketing programs in the retail, automotive, life sciences, food and beverage, technology and financial services industries. The Company assists these clients in optimizing portions of their marketing expenditures through planning and budgeting, sourcing and procurement, content and materials management, fulfillment and distribution, and measurement and analysis.

The Company has offices and facilities in Michigan, Minnesota, Maryland, North Dakota and Ontario. The Company had a location in California which was vacated and operations discontinued during 2007.

Prior to December 31, 2005, the Company was a division of Argenbright, Inc. The Company was incorporated on December 31, 2005, and is a subsidiary of Argenbright, Inc. (the ‘‘Parent’’), a Georgia corporation, which in turn is a subsidiary of AHL Services, Inc. (‘‘AHL’’), a Georgia corporation (collectively, ‘‘the Group’’).

Basis of Presentation

The financial statements of Archway at March 31, 2008, for the three months ended March 31, 2008 and for the three months ended March 31, 2007 are unaudited. In the opinion of management, all adjustments (consisting of normal accruals) have been made that are necessary to present fairly the financial position of the Company as of March 31, 2008 and the results of its operations and its cash flows for the three months ended March 31, 2008 and March 31, 2007. Operating results for the interim periods are not necessarily indicative of the results to be expected for a full fiscal year. The December 31, 2007 balance sheet has been derived from the audited financial statements.

During 2007, the Company discontinued operations of its West Coast division and vacated the facility located in Valencia, California. The results of the west coast operations, which include unique services to the entertainment industry, cross-docking of imported product and claims administration, have been presented as discontinued operations for all periods presented. Reported results from continuing operations include the continuing marketing support services business.

The accompanying financial statements have been prepared using AHL’s historical cost basis in the assets and liabilities. The financial statements include allocations to the Company of certain expenses incurred collectively by the Group, including legal, finance, insurance and employee benefit plans. The allocations between Archway and other members of the Group are considered to be reasonable reflections of the use of these services. In accordance with Statement of Financial Accounting Standards (‘‘SFAS’’) No. 57, Related Party Disclosures, related-party transactions cannot be presumed to be carried out on an arm’s length basis as the requisite condition of competitive, free-market dealing may not exist. The financial information related to these items included herein may not reflect the Company’s operations had it been a separate, stand alone entity during the periods presented.

The Company shares certain common systems for cash management, payroll and disbursements with the Group. Accordingly, substantially all cash received by the Group is deposited and distributed from the Parent’s general corporate funds. The net amounts of these cash transactions between the Company and the Parent are reflected as an intercompany receivable in the accompanying balance sheet. There has been no direct interest income or interest expense reflected by the Company with respect to the intercompany accounts with the Parent.

Archway Marketing Services, Inc.

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Unaudited

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Allowance for Doubtful Accounts

The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by management’s review of current credit information. Accounts outstanding longer than the contractual payment terms are considered past due. The Company continuously monitors collections and payments from its customers and maintains a provision for estimated credit losses based upon historical experience and any specific customer collection issues that have been identified. At March 31, 2008 and December 31, 2007, $715,063 and $728,904, respectively, was included in the allowance for doubtful accounts.

Unbilled Services

Unbilled services represent revenues recorded for services rendered or programs completed for which the customer has yet to be billed.

Work In Process

Work in process consists of labor and material costs for marketing operations management services provided to customers with respect to programs or projects that have not been completed. Work in process is recognized as a cost in future periods as the related revenue is recognized.

Reimbursable Customer Expenses

Reimbursable customer expenses consist of amounts to be billed to customers for freight, postage and materials.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Significant additions or improvements extending asset lives are capitalized while repairs and maintenance are charged to expense as incurred. Depreciation and amortization are provided using the straight-line method over estimated useful lives of three to ten years for furniture and equipment and three to five years for computer software. Leasehold improvements are amortized over the lesser of their useful lives or the terms of the related leases. When assets are retired or sold, the cost and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is reflected in income.

The Company accounts for internally developed software in accordance with Statement of Position (‘‘SOP’’) 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use. SOP 98-1 provides for the capitalization of certain internal software development costs and amortization over the life of the related software. Amounts capitalized for the periods ending March 31, 2008 and March 31, 2007 were $80,895 and $35,801, respectively.

Archway Marketing Services, Inc.

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Unaudited

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

Leases

The Company leases several of its operating facilities and certain of these leases have escalating rentals over the term of the lease. Each lease is evaluated at inception to determine whether the lease will be accounted for as an operating or capital lease. Minimum base rent for operating leases is recorded on a straight-line basis over the entire lease term. The non-current deferred rent liabilities balance at March 31, 2008 and December 31, 2007 will be recognized over the remaining life of the respective leases.

Goodwill and Intangibles, Net

Goodwill, equal to the fair value of consideration paid in excess of the fair value of net assets purchased, has been recorded in conjunction with several business acquisitions. Goodwill and other indefinite lived intangible assets are not amortized but reviewed annually for impairment. For fiscal 2007 the Company completed its annual analysis of goodwill impairment in the fourth quarter of each year, indicating that no impairment of goodwill existed.

Intangibles consist of customer lists and are being amortized over 20 years. Accumulated amortization on intangible assets totaled $1,775,317 and $1,729,746 at March 31, 2008 and December 31, 2007, respectively. Amortization expense for intangibles totaled $45,571 and $45,571 for the periods ended March 31, 2008 and March 31, 2007, respectively. For fiscal years 2008 – 2011, amortization expense on intangible assets is estimated to be $182,283 annually.

Intercompany Receivable

The intercompany receivable represents amounts due from the Parent company based on the sweep of operating cash flow and any allocation of expenses.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, unbilled services and accounts payable approximate fair value because of the relatively short maturity of these instruments.

Shareholders’ Equity

The Company currently has one class of capital stock, common stock with $.01 par value. On March 31, 2008 and December 31, 2007 there were 1,000 shares authorized, issued and outstanding.

Revenue Recognition

The Company derives its revenue primarily from marketing operations management services. In general, the Company recognizes revenues as programs or projects are completed or as services are rendered. In accordance with EITF Issue 99-19, Reporting Revenue Gross as Principal versus Net as an Agent, the Company generally recognizes revenue on a gross basis by accounting for shipping and related transportation costs by recording the charges that are invoiced to customers as revenue, with the corresponding cost recorded as an operating expense. Factors considered in recognizing revenue on a gross basis include, among other things, acting as a principal in the transaction, latitude in establishing prices, discretion in supplier selection and credit risk. On most client arrangements the Company believes these factors are prevalent and, as such, recognizes revenue on a gross basis. Some service contracts provide for freight, postage and materials to be purchased by the Company as an agent on behalf of its client and on the client’s account, who generally dictates all aspects of the transaction, including the common carriers and level of postage class to be used. For these contracts,

Archway Marketing Services, Inc.

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Unaudited

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

the Company records revenue on a net basis. The high volume of freight that is purchased by the Company allows it to often receive more favorable pricing than standard published rates by the same carriers. This favorable pricing is sometimes shared with the client and others retained by the Company. However, the Company only realizes revenue related to freight costs incurred related to materials being managed on behalf of its clients.

Stock-Based Compensation

On January 1, 2006, AHL adopted the provisions of Statement of Financial Accounting Standard (SFAS) No. 123R, Share-Based Payment, (SFAS 123R) which requires AHL to recognize compensation cost in the Statement of Operations for share-based awards granted to employees, based on their fair values at the time of grant over the requisite service period (see Note B).

Prior to adopting SFAS 123R, AHL accounted for the valuation of employee stock-based compensation utilizing the minimum value method of accounting, and recognized expense using the intrinsic value method of accounting. Accordingly, AHL did not recognize compensation expense for options that were granted to employees that had an exercise price equal to or greater than the market value of the underlying stock on the date of grant.

Foreign Currency Translation Adjustment

The foreign currency translation adjustment represents the impact of translation of the asset and liability accounts of the Company’s Canadian location where the functional currency is the local currency. Translation adjustments from the functional currency to U.S. dollars at the balance sheet dates is included in other comprehensive income.

NOTE B — DISCONTINUED OPERATIONS

During 2007, the Company discontinued operations of its West Coast division located in Valencia, California and vacated the facility.

As of December 31, 2007, the Company has reflected the results of its California location as discontinued operations in the accompanying balance sheets and statements of operations and cash flows. For all periods presented, this presentation reflects the net assets of this location as a single line segregated from the assets and liabilities of continuing operations, and the earnings of this location as a single line item segregated from the results of continuing operations.

The significant classes of assets and liabilities classified as discontinued operations consisted of:

	March 31, 2008	December 31, 2007
Current assets	$45,167	$170,357
Current liabilities	428,505	603,193
Noncurrent liabilities	511,631	598,984

Archway Marketing Services, Inc.

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Unaudited

NOTE B — DISCONTINUED OPERATIONS — Continued

The financial results of discontinued operations consisted of:

	March 31, 2008	March 31, 2007
Sales	$—	$509,438
Reimbursable freight	—	(15,458)
Payroll and related costs	—	(402,589)
Other operating costs	—	(362,638)
Depreciation and amortization	—	(42,488)
Other income (expense)	—	—
Facility closure and other	—	—
Income (loss) before taxes	—	(313,735)
Income tax benefit	—	141,407
Income (loss) from discontinued operations	$—	$(172,328)

NOTE C — STOCK-BASED COMPENSATION

AHL Services, Inc. adopted the 2003 Stock Incentive Plan (The Plan) effective August 21, 2003. The Plan is a stock-based compensation plan that enables AHL to grant awards to any of its officers and employees, including the Company’s employees, in the form of AHL equity-based instruments. The following disclosures represent the Company’s portion of the various equity compensation arrangements maintained by AHL in which the Company’s employees participated.

On January 1, 2006, AHL adopted SFAS 123R using the modified-prospective transition method. Accordingly, compensation cost recognized during the years ended December 31, 2006 and 2007, includes: (a) compensation cost for all share-based awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values and related service periods estimated in accordance with the original provisions of SFAS 123 and (b) compensation cost for all share-based awards granted subsequent to January 1, 2006, based on the grant-date fair values and related service periods estimated in accordance with the provisions of SFAS 123R.

SFAS 123R clarifies and expands the guidance in SFAS 123 in several areas, including measuring fair value and attributing compensation cost to reporting periods. Changes prescribed by SFAS 123R include a requirement that the Company estimate forfeitures of share-based awards at the date of grant, rather than recognizing forfeitures as incurred as permitted by SFAS 123. The adoption of SFAS 123R did not otherwise have a material effect on the financial statements for the year ended December 31, 2006.

The Company’s stock-based compensation expense for the three months ended March 31, 2008 and March 31, 2007, was $30,112 and $27,227, respectively. At March 31, 2008 unrecognized compensation cost relating to non-vested stock awards totaled $378,306. The cost of these non-vested awards is expected to be recognized over a weighted-average remaining vesting period of 2.2 years.

Archway Marketing Services, Inc.

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Unaudited

NOTE C — STOCK-BASED COMPENSATION — Continued

The table below summarizes the options granted and the respective fair values of those options for the periods ended March 31, 2008 and March 31, 2007:

Three Months Period Ending
	March 31, 2008	March 31, 2007
Stock options granted	—	—
Aggregate fair value of options	—	—
Weighted-average grant date fair value (per share)	—	—

The Company estimated the fair value of stock option awards using the Black-Scholes option pricing model. The estimated fair value of these awards is being amortized over the applicable vesting period. The following assumptions were used:

	Three Month Period Ending
	March 31, 2008	March 31, 2007
Expected lives outstanding (years)	7	7
Expected volatility	36.5%	20.0%
Risk-free interest rates	4.6%	4.7%
Expected dividend yield	0.0%	0.0%

The estimated fair value of these awards is being amortized over the applicable vesting period.

	Options	Weighted- Average Exercise Price
Outstanding at December 31, 2007	1,875,000	0.80
Granted	—	0.80
Cancelled	(25,000)	0.80
Outstanding at March 31, 2008	1,850,000	$0.80
Exercisable at March 31, 2008	862,500	$0.80
NOTE D — INCOME TAXES

The results of operations of the Company are included in the income tax returns of the Group. In the accompanying financial statements, the Company has reflected U.S. federal and state income tax position as if it had been a stand alone tax entity.

The Company records income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, and has assessed the likelihood that the net deferred tax assets will be realized. As of March 31, 2008 and December 31, 2007, the Company was in a net deferred tax liability position and no valuation allowance is required.

NOTE E — EMPLOYEE BENEFIT PLAN

The Company participates in the Group’s 401(k) plan offered to all employees who meet certain age and service requirements. New employees may participate in the plan after three months of employment. The plan requires the Company to match a certain percentage of the amounts contributed by the employees. Employees are eligible for the Company match after one year of

Archway Marketing Services, Inc.

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Unaudited

NOTE E — EMPLOYEE BENEFIT PLAN — Continued

employment. The Company expensed $82,389 and $67,961, respectively, for the employer match for the periods ended March 31, 2008 and March 31, 2007, related to employees who provided services to the Company.

NOTE F — COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office, warehouse and production space and equipment under lease agreements expiring through June 2016. Some of the Company’s lease agreements contain escalating rental payments which are recognized on a straight-line basis over the lease term. The cumulative amount of straight-line rent as compared to actual rent payments is recorded as deferred rent in the accompanying balance sheet. Rental expense under these operating leases totaled $2,338,447 and $2,426,356 for the period ending March 31, 2008 and March 31, 2007, respectively.

Future minimum lease payments for noncancelable leases were as follows at March 31, 2008:

(In thousands)
2008	$9,119
2009	8,724
2010	8,241
2011	8,061
2012	8,016
Thereafter	22,113

Reserve for Healthcare and Workers Compensation Liabilities

The Company participates in the Group’s healthcare and workers’ compensation plans for its U.S. operations. The deductible for individual healthcare claims is $150,000. The deductible for individual workers’ compensation claims is $250,000. Reserves are estimated for both reported and unreported claims and allocated to the Company based on the relative number of employees. Revisions to estimated reserves are recorded in the periods in which they become known. Estimated reserves for workers’ compensation and healthcare claims as of March 31, 2008 and December 31, 2007, totaling $926,216 and $926,216 for each period, respectively, represent management’s best estimate of the Company’s probable liability for these plans. While there can be no assurance that actual future claims will not exceed the amount of the Company’s reserves, in the opinion of the Company’s management, any future adjustments to estimated reserves will not have a material impact on the financial statements.

Litigation, Disputes and Claims

The Company is involved in various routine litigation, disputes and claims arising in the ordinary course of business, primarily related to employee and customer contract issues. While unfavorable outcomes are possible, management is of the opinion that the resolution of these matters will not have a material adverse effect on the results of operations or financial condition of the Company.

Assets Pledged

The revolving credit agreement of AHL is secured by a lien on the assets of the Company.

Archway Marketing Services, Inc.

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Unaudited

NOTE G — RELATED-PARTY TRANSACTIONS

The Company provides services to Archer Corporate Services, an equity method investment of the Parent. For the three month periods ending March 31, 2008 and March 31, 2007, the Company recognized $1,955,329 and $2,625,000, in revenue for these services and had receivables in the amounts of $1,597,254 and $1,344,652, from Archer Corporate Services at March 31, 2008 and December 31, 2007, respectively. Amounts due from Archer Corporate Services are recorded in accounts receivable, net in the accompanying balance sheet. During the periods ended March 31, 2008 and March 31, 2007, the Parent recognized $68,764 and $79,542 of income from this investment, respectively.

NOTE H — RESTRUCTURING AND OTHER CHARGES

In 2007, the Company recorded a $221,450 charge related to a lease termination fee on a facility lease which was vacated during 2007.

NOTE I — CONCENTRATIONS

The Company provides marketing operations management services to clients with large, complex sales and marketing programs. Accordingly, the Company has established significant relationships with many of its clients. During the period ended March 31, 2008, two of the Company’s clients represented 20.0% of revenue. These two clients, in aggregate, represented 18.1% of outstanding receivables at March 31, 2008. During the year ended December 31, 2007, four of the Company’s clients represented 43.7% of annual revenue. These four clients, in aggregate, represented 60.4% of outstanding receivables at December 31, 2007.

NOTE J — SUBSEQUENT EVENT

On February 27, 2008 the Parent entered into a definitive agreement to sell 100% of the Company’s shares for $80.3 million. The transaction is subject to the approval of the acquirers’ shareholders and is expected to close in the third quarter of 2008.

Report of Independent Certified Public Accountants

Board of Directors
Archway Marketing Services, Inc.

We have audited the accompanying balance sheets of Archway Marketing Services, Inc. (a Delaware corporation, a wholly-owned subsidiary of Argenbright, Inc.) as of December 31, 2007, 2006 and 2005, and the related statements of operations, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Archway Marketing Services, Inc. as of December 31, 2007, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note A to the financial statements, the Company adopted the provisions of Statement of Financial Accounting Standard (SFAS) No. 123R, Share-Based Payment, effective January 1, 2006.

/s/ Grant Thornton LLP
Minneapolis, Minnesota
April 7, 2008

FINANCIAL STATEMENTS

Archway Marketing Services, Inc.
(a wholly-owned subsidiary of Argenbright, Inc.)

BALANCE SHEETS

December 31, 2007, 2006 and 2005

	2007	2006	2005
ASSETS
CURRENT ASSETS
Cash	$1,500,000	$2,909	$7,366
Accounts receivable, net	6,645,688	7,658,170	5,943,171
Unbilled services	4,755,453	2,628,093	2,897,348
Work in process	302,355	369,987	698,533
Reimbursable customer expenses	5,339,618	3,802,188	3,643,850
Prepaid expenses and other	2,154,862	2,115,262	2,083,374
Due from affiliate	—	—	787,217
Current assets of discontinued operations	170,357	848,238	3,104,062
Total current assets	20,868,333	17,424,847	19,164,921
PROPERTY AND EQUIPMENT – AT COST
Furniture and equipment	16,424,895	15,764,466	18,037,488
Computer software	10,307,609	9,946,451	7,570,255
Leasehold improvements	1,353,828	2,067,886	1,826,653
	28,086,332	27,778,803	27,434,396
Less accumulated depreciation	18,327,754	17,320,509	14,524,355
	9,758,578	10,458,294	12,910,041
OTHER ASSETS
Intangibles, net	1,915,911	2,102,196	2,288,479
Goodwill	18,698,135	18,698,135	18,698,135
Intercompany receivable	7,038,265	2,428,786	—
Noncurrent assets of discontinued operations	—	653,737	718,199
Total other assets	27,652,311	23,882,854	21,704,813
	$58,279,222	$51,765,995	$53,779,775
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,833,026	$4,035,385	$6,317,296
Accrued payroll and related benefits	1,948,831	876,672	1,174,989
Accrued expenses	2,996,396	1,980,061	2,909,442
Customer deposits	1,631,414	1,667,571	1,878,025
Current portion of self-insurance reserves	441,260	475,432	528,906
Current liabilities of discontinued operations	603,193	244,993	539,288
Total current liabilities	10,454,120	9,280,114	13,347,946
OTHER LIABILITIES
Self-insurance reserves, less current portion	484,956	502,772	393,298
Deferred rent	5,023,803	4,998,058	4,603,890
Deferred income taxes payable	546,241	—	—
Noncurrent liabilities of discontinued operations	589,984	—	—
Total liabilities	17,099,104	14,780,944	18,345,134
SHAREHOLDERS’ EQUITY
Common stock	10	10	10
Capital invested by Parent	35,522,927	35,414,021	35,375,340
Retained earnings	5,297,223	1,511,302	—
Accumulated other comprehensive income	359,958	59,718	59,291
Total shareholders’ equity	41,180,118	36,985,051	35,434,641
	$58,279,222	$51,765,995	$53,779,775

The accompanying notes are an integral part of these financial statements.

Archway Marketing Services, Inc.
(a wholly-owned subsidiary of Argenbright, Inc.)

STATEMENTS OF OPERATIONS

Years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Revenue	$90,293,576	$78,671,113	$66,290,483
Operating expenses
Reimbursable freight	20,595,190	15,396,021	16,062,831
Payroll and related costs	35,425,910	34,082,629	31,693,139
Other operating costs	23,739,506	24,108,908	20,077,458
Depreciation and amortization	2,775,756	3,304,817	3,156,891
Restructuring activities	221,450	—	—
Operating income (loss)	7,535,764	1,778,738	(4,699,836)
Interest income (expense), net	(647)	50,955	(14,404)
Other income (expense), net	(39,539)	74,583	(36,400)
Income (loss) from continuing operations before income taxes	7,495,578	1,904,276	(4,750,640)
Income tax expense	2,017,027	—	—
Income (loss) from continuing operations	5,478,551	1,904,276	(4,750,640)
Discontinued operations:
Income (loss) from discontinued operations, net of taxes	(1,692,630)	(392,974)	329,065
NET INCOME (LOSS)	$3,785,921	$1,511,302	$(4,421,575)

The accompanying notes are an integral part of these financial statements.

Archway Marketing Services, Inc.
(a wholly-owned subsidiary of Argenbright, Inc.)

STATEMENTS OF SHAREHOLDERS’ EQUITY

Years ended December 31, 2007, 2006 and 2005

	Common Stock		Capital invested by Parent	Retained earnings	Divisional equity	Accumulated other comprehensive income	Total shareholders’ equity
	Shares	Amount
Balance at December 31, 2004	—	$—	$—	$—	$38,326,894	$37,780	$38,364,674
Net loss	—	—	—	—	(4,421,575)	—	(4,421,575)
Foreign currency translation adjustment	—	—	—	—	—	21,511	21,511
Comprehensive income							(4,400,064)
Additional capital invested from Parent	—	—	—	—	1,470,031	—	1,470,031
Incorporation of Archway Marketing Services, Inc.	1,000	10	35,375,340	—	(35,375,350)	—	—
Balance at December 31, 2005	1,000	10	35,375,340	—	—	59,291	35,434,641
Net income	—	—	—	1,511,302	—	—	1,511,302
Foreign currency translation adjustment	—	—	—	—	—	427	427
Comprehensive income							1,511,729
Stock-based compensation	—	—	38,681	—	—	—	38,681
Balance at December 31, 2006	1,000	10	35,414,021	1,511,302	—	59,718	36,985,051
Net income	—	—	—	3,785,921	—	—	3,785,921
Foreign currency translation adjustment	—	—	—	—	—	300,240	300,240
Comprehensive income							4,086,161
Stock-based compensation	—	—	108,906	—	—	—	108,906
Balance at December 31, 2007	1,000	$10	$35,522,927	$5,297,223	$—	$359,958	$41,180,118

The accompanying notes are an integral part of these financial statements.

Archway Marketing Services, Inc.
(a wholly-owned subsidiary of Argenbright, Inc.)

STATEMENTS OF CASH FLOWS

Years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Cash flows from operating activities:
Net income (loss)	$3,785,921	$1,511,302	$(4,421,575)
Less: income (loss) from discontinued operations, net of taxes	(1,692,630)	(392,974)	329,065
Income (loss) from continuing operations	5,478,551	1,904,276	(4,750,640)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,775,758	3,304,837	3,085,515
Loss on sale of assets	37,192	348,417	(308)
Stock-based compensation	108,906	38,681	—
Deferred income taxes	546,241	—	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled services, net	(1,114,878)	(1,445,744)	1,308,690
Work in process, prepaid expenses and other	(1,509,398)	925,537	937,102
Accounts payable	(1,202,359)	(2,281,911)	993,654
Accrued expenses and other liabilities	1,730,553	(987,984)	2,401,227
Net cash provided by operating activities of continuing operations	6,850,566	1,806,109	3,975,240
Net cash provided by (used in) operating activities of discontinued operations	584,812	1,735,827	(682,460)
Net cash provided by operating activities	7,435,378	3,541,936	3,292,780
Cash flows from investing activities:
Purchases of property and equipment	$(1,655,608)	$(1,032,224)	$(4,672,926)
Proceeds from sale of assets	24,200	17,000	17,683
Net cash used in investing activities of continuing operations	(1,631,408)	(1,015,224)	(4,655,243)
Net cash provided by (used in) investing activities of discontinued operations	2,360	(102,810)	(418,083)
Net cash used in investing activities	(1,629,048)	(1,118,034)	(5,073,326)
Cash flows from financing activities:
Intercompany receivable	(4,609,479)	(2,428,786)	—
Capital invested from Parent	—	—	1,470,031
Net cash provided by (used in) financing activities	(4,609,479)	(2,428,786)	1,470,031
Effect of exchange rate on cash	300,240	427	21,511
Net increase (decrease) in cash	1,497,091	(4,457)	(289,004)
Cash at beginning of year	2,909	7,366	296,370
Cash at end of year	$1,500,000	$2,909	$7,366
Supplemental disclosures of cash flow information:
Cash paid for interest	$647	$8,769	$15,551
Non cash financing activity
Accrued capital expenditures	$295,541	$—	$—

The accompanying notes are an integral part of these financial statements.

Archway Marketing Services, Inc.
(a wholly-owned subsidiary of Argenbright, Inc.)

NOTES TO FINANCIAL STATEMENTS

December 31, 2007, 2006 and 2005

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Archway Marketing Services, Inc. (‘‘Archway’’ or the ‘‘Company’’), a Delaware corporation, provides marketing operations management services in North America. The Company serves clients with large, complex sales and marketing programs in the retail, automotive, life sciences, food and beverage, technology and financial services industries. The Company assists these clients in optimizing portions of their marketing expenditures through planning and budgeting, sourcing and procurement, content and materials management, fulfillment and distribution, and measurement and analysis.

The Company has offices and facilities in Michigan, Minnesota, Maryland, North Dakota and Ontario. The Company had a location in California which was vacated and operations discontinued during 2007.

Prior to December 31, 2005, the Company was a division of Argenbright, Inc. The Company was incorporated on December 31, 2005, and is a subsidiary of Argenbright, Inc. (the ‘‘Parent’’), a Georgia corporation, which in turn is a subsidiary of AHL Services, Inc. (‘‘AHL’’), a Georgia corporation (collectively, ‘‘the Group’’).

Basis of Presentation

During 2007, the Company discontinued operations of its West Coast division and vacated the facility located in Valencia, California. The results of the west coast operations, which include unique services to the entertainment industry, cross-docking of imported product and claims administration, have been presented as discontinued operations for all periods presented. Reported results from continuing operations include the continuing marketing support services business.

The accompanying financial statements have been prepared using AHL’s historical cost basis in the assets and liabilities. The financial statements include allocations to the Company of certain expenses incurred collectively by the Group, including legal, finance, insurance and employee benefit plans. The allocations between Archway and other members of the Group are considered to be reasonable reflections of the use of these services. In accordance with Statement of Financial Accounting Standards (‘‘SFAS’’) No. 57, Related Party Disclosures, related-party transactions cannot be presumed to be carried out on an arm’s length basis as the requisite condition of competitive, free-market dealing may not exist. The financial information related to these items included herein may not reflect the Company’s operations had it been a separate, stand alone entity during the periods presented.

The Company shares certain common systems for cash management, payroll and disbursements with the Group. Accordingly, substantially all cash received by the Group is deposited and distributed from the Parent’s general corporate funds. The net amounts of these cash transactions between the Company and the Parent are reflected as an intercompany receivable in the accompanying balance sheet. There has been no direct interest income or interest expense reflected by the Company with respect to the intercompany accounts with the Parent.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Archway Marketing Services, Inc.
(a wholly-owned subsidiary of Argenbright, Inc.)

NOTES TO FINANCIAL STATEMENTS — CONTINUED

December 31, 2007, 2006 and 2005

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

Allowance for Doubtful Accounts

The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by management’s review of current credit information. Accounts outstanding longer than the contractual payment terms are considered past due. The Company continuously monitors collections and payments from its customers and maintains a provision for estimated credit losses based upon historical experience and any specific customer collection issues that have been identified. At December 31, 2007, 2006 and 2005, $728,904, $1,034,633 and $845,379, respectively, was included in the allowance for doubtful accounts.

Unbilled Services

Unbilled services represent revenues recorded for services rendered or programs completed for which the customer has yet to be billed.

Work In Process

Work in process consists of labor and material costs for marketing operations management services provided to customers with respect to programs or projects that have not been completed. Work in process is recognized as a cost in future periods as the related revenue is recognized.

Reimbursable Customer Expenses

Reimbursable customer expenses consist of amounts to be billed to customers for freight, postage and materials.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Significant additions or improvements extending asset lives are capitalized while repairs and maintenance are charged to expense as incurred. Depreciation and amortization are provided using the straight-line method over estimated useful lives of three to ten years for furniture and equipment and three to five years for computer software. Leasehold improvements are amortized over the lesser of their useful lives or the terms of the related leases. When assets are retired or sold, the cost and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is reflected in income.

The Company accounts for internally developed software in accordance with Statement of Position (‘‘SOP’’) 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use. SOP 98-1 provides for the capitalization of certain internal software development costs and amortization over the life of the related software. Amounts capitalized during 2007, 2006 and 2005 were $230,272, $292,967 and $949,614, respectively.

Leases

The Company leases several of its operating facilities and certain of these leases have escalating rentals over the term of the lease. Each lease is evaluated at inception to determine whether the lease will be accounted for as an operating or capital lease. Minimum base rent for operating leases is

Archway Marketing Services, Inc.
(a wholly-owned subsidiary of Argenbright, Inc.)

NOTES TO FINANCIAL STATEMENTS — CONTINUED

December 31, 2007, 2006 and 2005

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

recorded on a straight-line basis over the entire lease term. The other non-current liabilities balance at December 31, 2007, 2006 and 2005 represents deferred rent which will be recognized over the remaining life of the respective leases.

Goodwill and Intangibles, Net

Goodwill, equal to the fair value of consideration paid in excess of the fair value of net assets purchased, has been recorded in conjunction with several business acquisitions. Goodwill and other indefinite lived intangible assets are not amortized but reviewed annually for impairment. For fiscal 2007, 2006 and 2005, the Company completed its annual analysis of goodwill impairment in the fourth quarter of each year, indicating that no impairment of goodwill existed.

Intangibles consist of customer lists and are being amortized over 20 years. Accumulated amortization on intangible assets totaled $1,729,746, $1,547,462 and $1,365,179 at December 31, 2007, 2006 and 2005, respectively. Amortization expense for intangibles totaled $182,283 for each of the fiscal years 2007, 2006 and 2005. For fiscal years 2008 — 2011, amortization expense on intangible assets is estimated to be $182,283 annually.

Intercompany Receivable

The intercompany receivable represents amounts due from the Parent company based on the sweep of operating cash flow and any allocation of expenses.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, unbilled services and accounts payable approximate fair value because of the relatively short maturity of these instruments.

Shareholders’ Equity

The Company currently has one class of capital stock, common stock with $.01 par value. On December 31, 2007, 2006 and 2005, there were 1,000 shares authorized, issued and outstanding.

Archway Marketing Services, Inc.
(a wholly-owned subsidiary of Argenbright, Inc.)

NOTES TO FINANCIAL STATEMENTS — CONTINUED

December 31, 2007, 2006 and 2005

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

Revenue Recognition

Archway Marketing Services, Inc. (‘‘Archway’’ or the ‘‘Company’’), a Delaware corporation, derives its revenue primarily from marketing operations management services. In general, the Company recognizes revenues as programs or projects are completed or as services are rendered. In accordance with EITF Issue 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company generally recognizes revenue on a gross basis by accounting for shipping and related transportation costs by recording the charges that are invoiced to customers as revenue, with the corresponding cost recorded as an operating expense. Some service contracts provide for freight, postage and materials to be purchased by the Company as an agent on behalf of its client, who generally dictates all aspects of the transaction, including the common carriers and level of postage class to be used. For these contracts, the Company records revenue on a net basis. In 2007, 2006 and 2005 the Company recorded revenue on a net basis for $387,263, $565,778, and $1,022,821 of freight costs, respectively.

Stock-Based Compensation

On January 1, 2006, AHL adopted the provisions of Statement of Financial Accounting Standard (SFAS) No. 123R, Share-Based Payment, (SFAS 123R) which requires AHL to recognize compensation cost in the Statement of Operations for share-based awards granted to employees, based on their fair values at the time of grant over the requisite service period (see Note B).

Prior to adopting SFAS 123R, AHL accounted for the valuation of employee stock-based compensation utilizing the minimum value method of accounting, and recognized expense using the intrinsic value method of accounting. Accordingly, AHL did not recognize compensation expense for options that were granted to employees that had an exercise price equal to or greater than the market value of the underlying stock on the date of grant.

Foreign Currency Translation Adjustment

The foreign currency translation adjustment represents the impact of translation of the asset and liability accounts of the Company’s Canadian location where the functional currency is the local currency. Translation adjustments from the functional currency to U.S. dollars at the balance sheet dates is included in other comprehensive income.

NOTE B — DISCONTINUED OPERATIONS

During 2007, the Company discontinued operations of its West Coast division located in Valencia, California and vacated the facility.

As of December 31, 2007, the Company has reflected the results of its California location as discontinued operations in the accompanying balance sheets and statements of operations and cash flows. For all periods presented, this presentation reflects the net assets of this location as a single line segregated from the assets and liabilities of continuing operations, and the earnings of this location as a single line item segregated from the results of continuing operations.

Archway Marketing Services, Inc.
(a wholly-owned subsidiary of Argenbright, Inc.)

NOTES TO FINANCIAL STATEMENTS — CONTINUED

December 31, 2007, 2006 and 2005

NOTE B — DISCONTINUED OPERATIONS — Continued

The significant classes of assets and liabilities classified as discontinued operations consisted of:

	2007	2006	2005
Current assets	$170,357	$848,238	$3,104,062
Property and equipment	—	653,737	718,199
Current liabilities	603,193	244,993	539,288
Noncurrent liabilities	598,984	—	—

The financial results of discontinued operations consisted of:

	2007	2006	2005
Sales	$941,756	$3,826,287	$6,131,701
Reimbursable freight	(32,736)	(265,446)	(842,529)
Payroll and related costs	(940,445)	(2,558,793)	(2,417,484)
Other operating costs	(1,204,319)	(1,228,250)	(2,369,680)
Depreciation and amortization	(165,361)	(167,272)	(121,090)
Other income (expense)	—	500	(51,853)
Facility closure and other (1)	(1,680,432)	—	—
Income (loss) before taxes	(3,081,517)	(392,974)	329,065
Income tax benefit	1,388,907	—	—
Income (loss) from discontinued operations	$(1,692,630)	$(392,974)	$329,065
(1)	Includes $710,624 related to the estimated net cost of future minimum lease payments on the exited facility and related equipment net of estimated future lease receipts under a sub-lease agreement, $502,326 related to equipment removal and $467,482 related to the net book value of assets written off when exiting the facility.

NOTE C — STOCK-BASED COMPENSATION

AHL Services, Inc. adopted the 2003 Stock Incentive Plan (The Plan) effective August 21, 2003. The Plan is a stock-based compensation plan that enables AHL to grant awards to any of its officers and employees, including the Company’s employees, in the form of AHL equity-based instruments. The following disclosures represent the Company’s portion of the various equity compensation arrangements maintained by AHL in which the Company’s employees participated.

On January 1, 2006, AHL adopted SFAS 123R using the modified-prospective transition method. Accordingly, compensation cost recognized during the years ended December 31, 2006 and 2007, includes: (a) compensation cost for all share-based awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values and related service periods estimated in accordance with the original provisions of SFAS 123 and (b) compensation cost for all share-based awards granted subsequent to January 1, 2006, based on the grant-date fair values and related service periods estimated in accordance with the provisions of SFAS 123R.

SFAS 123R clarifies and expands the guidance in SFAS 123 in several areas, including measuring fair value and attributing compensation cost to reporting periods. Changes prescribed by SFAS 123R include a requirement that the Company estimate forfeitures of share-based awards at the date of

Archway Marketing Services, Inc.
(a wholly-owned subsidiary of Argenbright, Inc.)

NOTES TO FINANCIAL STATEMENTS — CONTINUED

December 31, 2007, 2006 and 2005

NOTE C — STOCK-BASED COMPENSATION — Continued

grant, rather than recognizing forfeitures as incurred as permitted by SFAS 123. The adoption of SFAS 123R did not otherwise have a material effect on the financial statements for the year ended December 31, 2006.

The Company’s stock-based compensation expense for the years ended December 31, 2007 and 2006, was $108,906 and $38,681 with none in 2005. At December 31, 2007, unrecognized compensation cost relating to non-vested stock awards totaled $427,959. The cost of these non-vested awards is expected to be recognized over a weighted-average remaining vesting period of 2.6 years.

The table below summarizes the options granted and the respective fair values of those options for the years ended December 31, 2007, 2006, and 2005:

	Year ended December 31,
	2007	2006	2005
Stock options granted	250,000	425,000	750,000
Aggregate fair value of options	$190,625	$292,825	$194,250
Weighted-average grant date fair value (per share)	$0.763	$0.689	$0.259

The Company estimated the fair value of stock option awards using the Black-Scholes option pricing model. The estimated fair value of these awards is being amortized over the applicable vesting period. The following assumptions were used:

	Year ended December 31,
	2007	2006	2005
Expected lives outstanding (years)	7	7	N/A
Expected volatility	36.5%	20%	N/A
Risk-free interest rates	4.6%	4.7%	N/A
Expected dividend yield	0.0%	0.0%	N/A

The estimated fair value of these awards is being amortized over the applicable vesting period.

	Options	Weighted– Average Exercise Price
Outstanding at December 31, 2004	1,350,000	$0.80
Granted	750,000	0.80
Cancelled	(100,000)	0.80
Outstanding at December 31, 2005	2,000,000	0.80
Granted	425,000	0.80
Cancelled	(625,000)	0.80
Outstanding at December 31, 2006	1,800,000	0.80
Granted	250,000	0.80
Cancelled	(175,000)	0.80
Outstanding at December 31, 2007	1,875,000	0.80
Exercisable at December 31, 2007	862,500	$0.80

Archway Marketing Services, Inc.
(a wholly-owned subsidiary of Argenbright, Inc.)

NOTES TO FINANCIAL STATEMENTS — CONTINUED

December 31, 2007, 2006 and 2005

NOTE D — INCOME TAXES

The results of operations of the Company are included in the income tax returns of the Group. In the accompanying financial statements, the Company has reflected U.S. federal and state income tax position as if it had been a stand alone tax entity.

Components of the provision for income taxes of continuing operations consists of the following:

	Year ended December 31,
	2007	2006	2005
Current:
Federal	$434,952	$—	$—
State/Other	35,027	—	—
	469,979	—	—
Deferred:
Federal	1,021,052	—	—
State/Other	525,996	—	—
	1,547,048	—	—
Total	$2,017,027	$—	$—

Deferred income taxes reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts. The tax effect of significant temporary differences representing deferred tax assets and liabilities is as follows:

	December 31,
	2007	2006	2005
Deferred tax assets:
Allowance for doubtful accounts	$257,849	$387,829	$286,308
Self-insurance reserves	361,224	381,500	359,660
Accrued expenses	422,211	227,831	240,912
Stock-based compensation	55,909	15,086	—
Book amortization in excess of tax	—	—	789,433
Net operating losses	—	2,128,895	1,911,165
	1,097,193	3,141,141	3,587,478
Valuation allowance	—	(899,230)	(1,650,659)
	1,097,193	2,241,911	1,936,819
Deferred tax liabilities:
Tax depreciation and amortization in excess of book	(1,597,274)	(2,194,836)	(1,898,677)
Other	(46,160)	(47,075)	(38,142)
Net deferred tax liability	$(546,241)	$—	$—

The Company records income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, and has assessed the likelihood that the net deferred tax assets will be realized. As of December 31, 2007, the Company was in a net deferred tax liability position and no valuation allowance is required.

Archway Marketing Services, Inc.
(a wholly-owned subsidiary of Argenbright, Inc.)

NOTES TO FINANCIAL STATEMENTS — CONTINUED

December 31, 2007, 2006 and 2005

NOTE E — EMPLOYEE BENEFIT PLAN

The Company participates in the Group’s 401(k) plan offered to all employees who meet certain age and service requirements. New employees may participate in the plan after three months of employment. The plan requires the Company to match a certain percentage of the amounts contributed by the employees. Employees are eligible for the Company match after one year of employment. The Company expensed $301,428, $301,400 and $309,466, respectively, for the employer match for the years ended December 31, 2007, 2006 and 2005, related to employees who provided services to the Company.

NOTE F — COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office, warehouse and production space and equipment under lease agreements expiring through June 2016. Some of the Company’s lease agreements contain escalating rental payments which are recognized on a straight-line basis over the lease term. The cumulative amount of straight-line rent as compared to actual rent payments is recorded as deferred rent in the accompanying balance sheet. Rental expense under these operating leases totaled $10,353,078, $11,294,233 and $10,185,929 in fiscal years 2007, 2006 and 2005, respectively.

Future minimum lease payments for noncancelable leases were as follows at December 31, 2007:

(In thousands)
2008	$9,061
2009	7,974
2010	8,098
2011	7,985
2012	8,145
Thereafter	25,004

Reserve for Healthcare and Workers Compensation Liabilities

The Company participates in the Group’s healthcare and workers’ compensation plans for its U.S. operations. The deductible for individual healthcare claims is $150,000. The deductible for individual workers’ compensation claims is $250,000. Reserves are estimated for both reported and unreported claims and allocated to the Company based on the relative number of employees. Revisions to estimated reserves are recorded in the periods in which they become known. Estimated reserves for workers’ compensation and healthcare claims as of December 31, 2007, 2006 and 2005, totaling $926,216, $978,204 and $922,204 for each year, respectively, represent management’s best estimate of the Company’s probable liability for these plans. While there can be no assurance that actual future claims will not exceed the amount of the Company’s reserves, in the opinion of the Company’s management, any future adjustments to estimated reserves will not have a material impact on the financial statements.

Archway Marketing Services, Inc.
(a wholly-owned subsidiary of Argenbright, Inc.)

NOTES TO FINANCIAL STATEMENTS — CONTINUED

December 31, 2007, 2006 and 2005

NOTE F — COMMITMENTS AND CONTINGENCIES — Continued

Litigation, Disputes and Claims

The Company is involved in various routine litigation, disputes and claims arising in the ordinary course of business, primarily related to employee and customer contract issues. While unfavorable outcomes are possible, management is of the opinion that the resolution of these matters will not have a material adverse effect on the results of operations or financial condition of the Company.

Assets Pledged

The revolving credit agreement of AHL is secured by a lien on the assets of the Company.

NOTE G — RELATED-PARTY TRANSACTIONS

The Company provides services to Archer Corporate Services, an equity method investment of the Parent. During 2007, 2006 and 2005, the Company recognized $9,164,703, $10,784,700 and $1,489,700 in revenue for these services and had a receivable in the amounts of $1,344,652, $1,748,486 and $1,507,645 from Archer Corporate Services at December 31, 2007, 2006 and 2005. Amounts due from Archer Corporate Services are recorded in accounts receivable, net in the accompanying balance sheet. Additionally, the Company recorded a $787,217 advance to Archer Corporate Services at December 31, 2005. During 2007, 2006 and 2005, the Parent recognized $313,832, $360,272 of income and $12,500 loss from this investment, respectively.

NOTE H — RESTRUCTURING AND OTHER CHARGES

In 2007, the Company recorded a $221,450 charge related to a lease termination fee on a facility lease which was vacated during 2007.

NOTE I — CONCENTRATIONS

The Company provides marketing operations management services to clients with large, complex sales and marketing programs. Accordingly, the Company has established significant relationships with many of its clients. During the year ended December 31, 2007, four of the Company’s clients represented 43.7% of annual revenue. These four clients, in aggregate, represented 60.4% of outstanding receivables at December 31, 2007. During the year ended December 31, 2006, two of the Company’s clients represented 25.4% of annual revenue. These two clients, in aggregate, represented 33.5% of outstanding receivables at December 31, 2006. During the year ended December 31, 2005, only one client represented greater than 10% of the Company’s annual revenues, generating 11.3% of annual revenue. This client represented 5.9% of outstanding receivables at December 31, 2005.

NOTE J — SUBSEQUENT EVENT

On February 27, 2008 the Parent entered into a definitive agreement to sell 100% of the Company’s shares for $80.3 million. The transaction is subject to the approval of the acquirers’ shareholders and is expected to close in the third quarter of 2008.

RAZOR BUSINESS STRATEGY
CONSULTANTS, L.L.C.

FINANCIAL STATEMENTS

For the Quarter Ended March 31, 2008
For the Years Ended December 31, 2007, 2006 and 2005
with
Independent Auditors’ Report

RAZOR BUSINESS STRATEGY CONSULTANTS, LLC
BALANCE SHEET
March 31, 2008 and December 31, 2007

	March 31, 2008 Unaudited	December 31, 2007
ASSETS
Cash	$1,302,979	$100,000
Accounts receivable, net	6,608,824	13,810,961
Prepaid expenses	223,329	258,520
Other current assets	100,860	328,414
Total current assets	8,235,992	14,497,895
Property and equipment, net	2,043,487	1,444,288
Goodwill	1,305,524	1,305,524
Other intangible assets, net	17,878	18,253
Deferred tax asset	34,370	34,370
Total assets	11,637,251	$17,300,330
LIABILITIES AND MEMBERS’ EQUITY
Accounts payable	$3,990,014	$5,013,531
Short-term debt	1,271,506	3,323,480
Accrued production costs, billed to clients	1,541,271	4,682,122
Accrued liabilities	837,330	562,433
Deferred tax liability, net	68,153	68,153
Total current liabilities	7,708,274	13,649,719
Long-term debt	549,291	621,578
Total liabilities	8,257,565	14,271,297
Members’ equity	3,379,686	3,029,033
Total liabilities and members’ equity	$11,637,251	$17,300,330

RAZOR BUSINESS STRATEGY CONSULTANTS, LLC
STATEMENTS OF INCOME
For the Three Months Ended March 31, 2008 and March 31, 2007
(Unaudited)

	Three Months Ended
	March 31, 2008	March 31, 2007
Revenue	$5,080,320	$3,410,881
Operating expenses
Salary, benefits, and payroll taxes	3,164,926	2,335,995
Other operating expenses	753,613	445,647
Depreciation and amortization	147,330	85,699
Total operating expenses	4,065,869	2,867,342
Income from operations	1,014,451	543,540
Other expenses (income)
Interest	19,784	13,161
Loss from sale of property and equipment	—	1,597
Miscellaneous	43,120	(12,074)
Total other (income) expenses	62,904	2,684
Net income before provision for state margin tax	951,547	540,856
State margin tax	88,391	80,628
Net income	$863,156	$460,228

RAZOR BUSINESS STRATEGY CONSULTANTS, LLC
STATEMENTS OF MEMBERS’ EQUITY
Unaudited

	Contributed Capital	Accumulated Retained Earnings	Total
Ending Balance, December 31, 2007	374,316	2,654,717	3,029,033
Net income	—	863,156	863,156
Contributions	—	—	—
Distributions	—	(512,503)	(512,503)
Ending Balance, March 31, 2008	$374,316	$3,005,370	$3,379,686

RAZOR BUSINESS STRATEGY CONSULTANTS, LLC
STATEMENT OF CASH FLOWS
For the Three Months Ended March 31, 2008 and March 31, 2007
Unaudited

	Three Months Ended
	March 31, 2008	March 31, 2007
Cash flows from operating activities
Net income	$863,156	$460,228
Adjustments to reconcile net income to net cash
Depreciation and amortization expense	147,330	85,699
Loss from sale of property and equipment	—	1,597
Doubtful accounts recovered	—	(3,710)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	7,244,058	1,620,963
Prepaid expenses	35,191	(95,735)
Other current assets	350,696	84,795
Increase (decrease) in:
Accounts payable	(1,260,404)	(233,897)
Accrued production costs, billed to clients	(2,949,017)	2,879,930
Accrued liabilities	154,886	52,693
Net cash provided by operating activities	4,585,896	4,852,563
Cash flows from investing activities
Purchase of property and equipment	(746,153)	(118,967)
Investments	—	(37,382)
Net cash used for investing activities	(746,153)	(156,349)
Cash flows from financing activities
Proceeds from line of credit	916,914	—
Payments on line of credit	(2,947,667)	(2,842,360)
Payments on debt	(93,508)	(24,476)
Payments on capital lease obligations	—	(17,911)
Distributions to members	(512,503)	(1,876,741)
Net cash (used for) financing activities	(2,636,764)	(4,761,488)
Net (decrease) increase in cash and cash equivalents	1,202,979	(65,274)
Cash and cash equivalents, beginning of period	100,000	101,678
Cash and cash equivalents, end of period	$1,302,979	$36,404
Supplemental notes:
Interest paid	$19,784.00	$13,161.33

RAZOR BUSINESS STRATEGY CONSULTANTS, L.L.C.
NOTES TO FINANCIAL STATEMENTS

1.	Organization and accounting principles

The Company

Razor Business Strategy Consultants, L.L.C. (the ‘‘Company’’) is organized as a limited liability company in the state of Texas. The Company was formed July 23, 2002, to provide strategic marketing and advertising services to retail businesses. Until the beginning of 2004, the Company had a single member and reported its income as a division of Goonbottled Entertainment, Inc., an S corporation.

Basis of Presentation

The financial statements of Razor at March 31, 2008, for the three months ended March 31, 2008 and for the three months ended March 31, 2007 are unaudited. In the opinion of management, all adjustments (consisting of normal accruals) have been made that are necessary to present fairly the financial position of the Company as of March 31, 2008 and the results of its operations and its cash flows for the three months ended March 31, 2008 and March 31, 2007. Operating results for the interim periods are not necessarily indicative of the results to be expected for a full fiscal year. The December 31, 2007 balance sheet has been derived from the audited financial statements.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all cash accounts with original maturities of 90 days or less to be cash or cash equivalents.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

Property and equipment

Assets are stated at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed over the estimated useful life of the assets using the straight-line method over the following useful lives:

Category	Useful Life in Years
Furniture and fixtures	7
Computer equipment	5
Office equipment	5
Leasehold improvements	4 to 5
Software	3

Property held under capital lease arrangements are included in property and equipment, and related obligations are recorded at an amount equal to the present value of future minimum lease payments computed at the Company’s incremental borrowing rate or, when known, the interest rate implicit in the lease.

Goodwill

The Company accounts for recorded goodwill and other intangible assets in accordance with SFAS No. 142, ‘‘Goodwill and Other Intangible Assets’’ (‘‘SFAS 142’’). In accordance with SFAS 142, the Company does not amortize goodwill or indefinite-lived intangible assets. Management evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. Goodwill is assessed annually for impairment.

During 2007, the Company purchased some members’ interest in the Company for amounts greater than the members’ basis. The purchase amounts exceed the members’ basis by $1,305,524 and is recorded as goodwill by the Company in association with EITF Issue No. 85-46, Partnership’s Purchase of Withdrawing Partner’s Equity push-down method. No impairment of goodwill exists at March 31, 2008.

Revenue recognition

Substantially all revenue is derived from fees and commissions for services, for production work, and for media placement. In addition, certain contractual engagements with clients include performance-based incentive provisions which allow the Company to earn additional revenues as a result of its performance relative to both qualitative and quantitative goals.

Revenue is recognized when the service is performed, in accordance with terms of the contractual arrangement and upon completion of the earnings process, when services are rendered, when print production is completed, and when collection is reasonably assured. Salaries and employee benefits are expensed as incurred. The Company recognizes the incentive portion of revenue under the performance based contractual arrangements when specific quantitative goals are achieved or when performance against quantitative goals is determined by the Company’s clients.

Substantially all of the Company’s revenue is recorded as the net amount of its gross billings less pass-through expenses charged to a client. In most cases the amount that is billed to clients significantly exceeds the amount of revenue that is earned and reflected in the Company’s financial statements, because of various pass-through expenses such as production and media costs. In compliance with Emerging Issues Task Force (‘‘EITF’’) Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company assesses whether the agency or the third-party supplier is the primary obligor. The Company evaluates the terms of its client agreements as part of this assessment. In addition, the Company gives appropriate consideration to other key indicators such as latitude in establishing price, discretion in supplier selection, and credit risk to the vendor. Because the Company operates broadly as an advertising agency based on its primary lines of business, and given the industry practice to generally record revenue on a net versus gross basis, the Company believes that there must be strong evidence in place to overcome the presumption of net revenue accounting.

Accordingly, the Company generally records revenue net of pass-through charges as the Company believes the key indicators of the business suggest, and client arrangements state, that the Company generally acts as an agent on behalf of its clients in its primary lines of business. If it was determined that the Company must recognize a significant portion of the revenues on a gross basis rather than a net basis, it would positively impact revenues, have no impact on its operating income and have an adverse impact on operating margin.

Income taxes

Under existing provisions of the Internal Revenue Code, the federal income or loss of a limited liability company is recognized by the individual members for federal income tax purposes. Accordingly, no provision for federal income tax has been provided for in the accompanying financial statements. The Company remains liable for state income taxes. The Company is subject to a state margin tax equal to 1% of the Company’s taxable margin.

Fair value of financial instruments

The Company’s financial instruments, none of which are held for trading purposes, include cash, accounts receivable, notes receivable, accounts payable and short and long-term debt. The Company estimates that the fair value of all financial instruments at March 31, 2008 and December 31, 2007 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying financial statements.

Advertising

The Company expenses advertising as incurred.

Reclassifications

Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements.

2.	Accounts receivable

Accounts receivable are based on contracted prices between the Company and its customers. At March 31, 2008 and December 31, 2007, the Company provides an allowance for doubtful accounts that is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. The following is a summary of accounts receivable and related reserve account at March 31, 2008 and December 31, 2007:

	March 31, 2008	December 31, 2007
Accounts receivable – print production	$6,279,801	$12,512,477
Accounts receivable – service fee	359,429	1,328,890
Allowance for doubtful accounts	(30,406)	(30,406)
Total	6,608,824	13,810,961

3.	Property and equipment

The following is a summary of property and equipment and related accumulated depreciation by major classification at March 31, 2008 and December 31, 2007:

	March 31, 2008	December 31, 2007
Furniture and fixtures	$627,202	$523,148
Computer equipment	911,972	887,584
Office equipment	178,093	158,950
Leashold improvements	346,811	335,756
Software	1,035,385	447,871
	3,099,463	2,353,309
Less: accumulated depreciation	(1,055,976)	(909,021)
Total	$2,043,487	$1,444,288

Depreciation expense for the three months ended March 31, 2008 and March 31, 2007 is $146,955 and $85,205, respectively.

4.	Other intangible assets

Other intangible assets consist of the following at March 31, 2008 and December 31, 2007:

	March 31, 2008	December 31, 2007
Non-compete agreement	$16,535	$16,535
Trademark	6,000	6,000
	22,535	22,535
less: accumulated amortization	(4,657)	(4,282)
Total	$17,878	$18,253

Amortization expense for the three months ended March 31, 2008 and March 31, 2007 is $375 and $494, respectively.

5.	Job costing and billing

The Company utilizes a job cost billing system to manage advance and interim billings of production costs incurred on behalf of their clients. The following account, in addition to accounts receivable and accounts payable, is used in managing these activities.

Accrued production costs billed to clients

Accrued production costs billed to clients consist primarily of billings to clients related to costs incurred on behalf of clients in advance of completion of the production or receipt of the final invoice from the vendor.

6.	Short-term and long-term debt

	March 31, 2008	2007
Line of credit payable to a commercial lendor, line maximum $3,500,000 bearing interest at prime, interest payable in monthly installments, due on demand, secured by the Company’s accounts receiveable, guaranteed by two members of the Company.	$916,914	$2,947,667
Fixed rate installment note wth a commercial lender, bearing interest at 7.41%, interest payable in monhtly installments, matures March 2, 2009, secured by computer equipment.	11,636	14,545
Fixed rate installment note wth a commercial lender, bearing interest at 7.72%, interest payable in monhtly installments, matures May 5, 2009, secured by furniture and computer equipment.	12,047	14,629
Fixed rate installment note wth a commercial lender, bearing interest at 7.75%, interest payable in monhtly installments, matures October 3, 2009, secured by furniture and computer equipment.	120,242	139,227
Fixed rate installment note wth a commercial lender, bearing interest at 7.57%, interest payable in monhtly installments, matures May 14, 2010, secured by furniture and computer equipment.	180,564	196,237
Fixed rate installment note wth a commercial lender, bearing interest at 7.49%, interest payable in monhtly installments, matures October 1, 2010, secured by furniture and computer equipment.	241,604	264,255
Fixed rate installment note wth a commercial lender, bearing interest at 7.19%, interest payable in monhtly installments, matures December 6, 2010, secured by furniture and computer equipment.	337,790	368,498
Total Debt	$1,820,797	$3,945,058
Less: short-term debt	(1,271,506)	(3,323,480)
Total long-term debt	$549,291	$621,578

Aggregate maturities of debt at March 31, 2008 are as follows:

2008	$1,199,219
2009	353,574
2010	268,004
$1,820,797

7.	Accrued liabilities

Other liabilities as of March 31, 2008 and December 31, 2007 consist of the following:

	March 31, 2008	December 31, 2007
State margin tax – current	$410,144	$336,753
Operating expenses	285,402	203,907
Salaries and bonuses	138,318	18,000
Interest payable	3,466	3,773
Other	—	—
Total	$837,330	$562,433

8.	Members’ equity

In accordance with the limited liability company agreement, the members may make capital contributions at their discretion, but are not obligated to do so.

Distributions are made upon a majority approval of the members and are allocated in proportion to their ownership interests. Net income and losses are generally allocated to the members in proportion to their ownership interests.

No member is liable for restoring any deficit balance in the Members’ Capital Account.

9.	Commitments and contingencies

The Company leases office space and equipment under multiple operating leases expiring through 2011. Future minimum rental payments as of March 31, 2008 under the leases are as follows:

2008	$577,632
2009	805,502
2010	813,755
2011	310,072
$2,506,961

Rent expense for the three months ended March 31, 2008 and December 31, 2007 related to office space and equipment is $191,403 and $133,763, respectively.

INDEPENDENT AUDITORS’ REPORT

To the Partners
of Razor Business Strategy Consultants, L.L.C.

We have audited the accompanying balance sheets of Razor Business Strategy Consultants, L.L.C. (the ‘‘Company’’) as of December 31, 2007, 2006 and 2005, and the related statements of operations, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Razor Business Strategy Consultants, L.L.C. as of December 31, 2007, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Huselton, Morgan & Maultsby, P.C.
Dallas, Texas
March 21, 2008

RAZOR BUSINESS STRATEGY CONSULTANTS, L.L.C.

BALANCE SHEETS

December 31, 2007, 2006 and 2005

	2007	2006	2005
ASSETS
Cash	$100,000	$101,678	$41,265
Accounts receivable, net	13,810,961	8,718,342	6,430,836
Note receivable – short-term	—	—	25,583
Prepaid expenses	258,520	169,376	144,222
Other current assets	328,414	43,022	32,566
Total current assets	14,497,895	9,032,418	6,674,472
Property and equipment, net	1,444,288	939,545	637,755
Note receivable – long-term	—	25,583	51,167
Goodwill	1,305,524	—	—
Other intangible assets, net	18,253	19,756	14,958
Deferred tax asset	34,370	—	—
Total assets	$17,300,330	$10,017,302	$7,378,352
LIABILITIES AND MEMBERS’ EQUITY
Accounts payable	$5,013,531	$2,060,745	$2,184,252
Short-term debt	3,323,480	2,963,630	2,217,479
Accrued production costs, billed to clients	4,682,122	1,648,012	533,839
Accrued liabilities	562,433	118,494	80,165
Deferred tax liability, net	68,153	—	—
Total current liabilities	13,649,719	6,790,881	5,015,735
Long-term debt	621,578	168,401	23,366
Total liabilities	14,271,297	6,959,282	5,039,101
Members’ equity	3,029,033	3,058,020	2,339,251
Total liabilities and members’ equity	$17,300,330	$10,017,302	$7,378,352

The accompanying notes are an integral part of these financial statements.

RAZOR BUSINESS STRATEGY CONSULTANTS, L.L.C.

STATEMENTS OF INCOME

For the Years Ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Revenue	$16,654,085	$12,136,376	$9,129,418
Operating expenses
Salary, benefits, and payroll taxes	10,362,271	7,923,323	5,474,049
Other operating expenses	1,890,032	1,824,269	1,302,933
Depreciation and amortization	419,350	276,297	174,752
Total operating expenses	12,671,653	10,023,889	6,951,734
Income from operations	3,982,432	2,112,487	2,177,684
Other expenses (income)
Interest	39,876	22,007	68,972
Loss from sale of property and equipment	11,604	22,966	2,460
Miscellaneous	(431)	(1,255)	(26,768)
Total other (income) expenses	51,049	43,718	44,664
Net income before provision for state margin tax	3,931,383	2,068,769	2,133,020
State margin tax	370,536	—	—
Net income	$3,560,847	$2,068,769	$2,133,020

The accompanying notes are an integral part of these financial statements.

RAZOR BUSINESS STRATEGY CONSULTANTS, L.L.C.

STATEMENTS OF MEMBERS’ EQUITY

For the Years Ended December 31, 2007, 2006 and 2005

	Contributed Capital	Accumulated Retained Earnings	Total
Balance at, December 31, 2004	$50,000	$156,231	$206,231
Net income	—	2,133,020	2,133,020
Contributions	76,750	—	76,750
Distributions	—	(76,750)	(76,750)
Ending Balance, December 31, 2005	126,750	2,212,501	2,339,251
Net income	—	2,068,769	2,068,769
Distributions	—	(1,350,000)	(1,350,000)
Ending Balance, December 31, 2006	126,750	2,931,270	3,058,020
Net income	—	3,560,847	3,560,847
Contributions	247,566	—	247,566
Distributions	—	(3,837,400)	(3,837,400)
Ending Balance, December 31, 2007	$374,316	$2,654,717	$3,029,033

The accompanying notes are an integral part of these financial statements.

RAZOR BUSINESS STRATEGY CONSULTANTS, L.L.C.

STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Cash flows from operating activities
Net income	$3,560,847	$2,068,769	$2,133,020
Adjustments to reconcile net income to net cash
Depreciation and amortization expense	419,350	276,297	174,752
Loss from sale of property and equipment	11,604	22,966	2,460
Bad debt expense	14,650	167,273	34,502
Doubtful accounts recovered	(104,129)	(9,779)	(12,725)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(5,003,140)	(2,445,000)	(3,580,876)
Prepaid expenses	(89,144)	(25,154)	(54,359)
Other current assets	(285,627)	(10,929)	125,266
Deferred tax asset	(35,180)	—	—
Increase (decrease) in:
Accounts payable	2,952,786	(123,507)	1,076,922
Accrued production costs, billed to clients	3,034,110	1,114,173	502,158
Accrued liabilities	443,939	38,329	(163,077)
Deferred tax liability	68,963	—	—
Net cash provided by operating activities	4,989,029	1,073,438	238,043
Cash flows from investing activities
Purchase of property and equipment	(934,859)	(618,868)	(408,064)
Proceeds from sale of assets	900	19,490	—
Goodwill, purchase of withdrawing members’ interest	(1,305,524)	—	—
Other intangible assets	—	(6,000)	(1,534)
Proceeds from note receivable	25,583	51,167	—
Disbursements on note receivable	—	—	(76,750)
Net cash used for investing activities	(2,213,900)	(554,211)	(486,348)
Cash flows from financing activities
Proceeds from line of credit	9,655,240	5,292,360	4,720,000
Payments on line of credit	(9,549,933)	(4,600,000)	(3,320,000)
Proceeds from debt	872,283	293,712	9,300
Payments on debt	(141,197)	(27,407)	(492,496)
Payments on capital lease obligations	(23,366)	(67,479)	(42,009)
Contributions from members	247,566	—	76,750
Distributions to members	(3,837,400)	(1,350,000)	(76,750)
Net cash (used for) provided by financing activities	(2,776,807)	(458,814)	874,795
Net (decrease) increase in cash and cash equivalents	(1,678)	60,413	626,490
Cash and cash equivalents, beginning of year	101,678	41,265	(585,225)
Cash and cash equivalents, end of year	$100,000	$101,678	$41,265
Supplemental notes:
Interest paid	$36,103	$19,925	$68,106
Noncash financing activities:
A capital lease obligation of $132,854 was incurred in 2005 when the Company entered into a lease for new equipment.

The accompanying notes are an integral part of these financial statements.

RAZOR BUSINESS STRATEGY CONSULTANTS, L.L.C.

NOTES TO FINANCIAL STATEMENTS

December 31, 2007, 2006 and 2005

1.    Organization and accounting principles

The Company

Razor Business Strategy Consultants, L.L.C. (the ‘‘Company’’) is organized as a limited liability company in the state of Texas. The Company was formed July 23, 2002, to provide strategic marketing and advertising services to retail businesses. Until the beginning of 2004, the Company had a single member and reported its income as a division of Goonbottled Entertainment, Inc., an S corporation.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all cash accounts with original maturities of 90 days or less to be cash or cash equivalents.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

Property and equipment

Assets are stated at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed over the estimated useful life of the assets using the straight-line method over the following useful lives:

Category	Useful Life in Years
Furniture and fixtures	7
Computer equipment	5
Office equipment	5
Leasehold improvements	4 to 5
Software	3

Property held under capital lease arrangements are included in property and equipment, and related obligations are recorded at an amount equal to the present value of future minimum lease payments computed at the Company’s incremental borrowing rate or, when known, the interest rate implicit in the lease.

Depreciation of property held under capital lease is computed using the straight-line method over the estimated useful life of the underlying asset. Property held under capital lease consisted of the following at December 31, 2006 and 2005:

	2006	2005
Computer equipment	$49,549	$49,549
Software	73,885	73,885
Total assets	123,434	123,434
Accumulated depreciation	(62,752)	(26,231)
Total (net)	$60,682	$97,203

RAZOR BUSINESS STRATEGY CONSULTANTS, L.L.C.

NOTES TO FINANCIAL STATEMENTS — CONTINUED

December 31, 2007, 2006 and 2005

1.    Organization and accounting principles   —   Continued

There is no property held under capital lease at December 31, 2007.

Goodwill

The Company accounts for recorded goodwill and other intangible assets in accordance with SFAS No. 142, ‘‘Goodwill and Other Intangible Assets’’ (‘‘SFAS 142’’). In accordance with SFAS 142, the Company does not amortize goodwill or indefinite-lived intangible assets. Management evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. Goodwill is assessed annually for impairment.

During 2007, the Company purchased some members’ interest in the Company for amounts greater than the members’ basis. The purchase amounts exceed the members’ basis by $1,305,524 and is recorded as goodwill by the Company in association with EITF Issue No. 85-46, Partnership’s Purchase of Withdrawing Partner’s Equity push-down method. No impairment of goodwill exists at December 31, 2007.

Revenue recognition

Substantially all revenue is derived from fees and commissions for services, for production work, and for media placement. In addition, certain contractual engagements with clients include performance-based incentive provisions which allow the Company to earn additional revenues as a result of its performance relative to both qualitative and quantitative goals.

Revenue is recognized when the service is performed, in accordance with terms of the contractual arrangement and upon completion of the earnings process, when services are rendered, when print production is completed, and when collection is reasonably assured. Salaries and employee benefits are expensed as incurred. The Company recognizes the incentive portion of revenue under the performance based contractual arrangements when specific quantitative goals are achieved or when performance against quantitative goals is determined by the Company’s clients.

Substantially all of the Company’s revenue is recorded as the net amount of its gross billings less pass-through expenses charged to a client. In most cases the amount that is billed to clients significantly exceeds the amount of revenue that is earned and reflected in the Company’s financial statements, because of various pass-through expenses such as production and media costs. In compliance with Emerging Issues Task Force (‘‘EITF’’) Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company assesses whether the agency or the third-party supplier is the primary obligor. The Company evaluates the terms of its client agreements as part of this assessment. In addition, the Company gives appropriate consideration to other key indicators such as latitude in establishing price, discretion in supplier selection, and credit risk to the vendor. Because the Company operates broadly as an advertising agency based on its primary lines of business, and given the industry practice to generally record revenue on a net versus gross basis, the Company believes that there must be strong evidence in place to overcome the presumption of net revenue accounting. Accordingly, the Company generally records revenue net of pass-through charges as the Company believes the key indicators of the business suggest, and client arrangements state, that the Company generally acts as an agent on behalf of its clients in its primary lines of business. If it was determined that the Company must recognize a significant portion of the revenues on a gross basis rather than a net basis, it would positively impact revenues, have no impact on its operating income and have an adverse impact on operating margin.

RAZOR BUSINESS STRATEGY CONSULTANTS, L.L.C.

NOTES TO FINANCIAL STATEMENTS — CONTINUED

December 31, 2007, 2006 and 2005

1.    Organization and accounting principles   —   Continued

Income taxes

Under existing provisions of the Internal Revenue Code, the federal income or loss of a limited liability company is recognized by the individual members for federal income tax purposes. Accordingly, no provision for federal income tax has been provided for in the accompanying financial statements. The Company remains liable for state income taxes. The Company is subject to a state margin tax equal to 1% of the Company’s taxable margin.

Components of the provision for income taxes consist of the following at December 31, 2007, 2006 and 2005:

	2007	2006	2005
Current:
State	$336,753	$—	$—
Deferred:
State	33,783	—	—
Total	$370,536	$—	$—

The Company has no prior year’s state margin tax expense as the tax is newly enacted for the year ended December 31, 2007.

Deferred income taxes reflect the tax consequences on future years of differences between the income recognized under the accrual method of accounting for financial statement purposes and the cash basis of accounting for state margin tax purposes as well as state operating loss carryforward credits available to the Company.

The tax effect of the timing differences representing deferred tax assets and liabilities is as follows at December 31, 2007, 2006 and 2005:

	2007	2006	2005
Deferred tax assets:
Operating loss carryforwards	$35,180	$—	$—
Deferred tax liabilities:
Income recognized for financial statement purposes, not for tax purposes	(68,963)	—	—
Net deferred tax liability	$(33,783)	$—	$—

Fair value of financial instruments

The Company’s financial instruments, none of which are held for trading purposes, include cash, accounts receivable, notes receivable, accounts payable and short and long-term debt. The Company estimates that the fair value of all financial instruments at December 31, 2007, 2006 and 2005 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying financial statements.

Advertising

The Company expenses advertising as incurred.

RAZOR BUSINESS STRATEGY CONSULTANTS, L.L.C.

NOTES TO FINANCIAL STATEMENTS — CONTINUED

December 31, 2007, 2006 and 2005

1.    Organization and accounting principles   —   Continued

Reclassifications

Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements.

2.    Accounts receivable

Accounts receivable are based on contracted prices between the Company and its customers. At December 31, 2007, 2006 and 2005, the Company provides an allowance for doubtful accounts that is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. The following is a summary of accounts receivable and related reserve account at December 31, 2007, 2006 and 2005:

	2007	2006	2005
Accounts receivable – print production	$12,512,477	$7,921,109	$5,281,332
Accounts receivable – service fees	1,328,890	919,104	1,149,504
Allowance for doubtful accounts	(30,406)	(121,871)	—
Total	$13,810,961	$8,718,342	$6,430,836

3.    Property and equipment

The following is a summary of property and equipment and related accumulated depreciation by major classification at December 31, 2007, 2006 and 2005:

	2007	2006	2005
Furniture and fixtures	$523,148	$311,521	$166,214
Computer equipment	887,584	557,845	406,792
Office equipment	158,950	112,671	60,240
Leasehold improvements	335,756	136,950	48,160
Software	447,871	315,922	211,892
	2,353,309	1,434,909	893,298
Less: accumulated depreciation	(909,021)	(495,364)	(255,543)
Total	$1,444,288	$939,545	$637,755

Depreciation expense for the years ended December 31, 2007, 2006 and 2005 is $417,612, $274,622 and $173,202, respectively.

4.    Other intangible assets

Other intangible assets consist of the following at December 31, 2007, 2006 and 2005:

	2007	2006	2005
Non-compete agreement	$16,535	$16,535	$16,535
Trademark	6,000	6,000	—
	22,535	22,535	16,535
Less: accumulated amortization	(4,282)	(2,779)	(1,577)
Total	$18,253	$19,756	$14,958

RAZOR BUSINESS STRATEGY CONSULTANTS, L.L.C.

NOTES TO FINANCIAL STATEMENTS — CONTINUED

December 31, 2007, 2006 and 2005

4.    Other intangible assets   —   Continued

Amortization expense for the years ended December 31, 2007, 2006 and 2005 is $1,738, $1,675 and $1,550, respectively.

5.    Job costing and billing

The Company utilizes a job cost billing system to manage advance and interim billings of production costs incurred on behalf of their clients. The following account, in addition to accounts receivable and accounts payable, is used in managing these activities.

Accrued production costs billed to clients

Accrued production costs billed to clients consist primarily of billings to clients related to costs incurred on behalf of clients in advance of completion of the production or receipt of the final invoice from the vendor.

6.    Short-term and long-term debt

	2007	2006	2005
Line of credit payable to a commercial lender, line maximum $3,500,000, bearing interest at prime, interest payable in monthly installments, due on demand, secured by the Company’s accounts receivable, guaranteed by two members of the Company.	$2,947,667	$2,842,360	$2,150,000
Capital lease agreement with First Equipment Company, bearing interest at 6.82%, payable in monthly installments, matured on April 30, 2007, secured by leased computer equipment and software, guaranteed by one member of the Company.	—	23,366	90,845
Fixed rate installment note with a commercial lender, bearing interest at 7.41%, interest payable in monthly installments, matures March 2, 2009, secured by computer equipment.	14,545	26,181	—
Fixed rate installment note with a commercial lender, bearing interest at 7.72%, interest payable in monthly installments, matures May 5, 2009, secured by furniture and computer equipment.	14,629	24,955	—
Fixed rate installment note with a commercial lender, bearing interest at 7.75%, interest payable in monthly installments, matures October 3, 2009, secured by furniture and computer equipment.	139,227	215,169	—
Fixed rate installment note with a commercial lender, bearing interest at 7.57%, interest payable in monthly installments, matures May 14, 2010, secured by furniture and computer equipment.	196,237	—	—

RAZOR BUSINESS STRATEGY CONSULTANTS, L.L.C.

NOTES TO FINANCIAL STATEMENTS — CONTINUED

December 31, 2007, 2006 and 2005
6.    Short-term and long-term debt   —   Continued

	2007	2006	2005
Fixed rate installment note with a commercial lender, bearing interest at 7.49%, interest payable in monthly installments, matures October 4, 2010, secured by furniture and computer equipment.	264,255	—	—
Fixed rate installment note with a commercial lender, bearing interest at 7.19%, interest payable in monthly installments, matures December 6, 2010, secured by furniture and computer equipment.	368,498	—	—
Total debt	3,945,058	3,132,031	2,240,845
Less: short-term debt	(3,323,480)	(2,963,630)	(2,217,479)
Total long-term debt	$621,578	$168,401	$23,366

Aggregate maturities of debt at December 31, 2007 are as follows:

2008	$3,323,480
2009	353,574
2010	268,004
$3,945,058

7.    Accrued liabilities

Other liabilities as of December 31, 2007, 2006 and 2005 consist of the following:

	2007	2006	2005
State margin tax – current	$336,753	$—	$—
Operating expenses	203,907	85,067	68,100
Salaries and bonuses	18,000	30,000	10,837
Interest payable	3,773	2,082	866
Other	—	1,345	362
Total	$562,433	$118,494	$80,165

8.    Members’ equity

In accordance with the limited liability company agreement, the members may make capital contributions at their discretion, but are not obligated to do so.

Distributions are made upon a majority approval of the members and are allocated in proportion to their ownership interests. Net income and losses are generally allocated to the members in proportion to their ownership interests.

No member is liable for restoring any deficit balance in the Members’ Capital Account.

RAZOR BUSINESS STRATEGY CONSULTANTS, L.L.C.

NOTES TO FINANCIAL STATEMENTS — CONTINUED

December 31, 2007, 2006 and 2005

9.    Commitments and contingencies

The Company leases office space and equipment under multiple operating leases expiring through 2011. Future minimum rental payments as of December 31, 2007 under the leases are as follows:

2008	$770,176
2009	805,502
2010	813,755
2011	310,072
$2,699,505

Rent expense for the years ended December 31, 2007, 2006 and 2005 related to office space and equipment is $612,745, $474,486 and $345,113, respectively.

10.    Concentration of credit risk

The cash balances of the Company are held in financial institutions in the North Texas area. If cash balances exceed the amounts covered by insurance provided by the Federal Deposit Insurance Corporation (FDIC), the excess balances could be at risk of loss. The total cash at risk of loss at December 31, 2007 is $479,870.

In the normal course of business, the Company extends credit to its customers, generally without collateral. At December 31, 2007, 2006 and 2005, the Company had two sizeable customers, one customer represented 30%, 26% and 40% of the total accounts receivable, and the other customer represented 30%, 38% and 45% of total accounts receivable respectively. Sales to the one customer represented 41%, 46% and 36% of the Company’s revenues, and sales to the other customer represented 37%, 39% and 53% for the years ended December 31, 2007, 2006 and 2005, respectively. The loss of these customers could potentially have a material adverse impact on the Company’s results of operations and financial position.

11.    Related party transactions

In January 2006, the members of the Company formed a new company with one of the Company’s vendors, Razor Digital, L.L.C. (Digital), in which the members of the Company held a minority interest. Digital provided digital marketing services for select clients of the Company in addition to their own clients. Effective January 2007, the Company purchased a 6.26154% ownership interest in Digital. Effective June 1, 2007, Digital merged with the Company. At December 31, 2006, accounts receivable from Digital were $22,429 and accounts payable to Digital were $218,874.

12.    Subsequent event

On February 27, 2008 the Company entered into an agreement to sell 100% of the member interest in the Company to an outside party for $30 million. The transaction is expected to be finalized in the third quarter of 2008.

Annex A

Execution Version

STOCK PURCHASE AGREEMENT

BY AND AMONG

UNION STREET ACQUISITION CORP.,

ARGENBRIGHT, INC.

AND

ARCHWAY MARKETING SERVICES, INC.

relating to the purchase and sale of 100% of the outstanding shares of

ARCHWAY MARKETING SERVICES, INC.

DATED AS OF FEBRUARY 26, 2008

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this ‘‘Agreement’’) is made and entered into as of February 26, 2008, by and among Union Street Acquisition Corp., a Delaware corporation (‘‘Buyer’’), Argenbright, Inc., a Georgia corporation (the ‘‘Seller’’) and Archway Marketing Services, Inc, a Delaware corporation (the ‘‘Company’’).

R E C I T A L S

WHEREAS, Seller is the record and beneficial owner of all of the issued and outstanding shares of capital stock (the ‘‘Shares’’) of the Company;

WHEREAS, Seller desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Seller, upon the terms and subject to the conditions set forth in this Agreement (the purchase and sale of the Shares is referred to in this Agreement as the ‘‘Acquisition’’); and

WHEREAS, the Board of Directors of Buyer has unanimously (i) determined that the Acquisition is fair to, and in the best interests of, Buyer and its stockholders, (ii) approved this Agreement, the Acquisition, the Escrow Agreement and the other transactions contemplated by this Agreement and (iii) determined to recommend that the stockholders of Buyer adopt and approve this Agreement, the Escrow Agreement and the other transactions contemplated by this Agreement, and approve the Acquisition.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (defined terms used in this Agreement are listed alphabetically in Article IX, together with the Section and, if applicable, paragraph number in which the definition of each such term is located):

ARTICLE I

PURCHASE AND SALE

1.1    Purchase and Sale of the Shares.

(a)    At the Closing (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Shares free and clear of all Liens. The aggregate purchase price for the Shares is $80,300,000 in cash (the ‘‘Purchase Price’’). The Purchase Price shall be paid as provided in Section 1.3 and shall be subject to adjustment as provided below and in Section 1.5.

(b)    The Purchase Price shall be reduced at Closing dollar-for-dollar to account for any Non-Operating Indebtedness of the Company existing at the time of the Closing. For purposes of this Section 1.1(b), ‘‘Non-Operating Indebtedness’’ shall include (i) all unpaid costs related to the existing lease/facility at the Company’s facility located in Valencia, California, all of which are set forth on Schedule 1.1(b), and (ii) any unpaid amounts due to Company employees, including 2007 bonuses, 2008 bonuses through Closing, transaction bonuses, or payments related to the retirement of outstanding options, in each case to the extent not paid on or before the Closing. Non-Operating Indebtedness will not include liabilities related to worker compensation reserves and medical reserves, respectively, related to estimates of future funding requirements for claims of Company employees.

(c)    The Purchase Price shall be adjusted at Closing dollar-for-dollar in the following manner:

(i)    The Purchase Price shall be increased at Closing by the amount by which (A) total expenditures on the capital improvements, including, without limitation capital improvements set forth on Schedule 4.1, beginning on January 1, 2008 and ending on the Closing exceeds (collectively ‘‘Total Capital Expenditures’’) (B) the product of (x) $250,000 multiplied by

(y) the number of months elapsed in 2008 prior to the Closing (such product is referred to herein as the ‘‘Capex Target’’). The Purchase Price shall be decreased by the amount by which Total Capital Expenditures is less than the Capex Target. For purposes of calculating the Capex Target the month in which the Closing occurs shall be counted as a fraction, the numerator of which shall be the number of days in the month up to the Closing Date and the denominator shall be the total number of days in such month.

(ii)    The Purchase Price shall be increased at Closing by the amount by which the total costs to the Company, Seller or AHL Services, Inc., a Georgia corporation (‘‘AHL’’) of separating the Company IT Functions from the IT functions of Seller and AHL incurred through the date of Closing (collectively, ‘‘Total IT Expenditures’’) exceed $600,000 (the ‘‘IT Target’’). The Purchase Price shall be decreased by the amount by which Total IT Costs is less than the IT Target. The ‘‘Company IT Functions’’ means the information technology functions of the Company that are specifically set forth on Schedule 1.1(c) along with the estimated costs related to the separation of such functions from the IT functions of Seller and AHL.

1.2    Closing Date.    The closing of the Acquisition (the ‘‘Closing’’) shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (‘‘Mintz Levin’’), counsel to Buyer, at 666 Third Avenue, New York, New York 10017, at a time and date to be specified by the parties, which shall be no later than the second Business Day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the ‘‘Closing Date’’). Closing signatures may be transmitted by facsimile.

1.3    Transactions to be Effected at the Closing.

(a)    At the Closing Buyer shall deliver to Seller (i) an amount equal to the Purchase Price less the Escrow Amount (defined below) in immediately available funds by wire transfer to an account of Seller designated in writing by Seller to Buyer no later than three Business Days prior to the Closing Date, and (ii) all other documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement.

(b)    At the Closing Seller shall deliver to Buyer (i) certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto, (ii) all other documents and instruments necessary to vest in Buyer all of Seller’s right, title and interest in and to the Shares, free and clear of all Liens, and (iii) all other documents, instruments or certificates required to be delivered by Seller at or prior to the Closing pursuant to this Agreement.

1.4    Working Capital; Closing Statement.

(a)    Within 60 days after the Closing Date, Buyer will prepare, or cause to be prepared, and deliver to Seller an unaudited Closing Statement (the ‘‘Closing Statement’’), which shall set forth Buyer’s calculation of Working Capital as of the Closing Date (‘‘Closing Working Capital’’). The definition of Working Capital and the standards for preparing the Closing Statement are set forth in Schedule 1.4(a). The accounts attached as Schedule 1.4(a) will represent the sole components of the working capital statement for purposes of determining the Working Capital at Closing. These accounts will contain amounts and items consistent with past reporting. The Working Capital will not include any accruals for items not previously provided in these accounts.

(b)    The Closing Statement shall also set forth Buyer’s calculations of Non-Operating Indebtedness, Total Capital Expenditures and Total IT Expenditures, in each case as of the Closing Date, and any related Purchase Price adjustments in accordance with Section 1.1(c).

(c)    Upon receipt from Buyer, Seller shall have 30 days to review the Closing Statement (the ‘‘Review Period’’). If Seller disagrees with Buyer’s computations on the Closing Statement, Seller may, on or prior to the last day of the Review Period, deliver a notice to Buyer (the ‘‘Notice of Objection’’), which sets forth its objections to Buyer’s calculations. Any Notice of Objection shall specify those items or amounts with which Seller disagrees, together with a detailed written explanation of the reasons for disagreement with each such item or amount, and shall set forth Seller’s calculation of Closing Working Capital, Non-Operating Indebtedness, Total Capital Expenditures and Total IT Expenditures based on such objections. To the extent not set forth in the Notice of Objection, Seller shall be deemed to have agreed with Buyer’s calculation of all other items and amounts contained in the Closing Statement.

(d)    Unless Seller delivers the Notice of Objection to Buyer within the Review Period, Seller shall be deemed to have accepted Buyer’s calculation of Closing Working Capital, Non-Operating Indebtedness, Total Capital Expenditures and Total IT Expenditures and the Closing Statement shall be final, conclusive and binding. If Seller delivers the Notice of Objection to Buyer within the Review Period, Buyer and Seller shall, during the 30 days following such delivery or any mutually agreed extension thereof, use their commercially reasonable efforts to reach agreement on the disputed items and amounts. If, at the end of such period or any mutually agreed extension thereof, Buyer and Seller are unable to resolve their disagreements, they shall jointly retain and refer their disagreements to the Minneapolis, Minnesota office of PricewaterhouseCoopers or (if such firm shall decline or is unable to act) another nationally recognized independent accounting firm mutually acceptable to Buyer and Seller (the ‘‘Independent Expert’’). The parties shall instruct the Independent Expert promptly to review this Section 1.4 and to determine solely with respect to the disputed items and amounts so submitted whether and to what extent, if any, the calculations set forth in the Closing Statement require adjustment. The Independent Expert shall base its determination solely on written submissions by Buyer and Seller and not on an independent review. Buyer and Seller shall make available to the Independent Expert all relevant books and records and other items reasonably requested by the Independent Expert. As promptly as practicable but in no event later than 45 days after its retention, the Independent Expert shall deliver to Buyer and Seller a report which sets forth its resolution of the disputed items and amounts; provided that in no event shall Closing Working Capital as determined by the Independent Expert be less than Buyer’s calculation of Closing Working Capital set forth in the Closing Statement nor more than Seller’s calculation of Closing Working Capital set forth in the Notice of Objection. The decision of the Independent Expert shall be final, conclusive and binding on the parties. The costs and expenses of the Independent Expert shall be shared by Seller and Buyer in inverse proportion to the respective amounts in dispute under this Section 1.4(c) for which each of them is successful.

1.5    Post-Closing Adjustment of Purchase Price.

(a)    ‘‘Final Working Capital’’ means the Closing Working Capital (i) as shown in the Closing Statement delivered by Buyer to Seller pursuant to Section 1.4(a), if no Notice of Objection with respect thereto is timely delivered by Seller to Buyer pursuant to Section 1.4(b); or (ii) if a Notice of Objection is so delivered, (A) as agreed by Buyer and Seller pursuant to Section 1.4(c) or (B) in the absence of such agreement, as shown in the Independent Expert’s calculation delivered pursuant to Section 1.4(c). If Final Working Capital is less than Agreed Working Capital Threshold, Seller shall pay to Buyer, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 1.5(b), an amount of cash equal to the difference between Agreed Working Capital Threshold and Final Working Capital (the ‘‘Deficit Amount’’). If Final Working Capital exceeds Agreed Working Capital Threshold Buyer shall pay to Seller, in the manner and with interest as provided in Section 1.5(b), an amount of cash equal to the difference between Final Working Capital and Agreed Working Capital Threshold (the ‘‘Excess Amount’’). ‘‘Agreed Working Capital Threshold’’ means the sum of $12.152 million plus the Working Capital Growth Adjustment. ‘‘Working Capital Growth Adjustment’’ as used herein means the product of the number of months elapsed in 2008 prior to the Closing times $100,000. For purposes of this calculation the month in which the Closing occurs shall be counted as a fraction, the numerator of which shall be the number of days in the month up to the Closing Date and the denominator shall be the total number of days in such month.

(b)    The Excess Amount or the Deficit Amount, as the case may be, shall be adjusted to reflect the net adjustments to Non-Operating Indebtedness, Total Capital Expenditures and Total IT Expenditures as finalized by Section 1.4 and any final Purchase Price adjustments in accordance with Section 1.1(c).

(c)    Within three Business Days after Final Working Capital, Non-Operating Indebtedness, Total Capital Expenditures and Total IT Expenditures have been finally determined pursuant to Section 1.4, (i) if there is a Deficit Amount (as adjusted pursuant to Section 1.5(b)), Seller shall pay to Buyer an amount equal to such adjusted Deficit Amount, together with interest calculated as set forth below, and (ii) if there is an Excess Amount (as adjusted pursuant to Section 1.5(b)), Buyer shall pay to Seller an amount equal to such adjusted Excess Amount, together with interest calculated as set forth below. Any such payment shall be made by wire transfer of immediately available funds to an account designated in writing by Buyer or Seller, as the case may be, at least one Business Day prior to such transfer. The amount of any payment to be made pursuant to this Section 1.5 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the Prime Rate as published in the Wall Street Journal, Eastern Edition in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding.

1.6    Escrow.    As the sole remedy for the indemnity obligations set forth in Article VII, at the Closing the Seller shall deposit in escrow, to be held during the period ending on April 30, 2009 (‘‘Escrow Period’’), $3,950,000 in cash (the ‘‘Escrow Cash’’) received by Seller as a result of the Acquisition (the ‘‘Escrow Amount’’), which such cash shall be allocated to Seller in accordance with the terms and conditions of the Escrow Agreement to be entered into at the Closing between the Buyer, Seller and SunTrust Bank, as Escrow Agent, in the form annexed hereto as Exhibit A (the ‘‘Escrow Agreement’’). Subject to Article VII, on the first business day following the conclusion of the Escrow Period, the Escrow Agent shall deliver the Escrow Amount, less any such cash applied in satisfaction of a claim for indemnification and any cash then in dispute related to the indemnification obligations set forth in Article VII, to the Seller. The remaining Escrow Amount, to the extent not applied in satisfaction of a claim for indemnification, will be distributed to Seller promptly upon resolution of the dispute or claim.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to the exceptions set forth in Schedule 2 attached hereto (the ‘‘Seller Schedule’’), the Seller hereby represents and warrants to Buyer, as follows:

2.1    Organization and Qualification.

(a)    Each of Seller and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. Each of Seller and the Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (‘‘Approvals’’) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on the business of the Company as it is now being conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Complete and correct copies of the certificate of incorporation and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as ‘‘Charter Documents’’) of the Company, as amended and currently in effect, have been heretofore delivered to Buyer or Buyer’s counsel. Neither the Seller nor the Company is in violation of any of the provisions of its Charter Documents.

(b)    The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each jurisdiction in which the Company is so qualified or licensed is listed in Schedule 2.1.

(c)    The minute books of the Company contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders (‘‘Corporate Records’’) since October 7, 2005. Copies of such Corporate Records of the Company have been heretofore made available to Buyer or Buyer’s counsel.

(d)    The stock transfer, warrant and option transfer and ownership records of the Company contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving the capital stock and other securities of the Company since October 7, 2005. Copies of such records of the Company have been heretofore made available to Buyer or Buyer’s counsel.

2.2    Subsidiaries.    The Company does not directly or indirectly own or control 50% or more of the outstanding equity securities of any entity, serve as a general partner or managing member of any entity, or otherwise have the ability to elect a majority of the directors, trustees, managing members or other governing body of any entity (with respect to any Person, any such entity is referred to herein as a ‘‘Subsidiary’’). Except for a 44% membership interest in Archer Corporate Services, LLC (the ‘‘Archer Interest’’), the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make any future investment in or capital contribution to any other entity.

2.3    Capitalization.

(a)    The authorized capital stock of the Company consists of 1,000 shares of Common Stock, $.01 par value per share (‘‘Company Common Stock’’), of which there were 1,000 shares issued and outstanding as of the date hereof. Except as set forth on Schedule 2.3(a), all outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable, are owned of record beneficially by Seller free and clear of all Liens, and are not subject to preemptive rights created by statute, the Charter Documents of Company or any agreement or document to which the Company is a party or by which it is bound, and were issued in compliance with all applicable federal and state securities laws. Schedule 2.3(a) hereto lists each holder of Company Common Stock.

(b)    Except as contemplated by this Agreement, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(c)    Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security of any class of the Company.

(d)    Except as set forth in Schedule 2.3(d), the Company owns the Archer Interest directly, free and clear of all Liens. Except to the extent set forth in the Charter Documents of Archer Corporate Services, LLC, there are no outstanding options, warrants or other rights to purchase the Archer Interest.

2.4    Authority Relative to this Agreement.    Seller has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby (including the Acquisition). The execution and delivery of this Agreement and the consummation by Seller of the transactions contemplated hereby (including the Acquisition) have been duly and validly authorized by all necessary corporate action on the part of Seller, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to the Georgia Business Corporation Code (the ‘‘GBCC’’) and the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.5    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller shall not, (i) except as set forth in Schedule 2.5, conflict with or violate Seller’s, the Company’s or Archer Corporate Services, LLC’s Charter Documents, (ii) conflict with or violate any Legal Requirements applicable to Seller or the Company, (iii) except as set forth in Schedule 2.5, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Seller’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Seller or pursuant to, any Company Contracts or (iv) except as set forth in Schedule 2.5, result in the triggering, acceleration or increase of any payment to any Person pursuant to any Company Contract, including any ‘‘change in control’’ or similar provision of any Company Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company.

(b)    The execution and delivery of this Agreement by Seller does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign governmental entity (a ‘‘Governmental Entity’’), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the ‘‘Securities Act’’), the Exchange Act of 1934, as amended (the ‘‘Exchange Act’’) or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business, (ii) for the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the ‘‘HSR Act’’) and the expiration of the required waiting period thereunder, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or, after the Closing, the Buyer, or prevent consummation of the Acquisition or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.6    Compliance.    The Company has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. Except as set forth in Schedule 2.6, no written notice of non-compliance with any Legal Requirements has been received by the Company (and the Company has no knowledge of any such notice delivered to any other Person) since January 1, 2006. The Company is not in violation of any term of any Company Contract, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company.

2.7    Financial Statements.

(a)    Seller has provided to Buyer a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of AHL and its Subsidiaries for the fiscal years ended December 31, 2005 and December 31, 2006 (the ‘‘Audited Financial Statements’’), and a copy of the audited consolidated financial statements (including any related notes thereto) of the Company for the fiscal years ended December 31, 2005 and December 31, 2006. The Audited Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b)    Seller has provided to Buyer a correct and complete copy of the unaudited consolidated financial statements (including, in each case, any related notes thereto) of the Company for the month ended November 30, 2007 (the ‘‘Unaudited Financial Statements’’). The Unaudited Financial Statements comply as to form in all material respects, and were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements do not contain notes and are subject to normal adjustments that are not expected to have a Material Adverse Effect on the Company.

(c)    Since October 7, 2005, the books of account, minute books, stock certificate books and stock transfer ledgers and other similar books and records of the Company have been maintained in accordance with commercially reasonable business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which are not so set forth.

(d)    Significant deficiencies in the financial reporting of the Company which are reasonably likely to materially and adversely affect the ability to record, process, summarize and report financial information, and any fraud whether or not material that involves management or other employees who have a significant role in financial reporting, have been adequately and promptly disclosed to the independent accountants and management of the Company as required by applicable Legal Requirements.

2.8    No Undisclosed Liabilities.    Except as set forth in Schedule 2.8 hereto, to the knowledge of Seller, the Company has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the Unaudited Financial Statements which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except: (i) liabilities provided for in or otherwise disclosed in the balance sheet included in the Unaudited Financial Statements, and (ii) such liabilities arising in the ordinary course of the Company’s business since September 30, 2007, none of which would have a Material Adverse Effect on the Company.

2.9    Absence of Certain Changes or Events.    Except as set forth in Schedule 2.9 hereto or in the Unaudited Financial Statements, or as otherwise provided in this Agreement, since September 30, 2007, there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company’s capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any Governmental Entity, (vi) any material change by the Company in its accounting methods, principles or practices, (vii) any change in the auditors of the Company, (viii) any issuance of capital stock of the Company, (ix) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business, or (x) any agreement, whether written or oral, to do any of the foregoing.

2.10    Litigation.    Except as disclosed in Schedule 2.10 hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of Seller, threatened against the Company before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Acquisition.

2.11    Employee Benefit Plans and Compensation.

(a)    Definitions. With the exception of the definition of ‘‘Affiliate’’ set forth in Section 2.11(a) below (which definition shall apply only to this Section 2.11) for purposes of this Agreement, the following terms shall have the following respective meanings:

‘‘Affiliate’’ shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

‘‘Company Employee Plan’’ shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each ‘‘employee benefit plan,’’ within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company for the benefit of any Employee, or with respect to which the Company has or may have any liability or obligation.

‘‘COBRA’’ shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

‘‘Code’’ shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, all as from time to time in effect, and any successor laws thereto.

‘‘DOL’’ shall mean the United States Department of Labor.

‘‘Employee’’ shall mean any current, former or rehired employee, consultant, officer or director of the Company or any Affiliate.

‘‘Employee Agreement’’ shall mean each management, employment, severance, consulting, relocation or similar agreement, or contract (including, without limitation, any offer letter or any agreement providing for acceleration of Company Stock Options, or any other agreement providing for compensation or benefits) between the Company and any Employee.

‘‘ERISA’’ shall mean the Employee Retirement Income Security Act of 1974, as amended.

‘‘FMLA’’ shall mean the Family Medical Leave Act of 1993, as amended.

‘‘HIPAA’’ shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

‘‘International Employee Plan’’ shall mean each Company Employee Plan or Employee Agreement that has been adopted or maintained by the Company, whether formally or informally or with respect to which the Company will or may have any liability with respect to Employees who perform services outside the United States.

‘‘IRS’’ shall mean the United States Internal Revenue Service.

‘‘PBGC’’ shall mean the United States Pension Benefit Guaranty Corporation.

‘‘Pension Plan’’ shall mean each Company Employee Plan that is an ‘‘employee pension benefit plan,’’ within the meaning of Section 3(2) of ERISA.

(b)    Schedule 2.11(b) hereto sets forth a complete and accurate list of each Company Employee Plan and each Employee Agreement. The Company has not made any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. Schedule 2.11(b) hereto sets forth a table setting forth the name, position and salary of each employee of the Company.

(c)    Documents.    The Seller has provided or made available to Buyer: (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (v) sample COBRA forms and related notices; and (vi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan.

(d)    Employee Plan Compliance.    The Company has performed all obligations required to be performed by it under, is not in default or violation of, and Seller has no knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in material compliance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code and any trust intended to qualify under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code or has a remedial amendment period that has not yet expired during which the Company Employee Plan may be filed for a favorable determination letter. To the knowledge of Seller, no ‘‘prohibited transaction,’’ within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the knowledge of Seller, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Except as set forth on Schedule 2.11(d), there are no audits, inquiries or proceedings pending or, to the knowledge of Seller, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i)

of ERISA or Sections 4975 through 4980 of the Code. The Company has made all contributions and other payments required by and due under the terms of each Company Employee Plan.

(e)    No Pension Plan.    Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code.

(f)    Collectively Bargained, Multiemployer and Multiple-Employer Plan.    At no time has the Company contributed to or been obligated to contribute to any Multiemployer Plan which has resulting in, or would result in liability to the Company.

(g)    No Post-Employment Obligations.    No Company Employee Plan or Employment Arrangement provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has not ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute.

(h)    COBRA; FMLA; HIPAA.    The Company has, prior to the Closing, complied with COBRA, FMLA, HIPAA, the Women’s Health and Cancer Rights Act of 1998, the Newborns’ and Mothers’ Health Protection Act of 1996, and any similar provisions of state law applicable to its Employees. The Company does not have unsatisfied obligations to any Employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage or extension.

(i)    Effect of Transaction.    The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits or be deemed a ‘‘parachute payment’’ under Section 280G of the Code with respect to any Employee.

(j)    Employment Matters.    Except as would not reasonably be likely to have a Material Adverse Effect, the Company: (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, termination of employment, employee safety and wages and hours, and in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages, severance pay or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no actions, suits, claims or administrative matters pending or, to the knowledge of the Company, threatened against the Company or any of its Employees relating to any Employee, Employee Agreement or Company Employee Plan. There is no pending or, to the knowledge of the Company, threatened claims or actions against Company or any Company trustee under any worker’s compensation policy. The services provided by the Company’s Employees are terminable at the will of the Company and its Affiliates and any such termination would result in no liability to the Company or any Affiliate.

(k)    International Employee Plan.    The Company has not ever had the obligation to maintain, establish, sponsor, participate in, be bound by or contribute to any International Employee Plan.

2.12    Labor Matters.    Except as set forth on Schedule 2.12, the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor does Seller know of any activities or proceedings of any labor union to organize any such employees.

2.13    Restrictions on Business Activities.    Except as disclosed in Schedule 2.13 hereto, to Seller’s knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company, its assets or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company, or the conduct of business by Company as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

2.14    Title to Properties; Absence of Liens and Encumbrances.

(a)    Real Property Owned or Leased by the Company.    Schedule 2.14(a) hereto lists each parcel of real property currently leased, subleased or licensed by the Company.

(b)    Owned Real Property.    The Company does not own any real property or interests in real property in fee simple.

(c)    Leases.    True, correct and complete copies of all leases, subleases or licenses for each parcel of real property currently leased, subleased or licensed by the Company (the ‘‘Leased Real Property’’), together with any assignments, guaranties or amendments thereto (collectively, the ‘‘Lease Documents’’) have been delivered or made available to Buyer. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, all such current leases, subleases and licenses are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or, to Seller’s knowledge, by the other party to such lease, sublease or license.

(d)    Liens.    Except as disclosed in Schedule 2.14(d) hereto, the Company owns or has valid leasehold fee interests in all of their respective properties and assets (other than assets disposed of in the ordinary course of business since December 31, 2005), free and clear of all Liens except for Permitted Liens. Except as set forth on Schedule 2.14(d) hereto, the Company is not a party to or obligated under any option, right of first refusal or other contractual right to sell, dispose of or lease any of the Real Property or any portion thereof or interest therein to any Person (other than pursuant to this Agreement). The Company is not a party to any agreement or option to purchase any real property or interest therein other than options for renewal of Leased Real Property for the benefit of the Company.

(e)    Entire Interest.    Except as set forth in Schedule 2.14(e) hereto, the Company has not leased or otherwise granted to any Person (other than pursuant to this Agreement) any right to occupy or possess or otherwise encumber any portion of the Real Property other than in the ordinary course of business. Except as set forth in Schedule 2.14(e) hereto, the Company has not vacated or abandoned any portion of the Real Property or given notice to any third party of their intent to do the same.

(f)    Condemnation.    Except as set forth on Schedule 2.14(f) hereto, the Company has not received written notice of an expropriation or condemnation proceeding pending, threatened or proposed against the Real Property.

2.15    Accounts Receivable.    The accounts receivable of the Company as set forth on the interim balance sheet (the ‘‘Interim Balance Sheet’’) or arising since the date thereof are, to the extent not paid in full by the account debtor prior to the date hereof, (a) valid and genuine and have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice and (b) not subject to valid defenses, set-offs or counterclaims. The allowance for collection losses on the Unaudited Financial Statements has been determined in accordance with GAAP consistent with past practice.

2.16    Condition of Tangible Assets.    All buildings, plants, leasehold improvements, structures, facilities, equipment and other items of tangible property and assets which are owned, leased or used by the Company are structurally sound, are in good operating condition and repair (subject to normal wear and tear given the use and age of such assets), are usable in the regular and ordinary course of business and conform in all material respects to all laws and authorizations relating to their construction, use and operation. No Person other than the Company and holders of Permitted Liens, but solely to the extent of such Permitted Liens, owns, or has any interest in, any equipment or other tangible assets or properties owned, leased or used by the Company.

2.17    Suppliers and Customers.    Schedule 2.17 sets forth with respect to each of the Company (a) each supplier from whom purchases exceeded $1,000,000 in the year ended 2007 or that is otherwise material to the Company, (b) each supplier who constitutes a sole source of supply to the Company; and (c) with respect to the year ended 2007, each customer that has contributed in excess of 5% of the Company’s revenues on a consolidated basis for such year or period. The relationships of each of the Company with each such supplier and customer are good commercial working relationships. No such supplier or customer has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Company. Neither Seller nor the Company has received notice that any such supplier or customer may cancel or otherwise materially and adversely modify its relationship with the Company or limit its services, supplies or materials to the Company, either as a result of the Acquisition or otherwise.

2.18    Taxes.

(a)    Definition of Taxes.

(i)    For the purposes of this Agreement, ‘‘Tax’’ or ‘‘Taxes’’ refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(ii)    ‘‘Taxing Authority’’ means any governmental authority or entity responsible for the administration or imposition of any Tax.

(iii)    ‘‘Treasury Regulations’’ means the United States Treasury Regulations promulgated under the Code.

(b)    Tax Returns and Audits.    Except as set forth in Schedule 2.18 hereto:

(i)    The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (‘‘Tax Returns’’) required to be filed by the Company with any Taxing Authority prior to the date hereof, except such Tax Returns which are not material to Company. To Seller’s knowledge, all such Tax Returns are true, correct and complete in all material respects. The Company has paid all Taxes shown to be due on such Tax Returns.

(ii)    All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(iii)    The Company has not been delinquent in the payment of any material Tax that is outstanding nor is there any material Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv)    To Seller’s knowledge, no audit or other examination of any Return of the Company by any Taxing Authority is presently in progress. The Company has not been notified in writing of any request for such an audit or other examination.

(v)    No adjustment relating to any Tax Returns filed by the Company has been proposed in writing, formally or informally, by any Taxing Authority to the Company or any representative thereof.

(vi)    The Company has no liability for any material unpaid Taxes which have not been accrued for or reserved on the Company’s balance sheets included in the Audited Financial Statements or the Unaudited Financial Statements, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company in the ordinary course of business.

(vii)    Schedule 2.18 lists all Tax Returns of the Company that have been audited by any Taxing Authority. Seller has delivered to Buyer correct and complete copies of all correspondence, examination reports, statements of deficiency, notices of proposed adjustment, and all responses thereto, relating to any audit of the Company’s Tax Returns.

(viii)    No Taxing Authority has claimed or asserted in writing that the Company is subject to Tax in any jurisdiction where the Company does not file Tax Returns.

(ix)    The Company is not a party to or bound by any Tax sharing or allocation agreement.

(x)    The Company is not presently liable for the Taxes of any other person, including but not limited to: (A) by reason of Treasury Regulation § 1.1502-6 (other than a group of which AHL is the parent); (B) as a transferee or successor; or (C) by contract or indemnity.

(xi)    The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period ending after the Closing Date as a result of any: (A) adjustment pursuant to Section 481 of the Code associated with a change of accounting method that is effective on or before the Closing Date; or (B) closing agreement or other agreement with any Taxing Authority executed on or before the Closing Date.

(xii)    The Company is not the subject of any private letter ruling of the Internal Revenue Service or similar ruling issued by any Taxing Authority.

(xiii)    The Company has not participated (within the meaning of Treasury Regulations Section 1.6011-4(c)(3)) in a reportable transaction (within the meaning of Treasury Regulations Section 1.6011-4(b)(1)).

(c)    Seller is eligible to join with Buyer in making the Section 338(h)(10) Election with respect to the acquisition by Buyer of the Company.

2.19    Environmental Matters.

(a)    Except as disclosed in Schedule 2.19 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, the Company has complied with all applicable Environmental Laws. The Company and, to the knowledge of Seller, each other Person that operates the Leased Real Property, has obtained all permits, licenses, franchises, authorities, consents and approvals, and has made all filings and maintained all material data, documentation and records necessary for owning and operating the Leased Real Property under Applicable Environmental Law, and all such permits, licenses, franchises, authorities, consents, approvals and filings remain in full force and effect, except to the extent the failure to obtain or maintain such permits or make such filings could not reasonably be expected to have a Material Adverse Effect.

(b)    As used in this Agreement, the term ‘‘Environmental Law’’ means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the environment, health and safety, or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(c)    As used in this Agreement, the term ‘‘Hazardous Substance’’ means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

(d)    There are no pending or, to the knowledge of Seller, threatened claims, demands, actions, administrative proceedings, lawsuits or inquiries relating to (i) the Leased Real Property under any Environmental Law, or (ii) the restoration, remediation or reclamation of any Leased Real Property, except as set forth on Schedule 2.19.

(e)    Except as set forth on Schedule 2.19, there are no environmental investigations, studies or audits with respect to any Leased Real Property owned or commissioned by, or in the possession of, the Company.

2.20    Brokers; Third Party Expenses.    Except as set forth in Schedule 2.20 hereto, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. No shares of common stock, options, warrants or other securities of Company or Buyer are payable to any third party by Company as a result of the Acquisition.

2.21    Intellectual Property.    For the purposes of this Agreement, the following terms have the following definitions:

‘‘Intellectual Property’’ shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (‘‘Patents’’); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet; (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, ‘‘Trademarks’’); (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated, and (x) any similar or equivalent rights to any of the foregoing (as applicable).

‘‘Company Intellectual Property’’ shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company, including software and software programs developed by or exclusively licensed to the Company (specifically excluding any off the shelf or shrink-wrap software).

‘‘Registered Intellectual Property’’ means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

‘‘Company Registered Intellectual Property’’ means all of the Registered Intellectual Property owned by, or filed in the name of, Company.

‘‘Company Products’’ means all current versions of products or service offerings of Company.

(a)    Except as disclosed on Schedule 2.21 hereto, no Company Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on the Company.

(b)    Except as disclosed on Schedule 2.21 hereto, the Company owns and has good and exclusive title to each material item of Company Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business) except to the extent the failure to hold such title could not reasonably be expected to have a Material Adverse Effect; and the Company is the exclusive owner of all material registered Trademarks used in connection with the operation or conduct of the business of the Company including the sale of any products or the provision of any services by the Company.

(c)    To the knowledge of Seller, the operation of the business of the Company as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the Company Products and (ii) the Company’s use of any product, device or process has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

2.22    Agreements, Contracts and Commitments.

(a)    Schedule 2.22 hereto sets forth a complete and accurate list of all Material Company Contracts (as hereinafter defined) to which the Company is a party or is subject, or by which its assets are bound. For purposes of this Agreement, (i) the term ‘‘Company Contracts’’ shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other legally enforceable understandings, commitments and obligations of any kind, whether written or oral, to which the Company is a party or by or to which any of the properties or assets of the Company may be bound, subject or affected (including without limitation notes or other instruments payable to the Company), and (ii) the term ‘‘Material Company Contracts’’ shall mean (x) each Company Contract (I) which provides for payments (present or future) to the Company in excess of $500,000 in the aggregate or (II) under which or in respect of which the Company presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $500,000, (y) each Company Contract that otherwise is or may be material to the businesses, operations, assets, or condition (financial or otherwise) of the Company and (z) without limitation of subclause (x) or subclause (y), each of the following Company Contracts, the relevant terms of which remain executory:

(i)    any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Company or any officer, director or Stockholder (‘‘Insider’’) of the Company;

(ii)    any guaranty, direct or indirect, by the Company of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii)    any Company Contract of employment providing for aggregate payments to any Person in any calendar year in excess of $50,000;

(iv)    any Company Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Company or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company;

(v)    any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vi)    any collective bargaining agreement with any labor union;

(vii)    any lease or similar arrangement for the use by the Company of personal property (other than leases of vehicles, office equipment or operating equipment where the annual lease payments are less than $100,000 in the aggregate); and

(viii)    any Company Contract to which any Insider of the Company is a party.

(b)    Each Company Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Company Contracts (or written summaries in the case of oral Material Company Contracts) have been heretofore made available to Buyer or Buyer’s counsel.

(c)    Except as set forth in Schedule 2.22, neither the Company nor, to the best of Seller’s knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Company Contract. No party to any Company Contract has given any written notice of any claim of any breach, default or event, which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company. Except as set forth in Schedule 2.22, each Material Company Contract to which the Company is a party or by which it is bound that has not expired by its terms is in full force and effect.

(d)    Except as set forth in Schedule 2.22, none of the rights of the Company under any Material Company Contract will be terminated or impaired in any material respect by the consummation of the Acquisition, and all such rights contained in such Material Company Contract will be enforceable by the Company after the Acquisition without the consent or agreement of any other Person and without payment of any kind. The Seller Schedule sets forth an accurate and complete list of all Material Contracts that require the consent of any third party to the Acquisition, a consent to assignment in connection with the Acquisition or that are otherwise subject to termination, cancellation, imposition of additional obligations or loss of rights in connection with the Acquisition.

2.23    Insurance.

(a)    Schedule 2.23(a) sets forth a list of each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) covering the operations and assets of the Company (the ‘‘Insurance Policies’’). The Insurance Policies are in full force and effect. All premiums due and payable under the Insurance Policies have been paid on a timely basis and the Company is in compliance in all material respects with all other terms thereof. True, complete and correct copies of the Insurance Policies have been made available to Buyer.

(b)    There are no material claims pending as to which coverage has been questioned, denied or disputed. All material claims thereunder have been filed in a due and timely fashion and the Company has not been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request), nor has the Company received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies.

2.24    Governmental Actions/Filings.    Except as set forth in Schedule 2.24, the Company has been granted and holds, and has made, all Governmental Actions/Filings (including, without limitation, the Governmental Actions/Filings required for the manufacture and sale of all products manufactured and sold by it) necessary to the conduct by the Company of its business (as presently conducted and as presently proposed to be conducted) or used or held for use by the Company other than those Governmental Actions/Filings the absence of which could not reasonably be expected to have a Material Adverse Effect on the Company, and true, complete and correct copies of which have heretofore been made available to Buyer. Each such Governmental Action/Filing is in full force and effect and will not expire prior to December 31, 2008 (except to the extent such expiration is not reasonably expected to have a Material Adverse Effect), and the Company is in substantial compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon the Company. No Governmental

Action/Filing is necessary to be obtained, secured or made by the Company to enable it to continue to conduct its business and operations and use its properties after the Closing in a manner which is consistent with current practice. For purposes of this Agreement, the term ‘‘Governmental Action/Filing’’ shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

2.25    Interested Party Transactions.    Except as set forth in the Schedule 2.25 hereto or in the Audited Financial Statements or the Unaudited Financial Statements, no employee, officer, director or stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 2.25, to Seller’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company is affiliated or with whom the Company has a contractual relationship, or in any Person that competes with the Company, except that each employee, stockholder, officer or director of the Company and members of their respective immediate families may own less than 1% of the outstanding stock in publicly traded companies that may compete with Company. Except as set forth in Schedule 2.25, to the knowledge of Seller, no officer, director or Stockholder or any member of their immediate families is, directly or indirectly, interested in any Material Company Contract with the Company (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Company or such Person’s employment with the Company).

2.26    Bank Accounts.    Schedule 2.26 sets forth the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

2.27    Powers of Attorney.    Except as set forth in the Schedule 2.27, there are no outstanding powers of attorney executed by or on behalf of the Company in favor of any Person.

2.28    No Other Representations or Warranties.    EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE II OF THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY IN RESPECT OF THE COMPANY, OR ANY OF ITS ASSETS, LIABILITIES OR OPERATIONS, INCLUDING WITHOUT LIMITATION AS TO MERCHANTABILITY OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Seller, as follows:

3.1    Organization and Qualification.    Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Buyer to be conducted. Buyer is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Buyer to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer. Complete and correct copies of the Charter Documents of Buyer, as amended and currently in effect, have been heretofore delivered to the Company. Buyer is not in violation of any of the provisions of the Buyer’s Charter Documents.

3.2    Authority Relative to this Agreement.    Buyer has all necessary corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which

Buyer has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Buyer’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Acquisition). The execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby (including the Acquisition) have been duly and validly authorized by all necessary corporate action on the part of Buyer (including the approval by its Board of Directors), and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Buyer Stockholder Approval (as defined in Section 5.1(a)). This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.3    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer shall not: (i) conflict with or violate Buyer’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Buyer’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Buyer.

(b)    The execution and delivery of this Agreement by Buyer does not, and the performance of their respective obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Buyer is qualified to do business, (ii) for the filing of any notifications required under the HSR Act and the expiration of the required waiting period thereunder, (iii) the qualification of Buyer as a foreign corporation in those jurisdictions in which the business of the Company makes such qualification necessary, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer, or prevent consummation of the Acquisition or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.4    Litigation.    There are no claims, suits, actions or proceedings pending or to Buyer’s knowledge, threatened against Buyer, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Buyer or have a Material Adverse Effect on the ability of the parties hereto to consummate the Acquisition.

3.5    Brokers.    Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.6    Board Approval.    The Board of Directors of Buyer (including any required committee or subgroup of the Board of Directors of Buyer) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Acquisition and approved this Agreement and the transactions contemplated hereby, (ii) determined that the Acquisition is fair to and in the best interests of the stockholders of Buyer, and (iii) determined that the fair market value of the Company is equal to at least 80% of Buyer’s net assets.

3.7    Trust Fund.    As of the date hereof and at the Closing Date, Buyer has and will have no less than $96,000,000.00 invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 in a trust account administered by Continental Stock Transfer and Trust Company (‘‘Continental’’) (the ‘‘Trust Fund’’), less such amounts, if any, as Buyer is required to pay to stockholders who elect to have their shares converted to cash in accordance with the provisions of Buyer’s Charter Documents.

3.8    Purchase for Investment.    The Shares purchased by Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof. Buyer shall not offer to sell or otherwise dispose of, or sell or otherwise dispose of, the Shares so acquired by it in violation of any of the registration requirements of the Securities Act.

3.9    No Other Representations or Warranties.    EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III OF THIS AGREEMENT, BUYER EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY IN RESPECT OF BUYER, OR ANY OF ITS ASSETS OR LIABILITIES.

ARTICLE IV

CONDUCT PRIOR TO THE CLOSING

4.1    Conduct of Business by Company and Buyer.    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and Buyer shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees, (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings, and (iv) continue to make those capital improvements set forth in Schedule 4.1. In addition, except as required or permitted by the terms of this Agreement or set forth in Schedule 4.1 hereto, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, and Buyer shall not do any of the following:

(a)    Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)    Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c)    Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of the Company or Buyer, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall the Company or Buyer license on an exclusive basis or sell any Intellectual Property of the Company, or Buyer as applicable;

(d)    Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, which shall not preclude the Company from continuing to sweep cash to the Seller’s bank accounts on a daily basis;

(e)    Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or Buyer, as applicable, including repurchases of unvested shares at cost in connection with the termination of the relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date hereof;

(f)    Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

(g)    Amend its Charter Documents unless required to do so hereunder;

(h)    Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Buyer or the Company as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

(i)    Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of services and licenses of software in the ordinary course of business consistent with past practice, (B) sales of inventory in the ordinary course of business consistent with past practice, and (C) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

(j)    Incur any indebtedness for borrowed money in excess of $25,000 in the aggregate (other than purchase money debt in connection with the acquisition by the Company of vehicles, office equipment, new locations and operating equipment not exceeding $500,000 in the aggregate) or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Buyer or the Company, as applicable, enter into any ‘‘keep well’’ or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k)    Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable ‘‘at will’’), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

(l)    Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the Unaudited Financial Statements or in the most recent financial statements included in each report, registration statement and definitive proxy statement filed by Buyer with the Securities and Exchange commission (the ‘‘SEC’’) prior to the date of this

Agreement, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which Buyer is a party or of which Buyer is a beneficiary, as applicable;

(m)    Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Company Contract or material agreement relating to Buyer, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n)    Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(o)    Except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12 month period;

(p)    Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Tax Return in a manner inconsistent with past practice;

(q)    Form, establish or acquire any subsidiary except as contemplated by this Agreement;

(r)    Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans, except as set forth on Schedule 4.1;

(s)    Make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice and except as contemplated in this Agreement;

(t)    Make or omit to take any action which would be reasonably anticipated to have a Material Adverse Effect;

(u)    Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders or other affiliates (other than payment of salary and benefits in the ordinary course of business consistent with past practice);

(v)    Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (u) above.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1    Proxy Statement; Buyer Stockholders’ Meeting.

(a)    As promptly as practicable after the execution of this Agreement, the Company and Buyer will prepare and file a proxy statement in connection with the meeting of Buyer’s stockholders to consider the approval of this Agreement (such proxy statement as amended or supplemented is referred to herein as the ‘‘Proxy Statement’’) with the SEC. Seller and Buyer will respond to any comments of the SEC and Buyer will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the execution of this Agreement, Buyer will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Acquisition and the transactions contemplated by this Agreement, (collectively, the ‘‘Other Filings’’). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information, and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Proxy Statement, the Acquisition or any Other Filing. The Proxy Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, Buyer will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company and Buyer, such amendment or supplement. The proxy materials will be sent to the stockholders of Buyer for the purpose of soliciting proxies from holders of Buyer’s common stock, $0.0001 par value per share (‘‘Buyer Common Stock’’) to vote in favor of the following at a duly called meeting of the stockholders of Buyer (the ‘‘Buyer Stockholders’ Meeting’’): (i) the adoption of this Agreement and the approval of the Acquisition (‘‘Buyer Stockholder Approval’’); (ii) any change of the name of Buyer, if applicable (the ‘‘Name Change Amendment’’); (iii) an amendment to remove the preamble and Sections A through F, inclusive, of Article Five from Buyer’s Certificate of Incorporation from and after the Closing; and (iv) the adoption of an Equity Incentive Plan in the form approved by the Buyer’s Board of Directors (the ‘‘Buyer Plan’’). The Buyer Plan shall provide that an aggregate of not less than 500,000 shares of Buyer Common Stock shall be reserved for issuance pursuant to the Buyer Plan. Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting such proxies from holders of Buyer Common Stock.

(b)    As soon as practicable following its approval by the Commission, Buyer shall distribute the Proxy Statement to the holders of Buyer Common Stock and, pursuant thereto, shall call the Buyer Stockholders’ Meeting in accordance with the General Corporation Law of the State of Delaware (the ‘‘DGCL’’) and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Acquisition and the other matters presented to the stockholders of Buyer for approval or adoption at the Buyer Stockholders’ Meeting, including, without limitation, the matters described Section 5.1(a).

(c)    Buyer shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Buyer Stockholders’ Meeting. Without limiting the foregoing, Buyer shall ensure that the Proxy Statement does not, as of the date on which it is distributed to the holders of Buyer Common Stock, and as of the date of the Buyer Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Buyer shall not be responsible for the accuracy or completeness of any information relating to Seller or any other information furnished by Seller for inclusion in the Proxy Statement). Seller represents and warrants that the information relating to the Company supplied by Seller for inclusion in the Proxy Statement will not as of date of its distribution to the holders of Buyer Common Stock (or any amendment or supplement thereto) or at the time of the Buyer Stockholders’ Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading. In connection with the preparation and filing of the Proxy Statement, Seller shall use its commercially reasonable efforts to obtain customary comfort letters from its independent accountants with respect to financial information regarding the Company that is included in the Proxy Statement. Buyer shall reimburse Seller and the Company for any costs incurred in connection with obtaining such comfort letters.

(d)    Buyer, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of Buyer Common Stock vote in favor of the adoption of this Agreement and the approval of the Acquisition, and shall otherwise use reasonable best efforts to obtain the Buyer Stockholder Approval.

5.2    Directors and Officers of the Company After Acquisition.    Buyer and the Company shall take all necessary action so that the persons listed on Schedule 5.2 are elected to the positions of officers and directors of the Company, as set forth therein, to serve in such positions effective immediately after the Closing.

5.3    HSR Act.    If required pursuant to the HSR Act, as promptly as practicable after the date of this Agreement and in any case no later than 30 days after the date hereof, Buyer and Seller shall each prepare and file the notification required of it thereunder in connection with the transactions contemplated by this Agreement and shall promptly and in good faith respond to all information requested of it by the Federal Trade Commission and Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Buyer and Seller shall (a) promptly inform the other of any notice or communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the transactions contemplated by this Agreement, including furnishing the other with any such notices or communications in writing (except to the extent prohibited by law or except as necessary, in the opinion of outside counsel, to preserve an attorney-client privilege), (b) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any Governmental Entity with respect to such transactions and (c) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation. Filing fees with respect to the notifications required under the HSR Act shall be paid by Buyer.

5.4    Other Actions.

(a)    At least five (5) days prior to Closing, Buyer shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Acquisition in any report or form to be filed with the SEC (‘‘Form 8-K’’), which shall be in a form reasonably acceptable to the Company and in a format acceptable for EDGAR filing. Prior to Closing, Buyer and the Company shall prepare the press release announcing the consummation of the Acquisition hereunder (‘‘Press Release’’). Simultaneously with the Closing, Buyer shall file the Form 8-K with the SEC and distribute the Press Release.

(b)    Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of Seller and Buyer shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Acquisition and the other transactions contemplated hereby. In exercising the foregoing right, each of Seller and Buyer shall act reasonably and as promptly as practicable.

5.5    Required Information.    In connection with the preparation of the Proxy Statement, Form 8-K and Press Release, and for such other reasonable purposes, Seller and Buyer each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Acquisition (including, with respect to the Company and Seller, delivery by Seller of audited consolidated financial statements for the fiscal years ended December 31, 2005, December 31, 2006, and December 31, 2007 of the Company and its Subsidiaries), or any other statement, filing, notice or application made by or on behalf of Seller and Buyer to any third party and/or any Governmental Entity in connection with the Acquisition and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.6    Confidentiality; Access to Information.

(a)    Confidentiality.    Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article VIII hereof, each party (i) will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Acquisition contemplated hereby, and (ii) will use its reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Acquisition contemplated hereby.

(b)    Access to Information.

(i)    Seller will afford Buyer and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records, financial statements and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company, as Buyer may reasonably request. No information or knowledge obtained by Buyer in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

(ii)    Buyer will afford Seller and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records, financial statements and personnel of Buyer during the period prior to Seller to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Buyer, as Seller may reasonably request. No information or knowledge obtained by Seller in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

5.7    Public Disclosure.    From the date of this Agreement until Closing or termination, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Buyer (in the case of Seller) or Seller (in the case of Buyer), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors. Notwithstanding the foregoing, the parties hereto agree that promptly as practicable after the execution of this Agreement, Buyer will file with the SEC the Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, with respect to which Buyer shall consult with Seller. Unless objected to by Seller by written notice given to Buyer within five (5) days after such filing specifying the language to which objection is taken, any language included in such Form 8-K shall be deemed to have been approved by Seller and may be used in other filings made by Buyer with the SEC.

5.8    Reasonable Efforts.    Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Acquisition and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including without limitation the consents referred to in Schedule 2.5 of the Seller Schedule, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and (vi) the separation of the Company’s IT functions from the IT functions of Seller and AHL. In connection with and without limiting the foregoing, at Closing Buyer shall send a termination letter to Continental in substantially the form of Exhibit A attached to the Investment Management Trust Agreement by and between Buyer and Continental dated as of February 5, 2007. In connection with and without limiting the foregoing, Buyer and its board of directors and Seller and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Acquisition, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Acquisition and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Buyer or Seller to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

5.9    No Securities Transactions.    Neither Seller nor any of its affiliates, directly or indirectly, shall engage in any transactions involving the securities of Buyer prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Seller shall use its reasonable best efforts to require each of its officers and directors to comply with the foregoing requirement.

5.10    No Claim Against Trust Fund.    Seller acknowledges that, if the transactions contemplated by this Agreement are not consummated by Buyer by August 5, 2008 (subject to a six-month extension in certain circumstances), Buyer will be obligated to return to its stockholders the amounts being held in the Trust Fund. Accordingly, Seller hereby waives all rights against Buyer to collect from the Trust Fund any moneys that may be owed to them by Buyer for any reason whatsoever, including but not limited to a breach of this Agreement by Buyer or any negotiations, agreements or understandings with Buyer (other than as a result of the Acquisition, pursuant to which the Company would have the right to collect the monies in the Trust Fund), and will not seek recourse against the Trust Fund for any reason whatsoever.

5.11    Disclosure of Certain Matters.    Each of Buyer and Seller will provide the other with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VI will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations or condition (financial or otherwise) of Buyer or Seller, or (e) would require any amendment or supplement to the Proxy Statement. The parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of the first sentence of Sections 6.2(a) and 6.3(a), and Sections 8.1(d) and 8.1(e), the representations and warranties of the parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement, subject to such anticipated changes as are set forth in Schedule 4.1 or otherwise expressly contemplated by this Agreement or which are set forth in the Schedules as they exist on the date of this Agreement.

5.12    No Solicitation.    Until the first to occur of the Closing or termination of this Agreement pursuant to Article VIII hereof:

(a)    Seller will not, and will cause its Affiliates, employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Buyer and its designees) concerning any merger, sale of ownership interests and/or assets, recapitalization or similar transaction with respect to the Company.

(b)    Except as otherwise contemplated by Section 6.1(d), Buyer will not, and will cause its employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Seller and its designees) concerning any merger, purchase of ownership interests and/or assets, recapitalization or similar transaction with respect to Buyer.

(c)    Seller and Buyer shall promptly advise each other of the nature of any written offer, proposal or indication of interest that is submitted to the other and the identity of the Person making such written offer, proposal or indication of interest.

5.13    Restrictive Covenants.

(a)    Seller covenants that, commencing on the Closing Date and ending on the 2nd anniversary of the Closing Date (the ‘‘Restricted Period’’), Seller shall not, and it shall cause any Affiliate controlled by Seller not to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of the Company for purposes of providing Competitive Services. For purposes of this Section 5.13(a), ‘‘Competitive Services’’ means services which are competitive with services provided by the Company as of the Closing Date, including assisting clients in optimizing portions of their marketing expenditures through planning and budgeting, sourcing and procurement, content and materials management, fulfillment and distribution, and measurement and analysis. Competitive Services will not include any services currently provided by Seller’s Consumer Fulfillment and Customer Service businesses, including rebate processing, sweepstakes, data entry, customer service, premium distribution and direct response product distribution.

(b)    Seller covenants that, during the Restricted Period, Seller shall not, and it shall cause any Affiliate controlled by Seller not to, solicit the employment or engagement of services of any person who is or was employed as an employee, consultant or independent contractor by the Company during such period on a full- or part-time basis.

(c)    Seller acknowledges that the restrictions contained in this Section 5.13 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the Acquisition. Seller acknowledges that any violation of this Section 5.13 will result in irreparable injury to Buyer and agrees that Buyer shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 5.13, which rights shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled under law or in equity.

(d)    In the event that any covenant contained in this Section 5.13 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. The covenants contained in this Section 5.13 and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(e)    If Seller is judicially determined to have violated any provision of this Section 5.13, then the prevailing party shall be paid by the other party or parties all of its costs and expenses, including attorneys’ fees, incurred in enforcing the terms of this Section 5.13.

5.14    Financing.    Seller agrees to provide, and will cause its Subsidiaries and its and their respective directors, officers and employees to provide, all cooperation reasonably necessary in connection with the arrangement of financing to be consummated contemporaneously with or at or after the Closing in respect of the transactions contemplated by this Agreement, including participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, the execution and delivery of any commitment letters, placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, audited and unaudited financial statements, comfort letters of accountants and legal opinions as may be reasonably requested by Buyer and taking such other actions as are reasonably required to be taken by Seller in connection with any financing, providing that such cooperation shall not interfere unreasonably with the business or operations of the Company and Seller shall not be required to incur material incremental out-of-pocket costs in respect of such cooperation unless Buyer shall have undertaken to reimburse Seller all such reasonable and documented out-of-pocket costs.

5.15    Tax Matters.

(a)    Preparation and Filing of Pre-Closing and Post-Closing Period Tax Returns.

(i)    Tax Periods Ending on or Before the Closing Date.    Buyer shall prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns of the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date (other than income Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of Seller will include the operations of the Company, which such Income Tax Returns shall be prepared and filed by Seller). Any such Tax Returns prepared by Buyer shall, to the extent permitted by applicable Tax law, be prepared on a basis consistent with the last previous Tax Returns filed in respect of the Company. Buyer shall permit Seller to review and comment on each such Tax Return described in the preceding sentence at least thirty (30) days prior to filing. In the event of any disagreement between Buyer and Seller regarding items set forth on the Tax Returns described in this Section 5.15(a)(i), Buyer and Seller shall, in good faith, use their best efforts to agree on such items. Seller shall pay to Buyer the amount of the Taxes with respect to such Tax Returns as agreed upon by Seller and Buyer within five days following any demand by Buyer for such payment.

(ii)    Tax Periods Beginning Before and Ending After the Closing Date.    Buyer shall prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Any such Tax Returns prepared by Buyer shall, to the extent permitted by applicable Tax law, be prepared on a basis consistent with the last previous Tax Returns filed in respect of Company, as the case may be. Buyer shall permit Seller to review and comment on such Tax Returns at least thirty (30) days prior to filing. In the event of any disagreement between Buyer and Seller regarding items set forth on the Tax Returns described in this Section 5.15(a)(ii), Buyer and Seller shall, in good faith, use their best efforts to agree on such items. Seller shall pay to Buyer, within five days following any demand by Buyer, with respect to such Tax Returns, an amount equal to the portion of such Taxes shown to be due on such Tax Returns (as agreed upon by Buyer and Seller) which relates to the portion of such taxable period ending on the Closing Date (as determined pursuant to Section 5.15(c) hereof).

(iii)    Seller’s Responsibilities.    Seller will include or have included in the consolidated federal income Tax Return of the Seller for all periods or portions thereof through the Closing Date the income of the Company (including any deferred income from intercompany transactions triggered into income by Section 1.1502-13 of the Treasury regulations and any excess loss accounts taken into income under Section 1.1502-19 of the Treasury regulations) for all such periods and will pay or cause to be paid any federal income Taxes attributable to such income.

(b)    Cooperation in Filing Tax Returns.    Buyer and Seller shall, and shall each cause its Subsidiaries and Affiliates to, provide to the other such cooperation and information, as and to the extent reasonably requested, in connection with the filing of any Tax Return, amended Tax Return or claim for refund, determining liability for Taxes or a right to refund of Taxes, or in conducting any audit, litigation or other proceeding with respect to Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings and other determinations by taxing authorities, and relevant records concerning the ownership and Tax basis of property, which any such party may possess. Each party will retain all Tax Returns, schedules, work papers, and all material records and other documents relating to Tax matters, of the Company for the Tax period first ending after the Closing Date and for all prior Tax periods until the later of either (i) the expiration of the applicable statute of limitations (and, to the extent notice is provided with respect thereto, any extensions thereof) for the Tax periods to which the Tax Returns and other documents relate or (ii) eight years following the due date (without extension) for such Tax Returns. Thereafter, the party holding such Tax Returns or other documents may dispose of them provided that such party shall give to the other party the notice described in Section 10.1 prior to doing so. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided.

(c)    Allocation of Certain Taxes.

(i)    If the Company is permitted but not required under applicable state, local, or foreign income tax laws to treat the Closing Date as the last day of a taxable period, then the parties shall treat that day as the last day of a taxable period.

(ii)    In the case of Taxes arising in a taxable period of the Company that includes, but does not end on, the Closing Date, the allocation of such Taxes between the Pre-Closing Period and the Post-Closing Period shall be made as provided in Section 5.15(c)(iii). ‘‘Post-Closing Period’’ means any taxable period or portion thereof beginning after the Closing Date. If a taxable period begins on or prior to the Closing Date and ends after the Closing Date, then the portion of the taxable period that begins on the day following the Closing Date shall constitute a Post-Closing Period. ‘‘Pre-Closing Period’’ means any taxable period or portion thereof that is not a Post-Closing Period. For the avoidance of doubt, for purposes of this Section 5.15(c)(ii), any Tax resulting from the transactions contemplated by this Agreement (including any Taxes resulting from a Section 338(h)(10) election) and any Tax resulting from the departure of the Company from a Relevant Group (resulting from the triggering into income of items from deferred intercompany transactions under Section 1.1502-13 of the Treasury regulations or excess loss accounts under Section 1.1502-19 of the Treasury regulations or otherwise) is attributable to the Pre-Closing Period.

(iii)    In the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes, but does not end on, the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (A) in the case of any Taxes, other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (B) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended as of the end of the Closing Date, that is, on the basis of an interim closing of the books as of the end of the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of the Company.

(d)    Section 338(h)(10) Elections; Election Allocations.

(iv)    At Buyer’s request, Seller will join with Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign law, or elections corresponding to Section 338(g) of the Code and corresponding elections under state, local or foreign law) with respect to the Company chosen by Buyer (each, a ‘‘Section 338(h)(10) Election’’). Seller will pay any Taxes of the Seller resulting from the making of the Section 338(h)(10) Elections.

(v)    As requested from time to time by Buyer (after the Closing, Seller shall assist Buyer in, and shall provide the necessary information to Buyer, in connection with the preparation of any form or document required to effect a valid and timely Section 338(h)(10) Election, including IRS Form 8883, IRS Form 8023, any similar form under state, local or other law and any schedules or attachments thereto (collectively, ‘‘Section 338 Forms’’). Upon delivery of any Section 338 Form by Buyer to Seller, Seller shall cause such Section 338 Form to be duly and promptly executed and shall deliver such executed Section 338 Form to Buyer. If Buyer determines that any change is to be made in a Section 338 Form previously executed and delivered to Buyer, then Buyer may prepare a new Section 338 Form and deliver such new Section 338 Form to Seller, and Seller shall cause such Section 338 Form to be duly and promptly executed and shall deliver such executed Section 338 Form to Buyer.

(vi)    The portion of the Purchase Price allocated to the stock of each Election Corporation shall be allocated further in the manner described in this Section 5.15(d)(iii). ‘‘Election Corporation’’ means the Company to the extent that the Company is subject to a Section 338(h)(10) Election. With respect to each Section 338(h)(10) Election, as soon as practicable after the Closing Date, Buyer shall determine (A) the aggregate deemed sales price at which an Election Corporation is deemed to have sold its assets for Tax purposes as a result of a Section 338(h)(10) Election (‘‘ADSP’’) and (B) the allocation of ADSP among the assets of the Election Corporation as applicable (collectively, the ‘‘Election Allocations’’). The Election Allocations shall be determined in accordance with Section 338 of the Code and the applicable Treasury regulations thereunder. At least 30 days prior to the latest date for the filing of each Section 338 Form, Buyer shall prepare and submit to Seller for its review and comment such Section 338 Form setting forth, to the extent required therein, the Election Allocations. In the event of any disagreement between Buyer and Seller regarding the Election Allocations, Buyer and Seller shall, in good faith, use their best efforts to agree on such items. Any such resolution shall be final and binding on all of the parties hereto.

Except as may be required by law, each of the parties hereto will (1) file or cause to be filed all Tax Returns in a manner consistent with the Election Allocations and (2) not take any action inconsistent therewith.

(e)    Carryovers, Refunds, and Related Matters.

(vii)    Any refund of Taxes (including any interest thereon) that relates to the Company and that is attributable to a Post-Closing Period shall be the property of the Company, and shall be retained by the Company (or promptly paid by Seller to the Company if any such refund (or interest thereon) is received by Seller or any of its respective Subsidiaries or Affiliates). Without limiting the generality of the preceding sentence but except as provided in Section 5.15(e)(ii), any such refund or other benefit realized by the Company in a Post-Closing Period that results from the carryforward of any Tax attribute from a Pre-Closing Period shall be the property of the Company and shall be retained by the Company.

(viii)    If (A) after the Closing Date, the Company receives a refund of any Tax that is attributable to a Pre-Closing Period (for the avoidance of doubt, a refund that results from the carryforward of a Tax attribute from a Pre-Closing Period as provided in Section 5.15(e)(i) is not considered attributable to a Pre-Closing Period), (B) the Tax was paid by (1) a Seller Party on or after the Closing Date or (2) a Seller Party or the Company prior to the Closing Date, and (C) Section 5.15(e)(iv) does not apply, then the Company promptly shall pay or cause to be paid to Seller the amount of such refund together with any interest thereon. ‘‘Seller Party’’ means the Seller and any Subsidiary or Affiliate of Seller, other than the Company.

(ix)    In applying Section 5.15(e)(i) and Section 5.15(e)(ii), any refund of Taxes (including any interest thereon) for a taxable period that includes but does not end on the Closing Date shall be allocated between the Pre-Closing Period and the Post-Closing Period in accordance with Section 5.15(c).

(x)    If any item of loss or credit of the Company (or successor thereto) for a Post-Closing Period is carried back to a Pre-Closing Period, is used or otherwise absorbed and results in a refund or a reduction of Taxes otherwise payable, then Seller will, within ten Business Days following the receipt of any such refund, notice of credit against Tax, or other final Tax benefit, pay the portion of such refund or benefit attributable to such carryback to the Company. Seller shall not be obligated or required in any respect to seek such refund or benefit at Buyer’s request, including through the filing of amended Tax Returns or claims for refund.

(xi)    In the event that the Company (or successor thereto) realizes any item of loss or credit for Tax purposes for any Post-Closing Period, the Company may, in its sole discretion, carry forward such loss or credit.

(f)    Payment of Transfer Taxes and Fees. Seller shall pay all Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless Buyer, Buyer’s Affiliates including, following the Closing, the Company with respect to such Transfer Taxes. Seller shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes.

(g)    Termination of Tax Sharing Agreements. Any and all Tax allocation or sharing agreements or other agreements or arrangements binding the Company shall be terminated with respect to the Company as of the day before the Closing Date and, from and after the Closing Date, the Company shall not be obligated to make any payment to any Seller Party or Affiliate, taxing authority or other Person pursuant to any such agreement or arrangement for any past or future period.

(h)    Amended Tax Returns. Buyer shall not amend, and shall not permit any of its Affiliates to amend, any Tax Return of the Company pertaining to a Pre-Closing Period without the prior written consent of Seller.

(i)    Audits and Other Proceedings.

(A)    Following the Closing Date, if an audit or other administrative or judicial proceeding is initiated by any Tax authority with respect to Taxes of the Company for which Seller may have an indemnification obligation under Section 7.1, Buyer or the Company, as the case may be, shall promptly notify Seller of such audit or proceeding, stating the nature and basis of such claim and the amount thereof, to the extent known. Failure to give such notice shall not relieve Seller from any indemnification obligation which it may have with respect to Section 7.1, except to the extent that Seller is prejudiced thereby. Seller will have the right, at its option, to control the conduct of all stages of such audit or other administrative or judicial proceeding with representatives of its own choosing with respect to Taxes of Company for which Seller may have an indemnification obligation under Section 7.1. At such time as such request is received by Buyer, Buyer or the Company, as the case may be, will furnish Seller and/or its representatives with powers of attorney or any other documentation or authorization necessary or appropriate to enable Seller and/or its representatives to control the conduct of such audit or other proceeding. Buyer shall control the conduct of all stages of all other audits or other administrative or judicial proceedings with respect to Taxes of the Company. Buyer and the Company shall not, and shall not permit any of their Affiliates to, accept any proposed adjustment or enter into any settlement or agreement in compromise regarding any Taxes of the Company for which Seller may have an indemnification obligation under Section 7.1 without the express written consent of Seller.

(B)    With respect to any audit or other administrative or judicial proceeding that it controls, Seller (x) shall give prompt notice to Buyer of any Tax adjustment proposed in writing pursuant to any audit or other administrative or judicial proceeding controlled by Seller with respect to the assets or activities of the Company, and (y) shall not accept any proposed adjustment or enter into any settlement or agreement in compromise which would bind Buyer or the Company with respect to any Taxes of the Company (other than any such Taxes for which Seller may have an indemnification obligation under Section 7.1) without the express written consent of Buyer, which consent shall not be unreasonably withheld or delayed.

(j)    Payment of Compensation.    The parties hereto agree to treat the payment of any bonuses or other compensation payable to employees of the Company on the Closing Date as not being allocable to the Post-Closing Period and accordingly, any income tax deduction related to such payment shall be for the Company’s account for the taxable period (or any portion thereof) ending on the Closing Date.

5.16    Maintenance of Books and Records.    Buyer shall preserve until the later of (i) the seventh (7th) anniversary of the Closing Date or (ii) the date required by applicable laws mandating the retention of books and records related to a particular matter (such as tax, employment or environmental records), all books and records possessed or to be possessed by Buyer relating to any of the assets, liabilities or operations of the Company prior to the Closing Date. Seller shall promptly deliver to Buyer any books and records discovered by Seller that were not delivered to Buyer on the Closing Date. After the Closing Date, where there is a legitimate purpose, Buyer shall provide Seller and its representatives with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of Buyer and the Company and (ii) the books of account and records of the Company, but, in each case, only to the extent relating to the assets, liabilities or operations of the Company, and Seller and its representatives shall have the right to make copies of such books and records; provided, however, the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of Buyer or the Company. Such records may nevertheless be destroyed by Buyer if Buyer sends to the Seller written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 60th day after such notice is given unless Seller objects to the destruction in which case Buyer shall deliver such records to Seller.

5.17    Use of Licensed Names.    Notwithstanding any other provision herein, for a period of one (1) year following the Closing Date (the ‘‘Transition Period’’), Buyer hereby grants to Seller and to Seller’s Affiliates, a royalty-free, nonassignable right and license within the territory in which Seller currently uses the name ‘‘Archway Marketing Services’’ to use any of the Company’s trademarks, service marks, trade-names, logos and trade dress (and registrations and applications related to the foregoing) that contain or reference the names and marks ‘‘Archway Marketing Services’’ (collectively, the ‘‘Licensed Names’’), solely for use in connection with the Seller’s remaining business consistent with existing practice, including, without limitation, such use of the Licensed Names on any business cards, stationary, letterheads, sales orders, purchase orders, signs, shipping, and invoicing documentation, and all other reasonable operational materials, provided however the Seller will ensure within 60 days of closing that any materials will modify the Licensed Names to distinguish Seller from the Company and Buyer with Consumer Services or other mutually agreed upon designation. Seller agrees that upon the expiration of the Transition Period, it shall (and shall cause its Affiliates to) cease to make any use of the Licensed Names or any trademark confusingly similar thereto or dilutive thereof. Seller shall provide prompt written notification to Buyer of any material infringement of the Licensed Names or any claims of infringement made by third parties with respect to the Licensed Names of which Seller receives knowledge during the Transition Period. Seller shall ensure that the Licensed Names are used under the foregoing license in a manner that maintains the reputation and goodwill associated with the Licensed Names.

5.18    Release of Guarantees.    Buyer shall use commercially reasonable efforts to have any guaranty of the obligations of the Company, whether direct or indirect, by AHL, Seller or any of their respective affiliates that are set forth on Schedule 5.18, released (the ‘‘Seller Guarantees’’).

5.19    IT Reimbursement.    Buyer shall reimburse Seller for any costs incurred after the Closing with respect to separating the Company IT Functions from AHL and Seller, but only to the extent such costs are not reflected in the Purchase Price adjustment set forth in Section 1.1(c) and finalized in Sections 1.4 and 1.5.

ARTICLE VI

CONDITIONS TO THE TRANSACTION

6.1    Conditions to Obligations of Each Party to Consummate the Acquisition.    The respective obligations of each party to this Agreement to consummate the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)    HSR Act; No Order.    All specified waiting periods under the HSR Act shall have expired and no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Acquisition illegal or otherwise prohibiting consummation of the Acquisition, substantially on the terms contemplated by this Agreement.

(b)    Stockholder Approval.    The Buyer Stockholder Approval, the Name Change Amendment (if applicable) and the Buyer Plan shall have been duly approved and adopted by the stockholders of Buyer by the requisite vote under the laws of the State of Delaware and Buyer’s Charter Documents and an executed copy of an amendment to Buyer’s Certificate of Incorporation reflecting the Name Change Amendment, if any, shall have been filed with the Delaware Secretary of State to be effective as of the Closing.

(c)    Buyer Common Stock.    Holders of twenty percent (20%) or more of the shares of Buyer Common Stock issued in Buyer’s initial public offering of securities and outstanding immediately before the Closing shall not have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with Buyer’s Charter Documents.

(d)    Simultaneous Closing.    Consummation of the Acquisition is subject to simultaneous completion of the closing of the proposed acquisition of 100% of the outstanding membership interests of Razor Business Strategy Consultants LLC.

(e)    Insurance Reserves.    Each of Buyer and Seller (on behalf of AHL) shall have agreed to the allocation of reserves, obligations and liabilities with respect to self-funded workers’ compensation and medical plans and any related stop-loss insurance policies.

6.2    Additional Conditions to Obligations of Seller.    The obligations of Seller to consummate the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

(a)    Representations and Warranties.    Each representation and warranty of Buyer contained in this Agreement that is qualified as to materiality shall have been true and correct (i) as of the date of this Agreement and (ii) subject to the provisions of the last sentence of Section 5.11, on and as of the Closing Date with the same force and effect as if made on the Closing Date. Each representation and warranty of Buyer contained in this Agreement that is not qualified as to materiality shall have been true and correct (i) in all material respects as of the date of this Agreement and (ii) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of Buyer by an authorized officer of Buyer (‘‘Buyer Closing Certificate’’).

(b)    Agreements and Covenants.    Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Buyer) does not, or will not, constitute a Material Adverse Effect with respect to Buyer, and the Buyer Closing Certificate shall include a provision to such effect.

(c)    No Litigation.    No order shall have been entered to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely or otherwise encumber the title of the shares of Buyer Common Stock to be issued by Buyer in connection with the Acquisition and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)    Consents.    Buyer shall have obtained all consents, waivers and approvals required to be obtained by Buyer in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Buyer and the Buyer Closing Certificate shall include a provision to such effect.

(e)    Material Adverse Effect.    No Material Adverse Effect with respect to Buyer shall have occurred since the date of this Agreement.

(f)    Other Deliveries.    At or prior to Closing, Buyer shall have delivered to Seller (i) copies of resolutions and actions taken by Buyer’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Seller and its counsel in order to consummate the transactions contemplated hereunder.

(g)    Press Release.    Buyer shall have delivered the Press Release to Seller, in a form reasonably acceptable to Seller.

(h)    Trust Fund.    Buyer shall have made appropriate arrangements with Continental to have the Trust Fund, which shall contain no less than the amount referred to in Section 3.7, dispersed to Buyer immediately prior to the Closing.

(i)    Option Cancellation Agreements.    Each employee set forth on Schedule 6.3(n) shall have executed and delivered to Seller an Option Cancellation and Release Agreement substantially in the form attached hereto as Exhibit B.

6.3    Additional Conditions to the Obligations of Buyer.    The obligations of Buyer to consummate the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

(a)    Representations and Warranties.    Each representation and warranty of Seller contained in this Agreement that is qualified as to materiality shall have been true and correct (i) as of the date of this Agreement and (ii) subject to the provisions of the last sentence of Section 5.11, on and as of the Closing Date with the same force and effect as if made on the Closing Date. Each representation and warranty of Seller contained in this Agreement that is not qualified as to materiality shall have been true and correct (i) in all material respects as of the date of this Agreement and (ii) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Buyer shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of Seller (‘‘Seller Closing Certificate’’).

(b)    Agreements and Covenants.    Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Company) does not, or will not, constitute a Material Adverse Effect on the Company, and the Seller Closing Certificate shall include a provision to such effect.

(c)    No Litigation.    No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of Buyer to own, operate or control any of the assets and operations of the Company following the Acquisition and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)    Consents.    Seller shall have obtained all consents, waivers, permits and approvals required to be obtained by Seller in connection with the consummation of the transactions contemplated hereby that are set forth on Schedule 6.3(d).

(e)    Material Adverse Effect.    No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

(f)    Contribution of Membership Interest.    Seller shall have contributed its 44% membership interest in Archer Corporate Services, LLC (‘‘Archer’’) to the Company, the Company shall have delivered to Seller a written agreement evidencing its agreement to be subject to and bound by the Operating Agreement of Archer and the Seller Closing Certificate shall include a provision to such effect.

(g)    Opinion of Counsel.    Buyer shall have received from Alston & Bird LLP, counsel to Seller, an opinion of counsel in substantially the form of Exhibit C annexed hereto.

(h)    Financing.    Buyer shall have obtained financing on terms acceptable to it sufficient to enable it to consummate the transactions contemplated by this Agreement.

(i)    Assignments of Agreements and Transfer of Assets.    To the extent reasonably required to effect the transfers thereof, (i) title to each of the assets referenced in that certain Contribution Agreement, dated December 31, 2005, by and between Seller and the Company and (ii) each of the agreements set forth on Schedule 6.3(i), shall have been assigned to the Company, in form and substance reasonably satisfactory to Buyer.

(j)    Escrow Agreement.    Buyer, Seller and the Escrow Agent shall have entered into the Escrow Agreement and such agreement shall be in full force and effect.

(k)    Other Deliveries.    At or prior to Closing, Seller shall have delivered to Buyer: (i) copies of resolutions and actions taken by Seller’s board of directors and shareholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents and certificates as shall reasonably be required by Buyer and its counsel in order to consummate the transactions contemplated hereunder.

(l)    Resignations.    The persons listed in Schedule 6.3(l) hereto shall have resigned from their positions and offices with the Company.

(m)    Purchase Price Adjustment Certificate.    Seller shall have delivered to Buyer a certificate setting forth Seller’s estimate of the Non-Operating Indebtedness of the Company, the Total Capital Expenditures and the Total IT Expenditures, in each case as of the Closing Date (the ‘‘Purchase Price Adjustment Certificate’’).

(n)    AHL Options.    Each outstanding option to acquire shares of capital stock held by employees of the Company set forth on Schedule 6.3(n) (the ‘‘AHL Options’’) shall have been terminated in exchange for a net payment by the Company of $.76 per share underlying such AHL Options. Each employee set forth on Schedule 6.3(n) shall have executed and delivered to Seller an Option Cancellation and Release Agreement.

(o)    Bonus Obligations.    Any and all bonuses or similar compensation that may be due to management or other employees of the Company through the Closing Date, whether by reason of the transactions contemplated by this Agreement, pursuant to any agreements with management or such employees or otherwise, shall have been paid by the Company and the Company shall have delivered to Buyer a certificate signed by an authorized officer of the Company, confirming that all such bonuses or similar compensation have been paid.

(p)    Release of Liens.    Liens of Merill Lynch Capital arising under that certain Credit Agreement dated August 21, 2003, as amended, shall have been fully released.

ARTICLE VII

INDEMNIFICATION

7.1    Indemnification.

(a)    Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), Seller shall indemnify and hold harmless Buyer and its respective representatives, successors and permitted assigns (the ‘‘Buyer Indemnitees’’) against any and all Losses asserted against, resulting to, imposed upon, or incurred by any Buyer Indemnitee by reason of, arising out of or resulting from:

(i)    the inaccuracy or breach of any representation or warranty of Seller contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by Seller to Buyer pursuant to this Agreement with respect hereto or thereto in connection with the Closing; and

(ii)    the non-fulfillment or breach of any covenant or agreement of Seller contained in this Agreement.

(b)    Subject to the terms and conditions of this Article VII, Buyer shall indemnify and hold harmless Seller and its respective representatives, successors and permitted assigns (the ‘‘Seller Indemnitees’’) against any and all Losses asserted against, resulting to, imposed upon, or incurred by any Seller Indemnitee by reason of, arising out of or resulting from:

(i)    the inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by Buyer to Seller pursuant to this Agreement with respect hereto or thereto in connection with the Closing;

(ii)    the non-fulfillment or breach of any covenant or agreement of Buyer contained in this Agreement; and

(iii)    any claim n account of the Seller Guarantees or any other guarantees of the Company’s obligations by AHL or Seller or any of their respective affiliates arising from any existing leases of the Company.

(c)    As used in this Article VII, the term ‘‘Losses’’ shall include all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties or whether or not ultimately determined to be valid, except, in each case, to the extent set forth in Section 7.4. Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which any party may be entitled to indemnification pursuant to Article VII, any representation or warranty contained in this Agreement that is qualified by a term or terms such as ‘‘material,’’ ‘‘materially,’’ or ‘‘Material Adverse Effect’’ shall be deemed made or given without such qualification and without giving effect to such words.

7.2    Indemnification of Third Party Claims.    The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against Buyer by a Person other than the Company (a ‘‘Third Party Claim’’) shall be subject to the following terms and conditions:

(a)    Notice of Claim.    Buyer will give Seller prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a ‘‘Notice of Claim’’) which Notice of Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance, and shall be entitled to participate in the defense of Third Party Claim at its expense.

(b)    Defense.    Seller shall have the right, at its option (subject to the limitations set forth in Section 7.2(c) below) at its own expense, by written notice to Buyer, to assume the entire control of, subject to the right of Buyer to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to Buyer to be the lead counsel in connection with such defense. If Seller is permitted and elects to assume the defense of a Third Party Claim:

(i)    Seller shall diligently and in good faith defend such Third Party Claim and shall keep Buyer reasonably informed of the status of such defense; provided, however, that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, Buyer shall have the right to approve the settlement, which approval will not be unreasonably withheld; and

(ii)    Buyer shall cooperate fully in all respects with Seller in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and Buyer shall make available to the Seller all pertinent information and documents under its control.

(c)    Limitations of Right to Assume Defense.    Seller shall not be entitled to assume control of such defense if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Third Party Claim seeks an injunction or equitable relief against Buyer; or (iii) there is a reasonable probability that a Third Party Claim may materially and adversely affect Buyer other than as a result of money damages or other money payments.

(d)    Other Limitations.    Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not affect the Seller’s duty or obligations under this Article VII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of Seller to defend against or reduce the Seller’s liability or caused or increased such liability or otherwise caused the damages for which Seller is obligated to be greater than such damages would have been had Buyer given Seller prompt notice hereunder. So long as Seller is defending any such action in good faith, Buyer shall not settle such action. Buyer shall make available to Seller all relevant records and other relevant materials required by them and in the possession or under the control of Buyer, for the use of Seller and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

(e)    Failure to Defend.    If Seller, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim in good faith, Buyer will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, provided that Seller shall have the right to approve any settlement, which approval will not be unreasonably withheld or delayed.

(f)    Buyer’s Rights.    Anything in this Section 7.2 to the contrary notwithstanding, Seller shall not, without the written consent of Buyer, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Buyer of a full and unconditional release from all liability and obligation in respect of such action without any payment by Buyer.

7.3    Insurance Effect.    To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance, Buyer shall use commercially reasonable efforts to obtain the maximum recovery under such insurance; provided that Buyer shall nevertheless be entitled to bring a claim for indemnification under this Article VII in respect of such Losses and the time limitations set forth in Section 7.4 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by Buyer for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing. If Buyer has received the payment required by this Agreement from Seller in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of Seller and shall pay to Seller, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any payments received from the Escrow Account pursuant to this Agreement in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

7.4    Limitations on Indemnification.

(a)    Survival: Time Limitation.    The representations, warranties, covenants and agreements of Seller in this Agreement (including the certificates required to be delivered pursuant to Article VI) shall survive the Closing until one year after the Closing (the ‘‘Survival Period’’), except that the representations and warranties set forth in Sections 2.1, 2.3, 2.4 and 2.18 shall survive as long as the applicable statutes of limitations with respect to such representations and warranties. The indemnification and other obligations under this Article VII shall survive for the same Survival Period and shall terminate with the expiration of such Survival Period, except that: (i) any claims for breach of representation or warranty made by a party hereunder shall be preserved until final resolution thereof despite the subsequent expiration of the Survival Period and (ii) any claims set forth in a Notice of Claim sent prior to the expiration of such Survival Period shall survive until final resolution thereof. Except as set forth in clause (ii) above, no claim for indemnification under this Article VII shall be brought after the end of the Survival Period.

(b)    Basket.    No amount shall be payable under Section 7.1(a) unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds $100,000 in the aggregate (the ‘‘Basket’’), in which event the amount payable shall be for such Losses back to the first dollar, provided that the limitations set forth in this Section 7.4(b) shall not apply to any Loss based on any breach of the representations and warranties set forth in Sections 2.1, 2.3, 2.4, 2.18 and 2.19.

(c)    Aggregate Amount Limitation.    The aggregate liability for Losses pursuant to Section 7.1(a) shall not in any event exceed the Escrow Amount, and Buyer shall have no claim against Seller other than for the Escrow Amount; provided that the limitations set forth in this Section 7.4(c) shall not apply to any Loss based on any breach of the representations and warranties set forth in Sections 2.1, 2.3 and 2.4.

(d)    Limitations on Damages.    In no event shall any Buyer Indemnified Party be entitled to indemnification under this Agreement, the Escrow Agreement or otherwise for any Losses or other amounts that are consequential, in the nature of lost profits, diminution in the value of property, special exemplary or punitive or otherwise not actual damages. Each of the Buyer Indemnified Parties shall use reasonable commercial efforts to pursue all legal rights and remedies available in order to minimize the Losses for which indemnification is provided to it under this Article VII. Notwithstanding anything to the contrary set forth herein, Buyer shall not be entitled to recover under this Article VII for Losses related to any item that was taken into account in determining Purchase Price adjustments pursuant to Sections 1.1(c), 1.4 and 1.5 hereof.

(e)    Knowledge.    Notwithstanding anything to the contrary contained herein, each party (a ‘‘Subject Party’’) hereby agrees that by proceeding with the Closing, it shall be conclusively deemed to have waived for all purposes hereunder any claim under this Article VII with respect to the inaccuracy or breach of a representation or warranty by another party which is actually known by the Subject Party prior to the Closing.

7.5    Exclusive Remedy.    Buyer hereby acknowledges and agrees that, from and after the Closing, its sole remedy with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VII. Except as otherwise set forth in Section 7.4(c), Buyer acknowledges and agrees that its sole recourse for claims made pursuant to this Article VII shall be to the Escrow Amount.

ARTICLE VIII

TERMINATION

8.1    Termination.    This Agreement may be terminated at any time prior to the Closing:

(a)    by mutual written agreement of Buyer and Seller at any time;

(b)    by either Buyer or Seller if the Proxy Statement shall not have been mailed to the record owners of Buyer Common Stock on or before November 15, 2008;

(c)    by either Buyer or Seller if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, which order, decree, ruling or other action is final and nonappealable;

(d)    by Seller, upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Buyer is curable by Buyer prior to the Closing Date, then Seller may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from Seller to Buyer of such breach, provided Buyer continues to exercise commercially reasonable efforts to cure such breach (it being understood that Seller may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by Buyer is cured during such thirty (30)-day period);

(e)    by Buyer, upon a material breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by Seller prior to the Closing Date, then Buyer may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Buyer to Seller of such breach, provided Seller continues to exercise commercially reasonable efforts to cure such breach (it being understood that Buyer may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by Seller is cured during such thirty (30)-day period); or

(f)    by either Buyer or Seller, if: (i) at the Buyer Stockholders’ Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Buyer Common Stock required under Buyer’s certificate of incorporation; or (ii) the holders of 20% or more of the number of shares of Buyer Common Stock issued in Buyer’s initial public offering and outstanding as of the date of the record date of the Buyer Stockholders’ Meeting exercise their rights to convert the shares of Buyer Common Stock held by them into cash in accordance with Buyer’s certificate of incorporation.

8.2    Notice of Termination; Effect of Termination.    Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Acquisition shall be abandoned, except for and subject to the following: (i) Sections 5.6, 5.10, 8.2 and 8.3 and Article X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement, including a breach by a party electing to terminate this Agreement pursuant to Section 8.1(b) caused by the action or failure to act of such party constituting a principal cause of or resulting in the failure of the Acquisition to occur on or before the date stated therein.

8.3    Fees and Expenses.

(a)    Except for costs incurred by Seller in connection with preparing and filing the Proxy Statement, obtaining any comfort letter or obtaining financing for the Purchase Price, all of which costs will be reimbursed by Buyer to Seller, or except as otherwise set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Acquisition is consummated.

(b)    Buyer agrees that if this Agreement is terminated pursuant to Section 8.1(f)(ii) hereof, then Buyer will pay to the Seller a termination fee (the ‘‘Break-Up Fee’’) equal to the lesser of:

(i)    $200,000 in cash; and

(ii)    50% of the funds held by Buyer outside of the Trust Fund after paying or reserving for all of its costs and expenses through liquidation.

(c)    Seller acknowledges and agrees that in no event will its right to the Break-Up Fee under Section 8.3(b) create any claim against the Trust Fund or any officers, directors or shareholders of Buyer.

ARTICLE IX

DEFINED TERMS

Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

‘‘Acquisition’’	Recitals
‘‘ADSP’’	Section 5.15(d)(iii)
‘‘Affiliate’’	Section 10.2(f)
‘‘Agreed Working Capital Threshold’’	Section 1.5(a)
‘‘Agreement’’	Preamble
‘‘AHL’’	Section 1.1(c)
‘‘AHL Options’’	Section 6.3(n)
‘‘Approvals’’	Section 2.1(a)
‘‘Archer’’	Section 6.3(f)
‘‘Archer Interest’’	Section 2.2
‘‘Audited Financial Statements’’	Section 2.7(a)
‘‘Basket’’	Section 7.4(b)
‘‘Break-Up Fee’’	Section 8.3(b)
‘‘Business Day’’	Section 10.2(g)
‘‘Buyer’’	Preamble
‘‘Buyer Common Stock’’	Section 5.1(a)
‘‘Buyer Closing Certificate’’	Section 6.2(a)
‘‘Buyer Indemnitees’’	Section 7.1(a)
‘‘Buyer Plan’’	Section 5.1(a)
‘‘Buyer Stockholder Approval’’	Section 5.1(a)
‘‘Buyer Stockholders’ Meeting’’	Section 5.1(a)
‘‘Capex Target’’	Section 1.1(c)
‘‘Charter Documents’’	Section 2.1(a)
‘‘Closing’’	Section 1.2
‘‘Closing Date’’	Section 1.2
‘‘Closing Working Capital’’	Section 1.4(a)
‘‘Closing Statement’’	Section 1.4(a)
‘‘Company’’	Preamble
‘‘Company Common Stock’’	Section 2.3(a)
‘‘Company Contracts’’	Section 2.22(a)
‘‘Company Intellectual Property’’	Section 2.21
‘‘Company IT Functions’’	Section 1.1(c)
‘‘Company Products’’	Section 2.21
‘‘Company Registered Intellectual Property’’	Section 2.21
‘‘Continental’’	Section 3.7
‘‘Corporate Records’’	Section 2.1(c)
‘‘Deficit Amount’’	Section 1.5(a)
‘‘DGCL’’	Section 5.1(b)
‘‘Election Allocations’’	Section 5.15(d)(iii)
‘‘Election Corporation’’	Section 5.15(d)(iii)
‘‘Environmental Law’’	Section 2.19(b)
‘‘Escrow Agreement’’	Section 1.6
‘‘Escrow Amount’’	Section 1.6

‘‘Escrow Cash’’	Section 1.6
‘‘Escrow Period’’	Section 1.6
‘‘Excess Amount’’	Section 1.5(a)
‘‘Exchange Act’’	Section 2.5(b)
‘‘Final Working Capital’’	Section 1.5(a)
‘‘Form 8-K’’	Section 5.4(a)
‘‘GAAP’’	Section 1.4(a)
‘‘GBCC’’	Section 2.4
‘‘Governmental Action/Filing’’	Section 2.24
‘‘Governmental Entity’’	Section 2.5(b)
‘‘Hazardous Substance’’	Section 2.19(c)
‘‘HSR Act’’	Section 2.5(b)
‘‘Independent Expert’’	Section 1.4(d)
‘‘Insider’’	Section 2.22(a)(i)
‘‘Insurance Policies’’	Section 2.23(a)
‘‘Intellectual Property’’	Section 2.21
‘‘Interim Balance Sheet’’	Section 2.15
‘‘IT Target’’	Section 1.1(c)
‘‘Knowledge’’	Section 10.2(d)
‘‘Lease Documents’’	Section 2.14(c)
‘‘Leased Real Property’’	Section 2.14(c)
‘‘Legal Requirements’’	Section 10.2(b)
‘‘Licensed Names’’	Section 5.17
‘‘Lien’’	Section 10.2(e)
‘‘Losses’’	Section 7.1(c)
‘‘Material Adverse Effect’’	Sections 10.2(a)
‘‘Material Company Contracts’’	Section 2.22(a)
‘‘Mintz Levin’’	Section 1.2
‘‘Name Change Amendment’’	Section 5.1(a)
‘‘Non-Operating Indebtedness’’	Section 1.1(b)
‘‘Notice of Claim’’	Section 7.2(a)
‘‘Notice of Objection’’	Section 1.4(c)
‘‘Other Filings’’	Section 5.1(a)
‘‘Patents’’	Section 2.21
‘‘Permitted Liens’’	Section 10.2(h)
‘‘Person’’	Section 10.2(c)
‘‘Post-Closing Period’’	Section 5.15(c)(ii)
‘‘Pre-Closing Period’’	Section 5.15(c)(ii)
‘‘Press Release’’	Section 5.4(a)
‘‘Proxy Statement’’	Section 5.1(a)
‘‘Purchase Price’’	Section 1.1
‘‘Purchase Price Adjustment Certificate’’	Section 6.3(m)
‘‘Registered Intellectual Property’’	Section 2.21
‘‘Restricted Period’’	Section 5.13(a)
‘‘Review Period’’	Section 1.4(c)
‘‘Section 338(h)(10) Election’’	Section 5.15(d)(i)
‘‘Section 338 Forms’’	Section 5.15(d)(ii)
‘‘Securities Act’’	Section 2.5(b)
‘‘SEC’’	Section 4.1(l)
‘‘Seller’’	Preamble

‘‘Seller Closing Certificate’’	Section 6.3(a)
‘‘Seller Guarantees’’	Section 5.18
‘‘Seller Indemnitees’’	Section 7.1(b)
‘‘Seller Party’’	Section 5.15(e)(ii)
‘‘Seller Schedule’’	ARTICLE II.A
‘‘Shares’’	Recitals
‘‘Subject Party’’	Section 7.4(e)
‘‘Subsidiary’’ or ‘‘Subsidiaries’’	Section 2.2
‘‘Survival Period’’	Section 7.4(a)
‘‘Tax’’ or ‘‘Taxes’’	Section 2.18(a)
‘‘Taxing Authority’’	Section 2.18(a)
‘‘Tax Returns’’	Section 2.15(b)(i)
‘‘Third Party Claim’’	Section 7.2
‘‘Total Capital Expenditures’’	Section 1.1(c)
‘‘Total IT Expenditures’’	Section 1.1(c)
‘‘Trademarks’’	Section 2.21
‘‘Transition Period’’	Section 5.17
‘‘Treasury Regulations’’	Section 2.18(a)
‘‘Trust Fund’’	Section 3.7
‘‘Unaudited Financial Statements’’	Section 2.7(b)
‘‘Working Capital Growth Adjustment’’	Section 1.5(a)

ARTICLE X

GENERAL PROVISIONS

10.1    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

If to Buyer, to:

Union Street Acquisition Corp.
102 South Union Street
Alexandria, VA 22314
Attention: Brian Burke
Telephone: (703) 682-0730
Facsimile: (703) 682-0735

with a copy to:

Kenneth R. Koch, Esq.
Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Telephone: 212-935-3000
Facsimile: 212-983-3115

If to Seller, to:

Argenbright, Inc.
19850 South Diamond Lake Road
Rogers, MN 55374
Attention: A. Clayton Perfall

with a copy to:

Alston & Bird LLP
1201 West Peachtree Street, N.E., Suite 4200
Atlanta, GA 30309
Attention: Teri L. McMahon
Telephone: 404-881-7266
Facsimile: 404-253-8190

and

CGW Southeast Partners IV, L.P.
Twelve Piedmont Center, Suite 210
Atlanta, Georgia 30305
Attention: Michael D. Long
                    Chairman, AHL Services, Inc.
Telephone: (404) 816-3255
Facsimile: (404) 816-3258

10.2    Interpretation.    When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words ‘‘include,’’ ‘‘includes’’ and ‘‘including’’ when used herein shall be deemed in each case to be followed by the words ‘‘without limitation.’’ The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to ‘‘the business of’’ an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. For purposes of this Agreement:

(a)    the term ‘‘Material Adverse Effect’’ when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity, it being understood that (i) changes in general, national or regional economic or political conditions, (ii) changes that generally impact the industries in which the Company conducts its business, (iii) changes that result from the announcement or pendency of this Agreement and the transactions contemplated hereby, and (iv) changes that result directly from action taken by the party alleging that a Material Adverse Effect exists, alone or in combination, shall not be deemed, in and of itself, to constitute a Material Adverse Effect.

(b)    the term ‘‘Legal Requirements’’ means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity;

(c)    the term ‘‘Person’’ shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(d)    the term ‘‘knowledge’’ (including any derivation thereof such as ‘‘known’’ or ‘‘knowing’’) shall mean the actual knowledge of the officers and directors of the Company.

(e)    the term ‘‘Lien’’ means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest);

(f)    the term ‘‘Affiliate’’ means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, ‘‘control’’ (including with correlative meanings, the terms ‘‘controlling,’’ ‘‘controlled by’’ and ‘‘under common control with’’), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(g)    the term ‘‘Business Day’’ means a day other than a Saturday, Sunday or other day on which banks located in New York City are authorized or required by law to close.

(h)    the term ‘‘Permitted Liens’’ means (a) liens for current real or personal property taxes not yet due and payable and with respect to which the Company maintains adequate reserves, (b) workers’, carriers’ and mechanics’ or other like liens incurred in the ordinary course of business with respect to which payment is not due and that do not impair the conduct of the business of the Company or the present or proposed use of the affected property, and (c) liens that are immaterial in character, amount, and extent and which do not detract from the value or interfere with the present or proposed use of the properties they affect; and

(i)    all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

10.3    Counterparts; Facsimile Signatures.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.4    Entire Agreement; Third Party Beneficiaries.    This Agreement and the other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

10.5    Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6    Other Remedies; Specific Performance.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.7    Governing Law.    This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10.8    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.9    Assignment.    No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that Buyer may upon notice to the Seller assign, in whole but not in part, all of its rights and cause the assumption of all of the obligations under this Agreement to an Affiliate of Buyer able to consummate the transaction contemplated by this Agreement; provided that such assignment and assumption shall not relieve Buyer of any of its obligations hereunder. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.10    Amendment.    This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

10.11    Extension; Waiver.    At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.12    Reliance.    Buyer acknowledges and agrees that neither Seller nor the Company has made any representation or warranty, expressed or implied, as to the Company or as to the accuracy or completeness of any information regarding the Company furnished or made available to Buyer and its representatives, except as expressly set forth in this Agreement, and neither the Company nor Seller shall have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer, or Buyer’s use or reliance on, any such information, documents or material made available to Buyer in any ‘‘data rooms,’’ ‘‘virtual data rooms,’’ management presentations or in any form in expectation of, or in connection with, the transactions contemplated hereby.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

UNION STREET ACQUISITION CORP.
By:	/s/ Brian H. Burke
Name: Brian H. Burke
Title: Chief Financial Officer

ARGENBRIGHT, INC.
By:	/s/ A. Clayton Perfall
Name: A. Clayton Perfall
Title: President

ARCHWAY MARKETING SERVICES, INC.
By:	/s/ A. Clayton Perfall
Name: A. Clayton Perfall
Title: Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

COMPANY DISCLOSURE SCHEDULES
(Information Furnished Separately)

Schedule 1.1(b)	- Non-Operating Indebtedness
Schedule 1.1(e)	- Company IT Functions and Separation Costs
Schedule 1.4(a)	- Closing Working Capital
Schedule 2.1	- Organization and Qualification
Schedule 2.3(a) & (d)	- Capitalization
Schedule 2.5	- No Conflict
Schedule 2.6	- Non-Compliance with Legal Requirements
Schedule 2.8	- No Undisclosed Liabilities
Schedule 2.9	- Absence of Certain Changes or Events
Schedule 2.10	- Litigation
Schedule 2.11(b)	- Employment Benefit Plan
Schedule 2.11(d)	- Employee Plan Audits
Schedule 2.12	- Labor Matters
Schedule 2.13	- Restriction on Business Activities
Schedule 2.14	- Title to Property
Schedule 2.17	- Suppliers and Customers
Schedule 2.18	- Taxes
Schedule 2.19	- Environmental Matters
Schedule 2.20	- Brokers; Third Party Expense
Schedule 2.21	- Intellectual Property
Schedule 2.22	- Agreements, Contracts and Commitments
Schedule 2.23(a)	- Insurance
Schedule 2.24	- Governmental Actions/Filings
Schedule 2.25	- Interested Party Transactions
Schedule 2.26	- Bank Accounts
Schedule 2.27	- Powers of Attorney
Schedule 4.1	- Conduct Prior to Closing
Schedule 5.2	- Directors and Officers of the Company
Schedule 5.18	- Release of Guarantees
Schedule 6.3(d)	- Consents
Schedule 6.3(i)	- Assignments of Agreements
Schedule 6.3(l)	- Resignations of Company
Schedule 6.3(n)	- AHL Options

INDEX OF EXHIBITS

Exhibits
EXHIBIT A	Escrow Agreement
EXHIBIT B	Option Cancellation and Payment Acknowledgement
EXHIBIT C	Form of Opinion of Seller’s Counsel

Annex B

Execution Copy

MEMBERSHIP INTEREST PURCHASE AGREEMENT

BY AND AMONG

UNION STREET ACQUISITION CORP.,

RAZOR BUSINESS STRATEGY CONSULTANTS LLC,

AND

THE MEMBERS OF RAZOR BUSINESS STRATEGY

CONSULTANTS LLC

DATED AS OF FEBRUARY 26, 2008

Execution Copy

Execution Copy

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this ‘‘Agreement’’) is made and entered into as of February 26, 2008, by and among Union Street Acquisition Corp., a Delaware corporation, or its designee (‘‘Buyer’’), Razor Business Strategy Consultants LLC, a Texas limited liability company (the ‘‘Company’’), the undersigned members of the Company (each, a ‘‘Seller’’ and collectively, the ‘‘Sellers’’) and the Representatives (as defined in Section 1.4), solely in their capacity as Representatives to acknowledge their duties and obligations related to the same.

R E C I T A L S

WHEREAS, Sellers own, in the aggregate, 100% of the membership interests in the Company (collectively, the ‘‘Membership Interests’’), with each Seller individually owning the percentage of Membership Interests set forth on Schedule A; and

WHEREAS, Sellers desire to sell the Membership Interests to Buyer, and Buyer desires to purchase the Membership Interests from Sellers, in each case upon the terms and subject to the conditions set forth in this Agreement (the purchase and sale of the Membership Interests is referred to in this Agreement as the ‘‘Acquisition’’); and

WHEREAS, the Board of Directors of the Buyer has unanimously (i) determined that the Acquisition is fair to, and in the best interests of, Buyer and its stockholders, (ii) approved this Agreement, the Acquisition, the Escrow Agreement and the other transactions contemplated by this Agreement and (iii) determined to recommend that the stockholders of Buyer adopt and approve this Agreement, the Escrow Agreement and the other transactions contemplated by this Agreement, and approve the Acquisition.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (defined terms used in this Agreement are listed alphabetically in Article X, together with the Section and, if applicable, paragraph number in which the definition of each such term is located):

ARTICLE I

PURCHASE AND SALE

1.1    Purchase and Sale of the Membership Interests.

(a)    At the Closing (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, Sellers agree to sell, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Sellers, the Membership Interests free and clear of all Liens.

(b)    Subject to the terms and conditions set forth herein, the aggregate purchase price to be paid to the Sellers for the Membership Interests is $30,000,000 (the ‘‘Purchase Price’’), which shall consist of the following:

(i)    $20,000,000 in cash (the ‘‘Cash Consideration’’); and

(ii)    1,315,789 shares of common stock of Buyer, par value $0.0001 per share (‘‘Buyer Common Stock’’), which shall equal approximately $10,000,000, calculated based on a fixed price of $7.60 per share (as equitably adjusted to appropriately reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Buyer Common Stock occurring on or after the date hereof and prior to the Closing Date) (the ‘‘Stock Consideration’’), of which 394,736 shares shall be placed in escrow as provided in Section 1.7.

The Purchase Price shall be paid as provided in Section 1.3 and shall be subject to adjustment as provided below and in Section 1.6.

(c)    The Cash Consideration shall be reduced on a dollar for dollar basis to account for any Indebtedness of the Company existing at the time of the Closing.

(d)    The parties acknowledge the Razor Business Strategy Consultants, LLC Bonus Plan (‘‘Razor Bonus Plan’’), to be adopted by the Company prior to Closing, pursuant to which certain employees of the Company are entitled to receive bonus compensation aggregating 65,790 shares of Buyer Common Stock and $265,000 in cash. At the Closing, Buyer shall deliver stock and cash to such employees in satisfaction of the Company’s obligation under said Plan. Correspondingly, the Stock Consideration otherwise payable at Closing for the Membership Interests shall be reduced by 65,790 shares and the Cash Consideration otherwise payable at Closing shall be reduced by $265,000, said reductions apportioned among the Sellers as set forth in the Plan. Any withholding taxes required to be withheld from payments made to employees shall reduce the cash payable to the respective employees and shall be retained by Buyer for use in satisfying the Company’s withholding obligations.

1.2    Closing Date.    The closing of the Acquisition (the ‘‘Closing’’) shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (‘‘Mintz Levin’’), counsel to Buyer, at 666 Third Avenue, New York, New York 10017, at a time and date to be specified by the parties, which shall be no later than the second Business Day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the ‘‘Closing Date’’). Closing signatures may be transmitted by facsimile.

1.3    Transactions to be Effected at the Closing.

(a)    At the Closing Buyer shall deliver, or cause to be delivered:

(i)    to each Seller, in the amounts as set forth on Schedule A, such Seller’s Cash Consideration in immediately available funds by wire transfer to an account designated by such Seller to Buyer in writing no later than three Business Days prior to the Closing Date;

(ii)    to each Seller, duly executed stock certificates representing each Seller’s Stock Consideration, in the amounts as set forth on Schedule A;

(iii)    duly executed employment agreements, substantially in the form of Exhibit A, for each of David Kirwan and Thomas Cole;

(iv)    to SunTrust Bank as escrow agent (the ‘‘Escrow Agent’’), under an escrow agreement to be entered into at Closing, by and among Buyer, the Representatives (as defined in Section 1.4) and the Escrow Agent, substantially in the form of Exhibit B attached hereto (the ‘‘Escrow Agreement’’), duly executed stock certificates representing 394,736 shares of Buyer Common Stock to be held by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement, as provided in Section 1.7; and

(v)    all other documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement.

(b)    At the Closing Sellers shall deliver, or cause to be delivered to Buyer:

(i)    receipt for the payment of each Seller’s cash consideration;

(ii)    duly executed employment agreements, substantially in the form of Exhibit A, for each of David Kirwan and Thomas Cole;

(iii)    certificates, if any, representing each Seller’s Membership Interests, together with signed stock powers evidencing the sale of each Seller’s Membership Interests to Buyer, and such other documents or instruments of transfer, if any, in such form as shall be necessary or appropriate to vest in the Buyer good and marketable title to each Seller’s Membership Interests; and

(iv)    all other documents, instruments or certificates required to be delivered by Seller at or prior to the Closing pursuant to this Agreement.

1.4    Sellers’ Representatives.

(a)    In order to administer efficiently (i) the implementation of the Agreement on behalf of the Sellers and (ii) the settlement of any dispute with respect to this Agreement or the Escrow Agreement, the Company and the Sellers hereby designate David Kirwan and Thomas Cole as the Sellers’ representatives (the ‘‘Representatives’’), and authorize the Representatives to enter into the Escrow Agreement on their behalf in accordance with the terms and conditions of this Agreement.

(b)    From and after the Closing, the Company and the Sellers hereby authorize the Representatives (i) to take all action necessary in connection with the implementation of the Agreement on behalf of the Sellers or the settlement of any dispute, including, without limitation, with regard to matters pertaining to the indemnification provisions of this Agreement and the Escrow Agreement, (ii) to give and receive all notices required to be given under the Agreement and the Escrow Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Sellers by the terms of this Agreement and the Escrow Agreement.

(c)    In the event that both Representatives die, become legally incapacitated or resign from such position, another individual designated by the Sellers, who shall be identified to Buyer as soon as practicable, shall fill such vacancy and shall be deemed to be the Representative for all purposes of this Agreement; provided, however, that no change in the Representative shall be effective until Buyer is given written notice of such change by the Sellers.

(d)    All decisions and actions by the Representatives as provided in this Section 1.4 or under the Escrow Agreement shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

(e)    By their execution and/or approval of this Agreement and the Acquisition, Company and the Sellers agree that:

(i)    Buyer shall be able to rely conclusively on the instructions and decisions of the Representatives as to any actions required or permitted to be taken by the Sellers or the Representatives hereunder and under the Escrow Agreement, and no party hereunder shall have any cause of action against Buyer for any action taken by Buyer in reasonable reliance upon the instructions or decisions of the Representatives;

(ii)    all actions, decisions and instructions of the Representatives shall be conclusive and binding upon all of the Sellers and no Seller shall have any cause of action against the Representatives for any action taken, decision made or instruction given by the Representatives under this Agreement or the Escrow Agreement, except for fraud or willful breach of this Agreement by the Representatives; and

(iii)    the provisions of this Section 1.4 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Company and the Sellers to the Representatives and shall be binding upon the executors, heirs, legal representatives and successors of each member of the Company.

(f)    All fees and expenses incurred by the Representatives shall be paid by the Sellers severally to the extent of their pro rata interest in the aggregate of the Purchase Price.

(g)    In taking any action hereunder and under the Escrow Agreement, the Representatives shall be protected in relying upon any notice, paper or other document reasonably believed by it to be genuine, or upon any evidence reasonably deemed by it, in its good faith judgment, to be sufficient; provided, however, that the Representatives shall not waive any rights with respect to any individual Seller’s interest(s) if such waiver would have the effect of disproportionately and adversely affecting such individual Seller as compared to the interests of the other Sellers, without the prior consent of two thirds of the Sellers based on their membership interest immediately prior to the Closing. The Representatives shall not be liable to Buyer or the Sellers for any act performed or omitted to be performed by it in the good faith exercise of its duties and shall be liable only in the case of bad faith or willful misconduct or gross negligence. The Representatives may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Representatives shall not be responsible for determining or verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement. The Representatives may be replaced at any time by affirmative vote or written consent of two thirds of the Sellers based on their membership interest immediately prior to the Closing.

1.5    Closing Working Capital.

(a)    Within 75 days after the Closing Date, Buyer will prepare, or cause to be prepared, and deliver to the Representatives an unaudited Closing Working Capital Statement (the ‘‘Closing Working Capital Statement’’), which shall set forth Buyer’s calculation of Working Capital as of the Closing Date (‘‘Closing Working Capital’’). The Closing Working Capital Statement shall be prepared in accordance with United States generally accepted accounting principles (‘‘GAAP’’) applied on a basis substantially consistent with those used in the preparation of the Balance Sheet and will include the accounts identified on Schedule 1.5. In determining Closing Working Capital, the amount will be adjusted to account for the difference between the 2008 budgeted capital expenditures through the Closing Date detailed on Schedule 1.5(a) (the ‘‘Budgeted Capital Expenditures’’), and the actual capital expenditures made with respect to the items detailed on Schedule 1.5(a) through the Closing Date (the ‘‘Actual Capital Expenditures’’). To the extent the amount of the Budgeted Capital Expenditures exceeds the Actual Capital Expenditures incurred, the Closing Working Capital will be reduced in accordance with this Section 1.5(a). To the extent the Actual Capital Expenditures incurred exceeds the amount of Budgeted Capital Expenditures, and such excess is approved in writing by Buyer, then the Closing Working Capital will be increased in accordance with this Section 1.5(a).

(b)    Upon receipt from Buyer, the Representatives shall have 45 days to review the Closing Working Capital Statement (the ‘‘Review Period’’). If Sellers disagree with Buyer’s computation of Closing Working Capital, the Representatives may, on or prior to the last day of the Review Period, deliver a notice to Buyer (the ‘‘Notice of Objection’’), which sets forth its objections to Buyer’s calculation of Closing Working Capital. Any Notice of Objection shall specify those items or amounts with which Sellers disagree, together with a detailed written explanation of the reasons for disagreement with each such item or amount, and shall set forth the Representatives’ calculation of Closing Working Capital based on such objections. To the extent not set forth in the Notice of Objection, Sellers shall be deemed to have agreed with Buyer’s calculation of all other items and amounts contained in the Closing Working Capital Statement.

(c)    Unless the Representatives deliver the Notice of Objection to Buyer within the Review Period, Sellers shall be deemed to have accepted Buyer’s calculation of Closing Working Capital and the Closing Working Capital Statement shall be final, conclusive and binding. If the Representatives deliver the Notice of Objection to Buyer within the Review Period, Buyer and the Representatives shall, during the 45 days following such delivery or any mutually agreed extension thereof, use their commercially reasonable efforts to reach agreement on the disputed items and amounts in order to determine the amount of Closing Working Capital.

If, at the end of such period or any mutually agreed extension thereof, Buyer and the Representatives are unable to resolve their disagreements, they shall jointly retain and refer their disagreements to Grant Thornton LLP (or, if such firm shall decline or is unable to act, or has a material relationship with Buyer or Sellers or any of their respective Affiliates or any other material conflict of interest) another nationally recognized independent accounting firm mutually acceptable to Buyer and the Representatives (the ‘‘Independent Expert’’). The parties shall instruct the Independent Expert promptly to review this Section 1.5 and to determine solely with respect to the disputed items and amounts so submitted whether and to what extent, if any, the Closing Working Capital set forth in the Closing Working Capital Statement requires adjustment. The Independent Expert shall base its determination solely on written submissions by Buyer and the Representatives and not on an independent review. Buyer and Sellers shall make available to the Independent Expert all relevant books and records and other items reasonably requested by the Independent Expert. As promptly as practicable but in no event later than 45 days after its retention, the Independent Expert shall deliver to Buyer and the Representatives a report which sets forth its resolution of the disputed items and amounts and its calculation of Closing Working Capital; provided that in no event shall Closing Working Capital as determined by the Independent Expert be less than Buyer’s calculation of Closing Working Capital set forth in the Closing Working Capital Statement nor more than the Representatives’ calculation of Closing Working Capital set forth in the Notice of Objection. The decision of the Independent Expert shall be final, conclusive and binding on the parties. The costs and expenses of the Independent Expert shall be borne by the party that has the greatest differential from the binding Independent Expert decision.

1.6    Adjustment of Purchase Price.

(a)    ‘‘Final Working Capital’’ means the Closing Working Capital (i) as shown in the Closing Working Capital Statement delivered by Buyer to the Representatives pursuant to Section 1.5(a), if no Notice of Objection with respect thereto is timely delivered by the Representatives to Buyer pursuant to Section 1.5(b); or (ii) if a Notice of Objection is so delivered, (A) as agreed by Buyer and Sellers pursuant to Section 1.5(c) or (B) in the absence of such agreement, as shown in the Independent Expert’s calculation delivered pursuant to Section 1.5(c). If Final Working Capital is less than $1,350,000, Sellers shall pay to Buyer, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 1.6(b), an amount equal to the difference between $1,350,000 and Final Working Capital (the ‘‘Deficit Amount’’). If Final Working Capital exceeds $1,350,000, Buyer shall pay to Sellers, in the manner and with interest as provided in Section 1.6(b), an amount equal to the difference between Final Working Capital and $1,350,000 (the ‘‘Excess Amount’’), in proportion to each Seller’s membership interest immediately prior to the Closing.

(b)    Within three Business Days after Final Working Capital has been finally determined pursuant to Section 1.5, (i) if there is a Deficit Amount, Sellers shall pay to Buyer, in proportion to each Seller’s membership interest immediately prior to the Closing, an amount equal to such Deficit Amount, together with interest calculated as set forth below, and (ii) if there is an Excess Amount, Buyer shall pay to Sellers, in proportion to each Seller’s membership interest immediately prior to the Closing, an amount equal to such Excess Amount, together with interest calculated as set forth below. Any such payment shall be made by wire transfer of immediately available funds to an account designated in writing by Buyer or Sellers, as the case may be, at least one Business Day prior to such transfer. The amount of any payment to be made pursuant to this Section 1.6 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the federal funds rate as published by the Wall Street Journal in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding.

(c)    Any rights accruing to a party under this Section 1.6 shall be in addition to and independent of the rights to indemnification under Article VIII and any payments made to any party under this Section 1.6 shall not be subject to the terms of Article VIII.

1.7    Escrow.    At the Closing Buyer shall deposit in escrow, to be held during the period ending 45 days immediately following the first date of filing of Buyer’s Annual Report on Form 10-K, which audited financial statements include the financial statements of the Company on a consolidated basis (‘‘Escrow Period’’), 394,736 shares of Buyer Common Stock from the Stock Consideration to be received by Sellers as a result of the Acquisition (the ‘‘Escrow Amount’’), which such shares shall be allocated to the Sellers in accordance with the terms and conditions of the Escrow Agreement. Subject to Article VIII, on the first business day following the conclusion of the Escrow Period, the Escrow Agent shall deliver the Escrow Amount, less any amount applied in satisfaction of a claim for indemnification and any amount then in dispute related to the indemnification obligations set forth in Article VIII, to the Sellers. The remaining Escrow Amount, to the extent not applied in satisfaction of a claim for indemnification, will be distributed to Sellers promptly upon resolution of the dispute or claim.

ARTICLE II

REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

A. Subject to the exceptions set forth in the schedules attached hereto (the ‘‘Company Schedule’’), the Company and the Sellers jointly and severally represent and warrant to Buyer, as follows (as used in this Article II and elsewhere in this Agreement, the term ‘‘Company’’ includes the Subsidiaries, as hereinafter defined, unless the context clearly otherwise indicates):

2.1    Organization and Qualification.

(a)    The Company is a limited liability company duly organized, validly existing and in good standing under the laws of Texas and has the requisite limited liability company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (‘‘Approvals’’) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Sellers or the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Complete and correct copies of the articles of organization and limited liability regulations (or other comparable governing instruments with different names) (collectively referred to herein as ‘‘Charter Documents’’) of the Company, as amended and currently in effect, have been heretofore delivered to Buyer or Buyer’s counsel. The Company is not in violation of any of the provisions of its Charter Documents.

(b)    The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each jurisdiction in which the Company is so qualified or licensed is listed in Schedule 2.1.

(c)    The minute books of the Company contain records of all meetings and consents in lieu of meetings of its managers (and any committees thereof), similar governing bodies and members (‘‘Company Records’’) since January 1, 2003 which are true, complete and accurate in all material respects. Copies of such Company Records of the Company have been heretofore made available to Buyer or Buyer’s counsel.

(d)    The membership interest transfer, warrant and option transfer and ownership records of the Company contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving the membership interests and other securities of the Company since January 1, 2003. Copies of such records of the Company have been heretofore made available to Buyer or Buyer’s counsel.

2.2    Subsidiary.

(a)    The Company has only one subsidiary that is listed on Schedule 2.2 (the ‘‘Subsidiary’’). Except as set forth on Schedule 2.2, the Subsidiary is inactive and has no assets or liabilities. Except for the Subsidiary, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b)    The Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization (as listed on Schedule 2.2) and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have been heretofore delivered to Buyer or Buyer’s counsel. The Subsidiary is not in violation of any of the provisions of its Charter Documents.

(c)    The Subsidiary is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or the Subsidiary. Each jurisdiction in which Subsidiary is so qualified or licensed is listed in Schedule 2.2.

(d)    Except as set forth in Schedule 2.2(d), the minute books of the Subsidiary contain records of all meetings and consents in lieu of meetings of its directors (and any committees thereof), similar governing bodies and shareholders since April 8, 2005, which are true, complete and accurate in all material respects. Copies of the Company Records of the Subsidiary have been heretofore made available to Buyer or Buyer’s counsel.

2.3    Capitalization.

(a)    The authorized, issued and outstanding membership or percentage interests of the Company consist of membership interests, of which 100% are issued and outstanding and owned by the Sellers as set forth on Schedule A. Neither the Company nor any Seller has any liability relating to membership or percentage interests of the Company owned previously by any third party. Except as set forth in Schedule 2.3(a), each Seller individually represents and warrants that such Seller owns his or her Membership Interests free and clear of all Liens. All such Membership Interests are duly authorized, validly issued, and were issued in compliance with all federal, state and local rules, laws and regulations. The designations, powers preferences, rights, qualifications, limitations and restrictions, if any, in respect of such Membership Interests are set forth in the Company’s Limited Liability Company Regulations (the ‘‘LLC Regulations’’), a copy of which has been provided to the Buyer, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws. There are no outstanding warrants, options, rights, agreements, convertible securities, appreciation rights, joint venture, partnership or other commitments of any nature relating to the Membership Interests of the Company. There are no voting trusts or other similar agreements with respect to the voting of any of the Membership Interests.

(b)    Except as contemplated by this Agreement and except as set forth in Section 2.3(a) hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any membership interests, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(c)    Except as contemplated by this Agreement and except as set forth on Schedule 2.3(c) hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security of any class of the Company.

(d)    The authorized and outstanding capital stock of the Subsidiary is set forth in Schedule 2.3(d) hereto. Except as set forth in Schedule 2.3(d), the Company owns all of the outstanding capital stock of the Subsidiary, free and clear of all Liens. There are no outstanding options, warrants or other rights to purchase securities of the Subsidiary.

2.4    Authority Relative to this Agreement.    The Company has all necessary limited liability company power and authority to execute and deliver this Agreement and perform its obligations hereunder and to consummate the transactions contemplated hereby (including the Acquisition). The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Acquisition) have been duly and validly authorized by all necessary action on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to the Texas Limited Liability Company Act and the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.5    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Company’s or Subsidiary’s Charter Documents, (ii) conflict with or violate any Legal Requirements (as defined in Section 11.2(b)), (iii) except as set forth in Schedule 2.5, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or pursuant to, any Company Contracts or (iv) except as set forth in Schedule 2.5, result in the triggering, acceleration or increase of any payment to any Person pursuant to any Company Contract, including any ‘‘change in control’’ or similar provision of any Company Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company.

(b)    The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign governmental entity (a ‘‘Governmental Entity’’), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the ‘‘Securities Act’’), the Exchange Act of 1934, as amended (the ‘‘Exchange Act’’) or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business, (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or, after the Closing, the Buyer, or prevent consummation of the Acquisition or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.6    Compliance.    The Company and its Subsidiary have complied with and are not in violation of any Legal Requirements with respect to the conduct of their businesses, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company or the Subsidiary. The Company and its Subsidiary are not in default or violation of any term, condition or provision of any applicable Charter Documents. Except as set forth in Schedule 2.6, no written notice of non-compliance with any Legal Requirements has been received by the Company or its Subsidiary (and the Company has no knowledge of any such notice delivered to any other Person). The Company and its Subsidiary are not in violation of any term of any Company Contract, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiary.

2.7    Financial Statements.

(a)    Sellers have provided to Buyer a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of the Company and its Subsidiary for the fiscal years ended December 31, 2005 and December 31, 2006 (the ‘‘Audited Financial Statements’’). The Audited Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of the Company and its Subsidiary at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b)    Sellers have provided to Buyer a correct and complete copy of the unaudited consolidated financial statements (including, in each case, any related notes thereto) of the Company and its Subsidiary for the quarterly period ended December 31, 2007 (the ‘‘Unaudited Financial Statements’’). The Unaudited Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the financial position of the Company and its Subsidiary at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements do not contain notes and are subject to normal adjustments that are not expected to have a Material Adverse Effect on the Company.

(c)    Since January 1, 2004, the books of account, minute books, membership interest or stock certificate books and membership interest or stock transfer ledgers and other similar books and records of the Company and its Subsidiaries have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which are not so set forth.

(d)    Except as otherwise noted in the Audited Financial Statements or the Unaudited Financial Statements, or as set forth in Schedule 2.7(d), the accounts and notes receivable of the Company and its Subsidiaries reflected on the balance sheets included in the Audited Financial Statements and the Unaudited Financial Statements (i) arose from bona fide transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim except to the extent set forth in such balance sheet contained therein, and (iv) except as set forth in Schedule 2.7(d), are not the subject of any actions or proceedings brought by or on behalf of the Company or any of its Subsidiaries.

(e)    Significant deficiencies in the financial reporting of the Company and its Subsidiaries which are reasonably likely to materially and adversely affect the ability to record, process, summarize and report financial information, and any fraud whether or not material that involves management or other employees who have a significant role in financial reporting, have been adequately and promptly disclosed to the independent accountants and management of the Company as required by applicable Legal Requirements.

(f)    Sellers have provided to Buyer a complete and correct copy of the unaudited balance sheet of the Company as of December 31, 2007. As part of the recording of the purchase of production materials for its customers, the Company records entries to its balance sheet to record the receivable from such customer, as well as the associated liability to its vendor. As of December 31, 2007, all such entries are fully reconciled such that upon closing of all of the projects included in these accounts, the Company will not realize an expense in excess of $50,000.00 to be recognized in the Company’s income statement.

2.8    No Undisclosed Liabilities.    Except as set forth in Schedule 2.8 hereto, to the knowledge of Sellers, the Company and its Subsidiary have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the Unaudited Financial Statements which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except: (a) liabilities provided for in or otherwise disclosed in the balance sheet included in the Unaudited Financial Statements, and (b) such liabilities arising in the ordinary course of the Company’s and its Subsidiary’s business since December 31, 2006, none of which would have a Material Adverse Effect on the Company or its Subsidiary.

2.9    Absence of Certain Changes or Events.    Except as set forth in Schedule 2.9 hereto or in the Unaudited Financial Statements, or as otherwise provided in this Agreement, since November 30, 2007, there has not been: (a) any Material Adverse Effect on the Company or its Subsidiary, (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash or property) in respect of, any of membership interest, or any purchase, redemption or other acquisition by the Company or its Subsidiary of any of the Company’s or its Subsidiary’s membership interests, capital stock or any other securities of the Company or its Subsidiary or any options, warrants, calls or rights to acquire any such shares or other securities, (c) any split, combination or reclassification of any of the Company’s or its Subsidiary’s membership interests, capital stock, (d) any granting by the Company or its Subsidiary of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company or its Subsidiary of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company or its Subsidiary of any increase in severance or termination pay or any entry by Company or its Subsidiary into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company or its Subsidiary of the nature contemplated hereby, (e) entry by the Company or its Subsidiary into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.21 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company or its Subsidiary with respect to any Governmental Entity, (f) any material change by the Company or its Subsidiary in its accounting methods, principles or practices, (g) any change in the auditors of the Company or its Subsidiary, (h) any issuance of capital stock of the Company or its Subsidiary, (i) any revaluation by the Company or its Subsidiary of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company or its Subsidiary other than in the ordinary course of business, or (x) any agreement, whether written or oral, to do any of the foregoing.

2.10    Litigation.    Except as disclosed in Schedule 2.10 hereto, there are no claims, suits, actions or proceedings pending or to Sellers’ knowledge, threatened against the Company or its Subsidiary, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company or its Subsidiary or have a Material Adverse Effect on the ability of the parties hereto to consummate the Acquisition.

2.11    Employee Benefit Plans and Compensation.

(a)    Definitions. With the exception of the definition of ‘‘Affiliate’’ set forth in this Section 2.11(a) below (which definition shall apply only to this Section 2.11), for purposes of this Agreement, the following terms shall have the following respective meanings:

‘‘Affiliate’’ shall mean any other person or entity under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

‘‘Company Employee Plan’’ shall mean any material plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, membership interests, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, including without limitation, each ‘‘employee benefit plan,’’ within the meaning of Section 3(3) of ERISA which is or has during the six years preceding the Closing Date been maintained, contributed to, or required to be contributed to, by the Company, any of its Subsidiaries or any Affiliate for the benefit of any Employee, or with respect to which the Company, any of its Subsidiaries or any Affiliate has or would reasonably be expected to have any liability or obligation, and any International Employee Plan.

‘‘COBRA’’ shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

‘‘Code’’ shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations, as defined hereinafter.

‘‘DOL’’ shall mean the United States Department of Labor.

‘‘Employee’’ shall mean any current or former employee, consultant, officer, director, or manager of the Company, any of its Subsidiaries or any Affiliate.

‘‘Employee Agreement’’ shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, or similar agreement or contract (including, without limitation, any offer letter or any agreement providing for acceleration of company membership interests or stock options, or any other material agreement providing for compensation or benefits) between the Company, any of its Subsidiaries or any Affiliate and any Employee.

‘‘ERISA’’ shall mean the Employee Retirement Income Security Act of 1974, as amended.

‘‘FMLA’’ shall mean the Family Medical Leave Act of 1993, as amended.

‘‘HIPAA’’ shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

‘‘International Employee Plan’’ shall mean each Company Employee Plan or Employee Agreement that is maintained by the Company, any of its Subsidiaries or any Affiliate, whether formally or informally or with respect to which the Company, any of its Subsidiaries or any Affiliate will or may have any liability with respect to employees who perform services for the Company, any Subsidiary or any Affiliate outside the United States.

‘‘IRS’’ shall mean the United States Internal Revenue Service.

‘‘PBGC’’ shall mean the United States Pension Benefit Guaranty Corporation.

‘‘Pension Plan’’ shall mean any Company Employee Plan that is an ‘‘employee pension benefit plan,’’ within the meaning of Section 3(2) of ERISA.

(b)    Schedule 2.11(b) hereto sets forth a complete and accurate list of each Company Employee Plan and each Employee Agreement. Neither the Company nor its Subsidiary has made any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing. Schedule 2.11(b) hereto sets forth a table setting forth the name, position and salary of each employee of the Company and each Subsidiary.

(c)    Documents.    The Sellers have provided to Buyer: (i) correct and complete copies of all material documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and written interpretations thereof and all related trust documents; (ii) the recent annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, as applicable; (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan that is subject to such requirements; (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts; (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company or its Subsidiary; (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan; (viii) all COBRA forms and related notices; (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (x) all discrimination tests for each Company Employee Plan for the three (3) most recent plan years; (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan, as applicable; and (xii) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan, as applicable.

(d)    Employee Plan Compliance.    The Company and its Subsidiary has performed in all material respects with the obligations required to be performed by it under, is not in default or violation of, and Sellers have no knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code and any trust intended to qualify under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. To the knowledge of the Sellers, no ‘‘prohibited transaction,’’ within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the knowledge of Sellers, threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liability to Buyer, the Company, its Subsidiary or any Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of Sellers, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. To the knowledge of the Sellers, neither the Company, nor its Subsidiary nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company and its Subsidiary has made or accrued all contributions and other payments required by and due under the terms of each Company Employee Plan.

(e)    No Pension Plan.    Neither the Company, its Subsidiary nor any Affiliate has, during the six years preceding the Closing Date, maintained, established, sponsored, participated in, or contributed to, any Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code.

(f)    No Self-Insured Plan.    Neither the Company, its Subsidiary nor any Affiliate has, during the six years preceding the Closing Date, maintained, established sponsored, participated in or contributed to any self-insured ‘‘welfare plan’’ (as defined in Section 3(1) of ERISA) that provides benefits to employees (including, without limitation, any such plan pursuant to which a stop-loss policy or contract applies).

(g)    Collectively Bargained, Multiemployer and Multiple-Employer Plan.    At no time during the six years preceding the Closing Date has the Company, its Subsidiary or any Affiliate contributed to or been obligated to contribute to any ‘‘Multiemployer Plan’’ as defined in Section 3(37) of ERISA. Neither the Company, its Subsidiary, nor any Affiliate has at any time during the six years preceding the Closing Date maintained, established, sponsored, participated in or contributed to any ‘‘multiple employer plan’’ within the meaning of Section 210(a) of ERISA or to any plan described in Section 413 of the Code.

(h)    No Post-Employment Obligations.    No Company Employee Plan or Employee Agreement provides, or reflects or represents any material liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any Employee or any dependent of any Employee, except as may be required by COBRA or other applicable statute, and neither the Company nor its Subsidiary has ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) or their dependents would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute.

(i)    COBRA; FMLA; HIPAA.    The Company, each Subsidiary and each Affiliate has, prior to the Closing, complied in all material respects with the requirements of COBRA, FMLA, HIPAA, the Women’s Health and Cancer Rights Act of 1998, the Newborns’ and Mothers’ Health Protection Act of 1996, and any similar provisions of state law applicable to its employees. To the knowledge of the Sellers, neither the Company nor its Subsidiary has unsatisfied obligations to any employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage or extension.

(j)    Effect of Transaction.    The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan or Employee Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits or be deemed a ‘‘parachute payment’’ under Section 280G of the Code with respect to any Employee.

(k)    Employment Matters.    The Company and its Subsidiary: (i) is in compliance in all material respects with applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, termination of employment, employee safety and wages and hours, and in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages, severance pay or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no actions, suits, claims or administrative matters pending, threatened or reasonably anticipated against the Company, its Subsidiary, or any of its Employees relating to any Employee, Employee Agreement or Company Employee Plan. There are no pending or to Sellers’ knowledge, threatened or reasonably anticipated claims or actions against Company, its Subsidiary, any Company trustee or any trustee of any Subsidiary under any worker’s compensation policy. To Sellers’ knowledge, no employee of the Company or its Subsidiary has violated any employment contract, nondisclosure agreement, non-competition or non-solicitation agreement by which such employee is bound due to such employee (i) being employed by the Company or its Subsidiary, and (ii) disclosing to the Company or its Subsidiary, or using, trade secrets or proprietary information of any other person or entity. The services provided by each of the Company’s, each Subsidiary’s and their Affiliates’ Employees is terminable at the will of the Company and its Affiliates.

(l)    No Interference or Conflict.    To the knowledge of Sellers, no member or Employee of the Company or its Subsidiary is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person’s efforts to promote the interests of the Company or its Subsidiary or that would interfere with the Company’s or its Subsidiary’s business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s or any of its Subsidiary’s business as presently conducted or proposed to be conducted nor any activity of such members or Employees in connection with the carrying on of the Company’s business or any of its Subsidiary’s businesses as presently conducted or currently proposed to be conducted will, to the knowledge of Sellers, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such members or Employees is now bound.

(m)    International Employee Plan.    Neither the Company, its Subsidiary, nor any Affiliate has an obligation to maintain, establish, sponsor, participate in, be bound by or contribute to any International Employee Plan.

2.12    Labor Matters.    Neither the Company, nor its Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiary, nor do Sellers know of any activities or proceedings of any labor union to organize any such employees.

2.13    Restrictions on Business Activities.    Except as disclosed in Schedule 2.13 hereto, to Sellers’ knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company, its Subsidiary, its assets or to which the Company or its Subsidiary is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or its Subsidiary, any acquisition of property by the Company and its Subsidiary, or the conduct of business by Company or its Subsidiary as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiary.

2.14    Title to Properties; Absence of Liens and Encumbrances.

(a)    Real Property Owned or Leased by the Company. Schedule 2.14(a) hereto lists each parcel of real property currently owned, leased, subleased or licensed by the Company or its Subsidiary.

(b)    Owned Real Property.    Set forth in Schedule 2.14(b) hereto is a complete list of all real property and interests in real property owned in fee simple by the Company or its Subsidiary (the ‘‘Owned Real Property’’). The Company and the Subsidiary of the Company have good and valid fee simple title, free of any Liens, except Permitted Liens, to the Owned Real Property.

(c)    Leases.    True, correct and complete copies of all leases, subleases or licenses for each parcel of real property currently leased, subleased or licensed by the Company or its Subsidiary (the ‘‘Leased Real Property’’), together with any assignments, guaranties or amendments thereto (collectively, the ‘‘Lease Documents’’) have been delivered or made available to Buyer. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, all such current leases, subleases and licenses are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any of its Subsidiaries or, to Sellers’ knowledge, by the other party to such lease, sublease or license.

(d)    Liens.    Except as disclosed in Schedule 2.14(a) or Schedule 2.14(b) hereto, the Company and each of its Subsidiaries owns or has valid leasehold fee interests in all of their respective properties and assets (other than assets disposed of in the ordinary course of business since December 31, 2006), free and clear of all encumbrances except for defects in title, easements, encroachments, restrictive covenants and similar encumbrances or impediments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth on Schedule 2.14(a) hereto, neither the Company nor any of its Subsidiaries is a party to or obligated under any option, right of first refusal or other contractual right to sell, dispose of or lease any of the Real Property or any portion thereof or interest therein to any Person (other than pursuant to this Agreement). Neither the Company nor any of the Subsidiaries is a party to any agreement or option to purchase any real property or interest therein other than options for renewal of Leased Real Property for the benefit of the Company or its applicable Subsidiary.

(e)    Entire Interest.    Except as set forth in Schedule 2.14(e) hereto, neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person (other than pursuant to this Agreement) any right to occupy or possess or otherwise encumber any portion of the Real Property other than in the ordinary course of business. Except as set forth in Schedule 2.14(e) hereto, neither the Company nor any of its Subsidiaries has vacated or abandoned any portion of the Real Property or given notice to any third party of their intent to do the same.

(f)    Condemnation.    Except as set forth on Schedule 2.14(g) hereto, neither the Company nor any applicable Subsidiary of the Company has received written notice of an expropriation or condemnation proceeding pending, threatened or proposed against the Real Property.

2.15 Accounts Receivable.    The accounts receivable of the Company and its Subsidiary as set forth on the Interim Balance Sheet or arising since the date thereof are, to the extent not paid in full by the account debtor prior to the date hereof, (a) valid and genuine and have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice, and (b) not subject to valid defenses, set-offs or counterclaims. The allowance for collection losses on the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2007 (the ‘‘Interim Balance Sheet’’) has been determined in accordance with GAAP consistent with past practice.

2.16 Condition of Tangible Assets.    All buildings, plants, leasehold improvements, structures, facilities, equipment and other items of tangible property and assets which are owned, leased or used by the Company or its Subsidiary are structurally sound, are in good operating condition and repair (subject to normal wear and tear given the use and age of such assets), are usable in the regular and ordinary course of business and conform in all material respects to all laws and authorizations relating to their construction, use and operation. No Person other than the Company, the Subsidiary of the Company and holders of Permitted Liens, but solely to the extent of such Permitted Liens, owns, or has any interest in, any equipment or other tangible assets or properties owned, leased or used by the Company or its Subsidiary.

2.17 Suppliers and Customers.    Schedule 2.17 sets forth with respect to each of the Company and its Subsidiary (a) each supplier, other than those for which the amount procured is re-billed to the Company’s customer, from whom purchases exceeded $300,000 in the year ended December 31, 2006 or December 31, 2007 or that is otherwise material to the Company or its Subsidiary; (b) each supplier for which the amount procured is re-billed to the Company’s customer, from whom purchases exceeded $2,000,000; (c) each supplier who constitutes a sole source of supply to the Company or its Subsidiary; and (d) with respect to each year ended December 31, 2006 or December 31, 2007 and the one-month period ended January 31, 2008, each customer that has contributed in excess of 4% percent of the Company’s revenues on a consolidated basis for such year or period. The relationships of each of the Company and its Subsidiary with each such supplier and customer are good commercial working relationships.

No such supplier or customer has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Company or its Subsidiary. None of Sellers, the Company or the Subsidiary of the Company has received notice that any such supplier or customer may cancel or otherwise materially and adversely modify its relationship with the Company or the Subsidiary of the Company or limit its services, supplies or materials to the Company or the Subsidiary of the Company, either as a result of the Acquisition or otherwise.

2.18 Taxes.

(a)    Definitions. For the purposes of this Agreement,

(i)    ‘‘Tax’’ or ‘‘Taxes’’ refers to (i) any federal, state, county, local, foreign, or other ad valorem, alternative or add-on minimum, capital stock, communications, custom, disability, duty, employment, environmental, escheat, estimated, excise, franchise, gross income, gross receipts, license, net income, occupation, payroll, premium, profits, property, registration, sales, severance, social security, stamp, transfer, unclaimed property, unemployment, use, utility, value-added, wage, windfall profits, withholding, and other taxes, government fees, or other assessments of any kind whatsoever; (ii) any interest, penalties, additions to tax, or additional amount imposed by any Taxing Authority with respect thereto, whether disputed or not; and (iii) any amount described in clauses (i) or (ii) for which a person is liable by reason of Treasury Regulation § 1.1502-6, as a transferee or successor, or by contract, indemnity, or otherwise.

(ii)    ‘‘Taxing Authority’’ means any governmental authority or entity responsible for the administration or imposition of any Tax.

(iii)    ‘‘Treasury Regulations’’ means the United States Treasury Regulations promulgated under the Code.

(b)    Tax Returns and Audits.    Except as set forth in Schedule 2.18 hereto:

(i)    Throughout its existence, the Company has been a partnership and not been treated as a corporation or association for federal income tax purposes under Treasury Regulations Section 301.7701-2.

(ii)    The Company, and the Subsidiary, as applicable, has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (‘‘Returns’’) required to be filed by the Company and its Subsidiary with any Tax authority prior to the date hereof. To Seller’s knowledge, all such Returns are true, correct and complete in all material respects. The Company and its Subsidiary has paid all Taxes shown to be due on such Returns.

(iii)    All Taxes that the Company and its Subsidiary are required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(iv)    Neither the Company nor its Subsidiary have been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or its Subsidiary, nor has the Company or its Subsidiary executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(v)    Schedule 2.18 lists all Returns that have been audited by any Taxing Authority. All deficiencies asserted by any Taxing Authority arising from audits have been paid in full. Sellers have delivered to Buyer correct and complete copies of all correspondence, examination reports, statements of deficiency, notices of proposed adjustment, and all responses thereto, relating to any audit. No adjustment relating to any Returns filed by the Company or its Subsidiary have been proposed in writing, formally or informally, by any Tax authority to the Company, its Subsidiary or any representative thereof. To Sellers’ knowledge, no audit or other examination of any Return of the Company or its Subsidiary by any Tax authority is presently in progress. The Company and its Subsidiary has not been notified of any request for such an audit or other examination.

(vi)    Neither the Company nor its Subsidiary has liability for any unpaid Taxes which have not been accrued for or reserved on the Company’s balance sheets included in the Audited Financial Statements or the Unaudited Financial Statements, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company or its Subsidiary in the ordinary course of business.

(vii)    Affiliated Groups.    Neither the Company nor its Subsidiary has ever been a member of any affiliated, consolidated, combined, or unitary group or participated in any other arrangement whereby any income, revenues, receipts, gains, credits, expenses, or losses were determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gains, credits, expenses, or losses of any other person.

(viii)    Tax Sharing Agreements.    Neither the Company nor its Subsidiary is a party to or bound by any Tax sharing or allocation agreement.

(ix)    Liability for Others’ Taxes.    Neither the Company nor its Subsidiary is presently liable for the Taxes of any other person, including but not limited to: (A) by reason of Treasury Regulation § 1.1502-6; (B) as a transferee or successor; or (C) by contract or indemnity.

(x)    Liens.    There are no Liens for Taxes upon the Company’s or its Subsidiary’s assets, other than for current Taxes not yet due and payable.

(xi)    Tax Jurisdictions.    Schedule 2.18 contains a list of all jurisdictions in which the Company and its Subsidiary are or may be subject to any Tax. No Taxing Authority has claimed, asserted, or investigated whether the Company or its Subsidiary is subject to Tax in any other jurisdiction.

(xii)    Post-Closing Changes.    Neither the Company nor its Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period ending after the Closing Date as a result of any: (A) adjustment pursuant to Section 481 of the Code associated with a change of accounting method that is effective on or before the Closing Date; (B) closing agreement or other agreement with any Taxing Authority executed on or before the Closing Date; or (C) transaction entered into on or before the Closing Date and treated under the installment method, long-term contract method, cash method, or open transaction method of accounting.

(xiii)    Letter Rulings.    Neither the Company nor its Subsidiary is the subject of any private letter ruling or similar ruling issued by any Taxing Authority.

(xiv)    Certain Property.    None of the Company’s or its Subsidiary’s assets: (A) is property required to be treated as owned by another person pursuant to former Section 168(f)(8) of the Code; (B) is ‘‘tax-exempt use property’’ within the meaning of Section 168(h) of the Code; or (C) directly or indirectly secures any debt the interest on which is excludable from gross income under Section 103(a) of the Code.

(xv)    Reportable Transactions.    Neither the Company nor its Subsidiary has participated (within the meaning of Treasury Regulations Section 1.6011-4(c)(3)) in a reportable transaction (within the meaning of Treasury Regulations Section 1.6011-4(b)(1)).

(xvi)    Section 280G.    Neither the Company nor its Subsidiary has made any payment or incurred any liability, and neither the Company nor its Subsidiary are or will become obligated to make any payment or incur any liability (under any agreement entered into on or before the Closing Date) that would be, separately or in the aggregate an ‘‘excess parachute payment’’ within the meaning of Section 280G of the Code.

(xvii)    Incentive Stock Options.    Each option designated as an ‘‘incentive stock option’’ on the Company’s or its Subsidiary’s books and records qualifies as an incentive stock option within the meaning of Section 422 of the Code.

(xviii)    Section 355.    Neither the Company nor its Subsidiary has ever distributed the stock or another person, or had its stock distributed by another person, in a transaction that was intended to be governed in whole or in part by Section 355 of the Code.

(xix)    Foreign Persons.    Each Seller is not a foreign person within the meaning of Section 1445 and regulations thereunder and, upon request, will provide appropriate certification to this effect.

2.19    Environmental Matters.

(a)    Except as disclosed in Schedule 2.19 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) the Company and its Subsidiary have complied with all applicable Environmental Laws; (ii) the properties currently operated by the Company and its Subsidiary (including soils, groundwater, surface water, buildings or other structures) have not been contaminated with any Hazardous Substances by any action of the Company or its Subsidiary; (iii) the properties formerly owned by the Company and its Subsidiary were not contaminated with Hazardous Substances during the period of ownership or operation by the Company and its Subsidiary; (iv) the Company and its Subsidiary is not subject to any claim for liability for any Hazardous Substance disposal or contamination on any third party property; (v) the Company and its Subsidiary has not received any notice, demand, letter, claim or request for information alleging that the Company or its Subsidiary may be in violation of or liable under any Environmental Law; and (vi) the Company and its Subsidiary are not subject to any orders, decrees, injunctions or other similar arrangements with any Governmental Entity or subject to any outstanding obligations under indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(a)    As used in this Agreement, the term ‘‘Environmental Law’’ means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, or agency requirement relating to: (i) the protection, investigation or restoration of the environment, or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property by any Hazardous Substance.

(b)    As used in this Agreement, the term ‘‘Hazardous Substance’’ means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos, lead, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

(c)    The Company and its Subsidiary have obtained all Approvals and have made all material filings and maintained all material data, documentation and records required of them for owning and operating the Properties and the Leased Real Property under applicable Environmental Law, and all such Approvals and filings remain in full force and effect.

(d)    There are no pending or, to the knowledge of Sellers, threatened claims, demands, actions, administrative proceedings, lawsuits or inquiries relating to (i) the Properties and the Leased Real Property under Environmental Law, or (ii) the restoration, remediation or reclamation of any Properties or Leased Real Property, except in either case as set forth on Schedule 2.19.

(e)    Except as set forth on Schedule 2.19, there are no environmental investigations, studies or audits with respect to any of the Properties or Leased Real Property owned or commissioned by, or in the possession of, the Company or any of its Subsidiaries.

2.20    Brokers; Third Party Expenses.    Except as set forth in Schedule 2.20 hereto, neither the Company nor its Subsidiary have incurred, nor will they incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except as provided in this Agreement, no shares of common stock, membership interests, options, warrants or other securities of the Company, its Subsidiary or Buyer are payable to any third party by the Company as a result of the Acquisition.

2.21    Intellectual Property.    For the purposes of this Agreement, the following terms have the following definitions:

‘‘Intellectual Property’’ shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (‘‘Patents’’); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet; (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, ‘‘Trademarks’’); (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated, and (x) any similar or equivalent rights to any of the foregoing (as applicable).

‘‘Company Intellectual Property’’ shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company and its Subsidiary, including software and software programs developed by or exclusively licensed to the Company and to its Subsidiary (specifically excluding any off the shelf or shrink-wrap software).

‘‘Registered Intellectual Property’’ means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

‘‘Company Registered Intellectual Property’’ means all of the Registered Intellectual Property owned by, or filed in the name of, Company or its Subsidiary.

‘‘Company Products’’ means all current versions of products or service offerings of Company or its Subsidiary.

(a)    Except as disclosed on Schedule 2.21 hereto, no Company Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company or its Subsidiary, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiary.

(b)    Except as disclosed on Schedule 2.21 hereto, the Company and its Subsidiary own and have good and exclusive title to each material item of Company Intellectual Property owned by it free and clear of any liens and encumbrances (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business); and the Company and its Subsidiary are the exclusive owners of all material registered Trademarks used in connection with the operation or conduct of the business of the Company including the sale of any products or the provision of any services by the Company or its Subsidiary.

(c)    The operation of the business of the Company and its Subsidiary as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the Company Products and (ii) the Company’s or the Subsidiary’s use of any product, device or process has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

2.22    Agreements, Contracts and Commitments.

(a)    Schedule 2.22 hereto sets forth a complete and accurate list of all Material Company Contracts (as hereinafter defined), other than those for which the amount procured is re-billed to the Company’s customer, to which the Company or its Subsidiary is a party or is subject or by which any of their respective assets are bound. For purposes of this Agreement, (i) the term ‘‘Company Contracts’’ shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations of any kind, whether written or oral, to which the Company or its Subsidiary is a party or by or to which any of the properties or assets of Company or its

Subsidiary may be bound, subject or affected (including without limitation notes or other instruments payable to the Company or its Subsidiary), and (ii) the term ‘‘Material Company Contracts’’ shall mean (x) each Company Contract and (I) which provides for payments (present or future) to the Company or its Subsidiary in excess of $200,000 in the aggregate or (II) under which or in respect of which the Company presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $200,000, (y) each Company Contract that otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company or its Subsidiary and (z) without limitation of subclause (x) or subclause (y), each of the following Company Contracts, the relevant terms of which remain executory:

(i)    any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Company or its Subsidiary, or any officer, director, manager or member (‘‘Insider’’) of the Company or its Subsidiary;

(ii)    any guaranty, direct or indirect, by the Company, its Subsidiary or any Insider of the Company of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business and guarantees by the Subsidiary of Company obligations;

(iii)    any Company Contract of employment;

(iv)    any Company Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Company or its Subsidiary or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company or its Subsidiary;

(v)    any obligation to register any shares of the capital stock, membership interests or other securities of the Company or its Subsidiary with any Governmental Entity;

(vi)    any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vii)    any collective bargaining agreement with any labor union;

(viii)    any lease or similar arrangement for the use by the Company or its Subsidiary of personal property (other than leases of vehicles, office equipment or operating equipment where the annual lease payments are less than $100,000 in the aggregate); and

(ix)    any Company Contract to which any Insider of the Company or its Subsidiary is a party.

(b)    Each Company Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Company Contracts (or written summaries in the case of oral Material Company Contracts) have been heretofore made available to Buyer or Buyer’s counsel.

(c)    Except as set forth in Schedule 2.22, neither the Company, its Subsidiary, nor, to the best of Sellers’ knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Company Contract. No party to any Company Contract has given any written notice of any claim of any breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company or its Subsidiary. Each Material Company Contract to which the Company or its Subsidiary is a party or by which it is bound that has not expired by its terms is in full force and effect.

(d)    None of the rights of the Company or its Subsidiary under any Material Company Contract will be terminated or impaired in any material respect by the consummation of the

Acquisition, and all such rights contained in such Material Company Contract will be enforceable by the Company or the Subsidiary of the Company after the Acquisition without the consent or agreement of any other Person and without payment of any kind. The Company Schedule sets forth an accurate and complete list of all Material Contracts that require the consent of any third party to the Acquisition, a consent to assignment in connection with the Acquisition or that are otherwise subject to termination, cancellation, imposition of additional obligations or loss of rights in connection with the Acquisition.

2.23    Insurance.

(a)    Schedule 2.23 (a) sets forth each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or its Subsidiary is a party (the ‘‘Insurance Policies’’). The Insurance Policies are in full force and effect. All premiums due and payable under the Insurance Policies have been paid on a timely basis and the Company and any of its Subsidiaries are in compliance in all material respects with all other terms thereof. No notice of cancellation or non-renewal with respect to or dissallowance of any claim, under such policy has been received by the Company or its Subsidiary. True, complete and correct copies of the Insurance Policies have been made available to Buyer.

(b)    There are no material claims pending as to which coverage has been questioned, denied or disputed. All material claims thereunder have been filed in a due and timely fashion and the Company or any of its Subsidiaries have not been refused insurance for which they have applied or had any policy of insurance terminated (other than at its request), nor has the Company or any of its Subsidiaries received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies.

2.24    Governmental Actions/Filings.    Except as set forth in Schedule 2.24 or as would not have a Material Adverse Effect, the Company and its Subsidiary has been granted and holds, and has made, all Governmental Actions/Filings (including, without limitation, the Governmental Actions/Filings required for the manufacture and sale of all products manufactured and/or services rendered or sold by it) necessary to the conduct by the Company and its Subsidiary of their businesses, and true, complete and correct copies of material Governmental Actions/Filings have heretofore been made available to Buyer. Each such Governmental Action/Filing is in full force and effect and will not expire prior to December 31, 2008, and the Company and its Subsidiary is in substantial compliance with all of its obligations with respect thereto (except to the extent such expiration is not reasonably expected to have a Material Adverse Effect). No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon the Company or its Subsidiary. No Governmental Action/Filing is known to be necessary to be obtained, secured or made by the Company or its Subsidiary to enable them to continue to conduct their businesses and operations and use its properties after the Closing in a manner which is consistent with current practice. For purposes of this Agreement, the term ‘‘Governmental Action/Filing’’ shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

2.25    Interested Party Transactions.    Except as set forth in the Schedule 2.25 hereto or in the Audited Financial Statements or the Unaudited Financial Statements, no employee, officer, director, manager, member or stockholder of the Company or its Subsidiary, or a member of his or her immediate family is indebted to the Company or its Subsidiary, nor is the Company or its Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them, other than

(a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or its Subsidiary, and (c) for other employee benefits made generally available to all employees. Except as set forth in Schedule 2.25, to Sellers’ knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company or its Subsidiary is affiliated or with whom the Company or its Subsidiary has a contractual relationship, or in any Person that competes with the Company or its Subsidiary, except that each employee, stockholder, officer, director, manager or member of the Company or its Subsidiary, and members of their respective immediate families may own less than 1% of the outstanding stock in publicly traded companies that may compete with Company or its Subsidiary. Except as set forth in Schedule 2.25, to the knowledge of Sellers, no officer, director, stockholder, manager, member, Seller or any member of their immediate families is, directly or indirectly, interested in any Material Company Contract with the Company or its Subsidiary (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Company or its Subsidiary or such Person’s employment with the Company).

2.26    Proxy Statement.    The information to be supplied by Sellers for inclusion in the proxy statement to be sent in connection with the meeting of Buyer’s stockholders to consider the approval of this Agreement (the ‘‘Buyer Stockholders’ Meeting’’) (such proxy statement as amended or supplemented is referred to herein as the ‘‘Proxy Statement’’) shall not, on the date the Proxy Statement is first mailed to Buyer’s stockholders, and at the time of the Buyer Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Buyer Stockholders’ Meeting which has become false or misleading. If at any time prior to the Closing, any event relating to the Company, its Subsidiary or any of their affiliates, officers, directors or managers should be discovered by Sellers which should be set forth in a supplement to the Proxy Statement, Sellers shall promptly inform Buyer. Notwithstanding the foregoing, Sellers make no representation or warranty and shall have no liability with respect to any information supplied by Buyer which is contained in any of the foregoing documents.

2.27    Bank Accounts.    Schedule 2.27 sets forth the name of each bank, safe deposit company or other financial institution in which the Company or its Subsidiary has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

2.28    Powers of Attorney.    Except as set forth in the Schedule 2.28, there are no outstanding powers of attorney executed by or on behalf of the Company or its Subsidiary in favor of any Person.

2.29    Representations and Warranties Complete.    The representations and warranties of the Sellers included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLERS

Each Seller, severally and not jointly, hereby represents and warrants to Buyer as follows:

3.1    Authorization.    The execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby and thereby are within such Seller’s powers and have been duly authorized by all necessary action on the part of such Seller. This Agreement constitutes (assuming the due execution and delivery by each of the other parties hereto) the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.2    The Membership Interests.    Such Seller is the record and beneficial owner of the Membership Interests, as set forth on Schedule A, to be sold by such Seller hereunder, free and clear of any Liens and, upon transfer of the Membership Interests to Buyer on the Closing Date in accordance with the terms of this Agreement, Buyer will receive good and valid title to the Membership Interests, free and clear of any Liens.

3.4    Noncontravention.    The execution, delivery and performance of this Agreement by such Seller does not, and the consummation by such Seller of the transactions contemplated hereby will not, (a) contravene or violate any provision of the organizational documents of such Seller, or (b) contravene or violate any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, or result in an adverse claim to the Membership Interests held by such Seller pursuant to any mortgage, lease, franchise, license, permit, agreement, instrument, law, order, arbitration award, judgment or decree to which such Seller is a party or by which such Seller is bound.

3.5    No Legal Proceedings.    To Sellers’ knowledge, no claims, suits, actions or proceedings are pending or threatened against such Seller relating to, or that could prevent or delay the consummation of, the transactions contemplated hereby.

3.6    Receipt of Stock Consideration for Seller’s Own Account.    The Stock Consideration is being acquired for investment for such Seller’s own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof in violation of federal or state securities laws.

3.7    Accredited Investor.    Each Seller is an ‘‘accredited investor’’ as defined in Rule 501(a) under the Securities Act of 1933 (the ‘‘Securities Act’’). Each Seller agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the issuance to such Seller of the Stock Consideration.

3.8    Disclosure of Information.    Each Seller represents and warrants that he or she (a) has had an opportunity to discuss the Buyer’s business, management, financial affairs and is aware of the character, business acumen and general business and financial circumstances of Buyer, (b) has the requisite knowledge and experience to assess the relative merits and risks of a sale of the Membership Interests and acquisition of the Stock Consideration, (c) has received and has read copies of all documents relevant to the sale and purchase contemplated by this Agreement provided to Sellers, and (d) has had full opportunity to ask questions and receive answers concerning the historical business and operations of the Buyer, as well to evaluate the prospects, future financial condition and the likelihood of success of Buyer.

3.9    Restricted Securities.    Each Seller is aware that the Stock Consideration is subject to significant restrictions on transfer and may not be freely sold. Such Seller represents that he or she (a) has liquid assets sufficient to assure that the purchase contemplated by this Agtreement will cause no undue financial difficulties, (b) can afford the comlete loss of his or her investment, and (c) can provide for current needs and possible contingencies without the need to sell or dispose of the Stock Consideration.

3.10    Legends.    In addition to any legend placed on the certificates pursuant to any other agreement or arrangement among the parties, each certificate evidencing the Stock Consideration shall bear the following legends (unless Buyer receives an acceptable opinion of counsel that any such legend is not required):

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE LAWS, OR AN EXEMPTION FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS THEREOF.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Sellers, as follows:

4.1    Organization and Qualification.

(a)    Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Buyer to be conducted. Buyer is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Buyer to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer. Complete and correct copies of the Charter Documents of Buyer, as amended and currently in effect, have been heretofore delivered to the Company. Buyer is not in violation of any of the provisions of the Buyer’s Charter Documents.

4.2    Authority Relative to this Agreement.    Buyer has full corporate power and authority to:

(a)    execute, deliver and perform this Agreement, and each ancillary document which Buyer has executed or delivered or is to execute or deliver pursuant to this Agreement, and (b) carry out Buyer’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Acquisition). The execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby (including the Acquisition) have been duly and validly authorized by all necessary corporate action on the part of Buyer (including the approval by its Board of Directors), and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Buyer Stockholder Approval (as defined in Section 6.1(a)). This Agreement constitutes (assuming the due execution and delivery by each of the other parties hereto) the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer shall not: (i) conflict with or violate Buyer’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Buyer’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Buyer.

(b)    The execution and delivery of this Agreement by Buyer does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Buyer is qualified to do business, (ii) the qualification of Buyer as a foreign corporation in those jurisdictions in which the business of the Company makes such qualification necessary, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer, or prevent consummation of the Acquisition or otherwise prevent the parties hereto from performing their obligations under this Agreement.

4.4    SEC Filings; Financial Statements.

(a)    Buyer has made available to the Company and the Sellers a correct and complete copy of each report, registration statement and definitive proxy statement filed by Buyer with the Securities and Exchange Commission (the ‘‘SEC’’) (the ‘‘Buyer SEC Reports’’), which are all the forms, reports and documents required to be filed by Buyer with the SEC prior to the date of this Agreement. As of their respective dates the Buyer SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Buyer makes no representation or warranty whatsoever concerning the Buyer SEC Reports as of any time other than the time they were filed.

(b)    Each set of financial statements (including, in each case, any related notes thereto) contained in Buyer SEC Reports, including each Buyer SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Buyer at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Buyer taken as a whole.

4.5    Litigation.    There are no claims, suits, actions or proceedings pending or to Buyer’s knowledge, threatened against Buyer, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Buyer or have a Material Adverse Effect on the ability of the parties hereto to consummate the Acquisition.

4.6    Brokers.    Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.7    Board Approval.    The Board of Directors of Buyer (including any required committee or subgroup of the Board of Directors of Buyer) has, as of the date of this Agreement, unanimously (a) declared the advisability of the Acquisition and approved this Agreement and the transactions contemplated hereby, (b) determined that the Acquisition is in the best interests of the stockholders of Buyer, and (c) determined that the fair market value of the Company is equal to at least 80% of Buyer’s net assets.

4.8    Trust Fund.    As of the date hereof and at the Closing Date, Buyer has and will have no less than $96,000,000 invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 in a trust account administered by Continental Stock Transfer and Trust Company (‘‘Continental’’) (the ‘‘Trust Fund’’), less such amounts, if any, as Buyer is required to pay to stockholders who elect to have their shares converted to cash in accordance with the provisions of Buyer’s Charter Documents.

4.9    Purchase for Investment.    The Membership Interests purchased by Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof. Buyer shall not offer to sell or otherwise dispose of, or sell or otherwise dispose of, the Membership Interests so acquired by it in violation of any of the registration requirements of the Securities Act.

4.10    Valid Issuance of Buyer Common Stock.    The Stock Consideration, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable. Assuming the accuracy of each Seller’s representations, the Stock Consideration will be issued in compliance with applicable federal and state securities laws.

4.11    Representations and Warranties Complete.    The representations and warranties of Buyer included in this Agreement and any list, statement, document or information set forth in, or provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

ARTICLE V

CONDUCT PRIOR TO THE CLOSING

5.1    Conduct of Business by Company and Buyer.    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and Buyer shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement or set forth in Schedule 5.1 hereto, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, and Buyer shall not do any of the following:

(a)    Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director, manager or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)    Grant any severance or termination pay, in excess of $50,000 in the aggregate, to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c)    Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of the Company or Buyer, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall the Company or Buyer license on an exclusive basis or sell any Intellectual Property of the Company, or Buyer as applicable;

(d)    Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, membership interests, equity securities or property) in respect of any membership interests, except in accordance with past practices, for tax payment purposes or for profit distributions made to members in respect of any membership interests capital stock or split, combine or reclassify any membership interests, capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(e)    Purchase, redeem or otherwise acquire, directly or indirectly, any membership interests or shares of capital stock of the Company and Buyer, as applicable, including repurchases of unvested shares at cost in connection with the termination of the relationship with any employee or consultant pursuant to any membership interest, stock option or purchase agreements in effect on the date hereof;

(f)    Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any membership interests or shares of capital stock or any securities convertible into or exchangeable for membership interests, shares of capital stock, or subscriptions, rights, warrants or options to acquire any membership interests or shares of capital stock or any securities convertible into or exchangeable for membership interests or shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such membership interests, shares or convertible or exchangeable securities;

(g)    Amend its Charter Documents unless required to do so hereunder;

(h)    Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Buyer or the Company as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services, excluding entering into any new business commission referral agreements in the ordinary course of business;

(i)    Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of services and licenses of software in the ordinary course of business consistent with past practice, (B) sales of inventory in the ordinary course of business consistent with past practice, (C) and the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

(j)    Incur any indebtedness for borrowed money in excess of $3,500,000.00 in the aggregate (other than purchase money debt in connection with the acquisition by the Company of vehicles, office equipment new location and operating equipment up to and consistent with capital expenditure budge detailed on Schedule 1.5(a) in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Buyer or the Company, as applicable, enter into any ‘‘keep well’’ or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k)    Adopt or amend any employee benefit plan, policy or arrangement, any employee membership interest, employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable ‘‘at will’’), pay any special bonus or special remuneration to any director, manager or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, managers, employees or consultants, except in the ordinary course of business consistent with past practices;

(l)    Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the Unaudited Financial Statements or in the most recent financial statements included in each report, registration statement and definitive proxy statement filed by Buyer with the SEC prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which Buyer is a party or of which Buyer is a beneficiary, as applicable;

(m)    Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Company Contract or material agreement relating to Buyer, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n)    Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(o)    Except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12 month period;

(p)    With respect to Taxes, (i) make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability, (ii) except as required by applicable law, materially change any method of accounting for Tax purposes, (iii) except as required by applicable law, prepare or file any Return in a manner inconsistent with past practice, (iv) except as required by applicable law or in connection with payroll returns, file any amended Return, (v) enter into any closing agreement with respect to Taxes, (vi) settle any Tax claim or assessment, (vii) surrender any right to claim a refund of Taxes, or (viii) consent to any extension or waiver of the limitations period for the assessment of any Tax;

(q)    Form, establish or acquire any subsidiary;

(r)    Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

(s)    Make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice;

(t)    Make or omit to take any action which would be reasonably anticipated to have a Material Adverse Effect;

(u)    Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, managers, members, partners, stockholders or other affiliates (other than partner and principal distributions and payment of salary and benefits, consistent with budgeted 2008 salary or which do not exceed $15,000.00 per person, in the ordinary course of business consistent with past practice) other than in the ordinary course of business consistent with past practice; or

(v)    Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.1 (a) through (u) above.

5.2    Guarantees.    Buyer shall use reasonable commercial efforts to release David Kirwan and Thomas Cole from their personal guarantees (the ‘‘Personal Guarantees’’) relating to loans made to the Company, as set forth on Schedule 5.2. Buyer agrees to indemnify David Kirwan and Thomas Cole in accordance with Section 8.7.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1    Proxy Statement; Buyer Stockholders’ Meeting.

(a)    As promptly as practicable after the execution of this Agreement, the Company and Buyer will prepare and file the Proxy Statement with the SEC. Each of the Sellers and Buyer will respond to any comments of the SEC and Buyer will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the execution of this Agreement, Buyer will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Acquisition and the transactions contemplated by this Agreement, (collectively, the ‘‘Other Filings’’). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information, and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Proxy Statement, the Acquisition or any Other Filing. The Proxy Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, Buyer will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to Sellers and stockholders of Buyer, such amendment or supplement. The proxy materials will be sent to the stockholders of Buyer for the purpose of soliciting proxies from holders of Buyer’s Common Stock to vote in favor of: (i) the adoption of this Agreement and the approval of the Acquisition (‘‘Buyer Stockholder Approval’’); (ii) any change of the name of Buyer, if applicable (the ‘‘Name Change Amendment’’); (iii) an amendment to remove the preamble and Sections A through F, inclusive, of Article Five from Buyer’s Certificate of Incorporation from and after the Closing; and (iv) the adoption of an Equity Incentive Plan (the ‘‘Buyer Plan’’), at the Buyer Stockholders’ Meeting. The Buyer Plan shall provide that an aggregate of at least 500,000 shares of Buyer Common Stock shall be reserved for issuance pursuant to the Buyer Plan. Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting such proxies from holders of Buyer Common Stock.

(b)    As soon as practicable following its approval by the Commission, Buyer shall distribute the Proxy Statement to the holders of Buyer Common Stock and, pursuant thereto, shall call the Buyer Stockholders’ Meeting in accordance with the General Corporation Law of the State of Delaware (the ‘‘DGCL’’) and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Acquisition and the other matters presented to the stockholders of Buyer for approval or adoption at the Buyer Stockholders’ Meeting, including, without limitation, the matters described Section 6.1(a).

(c)    Buyer shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Buyer Stockholders’ Meeting. Without limiting the foregoing, Buyer shall ensure that the Proxy Statement does not, as of the date on which it is distributed to the holders of Buyer Common Stock, and as of the date of the Buyer Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Buyer shall not be responsible for the accuracy or completeness of any information relating to Sellers or any other information furnished by Sellers for inclusion in the Proxy Statement). Each Seller represents and warrants that the information relating to the Company supplied by Sellers for inclusion in the Proxy Statement will not as of the date of its distribution to the holders of Buyer

Common Stock (or any amendment or supplement thereto) or at the time of the Buyer Stockholders’ Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(d)    Buyer, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of Buyer Common Stock vote in favor of the adoption of this Agreement and the approval of the Acquisition, and shall otherwise use reasonable best efforts to obtain the Buyer Stockholder Approval.

6.2    Other Actions.

(a)    At least five (5) days prior to Closing, Buyer shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Acquisition in any report or form to be filed with the SEC (‘‘Form 8-K’’), which shall be in a form reasonably acceptable to the Company and in a format acceptable for EDGAR filing. Prior to Closing, Buyer and the Company shall prepare the press release announcing the consummation of the Acquisition hereunder (‘‘Press Release’’). Simultaneously with the Closing, Buyer shall file the Form 8-K with the SEC and distribute the Press Release.

(b)    Sellers and Buyer shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Acquisition and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including the respective independent accountants of the Company and Buyer) and/or any Governmental Entity in order to consummate the Acquisition or any of the other transactions contemplated hereby. This obligation shall include, on the part of Buyer, sending a termination letter to Continental in substantially the form of Exhibit A attached to the Investment Management Trust Agreement by and between Buyer and Continental dated as of February 5, 2007. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each Seller and Buyer shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Acquisition and the other transactions contemplated hereby. In exercising the foregoing right, each of Seller and Buyer shall act reasonably and as promptly as practicable.

6.3    Required Information.    In connection with the preparation of the Proxy Statement, Form 8-K and Press Release, and for such other reasonable purposes, the Company, Sellers and Buyer each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers, managers, members and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Acquisition (including, with respect to the Company and the Sellers, delivery by the Sellers of audited consolidated financial statements for the fiscal years ended December 31, 2005, December 31, 2006, and December 31, 2007 of the Company and its Subsidiary), or any other statement, filing, notice or application made by or on behalf of Sellers and Buyer to any third party and/or any Governmental Entity in connection with the Acquisition and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

6.4    Confidentiality; Access to Information.

(a)    Confidentiality.    Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party, (ii) information which is or becomes generally known, (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality, and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article IX hereof, each party (A) will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Acquisition contemplated hereby, and (B) will use its reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Acquisition contemplated hereby.

(b)    Access to Information.

(i)    Sellers will afford Buyer and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records, financial statements and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company, as Buyer may reasonably request. No information or knowledge obtained by Buyer in any investigation pursuant to this Section 6.4 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

(ii)    Buyer will afford Sellers and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records, financial statements and personnel of Buyer during the period prior to Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Buyer, as Sellers may reasonably request. No information or knowledge obtained by Sellers in any investigation pursuant to this Section 6.4 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

(iii)    Notwithstanding anything to the contrary contained herein, each party (‘‘Subject Party’’) hereby agrees that by proceeding with the Closing, it shall be conclusively deemed to have waived for all purposes hereunder any inaccuracy of representation or breach of warranty by another party which is actually known by the Subject Party prior to the Closing.

6.5    Public Disclosure.    From the date of this Agreement until Closing or termination, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Buyer (in the case of Sellers) or Sellers (in the case of Buyer), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors. Notwithstanding the foregoing, the parties hereto agree that promptly as practicable after the execution of this Agreement, Buyer will file with the SEC the Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, with respect to which Buyer shall consult with Sellers. Unless objected to by Sellers by written notice given to Buyer within five (5) days after such filing specifying the language to which objection is taken, any language included in such Form 8-K shall be deemed to have been approved by Sellers and may be used in other filings made by Buyer with the SEC, but Seller shall have no liability if the Form 8-K filed by Buyer contains any untrue statement of a material fact made by Buyer or omits to state a material fact required to be stated therein by Buyer or necessary to make the statements contained therein, in light of the circumstances under which they were made by Buyer, not misleading.

6.6    Reasonable Efforts.    Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Acquisition and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (a) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (b) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (c) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including without limitation the consents referred to in Schedule 2.5 of the Company Schedule, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (e) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Buyer and its board of directors and the Company and Sellers shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Acquisition, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Acquisition and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Buyer or Sellers to agree to any divestiture by itself or any of its affiliates of shares of capital stock, membership interests or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties, stock and membership interests.

6.7    No Securities Transactions.    Neither Sellers, nor any of their affiliates, directly or indirectly, shall engage in any transactions involving the securities of Buyer prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The Company shall use its best efforts to require each of its officers, directors, managers, members employees, agents and representatives to comply with the foregoing requirement.

6.8    No Claim Against Trust Fund.    Sellers acknowledge that, if the transactions contemplated by this Agreement are not consummated by Buyer by August 5, 2008 (subject to a six-month extension in certain circumstances), Buyer will be obligated to return to its stockholders the amounts being held in the Trust Fund. Accordingly, Sellers hereby waive all rights against Buyer to collect from the Trust Fund any moneys that may be owed to them by Buyer for any reason whatsoever, including but not limited to a breach of this Agreement by Buyer or any negotiations, agreements or understandings with Buyer (other than as a result of the Acquisition, pursuant to which the Company would have the right to collect the monies in the Trust Fund), and will not seek recourse against the Trust Fund for any reason whatsoever.

6.9    Disclosure of Certain Matters.    Each of Buyer and Sellers will provide the other with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VII will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of Buyer or Sellers, or (e) would require any amendment or supplement to the Proxy Statement. The parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Sections 7.2(a), 7.3(a), 8.1(a)(i), 8.2(a)(i), 9.1(d) and 9.1(e), the representations and warranties of the parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement, subject to such anticipated changes as are set forth in Schedule 5.1 or otherwise expressly contemplated by this Agreement or which are set forth in the Schedules as they exist on the date of this Agreement.

6.10    No Solicitation.

(a)    Sellers will not, and will cause their Affiliates, employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Buyer and its designees) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction.

(b)    Buyer will not, and will cause its employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Sellers and their designees) concerning any merger, purchase of ownership interests and/or assets, recapitalization or similar transaction.

(c)    Sellers shall promptly advise Buyer of the nature of any written offer, proposal or indication of interest that is submitted to Sellers and the identity of the Person making such written offer, proposal or indication of interest.

6.11    Noncompetition.

(a)    Each Seller covenants that, commencing on the Closing Date and ending on the 5th anniversary of the Closing Date (the ‘‘Noncompetition Period’’), such Seller shall not, and it shall cause its Affiliates not to, engage in, directly or indirectly, in any capacity, or have any direct or indirect ownership interest in, or permit any Seller’s or any such Affiliate’s name to be used in connection with, any business anywhere in the United States which is engaged, either directly or indirectly, in the business of developing, manufacturing, marketing or selling any products or equipment or providing services which are competitive with products or equipment manufactured, marketed, sold or under development by, or services provided by, the Company or the Subsidiary of the Company as of the Closing Date (the ‘‘Restricted Business’’). It is recognized that the Restricted Business is expected to be conducted throughout the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenants set forth in Sections 6.12 (b) and (c)) are therefore not appropriate.

(b)    Each Seller covenants that, during the Noncompetition Period, such Seller shall not, and it shall cause its Affiliates not to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of the Company or the Subsidiary or potential clients or customers of the Company or the Subsidiary for purposes of diverting their business or services from the Company or the Subsidiary of the Company.

(c)    Each Seller covenants that, during the Noncompetition Period, such Seller shall not, and it shall cause its Affiliates not to, solicit the employment or engagement of services of any person who is or was employed as an employee, consultant or independent contractor by the Company or the Subsidiary of the Company during such period on a full- or part-time basis.

(d)    During and after the Noncompetition Period, each Seller shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself, herself or itself or others in any way that may be competitive with, or could be detrimental to, the Company or its present or future Affiliates, all confidential matters of the Company or its Affiliates, including, without limitation, confidential matters consisting of ‘‘know-how,’’ trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product or service development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects of the Company or its Affiliates learned by each Seller heretofore or hereafter; provided however, that nothing in this Agreement shall prohibit or be construed as prohibiting Seller from using general industry or business knowledge information that is or has been made publicly available, or information that has lost its confidential nature through the conduct of individuals other than any Seller.

(e)    Each Seller acknowledges that the restrictions contained in this Section 6.11 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the Acquisition. Each Seller acknowledges that any violation of this Section 6.11 will result in irreparable injury to Buyer and agrees that Buyer may be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 6.11, which rights shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled under law or in equity. Without limiting the generality of the foregoing, the Noncompetition Period shall be extended for an additional period equal to any period during which any Seller or any Affiliate is in breach of its obligations under this Section 6.11.

(f)    In the event that any covenant contained in this Section 6.11 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. The covenants contained in this Section 6.11 and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(g)    If any Seller violates any provision of this Section 6.11, then the prevailing party shall be paid by the other party or parties all of its costs and expenses, including attorneys’ fees, incurred in enforcing the terms of this Section 6.11.

6.12    Tax Matters.

(a)    Filing of Tax Returns.    Sellers shall prepare and file or cause to be prepared and filed the federal and all required state partnership income tax Returns of the Company and its Subsidiary for the taxable period ending on and including the Closing Date on a timely basis, and shall deliver copies of such Returns to the Buyer for its review no less than ten (10) days prior to such filing. The Sellers shall have the sole obligation to pay all Tax obligations of the Company and its Subsidiary for the taxable period ending on and including the Closing Date and all Tax obligations of the Company and its Subsidiary arising from the transactions contemplated in this Agreement (including all Tax obligations arising out of each Seller’s sale of his Membership Interests). Buyer shall cause the Company to prepare and file any Return of the Company and its Subsidiary required to be filed for any taxable period ending after the Closing Date. For any Return reflecting a liability for which the Sellers must indemnify the Buyer pursuant to Section 6.12(b) below, the Company shall provide the Sellers with a completed copy of such return for review and comment at least 15 days prior to the due date for filing (taking into account any applicable extensions) and Buyer shall make such changes as are reasonably requested by Sellers that are not detrimental to Buyer. All such returns shall be prepared in accordance with the past practice of Sellers and the Company except as otherwise required by applicable law.

(b)    Tax Indemnification.    Sellers shall indemnify Buyer, within 15 days written demand, for all Pre-Closing Taxes of the Company and its Subsidiary to the extent not included in the calculation of Final Working Capital. For this purpose, ‘‘Pre-Closing Taxes’’ means any Tax attributable to any taxable period, or portion thereof, ending on or before the Closing Date. In the case of a taxable period beginning before and ending after the Closing Date, Pre-Closing Taxes shall include: (i) in the case of Taxes imposed on or calculated by reference to income, gain, receipts, sales, use, payment of wages, or other identifiable transactions or events, all such Taxes that would be payable if the taxable period ended on and included the Closing Date; and (ii) in the case of all other Taxes (including but not limited to real, personal, or intangible property taxes, franchise taxes, or capital stock or net worth taxes), all such Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on and including the Closing Date, and the denominator of which is the number of days in the entire taxable period.

(c)    Transfer Taxes.    Any transfer, documentary, sales, use, stamp, registration and other such Taxes (other than income) and fees incurred in connection with the transactions contemplated by this Agreement shall be borne equally by the Buyer and by the Sellers. The parties hereto agree to cooperate with each other to minimize any Taxes described in the preceding sentence and to complete any applicable exemption certificates with respect to such Taxes.

(d)    Cooperation and Exchange of Information.    Each of Buyer, the Company, and Sellers and their respective Affiliates will provide the other parties with such assistance as may reasonably be requested by any of them in connection with the preparation of any Return, any audit or other examination by any Governmental Entity, any judicial or administrative proceedings relating to liability for Taxes, or any other claim arising under this Section 6.12, and each will retain and provide the others with any records or information that may be relevant to any such Return, audit or examination, proceeding or claim. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Returns and supporting work schedules. Such cooperation and information shall include promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Governmental Entity which relate to the Company and its Subsidiary, and providing copies of all relevant Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Governmental Entity and records concerning the ownership and Tax basis of property, which the Sellers, Buyer, the Company and its Subsidiary and their respective Affiliates may possess.

(e)    Allocation of Purchase Price.    Sellers and Buyer agree that the Purchase Price and the liabilities of the Company and its Subsidiaries (plus other relevant items) will be allocated to the assets of the Company and its Subsidiaries for Tax purposes in a manner consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder, based upon the fair market values of such assets consistent with the following allocation methodology: The purchase price will be allocated first to all tangible assets and liabilities equal to their net book value then thereafter to goodwill or going concern value to be included on Form 8594, Part II, Class VII. Sellers and Buyer agree to timely file Form 8594, and any amendments thereto, in a manner consistent with the allocation method described above. Buyer and Sellers will file all Returns (including amended Returns and claims for refund) and information reports in a manner consistent with such allocation schedule unless applicable Law requires otherwise and then only after prior written notice thereof to the other party.

6.13    Sellers and Buyer Actions.    Sellers and Buyer shall use their best efforts to take such actions as are necessary to fulfill its obligations under this Agreement and to enable Sellers or Buyer to fulfill its obligations hereunder.

6.14    Financing.    Sellers agree to provide, and will cause the Company, its Subsidiary and its and their respective members, directors, managers, officers and employees to provide, all cooperation reasonably necessary in connection with the arrangement of financing to be consummated contemporaneously with or at or after the expiration of the Closing in respect of the transactions contemplated by this Agreement, including participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, the execution and delivery of any commitment letters, placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, audited and unaudited financial statements, comfort letters of accountants and legal opinions as may be reasonably requested by Buyer and taking such other actions as are reasonably required to be taken by Sellers in connection with any financing, providing that such cooperation shall not interfere unreasonably with the business or operations of the Company or its Subsidiary and Sellers shall not be required to incur material incremental out-of-pocket costs in respect of such cooperation unless Buyer shall have undertaken to reimburse Sellers all such reasonable and documented out-of-pocket costs.
6.15    Restricted Stock.    In addition to the foregoing, Buyer shall, within 30 days of the Closing, enter into a restricted stock agreement (each a ‘‘Restricted Stock Agreement’’ and collectively, the ‘‘Restricted Stock Agreements’’) with each Razor Employee who is still an employee of razor at such time whereby the Buyer will deliver an aggregate of 65,786 restricted shares of Buyer Common Stock (the ‘‘Additional Bonus’’) to the applicable Razor Employees in the specified amounts designated on Schedule 6.15. The Additional Bonus will be subject to a three year vesting schedule as set forth in the Restricted Stock Agreement. The Additional Bonus to be paid to the Razor Employees is not subject to the adjustment set forth in Section 1.6.

ARTICLE VII

CONDITIONS TO THE ACQUISITION

7.1    Conditions to Obligations of Each Party to Consummate the Acquisition.    The respective obligations of each party to this Agreement to consummate the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)    Stockholder Approval.    The Buyer Stockholder Approval, the Name Change Amendment (if applicable) and the Buyer Plan shall have been duly approved and adopted by the stockholders of Buyer by the requisite vote under the laws of the State of Delaware and the Buyer Charter Documents and an executed copy of an amendment to Buyer’s Certificate of Incorporation reflecting the Name Change Amendment, if any, shall have been filed with the Delaware Secretary of State to be effective as of the Closing.

(b)    Buyer Common Stock.    Holders of twenty percent (20%) or more of the shares of Buyer Common Stock issued in Buyer’s initial public offering of securities and outstanding immediately before the Closing shall not have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with Buyer’s Charter Documents.

(c)    Simultaneous Closing.    Consummation of the Acquisition is subject to simultaneous completion of the closing of the proposed acquisition of 100% of the outstanding shares of capital stock of Archway Marketing Services, Inc.

7.2    Additional Conditions to Obligations of Sellers.    The obligations of Sellers to consummate the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Sellers:

(a)    Representations and Warranties.    Each representation and warranty of Buyer contained in this Agreement that is qualified as to materiality shall have been true and correct (i) as of the date of this Agreement and (ii) subject to the provisions of the last sentence of Section 6.9, on and as of the Closing Date with the same force and effect as if made on the Closing Date. Each representation and warranty of Buyer contained in this Agreement that is not qualified as to materiality shall have been true and correct (i) in all material respects as of the date of this Agreement and (ii) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Sellers shall have received a certificate with respect to the foregoing signed on behalf of Buyer by an authorized officer of Buyer (‘‘Buyer Closing Certificate’’).

(b)    Agreements and Covenants.    Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Buyer) does not, or will not, constitute a Material Adverse Effect with respect to Buyer, and the Buyer Closing Certificate shall include a provision to such effect.

(c)    No Litigation.    No order shall have been entered to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely or otherwise encumber the title of the shares of Buyer Common Stock to be issued by Buyer in connection with the Acquisition and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)    Consents.    Buyer shall have obtained all consents, waivers and approvals required to be obtained by Buyer in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Buyer and the Buyer Closing Certificate shall include a provision to such effect.

(e)    Material Adverse Effect.    No Material Adverse Effect with respect to Buyer shall have occurred since the date of this Agreement.

(f)    Other Deliveries.    At or prior to Closing, Buyer shall have delivered to Sellers (i) copies of resolutions and actions taken by Buyer’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Sellers and its counsel in order to consummate the transactions contemplated hereunder.

(g)    Press Release.    Buyer shall have delivered the Press Release to Sellers, in a form reasonably acceptable to Sellers.

(h)    Trust Fund.    Buyer shall have made appropriate arrangements with Continental to have the Trust Fund, which shall contain no less than the amount referred to in Section 4.8, dispersed to Buyer immediately upon the Closing.

7.3    Additional Conditions to the Obligations of Buyer.    The obligations of Buyer to consummate the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

(a)    Representations and Warranties.    Each representation and warranty of the Company and each Seller contained in this Agreement that is qualified as to materiality shall have been true and correct (i) as of the date of this Agreement and (ii) subject to the provisions of the last sentence of Section 6.9, on and as of the Closing Date with the same force and effect as if made on the Closing Date. Each representation and warranty of the Company and each Seller contained in this Agreement that is not qualified as to materiality shall have been true and correct (i) in all material respects as of the date of this Agreement and (ii) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Buyer shall have received a certificate with respect to the foregoing signed by Sellers (‘‘Sellers Closing Certificate’’).

(b)    Agreements and Covenants.    The Company and each Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Company) does not, or will not, constitute a Material Adverse Effect on the Company, and the Sellers Closing Certificate shall include a provision to such effect.

(c)    No Litigation.    No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of Buyer to own, operate or control any of the assets and operations of the Company following the Acquisition and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)    Consents.    The Company and the Sellers shall have obtained all consents, waivers, permits and approvals required to be obtained by the Company and Sellers in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and the Sellers Closing Certificate shall include a provision to such effect.

(e)    Material Adverse Effect.    No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

(f)    Due Diligence.    Buyer and Buyer’s counsel shall have received from the Company and Sellers all documents and other materials requested in writing for the purpose of examining the Company’s technology, assets, financial condition, and the status of the Company’s rights in and to all such technology and assets, and all such documents and other materials shall be reasonably satisfactory to Buyer and such counsel.

(g)    Employment Agreements.    The Employment Agreements between the Company and each of David Kirwan and Thomas Cole, each in the form previously agreed to between Buyer and the Company and attached hereto as Exhibit A, shall be in full force and effect.

(h)    Opinion of Counsel.    Buyer shall have received from Akin Gump Strauss Hauer & Feld LLP, counsel to Sellers, an opinion of counsel in substantially the form of Exhibit C annexed hereto.

(i)    Comfort Letters.    Buyer shall have received ‘‘comfort’’ letters in the customary form from Huselton Morgan and Maultsby, dated the date of distribution of the Proxy Statement and the Closing Date (or such other date or dates reasonably acceptable to Buyer) with respect to certain financial statements and other financial information included in the Proxy Statement.

(j)    Escrow Agreement.    Buyer, the Representatives and the Escrow Agent shall have entered into the Escrow Agreement, and such agreement shall be in full force and effect.

(k)    Other Deliveries.    At or prior to Closing, Sellers shall have delivered to Buyer such other documents and certificates as shall reasonably be required by Buyer and its counsel in order to consummate the transactions contemplated hereunder.

(l)    Financing.    Buyer shall have obtained financing on terms acceptable to it sufficient to enable it to consummate the transactions contemplated by this Agreement.

(m)    Good Standing Certificates.    The Company shall have delivered to Buyer a certificate of good standing from the Secretary of State of the State of Texas and the Secretary of State or other appropriate authority of each jurisdiction in which it is qualified or licensed to do business. Each such certificate shall be dated no more than 10 Business Days prior to the Closing.

(n)    LLC Regulations.    The existing LLC Regulations of the Company shall have been terminated.

(o)    Lock-Up Agreements.    Buyer and each of the Sellers shall have entered into lock-up agreements, substantially in the form of Exhibit D, to the effect that for a period of two years following the Closing, Sellers shall not, without the written consent of Buyer, sell, transfer, grant an option to, make a gift of or otherwise dispose of any shares of the Stock Consideration acquired under this Agreement or make any short sale of the Stock Consideration.

(p)    Indebtedness Certificate.    Sellers shall have delivered to Buyer a certificate setting forth the Indebtedness of the Company and its Subsidiary as of the Closing Date (the ‘‘Indebtedness Certificate’’).

(q)    Working Capital Certificate.    Sellers shall have delivered to Buyer a certificate setting forth the estimated Working Capital of the Company and its Subsidiary as of the Closing Date, reporting Working Capital of at least $1,350,000, and certified by the Chief Financial Officer of the Company.

(s)    Razor Bonus Plan.    Prior to Closing, the Razor Bonus Plan shall have been adopted and approved by the Company and Sellers.

(u)    Comerica Loan.    The Company’s loan with Comerica Bank, providing for a line of credit, shall have been paid in full, and documentation reasonably satisfactory to Buyer to evidence such payment shall be provided to Buyer at or prior to Closing.

ARTICLE VIII

INDEMNIFICATION

8.1    Indemnification for Buyer’s Benefit.

(a)    Subject to the terms and conditions of this Article VIII (including without limitation the limitations set forth in Section 8.5), Sellers shall indemnify and hold harmless Buyer and its respective representatives, successors and permitted assigns (the ‘‘Buyer Indemnitees’’) against any and all Losses asserted against, resulting to, imposed upon, or incurred by any Buyer Indemnitee by reason of, arising out of or resulting from:

(i)    the inaccuracy or breach of any representation or warranty of Sellers contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by Sellers to Buyer pursuant to this Agreement with respect hereto or thereto in connection with the Closing; and

(ii)    the non-fulfillment or breach of any covenant or agreement of Sellers contained in this Agreement.

(b)    As used in this Article VIII, the term ‘‘Losses’’ shall include all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties or whether or not ultimately determined to be valid. Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which any party may be entitled to indemnification pursuant to Article VIII, any representation or warranty contained in this Agreement that is qualified by a term or terms such as ‘‘material,’’ ‘‘materially,’’ or ‘‘Material Adverse Effect’’ shall be deemed made or given without such qualification and without giving effect to such words.

8.2    Indemnification for Seller’s Benefit

(a)    Subject to the terms and conditions of this Article VIII (including without limitation the limitations set forth in Section 8.5), Buyer shall indemnify and hold harmless Sellers and their respective representatives, successors and permitted assigns (the ‘‘Seller Indemnitees’’) against any and all Losses asserted against, resulting to, imposed upon, or incurred by any Seller Indemnitees by reason of, arising out of or resulting from:

(i)    the inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by Buyer to Sellers pursuant to this Agreement with respect hereto or thereto in connection with the Closing; and

(ii)    the non-fulfillment or breach of any covenant or agreement of Buyer contained in this Agreement.

8.3    Indemnification of Third Party Claims.    The indemnification obligations and liabilities under this Article VIII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against Buyer or Sellers by a Person other than the Company (a ‘‘Third Party Claim’’) shall be subject to the following terms and conditions:

(a)    Notice of Claim.    Buyer or the Representatives, as the case may be, will give the Representatives or Buyer prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a ‘‘Notice of Claim’’) which Notice of Third Party Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance, and the Representatives or Buyer shall be entitled to participate in the defense of Third Party Claim at its expense.

(b)    Defense.    The Representatives or Buyer, as the case may be, shall have the right, at its option (subject to the limitations set forth in Section 8.3(c) below) at its own expense, by written notice to Buyer or the Representatives, to assume the entire control of, subject to the right of Buyer or the Representatives to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to Buyer or the Representatives to be the lead counsel in connection with such defense. If the Representatives or Buyer are permitted and elect to assume the defense of a Third Party Claim:

(i)    The Representatives shall diligently and in good faith defend such Third Party Claim and shall keep Buyer or the Representatives reasonably informed of the status of such defense; provided, however, that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, Buyer or the Representatives shall have the right to approve the settlement, which approval will not be unreasonably withheld; and

(ii)    Buyer or the Representatives shall cooperate fully in all respects with the Representatives or Buyer in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and Buyer or the Representatives shall make available to the Representatives or Buyer all pertinent information and documents under its control.

(c)    Limitations of Right to Assume Defense.    The Representatives or Buyer, as the case may be, shall not be entitled to assume control of such defense if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Third Party Claim seeks an injunction or equitable relief against Buyer or Sellers; or (iii) there is a reasonable probability that a Third Party Claim may materially and adversely affect Buyer or Sellers other than as a result of money damages or other money payments.

(d)    Other Limitations.    Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not affect the Representatives’ or Buyer’s duty or obligations under this Article VIII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the

Representatives or Buyer to defend against or reduce the Sellers’ or Buyer’s liability or caused or increased such liability or otherwise caused the damages for which Sellers or Buyer are obligated to be greater than such damages would have been had Buyer or the Representatives given the Representatives or Buyer prompt notice hereunder. So long as the Representatives or Buyer are defending any such action actively and in good faith, Buyer or the Representatives shall not settle such action. Buyer or the Representatives shall make available to Sellers or Buyer all relevant records and other relevant materials required by them and in the possession or under the control of Buyer or Sellers, for the use of the Representatives or Buyer and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

(e)    Failure to Defend.    If the Representatives or Buyer, as the case may be, promptly after receiving a Notice of Claim, fail to defend such Third Party Claim actively and in good faith, Buyer or the Representatives will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, provided that the Representatives or Buyer shall have the right to approve any settlement, which approval will not be unreasonably withheld or delayed.

(f)    Buyer’s and Sellers’ Rights.    Anything in this Section 8.3 to the contrary notwithstanding, the Representatives or Buyer shall not, without the written consent of Buyer or the Representatives, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Buyer or Sellers of a full and unconditional release from all liability and obligation in respect of such action without any payment by Buyer or Sellers.

8.4    Priority of Indemnification and Insurance Effect.    Any amount payable to Buyer under this Article VIII shall be paid first from the Escrow Amount, if applicable, until such amount has been completely depleted. To the extent that any Losses that are subject to indemnification pursuant to this Article VIII are covered by insurance, Buyer or Representatives shall use commercially reasonable efforts to obtain the maximum recovery under such insurance; provided that Buyer or Representatives shall nevertheless be entitled to bring a claim for indemnification under this Article VIII in respect of such Losses and the time limitations set forth in Section 8.4 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by Buyer or Representatives for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing. If Buyer or Sellers has received the payment required by this Agreement from Sellers or Buyer in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of Sellers or Buyer and shall pay to Sellers or Buyer, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any payments received from the Escrow Account, if applicable, pursuant to this Agreement in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

8.5    Limitations on Indemnification.

(a)    Survival: Time Limitation. The representations, warranties, covenants and agreements in this Agreement or in any writing delivered by Sellers and the Company to Buyer or by Buyer to the Sellers in connection with this Agreement (including the certificate required to be delivered by Sellers pursuant to Section 7.3(a) and the certificate required to be delivered by Buyer pursuant to Section 7.2(a)) shall survive the Closing until one year after the Closing (the ‘‘Survival Period’’), except that the representations and warranties set forth in Sections 2.1, 2.3, 2.4, 2.18, 2.19, 3.1, 3.2, 4.1 and 4.2 shall survive as long as the applicable statutes of limitations with respect to such claims. The indemnification and other obligations under this Article VIII shall survive for the same Survival Period and shall terminate with the expiration of such Survival Period, except that: (i) any claims for breach of representation or warranty made by a party hereunder shall be preserved until final resolution thereof despite the subsequent expiration of the Survival Period and (ii) any claims set forth in a Notice of Claim sent prior to the expiration of such Survival Period shall survive until final resolution thereof. Except as set forth in clause (ii) above, no claim for indemnification under this Article VIII shall be brought after the end of the applicable Survival Period.

(b)    Deductible.    No amount shall be payable under Article VIII unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds $300,000 in the aggregate (the ‘‘Deductible’’), in which event the amount payable shall be for all such Losses (including all Losses included within the Deductible), provided that the limitations set forth in this Section 8.5(b) shall not apply to any Loss based on:

(i)    any breach of the representations and warranties set forth in Sections 2.1, 2.3, 2.4, 2.18, 2.19, 3.1, 3.2, 4.1 and 4.2;

(ii)    any breach of the covenants or agreements set forth in Sections 6.11 and 6.12; or

(iii)    any breach of the certifications set forth in the Indebtedness Certificate.

(c)    Aggregate Amount Limitation.    The aggregate liability for Losses pursuant to Section 8.1 or Section 8.2 shall not in any event exceed one-third of the Purchase Price with respect to Losses under Section 8.1 and one-third of the Stock Consideration with respect to Losses under Section 8.2, and no party, except as provided in Section 8.6, shall have any claim against the other for any Losses in excess of such amounts, and provided further that the limitations set forth in this Section 8.5(c) shall not apply to any Loss based on:

(i)    any breach of the representations and warranties set forth in Sections 2.1, 2.3, 2.4, 2.18, 2.19, 3.1, 3.2, 4.1 and 4.2;

(ii)    any breach of the covenants or agreements set forth in Sections 6.11 and 6.12; or

(iii)    any breach of the certifications set forth in the Indebtedness Certificate.

8.6    Exclusive Remedy.    Buyer and Sellers hereby acknowledge and agree that, from and after the Closing, its sole remedy with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VIII. Notwithstanding any of the foregoing, nothing contained in this Article VIII shall in any way impair, modify or otherwise limit Buyer’s or Sellers’ right to bring any claim, demand or suit against the other party based upon such other party’s actual fraud or intentional or willful misrepresentation or omission.

8.7    Personal Guarantees.    Notwithstanding any provision in this Agreement to the contrary, Buyer shall indemnify and hold harmless David Kirwan and Thomas Cole against any and all Losses asserted against, resulting to, imposed upon, or incurred by either the Buyer, David Kirwan or Thomas Cole in connection with the Personal Guarantees relating to facts, events or circumstances that arise after the Closing. For the purpose of clarity, the indemnity set forth in this Section 8.7 shall not apply to Losses relating to facts, events or circumstances that existed prior to the Closing.

ARTICLE IX

TERMINATION

9.1    Termination.    This Agreement may be terminated at any time prior to the Closing:

(a)    by mutual written agreement of Buyer and the Company at any time;

(b)    by either Buyer or Sellers, acting unanimously by written notice to Buyer, if the Proxy Statement shall not have been mailed to the record owners of Buyer Common Stock on or before November 15, 2008;

(c)    by either Buyer or Sellers, acting unanimously by written notice to Buyer, if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, which order, decree, ruling or other action is final and nonappealable;

(d)    by Sellers, acting unanimously by written notice to Buyer, upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Buyer is curable by Buyer prior to the Closing Date, then Sellers may not terminate this Agreement under this Section 9.1(d) for thirty (30) days after delivery of written notice from Sellers to Buyer of such breach, provided Buyer continues to exercise commercially reasonable efforts to cure such breach (it being understood that Sellers may not terminate this Agreement pursuant to this Section 9.1(d) if it shall have materially breached this Agreement or if such breach by Buyer is cured during such thirty (30)-day period);

(e)    by Buyer, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or Sellers set forth in this Agreement, or if any representation or warranty of the Company or Sellers shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by Seller prior to the Closing Date, then Buyer may not terminate this Agreement under this Section 9.1(e) for thirty (30) days after delivery of written notice from Buyer to Sellers of such breach, provided Sellers continue to exercise commercially reasonable efforts to cure such breach (it being understood that Buyer may not terminate this Agreement pursuant to this Section 9.1(e) if it shall have materially breached this Agreement or if such breach by Sellers is cured during such thirty (30)-day period); or

(f)    by either Buyer or Sellers, acting unanimously by written notice to Buyer, if: (i) at the Buyer Stockholders’ Meeting including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Buyer Common Stock required under Buyer’s certificate of incorporation; or (ii) the holders of 20% or more of the number of shares of Buyer Common Stock issued in Buyer’s initial public offering and outstanding as of the date of the record date of the Buyer Stockholders’ Meeting exercise their rights to convert the shares of Buyer Common Stock held by them into cash in accordance with Buyer’s certificate of incorporation.

9.2    Notice of Termination; Effect of Termination.    Any termination of this Agreement under Section 9.1 above will be effective immediately upon (or, if the termination is pursuant to Section 9.1(d) or Section 9.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Acquisition shall be abandoned, except for and subject to the following: (i) Sections 6.6, 6.10, 9.2 and 9.3 and Article XI (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement, including a breach by a party electing to terminate this Agreement pursuant to Section 9.1(b) caused by the action or failure to act of such party constituting a principal cause of or resulting in the failure of the Acquisition to occur on or before the date stated therein.

9.3    Fees and Expenses

(a)    Except as otherwise set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Acquisition is consummated.

(b)    Buyer agrees that if this Agreement is terminated pursuant to Section 9.1(f)(ii) hereof, then Buyer will pay to the Sellers in aggregate a termination fee (the ‘‘Break-Up Fee’’) equal to the lesser of:

(i)    $200,000 in cash; and

(ii)    50% of the funds held by Buyer outside of the Trust Fund after paying or reserving for all of its costs and expenses through liquidation.

(c)    Sellers acknowledge and agree that in no event will their right to the Break-Up Fee under Section 9.3(b) create any claim against the Trust Fund or any officers, directors or shareholders of Buyer.

ARTICLE X

DEFINED TERMS

Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

‘‘Acquisition’’	Recitals
‘‘Actual Capital Expenditures’’	Section 1.5(a)
‘‘Affiliate’’	Section 11.2(f)
‘‘Agreement’’	Preamble
‘‘Approvals’’	Section 2.1(a)
‘‘Audited Financial Statements’’	Section 2.7(a)
‘‘Break-Up Fee’’	Section 9.3
‘‘Budgeted Capital Expenditures’’	Section 1.5(a)
‘‘Business Day’’	Section 11.2(g)
‘‘Buyer’’	Preamble
‘‘Buyer Closing Certificate’’	Section 7.2(a)
‘‘Buyer Indemnitees’’	Section 8.1(a)
‘‘Buyer Plan’’	Section 6.1(a)
‘‘Buyer SEC Reports’’	Section 4.4(a)
‘‘Buyer Stockholder Approval’’	Section 6.1(a)
‘‘Buyer Stockholders’ Meeting’’	Section 6.1(a)
‘‘Charter Documents’’	Section 2.1(a)
‘‘Closing’’	Section 1.2
‘‘Closing Date’’	Section 1.2
‘‘Closing Working Capital’’	Section 1.5(a)
‘‘Closing Working Capital Statement’’	Section 1.5(a)
‘‘Company’’	Recitals, ARTICLE II.A
‘‘Company Contracts’’	Section 2.22(a)
‘‘Company Intellectual Property’’	Section 2.21
‘‘Company Records’’	Section 2.1(c)
‘‘Company Registered Intellectual Property’’	Section 2.21
‘‘Company Schedule’’	ARTICLE II.A
‘‘Continental’’	Section 6.2(b)
‘‘Deductible’’	Section 8.5(b)
‘‘Deficit Amount’’	Section 1.5(a)
‘‘DGCL’’	Section 6.1(b)
‘‘Environmental Law’’	Section 2.19(b)
‘‘Escrow Agent’’	Section 1.3(a)(iii)
‘‘Escrow Agreement’’	Section 1.3(a)(iii)
‘‘Escrow Amount’’	Section 1.7
‘‘Escrow Period’’	Section 1.7
‘‘Excess Amount’’	Section 1.5(a)
‘‘Exchange Act’’	Section 2.5(b)
‘‘Final Working Capital’’	Section 1.5(a)
‘‘Form 8-K’’	Section 6.3(a)
‘‘GAAP’’	Section 1.5(a)
‘‘Governmental Action/Filing’’	Section 2.24
‘‘Governmental Entity’’	Section 2.5(b)
‘‘Hazardous Substance’’	Section 2.19(c)
‘‘Indebtedness’’	Section 11.2(i)

‘‘Indebtedness Certificate’’	Section 7.3(q)
‘‘Independent Expert’’	Section 1.5(c)
‘‘Insider’’	Section 0
‘‘Insurance Policies’’	Section 2.23(a)
‘‘Intellectual Property’’	Section 2.21
‘‘Interim Balance Sheet’’	Section 2.15
‘‘Knowledge’’	Section 11.2(d)
‘‘Leased Real Property’’	Section 2.14(c)
‘‘Legal Requirements’’	Section 11.2(b)
‘‘Lien’’	Section 11.2(e)
‘‘Losses’’	Section 8.2
‘‘Material Adverse Effect’’	Sections 11.2(a), 8.2
‘‘Material Company Contracts’’	Section 2.22(a)
‘‘Membership Interests’’	Recitals
‘‘Mintz Levin’’	Section 1.2
‘‘Name Change Amendment’’	Section 6.1(a)
‘‘Noncompetition Period’’	Section 6.12(a)
‘‘Notice of Claim’’	Section 8.3(a)
‘‘Notice of Objection’’	Section 1.5(b)
‘‘Owned Real Property’’	Section 2.14(b)
‘‘Patents’’	Section 2.21
‘‘Permitted Liens’’	Section 11.2(h)
‘‘Person’’	Section 11.2(c)
‘‘Pre-Closing Taxes’’	Section 6.13(b)
‘‘Press Release’’	Section 6.2(a)
‘‘Proxy Statement’’	Section 2.26
‘‘Purchase Price’’	Section 1.1
‘‘Razor Bonus Plan’’	Section 1.1(d)
‘‘Representative’’	Section 1.4
‘‘Registered Intellectual Property’’	Section 2.18
‘‘Restricted Business’’	Section 6.12(a)
‘‘Returns’’	Section 2.18(b)(i)
‘‘Review Period’’	Section 1.5(b)
‘‘Securities Act’’	Section 2.5(b)
‘‘SEC’’	Section 4.4(a)
‘‘Seller’’	Preamble
‘‘Sellers Closing Certificate’’	Section 7.3(a)
‘‘Stock Consideration’’	Section 1.1(a)(ii)
‘‘Subject Party’’	Section 6.5(c)
‘‘Subsidiary’’ or ‘‘Subsidiaries’’	Section 2.2(a)
‘‘Survival Period’’	Section 8.5(a)
‘‘Tax’’ or ‘‘Taxes’’	Section 2.18(a)(i)
‘‘Taxing Authority’’	Section 2.18(a)(ii)
‘‘Treasury Regulations’’	Section 2.18(a)(iii)
‘‘Third Party Claim’’	Section 8.3
‘‘Trademarks’’	Section 2.21
‘‘Trust Fund’’	Section 4.8
‘‘Unaudited Financial Statements’’	Section 2.7(b)

ARTICLE XI

GENERAL PROVISIONS

11.1    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

If to Buyer, to:
Union Street Acquisition Corp. 102 South Union Street Alexandria, VA 22314
Attention	Brian Burke
Telephone:	(703) 682-0730
Facsimile:	(703) 682-0735
with a copy to
Kenneth R. Koch, Esq. Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017
Telephone:	212-935-3000
Facsimile:	212-983-3115
If to the Company, prior to Closing:
Razor Business Strategy Consultants LLC 15851 Dallas Parkway, Suite 725 Addison, Texas 75001
Attention:	Thomas Cole
Telephone:	972-663-1104
Facsimile:	972-663-1304
with a copy to:
Akin Gump Strauss Hauer & Feld LLP 1700 Pacific Avenue, Suite 4100 Dallas, Texas 75201
Attention:	J. Kenneth Menges, Jr., P.C.
Telephone:	214-969-2783
Facsimile:	214-969-4343
If to a Seller, to the address set forth on such Seller’s signature page hereto.
with a copy to:
Razor Business Strategy Consultants LLC 15851 Dallas Parkway, Suite 725 Addison, Texas 75001
Attention:	Thomas Cole
Telephone:	972-663-1104
Facsimile:	972-663-1304

11.2    Interpretation.    When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words ‘‘include,’’ ‘‘includes’’ and

‘‘including’’ when used herein shall be deemed in each case to be followed by the words ‘‘without limitation.’’ The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to ‘‘the business of’’ an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. For purposes of this Agreement: the term ‘‘Material Adverse Effect’’ when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity, it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) changes in general national or regional economic conditions, or (ii) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell.

(b)    the term ‘‘Legal Requirements’’ means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable Company Contracts or material agreement relating to Buyer;

(c)    the term ‘‘Person’’ shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(d)    the term ‘‘knowledge’’ (including any derivation thereof such as ‘‘known’’ or ‘‘knowing’’) shall mean the actual knowledge of Sellers, or any facts or circumstances that would be known after due inquiry by a Person holding a comparable office or job with comparable experience or responsibility of any of the foregoing persons.

(e)    the term ‘‘Lien’’ means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest);

(f)    the term ‘‘Affiliate’’ means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, ‘‘control’’ (including with correlative meanings, the terms ‘‘controlling,’’ ‘‘controlled by’’ and ‘‘under common control with’’), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(g)    the term ‘‘Business Day’’ means a day other than a Saturday, Sunday or other day on which banks located in New York City are authorized or required by law to close.

(h)    the term ‘‘Permitted Liens’’ means (a) liens for current real or personal property taxes not yet due and payable and with respect to which the Company maintains adequate reserves, (b) workers’, carriers’ and mechanics’ or other like liens incurred in the ordinary course of business with respect to which payment is not due and that do not impair the conduct of the business of the Company or its Subsidiary or the present or proposed use of the affected property, and (c) liens that are immaterial in character, amount, and extent and which do not detract from the value or interfere with the present or proposed use of the properties they affect;

(i)    the term ‘‘Indebtedness’’ means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and

(j)    all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

11.3    Counterparts; Facsimile Signatures    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

11.4    Entire Agreement; Third Party Beneficiaries.    This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

11.5    Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.6    Other Remedies; Specific Performance.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11.7    Governing Law.    This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

11.8    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.9    Assignment.    No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that Buyer may upon notice to the Company and Sellers assign, in whole but not in part, all of its rights and cause the assumption of all of the obligations under this Agreement to an Affiliate of Buyer able to consummate the transaction contemplated by this Agreement. Subject to the first sentence of this Section 11.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.10    Amendment.    This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

11.11    Extension; Waiver.    At any time prior to the Closing, any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

UNION STREET ACQUISITION CORP.
By:	/s/ A. Clayton Perfall
Name: A. Clayton Perfall
Title: President

RAZOR BUSINESS STRATEGY CONSULTANTS LLC
By:	/s/ David Kirwan
Name: David Kirwan
Title: Co-President

SELLERS’ REPRESENTATIVES:
By:	/s/ David Kirwan
David Kirwan

By:	/s/ Thomas Cole
Thomas Cole

[Counterpart Signature Page to Membership Interest Purchase Agreement for the Sellers]

IN WITNESS WHEREOF, the undersigned Seller has caused this Membership Interest Purchase Agreement to be executed as of the date first written above.

SELLER:

David F. Kirwan for Goonbottled Entertainment, Inc.
Print or Type Name of Seller

/s/ David F. Kirwan
Signature of Seller or Authorized Signatory

David F. Kirwan
Print or Type Name and Title of Authorized Signatory

Number of Membership Units Held:    43.36585

Percentage of Membership Interests Held:    43.36585%

Notice Address:

1581 Dallas Parkway Ste 725
Street Address

Addison    TX        75001

City           State    Zip Code

Telecopy No.:    (912) 663-1301

Taxpayer Identification Number:    75-290-3708

[Counterpart Signature Page to Membership Interest Purchase Agreement for the Sellers]

IN WITNESS WHEREOF, the undersigned Seller has caused this Membership Interest Purchase Agreement to be executed as of the date first written above.

SELLER:

Thomas Cole
Print or Type Name of Seller

/s/ Thomas Cole
Signature of Seller or Authorized Signatory

Thomas Cole
Print or Type Name and Title of Authorized Signatory

Number of Membership Units Held:    43.36585

Percentage of Membership Interests Held:    43.36585%

Notice Address:

4220 Colgate
Street Address

Dallas    TX        75225
City      State    Zip Code

Telecopy No.: (972) 663-1304

Taxpayer Identification Number:  ###-##-####

[Counterpart Signature Page to Membership Interest Purchase Agreement for the Sellers]

IN WITNESS WHEREOF, the undersigned Seller has caused this Membership Interest Purchase Agreement to be executed as of the date first written above.

SELLER:

Ray S. Rosenbaum
Print or Type Name of Seller

/s/ Ray S. Rosenbaum
Signature of Seller or Authorized Signatory

Ray S. Rosenbaum
Print or Type Name and Title of Authorized Signatory

Number of Membership Units Held:    5.77877

Percentage of Membership Interests Held:    5.77877

Notice Address:

4408 Staten Island Drive
Street Address

Plano     TX         75024
City      State      Zip Code

Telecopy No.:    (972) 663-1107

Taxpayer Identification Number:    ###-##-####

[Counterpart Signature Page to Membership Interest Purchase Agreement for the Sellers]

IN WITNESS WHEREOF, the undersigned Seller has caused this Membership Interest Purchase Agreement to be executed as of the date first written above.

SELLER:

Frank Gorman
Print or Type Name of Seller

/s/ Frank Gorman
Signature of Seller or Authorized Signatory

Frank Gorman, Principal
Print or Type Name and Title of Authorized Signatory

Number of Membership Units Held:    2.88938

Percentage of Membership Interests Held:    2.88938%

Notice Address:

2712 Alexander Court
Street Address

Plano     TX           75074
City      State      Zip Code

Telecopy No.:    (972) 663-1308

Taxpayer Identification Number:    ###-##-####

[Counterpart Signature Page to Membership Interest Purchase Agreement for the Sellers]

IN WITNESS WHEREOF, the undersigned Seller has caused this Membership Interest Purchase Agreement to be executed as of the date first written above.

SELLER:

Andara Digital Limited, a Texas Limited Partnership
Print or Type Name of Seller

/s/ John South, Its President
Signature of Seller or Authorized Signatory

John South
Print or Type Name and Title of Authorized Signatory

Number of Membership Units Held:    4.60015

Percentage of Membership Interests Held:    4.60015

Notice Address:

5005 W. Royal Lane Ste 204
Street Address

Irving     TX         76053
City      State      Zip Code

Telecopy No.:    (214) 540-3359

Taxpayer Identification Number:    75-294-2655

SCHEDULE A

SCHEDULE OF SELLERS

Name and Address of Seller	Membership Percentage Interest	Cash Consideration Paid to Seller at Closing*	Stock Consideration Paid to Seller at Closing*	Stock Consideration Placed in Escrow
Goonbottled Entertainment, Inc.	43.36585%	$8,673,170	570,603	171,181
Thomas Cole	43.36585%	$8,673,170	570,603	171,181
Frank Gorman	2.88938%	$577,876	38,018	11,405
Ray Rosenbaum	5.77877%	$1,155,754	76,036	22,811
Andara Digital, Ltd.	4.60015%	$920,030	60,529	18,158

*	Prior to taking into account any adjustments to Purchase Price as set forth in the Agreement

INDEX OF EXHIBITS AND SCHEDULES

EXHIBITS

EXHIBIT A – Form of Employment Agreement

EXHIBIT B – Escrow Agreement

EXHIBIT C – Opinion of Counsel to Sellers

EXHIBIT D – Form of Lock-up Agreement

SCHEDULES

SCHEDULE 2

COMPANY SCHEDULES
(Information Furnished Separately)

Schedule 2.1 – Organization and Qualification

Schedule 2.2 – Subsidiaries

Schedule 2.3 – Capitalization

Schedule 2.5 – No Conflict

Schedule 2.6 – Non-Compliance with Legal Requirements

Schedule 2.7 – Financial Statements

Schedule 2.8 – No Undisclosed Liabilities

Schedule 2.9 – Absence of Certain Changes or Events

Schedule 2.10 – Litigation

Schedule 2.11 – Employee Benefit Plans

Schedule 2.13 – Restrictions on Business Activities

Schedule 2.14 – Title to Property

Schedule 2.17 – Suppliers and Customers

Schedule 2.18 – Taxes

Schedule 2.19 – Environmental Matters

Schedule 2.20 – Brokers; Third Party Expenses

Schedule 2.21 – Intellectual Property

Schedule 2.22 – Agreements, Contacts and Commitments

Schedule 2.23 – Insurance

Schedule 2.24 – Governmental Actions/Filings

Schedule 2.25 – Interested Party Transactions

Schedule 2.27 – Bank Accounts

Schedule 2.28 – Powers of Attorney

Annex C

February 26, 2008

Union Street Acquisition Corp.
102 South Union Street
Alexandria, VA 22027
Attention: Brian H. Burke, Chief Financial Officer

Re:	$30 million Senior Secured Credit Facility

Ladies and Gentlemen:

Union Street Acquisition Corp., a Delaware corporation (‘‘you’’ or the ‘‘Borrower’’), has advised Bank of America, N.A. (‘‘Bank of America’’) that you intend to acquire in separate acquisitions (the ‘‘Acquisitions’’) all of the equity interests of Archway Marketing Services, Inc., a Delaware corporation (‘‘Archway’’), and all of the equity interests of RAZOR Business Strategy Consultants LLC, a Texas limited liability company (‘‘Razor’’ and together with Archway, the ‘‘Targets’’). After giving effect to the Acquisitions, the Borrower will be a holding company that directly owns, and the sole assets of which are, all of the equity interests in the Targets. The Borrower, Archway and its subsidiaries and Razor and its subsidiaries are hereinafter referred to collectively as the ‘‘Relevant Entities’’.

You have also advised Bank of America that you intend to finance in part the Acquisitions, the costs and expenses related to the Transaction (as hereinafter defined) and the ongoing working capital and other general corporate purposes of the Relevant Entities after consummation of the Acquisitions from the following sources (and that no financing other than the financing described herein will be required to consummate the Transaction): (a) at least $98.4 million in cash of the Borrower held in the Trust Account (defined below) and (b) up to $30 million in a senior secured revolving credit facility of the Borrower (the ‘‘Senior Credit Facility’’). The Acquisitions, the entering into and funding of the Senior Credit Facility and all related transactions are hereinafter collectively referred to as the ‘‘Transaction’’. The sources and uses for the financing for the Transaction are as set forth on Schedule I hereto.

In connection with the foregoing, Bank of America is pleased to offer its commitment to provide the full principal amount of the Senior Credit Facility upon and subject to the terms and conditions set forth in this letter (this ‘‘Commitment Letter’’) and in the Summary of Terms and Conditions attached as Exhibit A hereto and incorporated herein by this reference (the ‘‘Summary of Terms’’).

You hereby agree that, effective upon your acceptance of this Commitment Letter and continuing through January 31, 2009, you shall not solicit any other bank, investment bank, financial institution, person or entity to provide, structure, arrange or syndicate any component of the Senior Credit Facility or any other senior financing similar to or as a replacement of any component of the Senior Credit Facility unless we have advised you that we will not provide the Senior Credit Facility on the terms set forth in this Commitment Letter and the Summary of Terms.

The commitment of Bank of America hereunder is subject to (a) the satisfaction of each of the conditions precedent set forth in the Summary of Terms and (b) the accuracy and completeness of all representations that you and your affiliates make to Bank of America and your compliance with the terms of this Commitment Letter (including the Summary of Terms) and the Fee Letter (as hereinafter defined)

You represent, warrant and covenant that (a) all financial projections concerning the Relevant Entities that have been made available to Bank of America by you or any of your representatives (or on your or their behalf) (the ‘‘Projections’’) have been prepared in good faith based upon reasonable assumptions and (b) all information, other than Projections, which has been made available to Bank of America by you or any of your representatives (or on your or their behalf) in connection with any aspect of the Transaction (the ‘‘Information’’) is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. In issuing this commitment, Bank of America is and will be using and relying on the Projections and Information without independent verification thereof.

By executing this Commitment Letter, you agree to reimburse Bank of America from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, (a) the reasonable fees, disbursements and other charges of counsel to Bank of America and (b) due diligence expenses) incurred in connection with the Senior Credit Facility, the preparation of the definitive documentation therefor, any other aspect of the Transaction and any other transaction contemplated hereby (not to exceed $100,000).

You agree to indemnify and hold harmless Bank of America and each of its affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each, an ‘‘Indemnified Party’’) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the Transaction or any other transaction contemplated hereby or (b) the Senior Credit Facility and any other financings, or any use made or proposed to be made with the proceeds thereof except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equityholders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Transaction is consummated. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or affiliates or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the Transaction, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.

This Commitment Letter and the fee letter among you and Bank of America of even date herewith (the ‘‘Fee Letter’’) and the contents hereof and thereof are confidential and, except for disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other professional advisors retained by you in connection with the Transaction or as otherwise required by law, may not be disclosed in whole or in part to any person or entity without our prior written consent (which, in the case of the Commitment Letter and Summary of Terms, shall not be unreasonably withheld or delayed); provided, however, it is understood and agreed that you may disclose this Commitment Letter (including the Summary of Terms) but not the Fee Letter (a) on a confidential basis with the board of directors and advisors of the Targets and (b) after your acceptance of this Commitment Letter and the Fee Letter, in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges. Bank of America hereby notifies you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the ‘‘Act’’), it is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow Bank of America to identify you in accordance with the Act.

You acknowledge that Bank of America or its affiliates may be providing financing or other services to parties whose interests may conflict with yours. Bank of America agrees that it will not furnish confidential information obtained from you or any of the Relevant Entities to any of its other customers and that it will treat confidential information relating to you and the Relevant Entities with the same degree of care as it treats its own confidential information. Bank of America further advises you that it will not make available to you confidential information that it has obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that Bank of America is permitted to access, use and share with any of its bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning you or any of the Relevant Entities that is or may come into the possession of Bank of America or any of such affiliates.

In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree, and acknowledge your affiliates’ understanding, that: (a) (i) the services described herein regarding the Senior Credit Facility are arm’s-length commercial transactions between you and your affiliates, on the one hand, and Bank of America, on the other hand, (ii) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, and (iii) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby; (b) (i) Bank of America has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for you, any of your affiliates or any other person or entity and (ii) Bank of America has no obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (c) Bank of America and its affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates, and Bank of America has no obligation to disclose any of such interests to you or your affiliates. To the fullest extent permitted by law, you hereby waive and release any claims that you may have against Bank of America with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Commitment Letter.

The provisions of the immediately preceding five paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the Senior Credit Facility shall be executed and delivered, and notwithstanding the termination of this Commitment Letter or any commitment or undertaking of Bank of America.

This Commitment Letter and the Fee Letter may be executed in counterparts which, taken together, shall constitute an original. Delivery of an executed counterpart of this Commitment Letter or the Fee Letter by telecopier or facsimile shall be effective as delivery of a manually executed counterpart thereof.

This Commitment Letter (including the Summary of Terms) and the Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of you and Bank of America hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter (including the Summary of Terms), the Fee Letter, the Transaction or the other transactions contemplated hereby and thereby or the actions of Bank of America in the negotiation, performance or enforcement hereof. The commitments and undertakings of Bank of America may be terminated by us if you fail to perform your obligations under this Commitment Letter or the Fee Letter on a timely basis and such failure continues for two (2) business days after notice of such failure is provided to you by Bank of America.

This Commitment Letter (including the Summary of Terms) and the Fee Letter embody the entire agreement and understanding among Bank of America, you and your affiliates with respect to the Senior Credit Facility and supersedes all prior agreements and understandings relating to the specific matters hereof (including, without limitation, the letter agreement dated February 22, 2008 between Bank of America and you regarding due diligence). However, please note that the terms and conditions of the commitment of Bank of America hereunder are not limited to those set forth herein or in the Summary of Terms. Those matters that are not covered or made clear herein or in the Summary of Terms or the Fee Letter are subject to mutual agreement of the parties. No party has been authorized by Bank of America to make any oral or written statements that are inconsistent with this Commitment Letter. This Commitment Letter is not assignable by you without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

Bank of America acknowledges that Bank of America has read the Borrower’s prospectus relating to its initial public offering and understands that the Borrower has established a trust account for the benefit of the Borrower’s public stockholders maintained by Continental Stock Transfer & Trust Company acting as trustee (the ‘‘Trust Account’’). Bank of America hereby agrees that as a result of executing this Commitment Letter and performing services hereunder neither Bank of America nor any Indemnified Party has any right, title, interest or claim of any kind in or to any monies held in the Trust Account for any claim arising under this Commitment Letter. Notwithstanding anything to the contrary contained herein, this Commitment Letter shall in no way limit or modify any rights or obligations (including without limitation any indemnification obligations of the Borrower) pursuant to the Underwriting Agreement, dated February 5, 2007, by and among the Borrower, Banc of America Securities LLC and Morgan Joseph & Co., Inc. For purposes of clarity, assets now or hereafter held by the Borrower (other than those held directly in the Trust Account) are in no way limited by the restrictions described in this paragraph.

This Commitment Letter and all commitments and undertakings of Bank of America hereunder will expire at 5:00 p.m. (Eastern time) on February 27, 2008 unless you execute this Commitment Letter and the Fee Letter and return them to us prior to that time (which may be by facsimile transmission), whereupon this Commitment Letter (including the Summary of Terms) and the Fee Letter shall become binding agreements. Thereafter, all commitments and undertakings of Bank of America hereunder will expire on the earliest of (a) January 31, 2009, unless the Closing Date occurs on or prior thereto, (b) the closing of each Acquisition without the use of the Senior Credit Facility and (c) the acceptance by each Target or any of its affiliates of an offer for all or any substantial part of the capital stock or property and assets of such Target and its subsidiaries other than as part of the Transaction.

[SIGNATURE PAGES FOLLOW]

We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

BANK OF AMERICA, N.A.
By:	/s/ Mary K. Giermek
Name: Mary K. Giermek
Title: Senior Vice President
ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:
UNION STREET ACQUISITION CORP., a Delaware corporation
By:	/s/ Brian H. Burke
Name: Brian H. Burke
Title: Chief Financial Officer

SCHEDULE I

SOURCES AND USES OF FUNDS

($ millions)

Sources
cash of the Borrower held in the Trust Account	98.4
Senior Credit Facility	24.0
Cash outside Trust Account	1.5
Perfall Reinvestment (3.0)

Total	123.9

Uses
cash purchase price of Archway acquisition	80.3
cash purchase price of Razor acquisition	20.0
estimated fees and expenses and working capital	3.3
Shareholder Redemptions	20.3
Perfall Reinvestment (3.0)
123.9

EXHIBIT A

SUMMARY OF TERMS AND CONDITIONS
UNION STREET ACQUISITION CORP.
$30 MILLION SENIOR SECURED CREDIT FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the commitment letter (the ‘‘Commitment Letter’’) to which this Summary of Terms and Conditions is attached.

Borrower:	Union Street Acquisition Corp., a Delaware corporation (the ‘‘Borrower’’). After giving effect to the Acquisitions (defined below), the Borrower will be a holding company that directly owns, and the sole assets of which are, all of the equity interests in the Targets (defined below).

Guarantors:	The obligations of the Borrower under the Senior Credit Facility and under any treasury management, interest protection or other hedging arrangements entered into with the Lender or an affiliate of the Lender will be guaranteed by each existing and future direct and indirect domestic and, to the extent no material adverse tax consequences would result, foreign subsidiary of the Borrower (collectively, the ‘‘Guarantors’’). All guarantees will be guarantees of payment and not of collection.

Lender:	Bank of America, N.A. (the ‘‘Lender’’).

Senior Credit Facility:	$30 million revolving credit facility (the ‘‘Senior Credit Facility’’), which will include a sublimit in an amount to be determined for the issuance of standby letters of credit (each a ‘‘Letter of Credit’’).

Transaction:	The Borrower intends to acquire in separate acquisitions (the ‘‘Acquisitions’’) all of the equity interests of Archway Marketing Services, Inc., a Delaware corporation (‘‘Archway’’), and all of the equity interests of RAZOR Business Strategy Consultants LLC, a Texas limited liability company (the ‘‘Razor’’ and together with Archway, the ‘‘Targets’’). The Borrower, Archway and its subsidiaries and Razor and its subsidiaries are collectively referred to herein as the ‘‘Relevant Entities’’. The Acquisitions, the entering into and funding of the Senior Credit Facility and all related transactions are hereinafter collectively referred to as the ‘‘Transaction’’.

Purpose:	The proceeds of the Senior Credit Facility shall be used by the Borrower solely (a) to finance in part the purchase price of the Acquisitions, (b) to pay fees and expenses incurred in connection with the Transaction, (c) to finance share repurchases and (d) for working capital and other lawful corporate purposes.

Closing Date:	The execution of definitive loan documentation, to occur on or before January 31, 2009 (the ‘‘Closing Date’’).

Interest Rates:	As set forth in Addendum I.

Maturity	The Senior Credit Facility shall terminate and all amounts outstanding thereunder shall be due and payable in full three years after the Closing Date.

Availability:	Loans under the Senior Credit Facility may be made on a revolving basis up to the full amount of the Senior Credit Facility and Letters of Credit may be issued up to the sublimit for Letters of Credit.

Optional Prepayments and Commitment Reductions:	The Borrower may prepay the Senior Credit Facility in whole or in part at any time without premium or penalty, subject to reimbursement of the Lender’s breakage and redeployment costs in the case of prepayment of LIBOR borrowings. The unutilized portion of the commitments under the Senior Credit Facility may be irrevocably reduced or terminated by the Borrower at any time without penalty.

Automated payments:	The Lender shall have the right (but not the obligation) to debit the Borrower’s checking account maintained with the Lender for all payments of principal, interest and fees due in respect of the Senior Credit Facility.

Security:	The Borrower and each of the Guarantors shall grant the Lender valid and perfected first priority (subject to certain exceptions to be set forth in the loan documentation) liens and security interests in all of the following:

(a)	All present and future shares of capital stock of (or other ownership or profit interests in) each of its present and future subsidiaries (limited, in the case of each entity that is a ‘‘controlled foreign corporation’’ under Section 957 of the Internal Revenue Code, to a pledge of 66% of the capital stock of each such first-tier foreign subsidiary to the extent the pledge of any greater percentage would result in material adverse tax consequences to the Borrower).

(b)	All present and future intercompany debt of the Borrower and each Guarantor.

(c)	All of its present and future property and assets, real and personal (excluding leased real property that is office or warehouse space), including, but not limited to, machinery and equipment, inventory and other goods, accounts receivable, owned real estate, leaseholds, fixtures, bank accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, tradenames, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds and cash.

(d)	All proceeds and products of the property and assets described in clauses (a), (b) and (c) above.

The Security shall ratably secure the relevant party’s obligations in respect of the Senior Credit Facility and any treasury management, interest protection or other hedging arrangements entered into by the Borrower or any of its subsidiaries with the Lender or an affiliate of the Lender.

Conditions Precedent to Closing:	The closing and the initial extension of credit under the Senior Credit Facility will be subject to satisfaction of the conditions precedent deemed appropriate by the Lender including, but not limited to, the following:

(a)	Loan Documentation. The negotiation, execution and delivery of definitive documentation with respect to the Senior Credit Facility satisfactory to the Lender.

(b)	Security. The Lender shall have received satisfactory evidence that the Lender shall have a valid and perfected first priority (subject to certain exceptions to be set forth in the loan documentation) lien and security interest in such capital stock and in the other collateral referred to under the section entitled ‘‘Security’’ set forth above. All filings, recordations and searches necessary in connection with the liens and security interests referred to above under ‘‘Security’’ shall have been duly made; all filing and recording fees and taxes shall have been duly paid; and any surveys, title insurance, landlord waivers and access letters reasonably requested by the Lender with respect to real property interests of the Borrower and its subsidiaries shall have been obtained.

(c)	Insurance. The Lender shall have received endorsements naming the Lender, as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of the Borrower and its subsidiaries forming part of the Lender’s collateral described under the section entitled ‘‘Security’’ set forth above.

(d)	Legal Opinion; Resolutions; Customary Certificates. The Lender shall have received satisfactory opinions of counsel to the Borrower and the Guarantors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for the Senior Credit Facility) and such corporate resolutions, certificates and other documents as the Lender shall reasonably require.

(e)	No Material Adverse Effect. There shall not have occurred since December 31, 2007 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect on any Relevant Entity Material Adverse Effect’’ means, with respect to any Relevant Entity, any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such Relevant Entity, it being understood that (i) changes in general, national or regional economic or political conditions, (ii) changes that generally impact the industries in which such Relevant Entity conducts its business, (iii) changes that result from the announcement or pendency of the Acquisitions and the transactions contemplated hereby, and (iv) changes that result directly from action taken by the party alleging that a Material Adverse Effect exists, alone or in combination, shall not be deemed, in and of itself, to constitute a Material Adverse Effect.

(f)	Cash on Hand. The Lender shall be satisfied that the Borrower shall have used at least $98.4 million in cash from the Trust Account (less the portion thereof used to redeem equity interest in the Borrower of any shareholder of the Borrower that votes against the Acquisitions and demands that the Borrower convert such shareholder’s shares) to pay in part the purchase price of the Acquisitions.

(g)	Availability. There shall be no less than $3 million of availability under the Senior Credit Facility as of the Closing Date after giving effect to the Transaction.

(h)	Information.

(i)	All Projections shall have been prepared in good faith based upon reasonable assumptions.

(ii)	All Information shall be complete and correct in all material respects and shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

(iii)	No changes or developments shall have occurred, and no new or additional information, shall have been received or discovered by the Lender regarding the Relevant Entities or the Transaction after the date of the Commitment Letter that (A) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on any Relevant Entity or (B) purports to adversely affect the Senior Credit Facility or any other aspect of the Transaction.

(iv)	Confirmation for each of the Relevant Entities that the ‘‘Know Your Customer’’ provisions are satisfactory to the Lender.

(i)	Acquisitions. With respect to the Acquisitions:

(i)	The purchase agreement (including all schedules and exhibits thereto) and all other agreements, instruments and documents relating to each Acquisition (collectively, the ‘‘Acquisition Documents’’) shall not be amended, modified or supplemented in a manner adverse to the Relevant Entities or the Lender, or any material condition therein waived, without the prior written consent of the Lender.

(ii)	Receipt of all governmental, shareholder and third party consents (including, if applicable, Hart-Scott-Rodino clearance) and approvals necessary in connection with the Transaction; expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on any aspect of the Transaction; and no law or regulation shall be applicable which could restrain, prevent or impose any material adverse conditions on any aspect of the Transaction.

(iii)	Each Acquisition shall have been consummated substantially in accordance with the terms of the applicable Acquisition Documents and substantially in compliance with applicable law and regulatory approvals.

(iv)	The Lender shall have received evidence that the applicable Target shall have repaid all outstanding indebtedness and all liens securing such indebtedness shall have been released.

(j)	Solvency. The Lender shall have received certification as to the financial condition and solvency of the Borrower and each Guarantor after giving effect to the Transaction from the chief executive office or chief financial officer of the Borrower.

(k)	Fees and Expenses. All expenses of the Lender (including the fees and expenses of counsel for the Lender) shall have been paid.

Conditions Precedent to All Extensions of Credit:	Usual and customary for transactions of this type, including, without limitation, the following: (a) all of the representations and warranties in the loan documentation shall be true and correct as of the date of such extension of credit; and (b) no event of default under the Senior Credit Facility or incipient default shall have occurred and be continuing, or would result from such extension of credit.

Representations and Warranties:	Usual and customary for transactions of this type, including, without limitation, the following: (i) legal existence, qualification and power; (ii) due authorization and no contravention of law, contracts or organizational documents; (iii) governmental and third party approvals and consents; (iv) enforceability; (v) accuracy and completeness of specified financial statements and other information and no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a material adverse effect (to be defined in the loan documentation); (vi) no material litigation; (vii) no default; (viii) ownership of property; (ix) insurance matters; (x) environmental matters; (xi) tax matters; (xii) ERISA compliance; (xiii) identification of subsidiaries, equity interests and loan parties; (xiv) use of proceeds and not engaging in business of purchasing/carrying margin stock; (xv) status under Investment Company Act; (xvi) accuracy of disclosure; (xvii) compliance with laws; (xviii) intellectual property; (xix) solvency; and (xx) collateral matters, in each case with such exceptions as may be agreed upon in the loan documentation.

Covenants:	Usual and customary for transactions of this type, including, without limitation, the following:

(a)	Affirmative Covenants — (i) delivery of financial statements (annual audited financial statements within 90 days of each fiscal year end and quarterly unaudited financial statements within 45 days of each fiscal quarter end), budgets, forecasts and accounts receivable agings; (ii) delivery of certificates and other information; (iii) delivery of notices (of any default, material adverse condition, ERISA event and material change in accounting or financial reporting practices); (iv) payment of obligations; (v) preservation of existence; (vi) maintenance of properties; (vii) maintenance of insurance; (viii) compliance with laws; (ix) maintenance of books and records; (x) inspection rights; (xi) use of proceeds; (xii) covenant to guarantee obligations, give security; (xiii) compliance with environmental laws; and (ix) maintenance of primary deposit relationship (including operating, cash management and/or collection/lockbox services) with the Lender, in each case with such exceptions as may be agreed upon in the loan documentation.

(b)	Negative Covenants — Restrictions on (i) liens; (ii) indebtedness, including guarantees and other contingent obligations (the loan documentation will permit purchase money indebtedness in an aggregate outstanding principal amount of up to $1.0 million; no other indebtedness will be permitted); (iii) investments (including loans and advances) and acquisitions (the loan documentation will permit acquisitions provided that (x) the aggregate cash and noncash consideration paid for all acquisitions shall not exceed $5 million and (y) the Borrower would be in compliance with the financial covenants after giving effect to such acquisition (and the incurred of funded debt in connection therewith) on a pro forma basis; (iv) mergers and other fundamental changes; (v) sales and other dispositions of property or assets; (vi) payments of dividends and other distributions and share repurchases (the loan documentation will permit share repurchases required by the Borrower’s organizational documents provided that (x) the Borrower would be in compliance with the financial covenants after giving effect to such share repurchase (and the incurred of funded debt in connection therewith) on a pro forma basis and (y) after giving effect to such share repurchase (and the incurred of funded debt in connection therewith) there shall be no less than $3 million of availability under the Senior Credit Facility; (vii) changes in the nature of business; (viii) transactions with affiliates; (ix) burdensome agreements; (x) use of proceeds; (xi) capital expenditures; (xii) amendments of organizational documents; and (xiii) prepayments of and amendments to certain other indebtedness; in each case with such exceptions as may be agreed upon in the loan documentation.

(c)	Financial Covenants — To include (but not be limited to) the following:

•	minimum Consolidated EBITDA (net income (excluding extraordinary gains and losses) plus, to the extent deducted in calculating net income, interest expense, income taxes, depreciation and amortization and other adjustments to be agreed) of $13.5 million for each period of four consecutive fiscal quarters;

EBITDA shall include the earnings of Archer Corporate Services (ACS) and any other minority interest owned by the Borrower or any subsidiary to the extent such earnings are actually distributed in cash to the Borrower or any subsidiary during the applicable period.

•	maximum Consolidated Leverage Ratio (total funded debt/Consolidated EBITDA) of 2.50:1.0; and

•	minimum Consolidated Fixed Charge Coverage Ratio (Cash Floew (defined below)/(the current portion of long term debt and capital leased obligations plus interest expense)) of 1.25:1.0.

‘‘Cash Flow’’ means the sum of (a) net income, after income tax, less (b) income from discontinued operations and extraordinary items, plus (c) losses from discontinued operations and extraordinary items, plus (d) depreciation, depletion, amortization and other non-cash charges, plus (e) interest expense, minus (f) dividends and other distributions and share repurchases minus (g) non-financed capital expenditures.

Each of the ratios referred to above will be calculated on a consolidated basis for each consecutive four fiscal quarter period.

Events of Default:	Usual and customary in transactions of this type, including, without limitation, the following: (i) nonpayment of principal, interest, fees or other amounts; (ii) failure to perform or observe covenants set forth in the loan documentation within a specified period of time, where customary and appropriate, after such failure; (iii) any representation or warranty proving to have been incorrect when made or confirmed; (iv) cross-default to other indebtedness in an amount to be agreed; (v) bankruptcy and insolvency defaults (with grace period for involuntary proceedings); (vi) inability to pay debts; (vii) monetary judgment defaults in an amount to be agreed and material nonmonetary judgment defaults; (viii) customary ERISA defaults; (ix) actual or asserted invalidity or impairment of any loan documentation; and (x) change of control or change in management.

Assignments and Participations:	The Lender will be permitted to make assignments and sell participations to other financial institutions in respect of the Senior Credit Facility.

Indemnification:	The Borrower will indemnify and hold harmless the Lender and its affiliates and their partners, directors, officers, employees, agents and advisors from and against all losses, claims, damages, liabilities and expenses arising out of or relating to the Senior Credit Facility, the Borrower’s use of loan proceeds or the commitments or any other aspect of the Transaction, including, but not limited to, reasonable attorneys’ fees (including the allocated cost of internal counsel) and settlement costs. This indemnification shall survive and continue for the benefit of all such persons or entities.

Governing Law:	State of New York.

Pricing/Fees/Expenses:	As set forth in Addendum I.

Other:	Each of the parties shall (i) waive its right to a trial by jury and (ii) submit to New York jurisdiction.

ADDENDUM I

PRICING, FEES AND EXPENSES

Interest Rates:	The interest rates per annum applicable to the Senior Credit Facility will be LIBOR plus the Applicable Margin (as hereinafter defined) or, at the option of the Borrower, the Base Rate (to be defined as the higher of (x) the Bank of America prime rate and (y) the Federal Funds rate plus 0.50%) plus the Applicable Margin. ‘‘Applicable Margin’’ means a percentage per annum determined in accordance with the pricing grid set forth below under ‘‘Performance Pricing’’.

The Borrower may select interest periods of one, two, three or six months for LIBOR loans. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

During the continuance of any default under the loan documentation, the Applicable Margin on obligations owing under the loan documentation shall increase by 2% per annum.

Commitment Fee:	Commencing on the Closing Date, a commitment fee equal to a percentage per annum determined in accordance with the pricing grid set forth below shall be payable on the actual daily unused portions of the Senior Credit Facility. Such fee shall be payable quarterly in arrears, commencing on the first quarterly payment date to occur after the Closing Date.

Letter of Credit Fees:	Letter of Credit fees shall be payable on the maximum amount available to be drawn under each Letter of Credit at a rate per annum equal to the Applicable Margin from time to time applicable to Revolving Credit LIBOR loans. Such fees will be payable quarterly in arrears, commencing on the first quarterly payment date to occur after the Closing Date.

Performance Pricing:	The Applicable Margin and the commitment fee shall be the following percentages per annum based upon the Consolidated Leverage Ratio (defined above) as of the most recent fiscal quarter end:

Consolidated Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans	Commitment Fee
≥ 2.5:1.0	2.50%	1.50%	0.250%
≥ 2.0:1.0 but < 2.5:1.0	2.00%	1.00%	0.250%
≥ 1.0:1.0 but < 2.0:1.0	1.50%	0.50%	0.375%
< 1.0:1.0	1.25%	0.25%	0.500%

Calculation of Interest and Fees:	Other than calculations in respect of interest at the Bank of America prime rate (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360 day year.

Cost and Yield Protection:	Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

Expenses:	The Borrower will pay all reasonable costs and expenses associated with the preparation, due diligence, administration and closing of all loan documentation, including, without limitation, the legal fees of counsel to the Lender. The Borrower will also pay the expenses of the Lender in connection with the enforcement of any of the loan documentation.

Annex D

February 26, 2008

Union Street Acquisition Corp.
102 South Union Street
Alexandria, Virginia 22314

Re:    Purchase of Shares of Common Stock

Ladies and Gentlemen:

This letter will confirm the agreement of the undersigned to purchase 375,000 shares of common stock of Union Street Acquisition Corp. (the ‘‘Company’’) (the ‘‘Shares’’) from the Company at a price of $8.00 per share upon the terms and conditions set forth herein.

1.    Purchase of Shares; Registration Rights.    Subject to the terms and conditions set forth herein, the undersigned agrees to purchase the Shares from the Company at a price of $8.00 per share. The purchase of the Shares shall be consummated within five days following the closing, if any, of the Company’s proposed acquisition of Archway Marketing Services, Inc. (the ‘‘Acquisition’’). Notwithstanding the foregoing, if mutually agreed between the undersigned and a special committee of the Board of Directors of the Company, the undersigned may fulfill some or all of the obligation to purchase the Shares by purchasing shares of common stock of the Company in the open market (‘‘Market Shares’’) prior to or within five days following the completion of the Acquisition and in such event, the $3,000,000 worth of Shares that the undersigned is required to purchase from the Company shall be reduced dollar for dollar by the amount the undersigned spends on such purchases. Any such purchases of Market Shares shall be made in compliance with all applicable laws, including Rule 10b-18, Regulation M and other applicable laws. Any Shares purchased pursuant to this agreement shall have all of the same rights and privileges as Registrable Securities under that certain Registration Rights Agreement, dated as of February 9, 2007, by and among the Company and each of the investors party thereto.

2.    Transfer Restrictions.    The undersigned will not assign, alienate, pledge, attach, sell or otherwise transfer or encumber (each, a ‘‘transfer’’), directly or indirectly, any of the Shares or Market Shares until 365 days following the date of the consummation of the Acquisition, except to a Permitted Transferee. Any transfers of such securities to a Permitted Transferee will be made in accordance with applicable securities laws. Any transfer of securities pursuant to this Paragraph 2 after the date hereof will be subject to the condition that the Permitted Transferee has agreed in writing to be bound by the terms of this Paragraph 2. ‘‘Permitted Transferee’’ means (i) the Company, any of the Company’s officers, directors and employees, any Affiliates or Family Members of such individuals, (ii) any charitable organization, (iii) any individual pursuant to a qualified domestic relations order, (iv) if the transferor is a corporation, partnership or limited liability company, any stockholder, partner or member of the transferor and (v) any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor. ‘‘Affiliate’’ has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended and in effect on the date hereof (the ‘‘Securities Act’’). ‘‘Family Member’’ of a person means such person’s present spouse and/or domestic partner, parents, lineal ascendants or descendants or any siblings of any of the foregoing, any descendants of any sibling of such person, or any estate planning vehicle formed primarily for the benefit of such person or any of the foregoing persons.

3.    Representations and Warranties.    The undersigned represents and warrants that:

(a)    The undersigned understands that the Company has determined that the exemption from the registration provisions of the Securities Act provided by Regulation D is applicable to the offer and sale of the Shares, based, in part, upon the representations, warranties and agreements made by the undersigned herein.

(b)    Except as set forth herein, no representations or warranties have been made to the undersigned by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the undersigned is not relying upon any information other than the results of independent investigation by the undersigned.

(c)    The undersigned has full power and authority to execute and deliver this agreement and to perform the obligations of the undersigned hereunder and this agreement is a legally binding obligation of the undersigned in accordance with its terms.

(d)    Regulation D.

(i)    The undersigned understands and acknowledges that: (A) the Shares acquired pursuant to this agreement have not been and will not be registered under the Securities Act and are being sold in reliance upon an exemption from registration afforded by Regulation D; and that such shares have not been registered with any state securities commission or authority; (B) pursuant to the requirements of Regulation D, the Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation D and/or pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder; and (C) the Company is under no obligation to register the Shares under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

(ii)    The undersigned is an accredited investor within the meaning of Rule 501 of Regulation D, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investment shares representing an investment decision like that involved in the purchase of the Shares.

(iii)    The undersigned is purchasing the Shares for his, her or its own account for investment only and has no intention of selling or distributing the Shares and no other person has any interest in or participation in the Shares or any right, option, security interest, pledge or other interest in or to the Shares. The undersigned recognizes that an investment in the Shares involves a high degree of risk, including a risk of total loss of the undersigned. The undersigned understands, acknowledges and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares and the undersigned understands, acknowledges and agrees that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Shares, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

(iv)    The undersigned acknowledges that the Shares will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE ‘‘SECURITIES’’) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

This letter agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the parties relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations and warranties or covenants relating to such subject matter except as specifically set forth herein.

This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

/s/ Clay Perfall
Clay Perfall

Accepted and agreed:

Union Street Acquisition Corp.

By:	/s/ Brian H. Burke Name: Brian H. Burke Title: Chief Financial Officer

Annex E

Exhibit A

Escrow Agreement

THIS ESCROW AGREEMENT (this ‘‘Agreement’’), is made and entered into as of this                  day of                 , 2008, by and among Union Street Acquisition Corp., a Delaware corporation (‘‘Buyer’’); Argenbright, Inc., a Georgia corporation (‘‘Seller’’); and SunTrust Bank, a Georgia banking corporation, as escrow agent (the ‘‘Escrow Agent’’). Buyer, Seller and the Escrow Agent are each hereinafter sometimes referred to herein as a ‘‘Party’’ and, collectively, as the ‘‘Parties.’’

BACKGROUND

A.    Buyer and Seller have entered into that certain Stock Purchase Agreement (the ‘‘Purchase Agreement’’), dated as of February 26, 2008, pursuant to which Buyer will purchase from Seller all of the issued and outstanding shares of Archway Marketing Services, Inc. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.

B.    Buyer and Seller have agreed to establish an escrow fund pursuant to Section 1.6 of the Purchase Agreement providing for the delivery of the sum of Three Million Nine Hundred Fifty Thousand DOLLARS ($3,950,000) (the ‘‘Escrow Amount’’) to the Escrow Agent on the date hereof.

C.    The Escrow Agent is willing to act as escrow agent under this Agreement.

AGREEMENT

In consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Appointment of Escrow Agent.    Buyer and Seller hereby appoint and designate SunTrust Bank as the Escrow Agent, to receive, hold, invest and disburse the ‘‘Escrow Fund’’ (as hereinafter defined) in accordance with the terms of this Agreement. The Escrow Agent hereby accepts its appointment as the escrow agent and agrees to receive, hold, invest, and disburse the Escrow Fund in accordance with the terms hereof.

2.    Escrow Fund.

2.1    Escrow Fund.    Simultaneously with the execution of this Agreement, Buyer has delivered to the Escrow Agent by wire transfer of immediately available funds the Escrow Amount (such sums, as adjusted from time to time pursuant to the terms hereof, being referred to herein as the ‘‘Escrow Fund’’). The Escrow Agent shall invest the Escrow Fund as instructed by Seller, in writing from time to time, in (i) savings accounts with, repurchase agreements, or certificates of deposit issued by, federally chartered banks or trust companies, the assets of which are at least $100,000,000 in excess of their liabilities, (ii) United States Treasury Bills (or an investment portfolio or fund investing only in United States Treasury Bills), (iii) commercial paper rated in the highest grade by a nationally recognized credit rating agency, or (iv) an STI Classic Money Market Fund (as long as such money market fund is rated AAA by a nationally recognized credit rating agency), with the income from such invested cash being held by the Escrow Agent as part of the Escrow Fund. In the absence of written instructions, the Escrow Fund shall be invested in an STI Classic Money Market Fund. The Escrow Agent shall have no liability for any loss or diminution in the Escrow Fund resulting from investments made in accordance with the provisions of this Agreement. The Parties agree that, for federal, state, provincial and local tax purposes, the income from such invested cash shall (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement, be reported as allocated to such person or entity and (ii) otherwise be reported as allocated to Seller. On or before the execution and delivery of this

Agreement, each of the Seller and Buyer shall provide to the Escrow Agent a completed form W-9. The Escrow Agent shall have no duty to prepare or file any tax report or return with respect to the Escrow Fund or any earnings thereon.

2.2    Disbursement of the Escrow Fund.

(a)    The Escrow Fund shall secure Seller’s obligations with respect to Losses pursuant to the indemnification obligations set forth in Article VII of the Purchase Agreement. The foregoing obligations being secured by the Escrow Fund shall hereinafter be referred to, individually, as an ‘‘Indemnity Claim’’ and collectively, as ‘‘Indemnity Claims.’’ A Buyer Indemnitee may make an Indemnity Claim by delivering, at any time, and from time to time, prior to 5:00 p.m. on April 30, 2009, (i) to Seller, a written notice specifying the amount of such claim and a brief description of the basis therefore (a ‘‘Notice of Disbursement’’) and (ii) to the Escrow Agent, a copy of the Notice of Disbursement along with evidence that the Notice of Disbursement has been delivered to Seller. Unless the Escrow Agent receives an Objection Notice (defined below) within the 30-day period following the Escrow Agent’s receipt of the Notice of Disbursement and evidence of delivery to Seller, the Escrow Agent shall, on the first business day following the end of such 30-day period, distribute to the claimant the lesser of (a) the amount set forth on the Notice of Disbursement and (b) the total amount remaining in the Escrow Fund. If, during such 30-day period, Seller delivers to Buyer and to the Escrow Agent written notice disputing any claim set forth in the Notice of Disbursement (an ‘‘Objection Notice’’), the Escrow Agent shall not make any distribution with respect to such Indemnity Claim until it receives either (i) the joint written instructions of Buyer and Seller or (ii) a ‘‘Final Decision’’ (as defined below) in which case the Escrow Agent shall disburse from the Escrow Fund such amounts as are set forth in the joint instructions or the Final Decision.

(b)    The Escrow Agent shall distribute to Seller on [April 30, 2009] an amount equal to (i) the balance of the Escrow Fund less (ii) the amount of all Indemnity Claims asserted but unresolved as of such date.

Notwithstanding the foregoing, if any Indemnity Claims asserted in a Disbursement Notice furnished to the Escrow Agent remain unresolved on [April 30, 2009], the escrow shall continue until the resolution of such Indemnity Claims, and during such continuance, the Escrow Agent shall continue to hold the Escrow Fund up to the amount of the outstanding and unresolved Indemnity Claims.

For purposes of this Agreement, ‘‘Final Decision’’ means a settlement agreement or the entry of a judgment by a court of competent jurisdiction (including the entry of a judgment with respect to an arbitration award) with respect to an Indemnity Claim. The Escrow Agent shall be entitled to rely conclusively on evidence of a Final Decision and shall have no independent duty to verify that such Final Decision conforms to the requirements of the Purchase Agreement.

2.3    Disbursements.    All disbursements from the Escrow Fund shall be made by wire transfer of cash in immediately available funds to the person entitled thereto in accordance with wiring instructions furnished by such persons in writing to the Escrow Agent. The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds effected by the Escrow Agent pursuant to wiring or transfer instructions provided to the Escrow Agent by any party to this Agreement.

2.4    Indemnity Claims.    The Escrow Agent shall have no duty or responsibility with respect to determining whether any claim against the Escrow Fund is properly asserted under the terms of the Purchase Agreement, the amount thereof, or whether the assertion of any such claim against the Escrow Fund or the amount thereof conforms to the requirements of the Purchase Agreement. The Escrow Agent shall be entitled to rely, conclusively and without inquiry, on any Indemnity Claim provided to the Escrow Agent in accordance with the terms of this Agreement.

2.5    Termination of Escrow Fund.    The escrow provided for hereunder shall terminate upon the disbursement of the Escrow Amount pursuant to Section 2.2.

3.    Escrow Agent.

3.1    Duties.    In performing its duties under this Agreement or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall have no liability except for the Escrow Agent’s willful misconduct or gross negligence. The Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Fund in accordance with the terms of this Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent shall be entitled to rely upon and shall be protected in acting upon any request, instructions, statement or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or to commence any proceeding in connection with the Escrow Fund, any account in which the Escrow Fund is deposited, or this Agreement. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of the Escrow Agent’s duties hereunder, and shall have no liability for any action taken or omitted pursuant to the written advice of such counsel. The Escrow Agent shall not be required to take notice of and shall have no obligations or responsibilities in connection with the Purchase Agreement, the transactions contemplated thereby or any other agreement between any other parties to the Purchase Agreement or such transaction, other than this Agreement.

3.2    Indemnification.

(a)    From and at all times after the date of this Agreement, Buyer and Seller, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the ‘‘Indemnified Parties’’) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising directly or indirectly from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or is the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder to the extent such liability results from the gross negligence or willful misconduct of such Indemnified Party or the directors, officers, employees, attorneys, agents and affiliates of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Buyer and Seller in writing, and Buyer and Seller shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party unless (i) Buyer and Seller agree to pay such fees and expenses, or (ii) Buyer or Seller shall fail to assume the defense of such action, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and Buyer or Seller, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Buyer or Seller. All such fees and expenses payable by Buyer or Seller pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by Buyer and Seller, jointly and severally, upon demand by such Indemnified Party. The obligations of Buyer and Seller under this Section 3.2 shall survive any termination of this Agreement and any resignation or removal of the Escrow Agent.

(b)    The Parties agree that neither the payment by Buyer or Seller of any claim by the Escrow Agent for indemnification hereunder nor the disbursement of any amounts to the Escrow Agent from the Escrow Fund in respect of a claim by the Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Buyer and Seller, the respective rights and obligations of each of Seller and Buyer under this Agreement. Seller and Buyer agree among themselves that any obligation for indemnification under this Section 3.2 shall be borne by the party or parties responsible for causing the loss, damage, liability, cost or expense against which the Escrow Agent is entitled to indemnification.

3.3    Disputes.    If, at any time, there shall exist any dispute between Buyer or Seller with respect to the holding or disposition of any portion of the Escrow Fund or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Fund or the Escrow Agent’s proper actions with respect to its obligations hereunder, or if Buyer and Seller have not, within 30 days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 3.4 below, appointed a successor escrow agent to act hereunder, then the Escrow Agent may, in its sole discretion, take any of the following actions:

(a)    suspend the performance of any of its obligations under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor escrow agent shall have been appointed (as the case may be); or

(b)    petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, for instructions with respect to such dispute or uncertainty; or

(c)    deposit with any court of competent jurisdiction all disputed property held by the Escrow Agent pursuant to this Agreement for holding and disposition in accordance with the instructions of such court and Escrow Agent shall thereupon be discharged from all further obligations as Escrow Agent under this Agreement.

The Escrow Agent shall have no liability to Buyer or Seller or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Fund or any delay in or with respect to any other action required or requested of the Escrow Agent.

3.4    Resignation of Escrow Agent.    The Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) days’ prior written notice to Buyer and Seller or may be removed, with or without cause, by Buyer and Seller, acting jointly, at any time by the giving of ten (10) days’ prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor escrow agent as provided herein. Upon any such notice of resignation or removal, Buyer and Seller, acting jointly, shall appoint a successor escrow agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000, unless otherwise agreed by Buyer and Seller. In the event Buyer and Seller shall fail to appoint a successor escrow agent within 60 days after the resignation or removal of the Escrow Agent, as contemplated hereby, the Escrow Agent may deposit the Escrow Fund into the registry of a court of competent jurisdiction and shall thereupon be discharged from all further duties as Escrow Agent under this Agreement. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor escrow agent, such successor escrow agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent’s resignation or removal, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.

3.5    Receipt.    By its execution and delivery of this Agreement, the Escrow Agent acknowledges receipt of the Escrow Amount.

3.6    Fees.    Buyer shall compensate the Escrow Agent for its services hereunder in accordance with Exhibit A attached hereto and, in addition, shall reimburse the Escrow Agent for all of its reasonable out-of-pocket expenses, including reasonable attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 3.6 shall be payable upon demand by Escrow Agent. The obligations of Buyer under this Section 3.6 shall survive any termination of this Agreement and any resignation or removal of the Escrow Agent.

4.    Miscellaneous.

4.1    Notices.    All notices, communications and deliveries hereunder shall be made in writing signed by or on behalf of the Party making the same and shall be delivered personally or by telecopy transmission or sent by registered or certified mail (return receipt requested) or by any national overnight courier service (with postage and other fees prepaid) as follows:

If to Seller:

Argenbright, Inc.
102 South Union Street
Alexandria, Virginia 22314
Attention: Chief Financial Officer
Telephone: 703-682-0732
Facsimile: 703-682-0735

with a copy (which shall not constitute notice) to:

Alston & Bird LLP
1201 W. Peachtree Street
Atlanta, Georgia 30309
Attention: Teri L. McMahon
Telephone: 404-881-7000
Facsimile: 404-881-7777

If to Buyer:

Union Street Acquisition Corp.
102 South Union Street
Alexandria, Virginia 22314
Attention:
Telephone: 703-682-0730
Facsimile: 703-682-0735

with a copy (which shall not constitute notice) to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Attention: Kenneth R. Koch
Telephone: 212-935-3000
Facsimile: 212-983-3115

To Escrow Agent:

SunTrust Bank
Corporate Agency Services
The Hurt Building
50 Hurt Plaza

Atlanta, Georgia 30303
Attention: Olga G. Warren
Telephone: 404-588-7262
Facsimile: 404-588-7335

or to such other representative or at such other address of a Party as such Party hereto may furnish to the other Parties in writing. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery if delivered in person (by courier service or otherwise), (b) upon transmission by facsimile if successful transmission is confirmed by the facsimile machine of the party sending the notice and if the transmission is made during regular business hours, or if not, the next business day, (c) on the fifth (5th) business day after it is mailed by registered or certified mail, or (d) on the next day if sent for next day delivery to a domestic address by a recognized overnight delivery service; provided, however, that no notice to the Escrow Agent shall be deemed effective prior to the Escrow Agent’s actual receipt thereof.

4.2    Time of the Essence; Computation of Time.    Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon a Saturday, Sunday or any date on which banks in Georgia are closed, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

4.3    Binding Effect.    This Agreement shall inure to the benefit of and shall be binding upon the Parties hereto and their respective successors and assigns; provided, however, that no assignment of this Agreement or any rights or obligations hereunder shall be effective without the express written consent of each of the Parties hereto.

4.4    Headings.    The headings of the Sections of this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

4.5    Waiver.    Any Party may, at its option, waive in writing any or all of the conditions herein contained to which its obligations hereunder are subject. No waiver of any provision of this Agreement, however, shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

4.6    Construction.    The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any Party hereto irrespective of which Party caused such provisions to be drafted. Each of the Parties acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

4.7    No Limitation. The Parties (other than the Escrow Agent) agree that the rights and remedies of any Party under this Agreement shall not operate to limit any other rights and remedies otherwise available to any party under the Purchase Agreement.

4.8    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4.9    Severability.    It is the desire and intent of the Parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

4.10    Governing Law and Choice of Forum.    THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE

OF GEORGIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF GEORGIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF GEORGIA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF GEORGIA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

4.11    Purchase of Securities.    The Escrow Agent and any stockholder, director, officer, agent or employee of the Escrow Agent may buy, sell, and deal in any of the securities of Buyer and become pecuniarily interested in any transaction in which Buyer may be interested, and contract and lend money to Buyer and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for Buyer or for any other entity.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

BUYER:
UNION STREET ACQUISITION CORP.
By:
Name:
Title:
Federal Tax Identification Number: 20-5221262

SELLER:
ARGENBRIGHT, INC.
By:
Name:
Title:
Federal Tax Identification Number: 58-1281936

SUNTRUST BANK, as Escrow Agent
By:
Name:
Title:

[Signature Page to Escrow Agreement]

Exhibit A

Schedule of Fees & Expenses

Acceptance/Legal Review Fee:	$500.00 – one time only payable at the time of signing the escrow agreement

The Legal Review Fee includes review of all related documents and accepting the appointment of Escrow Agent on behalf of SunTrust Bank. The fee also includes setting up the required account(s) and accounting records, document filing, and coordinating the receipt of funds/assets for deposit to the Escrow Account. This is a one-time fee payable upon execution of the Escrow Agreement. As soon as SunTrust Bank’s attorney begins to review the escrow agreement, the legal review fee is subject to payment regardless if the parties decide to appoint a different escrow agent or a decision is made that the escrow agreement is not needed.

Administration Fee:	$2,500 – payable at the time of signing the escrow agreement and on the anniversary date thereafter, if applicable

The Administration Fee includes providing routine and standard services of an Escrow Agent. The fee includes administering the escrow account, performing investment transactions, processing cash transactions (including wires and check processing), disbursing funds in accordance with the Agreement (note any pricing considerations below), and providing trust account statements to applicable parties for a twelve (12) month period. If the account remains open beyond the twelve (12) month term, the parties will be invoiced each year on the anniversary date of the closing of the Escrow Agreement. Additional fees will be billed for processing claim notices and/or objections. Extraordinary expenses, including legal counsel fees, will be billed as out-of-pocket. The Administration Fee is due upon execution of the Escrow Agreement.

Out-of-Pocket Expenses:	At Cost

Out-of-pocket expenses such as, but not limited to, postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationery, travel, legal (out-of-pocket to counsel) or accounting, will be billed at cost.

Note:    This fee schedule is based on the assumption that the escrowed funds will be invested in SunTrust Bank’s money market cash sweep account, an STI Classic Money Market Fund.

SunTrust Bank Ron Painter 404.588.7191 ron.painter@suntrust.com

Annex F

INDEMNITY ESCROW AGREEMENT

INDEMNITY ESCROW AGREEMENT dated as of [                    ], 2008 (the ‘‘Escrow Agreement’’), by and among Union Street Acquisition Corp., a Delaware corporation (‘‘Buyer’’), David Kirwan (‘‘Kirwan’’) and Thomas Cole (together with Kirwan, the ‘‘Sellers’ Representatives’’) and SunTrust Bank (the ‘‘Escrow Agent’’).

Buyer, Razor Business Strategy Consultants LLC (the ‘‘Company’’), and the members of the Company owning 100% of the membership interests of the Company (the ‘‘Sellers’’) have entered into a Membership Interest Purchase Agreement, dated as of February 26, 2008 (the ‘‘Agreement’’), pursuant to which Buyer has agreed to purchase and Sellers have agreed to sell 100% of the membership interests of the Company. In accordance with Section 1.7 of the Agreement, Buyer is depositing with the Escrow Agent 394,736 shares of common stock of Buyer (the ‘‘Holdback Shares’’) to be held and disposed of as herein provided.

Capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Agreement. Notwithstanding the foregoing, it is expressly understood and agreed by the parties hereto that all references herein to the Agreement are for the convenience of the parties hereto other than the Escrow Agent and the Escrow Agent shall not be required to take notice thereof and shall have no obligation or duties with respect thereto.

SECTION 1.    Deposit of Holdback Shares.    Promptly following execution of this Escrow Agreement, Buyer shall deliver or cause its transfer agent to deliver to the Escrow Agent the Holdback Shares (the ‘‘Escrowed Shares’’). The Escrowed Shares, together with all stock dividends issued in respect of the Holdback Shares (including, without limitation, any shares issued pursuant to any stock dividend, stock split, reverse stock split, combination or reclassification thereof) shall hereinafter be referred to as the ‘‘Escrow Fund’’ and shall be held in escrow by Escrow Agent along with blank stock powers properly completed by Sellers.

The number of Escrowed Shares beneficially owned by each Seller is set forth on Schedule 1 hereto. Such Schedule 1 sets forth each Seller’s interest in the Escrow Fund (expressed as a share and percentage amount). Any dividends or distributions deposited into the Escrow Fund shall be attributed to each Seller in his proportionate interest as set forth on Schedule 1.

SECTION 2.    Disposition of Escrow Fund.    The Escrow Agent shall hold the Escrow Fund in its possession until authorized hereunder to deliver such Escrow Fund as follows:

(a)    Upon receipt of a joint written request for delivery of the Escrow Fund signed on behalf of Buyer and the Sellers’ Representatives, the Escrow Agent shall deliver the Escrow Fund to Buyer or Sellers, as directed in such written request.

(b)    Upon receipt of a final and nonappealable award or order of a court of competent jurisdiction with respect to delivery of all or any portion of the Escrow Fund, the Escrow Agent shall deliver the portion of the Escrow Fund specified in such award or order as directed in such award or order. Such order shall be accompanied by an opinion of independent counsel to the effect that said court award or order is final and nonappealable. The Escrow Agent shall rely on any such award or order and related opinion of counsel presented to the Escrow Agent conclusively and without further inquiry.

(c)    If any Buyer Indemnitee (the ‘‘Claiming Person’’) asserts a right of indemnity against Sellers in accordance with Article 8 of the Agreement for which it seeks payment out of the Escrow Fund, such Claiming Person shall deliver to the Escrow Agent (with a copy to Sellers) a written notice to such effect (a ‘‘Notice of Claim’’; and the right of indemnity asserted in a Notice of Claim referred to as a ‘‘Claim’’), which Notice of Claim shall instruct the Escrow Agent to deduct from the Escrow Fund and deliver to the Claiming Person shares with a Fair Market Value (determined in accordance with Section 2(c)(6) below) in the amount of the Claim (the ‘‘Claimed Amount’’) as set forth therein (or, if the Claimed Amount is greater than the remaining value of the Escrow Fund, the balance of the Escrow Fund), all in accordance with Article 8 of the Agreement; provided, however, that the following shall apply:

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(1)    In order to be effective hereunder, a Notice of Claim delivered to the Escrow Agent pursuant to this Section 2(c) must (A) set forth the name of the Claiming Person, the nature and description of such Claim (to the extent known) in reasonable detail, and the amount thereof (or if not ascertainable, a reasonable estimate of the maximum amount thereof) (the ‘‘Claimed Amount’’) and (B) be delivered to the Escrow Agent on or prior to 5:00 p.m. New York time on the 45th day following the filing of Buyer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (or the immediately succeeding Business Day if the Escrow Agent is not open for business on such date) (the ‘‘Escrow Expiration Date’’. Buyer and Sellers’ Representatives agree to provide joint written notice of the Expiration Date to the Escrow Agent. The Escrow Agent shall be entitled to rely on any Notice of Claim without making any inquiry as to its validity or genuineness.

(2)    Within fifteen (15) business days after the delivery to the Escrow Agent of a Notice of Claim, Sellers’ Representatives shall provide to the Claiming Person and the Escrow Agent a written response (the ‘‘Response Notice’’) in which Sellers shall: (i) agree that all of the Claimed Amount may be released from the Escrow Fund to the Claiming Person in accordance with the terms and conditions of Article 8 of the Agreement, (ii) agree that part, but not all, of the Claimed Amount (the ‘‘Agreed Amount’’) may be released from the Escrow Fund to the Claiming Person in accordance with the terms and conditions of Article 8 of the Agreement or (iii) assert that none of the Claimed Amount may be released from the Escrow Fund to the Claiming Person. If Sellers’ Representatives do not provide the Escrow Agent with a Response Notice in accordance with this Section 2(c)(2) within such 15-business day period, Sellers’ Representatives shall be deemed to have agreed that all of the Claimed Amount may be released to the Claiming Person from the Escrow Fund.

(3)    If Sellers’ Representatives agree in the Response Notice (or are deemed to have agreed pursuant to the last sentence of Section 2(c)(2)) that all of the Claimed Amount may be released from the Escrow Fund to the Claiming Person in accordance with the terms and conditions of Article 8 of the Agreement, the Escrow Agent shall, within five (5) business days following the earlier of (i) the last date upon which the Escrow Agent could have received a Response Notice, as contemplated by subparagraph 2 above or (ii) receipt of the Response Notice, disburse to the Claiming Person from the Escrow Fund the Claimed Amount (or such lesser amount as is then the entire balance of the Escrow Fund).

(4)    If Sellers’ Representatives in the Response Notice agree that the Agreed Amount may be released from the Escrow Fund to the Claiming Person in accordance with the terms and conditions of Article 8 of the Agreement, the Escrow Agent shall, within five (5) business days following the Escrow Agent’s receipt of the Response Notice, disburse to the Claiming Person from the Escrow Fund an amount equal to the Agreed Amount set forth in such Response Notice (or such lesser amount as is then the entire balance of the Escrow Fund), and the remainder of the Claimed Amount shall be subject to Section 2(c)(5).

(5)    If Sellers’ Representatives in the Response Notice contest the release of all or part of the Claimed Amount (the ‘‘Contested Amount’’), the Escrow Agent shall continue to hold the entire balance of the Escrow Fund until such dispute has been resolved as provided in Section 9 below or until the Escrow Agent has received joint written instructions from Buyer and Sellers’ Representatives with respect to such Contested Amount (any such resolution, a ‘‘Determination’’). If such Determination provides for payment by the Escrow Agent to the Claiming Person of all or a portion of the Contested Amount in accordance with the terms and conditions of Article 8 of the Agreement, within five (5) business days following the Escrow Agent’s receipt of such Determination, the Escrow Agent shall disburse such portion of the Escrow Fund (or such lesser amount as is then the entire balance of the Escrow Fund) to the Claiming Person in accordance with such Determination.

(6)    Any distributions from the Escrow Fund to satisfy a Claim shall be made by the delivery of Escrowed Shares then held by the Escrow Agent, with the Escrowed Shares so distributed valued at the Fair Market Value. For purposes hereof, the ‘‘Fair Market Value’’ shall

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mean a value per Escrowed Share equal to the average of the closing trading prices of Buyer’s common stock on the principal securities exchange on which such common stock may at the time be listed, or if there have been no sales on any such exchange on any such day, the average of the bid and ask prices at the end of such day, or if Buyer’s common stock is not listed, the average of the high and low prices on such day on an over-the-counter market as reported by The NASDAQ Capital Market or any other recognized quotation agency, in each such case averaged over the period of 20 consecutive trading days prior to the two trading days preceding the date on which the Escrow Agent received the Notice of Claim. The Fair Market Value shall be determined jointly by Buyer and Sellers’ Representatives and such Fair Market Value and the number of shares required to be disbursed, based on such Fair Market Value, shall be set forth in written notice furnished jointly by Buyer and Sellers’ Representatives to the Escrow Agent. The Escrow Agent shall rely conclusively and without further inquiry on such written notice.

(7)    If the Escrow Agent is authorized to deliver all or any portion of the Escrow Fund to a Claiming Person with respect to a Claim pursuant to Section 2(c), then (i) such delivery shall be made regardless of the Escrow Agent’s prior or subsequent receipt of any Notice of Claim or subsequent receipt of any notice of dispute with respect to any other Claim or Claims and (ii) the Escrow Agent shall (A) deliver to Buyer’s transfer agent (who shall be identified to the Escrow Agent in writing by Buyer, the ‘‘Transfer Agent’’) a certificate or certificates representing at least such number of Escrowed Shares necessary to satisfy the Claim, together with a completed stock power or stock powers and instructions to transfer to such Claiming Person such number of the Escrowed Shares being delivered to such Claiming Person, and (B) instruct the Transfer Agent to issue and deliver to the Escrow Agent for retention hereunder as part of the Escrowed Shares a new certificate in the name of the Escrow Agent as escrow agent hereunder (or in the name of its nominee) representing the remaining balance of the portion of the Escrow Fund so delivered to the Transfer Agent.

(d)    Subject to Section 2(c) hereof, promptly following the Escrow Expiration Date, the Escrow Agent shall distribute to Sellers in accordance with their proportionate interests, as set forth in Schedule 1, the entire then remaining balance, if any, of the Escrow Fund; provided, however, that if any Notices of Claim have been received by the Escrow Agent in accordance with Section 2(c) prior to the Escrow Expiration Date but the Claims specified therein have not been resolved or settled prior to the Escrow Expiration Date (the ‘‘Remaining Claims’’), the Escrow Agent will retain the entire balance of the Escrow Fund until all Remaining Claims are resolved; provided, however, that in the event there is a Contested Amount in a Remaining Claim, then within five (5) business days following the receipt by the Escrow Agent of a Determination with respect to any such Contested Amount in a Remaining Claim, the Escrow Agent shall disburse the amount specified in such Determination from the Escrow Fund (to the extent such amount is then in the Escrow Fund) to the Claiming Person in accordance with such Determination. Any distributions from the Escrow Fund to a Claiming Person pursuant to this Section 2(d) shall be made in the same manner as is specified in Section 2(c)(6).

(e)    If the balance of the Escrow Fund is to be delivered to Sellers as provided in Section 2(d), the Escrow Agent shall deliver to the Transfer Agent a certificate or certificates representing the remaining Escrowed Shares in the Escrow Fund, together with a completed stock power or stock powers and instructions to deliver to each Seller such Seller’s pro rata share of such Escrowed Shares.

(f)    Under no circumstances shall the Escrow Agent (i) be required to release or distribute any portion of the Escrow Fund or take any action under this Agreement sooner than five (5) business days after the Escrow Agent has received the requisite notices or other required documents in good form, or passage of the applicable claims period or release date, as the case may be, or (ii) release or distribute any portion of the Escrow Fund to any Person other than a Buyer Indemnitee without first providing Buyer with at least two (2) business days’ prior written notice of such release or distribution, unless pursuant to joint instructions provided by Buyer and the Sellers’ Representatives.

F-3

SECTION 3.    Investments; Disposition of Income; Dividends.

(a)    Any income received by the Escrow Agent from investments of the Escrow Fund pursuant to this Section 3 shall and any dividends paid on the Escrowed Shares shall be added to the Escrow Fund and distributed as provided in this Agreement. Upon liquidation of an investment of the Escrow Fund, such amount shall be deposited into the account of the Escrow Fund pending receipt of written investment instructions as provided in this Section 3 or disbursement instructions as provided in Section 2.

(b)    During the term of this Escrow Agreement, all cash held as part of the Escrow Fund (including any dividends paid on the Escrowed Shares), if any, shall be invested and reinvested by the Escrow Agent in an STI Classic Money Market Fund unless otherwise directed jointly in writing by Buyer and Sellers’ Representatives (which investments and shall be acceptable to the Escrow Agent). Periodic statements will be provided to Buyer and Sellers’ Representatives by the Escrow Agent reflecting transactions executed on behalf of the Escrow Fund. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment in any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Funds. On or before the execution and delivery of this Escrow Agreement, each of the Buyer and the Sellers shall provide to the Escrow Agent a completed Form W-9 or Form W-8, whichever is appropriate. Notwithstanding anything to the contrary herein provided, the Escrow Agent shall have no duty to prepare or file any Federal or state tax report or return (other than the necessary IRS Form 1099s for Sellers) with respect to any funds held pursuant to this Escrow Agreement or any income earned thereon. The parties agree that, for tax reporting purposes, the Escrow Fund shall be treated as property of the Sellers and that all interest or other income earned from the investment of the Escrow Fund or any portion thereof in any tax year shall be reported as allocated to the Sellers. Notwithstanding anything to the contrary contained herein, to the extent that the Sellers have paid any tax on any interest or other income earned from the investment of the Escrow Fund, the corresponding interest or other income related thereto shall be distributed and paid to Sellers after receipt of written notice furnished by Sellers to the Escrow Agent, upon which the Escrow Agent may rely conclusively and without further inquiry. The Escrow Agent shall deliver to the Sellers one or more IRS Form 1099s consistent with such income tax treatment.

SECTION 4.    Covenants Relating to the Escrowed Shares and Sellers.

(a)    Except as otherwise expressly provided herein, each Seller shall at all times retain and have the full and absolute right to exercise all rights and indicia of ownership with respect to the Escrowed Shares (collectively, the ‘‘Shares’’) beneficially owned by such Seller, including, without limitation, voting rights; provided, however, that Sellers shall have no right to transfer, pledge or encumber or otherwise dispose of in any manner whatsoever any Shares that are held by the Escrow Agent pursuant to this Agreement. The Shares shall be treated as having been actually issued and in accordance with the terms of the Agreement. In accordance with the provisions of Section 2 and 3 hereof, Buyer shall cause all dividends or distributions issued in respect of the Shares to be paid to Sellers. If any of the Shares are transferred to a Claiming Person in accordance with the provisions of Section 2 hereof in satisfaction of a Claim or Claims, all rights and indicia of ownership with respect to such Shares (and any future dividends or distribution with respect thereto) shall thereupon reside with such Claiming Person or any subsequent holder thereof.

(b)    Buyer shall be solely responsible for providing, at its cost and expense, any certification, opinion of counsel or other instrument or document necessary to comply with or satisfy any transfer restrictions to which the Shares are subject, including, without limitation, any opinion of counsel required to be delivered pursuant to any restrictive legend appearing on the certificate evidencing Shares in connection with any distribution of Shares to be made by the Escrow Agent under or pursuant to this Agreement. Any such opinion of counsel shall include the Escrow Agent as an addressee or shall expressly consent to the Escrow Agent’s reliance thereon.

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(c)    The Escrow Agent shall be under no duty to preserve, protect or exercise rights in the Shares, and shall be responsible only for taking reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform such duties on its part as are expressly set forth in this Escrow Agreement, except that it will, at the written request of a Seller given to the Escrow Agent at least three (3) business days prior to the date on which the Escrow Agent is requested therein to take any action, deliver to such Seller a proxy or other instrument in the form supplied to it by Buyer for voting or otherwise exercising any right of consent with respect to any of the Shares held by the Escrow Agent hereunder on behalf of such Seller, and shall vote such Shares in the manner instructed by such Seller in writing. The Escrow Agent will not be responsible for authenticating the right of any Seller to exercise voting authority in respect of the Shares held by it hereunder. The Escrow Agent shall, upon receiving proper written instructions from a Seller (which instructions shall be received at least three (3) business days prior to the date on which Escrow Agent is required to take any action hereunder), be responsible for forwarding to or notifying any party or taking any other action with respect to any reasonable notice (as specifically set forth in such written instruction), solicitation or other document or information, received by the Escrow Agent from an issuer or other Person with respect to the Shares held by the Escrow Agent on behalf of such Seller hereunder, including, without limitation, any proxy material, tenders, options, the pendency of calls and maturities or the expiration of rights.

SECTION 5.    Concerning the Escrow Agent.

(a)    The Escrow Agent shall not be required to invest any funds held hereunder except as directed pursuant to Section 3 of this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b)    This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement. The Escrow Agent shall not be bound by the provisions of any agreement (including but not limited to the Agreement) among the other parties hereto except this Escrow Agreement. The Escrow Agent’s duties are solely ministerial in nature. The Escrow Agent shall not be charged with or be deemed to have any knowledge or notice of any notice, fact or circumstance not specifically set forth in this Escrow Agreement or furnished to the Escrow Agent in notices provided to the Escrow Agent in writing and strictly in accordance with the notice provisions of this Escrow Agreement.

(c)    The Escrow Agent shall not be liable for any action or omission pertaining to this Escrow Agreement or the duties of the Escrow Agent hereunder, except for its own gross negligence or willful misconduct. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith in accordance with the terms hereof, or as a result of any liquidation of any such investment prior to its maturity, including any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Funds, or any loss of interest incident to any such delays or for the failure of the parties to give the Escrow Agent any instructions to invest or reinvest the Escrow Funds or any earnings thereon. The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with this Escrow Agreement or any property held hereunder or to appear in, prosecute or defend in any such legal action or proceedings. The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds effected by the Escrow Agent pursuant to wiring or transfer instructions provided to the Escrow Agent in accordance with the provisions of this Escrow Agreement.

(d)    The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

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(e)    The Escrow Agent may act pursuant to the advice of legal counsel with respect to any matter relating to this Escrow Agreement. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

(f)    The Escrow Agent does not have any interest in the Escrow Fund but is serving as escrow agent only and having only possession thereof. (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other documents or instrument held by or delivered to it.

(h)    The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(i)    The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund, to any successor Escrow Agent jointly designated by the Sellers’ Representatives and the Buyer in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent’s sole responsibility after that time shall be to safekeep the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final and nonappealable order of a court of competent jurisdiction. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses that the Escrow Agent reasonably believes may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall become the Escrow Agent under this Escrow Agreement without further act. Notwithstanding anything to the contrary herein provided, in the event the Escrow Agent resigns as Escrow Agent hereunder and no successor Escrow Agent has been designated and accepted appointment as successor Escrow Agent within forty-five (45) days following the date of the Escrow Agent’s notice of resignation, the Escrow Agent shall have the right to deposit all property held pursuant to this Escrow Agreement into the registry of any court of competent jurisdiction and notify the parties hereto of such deposit, and thereupon the Escrow Agent shall be discharged from all further duties and responsibilities as Escrow Agent under this Escrow Agreement; provided, however, that any such action of the Escrow Agent shall not deprive the Escrow Agent of its compensation and right to reimbursement of expenses hereunder to the extent incurred prior to any such termination of this Escrow Agreement, or arising prior to such action and discharge of the Escrow Agent of its duties hereunder.

(j)    The Escrow Agent shall have no responsibility for the contents of any court order and may rely without any liability upon the contents thereof.

(k)    Buyer shall pay the fees of the Escrow Agent and reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance of this Escrow Agreement, all in accordance with the provisions of Schedule 2 hereto, which is incorporated herein by reference and made a part hereof.

(l)    Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect, punitive or consequential damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood for such loss or damage and regardless of the form of action.

F-6

SECTION 6.    Notices.    All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile, or sent, postage prepaid, by registered, certified or express mail, or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing one business day in the case of express mail or overnight courier service (provided, however, that notwithstanding anything to the contrary herein provided, the Escrow Agent shall not be deemed to have received any notice or communication hereunder prior to the Escrow Agent’s actual receipt thereof), as follows:

(a)    if to Buyer, to:

Union Street Acquisition Corp.
102 South Union Street
Alexandria, VA 22314
Attn: Brian Burke
Telephone: 703- 682-0730
Facsimile: 703- 682-0735

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue, 16th Floor
New York, NY 10017
Attn: Ivan K. Blumenthal, Esq.
Telephone: 212-935-3000
Facsimile: 212-983-3115

(b)    if to Sellers, to:

Razor Business Strategy Consultants LLC
15851 Dallas Parkway, Suite 725
Addison, Texas 75001
Attention:    Thomas Cole
Telephone: 972-663-1104
Facsimile: 972-663-1304

(c)    if to the Escrow Agent, to:

SunTrust Bank
Corporate Agency Services
The Hurt Building
50 Hurt Plaza
Suite 1110
Atlanta, Georgia 30303-2900
Attention: Olga G. Warren, Group Vice President
Telephone: 404-588-7262
Facsimile: 404-588-7335

SECTION 7.    Termination.    This Escrow Agreement shall automatically terminate upon the complete distribution of the Escrow Fund in accordance with the terms hereof.

SECTION 8.    Indemnification.    Buyer and Sellers shall jointly and severally indemnify, defend and save harmless the Escrow Agent and each of its members, mangers, officers, agents and employees (the ‘‘indemnitees’’) from and against all losses, liabilities and expenses (including the fees and expenses of in-house or one firm of outside counsel) of every nature whatsoever arising directly or indirectly out of or in connection with this Escrow Agreement or the Escrow Agent’s execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee. The

F-7

parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

SECTION 9.    Disputes.    If any dispute should arise with respect to the distribution or ownership or right of possession of all or any portion of the Escrow Fund (including, without limitation, any Contested Claim), or the duties of the Escrow Agent hereunder, or should any claim be made upon the Escrow Agent or the Escrow Fund by any third party, the Escrow Agent is authorized and shall be entitled (at its sole option and election) to retain in its possession, without liability to anyone, all or any part of the Escrow Fund in dispute until such dispute shall have been settled either by mutual agreement of Buyer and Sellers’ Representatives (evidenced by appropriate joint written instructions to the Escrow Agent signed by Buyer and Sellers’ Representatives) or by the final order, decree or judgment of a court of competent jurisdiction or arbitral panel, with respect to any arbitrated disputes, in the United States of America (the time for appeal having expired with no appeal having been taken) in a proceeding to which Buyer and Sellers are parties, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. In the event of any such dispute or disagreement, the Escrow Agent shall have the right, in addition to the rights described above and at the election of the Escrow Agent, to tender into the registry or custody of any court having jurisdiction, all funds and property held under this Escrow Agreement and the Escrow Agent shall have the right to take such other legal action as may be appropriate or necessary, in the sole discretion of the Escrow Agent.

SECTION 10.    Miscellaneous.

(a)    This Escrow Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of each of the other parties hereto. Any attempt to    violate this Section 10(a) shall be void.

(b)    This Escrow Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

(c)    This Escrow Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

(d)    This Escrow Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

(e)    This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(f)    No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control.

(Remainder of page left intentionally blank)

F-8

IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

BUYER:
UNION STREET ACQUISITION CORP.
By:
Name:
Its:
Taxpayer Identification Number:

SELLERS’ REPRESENTATIVES:
By:
David Kirwan
Taxpayer Identification Number:

By:
Thomas Cole
Taxpayer Identification Number:

ESCROW AGENT:
SUNTRUST BANK, as Escrow Agent
By:
Name:
Its:

F-9

SCHEDULE 1

Name and Address of Seller	Percentage Interest	Stock Consideration placed in Escrow
Goonbottled Entertainment, Inc.	43.36585%	[ ]
Thomas Cole	43.36585%	[ ]
Frank Gorman	2.88938%	[ ]
Ray Rosenbaum	5.77877%	[ ]
Andara Digital, Ltd.	4.60015%	[ ]

F-10

Annex G

FORM OF EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the ‘‘Agreement’’), is made as of this      day of                     , 2008, between                     (‘‘Executive’’) and Razor Business Strategy Consultants LLC (the ‘‘Company’’), a Texas Limited Liability Company.

WHEREAS, Executive has been serving as Co-President of the Company; and

WHEREAS, Union Street Acquisition Corp. (‘‘USAC’’), a Delaware corporation, has acquired the membership interests of the Company; and

WHEREAS, the Company will continue to operate as a wholly owned subsidiary of USAC; and

WHEREAS, effective upon USAC’s acquisition of the membership interests of the Company, the Company has requested Executive, and Executive has indicated his willingness, to continue to perform services for the Company as its Co-President, and the Company wishes to engage Executive to render such services; and

WHEREAS, the parties desire to set forth the terms and conditions under which Executive shall be employed and upon which the Company shall compensate Executive;

NOW THEREFORE, for good and adequate consideration, Executive and the Company hereby agree as follows:

1.    At-Will Employment.    The Executive is an employee at will. Either the Executive or the Company may terminate the Executive’s employment at any time for any reason, or with or without notice or cause, provided that each of the Executive and Company agree that a minimum notice of two weeks notice shall be provided before termination.

2.    Title; Capacity.    The Company will employ Executive, and Executive agrees to work for the Company, as its Co-President to perform the duties and responsibilities inherent in such position and such other duties and responsibilities as the Company shall from time to time assign to Executive. Executive shall report to USAC’s Chief Executive Officer or other individual designated by the Chief Executive Officer and shall be subject to the supervision of, and shall have such authority as is delegated by the USAC’s Chief Executive Officer or other individual designated by the Chief Executive Officer, which authority shall be sufficient to perform Executive’s duties hereunder. Executive agrees to comply with all Company policies in effect from time to time, and to comply with all laws, rules and regulations applicable to the Company. Executive further agrees to devote Executive’s best efforts to the business and in the performance of the foregoing services and shall faithfully and diligently carry out the duties assigned to Executive pursuant to this Agreement. Any additional occupation, board membership or service (‘‘Additional Service’’), regardless of whether paid or unpaid, carried on by the Executive outside Executive’s position for the Company requires the prior written approval of the Company. Such consent shall be granted so long as the Additional Service does not prevent the Executive from carrying out his duties under this Agreement and provided that Executive’s Additional Service is not in conflict with Executive’s primary responsibilities and obligations to the Company. During the Executive’s employment with the Company, the Executive shall also be a member of USAC’s Executive Committee.

3.    Compensation and Benefits.

3.1    Salary.    The Company shall pay Executive an annual base salary of $217,500, less applicable withholdings and taxes, which shall be payable in accordance with the Company’s customary payroll practices (the ‘‘Base Salary’’).

3.2    Fringe Benefits.    The Company shall make available to Executive benefits as are generally provided by the Company to its executive employees, if any, including, but not limited to, health care plans, life insurance plans, disability insurance, retirement plans, and all other benefit plans from time to time in effect, and Executive shall be entitled to participate in such plans according to their terms. These policies may be modified or terminated from time to time by the Company, but not retroactively. The written terms of the policies or plans shall govern any questions of eligibility, coverage or duration of coverage. Nothing herein contained shall be deemed to require the Company to adopt or maintain any particular plan or policy.

3.3    Paid Days Off.    Executive shall be entitled to paid days off during each calendar year consistent with the Company policies then in effect and as modified from time to time, but in no event fewer than twenty-five (25) days per year.

3.4    Reimbursement of Certain Expenses.    Executive shall be reimbursed for such reasonable and necessary business expenses incurred by Executive while Executive is employed by the Company, which are directly related to the furtherance of the Company’s business. Executive will be furnished with a corporate credit card for business expenses. The Executive must submit any request for reimbursement no later than ninety (90) days following the date that such business expense is incurred in accordance with the Company’s reimbursement policy regarding same and business expenses must be substantiated by appropriate receipts and documentation. The Company may request additional documentation or a further explanation to substantiate any business expense submitted for reimbursement, and retains the discretion to approve or deny a request for reimbursement. If a business expense reimbursement is not exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), any reimbursement in one calendar year shall not affect the amount that may be reimbursed in any other calendar year and a reimbursement (or right thereto) may not be exchanged or liquidated for another benefit or payment. Any business expense reimbursements subject to Section 409A of the Code shall be made no later than the end of the calendar year following the calendar year in which such business expense is incurred by the Executive.

4.    Effect of Termination.

4.1    General.    As an at-will employee, Executive’s employment may be terminated at any time for any reason or for no reason. Upon termination, unless otherwise specifically provided herein, Executive shall be eligible only to receive (i) the portion of Executive’s Base Salary as has accrued prior to such termination and has not yet been paid (ii) an amount equal to the value of Executive’s accrued and unused paid days off, and (iii) reimbursement for expenses properly incurred by Executive in accordance with Section 3.4 as of the termination date (collectively, the ‘‘Accrued Obligations’’). The Company will pay these amounts promptly after termination in accordance with applicable law.

4.2    Termination of Employment by Company Without Cause or by Executive With Good Reason.    In the event that the Company terminates the Executive’s employment other than for ‘‘cause’’ as defined in Section 4.3 or the Executive terminates employment for ‘‘Good Reason’’ as defined in Section 4.4 during the one-year period following the initial existence of one or more condition constituting Good Reason, the Company shall (1) pay to Executive the Executive’s Accrued Obligations, and (2) subject to the Executive executing a release in favor of the Company substantially in the form annexed hereto as Exhibit A (the ‘‘Release’’), (a) make additional payments to Executive equal to the Executive’s annual Base Salary for six (6) months according to the Company’s regular payroll schedule, and (b) subject to Executive making an effective election to continue coverage in accordance with Section 4980B of the Code (‘‘COBRA’’), continue Executive’s coverage under and its contributions towards Executive’s health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination, except as provided below, for a period of six (6) months from the last day of Executive’s employment (the ‘‘Additional Severance Payments’’); provided however, COBRA coverage hereunder will at all times be in accordance with and subject to the requirements of COBRA. If the Company is not able to provide Executive any portion of the benefit continuation coverage under the plans as set forth above, the Company shall pay Executive the economic equivalent of such coverage.

Notwithstanding the foregoing, subject to any overriding laws, the Company shall not be required to provide any health care, dental, disability or life insurance benefits otherwise receivable by Executive if Executive is actually covered or becomes covered by an equivalent benefit (at the same cost to Executive, if any) from another source. Further, the Base Salary continuation payments shall be reduced by any compensation received by Executive from subsequent employment during the six-month period. Any such benefits made available to Executive shall be reported to the Company If Executive is a ‘‘specified employee’’ under Section 409A(a)(2)(B)(i) of the Code, and to the extent required to avoid the imposition of taxes under Section 409A of the Code, the first installment of such Base Salary continuation in the amount of six (6) months’ Base Salary shall be payable on the first business day following the date that is six (6) months after the effective date of termination, and the remainder shall be payable in accordance with the Company’s regular payroll procedures thereafter. If Section 409A of the Code does not apply to such Base Salary continuation at the time of Executive’s termination of employment, such Base Salary continuation shall commence immediately after the date of the Release, provided that payment of such Base Salary continuation shall be completed no later than the last day of the second calendar year following the calendar year in which Executive’s termination of employment occurs.

4.3    Cause.    For the purposes of Section 4.2, ‘‘cause’’ for termination shall be deemed to exist upon the occurrence of any of the following:

(a)    a good faith finding by the Company that Executive has engaged in dishonesty, gross negligence or gross misconduct that is materially injurious to the Company which has not been cured by Executive within 30 days after he shall have received written notice from the Company stating with reasonable specificity the nature of such conduct;

(b)    Executive’s conviction or entry of nolo contendere to any felony or a crime involving moral turpitude, fraud or embezzlement of Company property; or

(c)    Executive’s material breach of his duties under this Agreement, which has not been cured by Executive within 30 days after he shall have received written notice from the Company stating with reasonable specificity the nature of such breach.

4.4    Good Reason.    For purposes of Section 4.2, ‘‘Good Reason’’ means the occurrence of one or more of the following conditions without Executive’s written consent:

(a)    a material reduction in Executive’s Base Salary;

(b)    a material, diminution in Executive’s authority, responsibilities or duties; or

(c)    the requirement that Executive relocate to a location 50 miles or more outside of the Executive’s principal location of employment.

Provided, however, that Executive shall have delivered reasonably detailed written notice to the Company of the existence of the condition within 90 days of the initial existence of the condition, upon receipt of which notice the Company shall have been provided 30 days to remedy such condition and shall have failed to do so.

4.5    Separation from Service.    Notwithstanding anything set forth in Sections 1 or 4 of this Agreement, a termination of employment shall be deemed not to have occurred until such time as Executive incurs a ‘‘separation from service’’ with the Company in accordance with Section 409A(a)(2)(A)(v) of the Code and the applicable provisions of Treasury Regulation Section 1.409A-3.

4.6    The covenants set forth in Section 5 shall survive the termination of Executive’s employment.

4.7    Notwithstanding the provisions of this Section 4, your employment with the Company remains at-will as set forth in Section 1.

5.    Nondisclosure and Noncompetition.

5.1    Proprietary Information.

(a)    Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, ‘‘Proprietary Information’’) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, designs, drawings, slogans, tests, logos, ideas, practices, projects, developments, plans, research data, financial data, personnel data, computer programs and codes, and customer and supplier lists. Executive will not disclose any Proprietary Information to others outside the Company except in the performance of Executive’s duties or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after Executive’s employment, unless and until such Proprietary Information has become public knowledge or generally known within the industry without fault by Executive, or unless otherwise required by law.

(b)    Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, electronic or other material containing Proprietary Information, whether created by Executive or others, which shall come into Executive’s custody or possession, shall be and are the exclusive property of the Company to be used by Executive only in the performance of Executive’s duties for the Company.

(c)    Executive agrees that Executive’s obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of the Company or its Affiliates (which is defined as all persons or entities directly or indirectly controlling, controlled by or under common control with, the Company), customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Executive in the course of the Company’s business.

5.2    Inventions

(a)    Disclosure.    Executive shall disclose promptly to an officer or to attorneys of the Company in writing any idea, invention, work of authorship, whether patentable or unpatentable, copyrightable or uncopyrightable, including, but not limited to, any computer program, software, command structure, code, documentation, compound, genetic or biological material, formula, manual, device, improvement, method, process, discovery, concept, algorithm, development, secret process, machine or contribution (any of the foregoing items hereinafter referred to as an ‘‘Invention’’) Executive may conceive, make, develop or work on, in whole or in part, solely or jointly with others. The disclosure required by this Section applies (a) during the period of Executive’s employment with the Company and for one year thereafter; (b) with respect to all Inventions whether or not they are conceived, made, developed or worked on by me during Executive’s regular hours of employment with the Company; (c) whether or not the Invention was made at the suggestion of the Company; (d) whether or not the Invention was reduced to drawings, written description, documentation, models or other tangible form; and (e) whether or not the Invention is related to the general line of business engaged in by the Company.

(b)    Assignment of Inventions to Company; Exemption of Certain Inventions. Executive hereby assigns to the Company without royalty or any other further consideration Executive’s entire right, title and interest in and to all Inventions which Executive conceives, makes, develops or works on during employment and for one year thereafter, except those Inventions that Executive develops entirely on Executive’s own time after the date of this Agreement without using the Company’s equipment, supplies, facilities or trade secret information unless those Inventions either (a) relate at the time of conception or reduction to practice of the Invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (b) result from any work performed by Executive for the Company.

(c)    Records.    Executive will make and maintain adequate and current written records of all Inventions. These records shall be and remain the property of the Company.

(d)    Patents.    Subject to Section 5.4, Executive will assist the Company in obtaining, maintaining and enforcing patents and other proprietary rights in connection with any Invention covered by Section 5.1. Executive further agrees that Executive’s obligations under this Section shall continue beyond the termination of Executive’s employment with the Company, but if he is called upon to render such assistance after the termination of such employment, he shall be entitled to a fair and reasonable rate of compensation for such assistance. Executive shall, in addition, be entitled to reimbursement of any expenses incurred at the request of the Company relating to such assistance.

5.3    Prior Contracts and Inventions; Information Belonging to Third Parties. Executive represents that there are no contracts to assign Inventions between any other person or entity and Executive. Executive further represents that (a) Executive is not obligated under any consulting, employment or other agreement which would affect the Company’s rights or Executive’s duties under this Agreement, (b) there is no action, investigation, or proceeding pending or threatened, or any basis therefore known to Executive involving Executive’s prior employment or any consultancy or the use of any information or techniques alleged to be proprietary to any former employer, and (c) the performance of Executive’s duties as an employee of the Company will not breach, or constitute a default under any agreement to which Executive is bound, including, without limitation, any agreement limiting the use or disclosure of proprietary information acquired in confidence prior to engagement by the Company. Executive will not, in connection with Executive’s employment by the Company, use or disclose to the Company any confidential, trade secret or other proprietary information of any previous employer or other person to which Executive is not lawfully entitled.

5.4    Noncompetition and Nonsolicitation.

(a)    During the Employment Period and for a period of twelve (12) months after the termination of Executive’s employment with the Company for any reason, Executive will not directly or indirectly, absent the Company’s prior written approval, render services of a business, professional or commercial nature to any other person or entity that are the same or are substantially similar to the services performed by the Company or its Affiliates, in the same geographical area where the Company or its Affiliates do business at the time this covenant is in effect (or where the Company or its Affiliates have made, as of the effective date of termination, active plans to do business), whether such services are for compensation or otherwise, whether alone or in conjunction with others, as an employee, as a partner, or as a shareholder (other than as the holder of not more than 1% of the combined voting power of the outstanding stock of a public company), officer or director of any corporation or other business entity, or as a trustee, fiduciary or in any other similar representative capacity. Notwithstanding the foregoing, the Executive is permitted to perform services for any division, department or branch of another entity that does not itself engage in whole or in part in the same or substantially the same services performed by the Company or its Affiliates as of the effective date of termination.

(b)    During the Employment Period and for a period of twelve (12) months after the termination of Executive’s employment for any reason, Executive will not, directly or indirectly, recruit, solicit or induce, or attempt to recruit, solicit or induce any employee or employees of the Company or its Affiliates to terminate their employment with, or otherwise cease their relationship with, the Company or its Affiliates.

(c)    During the Employment Period and for a period of twelve (12) months after termination of Executive’s employment for any reason, Executive will not, directly or indirectly, solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company or its Affiliates.

5.5    If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

5.6    The restrictions contained in this Section are necessary for the protection of the business and goodwill of the Company, and because of the Executive’s continued access to the Company’s Proprietary Information, and are considered by Executive to be reasonable for such purpose. Executive agrees that any breach of this Section will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief. The Company shall be entitled to recover its reasonable attorneys’ fees in the event it prevails in such an action.

6.    Entire Agreement.    This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter of this Agreement.

7.    Amendment.    This Agreement may be amended or modified only by a written instrument executed by both the Company and Executive.

8.    Governing Law.    This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Texas without regard to principles of conflicts of laws thereunder.

9.    Notices.    Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), or sent via facsimile (with receipt of confirmation of complete transmission) to the party at the party’s last known address or facsimile number or at such other address or facsimile number as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective three (3) business days after mailing in accordance with this Section.

10.    Successors and Assigns.

10.1    Assumption by Successors.    The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume in writing prior to such succession and to agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Successions by virtue of the sale of stock shall be governed by operation of law.

10.2    Successor Benefits.    This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of Executive are personal and shall not be assigned by Executive.

11.    Miscellaneous.

11.1    No Waiver.    No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

11.2    Jury Waiver.    Executive and the Company agree to waive trial by jury in connection with any action arising from or relating to this Agreement.

11.3    Severability.    In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

11.4    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(Continued on Next Page)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

DAVID KIRWAN
UNION STREET ACQUISITION CORPORATION
By:
Its:

Exhibit A

1.    Your Release of Claims.    You hereby agree and acknowledge that by signing this Agreement, and for other good and valuable consideration, you are waiving your right to assert any and all forms of legal claims against the Company1/ of any kind whatsoever, whether known or unknown, arising from the beginning of time through the date you execute this Agreement (the ‘‘Execution Date’’). Except as set forth below, your waiver and release herein is intended to bar any form of legal claim, complaint or any other form of action (jointly referred to as ‘‘Claims’’) against the Company seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages, or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) against the Company, for any alleged action, inaction or circumstance existing or arising through the Execution Date.

Without limiting the foregoing general waiver and release, you specifically waive and release the Company from any Claim arising from or related to your prior employment relationship with the Company or the termination thereof, including, without limitation:

**	Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Execution Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act and any similar Federal and state statute.

**	Claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the Execution Date) relating to wages or any other terms or conditions of employment.

**	Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

**	Any other Claim arising under state or federal law.

You acknowledge and agree that, but for providing this waiver and release, you would not be receiving the economic benefits being provided to you under the terms of this Agreement.

It is the Company’s desire and intent to make certain that you fully understand the provisions and effects of this Agreement. To that end, you have been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Agreement. Also, because you are over the age of 40 and consistent with the provisions of the Age Discrimination in Employment Act (‘‘ADEA’’) and the Older Workers Benefits Protection Act (‘‘OWBPA’’), which prohibit discrimination on the basis of age, Executive acknowledges that Executive has been allowed a period of at least twenty-one (21) days to consider the terms of this Agreement, and in the event Executive decides to execute this Agreement in fewer than twenty-one (21) days, Executive has done do with the express understanding that Executive has been given and declined the opportunity to consider it for a full twenty-one (21) days.

1/	For purposes of this Agreement, the Company includes the Company and any of its divisions, affiliates (which means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company), subsidiaries and all other related entities, and its and their directors, officers, employees, trustees, agents, successors and assigns.

You may rescind your assent to this Agreement, but only with respect to claims under the ADEA and OWBPA if, within seven (7) days after you sign this Agreement, you deliver by hand or send by mail (certified, return receipt and postmarked within such 7 day period) a notice of rescission to me at the Company. The eighth day following your signing of this Agreement is the Effective Date.

Also, consistent with the provisions of Federal and state discrimination laws, nothing in this release shall be deemed to prohibit you from challenging the validity of this release under such discrimination laws (the ‘‘Discrimination Laws’’) or from filing a charge or complaint of age or other employment related discrimination with the Equal Employment Opportunity Commission (‘‘EEOC’’) or state equivalent, or from participating in any investigation or proceeding conducted by the EEOC or state equivalent. Further, nothing in this release or Agreement shall be deemed to limit the Company’s right to seek immediate dismissal of such charge or complaint on the basis that your signing of this Agreement constitutes a full release of any individual rights under the Discrimination Laws, or to seek restitution to the extent permitted by law of the economic benefits provided to you under this Agreement in the event that you successfully challenge the validity of this release and prevail in any claim under the Discrimination Laws.

By:
Employee
Date signed:

Annex H

LOCK-UP AGREEMENT

, 2008

Union Street Acquisition Corp.
102 South Union Street
Alexandria, VA 22314

Re:    Lock-Up Agreement (the ‘‘Agreement’’)

Ladies and Gentlemen:

1.    The undersigned securityholder of Razor Business Strategy Consultants LLC, a Texas limited liability company (‘‘Razor’’), understands that Union Street Acquisition Corp., a Delaware corporation (‘‘USQ’’), Razor and the members of Razor (the ‘‘Sellers’’), have entered into a Membership Interest Purchase Agreement, dated as of February 26, 2008 (as the same may be amended and restated from time to time, the ‘‘Purchase Agreement’’), pursuant to which USQ will acquire 100% of the outstanding membership interests of Razor from the Sellers, and, in connection therewith, the Sellers will receive shares of common stock, $0.0001 par value per share, of USQ (the ‘‘USQ Common Stock’’). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.    In order to facilitate the transactions contemplated by the Purchase Agreement, the undersigned agrees to, neither directly nor indirectly, without your prior written consent, during the ‘‘Restricted Period’’ (as hereinafter defined):

(i) sell or offer or contract to sell or offer, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a ‘‘Transfer’’) any shares of USQ Common Stock, options or warrants to acquire shares of USQ Common Stock, or securities exchangeable or exercisable for or convertible into shares of USQ Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (the ‘‘Restricted Securities’’); or

(ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise.

As used herein, ‘‘Restricted Period’’ means the period commencing on the Closing Date (as defined in the Purchase Agreement) and ending two (2) years following the Closing Date.

3.    Notwithstanding the foregoing, the restrictions on Transfer set forth in this Agreement shall not apply to (i) transactions relating to shares of USQ Common Stock or other securities acquired in open market transactions after the Effective Date, or (ii) the following Transfers: (A) gifts to family members (or trusts for the direct or indirect benefit of family members); (B) charitable contributions of Restricted Shares made by the holder of such Restricted Shares; or (C) Transfers to ‘‘affiliates’’, limited partners, members or stockholders of the undersigned; provided that in the case of any Transfer pursuant to clause (A), (B) or (C), each transferee agrees in writing as a condition precedent to such Transfer to be bound by the terms hereof. The term ‘‘affiliate’’ shall have the meaning given such term in Rule 144 under the Securities Act of 1933, as amended.

4.    The undersigned also agrees and consents to the entry of stop transfer instructions with USQ’s transfer agent and registrar against the transfer of shares of USQ Common Stock or securities convertible into or exchangeable or exercisable for USQ Common Stock held by the undersigned except in compliance with the foregoing restrictions.

5.    It is understood that if the Purchase Agreement shall be terminated in accordance with the provisions thereof at any time prior to the Closing Date, this Agreement shall terminate.

H-1

6.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement may not be amended, modified, revoked or terminated in any respect without the written consent of the undersigned and USQ. This Agreement shall be binding upon the undersigned and the undersigned’s heirs, successors and assigns.

Very truly yours,

[Name]

H-2

Annex I

February 25, 2008

The Board of Directors
Union Street Acquisition Corp.
102 South Union Street
Alexandria, VA 22314

Gentlemen:

We have been advised that, pursuant to the February 25, 2008 draft of the Stock Purchase Agreement (the ‘‘SPA’’), between Union Street Acquisition Corp. (the ‘‘Company’’) and Argenbright, Inc. (the ‘‘Archway Stockholder’’), the Company will purchase 100% of the outstanding shares (the ‘‘Archway Transaction’’) of Archway Marketing Services, Inc. (‘‘Archway’’). We have been further advised that pursuant to the February 25, 2008 draft of the Membership Interest Purchase Agreement (the ‘‘MPA’’), between the Company, Razor Business Strategy Consultants LLC (‘‘Razor’’) and the members of Razor (the ‘‘Razor Members’’), the Company will purchase 100% of the outstanding membership interests (the ‘‘Razor Transaction’’) of Razor. In addition, we have been advised that consummation of each of the Archway Transaction and the Razor Transaction is subject to simultaneous completion. Hereinafter the Archway Transaction and the Razor Transaction are collectively referred to as the ‘‘Transaction’’.

Pursuant to the SPA, the Company will pay the Archway Stockholder $80.3 million in cash (the ‘‘Archway Consideration’’). In addition, pursuant to the MPA, the Company will pay the Razor Members $20.0 million in cash and will issue 1,315,789 shares of the Company’s common stock (the ‘‘Razor Consideration’’). The terms and conditions of the Archway Transaction and the Razor Transaction are more specifically set forth in the SPA and MPA, respectively.

Ladenburg understands that certain officers of the Company, including the CEO Clayton Perfall and the CFO Brian Burke, are also officers of Archway. Ladenburg further understands that Mr. Perfall, who is also a shareholder of Archway, has agreed to invest his after-tax proceeds of approximately $3.0 million in new shares of common stock to be issued by the Company valued at $8.00 per share, or 375,000 shares in the aggregate. Notwithstanding the foregoing, if mutually agreed between a special committee of the board of directors of the Company and Mr. Perfall, Mr. Perfall may fulfill some or all of this obligation by purchasing common shares of the Company in the market prior to closing. In such event, the $3.0 million worth of shares that Mr. Perfall is required to purchase shall be reduced dollar for dollar by the amount he spends on such market purchases.

We have been retained to render an opinion as to whether, on the date of such opinion, (i) the Archway Consideration and the Razor Consideration, independently and as a whole, is fair, from a financial point of view, to the Company’s stockholders, and (ii) the combined fair market value of Archway and Razor is at least equal to 80% of the Company’s trust account.

The Board of Directors
Union Street Acquisition Corp.
February 25, 2008

We have not been requested to opine as to, and our opinion does not in any manner address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for the Company, the decision of whether the Company should complete the Transaction, and other alternatives to the Transaction that might exist for the Company. The financial terms and other terms of the Transaction were determined pursuant to negotiations between the Company, the Archway Stockholder and the Razor Members and each of their respective financial advisors, and not pursuant to our recommendations.

In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:

•	Reviewed the SPA and the MPA.

•	Reviewed publicly available financial information and other data with respect to the Company that we deemed relevant, including the Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 and the Registration Statement on Form S-1 and amendments thereto.

•	Reviewed non-public information and other data with respect to Archway, including audited financial statements for the two years ended December 31, 2006, estimated financial statements for the year ended December 31, 2007 and financial projections for the three years ending December 31, 2010, and other internal financial information and management reports.

•	Reviewed non-public information and other data with respect to Razor and its subsidiary, Razor Digital, LLC, including audited financial statements for the two years ended December 31, 2006, estimated financial statements for the year ended December 31, 2007 and financial projections for the three years ending December 31, 2010, and other internal financial information and management reports.

•	Reviewed and analyzed the Transaction’s pro forma impact on the Company’s securities outstanding and stockholder ownership.

•	Considered the historical financial results and present financial condition of Archway and Razor.

•	Reviewed certain publicly available information concerning the trading of, and the trading market for the Company’s common stock and units.

•	Reviewed and analyzed the indicated value range of the Razor Consideration.

•	Reviewed and analyzed Archway’s and Razor’s projected unlevered free cash flows and prepared a discounted cash flow analysis.

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to Archway and Razor.

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target companies were deemed to have characteristics comparable to that of Archway and Razor.

•	Reviewed and compared the Company’s trust account to the indicated combined enterprise value range of Archway and Razor.

•	Reviewed and discussed with representatives of the Company and Archway management certain financial and operating information furnished by them, including financial projections and analyses with respect to Archway’s and Razor’s businesses and operations.

•	Performed such other analyses and examinations as were deemed appropriate.

The Board of Directors
Union Street Acquisition Corp.
February 25, 2008

In arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to us without assuming any responsibility for any independent verification of any such information and we have further relied upon the assurances of the Company and Archway management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, we assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which we could make our analysis and form an opinion. We have not evaluated the solvency or fair value of the Company, Archway or Razor under any foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. We have not made a physical inspection of the properties and facilities of Archway or Razor and have not made or obtained any evaluations or appraisals of either Archway’s or Razor’s assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities). In addition, we have not attempted to confirm whether Archway or Razor have good title to their respective assets.

We assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable foreign, federal and state statutes, rules and regulations. We assumed that the Transaction will be consummated substantially in accordance with the terms set forth in both the SPA and MPA, without any further amendments thereto, and without waiver by the Company of any of the conditions to any obligations, or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to the Company or its stockholders in any material respect.

Further, we assumed, pursuant to discussions with Company management, that the 80% test may be performed based on the combined fair market value of Archway and Razor.

Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of, February 25, 2008. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

Our opinion is for the use and benefit of the Board of Directors of the Company, or a committee thereof, in connection with its consideration of the Transaction and is not intended to be and does not constitute an opinion or recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction. We do not express any opinion as to the underlying valuation or future performance of the Company, Archway or Razor, or the price at which the Company’s, Archway’s or Razor’s securities might trade at any time in the future.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, (i) the Archway Consideration and the Razor Consideration, independently and as a whole, is fair, from a financial point of view, to the Company’s stockholders, and (ii) the combined fair market value of Archway and Razor is at least equal to 80% of the Company’s trust account.

In connection with our services, we have previously received a retainer and will receive the balance of our fee when we notify the Company that we are prepared to deliver the opinion. Our fee for providing the fairness opinion is not contingent on the completion of the Transaction. Ladenburg has not provided any other services to the Company, Archway or Razor in the past. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.

The Board of Directors
Union Street Acquisition Corp.
February 25, 2008

In the ordinary course of business, Ladenburg, certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company, any other party that may be involved in the Transaction and their respective affiliates.

Pursuant to our policies and procedures, this opinion was not required to be, and was not, approved or issued by a fairness committee. Further, our opinion does not express an opinion about the fairness of the amount or nature of the compensation, if any, to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the Company’s stockholders.

Our opinion is for the use and benefit of the Board of Directors of the Company, or a committee thereof, and is rendered in connection with its consideration of the Transaction and may not be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company at any time, in any manner or for any purpose, without our prior written consent, except that this opinion may be reproduced in full in, and references to the opinion and to us and our relationship with the Company may be included in filings made by the Company with the Securities and Exchange Commission, if required by the Securities and Exchange Commission rules, and in any proxy statement or similar disclosure document disseminated to stockholders if required by the Securities and Exchange Commission rules.

Very truly yours,

/s/ Ladenburg Thalmann & Co. Inc.

Ladenburg Thalmann & Co. Inc.

Annex J

UNION STREET ACQUISITION CORP.

2008 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Union Street Acquisition Corp. 2008 Employee, Director and Consultant Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Cause means dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $.0001 par value per share.

Company means Union Street Acquisition Corp., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1)    If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2)    If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3)    If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, ‘‘Participant’’ shall include ‘‘Participant’s Survivors’’ where the context requires.

Plan means this Union Street Acquisition Corp. 2008 Employee, Director and Consultant Stock Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan – an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a)    The number of Shares which may be issued from time to time pursuant to this Plan shall be one million five hundred (1,500,000) shares, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any future stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.

(b)    If an Option ceases to be ‘‘outstanding’’, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Stock Rights;

c.	Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 300,000 Shares be granted to any Participant in any fiscal year;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

e.	Make changes to any outstanding Stock Right, including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting schedule or extend the expiration date, provided that no such change shall impair the rights of a Participant under any grant previously made without such Participant’s consent;

f.	Buy out for a payment in cash or Shares, a Stock Right previously granted and/or cancel any such Stock Right and grant in substitution therefor other Stock Rights, covering the same or a different number of Shares and having an exercise price or purchase price per share which may be lower or higher than the exercise price or purchase price of the cancelled Stock Right, based on such terms and conditions as the Administrator shall establish and the Participant shall accept; and

g.	Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.
To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.    ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.    TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

a.	Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

i.	Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock unless the terms of such Option complies with the requirements of Section 409A of the Code or is granted to a consultant to whom Section 409A does not apply.

ii.	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

iii.	Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

iv.	Option Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

b.	ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

i.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) thereunder.

ii.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section424(d) of the Code:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

iii.	Term of Option: For Participants who own:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

iv.	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)	Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the General Corporation Law of the State of Delaware on the date of the grant of the Stock Grant;

(b)	Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)	Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code (and any successor provisions of the Code) and the regulations and other guidance issued thereunder (the ‘‘Requirements’’), to the extent applicable, and be operated in accordance with such Requirements so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above or (g) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes ‘‘reasonably promptly,’’ it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or ‘‘blue sky’’ laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) without the prior approval of the Employee if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a ‘‘modification’’ of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of any Option including, but not limited to, pursuant to Section 409A of the Code.

10.	ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in

United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above; or (e) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes ‘‘reasonably promptly,’’ it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or ‘‘blue sky’’ laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant, and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, pursuant to Section 409A of the Code.

11.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

12.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.	Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.	The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.	Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

e.	A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided however that for ISOs any leave of absence granted by the Administrator of greater than ninety days unless pursuant to a contract or statute that guarantees the right to reemployment shall cause such ISO to become a Non-Qualified Option.

f.	Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

b.	Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

(ii)	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

b.	A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

c.	The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

a.	In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii)	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

b.	If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company’s forfeiture or repurchase rights have not lapsed.

19.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for Cause:

a.	All Shares subject to any Stock Grant that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

b.	Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the Company’s right to repurchase all of such Participant’s Shares shall apply.

20.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.	EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the ‘‘1933 Act’’), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.	The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

‘‘The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.’’

b.	At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

a.    Stock Dividends and Stock Splits.    If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

b.    Corporate Transactions.    If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a ‘‘Corporate Transaction’’), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the ‘‘Successor Board’’), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of

Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or (iii) terminate such Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate such Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company forfeiture or repurchase rights with respect to outstanding Stock Grants.

c.    Recapitalization or Reorganization.    In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

d.    Adjustments to Stock-Based Awards.    Upon the happening of any of the events described in Subparagraphs a, b or c above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect if any, of a Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

e.    Modification of Options.    Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph a, b or c above with respect to Options shall be made only after the Administrator determines whether such adjustments would constitute a ‘‘modification’’ of any ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such ‘‘modification’’ on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6b(iv).

25.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (‘‘F.I.C.A.’’) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.	TERMINATION OF THE PLAN.

The Plan will terminate on February 24, 2018, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

32.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of Delaware.

UNION STREET ACQUISITION CORP.
THIS PROXY IS BEING SOLICITED BY UNION STREET ACQUISITION CORP.’S
BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [    ], 2008, in connection with the Special Meeting to be held at 10:00 a.m. on [    ], 2008 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York, and hereby appoints A. Clayton Perfall and Brian H. Burke, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Union Street Acquisition Corp. registered in the name provided herein, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ACQUISITIONS OF ARCHWAY AND RAZOR, THE APPROVAL OF THE UNION STREET 2008 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN AND THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, and 3.

1.    Proposal to approve both of (i) the Stock Purchase Agreement, dated as of February 26, 2008, by and among Union Street Acquisition Corp. (‘‘Union Street’’), Argenbright, Inc., a Georgia corporation (‘‘Argenbright’’) and Archway Marketing Services, Inc., a Delaware corporation (‘‘Archway’’) pursuant to which Union Street will purchase from Argenbright all of the issued and outstanding shares of capital stock of Archway (the ‘‘Archway Acquisition’’) and (ii) the Membership Interest Purchase Agreement, dated as of February 26, 2008, by and among Union Street, Razor Business Strategy Consultants LLC, a Texas limited liability company (‘‘Razor’’) and the members of Razor (the ‘‘Sellers’’) pursuant to which Union Street will purchase from the Sellers 100% of the membership interests in Razor (the ‘‘Razor Acquisition’’) (the Archway Acquisition and the Razor Acquisition are collectively referred to as the ‘‘Acquisitions’’).

   FOR           AGAINST           ABSTAIN

Only if you voted ‘‘AGAINST’’ Proposal Number 1 and you hold shares of Union Street common stock issued in the Union Street initial public offering, you may exercise your conversion rights and demand that Union Street convert your shares of common stock onto a pro rata portion of the trust account by marking the ‘‘Exercise Conversion Rights’’ box below. If you exercise your conversion rights, then you will be exchanging your shares of Union Street common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the Acquisitions are completed and you continue to hold these shares through the effective time of the Acquisitions and the tender of your stock certificate to the combined companies. To exercise your conversion rights check the following box. Failure to (a) vote against the Acquisitions, (b) check the following box, (c) submit this proxy in a timely manner, or (d) deliver your stock certificate to Union Street’s transfer agent within the prescribed time will result in the loss of your conversion rights.

I HEREBY EXERCISE MY CONVERSION RIGHTS

2.    Proposal to approve the adoption of the Union Street 2008 Employee, Director and Consultant Stock Plan (the ‘‘Plan’’), pursuant to which Union Street will reserve up to 1,500,000 shares of common stock for issuance pursuant to the Plan. This Proposal is conditioned upon the approval of Proposal Number 1.

   FOR           AGAINST           ABSTAIN

3.    Proposal to approve an amendment to Union Street’s amended and restated certificate of incorporation to (i) change Union Street’s name from ‘‘Union Street Acquisition Corp.’’ to ‘‘[                ]’’ and (ii) remove of Article Five entirety from Union Street’s certificate of incorporation. This Proposal is conditioned upon the approval of Proposal Number 1.

   FOR           AGAINST           ABSTAIN

UNION STREET ACQUISITION CORP.
Special Meeting of Stockholders
                , 2008

Please date, sign and mail your proxy card as soon as possible.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

NOTE: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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